SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☒    Soliciting Material Pursuant to Section 240.14a-12

KNOLOGY, INC.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

OFFERING CIRCULAR AND SOLICITATION STATEMENT

Knology, Inc.
Knology Broadband, Inc.

Offer to Exchange

$444.1 million of 11 7/8% Senior Discount Notes due 2007 of
Knology Broadband, Inc.
for

$193.5 million of 12% Senior Notes due 2009 of Knology, Inc.,

Approximately 10,618,339 shares of Series D Preferred Stock of Knology, Inc.

and

Approximately 21,696,794 shares of Series E Preferred Stock of Knology, Inc.

Knology, Inc. (“Knology”) and Knology Broadband, Inc. (formerly Knology Holdings, Inc.) (“Broadband”) have proposed a financial restructuring through a recapitalization plan (the “Recapitalization Plan”), which is described in this Offering Circular and Solicitation Statement (this “Offering Circular”). The Recapitalization Plan consists of the Exchange Offer (as defined) and the Consent Solicitation (as defined). As an alternative to the Recapitalization Plan for achieving Knology’s and Broadband’s financial restructuring goals, Knology and Broadband are also soliciting acceptances of a prepackaged plan of reorganization (the “Prepackaged Plan”) of Broadband under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), which is also described in this Offering Circular. The Recapitalization Plan and the Prepackaged Plan are collectively referred to as the “Restructuring.”

For a description of the consideration being offered to each holder of the 11 7/8% Senior Discount Notes of Broadband (the “Old Notes”), see “The Recapitalization Plan” on page 47. For a description of the Prepackaged Plan, see “The Prepackaged Plan” on page 60.

THE EXCHANGE OFFER AND CONSENT SOLICITATION AND THE SOLICITATION PERIOD FOR ACCEPTANCE OF THE PREPACKAGED PLAN WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, AUGUST 22, 2002, UNLESS EXTENDED.

See “Risk Factors,” beginning on page 19, for a discussion of certain factors that should be considered in determining whether to tender and consent under the Exchange Offer and Consent Solicitation and to vote in favor of acceptance of the Prepackaged Plan.

The New Notes (as defined) and the New Preferred Stock (as defined) offered in the Restructuring have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Neither the New Notes nor the New Preferred Stock may be offered or sold (1) within the United States or to a U.S. person except to (a) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, (b) “accredited investors,” as defined in Rule 501(a) under the Securities Act, or (c) up to 35 investors who are not accredited and (2) to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. You are hereby notified that sellers of New Notes and New Preferred Stock may be relying on an exemption from the provisions of Section 5 of the Securities Act.

The Dealer Manager for the Exchange Offer and the Consent Solicitation is:
The date of this Offering Circular is July 25, 2002

Recapitalization Plan

The holders of the Old Notes will be offered in exchange for their $444.1 million aggregate principal amount at maturity of Old Notes (the “Exchange Offer”) an aggregate of $193.5 million in principal amount of 12% Senior Notes due 2009 of Knology (the “New Notes”), an aggregate of approximately 10,618,339 shares of Series D preferred stock of Knology (“Series D Preferred Stock”) and approximately 21,696,794 shares of Series E preferred stock of Knology (“Series E Preferred Stock” and, together with the Series D Preferred Stock, the “New Preferred Stock”), collectively representing approximately 19.3% of the outstanding shares of Knology common stock, on an as-converted bases, after giving effect to the Restructuring, all on the terms described in this Offering Circular. See “The Recapitalization Plan” on page 47, “Description of Indebtedness—Description of New Notes” on page 174 and “Description of Capital Stock” on page 221.

Specifically, each holder of Old Notes, other than SCANA Communications Holdings, Inc. (“SCANA”), The Burton Partnership, Limited Partnership (“Burton LP”), The Burton Partnership (QP), Limited Partnership (“Burton QP” and, together with Burton LP, the “Burton Partnerships”), and Valley Telephone Co., Inc. (“Valley”), is offered in exchange for each $1,000.00 principal amount at maturity of Old Notes $586.5498 in principal amount of New Notes and, subject to possible adjustment (as described on page 47), 33.1789 shares of Series D Preferred Stock. The holders of Old Notes other than SCANA, the Burton Partnerships and Valley are referred to as the “Non-Affiliated Holders.”

SCANA is offered in exchange for each $1,000.00 in principal amount at maturity of Old Notes held by it an amount of New Notes and Series E Preferred Stock computed as follows: (1) in respect of the first $115.1 million in principal amount at maturity of Old Notes held by SCANA or its affiliates, $356.6641 in principal amount of New Notes and, subject to possible adjustment (as described on page 47), 187.6864 shares of Series E Preferred Stock and (2) in respect of Old Notes held by SCANA and its affiliates in excess of $115.1 million in principal amount at maturity, $586.5498 in principal amount of New Notes and, subject to possible adjustment, 33.1789 shares of Series E Preferred Stock. Based on the $118.1 million in principal amount at maturity of Old Notes held by SCANA on the date of this Offering Circular and assuming no change in such holdings prior to completion of the Restructuring, each $1,000.00 in principal amount at maturity of Old Notes held by SCANA would be exchanged for $362.5052 in principal amount of New Notes and, subject to possible adjustment, 183.7606 shares of Series E Preferred Stock. Each Burton Partnership is offered in exchange for each $1,000.00 principal amount at maturity of Old Notes held by it $356.6641 in principal amount of New Notes and, subject to possible adjustment, 187.6864 shares of Series D Preferred Stock. Old Notes of approximately $64.2 million in principal amount at maturity held by Valley will be surrendered to Broadband in exchange for a Limited Broadband/CoBank Guaranty (as defined).

In connection with the Exchange Offer, Broadband is soliciting (the “Consent Solicitation”) the consent (collectively, the “Consents”) of each holder of Old Notes to (1) the adoption of certain amendments (the “Proposed Amendments”) to the indenture under which the Old Notes were issued (the “Old Indenture”) to eliminate substantially all of the restrictive covenants and modify or eliminate certain events of default contained in the Old Indenture and (2) the waiver (collectively, the “Waivers”) of any defaults and events of default under the Old Indenture caused by the Recapitalization Plan or provisions of the Old Indenture that would be deleted or amended pursuant to the Proposed Amendments. The Proposed Amendments and Waivers will be effected by a supplemental indenture to the Old Indenture (the “Supplemental Indenture”). The Supplemental Indenture will be executed promptly after the receipt of Consents from holders of a majority in aggregate principal amount at maturity of the Old Notes held by holders that are not “affiliates” of Broadband within the meaning of the Old Indenture (the “Requisite Consents”), the date of such execution being referred to as the “Consent Date,” but will not become operative unless and until the date of the completion of the Recapitalization Plan. See “The Recapitalization Plan—Terms of the Exchange Offer and Consent Solicitation” on page 47 and “The Recapitalization Plan—Proposed Amendments and Waivers” on page 56.

The completion of the Recapitalization Plan is conditioned upon Knology’s receipt of tenders from 100% of the outstanding principal amount at maturity of the Old Notes held by holders of the Old Notes, other than Valley, that are “accredited investors,” “qualified institutional buyers” (“QIBs”) or persons other than “U.S. Persons” (“non-U.S. Persons”), in each case as such terms are defined under the Securities Act (the “Minimum Tender Condition”). Certain Non-Affiliated Holders, SCANA, the Burton Partnerships, and Valley, collectively holding in the aggregate approximately 79.4% principal amount at maturity of the outstanding Old Notes, have agreed to tender their Old Notes in the Exchange Offer and to consent to the Proposed Amendments and Waivers pursuant to a Lockup Agreement, a copy of which is attached to this Offering Circular as Exhibit H (the “Lockup Agreement”), entered into by such holders with Knology and Broadband. Knology can waive the Minimum Tender Condition only with the approval of a special committee of Knology’s board of directors, Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of the Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, and SCANA. See “The Restructuring—Lockup Agreement” on page 45.

The Prepackaged Plan

Knology and Broadband are also soliciting acceptances of the Prepackaged Plan as an alternative to the Recapitalization Plan for achieving Knology’s and Broadband’s financial restructuring goals. Under the Prepackaged Plan, holders of the Old Notes will receive, in the aggregate, the same combination of New Notes and New Preferred Stock described above as they would receive under the Recapitalization Plan, or in the case of Valley, in exchange for its Old Notes, a Limited Broadband/CoBank Guaranty (as defined). See “The Prepackaged Plan—Means for Implementing the Prepackaged Plan—Limited Broadband/CoBank Guaranty” on page 76 and “The Prepackaged Plan—Classifications Under the Prepackaged Plan—Class 5-Valley Old Note Claims” on page 68. In addition, under the Prepackaged Plan, Wachovia Bank, National Association (“Wachovia”) will receive, in exchange for a secured guaranty issued by Broadband of indebtedness of its subsidiaries to Wachovia, an amended and restated Wachovia guaranty and amended and restated Wachovia security documents. See “The Prepackaged Plan—Classifications Under the Prepackaged Plan—Class 6-Wachovia Guaranty Claims” on page 68. Finally, under the Prepackaged Plan, Knology will receive, in exchange for cancellation and termination of intercompany secured and unsecured indebtedness owed by Broadband to Knology, a Limited Broadband/CoBank Guaranty. See “The Prepackaged Plan—Classifications Under the Prepackaged Plan—Class 9-Intercompany Claims” on page 69. Upon the expiration of the Exchange Offer, if the Minimum Tender Condition is not satisfied or waived or Knology is otherwise not able to complete the Recapitalization Plan, but the required acceptances have been received to confirm the Prepackaged Plan, Knology and Broadband will use such acceptances to seek confirmation of the Prepackaged Plan under Chapter 11 of the Bankruptcy Code. See “The Prepackaged Plan—Vote Required for Class Acceptance of the Prepackaged Plan” on page 64.

To obtain approval of the Prepackaged Plan by the bankruptcy court on a consensual basis, Knology and Broadband must receive acceptances from at least two-thirds in amount and over one-half in number of holders of each class of impaired Claims (as defined) that vote on the Prepackaged Plan. Knology, Valley, SCANA, the Burton Partnerships, Wachovia and the Non-Affiliated Holders each constitute a separate class of impaired Claims for purposes of voting to accept the Prepackaged Plan. Knology, SCANA, the Burton Partnerships, Valley, Wachovia and certain Non-Affiliated Holders have agreed to vote in favor of acceptance of the Prepackaged Plan pursuant to the Lockup Agreement. See “The Restructuring—Lockup Agreement” on page 45.

The Charter Amendment, Stockholders Agreement Amendment, Private Placement  and Credit Facilities

The following actions must be taken concurrently with, and are conditioned upon, the completion of the Restructuring. The completion of the Restructuring is also conditioned upon the completion of the following actions:

•	The Amended and Restated Certificate of Incorporation of Knology, as amended, will be further amended (the “Charter Amendment”) to:

—increase the authorized number of shares of capital stock that Knology is authorized to issue;

—authorize the New Preferred Stock;

—authorize a new class of non-voting common stock into which the Series E Preferred Stock may be converted;

—amend the terms of Knology’s existing Series A preferred stock (“Series A Preferred Stock”), Series B preferred stock (“Series B Preferred Stock”) and Series C preferred stock (“Series C Preferred Stock,” and collectively with the Series A Preferred Stock and Series B Preferred Stock, the “Existing Preferred Stock”);

—change the definition of a “Qualified Public Offering”; and

—amend the terms of the management equity participation provisions to provide that up to 12% of the outstanding common stock on an as-converted basis as of the date of the completion of the Restructuring be reserved for management options. See “Charter Amendment” on page 98.

•
The existing Stockholders Agreement, dated as of February 7, 2000, as amended as of January 12, 2001, by and among Knology and certain of its stockholders (the “Stockholders Agreement”), will be amended in certain respects as described herein (the “Stockholders Agreement Amendment”). See “Stockholders Agreement Amendment” on page 99.

•
Certain existing Knology stockholders will contribute approximately $39.0 million in cash (the “Private Placement”) in exchange for 13 million shares of Series C Preferred Stock (the “Private Placement Shares”), representing approximately 7.8% of the outstanding shares of Knology’s common stock, on an as-converted basis, after giving effect to the Restructuring. See “The Private Placement” on page 98.

•
Wachovia will amend and restate the existing $22.75 million senior secured credit facility (under which the principal sum of $15,464,750 is outstanding and under which no further sums may be borrowed) by and among Wachovia, as lender, Broadband, as guarantor, and the subsidiaries of Broadband, as borrowers (the “Existing Wachovia Facility”) on substantially the terms described herein (the “Amended and Restated Wachovia Facility”). See “Credit Facilities—Wachovia Credit Facility” on page 100.

•
CoBank will amend the existing $40.0 million 10-year senior secured credit facility by and among Globe Telecommunications, Inc. (“Globe Telecommunications”), Interstate Telephone Company (“Interstate Telephone”) and Valley, as borrowers, and CoBank, ACB (“CoBank” and, collectively with Wachovia, the “Banks”), as lender (the “Existing CoBank Facility”), on substantially the terms described herein, and Broadband will issue to CoBank the Limited Broadband/CoBank Guaranty (the “Amended CoBank Facility”). The amendments to the Existing CoBank Facility will allow the borrowers under that facility to pay dividends to Knology, which will provide additional capital to help fund Knology’s and Broadband’s operations. See “Credit Facilities—CoBank Credit Facility” on page 102.

•
Knology will cancel all indebtedness and obligations owed by Broadband to Knology under the Intercompany Loan Facility (as defined) and the Unsecured Note (as defined) in exchange for the Limited Broadband/CoBank Guaranty.

v

Page
Exhibit A	Knology Broadband, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001	A-1
Exhibit B	Knology Broadband, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2002	B-1
Exhibit C	Stockholders Agreement, dated as of February 7, 2000; Amendment No. 1 to Stockholders Agreement, dated as of January 12, 2001; Proposed Stockholders Agreement Amendment	C-1
Exhibit D	Stockholder Joinder Agreement	D-1
Exhibit E	Form of Supplemental Indenture	E-1
Exhibit F	Knology Broadband, Inc.’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code	F-1
Exhibit G	Form of Charter Amendment	G-1
Exhibit H	Lockup Agreement	H-1
Exhibit I	Form of Registration Rights Agreement	I-1

You should rely only on the information contained in this document or to which we have referred you. Knology and Broadband have not authorized anyone to provide you with information that is different. This Offering Circular may only be used where it is legal to sell these securities. The information in this Offering Circular may only be accurate on the date of this document.

IMPORTANT—PLEASE READ

This Offering Circular is submitted to holders of Old Notes and to Wachovia and Knology for informational use solely in connection with their consideration of the Restructuring. The use of this Offering Circular for any other purpose is not authorized. This Offering Circular may not be copied or reproduced in whole or in part nor may it be distributed or any of its contents disclosed to anyone other than the persons to whom it is submitted.

Although this Offering Circular may be submitted to holders of Old Notes that are non-accredited investors, Knology will only accept tenders of Old Notes in the Exchange Offer from up to 35 such non-accredited investors. Knology also reserves the right not to accept tenders of Old Notes from any non-accredited investor, in its sole discretion. If Knology accepts tenders of Old Notes in the Exchange Offer from non-accredited investors, Knology will accept tenders from the 35 non-accredited investors holding, in aggregate principal amount, the largest amount of Old Notes. All holders of Old Notes are entitled to vote on the Consent Solicitation and to vote on the Prepackaged Plan.

This Offering Circular does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this Offering Circular nor any sale made hereunder of the securities described in this Offering Circular shall under any circumstances imply that the information herein is correct as of any date subsequent to the date hereof.

Neither the New Notes nor the New Preferred Stock to be issued pursuant to the Restructuring have been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or by any state securities commission or similar public, governmental or regulatory authority, and neither the SEC nor any such authority has passed upon the accuracy or adequacy of the information contained in this Offering Circular or upon the merits of the Restructuring. Any representation to the contrary is a criminal offense.

The securities offered in this Offering Circular have not been registered under the Securities Act or any state securities laws. Any offer or sale of certain securities may require such a registration, unless offered or sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any certificate representing a security issued in the Exchange Offer will contain a legend to such effect, as well as any legend required by any applicable state securities laws. The Exchange Offer and the solicitation of acceptances of the Prepackaged Plan are being made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities which does not involve a public offering. Accordingly, each holder of Old Notes, in making its decision to tender its Old Notes in the Exchange Offer, will be deemed to have made, and will make in the Letter of Transmittal, certain acknowledgments, representations and agreements relating to (a) such holder’s status as a qualified institutional buyer, accredited investor or non-U.S. Person, if applicable, and (b) transfer restrictions on the New Notes and New Preferred Stock issued in the Exchange Offer. These acknowledgments, representations and agreements are set forth in this Offering Circular under the caption “Notice to Tendering Holders” on page 245. You should be aware that, in the event that Knology and Broadband complete the Restructuring through the Recapitalization Plan, including the Exchange Offer, you may be required to bear the financial risks of your investment for an indefinite period of time. Any issuance of the New Notes or New Preferred Stock under the Prepackaged Plan will be made pursuant to Section 1145 of the Bankruptcy Code and, Knology anticipates, will not be restricted as to transfer.

If you are not an “accredited investor,” as defined in Regulation D promulgated under Section 4(2) of the Securities Act, you may be required to certify that you, either alone or with your appointed “purchaser representative,” as such term is defined in Rule 501 under the Securities Act, have such knowledge and experience in financial and business mattes to evaluate the merits and risks of the Restructuring.

No representation is made to any direct or indirect holder of Old Notes regarding the legality of an investment in the securities offered in this Offering Circular by such holder under any applicable legal investment or similar laws or regulations. The contents of this Offering Circular are not to be construed as legal, business or tax advice. Each direct and indirect holder of Old Notes should consult their own attorney, business and tax advisor as to legal, business and tax advice.

In making an investment decision regarding the New Notes or New Preferred Stock being offered in exchange for Old Notes under the Recapitalization Plan and in making a decision to vote on acceptance of the Prepackaged Plan, direct and indirect holders of Old Notes and Wachovia and Knology must rely on their own examination of Knology and Broadband and their affiliates and the terms of the Recapitalization Plan and the Prepackaged Plan, including, without limitation, the merits and risks involved, as described in this Offering Circular.

Each holder that tenders its Old Notes in the Exchange Offer will be deemed to acknowledge and agree that no person has been authorized to give any information or to make any representation concerning Knology or Broadband, their affiliates or the securities offered hereby other than as made by Knology or Broadband in this Offering Circular and, if given or made, any other such information or representation will not be, and is not being, relied upon as having been authorized by Knology or Broadband or any agent acting on their behalf.

Holders of Old Notes are hereby offered the opportunity, prior to tendering their Old Notes in the Exchange Offer and prior to voting in favor of the Prepackaged Plan, to ask questions and receive answers concerning the terms and conditions of the Recapitalization Plan and the Prepackaged Plan and to obtain from Knology and Broadband additional information.

The information contained in this Offering Circular has been furnished by Knology and Broadband and other sources believed by Knology and Broadband to be reliable. No representation or warranty, express or implied, is made by the Dealer Manager, Exchange Agent, Information Agent or Voting Agent as to the accuracy or completeness of any of the information set forth this Offering Circular, and nothing contained in this Offering Circular is or shall be relied upon as a promise or representation, whether as to the past or the future. This Offering Circular contains summaries, believed by Knology and Broadband to be accurate, of certain terms of certain documents, but reference is made to the actual documents, copies of which will be made available upon request, for the complete information contained therein. All such summaries are qualified in their entirety by this reference.

INDEX OF DEFINED TERMS
1992 Cable Act	147
Accrued OID	237
Acquired Assets	192
Acquired Indebtedness	192
Affiliate	192
Agent’s Message	51
Allowed Claim	65
Allowed Interest	65
Amended and Restated Wachovia Facility	iv
Amended CoBank Facility	iv
Asset Acquisition	192
Asset Sale	193
ATM	125
ATOP	7
Average Life	193
Bankruptcy Code	i
Banks	iv
Basic Service Tier	148
Beneficial Owner	95
Best Interests Test	74
Board of Directors	193
Broadband	i
Burton LP	ii
Burton Partnerships	ii
Burton QP	ii
Capital Stock	193
Capitalized Lease	193
Capitalized Lease Obligations	193
Change of Control	193
Charter Amendment	iv
CoBank	iv
COD	27
Code	236
Commission	viii
Common Shares	194
Consent Date	ii
Consent Solicitation	ii
Consents	ii
Consolidated Net Worth	194
Control	197
Credit Facilities	194
CSFB	58
Currency Agreement	194
DBS	151
Dealer Manager Agreement	58
Default	194
Deposit Period	190
Depositor	54
Discount Obligation	238
DRD	239
DSL	156
DTC	7
Eligible Institution	51
Events of Default	187
Excess Proceeds	184
Excess Revenues	185
Exchange Act	55
Exchange Notes	233
Exchange Offer	ii
Exchange Offer Registration Statement	233
Existing CoBank Facility	iv
Existing Indebtedness	194
Existing Preferred Stock	iv
Existing Stockholders	194
Existing Wachovia Facility	iv
Fair Market Value	194
FASB	120
Feasibility Test	71
GAAP	195
Global Notes	227
Globe Telecommunications	iv
Guarantee	195
Guaranteed Indebtedness	182
Guidelines	90
Houlihan Lokey	13
Hybrid Devices	150
Incur	195
Indebtedness	195
Informal Noteholders’ Committee	13
Integrated Devices	150
Intercompany Loan Facility	103
Interest Payment Date	175
Interest Rate Agreement	196
Interstate Telephone	iv
Investment	196
ITC Holding	2
ITC Telecom	2
Joinder Agreement	16
Knology	i
Knoxville	185
Lien	196
Limited Broadband/CoBank Guaranty	103
Lockup Agreement	iii
MAG Plan	155
Master Ballots	92
MDU	151
Medallion Signature Guarantor	51
Minimum Tender Condition	iii
Multiple Tenant Environments	151
Multi-Cast	149
Must Carry	149
NASD	51

x

Net Cash Proceeds	196
New Indenture	12
New Indenture Trustee	49
New Notes	ii
New Notes Issue Date	197
New Preferred Stock	ii
Nominees	92
Non-Affiliated Holders	ii
Non-Tendering U.S. Holders	239
Non-U.S. Holder	236
Non-U.S. Person	iii
NYSE	52
Offer to Purchase	197
Offering Circular	i
OID	237
Old Indenture	ii
Old Indenture Trustee	4
Old Notes	i
Participant	227
Participating Broker-Dealers	233
Payment Date	197
PEG	150
Permitted Exchange Note Distribution	102
Permitted Investment	198
Permitted Liens	198
Person	200
PIK Note	175
PIK Period	175
Preferred Shares	200
Prepackaged Plan	i
Primary Video	149
Private Placement	iv
Private Placement Shares	iv
Pro Forma Financial Data	110
Proposed Amendments	ii
Purchaser Representative	245
QIBs	iii
Recapitalization Plan	i
Record Holder	91
Redeemable Stock	200
Registered Exchange Offer	233
Registration Default	175
Registration Rights Agreement	233
Reissued New Notes	238
Reorganization Case	60
Requisite Consents	ii
Restricted Payments	179
Retransmission Consent	149
SCANA	ii
Securities Act	i
Series A Preferred Stock	iv
Series B Preferred Stock	iv
Series C Preferred Stock	iv
Series D Preferred Stock	ii
Series D Preferred Stock Certificate	227
Series E Preferred Stock	i
Significant Subsidiary	200
Solicitation Expiration Date	10
Specified Date	200
Stated Maturity	200
Stockholders Agreement	iv
Stockholders Agreement Amendment	iv
Subordination Agreement	103
Subsidiary	200
Subsidiary Guarantee	182
Subsidiary Transfers	181
Supplemental Indenture	ii
Surviving Person	189
Telephone Operations Group	119
Temporary Cash Investment	200
Tender Expiration Date	6
TOG Entities	102
Trade Payables	201
Transaction Date	201
Transfer Agent	227
U.S. Holder	236
Unsecured Note	104
USF	155
Valley	ii
Voting Record Date	91
Voting Stock	201
Wachovia	iii
Waivers	ii
Wholly Owned	201

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Offering Circular (including the information incorporated herein by reference) may constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Knology’s and Broadband’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. When used in this Offering Circular or in documents incorporated by reference in this Offering Circular, the words “believe,” “anticipate,” “estimate,” “project,” “intend,” “expect,” “may,” “will,” “plan,” “should,” “would,” “contemplate,” “possible,” “attempts,” “seeks,” “point” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived using numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause Knology’s and Broadband’s actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	Knology’s and Broadband’s anticipated capital expenditures;

•	Knology’s and Broadband’s anticipated sources of capital;

•	plans to develop future networks and upgrade facilities;

•	the market opportunity presented by markets Knology and Broadband have targeted;

•	future business developments;

•	the current and future markets for Knology’s and Broadband’s services and products;

•	the effects of regulatory reform on Knology’s and Broadband’s businesses;

•	competitive and technological developments;

•	possible acquisitions and alliances; and

•	projected revenues, liquidity, interest costs and income.

Other factors and assumptions not identified above also were involved in the derivation of the forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to Knology and Broadband are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this Offering Circular. Knology and Broadband assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SUMMARY

This summary does not contain all the information that may be important to you. You should read this entire Offering Circular, including the Exhibits and the other documents we refer you to in this Offering Circular, before determining to tender and consent under the Exchange Offer and Consent Solicitation and before voting to accept the Prepackaged Plan.

•	“Knology” refers to Knology, Inc., a Delaware corporation, and, where the context requires, its subsidiaries, including Broadband and its subsidiaries.

•
“Broadband” refers to Knology Broadband, Inc. (formerly Knology Holdings, Inc.), a Delaware corporation and a wholly owned subsidiary of Valley (which is a wholly owned subsidiary of Knology) and, where the context requires, its subsidiaries.

General

Knology, through Broadband and its other subsidiaries, is a facilities-based provider of bundled broadband communications services to residential and small business customers in the southeastern United States. By “facilities-based,” Knology means that it owns and operates its own local networks. Knology’s current service offerings include local and long-distance telephone, cable television and high-speed Internet access, which is referred to as video, voice and data throughout this Offering Circular. Knology and Broadband deliver their services through interactive broadband networks and believe that their capability to deliver multiple services to any given customer provide Knology and Broadband with a competitive advantage. The strategy of Knology and Broadband is to become the leading single-source provider of video, voice and data services to residential and small business customers in each of their markets by offering individual and bundled service options over their integrated networks, which include “last-mile” connectivity. Knology and Broadband believe that they are one of the first facilities-based providers of bundled video, voice and data services to focus on the residential and small business markets in the United States and that they are the first provider of these bundled services in their existing markets. Knology and Broadband have been operating advanced broadband networks and offering bundled services for two years and five years, respectively. For the year ended December 31, 2001, Knology generated consolidated revenues of $106.2 million and a net loss of $90.4 million. For the three months ended March 31, 2002, Knology generated consolidated revenues of $32.0 million and a net loss of $27.9 million. For the year ended December 31, 2001, Broadband generated revenues of $81.5 million and a net loss of $122.9 million. For the three months ended March 31, 2002, Boadband generated revenues of $25.3 million and a net loss of $30.0 million.

Broadband, through its wholly owned subsidiaries, has interactive broadband networks in select mid-sized markets in the southeastern United States: Huntsville and Montgomery, Alabama; Panama City, Florida; Augusta and Columbus, Georgia; and Charleston, South Carolina. Knology, through another wholly owned subsidiary that is not a subsidiary of Broadband, also has an interactive broadband network in Knoxville, Tennessee. Knology and Broadband entered the markets in which they operate based on specific criteria, including favorable demographic profiles, population densities, and their ability to be the first provider of bundled broadband services. In their respective markets, Knology and Broadband provide a full suite of local and long-distance telephone, analog and digital cable television and high-speed Internet access services. Knology, through Valley, Interstate Telephone and Globe Telecommunications, also currently provides local telephone and broadband services in Lanett and Valley, Alabama and West Point, Georgia.

Subject to available funding, Knology and Broadband plan to selectively expand their networks into additional mid-to large-sized markets in the southeastern United States. Knology has been awarded franchises in Nashville, Tennessee and Louisville, Kentucky, although Knology’s franchise in Louisville is being contested by the incumbent cable provider.

Knology’s and Broadband’s strategy is to capitalize on competitive opportunities in markets where demographics and the aging infrastructure of the incumbent service providers’ network facilities combine to create an attractive environment for deploying local interactive broadband networks.

Knology’s and Broadband’s interactive broadband networks are designed with sufficient capacity to meet the growing demand for high-speed and high-bandwidth video, voice and data services. Knology’s and Broadband’s networks also have significant excess capacity that is available for the introduction of new products and services. To optimize the utilization of these networks and increase their return on invested capital, Knology and Broadband also provide access to their networks and various network-related services to other telecommunications carriers. Knology and Broadband refer to these services as broadband carrier services. For example, other telephone companies and Internet access providers lease Knology’s and Broadband’s network capacity to gain access to areas where their networks are located.

Because Knology and Broadband deliver a variety of services to their customers, Knology and Broadband report an aggregate number of connections for video, voice and data services. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. On-net connections are connections provided over Knology’s and Broadband’s networks as opposed to telephone lines leased from third parties. As of March 31, 2002, Knology’s and Broadband’s networks passed approximately 425,197 marketable homes. For the year ended December 31, 2001, video, voice and data services accounted for 46.0%, 42.2% and 11.8% of Knology’s consolidated revenue, respectively. For the three months ended March 31, 2002, video, voice and data services accounted for 44.2%, 41.6% and 14.2% of Knology’s consolidated revenue, respectively. For the year ended December 31, 2001, video, voice and data services accounted for 58.6%, 24.4% and 17.0% of Broadband’s consolidated revenue, respectively. For the three months ended March 31, 2002, video, voice and data accounted for 54.3%, 28.5% and 17.2% of Broadband’s consolidated revenue, respectively.

Knology and Broadband have extensive operating experience in the video, voice and data transmission industries and in the design, development and construction of communications facilities, including more than five years of experience operating advanced broadband networks and decades of experience operating and upgrading telephone networks. Knology’s and Broadband’s management team is led by Rodger L. Johnson, Knology’s and Broadband’s chief executive officer, and Robert K. Mills, Knology’s and Broadband’s chief financial officer. Knology’s equity investors include SCANA, ITC Telecom Ventures, Inc. (“ITC Telecom”) (an affiliate of ITC Holding Company, Inc. (“ITC Holding”)), and private equity funds associated with Whitney & Co., The Blackstone Group, L.P., South Atlantic Capital, Inc., AT&T Ventures, Wachovia and PNC Bancorp. Broadband’s sole stockholder, Valley, is a wholly owned subsidiary of Knology.

Strategy

Knology’s and Broadband’s goal is to become the leading provider of broadband communications services to residential and small business customers in its target markets. To achieve this objective, Knology and Broadband are pursuing the following strategies:

•	expand Knology’s and Broadband’s existing interactive broadband networks that carry fiber optics as close to the customer as economically feasible to accommodate the growing demand for bandwidth;

•	offer a bundle of broadband video, voice and high-speed data services to residential customers and small businesses;

•	subject to the availability of additional funding, target attractive cities for market expansion where Knology and Broadband can be an early provider of bundled broadband communications services;

•	leverage the capacity in Knology’s and Broadband’s “last mile” facilities-based networks for existing and future services;

•	enhance the customer’s experience by delivering personalized and responsive customer service; and

•	offer new products and services over Knology’s and Broadband’s advanced technology platforms.

Knology is incorporated in the State of Delaware. Knology’s principal executive offices are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833, and its telephone number is (706) 645-8553. Knology maintains a website at http://www.knology.com where general information about its business is available. The contents of Knology’s website are not a part of this Offering Circular.

In 1995 Broadband was originally formed as a limited liability company and later was incorporated in the State of Delaware. Broadband’s principal executive offices are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833 and its telephone number is (706) 645-8553.

For additional information about Knology and Broadband, see “Where You Can Find More Information About Knology and Broadband” on page 246.

The Recapitalization Plan

The Exchange Offer	In the Exchange Offer, each Non-Affiliated Holder is offered in exchange for each $1,000.00 principal amount at maturity of Old Notes held by it:

•
$586.5498 in principal amount of New Notes having substantially the terms described herein (representing an aggregate principal amount of $146,240,351 of New Notes, assuming all Non-Affiliated Holders tender and Knology accepts for exchange all of their outstanding Old Notes); and

•
subject to possible adjustment, 33.1789 shares of Series D Preferred Stock (such Series D Preferred Stock to be issued to Non-Affiliated Holders shall represent an aggregate of approximately 4.9% of the issued and outstanding shares of the common stock of Knology, calculated on an as-converted basis as of the date of completion of the Restructuring after giving effect to the Restructuring and the Private Placement assuming all Non-Affiliated Holders, the Burton Partnerships and SCANA tender, and Knology accepts for exchange, all of their outstanding Old Notes).

SCANA is offered in exchange for each $1,000.00 in principal amount at maturity of Old Notes held by it and its affiliates an amount of New Notes and Series E Preferred Stock computed as follows: (1) in respect of the first $115.1 million in principal amount at maturity of Old Notes held by SCANA or its affiliates, $356.6641 in principal amount of New Notes and, subject to possible adjustment, 187.6864 shares of Series E Preferred Stock and (2) in respect of Old Notes held by SCANA and its affiliates in excess of $115.1 million in principal amount at maturity, $586.5498 in principal amount of New Notes and, subject to possible adjustment, 33.1789 shares of Series E Preferred Stock. Based on the $118.1 million in principal amount at maturity of Old Notes held by SCANA on the date of this Offering Circular and assuming no change in such holdings prior to completion of the Restructuring, each $1,000.00 in principal amount at maturity of Old Notes held by SCANA would be exchanged for $362.5052 in principal amount of New Notes and, subject to possible adjustment, 183.7606 shares of Series E Preferred Stock.

Each Burton Partnership is offered in exchange for each $1,000.00 in principal amount at maturity of Old Notes held by it $356.6641 in principal amount of New Notes and, subject to possible adjustment, 187.6864 shares of Series D Preferred Stock.

The amount of New Notes to be issued to SCANA and the Burton Partnerships represents $47,259,649 aggregate principal amount of New Notes and the New Preferred Stock to be issued to the Burton Partnerships and SCANA represents an aggregate of approximately 14.4% of the issued and outstanding shares of the common stock of Knology, calculated on an as-converted basis as of the date of completion of the Restructuring, after giving effect to the Restructuring and the Private Placement assuming SCANA, the Burton Partnerships and all Non-Affiliated Holders tender, and Knology accepts for exchange, all of their outstanding Old Notes.

Old Notes held by Valley will be surrendered to Broadband in exchange for a Limited Broadband/CoBank Guaranty.

As of June 30, 2002, there were issued and outstanding $444.1 million in aggregate principal amount at maturity of Old Notes, of which Valley owned $64.2 million, SCANA owned $118.1 million, the Burton Partnerships owned $12.5 million and the Non-Affiliated Holders owned $249.3 million.

New Notes will be issued only in denominations of $1,000.00 or an integral multiple thereof. No fractional New Notes shall be issued in the Restructuring. Holders of Old Notes who would otherwise have received fractional New Notes shall be paid in cash the amount of such fractional New Notes. No fractional shares of New Preferred Stock shall be issued in the Restructuring. Fractional shares of New Preferred Stock will be rounded up to the nearest whole share.

The Consent Solicitation
Concurrently with the Exchange Offer, Broadband is soliciting Consents to the Proposed Amendments and Waivers to the Old Indenture from holders of a majority of the aggregate principal amount at maturity of the Old Notes held by holders that are not “affiliates” of Broadband within the meaning of the Old Indenture (the “Requisite Consents”). See “The Recapitalization Plan—Proposed Amendments and Waivers” on page 56. Delivery of a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal and the instructions thereto, will constitute delivery of a Consent. Holders cannot tender Old Notes in the Exchange Offer unless they also consent to the Proposed Amendments and Waivers. Holders who tender Old Notes in the Exchange Offer in accordance with the procedures described in this Offering Circular will be deemed to have delivered Consents to the Proposed Amendments and Waivers.

Promptly after certification to the trustee under the Old Indenture (the “Old Indenture Trustee”) that Broadband has received the Requisite Consents, Broadband and the Old Indenture Trustee will execute the

Supplemental Indenture implementing the Proposed Amendments and Waivers. Upon the execution of the Supplemental Indenture by Broadband and the Old Indenture Trustee, the Supplemental Indenture will become a legally binding obligation of the foregoing parties and govern the rights, obligations and benefits of the holders of the Old Notes. Nevertheless, the Proposed Amendments and Waivers will not become operative until the date of the completion of the Exchange Offer. If a majority, but less than 100%, of the Old Notes are tendered in the Exchange Offer, but the Minimum Tender Condition is met or waived and the other conditions to the Exchange Offer are met or waived and the Exchange Offer is completed, the non-tendering holders of Old Notes will be bound by the Proposed Amendments and Waivers, regardless of whether they consented to the Proposed Amendments and Waivers.

Proposed Amendments
If the Proposed Amendments become operative, they will eliminate substantially all of the restrictive covenants and modify or eliminate certain events of default contained in the Old Indenture as described under “The Recapitalization Plan—Proposed Amendments and Waivers” on page 56.

Waivers
Each holder of Old Notes tendered in the Exchange Offer will be required to waive (1) compliance by Broadband with any term, covenant, default, event of default, provision or condition of the Old Indenture (a) that would conflict with, be violated by or occur by reason of the completion of the Exchange Offer and the related transactions described herein or (b) that would be deleted or that would be amended by the Supplemental Indenture to be less restrictive upon the effectiveness of the Supplemental Indenture, and (2) any failure to comply with the covenants contained in the Old Indenture prior to completion of the Exchange Offer. See “The Recapitalization Plan—Proposed Amendments and Waivers” on page 56.

Requisite Consents
Consents from holders of a majority in aggregate principal amount at maturity of the Old Notes held by holders that are not “affiliates” of Broadband within the meaning of the Old Indenture are necessary to approve the Proposed Amendments and Waivers.

Acknowledgement
Each holder validly tendering Old Notes will, on its own behalf and on behalf of its affiliates, by tendering the Old Notes and upon the acceptance of such Old Notes for exchange, acknowledge, represent to and agree to the matters set forth in this Offering Circular under the heading “Notice to Tendering Holders” on page 245.

Conditions to the Exchange Offer and Consent Solicitation
The Recapitalization Plan is subject to a number of conditions, including the satisfaction of the Minimum Tender Condition. Knology can waive the Minimum Tender Condition only with the approval of a special committee of Knology’s board of directors,

Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of the Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, and SCANA. Subject to certain limitations in the Lockup Agreement, Knology may waive certain other conditions in its discretion. See “The Recapitalization Plan—Conditions to the Exchange Offer and Consent Solicitation” on page 48.

Tender Expiration Date
The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on Thursday, August 22, 2002 (the “Tender Expiration Date”), unless extended by Knology, provided that Knology may not extend the Tender Expiration Date to any date later than September 30, 2002, without the prior approval of Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of the Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, SCANA, the Banks, J. H. Whitney IV, L.P. and Blackstone CCC Capital Partners L.P. See “The Recapitalization Plan—Tender Expiration Date; Extension; Amendment and Termination” on page 55.

Federal Income Tax Consequences	For a description of United States federal income tax consequences of the Restructuring to be effected through the Recapitalization Plan, see “Certain Federal Income Tax Consequences” on page 235.

No Appraisal Rights
Holders of Old Notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or under the Old Indenture in connection with the restructuring of Knology and Broadband under the Recapitalization Plan.

Dealer Manager, Information Agent and Exchange Agent
Credit Suisse First Boston Corporation is the Dealer Manager, MacKenzie Partners, Inc. is the Information Agent and Wilmington Trust Company is the Exchange Agent. Their addresses and telephone numbers are set forth on the back cover page of this Offering Circular.

Questions and requests for assistance or for additional copies of this Offering Circular, the accompanying Letter of Transmittal or any other required documents may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Offering Circular.

Procedures for Tendering Old Notes and Delivering Consents

The following summarizes the procedures to be followed by all holders of Old Notes in tendering their Old Notes and delivering Consents. It does not summarize the procedures to be used by the holders of Old Notes in delivering the Ballots to vote to accept or reject the Prepackaged Plan. For a description of the procedures for delivery by beneficial owners, nominees and securities clearing agencies of Ballots, see “The Prepackaged Plan—The Prepackaged Plan Solicitation” on page 91.

Procedures for Tendering and Consenting	If you are a holder of Old Notes and wish to tender your Old Notes in the Exchange Offer and deliver a Consent to the Proposed Amendments and Waivers, you must:

•
complete and sign the Letter of Transmittal or a manually signed facsimile thereof and forward the Letter of Transmittal with the certificate(s) evidencing your Old Notes and any other required documents to the Exchange Agent;

•
complete and sign the Letter of Transmittal or a manually signed facsimile thereof and forward the Letter of Transmittal to the Exchange Agent and comply with the guaranteed delivery procedures under the heading “The Recapitalization Plan—Procedures for Tendering Old Notes and Delivering Consents” on page 50;

•
complete and sign the Letter of Transmittal or a manually signed facsimile thereof and forward the Letter of Transmittal to the Exchange Agent and tender such Old Notes pursuant to the procedure for book-entry transfer and transmit instructions through ATOP; or

•	request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you,

in each case on or prior to the Tender Expiration Date. Holders of Old Notes who desire to accept the Exchange Offer must consent to the Proposed Amendments and Waivers.

In conjunction with completing and signing the Letter of Transmittal or facsimile thereof and forwarding the Letter of Transmittal to the Exchange Agent, The Depository Trust Company (“DTC”) has authorized DTC participants that hold Old Notes on behalf of beneficial owners of Old Notes through DTC to tender their Old Notes and consent to the Proposed Amendments and Waivers as if they were beneficial owners of Old Notes. To effect an exchange and consent, DTC participants may, in addition to physically completing and signing the Letter of Transmittal or a facsimile thereof and forwarding the letter of transmittal to the Exchange Agent, transmit their acceptance to DTC through the DTC Automated Tender Offer Program (“ATOP”), for which this transaction will be eligible, and follow the procedure for book-entry transfer set forth in the “The Recapitalization Plan—Procedures for Tendering Old Notes and Delivering Consents” on page 50.

If you are a beneficial owner of Old Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, you must instruct such nominee to tender the Old Notes and consent to the Proposed Amendments and Waivers on your behalf. See “The Recapitalization Plan—Procedures for Tendering Old Notes and Delivering Consents” on page 50.

Guaranteed Delivery Procedures
You may comply with the procedures described in this Offering Circular under the heading “The Recapitalization Plan—Procedures or Tendering Old Notes and Delivering Consents” on page 50 if you wish to tender your Old Notes and Consent and:

•	time will not permit your required documents to reach the Exchange Agent by the Tender Expiration Date;

•	you cannot complete the procedure for book-entry transfer on time; or

•	your Old Notes are not immediately available.

Acceptance and Return of Notes
A Letter of Transmittal is being circulated with this Offering Circular to each holder of Old Notes. Neither the New Notes nor the New Preferred Stock will be offered or sold (1) within the United States or to a U.S. person except to (a) “qualified institutional buyers,” as defined in Rule 144A of the Securities Act, (b) “accredited investors,” as defined in Rule 501(a) under the Securities Act, and (c) up to 35 investors who are not accredited. Knology reserves the right not to accept tenders of Old Notes from any non-accredited investor, in its sole discretion. If Knology accepts tenders of Old Notes in the Exchange Offer from non-accredited investors, Knology will accept tenders from the 35 non-accredited investors holding, in aggregate principal amount, the largest amount of Old Notes. Subject to the foregoing, upon the terms and subject to satisfaction or waiver of the conditions to the Exchange Offer, Knology will promptly accept for exchange all Old Notes validly tendered in the Exchange Offer and not validly withdrawn at the Tender Expiration Date. Knology will be deemed to have accepted validly tendered Old Notes that have not been validly withdrawn as provided in this Offering Circular when, and if, Knology has given oral or written notice of acceptance to the Exchange Agent. Promptly following such acceptance, Knology will issue the New Notes and New Preferred Stock in accordance with the instructions of the tendering holders.

Any Old Notes that Knology does not accept for exchange for any reason will be returned to the tendering holder as promptly as practicable after the termination or completion of the Exchange Offer. See “The Recapitalization Plan—Terms of the Exchange Offer and Consent Solicitation” on page 47, “The Recapitalization Plan—Proposed Amendments and Waivers” on page 56, and “The

Recapitalization Plan—Acceptance of Old Notes for Delivery of New Notes and New Preferred Stock” on page 55.

Withdrawal and Revocation Rights
You may not withdraw your tender of Old Notes or revoke any related Consent at any time after the Consent Date, unless Knology reduces the Exchange Offer consideration deliverable to holders of the Old Notes or the principal amount of the Old Notes subject to the Exchange Offer, or is otherwise required by law to permit withdrawal, or upon the occurrence of any of the events described under “The Recapitalization Plan—Withdrawal of Tenders; Revocation of Consents” on page 53. The valid revocation of a Consent prior to the Consent Date will constitute the concurrent valid withdrawal of the tendered Old Notes with respect to which the Consent was delivered. As a result, a holder of Old Notes who validly revokes a previously delivered Consent will not receive New Notes or New Preferred Stock in the Exchange Offer.

The Prepackaged Plan

Alternative Implementation of Restructuring
Knology and Broadband have prepared the Prepackaged Plan as an alternative means of effecting the Restructuring if the conditions to completion of the Recapitalization Plan, including the Minimum Tender Condition, are not met or waived but Knology and Broadband do receive required acceptances to confirm the Prepackaged Plan. Knology and Broadband are therefore soliciting the vote of each holder of the Old Notes, Wachovia and Knology in favor of the Prepackaged Plan by soliciting Ballots being distributed together with this Offering Circular. The Prepackaged Plan consists of a joint plan of reorganization of Knology and Broadband, and would give effect to the same transactions contemplated by the Recapitalization Plan, including the issuance of New Preferred Stock and New Notes in exchange for the Old Notes.

Binding Effect of Prepackaged Plan	If the Prepackaged Plan is confirmed by the bankruptcy court, 100% of the Old Notes would be exchanged for New Preferred Stock and New Notes, and the Old Indenture would be eliminated in its entirety.

Voting on the Prepackaged Plan
For the Prepackaged Plan to be confirmed by the bankruptcy court, each class of Claims that is impaired must vote to accept the Prepackaged Plan. An impaired class of Claims is deemed to accept a plan of reorganization under the provisions of the Bankruptcy Code if holders of at least two-thirds in dollar amount and more than one half in number of the holders of Claims who actually cast Ballots vote to accept the Prepackaged Plan.

Under the Prepackaged Plan, the Intercompany Claims held by Knology, the Wachovia Claim held by Wachovia, the Old Notes Claims held by Valley, the Old Note Claims held by SCANA and the

Old Notes Claim held by the Burton Partnerships, each constitutes a separate impaired class of Claims. Pursuant to the Lockup Agreement, each of Knology, Wachovia and Valley, SCANA and the Burton Partnerships, as holders of Old Notes Claims, have agreed to vote to accept the Prepackaged Plan, thereby assuring acceptance of the Prepackaged Plan by each of such classes of Claims.

Under the Prepackaged Plan, the Old Note Claims held by Non-Affiliated Holders also constitute a separate class of Claims. Each Non-Affiliated Holder that is a party to the Lockup Agreement has committed to vote to accept the Prepackaged Plan. Based on the representations in the Lockup Agreement, the amount of Old Notes held by such Non-Affiliated Holders constitutes approximately 63% of the total amount of Old Notes outstanding held by Non-Affiliated Holders, which may, but is not certain to, constitute a sufficient amount and number of Old Note Claims held by Non-Affiliated Holders for the class of such Old Note Claims to be deemed to have accepted the Prepackaged Plan. Because only those holders of Old Notes who actually vote to accept or reject the Prepackaged Plan will be counted for purposes of determining acceptance or rejection of the Prepackaged Plan, the Prepackaged Plan could be approved with the affirmative vote of significantly less than two-thirds in amount of the Old Notes held by Non-Affiliated Holders and by significantly less than one-half in number of the Non-Affiliated Holders. See “The Prepackaged Plan—Confirmation of the Prepackaged Plan” on page 70.

Voting Record Date	The “Voting Record Date” for determining the holders of Claims, including the holders of Old Notes, for purposes of voting on the Prepackaged Plan is July 25, 2002.

Solicitation Expiration Date
The Ballots must be received by the Voting Agent by 5:00 p.m., New York City time on Thursday, August 22, 2002 (unless the Prepackaged Plan solicitation period is extended, in which case Ballots must be received by the Voting Agent by the last date to which the Prepackaged Plan solicitation period is extended the “Solicitation Expiration Date”). Broadband will notify the Voting Agent of any extension by oral or written notice and will make a public announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Solicitation Expiration Date. See “The Prepackaged Plan—How to Vote on the Prepackaged Plan” on page 62. If all of the conditions to the Exchange Offer cannot be satisfied and/or waived by September 30, 2002, but acceptances are received from at least two-thirds in amount and over one-half in number of holders of each class of impaired Claims that vote on the Prepackaged Plan, then on October 2, 2002 (or such later date as Knology, the Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of Old Notes held by all Non-Affiliated Holders that are a party to the Lockup

Agreement, SCANA and the Banks may agree) Broadband shall file the Reorganization Case (as defined) and seek confirmation of the Prepackaged Plan.

Procedures for Voting on the Prepackaged Plan
To vote to accept the Prepackaged Plan, holders of Old Notes, Wachovia and Knology must sign and date the appropriate Ballot and return it in the enclosed postage-paid package to the Voting Agent by the Solicitation Expiration Date.

If you hold Old Notes in physical certificated form that are registered in your own name, you can vote on the Prepackaged Plan by completing the information requested on the appropriate Ballot, signing, dating and indicating your vote on the Ballot, and returning the completed original Ballot in the enclosed, pre-addressed, postage-paid envelope so that it is actually received by the Voting Agent before the Solicitation Expiration Date.

Any beneficial owner holding Old Notes though a broker, dealer, commercial bank, trust company or other nominee can vote on the Prepackaged Plan in one of the two following ways:

•
If your Ballot has already been signed (or “prevalidated”) by your nominee (your broker, dealer, commercial bank, trust company, other nominee or their agent): you can vote on the Prepackaged Plan by completing the information requested on the Ballot, indicating your vote on the Ballot, and returning the completed original Ballot in the enclosed, pre-addressed, postage-paid envelope so that it is actually received by the Voting Agent before the Solicitation Expiration Date.

•
If your Ballot has NOT been signed (or “prevalidated”) by your nominee (your broker, dealer, commercial bank, trust company or other nominee, or their agent): you can vote on the Prepackaged Plan by completing the information requested on the Ballot, signing, dating and indicating your vote on the Ballot, and returning the completed original Ballot to your nominee in sufficient time for your nominee then to forward your vote to the Voting Agent so that it is actually received by the Voting Agent before the Solicitation Expiration Date.

If you are a broker, dealer, commercial bank, trust company or other nominee that is the registered holder of Old Notes:

•	Please forward a copy of this Offering Circular, the Ballot, and any other enclosed materials to each beneficial owner, and;

•
If you have signed (or “prevalidated”) the appropriate Ballot, the Ballot should be completed by the beneficial owner and returned by the beneficial owner directly to the Voting Agent so that such Ballot is actually received by the Exchange Agent before the Solicitation Expiration Date.

•
If you have NOT signed (or “prevalidated”) the appropriate Ballot, you must collect the Ballot or Ballots from beneficial owners, complete the Master Ballot (as defined), and deliver the completed original Master Ballot to the Voting Agent so that it is actually received by the Voting Agent before the Solicitation Expiration Date.

Only the beneficial owners of the Old Notes, Wachovia and Knology (or their authorized signatories) are eligible to vote on the Prepackaged Plan. See “The Prepackaged Plan—Classes Entitled to Vote; Voting Record Date” on page 63.

Importance of Voting
Knology and Broadband encourage all holders of Old Notes, Wachovia and Knology to vote to accept the Prepackaged Plan. The Bankruptcy Code provides that only holders who vote will be counted for purposes of determining whether the requisite acceptances have been received. Failure by a holder to deliver an original, duly completed and signed Ballot will be deemed to constitute an abstention by such holder and will not be counted as a vote for or against the Prepackaged Plan.

Revocation of Votes
Votes on the Prepackaged Plan may be revoked at any time prior to the Solicitation Expiration Date. If Broadband files a Chapter 11 petition, the revocations of such votes may be effected thereafter only with the approval of the bankruptcy court. See “The Prepackaged Plan—The Prepackaged Plan Solicitation” on page 91.

Federal Income Tax Consequences of the Prepackaged Plan	For a description of material United States federal income tax consequences of the consummation of the Prepackaged Plan, see “Certain Federal Income Tax Consequences” on page 235.

Voting Agent and Information Agent
Wilmington Trust Company is the Voting Agent and MacKenzie Partners, Inc. is the Information Agent. Their addresses and telephone numbers are set forth on the back cover page of this Offering Circular.

Questions and requests for assistance or for additional copies of this Offering Circular, Ballot or any other required documents may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Offering Circular.

Description of New Notes Offered in the Restructuring

Issuance
12% Senior Notes due 2009 of Knology. Under the terms of the Recapitalization Plan and the Prepackaged Plan, each holder of Old Notes (except for any untendered or unexchanged Old Notes that might remain outstanding in a restructuring under the Recapitalization Plan) will receive New Notes. The New Notes will be governed by the New Indenture (the “New Indenture”) to be executed upon completion of the Restructuring. See “Description of Indebtedness—Description of New Notes” on page 174 for a description of the terms of the New Indenture.

Aggregate Principal Amount
Up to $195.0 million, of which up to $193.5 million will be exchanged for Old Notes in the Restructuring and up to $1.5 million will be issued to Houlihan Lokey Howard & Zukin Capital (“Houlihan Lokey”) in partial payment of their fees for services rendered to an informal committee of holders of Old Notes (the “Informal Noteholders’ Committee”) in connection with the Restructuring.

Maturity	The last day of the month in which the seventh anniversary of the date of completion of the Restructuring occurs.

Interest Rate
For the first 18 months following the date of completion of the Restructuring, Knology shall pay interest semi-annually on the New Notes either (at Knology’s option for each semi-annual interest payment period): (a) in cash at the rate of 11% per annum of the outstanding principal amount of the New Notes or (b) payable in kind (“PIK Note”) at an interest rate of 13% per annum of the outstanding principal amount of the New Notes. Following the initial 18-month period, Knology shall pay interest in cash semi-annually at the rate of 12% per annum. Each PIK Note shall bear interest at the same rate, and such interest shall be payable in cash or through the issuance of a PIK Note, in the same manner as a New Note. Interest, including PIK interest, is payable on the last day of the month in which the date that is six months following the completion of the Restructuring occurs and the last day of each six-month interval thereafter.

Ranking	The New Notes will be equal in right of payment with all existing and future trade payables of Knology incurred in the ordinary course of business. Subject to certain exceptions, the New Notes will be senior in right of payment to all future funded indebtedness of Knology and the New Indenture substantially limits the ability of Knology to incur funded indebtedness. The New Notes will be equal in rank with the guarantee of Knology under the Amended CoBank Facility and other guarantees of Knology permitted under the New Indenture.

No Rating	The New Notes have not been rated by any rating agency, and Knology does not expect them to be rated by any rating agency in the future.

Optional Redemption
Knology will have the right at any time to redeem the New Notes in full at a price equal to: (1) during the first 12-month period following the completion of the Exchange Offer or the date the Prepackaged Plan becomes effective, 102% of the principal amount; (2) during the second 12-month period following the completion of the Exchange Offer or the date the Prepackaged Plan becomes effective, 101% of the principal amount; and (3) at any time after the second year following the completion of the Exchange Offer or the effective date of the Prepackaged Plan, the principal amount, plus in each case accrued and unpaid interest (if any) to the date of redemption.

Mandatory Offer to Repurchase	If certain changes in control of Knology occur, Knology must offer to repurchase the New Notes at 101% of the principal amount, plus accrued and unpaid interest (if any) to the date of redemption.

Certain Covenants
Knology will issue the New Notes under the New Indenture, which will contain covenants for the benefit of the holders of the New Notes. These covenants will restrict Knology’s ability, and the ability of its subsidiaries, to among other things:

•	pay dividends or make other restricted payments;

•	incur additional debt or issue mandatorily redeemable equity;

•	create or permit to exist certain liens;

•	incur restrictions on the ability of certain of its subsidiaries to pay dividends or other payments;

•	consolidate, merge or transfer all or substantially all its assets;

•	enter into transactions with affiliates;

•	utilize revenues except for certain specified uses;

•	utilize excess liquidity except for certain specified uses;

•	make capital expenditures for Knology of Knoxville, Inc. (“Knoxville”); and

•	permit the executive officers of Knology to serve as executive officers or employees of other entities in competition with Knology.

These covenants will be subject to a number of important exceptions and qualifications.

Transfer Restrictions
If Knology completes the Restructuring by means of the Recapitalization Plan, the New Notes will not be registered under the Securities Act and holders of the New Notes will not be able to offer or sell such New Notes except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act. See “Risk Factors—Risks If You Tender in the Exchange Offer” on page 20.

If Knology completes the Restructuring pursuant to the Prepackaged Plan, Knology intends to issue the New Notes pursuant to Section 1145 of the Bankruptcy Code and Knology anticipates that such New Notes will not be restricted as to transfer. See “Risk Factors—Risks Related to the Prepackaged Plan” on page 21.

Global Securities

Trading Market
The New Notes are expected to be eligible for trading in The PortalSM Market (“PORTAL”), a subsidiary of The Nasdaq Stock Market, Inc. However, there can be no assurance as to the liquidity of or trading market for the New Notes.

Registration Rights
Subsequent to the Exchange Offer, Knology has agreed to (1) file a registration statement with respect to the New Notes no later than 40 days after the completion of the Exchange Offer, (2) cause the filed registration statement to be declared effective no later than 105 days after the completion of the Exchange Offer and (3) complete a registered exchange offer of registered New Notes for the privately placed New Notes no later than 145 days after the completion of the Exchange Offer. In the event that the registration statement has not been filed on or prior to the 40th day after the completion of the Exchange Offer or declared effective on or prior to the 105th day after the completion of the Exchange Offer or the registered exchange pursuant to the registration statement has not been completed on or prior to the 145th day after the completion of the Exchange Offer (each, a “Registration Default”), then the interest rate on the New Notes will increase by an amount equal to 0.25% per annum for each 60-day period such Registration Default continues, with a maximum increase on such interest rate of 2.50% per annum. Knology has also agreed that, to the extent that New Notes are held by an affiliate (within the meaning of Rule 144 under the Securities Act) of Knology, such holder shall be entitled to require Knology to file a registration statement covering resales of the registered New Notes held by such affiliate for so long as such holder remains an affiliate, subject to customary blackout rights.

Description of Knology’s Capital Stock Offered in the Restructuring

Issuance
A total of approximately 10,701,062 shares of Series D Preferred Stock, $0.01 par value per share, together with the common stock into which the Series D Preferred Stock is convertible, and approximately 21,696,794 shares of Series E Preferred Stock, $0.01 par value per share, together with the non-voting common stock and the Series D

Preferred Stock into which the Series E Preferred Stock is convertible and the common stock into which the non-voting common stock and Series D Preferred Stock are convertible. Of the shares of Series D Preferred Stock to be issued in connection with the Restructuring, up to approximately 82,723 shares will be issued to Houlihan Lokey in partial payment of their fees for services rendered to the Informal Noteholders’ Committee in connection with the Restructuring and the remaining shares will be exchanged for Old Notes in the Restructuring.

No Rating	The New Preferred Stock has not been rated by any rating agency, and Knology does not expect it to be rated by any rating agency in the future.

Liquidation Preference
After giving effect to the Charter Amendment, upon Knology’s liquidation, dissolution or winding up, each holder of New Preferred Stock will be entitled to receive, prior to any distribution with respect to the Series A, B or C Preferred Stock, common stock and non-voting common stock, an amount equal to the greater of (1) $1.87 per share of New Preferred Stock or (2) the amount such holder would have received in the liquidation event had the New Preferred Stock been converted into common stock or non-voting common stock (as applicable) immediately prior to such liquidation event.

Dividends
The holders of Knology’s New Preferred Stock, simultaneously with the holders of Series A, B or C Preferred Stock, and prior to and in preference to the holders of Knology’s common stock and non-voting common stock, will be entitled to receive on an as-converted basis all dividends and distributions declared with respect to the holders of Knology’s common stock and non-voting common stock.

Optional Conversion
Each share of Series D Preferred Stock is convertible at any time at the option of the holder into one share of Knology’s common stock. Each share of Series E Preferred Stock is convertible at any time at the option of the holder into one share of Knology’s non-voting common stock (which is indistinguishable from Knology’s common stock except for the absence of voting rights).

Mandatory Conversion
The Series D Preferred Stock will automatically convert into common stock and the Series E Preferred Stock will automatically convert into non-voting common stock, in each case upon completion of a “Qualified Public Offering,” which, after giving effect to the Charter Amendment, will be defined in Knology’s amended and restated certificate of incorporation as a firm commitment underwritten public offering of common stock when the common stock is listed for quotation on the Nasdaq National Market, the Nasdaq Small Cap Market or a national securities exchange. The Series E Preferred Stock will automatically convert into Series D Preferred Stock and the non-voting common stock will automatically convert into common stock, in each case upon the sale of such stock by SCANA or any of its affiliates to an unaffiliated third party.

Voting Rights
In addition to those voting rights provided by law, the holders of Series D Preferred Stock have the right to vote with the common stock on an as-converted basis on all matters submitted for approval by Knology’s stockholders. The holders of the Series D Preferred Stock also have the right to approve any amendment, modification or waiver, of the terms of the Series D Preferred Stock. The Series E Preferred Stock is non-voting and will be entitled only to such voting rights as may be required by law. See “Description of Capital Stock—Preferred Stock” on page 222.

Joinder to Stockholders Agreement
Unless a holder of Old Notes affirmatively elects otherwise in its Letter of Transmittal, each holder of Old Notes that receives New Preferred Stock in the Exchange Offer will become a party to the Stockholders Agreement pursuant to a joinder to the Stockholders Agreement, a form of which is attached to this Offering Circular as Exhibit D (“Joinder Agreement”). Each person that receives New Preferred Stock in the Prepackaged Plan will also have the opportunity to execute a Joinder Agreement allowing such person to become a party to the Stockholders Agreement. See “Stockholders Agreement Amendment” on page 99.

Trading Market
The New Preferred Stock is expected to be eligible for trading in PORTAL. However, there can be no assurance as to the liquidity of or trading market for the New Preferred Stock. Furthermore, there is no trading market for the common stock into which the Series D Preferred Stock is convertible or the non-voting common stock into which the Series E Preferred Stock is convertible, and Knology does not anticipate that an active trading market will develop in the near future.

Transfer Restrictions
If Knology completes the Exchange Offer, neither the shares of New Preferred Stock issued in the Restructuring nor the common stock and non-voting common stock into which such New Preferred Stock is convertible will be registered under the Securities Act and holders of the New Preferred Stock will not be able to offer or sell such New Preferred Stock or the common stock or non-voting common stock into which such New Preferred Stock is convertible except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act. See “Transfer Restrictions” on page 232.

If Knology completes the Restructuring pursuant to the Prepackaged Plan, Knology intends to issue the New Preferred Stock pursuant to Section 1145 of the Bankruptcy Code and Knology anticipates that such New Preferred Stock and the shares of common stock and non-voting common stock into which such shares of New Preferred Stock are convertible will not be restricted as to transfer. See “Risk Factors—Risks Related to the Prepackaged Plan” on page 21.

Registration Rights
Unless a holder of Old Notes affirmatively elects otherwise in its Letter of Transmittal, each person that receives New Preferred Stock in the Exchange Offer will have both demand and piggyback registration rights with respect to the shares of Knology’s common stock into which the New Preferred Stock is convertible. See “Stockholders Agreement” on page 230.

Affirmative Covenants
Knology has covenanted under its Stockholders Agreement that it will continue to maintain its corporate existence and assets, comply with applicable laws and agreements, pay its taxes and abide by certain other customary covenants.

Board Seat
Under the Stockholders Agreement, a majority of holders of Series D Preferred Stock (other than SCANA and the Burton Partnerships) will have the right (but not the obligation) to designate one independent director (reasonably acceptable to Knology’s board of directors and SCANA) for one three-year term.

Proposed Amendments and Waivers

Covenants
Upon Broadband’s receipt of the Requisite Consents, the Supplemental Indenture will (1) delete in full the provisions of the Old Indenture which limit indebtedness, restricted payments, issuance and sale of capital stock of subsidiaries, transactions with affiliates, liens, guarantees by subsidiaries, dividends and other payment restrictions affecting subsidiaries and sale and leaseback transactions, (2) delete provisions of the Old Indenture relating to mandatory redemptions upon the occurrence of a change of control and certain asset sales, (3) delete in full the provisions of the Old Indenture requiring Broadband to pay taxes and other claims, engage in certain business activities and provide a statement by officers as to default, and (4) amend provisions of the Old Indenture by removing certain requirements related to any merger or consolidation of Broadband and certain requirements related to defeasance and discharge of the Old Indenture.

Events of Default	The Supplemental Indenture will remove certain events of default under the Old Indenture including those related to defaults under other indebtedness and judgments.

Waivers
In connection with the Exchange Offer, Broadband is soliciting the Consents of each holder of Old Notes to waive (1) compliance by Broadband with any term, covenant, default, event of default, provision or condition of the Old Indenture (a) that would conflict with, be violated by or occur by reason of the completion of the Exchange Offer and the related transactions or (b) that would be deleted or that would be amended by the Supplemental Indenture to be less restrictive upon the effectiveness of the Supplemental Indenture, and (2) any failure to comply with the covenants contained in the Old Indenture prior to completion of the Exchange Offer. See “The Recapitalization Plan—Proposed Amendments and Waivers” on page 56.

RISK FACTORS

You should carefully consider the following risk factors before you decide to tender your Old Notes in the Exchange Offer, deliver your Consents in the Consent Solicitation and vote to accept or reject the Prepackaged Plan. These risks are not intended to represent a complete list of the general or specific risks that may affect holders in connection with the Restructuring or that relate to Knology or Broadband.

Risks if the Restructuring is Not Completed

If the Restructuring is not completed, Broadband’s substantial indebtedness will make it difficult for Broadband to pay the interest and principal due on the Old Notes.

Broadband currently has a substantial amount of outstanding indebtedness. This level of indebtedness could make it more difficult for Broadband to make interest payments on, or to repurchase, the Old Notes. As of March 31, 2002, Broadband had $428.5 million of debt, including accrued interest, and $95.7 million of stockholders’ deficit. The Old Notes will fully accrete to face value of $444.1 million on October 15, 2002. From and after October 15, 2002, the notes will bear interest, which will be payable in cash, at a rate of 11 7/8% per annum payable on April 15 and October 15 of each year, commencing April 15, 2003. If the Exchange Offer is not completed, Broadband may not have sufficient funds available to pay interest and principal on its debt, including the Old Notes.

An alternative restructuring of the capitalization of Knology and Broadband may not be successful and, if completed, may be less financially attractive to holders of Old Notes than the Restructuring.

Knology and Broadband believe that the completion of the Restructuring is critical to Broadband’s continuing viability. If the Restructuring is not completed, Knology and Broadband may be forced to consider an alternative restructuring of their capitalization and their obligations to their creditors and equity holders and obtain their consent to any such restructuring plan with or without a pre-approved plan of reorganization or otherwise. Neither Knology nor Broadband can assure you that any alternative restructuring arrangement or plan would result in a successful reorganization of Broadband or that any reorganization or liquidation would be on terms as favorable to its creditors and equity holders as the terms of the Restructuring. In addition, there is a risk that distributions to holders of the Old Notes under a liquidation or under a protracted and non-orderly reorganization would be substantially delayed and diminished. See “The Prepackaged Plan—Confirmation of the Prepackaged Plan” on page 70.

Risks if You Do Not Tender in the Exchange Offer

The Proposed Amendments and Waivers to the Old Indenture will significantly reduce the protections afforded non-tendering holders of Old Notes.

Promptly after receipt of the necessary Consents from holders of the Old Notes, Broadband and the Old Indenture Trustee will execute the Supplemental Indenture. Upon the execution of the Supplemental Indenture, the Supplemental Indenture will become a legally binding obligation and govern the rights, obligations and benefits of the holders of the Old Notes. However, the Proposed Amendments and Waivers will not become operative unless and until the Exchange Offer is completed. If the Proposed Amendments and Waivers become operative, each Proposed Amendment and Waiver will apply to all of the Old Notes that remain outstanding and each holder of Old Notes not tendered hereunder will be bound by the Supplemental Indenture, regardless of whether such holder consented to the Proposed Amendments and Waivers. The Proposed Amendments and Waivers would, among other things, eliminate the covenants contained in the Old Indenture that obligate Broadband to make an offer to repurchase Old Notes upon certain change of control events and restrict Broadband’s ability to consolidate or merge, incur debt, make restricted payments (including payments of dividends), issue equity securities, incur liens, allow subsidiaries to make guarantees, enter into sale and leaseback transactions, use proceeds from asset sales or pay taxes prior to delinquency.

In the event the Proposed Amendments and Waivers are adopted, each non-exchanging holder of the Old Notes will be bound by the Proposed Amendments and Waivers, even though such holder did not deliver a

Consent to the Proposed Amendments and Waivers. See “The Recapitalization Plan—Proposed Amendments and Waivers” on page 56.

The Exchange Offer will reduce the liquidity of the Old Notes that are not tendered.

Knology and Broadband believe there is currently a limited trading market for the Old Notes, and no reliable public pricing information for the Old Notes is generally available. The trading market for unexchanged Old Notes could become even more limited or nonexistent due to the reduction in the amount of such Old Notes outstanding upon completion of the Recapitalization Plan, which might adversely affect the liquidity, market price and price volatility of any unexchanged Old Notes. If a market for unexchanged Old Notes exists or develops, those Old Notes may trade at a discount to the price at which the Old Notes would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. Knology and Broadband cannot assure you, however, that an active market in the unexchanged Old Notes will exist, develop or be maintained or as to the prices at which the unexchanged Old Notes may be traded.

Broadband’s operations are more limited than Knology’s and Knology, as Broadband’s indirect sole stockholder, could further limit Broadband’s operations which could affect Broadband’s ability to make payments on the Old Notes.

Broadband is a wholly owned subsidiary of Valley, which is, in turn, a wholly owned subsidiary of Knology. For the quarter ended March 31, 2002, the operations attributable to Broadband on a stand-alone basis contributed approximately 79.0% of Knology’s total consolidated revenues. As a holder of Old Notes, you are a creditor of Broadband only and do not have any rights with respect to the revenue generated by the other Knology entities that are not subsidiaries of Broadband. Knology may expand its business operations through the creation or acquisition of additional subsidiaries which may not be subsidiaries of Broadband. Holders of Old Notes would not have any direct or indirect claims to the revenues, cash flow, or assets of these additional subsidiaries. If the Consent Solicitation is completed, Knology could also engage in a reorganization which could result in Broadband merging into another entity or contributing its assets to other Knology entities. If Knology chooses to engage in such a reorganization, the holders of Old Notes would have no recourse.

Risks if You Tender in the Exchange Offer

If Knology completes the Exchange Offer, non-tendering holders of Old Notes may assert claims against Broadband.

It is a condition to the completion of the Exchange Offer (which condition may be waived only with the approval of a special committee of Knology’s board of directors, Non-Affiliated Holders party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount of the Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, and SCANA) that 100% of the outstanding Old Notes held by accredited investors, QIBs and non-U.S. Persons be validly tendered and not withdrawn in the Exchange Offer. Knology cannot assure you that all such holders will validly tender and not withdraw their Old Notes in the Exchange Offer or that the Minimum Tender Condition will not be waived and the Exchange Offer completed with a lower percentage or that, if this condition is waived, nontendering holders will not seek to assert claims for damages and/or injunctive relief in connection with the Exchange Offer or otherwise against Knology, Broadband, or their respective officers, directors or stockholders. While Knology believes that any such claims would be without merit, Knology cannot assure you that any such claims would not have a material adverse effect on completion of the Exchange Offer and/or Knology. Knology and Broadband have agreed to indemnify their respective directors and officers, and their respective affiliates, with respect to any such claims.

The consideration received in the Exchange Offer may be recovered as a fraudulent conveyance.

Under relevant federal and state fraudulent conveyance statutes, generally stated and subject to certain exceptions, if a court found that at the time the Exchange Offer was completed, (1) Knology or Broadband effected the Exchange Offer with the actual intent of hindering, delaying, or defrauding creditors, or (2) Knology received less than reasonably equivalent value or fair consideration in the Exchange Offer and (a) Knology’s remaining property constituted unreasonably small capital, or (b) Knology intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, or (c) Knology was insolvent at the time the Exchange Offer was consummated or became insolvent as a result of the Exchange Offer, such court could take action and apply remedies detrimental to the holders of the securities issued in the Exchange Offer. While Knology and Broadband believe that the Exchange Offer does not constitute a fraudulent conveyance, there is no assurance that a court would agree with such belief.

The New Notes and New Preferred Stock received in the Exchange Offer will not be registered under the Securities Act and the market for such securities may be limited.

The New Notes and New Preferred Stock that will be issued in the Exchange Offer will not have been registered under the Securities Act. Accordingly, such securities may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. Knology has agreed to complete a registered exchange of notes substantially similar to the New Notes after completion of the Exchange Offer. Knology also has agreed to give the holders of the New Preferred Stock certain registration rights with respect to the common stock issuable upon conversion of the New Preferred Stock pursuant to the Stockholders Agreement. However, Knology cannot guarantee holders of Old Notes who receive New Notes and New Preferred Stock in the Exchange Offer that the registered exchange offer will be completed or that the common stock issuable upon conversion of the New Preferred Stock will be registered. Moreover, if no active trading market develops for such securities, you may not be able to resell such securities at their fair market value or at all. Future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, Knology’s operating results and the market for similar securities. See “—Risks Related to the New Notes” on page 24 and “—Risks Related to the New Preferred Stock” on page 27.

The Exchange Offer may be delayed, and holders of Old Notes who have tendered may not be able to withdraw their Old Notes.

Under the terms of the Exchange Offer, Knology is not obligated to complete the Recapitalization Plan unless and until Knology receives valid and unrevoked tenders of 100% of the Old Notes held by accredited investors, QIBs and non-U.S. Persons. Even if the Recapitalization Plan is completed, it may not be completed on the schedule described in this Offering Circular. Accordingly, holders participating in the Recapitalization Plan may be required to wait longer than expected to receive their New Notes and New Preferred Stock, during which time those holders of Old Notes will not be able to effect transfers of their Old Notes tendered in the Exchange Offer.

The exchange of New Notes and New Preferred Stock for the Old Notes will be a taxable event for U.S. federal income tax purposes.

The exchange of New Preferred Stock and New Notes for the Old Notes in the Exchange Offer will be a taxable event for U.S. federal income tax purposes. The New Notes will be issued with original issue discount for U.S. federal income tax purposes. Failing to participate in the Exchange Offer, however, may also have certain tax consequences. See “Certain Federal Income Tax Consequences” on page 235.

Risks Related to the Prepackaged Plan

The bankruptcy court may not confirm the Prepackaged Plan.

If all of the conditions to the Exchange Offer cannot be satisfied or waived by September 30, 2002, but Knology and Broadband receive required acceptances to confirm the Prepackaged Plan, then on October 2, 2002 (or such later date as Knology, the Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, SCANA and the Banks may agree), Broadband will file a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code and will seek, as promptly as practicable thereafter, confirmation of the Prepackaged Plan. However, neither Broadband nor Knology can assure you that the Prepackaged Plan, if filed, will be confirmed by the bankruptcy court. Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the bankruptcy court that the plan is “feasible,” that all claims and interests have been classified in compliance with the provisions of Section 1122 of the Bankruptcy Code, and that, under the plan, each holder of a claim or interest within each impaired class either accepts the plan or receives or retains cash or property of a value, as of the date the plan becomes effective, that is not less than the value such holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code. See “The Prepackaged Plan—Confirmation of the Prepackaged Plan” on page 70. There can be no assurance that a bankruptcy court will conclude that the feasibility test and other requirements of Section 1129 of the Bankruptcy Code have been met with respect to the Prepackaged Plan.

If the Prepackaged Plan is filed, there can be no assurance that modifications thereto would not be required for confirmation, or that such modifications would not require a re-solicitation of votes on the Prepackaged Plan. Knology and Broadband believe that, if the Prepackaged Plan is confirmed, it would not be followed by a liquidation or an immediate need for further financial reorganization and that holders of Claims in any impaired class would receive or retain value that is not less than the value such holders would receive or retain if Broadband were liquidated under Chapter 7 of the Bankruptcy Code. See “The Prepackaged Plan—Confirmation of the Prepackaged Plan” on page 70.

If no plan can be confirmed, Broadband’s Reorganization Case may be converted to a case under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the assets of Broadband for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Chapter 7 liquidation would have on the recoveries of holders of claims and interests and Broadband’s liquidation analysis are set forth under “The Prepackaged Plan—Confirmation of the Prepackaged Plan” on page 70. Knology and Broadband believe that liquidation under Chapter 7 would result in (1) smaller distributions being made to creditors than those provided for in the Prepackaged Plan because of (a) the likelihood that the assets of Broadband would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time, (b) additional administrative expenses involved in the appointment of a trustee, (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of Broadband’s operations, and (2) either no distributions or substantially smaller distributions being made to holders of the Old Notes.

The bankruptcy court may disagree with Knology’s and Broadband’s classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. Knology and Broadband believe that the classification of Claims and Interests under the Prepackaged Plan complies with the requirements set forth in the Bankruptcy Code; however, once a Chapter 11 case has been commenced a Claim or Interest holder could challenge the classification. In such event, the cost of the Prepackaged Plan and the time needed to confirm the Prepackaged Plan would increase and neither Knology nor Broadband can assure you that the bankruptcy court will agree with their classification of Claims and Interests. If the bankruptcy court concludes that the classification of Claims and Interests under the Prepackaged Plan does not comply with the requirements of the Bankruptcy Code, Knology and Broadband may need to modify the Prepackaged Plan. Such modification could require a resolicitation of votes on the Prepackaged Plan. If the bankruptcy court determined that Knology’s and Broadband’s classification of Claims and Interests was not appropriate, the Prepackaged Plan may not be able to be confirmed.

The bankruptcy court may find the solicitation of acceptances inadequate.

Usually, a plan of reorganization is filed and votes to accept or reject the plan are solicited after the filing of a petition commencing a Chapter 11 case. Nevertheless, a debtor may solicit votes prior to the commencement of a Chapter 11 case in accordance with Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Section 1126(b) and Bankruptcy Rule 3018(b) require that (1) the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote, (2) the time prescribed for voting is not unreasonably short and (3) the solicitation of votes is in compliance with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in such solicitation or, if no such law, rule or regulation exists, votes be solicited only after the disclosure of adequate information. Section 1125(a)(1) of the Bankruptcy Code describes adequate information as information of a kind and in sufficient detail as would enable a hypothetical reasonable investor typical of holders of claims and interests to make an informed judgment about the plan. With regard to solicitation of votes prior to the commencement of a bankruptcy case, if the bankruptcy court concludes that the requirements of Bankruptcy Rule 3018(b) have not been met, then the bankruptcy court could deem such votes invalid, whereupon the Prepackaged Plan could not be confirmed without a resolicitation of votes to accept or reject the Prepackaged Plan. While Knology and Broadband believe that the requirements of Section 1126(b) and Bankruptcy Rule 3018 will be met, there can be no assurance that the bankruptcy court will reach the same conclusion.

Even if all classes of Claims that are entitled to vote to accept the Prepackaged Plan, the Prepackaged Plan may not become effective.

The confirmation and effectiveness of the Prepackaged Plan is subject to certain conditions that may not be satisfied. Knology and Broadband cannot assure you that all requirements for confirmation and effectiveness required under the Prepackaged Plan will be satisfied or that the bankruptcy court will conclude that the requirements for confirmation and effectiveness of the Prepackaged Plan have been satisfied. See “The Prepackaged Plan—Conditions to Confirmation” on page 80 and “The Prepackaged Plan—Conditions to Effective Date of the Prepackaged Plan” on page 81.

The distribution of proceeds in the Prepackaged Plan will be delayed until after confirmation.

If a Chapter 11 case for Broadband is filed and the Prepackaged Plan can be confirmed, the date of the distributions to be made pursuant to the Prepackaged Plan will be delayed until after confirmation of the Prepackaged Plan by the bankruptcy court. Broadband estimates that the process of obtaining confirmation of the Prepackaged Plan will last a minimum of 30 days from the date of the commencement of Broadband’s Chapter 11 case, and the distribution will be delayed for a minimum of 10 days thereafter and may be delayed for a substantially longer period.

Knology and Broadband may seek to accomplish an alternative restructuring if the Restructuring is not completed.

If sufficient acceptances are not received to enable the bankruptcy court to confirm the Prepackaged Plan and Knology and Broadband are unable to complete the Recapitalization Plan, Broadband may nevertheless file a petition for relief under Chapter 11 of the Bankruptcy Code. In such event, Knology and Broadband may seek to accomplish an alternative restructuring of their capitalization and obligations to creditors and equity holders. In such instance, there is substantial risk that the bankruptcy case may be protracted, and significantly more costly and disruptive to Knology’s and Broadband’s businesses, or may even cause Broadband to cease operations. Knology and Broadband cannot assure you that the terms of any such alternative restructuring would be similar to or as favorable to Broadband’s creditors as those proposed in the Prepackaged Plan, nor that such alternate restructuring could be accomplished as quickly as the Recapitalization Plan or the Prepackaged Plan.

If the Prepackaged Plan is not confirmed, Broadband (or if Broadband’s exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of Broadband’s business or an orderly liquidation of its assets. With respect to an alternative plan, Knology and Broadband have explored various alternatives in connection with the formulation and development of the Prepackaged Plan. Knology and Broadband believe that the Prepackaged Plan, as described herein, enables creditors to realize the most value under the circumstances. In a liquidation under Chapter 11, Broadband’s assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in Chapter 7. Further, if a trustee were not appointed, because such appointment is not required in a Reorganization Case, the expenses for professional fees would most likely be lower than those incurred in a Chapter 7 case. Although preferable to a Chapter 7 liquidation, Knology and Broadband believe that any alternative liquidation under Chapter 11 is a much less attractive alternative to creditors and equity interest holders than the Prepackaged Plan because of the greater return provided by the Prepackaged Plan.

Broadband may be unable to comply with the conditions necessary to obtaining funding under a debtor-in-possession loan facility.

Pursuant to the Lockup Agreement, Broadband is permitted to obtain debtor-in-possession financing, in an amount not to exceed $10.0 million, from Knology after the commencement of Broadband’s Reorganization Case. Such financing could be made on the terms and conditions of the existing Intercompany Loan Facility (as defined) extended to Broadband by Knology and could be subordinated to the Amended and Restated Wachovia Facility pursuant to the terms of the existing subordination agreement among Broadband, Knology and Wachovia. Knology and Broadband cannot assure you that they will be able to meet all of the conditions to obtaining funding under a debtor-in-possession facility or that Broadband will have sufficient liquidity to satisfy its working capital requirements prior to the effective date of the Prepackaged Plan without the availability of funds under a debtor-in-possession loan facility. In addition, neither Knology or Broadband can assure you that the conditions to the effectiveness of the loan facility will be satisfied such that Knology, as lender, will have an obligation to make a loan under the debtor-in-possession credit facility.

The market for the New Notes and New Preferred Stock received pursuant to the Prepackaged Plan may be limited.

There can be no assurance that an active market for the New Notes or the New Preferred Stock will develop or, if any such market does develop, that it will continue to exist, or as to the degree of price volatility in any such market that does develop. Accordingly, no assurance can be given as to the liquidity of the market for either the New Notes or the New Preferred Stock, or the price at which any sales of New Notes or New Preferred Stock may occur.

The bankruptcy filing may disrupt Knology’s and Broadband’s business.

Knology’s and Broadband’s solicitation of acceptances of the Prepackaged Plan and any subsequent commencement and confirmation of the Prepackaged Plan could adversely affect Knology’s and Broadband’s business operations. Although Knology and Broadband anticipate that the Prepackaged Plan would shorten the period during which Broadband would operate under Chapter 11 and would minimize the effect of filing a reorganization case, the Prepackaged Plan necessitates a bankruptcy filing and would not permit Knology and Broadband to avoid some of the disruptions to their business which is the likely result of such a filing.

Risks Related to the New Notes

Even if the Restructuring is completed, Knology’s substantial indebtedness could affect its cash flows and flexibility.

As noted above, Broadband currently has a substantial amount of outstanding indebtedness. Although Knology currently has no outstanding indebtedness, as a result of the Restructuring, Knology will incur a substantial amount of indebtedness. See “Capitalization” on page 39. This level of indebtedness could make it difficult for Knology to make interest payments on, or to repurchase, the New Notes. In addition, Knology may borrow additional money that could be secured ahead of the New Notes. See “Description of Indebtedness—Description of New Notes” on page 174. Knology’s subsidiaries also may incur additional debt that would be structurally senior to the New Notes. For more information about Knology’s indebtedness after the Restructuring, see “—Risks Related to Knology’s and Broadband’s Businesses” on page 28, “Capitalization” on page 39, “Credit Facilities” on page 100, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Knology” on page 119, and “Description of Indebtedness” on page 174.

Knology’s incurrence of indebtedness as a result of the Restructuring could have important consequences to holders of Old Notes. For example, it could:

•
require Knology to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow for other general corporate purposes;

•	limit Knology’s ability to fund future working capital, capital expenditures, displays, acquisitions, investments, restructurings and other general corporate requirements; and

•	limit Knology’s flexibility in responding to changes in its business and the industry in which it operates.

Knology is a holding company and must rely on funds from its subsidiaries to pay the interest and principal amount of the New Notes.

Knology is a holding company with no direct operations and no significant assets other than the stock of its subsidiaries. Knology is and will continue to be dependent on the cash flows of its subsidiaries to meet its obligations, including the payment of interest and principal on the New Notes. Knology’s subsidiaries are separate legal entities that will have no obligation to pay any amounts due on the New Notes or to make any funds available for these payments, whether by dividends, loans or other payments. Because Knology’s subsidiaries will not guarantee the payment of the principal or interest on the New Notes, any right to receive assets of any of Knology’s subsidiaries upon Knology’s liquidation or reorganization, and the consequent right of holders of the New Notes to participate in the distribution or realize proceeds from those assets, will be subordinate to the claims of the creditors of Knology’s subsidiaries, including trade creditors and holders of indebtedness of the subsidiaries, except if and to the extent Knology is a creditor of the subsidiaries. As of March 31, 2002, after giving effect to the Restructuring, Knology’s subsidiaries would have had approximately $79.1 million of total liabilities, excluding intercompany payables and including approximately $48.4 million of indebtedness.

In order to pay the principal amount of the New Notes, Knology may be required to refinance its indebtedness, sell assets or operations, sell its equity securities or seek other capital contributions.

Knology currently anticipates that, in order to pay the principal amount of the New Notes upon the occurrence of an event of default or in the event Knology’s cash flows from operations are insufficient to allow it to pay the principal amount of the New Notes at maturity, Knology may be required to refinance its indebtedness, sell assets or operations, sell its equity securities or seek other capital contributions.

Knology cannot assure you that it would be able to pay the principal amount of the New Notes if it took any of the above actions or that the New Indenture or any of Knology’s other debt instruments or the debt instruments of its subsidiaries then in effect would permit Knology to take any of the above actions. See “Description of Indebtedness—Description of the New Notes” on page 174.

Knology must offer to repurchase the New Notes upon a change of control.

Upon the occurrence of a “change of control” (as defined), Knology will be required to offer to repurchase the New Notes at a price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to the date of redemption. See “Description of Indebtedness—Description of New Notes” on

page 174. Knology cannot assure you that it would have sufficient resources to repurchase the New Notes upon the occurrence of a change of control. Knology’s inability to repurchase all of the New Notes would constitute events of default under the New Indenture. No assurance can be given that the terms of any future indebtedness will not contain cross default provisions based upon change of control or other defaults under such debt instruments.

If a trading market for the New Notes does not develop, it may be difficult for you to sell the New Notes if you wish to liquidate your investment.

There is no established trading market for the New Notes. A liquid trading market may not develop for the New Notes, which would make it difficult to trade the New Notes and would adversely impact the price you would be able to receive for the New Notes should you be able to trade them. Knology does not intend to apply for the New Notes to be quoted through any automated quotation system or to be listed on any securities exchange.

The liquidity of any trading market and the market price for the New Notes will depend on, among other things: (1) the number of holders of the New Notes; (2) Knology’s performance; (3) the market for securities that are similar to the New Notes; and (4) the interest of securities dealers in making a market in the New Notes. Even if a market for the New Notes does develop, the New Notes may trade at a discount, depending on the factors described above.

Resale of the New Notes acquired in the Exchange Offer will be restricted and certain holding periods will apply.

Following the Exchange Offer, until the New Notes are exchanged for registered notes pursuant to a registration rights agreement, the New Notes may not be offered or sold in the U.S., except pursuant to an exemption from registration under the Securities Act and applicable foreign or state laws or in a transaction not subject to such laws. See “Registration Rights for New Notes” on page 233.

Knology has been advised by its counsel that, under U.S. securities laws, holders receiving New Notes in the Exchange Offer will not be able to “tack” the holding period for their surrendered Old Notes. Accordingly, holders of New Notes received in the Exchange Offer should not expect to have any liquidity or trading market for the duration of the relevant holding period for these New Notes, except as to any trading market that may develop among QIBs, accredited investors and non-U.S. Persons. See “Transfer Restrictions” on page 232.

The New Notes will be subordinate to any existing and future secured indebtedness of Knology.

The New Notes are unsecured, and therefore will be subordinate to any of Knology’s secured indebtedness, including any senior credit facility indebtedness. If Knology defaults, the right to payment under the New Notes will be:

•	subordinate to all of Knology’s secured debt;

•	equal to all of Knology’s unsecured and unsubordinated debt; and

•	senior to all of Knology unsecured and subordinated debt.

Upon any distribution to Knology’s creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to Knology or its property, the holders of any secured debt of Knology will be entitled to be paid in full (to the extent of their collateral) before any payment may be made with respect to the New Notes.

The New Notes will be structurally subordinated to any indebtedness of the subsidiaries of Knology.

Knology is a holding company that conducts substantially all of its business through its subsidiaries. The subsidiaries of Knology have no direct obligation to pay amounts due under the New Notes. As a result, all existing liabilities, including indebtedness, of Knology’s subsidiaries are effectively senior to the New Notes.

Risks Related to the New Preferred Stock

No trading market for the New Preferred Stock exists, and none is likely to develop.

The shares of New Preferred Stock have not been listed on the Nasdaq National Market or on a national securities exchange, and Knology is not likely to list the shares of New Preferred Stock in the future. As a result, no trading market for the New Preferred Stock currently exists, and none is likely to develop in the future. Furthermore, there is no trading market for the common stock or non-voting common stock into which the New Preferred Stock will be convertible, and Knology does not anticipate an active trading market developing in the near future.

The shares of New Preferred Stock are subject to restrictions on transfer.

The shares of New Preferred Stock offered hereby are being offered under exemptions from registration under the Securities Act and applicable state securities laws. To qualify for such exemptions, each person subscribing for shares of New Preferred Stock will be required to represent that he, she or it is acquiring such shares for investment purposes only and not with a view to resale. Each investor will have to bear the risks of ownership of such shares of New Preferred Stock for an indefinite period of time. See “Transfer Restrictions” on page 232.

Risks Related to Federal Income Tax Treatment

Broadband may realize cancellation of indebtedness income tax liability as a result of the Restructuring.

Broadband (as a member of the consolidated tax group of which Knology is the common parent) may realize cancellation of indebteness (“COD”) income for United States federal income tax purposes with respect to the exchange of the Old Notes for New Notes and New Preferred Stock pursuant to the Restructuring. This determination will depend on certain issues such as whether COD income, which may arise from the Restructuring as well as from the accrued OID (as defined) interest portion of the Old Notes which has not been previously paid by Broadband, will be realized as a result of the Restructuring. Broadband may also realize COD income with respect to certain intercompany debt and advances made by Knology to Broadband that are cancelled or exchanged in connection with the Restructuring.

To the extent that Broadband is considered insolvent immediately before the completion of the Restructuring, Broadband will not recognize COD income to the extent of the insolvency at the time the Old Notes are exchanged. However, Broadband generally will be required to reduce certain of its tax attributes, including net operating losses and loss carryforwards (and certain other losses, credits and loss carryforwards), in an amount equal to the amount of COD income excluded from taxable income. This may result in a significant reduction in, and possible elimination of, Broadband’s net operating loss carryforwards. Depending on the amount of the COD income relative to the amount Broadband is considered to be insolvent immediately before the completion of the Restructuring, there may be a risk of taxable income to Broadband arising from the Restructuring.

If Broadband is solvent immediately before the completion of the Restructuring and if Broadband realizes COD income, Broadband’s available net operating losses and loss carryforwards (and certain other losses, credits and loss carryforwards) may offset the amount of, and may eliminate, this COD income. The use of some of the net operating losses, however, may be limited by ownership shifts in the Broadband stock (attributable to prior shifts unrelated to the Restructuring, as well as shifts occurring as a result of the Restructuring) that fall within the provisions of Section 382 of the Code, which could cause a risk of taxable income to Broadband arising from the Restructuring.

Alternatively, if the discharge of the Old Notes occurs in a Chapter 11 bankruptcy case pursuant to the Prepackaged Plan, Broadband will not recognize any COD income it realizes as a result of such discharge although certain of its tax attributes will be required to be reduced.

Broadband may also realize COD income with respect to Old Notes held by Valley that are cancelled or exchanged in connection with the Restructuring.

Depending on the position ultimately taken by Broadband in connection with the various issues discussed above, there is a risk that the Internal Revenue Service may take a different position.

Finally, if Broadband does not realize COD income to the extent of the insolvency or in a Chapter 11 bankruptcy case and if the cancelled indebtedness exceeds the amount of the tax attribute reduction, then an excess loss account in the stock of Broadband may be triggered into Knology’s consolidated taxable income.

The exchange of Old Notes for New Notes and New Preferred Stock may be taxable to holders of Old Notes.

Holders of Old Notes are urged to review the discussion in “Certain Federal Income Tax Consequences—Tax Consequences to Holders of Old Notes” on page 236 regarding whether the transactions occurring pursuant to the Restructuring may result in the recognition of gain or loss with respect to their Old Notes and the United States federal income tax consequences relevant to the ownership and disposition of the New Notes and New Preferred Stock received. The treatment afforded holders of Old Notes is the same in the Recapitalization Plan as it is in the Prepackaged Plan. Thus, the discussion of tax consequences related to the Prepackaged Plan is also contained in “Certain Federal Income Tax Consequences—Tax Consequences to Holders of Old Notes” on page 236.

Risks Related to Knology’s and Broadband’s Businesses

Knology and Broadband have lost money on their operations to date.

As of March 31, 2002, Knology and Broadband had accumulated deficits of $335.3 million and $367.5 million, respectively. Knology and Broadband expect to incur net losses for the next several years as they continue to build their networks. Knology’s and Broadband’s ability to generate profits and positive cash flow will depend in large part on their ability to obtain enough subscribers for their services to offset the costs of constructing and operating their networks. If Knology and Broadband cannot achieve operating profitability or positive cash flows from operating activities, their business, financial condition and operating results will be adversely affected.

Restrictions on Knology’s business imposed by its debt agreements could limit its growth or activities.

The New Indenture and Knology’s existing credit agreements, and any new indentures or credit agreements that Knology enters into in the future, will place operating and financial restrictions on Knology and its subsidiaries. These restrictions, and any restrictions created by future financings, will affect Knology’s and its subsidiaries’ ability to:

•	incur additional debt or issue mandatorily redeemable equity securities;

•	create liens on Knology’s assets;

•	make investments;

•	use the proceeds from any sale of assets; and

•	make distributions on or redeem Knology’s stock.

In addition, Knology’s existing credit facilities require it to maintain certain financial ratios. These limitations may affect Knology’s ability to finance its future operations or to engage in other business activities that may be in its interest. If Knology violates any of these restrictions or any restrictions created by future financings, Knology could be in default under its agreements and be required to repay its debt immediately rather than at the maturity of the debt. See “Credit Facilities” on page 100.

Knology has grown rapidly and has a limited history of operating its current systems. This makes it difficult for you to completely evaluate Knology’s performance.

Knology commenced sales of bundled services in 1997 and has grown rapidly since then. As a result, historical financial information about Knology may not be indicative of the future or of results that Knology can achieve. Knology’s recent growth in revenues over its short operating history is not necessarily indicative of future performance.

Knology may encounter difficulties expanding into additional markets.

To expand into additional cities, Knology will have to obtain pole attachment agreements, construction permits, franchises and other regulatory approvals. Delays in entering into pole attachment agreements and in receiving the necessary construction permits and in conducting the construction itself have adversely affected Knology’s and Broadband’s schedule in the past and could do so again in the future. Further, as Knology is currently experiencing in Louisville, Knology may face resistance from competitors who are already in these markets. For example, a competitor may oppose or delay Knology’s franchise application or its request for pole attachment space. These difficulties could significantly harm or delay the development of Knology’s business in new markets.

The rates Knology and Broadband pay for pole attachments may significantly increase.

The rates Knology and Broadband must pay utility companies for space on their utility poles is the subject of frequent disputes. If the rates Knology and Broadband pay for pole attachments were to increase significantly, the increase would cause Knology’s and Broadband’s networks to be more expensive to operate and could have a material adverse effect on Knology’s and Broadband’s cash flows and margins. It could also place Knology and Broadband in a competitive disadvantage to video providers who do not require pole attachments, such as satellite providers.

Competition from other providers of voice services could adversely affect Knology’s and Broadband’s results of operations.

In providing local and long-distance telephone services, Knology and Broadband compete with the incumbent local phone company in each of their markets and a number of long-distance phone companies such as AT&T Corp., WorldCom, Inc. and Sprint Corporation. Knology and Broadband are not the first provider of telephone services in most of their markets, and Knology and Broadband must convince people in their markets to switch from other telephone companies. BellSouth Telecommunications, Inc. is the primary incumbent local phone company in Knology’s and Broadband’s targeted region and is a particularly strong competitor in Knology’s and Broadband’s current markets and throughout the southeastern United States where Knology and Broadband hope to expand. Knology’s and Broadband’s other competitors include:

•
independent or competitive local exchange carriers, which are local phone companies other than the incumbent phone company that provide local telephone services and access to long-distance services over their own networks or over networks leased from other companies;

•	regional Bell operating companies other than BellSouth;

•	wireless telephone carriers;

•	cable television service operators who have announced their intention to offer telephone services in the future;

•	utility companies; and

•	companies offering advanced technologies such as Internet-based telephony.

Major long-distance service providers have recently adopted price decreases and promotional activities. Knology and Broadband expect these price decreases to continue into the foreseeable future and additional price decreases may be adopted. Knology and Broadband expect that they will need to lower their long distance prices to remain competitive, which could have a material adverse impact on their results of operations.

Competition from other providers of video services could adversely affect Knology’s and Broadband’s results of operations.

To be successful, Knology and Broadband will need to retain their existing cable television subscribers and to attract cable television subscribers away from their competitors. Some competitors have competitive advantages over Knology and Broadband, such as long-standing customer relationships and greater experience, resources, marketing capabilities and name recognition. In addition, a continuing trend toward business combinations and alliances in the cable television area and in the telecommunications industry as a whole may create significant new competitors for Knology and Broadband. In providing video service, Knology and Broadband currently compete with AT&T Broadband, Comcast Cable Communications, Inc., Time Warner Cable, Mediacom Communications Corporation and Charter Communications, Inc. Knology also competes with satellite television providers DirecTV, Inc. and Echostar Communications Corporation. Knology’s and Broadband’s other competitors include:

•	other cable television providers;

•	broadcast television stations; and

•	other satellite television companies.

Knology and Broadband expect in the future to compete with telephone companies providing cable television service within their service areas and with wireless cable companies.

Recent legislation has allowed satellite television providers to offer local programming. This could reduce Knology’s and Broadband’s current advantage over satellite television providers in this area and hurt Knology’s and Broadband’s ability to attract and maintain subscribers. In addition, major providers of video services in Knology’s and Broadband’s new markets generally adopt promotional discounts. Knology and Broadband expect these promotional discounts in their new markets to continue into the foreseeable future and additional promotional discounts may be adopted. Knology and Broadband expect that they will also need to offer promotional discounts to be competitive, which could have a material adverse impact on their results of operations.

Competition from other providers of data services could adversely affect Knology’s and Broadband’s results of operations.

Providing data services is a rapidly growing business and competition is increasing in each of Knology’s and Broadband’s markets. Some of Knology’s and Broadband’s competitors have competitive advantages, such as greater experience, resources, marketing capabilities and stronger name recognition.

In providing data services, Knology and Broadband compete with:

•	traditional dial-up Internet service providers;

•	incumbent local exchange providers which provide digital subscriber lines, or DSL;

•	providers of satellite-based Internet access services;

•	long-distance telephone companies; and

•	cable television companies.

Knology and Broadband also expect to compete in the future with providers of wireless high-speed data services. In addition, major providers of data services have adopted price decreases and promotional activities, such as free Internet access. Knology and Broadband expect these price decreases and promotional activities to continue into the foreseeable future and additional price decreases may be adopted. Knology and Broadband expect that they will need to lower their prices for data services to remain competitive, which could have a material adverse impact on their results of operations.

Knology’s and Broadband’s programming costs are increasing, which could reduce their cash flow and operating margins.

Programming has been Knology’s and Broadband’s largest single operating expense item and they expect this to continue. In recent years, the cable industry has experienced a rapid increase in the cost of programming, particularly sports programming. Knology and Broadband expect this increase to continue, and Knology and Broadband may not be able to pass programming cost increases on to their customers. In addition, as Knology and Broadband increase the channel capacity of their systems and add programming to their expanded basic programming tiers, they may face additional market constraints on their ability to pass programming costs on to their customers. The inability to pass programming cost increases on to Knology’s and Broadband’s customers would have an adverse impact on their cash flow and operating margins.

Programming exclusivity in favor of Knology’s and Broadband’s competitors could adversely affect the demand for Knology’s and Broadband’s cable services.

Knology and Broadband obtain their programming by entering into contracts or arrangements with cable-programming vendors. A cable-programming vendor may enter into an exclusive arrangement with one of Knology’s or Broadband’s cable television competitors. This arrangement would create a competitive advantage for the cable television competitor by restricting Knology’s and Broadband’s access to programming. Knology and Broadband provide programming in each of these markets as well, and these exclusivity arrangements restrict Knology’s and Broadband’s access to programming. Knology’s and Broadband’s restricted ability to offer certain programming on their cable television systems may adversely affect the demand for their cable services or increase their cost to obtain programming.

If Knology and Broadband are not able to manage their growth, their businesses and results of operations will be harmed.

Knology’s and Broadband’s ability to grow will depend, in part, upon their ability to:

•	successfully implement their strategy;

•	evaluate markets;

•	secure financing;

•	restructure their existing debt;

•	construct facilities;

•	obtain any required government authorizations; and

•	hire and retain qualified personnel.

In addition, as Knology and Broadband increase their service offerings and expand their targeted markets, including possible expansion into Louisville and Nashville, Knology and Broadband will have additional demands on their customer support, sales and marketing, administrative resources and network infrastructure. If Knology and Broadband cannot effectively manage their growth, their business and results of operations will be harmed.

Acquisitions and joint ventures could strain Knology’s and Broadband’s businesses and resources.

If Knology and Broadband acquire existing companies or networks, or enter into joint ventures, Knology and Broadband may:

•	miscalculate the value of the acquired company or joint venture;

•	divert resources and management time;

•	experience difficulties in integration of the acquired business or joint venture with their operations;

•	experience relationship issues, such as with customers, employees and suppliers, as a result of changes in management;

•	incur additional liabilities or obligations as a result of the acquisition or joint venture; and

•	assume additional financial burdens or dilution incurred with the transaction.

Additionally, ongoing consolidation in Knology’s and Broadband’s industry may be shrinking the number of attractive acquisition targets.

Knology and Broadband operate their networks under franchises that are subject to non-renewal or termination, either of which could adversely affect Knology’s and Broadband’s business.

Knology’s and Broadband’s networks generally operate pursuant to franchises, permits or licenses typically granted by a municipality or other state or local government controlling the public rights-of-way. Often, franchises are terminable if the franchisee fails to comply with material terms of the franchise order or the local franchise authority’s regulations. Further, franchises generally have fixed terms and must be renewed periodically. Local franchising authorities may resist granting a renewal if they consider either past performance or the prospective operating proposal to be inadequate. Knology’s franchises expire at various times in the future beginning in 2003. If one of Knology’s or Broadband’s franchises is not renewed or is terminated, it could adversely affect Knology’s and Broadband’s businesses.

If Knology and Broadband are not able to obtain new franchises in a timely manner and on acceptable terms and conditions, their businesses will be harmed.

Knology’s and Broadband’s businesses depend on their ability to obtain new franchises in a timely manner and on acceptable terms and conditions. Knology and Broadband cannot predict whether they will obtain franchises in new markets on terms that will make construction of a network and provision of broadband communications services economically attractive. Knology has been awarded a franchise in Louisville, Kentucky, but it is being contested by the incumbent cable provider. Until litigation relating to the Louisville franchise is resolved, and subject to availability of financing, Knology does not plan to begin construction of its network in that market.

Since Knology and Broadband operate their systems under franchises that are non-exclusive, local franchising authorities can grant additional franchises and create more competition for Knology and Broadband in their markets.

Knology’s and Broadband’s franchises are non-exclusive. The local franchising authorities can grant franchises to competitors who may build networks in Knology’s and Broadband’s market areas. This could adversely affect Knology’s and Broadband’s growth and their profitability.

Local franchise authorities have the ability to impose regulatory constraints or requirements on Knology’s and Broadband’s business, which could increase Knology’s and Broadband’s expenses.

In the past, local franchise authorities have imposed regulatory constraints, by local ordinance or as part of the process of granting or renewing a franchise, on the construction of Knology’s and Broadband’s networks. They also have imposed requirements on the level of customer service Knology and Broadband provide, as well as other requirements. The local franchise authorities in Knology’s and Broadband’s new markets also may impose regulatory constraints or requirements which could increase Knology’s and Broadband’s expenses in operating their business.

Loss of access to other companies’ networks could impair Knology’s and Broadband’s telephone services.

Knology and Broadband rely on other companies to provide:

•	communications capacity between Knology’s and Broadband’s facility that switches telephone calls and their local networks;

•	long-distance telephone services;

•
space at areas along Knology’s and Broadband’s networks or in switching centers to locate equipment. Because Knology’s and Broadband’s equipment needs to be located near and often connected to similar equipment operated by other providers for efficiency reasons, which is called co-location, available space can be quite limited; and

•	special network services for Internet transport requirements.

Knology and Broadband purchase these services from two primary vendors, Business Telecom, Inc. and ITC/\DeltaCom, both of which compete with Knology and Broadband. If Knology and Broadband lost services from either of these companies, Knology and Broadband would have to find another entity that could provide these services for Knology and Broadband and may have to pay more for the same services or meet a higher minimum purchase commitment. Further, if either of these companies reduced their access to its facilities because that company did not have the capacity to provide these services to Knology and Broadband, Knology’s and Broadband’s businesses would be harmed.

Loss of interconnection arrangements could impair Knology’s and Broadband’s telephone service.

Knology and Broadband rely on other companies to connect their local telephone customers with customers of other local telephone providers. Knology and Broadband presently have access to BellSouth’s telephone network under a nine-state interconnection agreement, which expires in September 2002. If Knology’s and Broadband’s interconnection agreement is not renewed, Knology and Broadband will have to negotiate another interconnection agreement with BellSouth. The renegotiated agreement could be on terms less favorable than Knology’s and Broadband’s current terms.

It is generally expected that the Telecommunications Act of 1996 will continue to undergo considerable interpretation and implementation, which could have a negative impact on Knology’s and Broadband’s interconnection agreement with BellSouth. It is also possible that further amendments to the Communications Act of 1934 may be enacted which could have a negative impact on Knology’s and Broadband’s interconnection agreement with BellSouth. Knology’s and Broadband’s ability to compete successfully in the provision of services will depend on the nature and timing of any such legislative changes and implementing regulations and whether they are favorable to Knology and Broadband.

Changes in demand for Knology’s and Broadband’s voice services could harm Knology’s and Broadband’s businesses.

Knology and Broadband could be affected by changes in demand for their telephone services, including reduced demand for:

•	traditional and premium telephone services;

•	additional access lines per household; and

•	billing and collection services.

In addition, increased local competition in Knology’s and Broadband’s market areas could result in a decline in demand for their voice services.

The demand for Knology’s and Broadband’s bundled communications services could be lower than expected.

Broadband has only been providing bundled broadband communications services since 1997. Knology has only been providing bundled broadband communications services since 2000. Knology’s and Broadband’s bundled broadband communications strategy could be unsuccessful due to:

•	competition;

•	pricing;

•	regulatory uncertainties; or

•	operating and technical difficulties.

In addition, the demand for some of Knology’s and Broadband’s planned broadband communications services, either alone or as part of a bundle, cannot readily be determined. Knology’s and Broadband’s businesses could be adversely affected if demand for bundled broadband communications services is materially lower than Knology and Broadband expect.

Existing and future technological implementations and developments may hurt Knology’s and Broadband’s businesses.

Existing and future technological implementations and developments may reduce the competitiveness of Knology’s and Broadband’s networks or require expensive and time-consuming upgrades or additional equipment. In addition, Knology or Broadband may be required to select in advance one technology over another and may not choose the technology that is the most economic, efficient or attractive to customers. Knology and Broadband may also encounter difficulties in implementing new technologies, products and services and may encounter disruptions in service as a result. Knology and Broadband are currently implementing a new customer billing system and cannot assure you that it will be implemented successfully.

It may take Knology and Broadband longer to construct their networks and generate connections than anticipated, which could adversely affect Knology’s and Broadband’s growth, financial condition and results of operations.

When Knology and Broadband enter new markets or upgrade existing markets, they project the capital expenditures that will be required based in part on the amount of time necessary to complete the construction or upgrade of the network and the difficulty of such construction. If construction lasts longer than anticipated or is more difficult than anticipated, Knology and Broadband’s capital expenditures could be significantly higher, which could adversely affect Knology and Broadband’s growth, financial condition and results of operations.

It may take Knology and Broadband longer to generate connections than anticipated, which could adversely affect Knology’s and Broadband’s growth, financial condition and results of operations.

When Knology and Broadband enter new markets or upgrade existing markets, they project the amount of revenue they will receive in such markets based in part on how quickly they are able to generate new connections. If Knology and Broadband are not able to generate connections as quickly as anticipated, they will not be able to generate revenue in such markets as quickly as anticipated, which could adversely affect Knology and Broadband’s growth, financial condition and results of operations.

Knology and Broadband depend on third-party equipment and software suppliers. If Knology and Broadband are unable to procure the necessary equipment, their ability to offer their services could be impaired. This could adversely affect Knology’s and Broadband’s growth, financial condition and results of operations.

Knology and Broadband depend on vendors to supply the set-top converter boxes, digital headend equipment, and cable modems. This equipment is available from a limited number of suppliers. Knology and

Broadband typically purchase this equipment under purchase orders placed from time to time and neither Knology nor Broadband carries significant inventories. If demand exceeds Knology’s and Broadband’s inventories and they are unable to obtain required equipment on a timely basis and at an acceptable cost, Knology’s and Broadband’s ability to recognize additional revenue from digital services could be delayed or impaired. In addition, if there are no suppliers who are able to provide devices that comply with evolving Internet and telecommunications standards or that are compatible with other products or components Knology and Broadband use, Knology’s and Broadband’s businesses would be impaired.

Knology and Broadband could be damaged by the loss of their key personnel.

Knology’s and Broadband’s businesses are currently managed by a small number of key management and operating personnel. Knology and Broadband do not have any employment agreements with, nor do Knology and Broadband maintain “key man” insurance on, these or any other employees.

Since Knology’s and Broadband’s businesses are concentrated in specific geographic locations, their businesses could be hurt by a depressed economy or natural disaster in these areas.

Knology and Broadband provide their services to areas in Alabama, Florida, Georgia, South Carolina and Tennessee, which are all in the southeastern United States. A stagnant or depressed economy in the southeastern United States could affect all of Knology’s and Broadband’s markets, and adversely affect its business and results of operations. Knology’s and Broadband’s service networks or other facilities could be damaged by natural catastrophe.

Knology’s and Broadband’s success depends on the efficient and uninterrupted operation of their communications services. Knology’s and Broadband’s networks are attached to poles and other structures in their service areas, and Knology’s and Broadband’s ability to provide service depends on the availability of electric power. A tornado, hurricane, flood or other catastrophic event in one of these areas could damage Knology’s and Broadband’s networks, interrupt their services and harm their businesses in the affected area. In addition, many of Knology’s and Broadband’s markets are close together, and a single natural disaster could damage several of their networks.

All of Knology’s and Broadband’s voice and data traffic passes through their switch in West Point, Georgia, and this switch may fail to operate.

All of Knology’s and Broadband’s voice and data traffic passes through their switch in West Point, Georgia. If this switch were to fail to operate, Knology’s and Broadband’s customers would not be able to access Knology’s and Broadband’s voice and data services, which likely would damage Knology’s and Broadband’s relationship with their customers and could have a material adverse impact on their businesses.

Knology and Broadband could be hurt by future interpretation or implementation of regulations.

The current communications and cable legislation is complex and in many areas sets forth policy objectives to be implemented by regulation. Legislative and regulatory changes may have the effect of increasing Knology’s costs of doing business, or of encouraging additional competition to the services provided by Knology. For example, there is currently a regulation pending that, if adopted, could require cable operators providing cable modem services, such as Knology and Broadband, to provide access to multiple Internet service providers. Additionally, there is legislation pending that could result in less regulation of the provision of DSL service by incumbent local exchange carriers, thereby making such DSL service more competitive with cable modem service. Knology cannot predict the impact that any future legislative or regulatory changes may have on its business.

Knology’s and Broadband’s interconnection agreements, which Knology and Broadband depend on to reach users who are not their customers, are subject to regulation by the FCC and state authorities. Unfavorable regulation that delays interconnection or increases the cost of interconnection would hurt Knology’s and Broadband’s businesses.

It is generally expected that the Telecommunications Act of 1996 will continue to undergo considerable interpretation and implementation. It is also possible that further amendments to the Communications Act of 1934 may be enacted. Knology’s and Broadband’s ability to compete successfully will depend on the nature and timing of any such legislative changes and implementing regulations and whether they are favorable to Knology or Broadband.

Risks Related to Relationships with Stockholders, Affiliates and Related Parties

A small number of stockholders will continue to control a significant portion of Knology’s stock.

After giving effect to the completion of the Restructuring, SCANA will be Knology’s largest stockholder and will own approximately 15.4% of Knology’s outstanding voting stock on an as-converted basis. Additionally, J. H. Whitney IV, L.P., ITC Telecom and The Blackstone Group private equity funds will beneficially own approximately 10.9%, 10.2% and 8.3% of Knology’s outstanding voting stock, on an as-converted basis, respectively. Further, approximately 6.9% of Knology’s outstanding voting stock on an as-converted basis will be owned by Campbell B. Lanier, III, the chairman of Knology’s board of directors, and members of Mr. Lanier’s family. SCANA and ITC Telecom will together own approximately 59.0% of the outstanding shares of Knology’s shares of Series C Preferred Stock, and J. H. Whitney IV, L.P. and The Blackstone Group private equity funds together will own approximately 69.6% of the outstanding shares of Knology’s shares of Series B preferred stock. As a result, these stockholders have significant voting power with respect to the ability to:

•	authorize additional shares of capital stock or otherwise amend Knology’s certificate of incorporation or bylaws;

•	elect Knology’s directors; or

•	effect a merger, sale of assets or other corporate transaction.

The extent of ownership by these stockholders may also discourage a potential acquirer from making an offer to acquire Knology. This could reduce the value of Knology’s stock.

Knology’s relationships with ITC Holding’s companies may cause conflicts of interests.

Prior to February 2000, Knology was a subsidiary of ITC Holding. Knology continues to have relationships with several of ITC Holding’s subsidiaries and affiliated companies. Some of Knology’s directors and stockholders are directors, stockholders or officers of various ITC Holding companies. When the interests of ITC Holding or other ITC Holding companies differ from Knology’s interests, the ITC Holding companies act in their own respective best interests, which could be adverse to Knology’s interests. Moreover, conflicts may arise in the negotiation and enforcement of Knology’s agreements with these companies.

Knology is no longer able to rely on ITC Holding for access to capital.

In the past, ITC Holding has contributed equity to Knology and has lent money to Knology. Since Knology’s spin-off was completed in February 2000, Knology no longer has access to capital through ITC Holding. Although ITC Telecom, an indirect wholly owned subsidiary of ITC Holding, invested $25.0 million in Series C Preferred Stock in January 2001 and has agreed, subject to completion of the Restructuring, to purchase $19.5 million of the Private Placement Shares, ITC Holding has no further obligation to provide financing to Knology or enter into other transactions with Knology in the future.

Some of Knology’s major stockholders own stock in Knology’s competitors and may have conflicts of interest.

Campbell B. Lanier, III, the chairman of Knology’s board of directors and one of Knology’s major stockholders, is a significant stockholder of ITC/\DeltaCom. Additionally, some of Knology’s other major stockholders, including private equity funds associated with AT&T Ventures, Whitney & Co. and The Blackstone Group, own or in the future may own interests in companies that may compete with Knology. When the interests of one of Knology’s competitors differs from Knology, these stockholders may support Knology’s competitor or take other actions that could adversely affect Knology’s interests.

No trading market exists for Knology’s securities, and many of Knology’s securities are subject to transfer restrictions.

Knology’s stock is not traded on any stock exchange or quoted on the Nasdaq National Market, or any other established trading market, and no market makers currently make a market in Knology’s stock. Knology does not expect that an active public market for Knology’s stock will develop. With the lack of an active public market for Knology’s stock, Knology’s stockholders’ ability to sell securities is limited.

If Knology issues more stock in future offerings, the percentage of Knology’s stock that its current stockholders own will be diluted.

As of June 30, 2002, Knology had 504,069 shares of common stock, 51,020,050 shares of Series A Preferred Stock, 21,180,131 shares of Series B Preferred Stock and 37,219,562 shares of Series C Preferred Stock outstanding. Knology also had outstanding on that date options to purchase 7,617,905 shares of common stock and 2,973,367 shares of Series A Preferred Stock as well as warrants to purchase 994,961 shares of Series A Preferred Stock. Future stock issuances also will reduce the percentage ownership of Knology’s current stockholders.

Although Knology’s stock is not publicly traded, the value of Knology’s stock could be hurt by substantial price fluctuations.

The value of Knology’s capital stock could be subject to sudden and material increases and decreases, even though it is not publicly traded. The value of Knology’s stock could fluctuate in response to:

•	Knology’s quarterly operating results;

•	changes in Knology’s business;

•	changes in the market’s perception of Knology’s bundled services;

•	changes in the businesses or market perceptions of Knology’s competitors; and

•	changes in general market or economic conditions.

In addition, the stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the value of securities of many companies. The changes often appear to occur without regard to specific operating performance. The value of Knology’s capital stock could increase or decrease based on change of this type, even though Knology’s stock is not publicly traded. These fluctuations could materially reduce the value of Knology’s stock.

USE OF PROCEEDS

Knology will not receive any proceeds from the Restructuring. In consideration for issuing New Notes and New Preferred Stock, Knology will receive in exchange the Old Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Knology has agreed to bear the expenses of the Restructuring.

The $39.0 million of proceeds from the Private Placement, described in “The Private Placement” on page 98, will be used to pay expenses (estimated to be approximately $3.3 million) of the Restructuring, to repay any interim or debtor-in-possession financing received from third parties, and for general corporate purposes.

No underwriter is being used in connection with the Restructuring or the Private Placement.

CAPITALIZATION

The following tables set forth Knology’s and Broadband’s capitalization at March 31, 2002, and as adjusted to give effect to the following transactions in connection with the Restructuring:

•	the issuance of 13,000,000 shares of Series C Preferred Stock at $3.00 per share in the Private Placement for cash proceeds of $39,000,000;

•
the exchange of 100% of the $444,100,000 principal amount at maturity of Old Notes of Broadband for New Notes and New Preferred Stock issued by Knology. The New Notes issued in exchange for Old Notes will have an initial principal amount of $193,500,000. The New Preferred Stock issued in exchange for Old Notes will consist of approximately 10,618,339 shares of Series D Preferred Stock and approximately 21,696,794 shares of Series E Preferred Stock, each with a deemed issue price of $1.87 per share. As of the date of completion of the Restructuring, the New Preferred Stock will represent 19.3% of Knology’s issued and outstanding common stock, calculated on an as-converted basis as of the date of completion of the Restructuring, after giving effect to the Private Placement and the Restructuring but without giving effect to outstanding options and warrants to purchase Knology’s capital stock issued prior to July 1, 2002;

•	the issuance of 82,723 shares of Series D Preferred Stock with a deemed issue price of $1.87 per share representing an in-kind payment of transaction fees;

•	the surrender to Broadband for cancellation of the $64,206,000 in principal amount at maturity of Old Notes held by Valley;

•	the cancellation of $14,044,000 intercompany debt due to Knology from Broadband;

•
the adjusted balance of the New Notes will be approximately $286,268,000, including $193,500,000 principal amount at maturity of New Notes issued in the Exchange Offer, $1,462,404 of in-kind New Notes for payment of transaction fees, and approximately $91,306,000 accrued interest. In accordance with SFAS 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings,” because troubled debt restructuring accounting requires the comparison of the carrying value of the Old Notes to the total future maximum cash flows of the New Notes, rather than the principal or face amount of the New Notes. Accordingly, a substantial future amount of interest/accretion is included in the carrying value of the New Notes issued in exchange. As a result, the difference between the face value of the Old Notes and the face value of the New Notes is not immediately recognized as an extraordinary gain, but rather will be recognized over time as reduced interest/accretion expense. Therefore, the carrying amount of the Old Notes is adjusted for the issuance of New Preferred Stock in the Exchange Offer in the amount of approximately $60,400,000 and the unamortized balance of related debt issuance costs in the amount of $4,400,000; and

•
transaction expenses of $5,887,000, including in-kind payments, subject to possible adjustment, of $1,617,095 which consists of $1,462,404 of New Notes and $154,691 of Series D Preferred Stock (82,723 shares at a deemed issue price of $1.87 per share) payable to Houlihan Lokey, financial advisor to the Informal Noteholders’ Committee.

To better understand this table, you should review “Selected Historical Financial Data of Knology and Broadband” on page 105, “Unaudited Pro Forma Financial Data of Knology and Broadband” on page 110, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Knology” on page 119, “Certain Transactions and Relationships” on page 167, “Accounting Treatment of the Restructuring,” on page 234, Knology’s consolidated financial statements and accompanying notes thereto beginning on page F-1, Broadband’s Annual Report on Form 10-K for the year ended December 31, 2001, attached to this Offering Circular as Exhibit A and Broadband’s Quarterly Report on Form 10-Q for the three months ended March 31, 2002, attached to this Offering Circular as Exhibit B.

KNOLOGY, INC.—CAPITALIZATION

	As of March 31, 2002
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents	$25,611	$61,341

Long-term debt, including current portion and accrued interest:
Wachovia Credit Facility	15,465	15,465
CoBank Credit Facility	32,482	32,482
11 7/8% Senior Discount Notes due 2007 of Broadband	349,603	—
12% Senior Unsecured Notes due 2009 of Knology	—	286,268	(a)
Other	644	644

Total long-term debt, including current maturities	398,194	334,859
Warrants	4,726	4,726

Stockholders’ equity:
Series A Preferred Stock, $.01 par value, 56,000,000 shares authorized and 51,003,548 shares issued and outstanding as of March 31, 2002 and as adjusted	510	510
Series B Preferred Stock, $.01 par value, 21,180,131 shares authorized and 21,180,131 shares issued and outstanding as of March 31, 2002 and as adjusted	212	212
Series C Preferred Stock, $.01 par value, 60,000,000 shares authorized and 37,219,562 and 50,219,562 shares issued and outstanding as of March 31, 2002 and as adjusted, respectively	372	502
Series D Preferred Stock, $.01 par value, no shares and 34,000,000 shares authorized as of March 31, 2002 and as adjusted, respectively; no shares and 10,701,062 shares issued and outstanding as of March 31, 2002 and as adjusted, respectively	—	107
Series E Preferred Stock, $.01 par value, no shares and 25,000,000 shares authorized as of March 31, 2002 and as adjusted, respectively; no shares and 21,696,794 shares issued and outstanding as of March 31, 2002 and as adjusted, respectively	—	217
Common Stock, $.01 par value, 200,000,000 shares authorized and 503,469 shares issued and outstanding as of March 31, 2002 and as adjusted	5	5
Non-Voting Common Stock, $.01 par value, no shares and 25,000,000 shares authorized as of March 31, 2002 and as adjusted; no shares issued and outstanding as of March 31, 2002 and as adjusted	—	—
Additional paid-in-capital	394,743	493,873
Accumulated deficit	(335,325)	(341,212)

Total stockholders’ equity	60,517	154,214

Total capitalization	$463,437	$493,799

(a)
Represents $193,500 in principal amount at maturity of New Notes, $1,462 of in-kind New Notes, and $91,306 of accrued interest. In accordance with SFAS 15, no gain will be recognized in the Restructuring.

KNOLOGY BROADBAND, INC.—CAPITALIZATION

	As of March 31, 2002
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents	$147	$—

Long-term debt, including current portion and accrued interest:
Wachovia Credit Facility	15,465	15,465
11 7/8% Senior Discount Notes due 2007 of Broadband	414,465	—
Notes payable—affiliate	14,044	—

Total long-term debt, including current maturities	443,974	15,465

Stockholders’ equity:
Common Stock, $.01 par value, 100 shares authorized and 100 shares issued and outstanding as of March 31, 2002 and as adjusted	—	—
Additional paid-in-capital	271,811	686,274
Accumulated deficit	(367,521)	(373,408)

Total stockholders’ equity	(95,710)	312,866

Total capitalization	$348,264	$328,331

MARKET AND DIVIDEND INFORMATION

Knology Stock

Knology’s stock is not traded on any exchange or quoted on the Nasdaq National Market or any other established trading market. No market makers currently make a market in Knology’s stock and Knology does not plan to engage a market maker. Therefore, there is no established public trading market and no high and low bid information or quotations are available.

As of June 30, 2002, Knology had 504,069 shares of common stock outstanding held of record by approximately 88 stockholders, 51,020,050 shares of Series A Preferred Stock outstanding held of record by approximately 597 stockholders, 21,180,131 shares of Series B Preferred Stock outstanding held of record by approximately 30 stockholders and 37,219,562 shares of Series C Preferred Stock outstanding held of record by approximately 110 shareholders.

Knology has never declared or paid any cash dividends on its capital stock and does not anticipate paying cash dividends on its capital stock in the foreseeable future. It is the current policy of Knology’s board of directors to retain earnings to finance the expansion of Knology’s operations. Future declaration and payment of dividends, if any, will be determined based on then-current conditions, including Knology’s earnings, operations, capital requirements, financial condition, and other factors the board of directors deems relevant. In addition, after the Restructuring, Knology’s ability to pay dividends may be limited by the terms of the New Indenture and by the terms of the Amended CoBank Facility.

Further, Knology, as a holding company, is dependent on the ability of its subsidiaries to pay dividends to Knology. The ability of Knology’s subsidiaries will be determined based on then-current conditions, including such subsidiaries’ earnings operations, capital requirements, financial condition, and other factors. As a result, after the Restructuring, the ability of those subsidiaries that are party to the Amended and Restated Wachovia Facility to pay dividends may be limited by the terms of the Amended and Restated Wachovia Facility.

Broadband Old Notes

In general, there has been limited trading of the Old Notes and any trading, to the extent it occurs, has taken place primarily in the over-the-counter market. Prices and trading volumes of the Old Notes in the over-the-counter market are not regularly reported and can be difficult to monitor. Quotations for notes that are not widely traded, such as the Old Notes, may differ from actual trading prices and should be viewed as approximations. You are urged to obtain the best available information regarding the market prices of the Old Notes from your broker, dealer, commercial bank or trust company.

THE RESTRUCTURING

Background of and Reasons for the Restructuring

Broadband was originally formed in March 1995 by ITC Holding and private equity funds associated with South Atlantic Capital, Inc. to be a provider of cable television, local and long-distance telephone and high-speed Internet services. Broadband began providing cable television services in 1995 and local and long-distance telephone services in 1997. It provides these services over its two-way interactive broadband networks, which it has constructed either by acquiring cable television systems from incumbent providers and upgrading those systems to be two-way interactive or by building new interactive networks. Knology, through Knology of Knoxville, Inc., began providing two-way interactive broadband services in 2000. As facilities-based providers of services, Knology’s and Broadband’s construction costs have been significant, although Knology and Broadband believe that the increased quality of service they are able to provide gives them a strategic advantage in the markets in which they operate.

Prior to 1997, Broadband was primarily funded through equity investments by ITC Holding, SCANA Communications, Inc., AT&T Venture Funds and certain other investors. On October 22, 1997, Broadband issued units consisting of the Old Notes and warrants to purchase preferred stock and received net proceeds of approximately $242.4 million. The Old Notes were sold at a substantial discount from their principal amount at maturity and no interest is payable on the Old Notes until April 15, 2003. The Old Notes will fully accrete to face value of $444.1 million on October 15, 2002. From and after October 15, 2002, the Old Notes will bear interest, which will be payable in cash, at a rate of 11 7/8% per annum on April 15 and October 15 of each year, commencing April 15, 2003. Based on Broadband’s plans for expansion and its expectations with respect to market conditions at the time of issuance of the Old Notes, Broadband believed that it would be able to make these payments.

On December 22, 1998, Broadband obtained additional funding by entering into the Existing Wachovia Facility.

Broadband continued to construct its networks and implement its business plan, but increased construction costs and the length of time necessary to construct its networks caused Broadband to need additional financing. In order to enhance Broadband’s ability to raise equity financing at a higher per share value, ITC Holding and Broadband determined to reorganize and then spin-off the reorganized company from ITC Holding. In furtherance of that plan, Knology was formed by ITC Holding in September 1998.

In November 1999, ITC Holding contributed its 85% equity interest in Broadband, all of the outstanding capital stock of Interstate Telephone, Valley and Globe Telecommunications, as well as certain other assets, to Knology in exchange for Series A Preferred Stock. Also in November 1999, the holders of the remaining 15% equity interest of Broadband exchanged their shares of Broadband preferred stock for Series A Preferred Stock, and the holders of the warrants to purchase Broadband preferred stock originally issued with the Old Notes exchanged such warrants for warrants to purchase shares of Series A Preferred Stock.

In February 2000, ITC Holding distributed all of its shares of Series A Preferred Stock and options to purchase Series A Preferred Stock to ITC Holding’s stockholders and option holders. Immediately following the completion of the spin-off, Knology completed a $100.6 million private offering of its Series B Preferred Stock to a group of accredited investors, including institutional investors and certain of Knology’s executive officers.

Soon after completing the spin-off and the private placement of the Series B Preferred Stock, Knology sought to raise additional equity and debt capital. Knology anticipated that it would need an additional $750 million of capital, including $150 million of new equity and $600 million of debt. The market for initial public offerings began to collapse in the late spring and summer of 2000, and a similar collapse of the high yield bond markets occurred in the same time frame. As a result, in May 2000, Knology determined that it should delay its public offering until market conditions improved. Knology then began to work with investment banks to arrange a bank debt facility. However, in the Fall of 2000, the bank debt market also weakened and the bank debt transaction was abandoned.

Although Knology had abandoned plans for an initial public offering, high yield debt offering and bank debt financing, it still needed additional capital to fulfill its business plan. To obtain the needed capital, management adopted a new plan in September 2000 to attempt to sell shares of preferred stock through a private placement to accredited investors. In 2001, Knology sold an aggregate of $111.7 million of Series C Preferred Stock in private placements to accredited investors.

In order to reduce the amount of its outstanding debt, on June 29, 2001, Knology through its wholly owned subsidiaries, Globe Telecommunications, Interstate Telephone and Valley, entered into the Existing CoBank Facility, a portion of the proceeds of which were used to repurchase Old Notes on the open market. In September and October 2001, Valley repurchased Old Notes with a principal amount at maturity of $64.2 million for approximately $22.8 million in cash. Valley still holds the Old Notes it purchased and, as part of the Restructuring, will surrender the Old Notes to Broadband in exchange for a Limited Broadband/CoBank Guaranty.

On November 7, 2001, Broadband and Wachovia agreed to amend the Existing Wachovia Facility. The Existing Wachovia Facility, as amended, allows Broadband to borrow up to the greater of (1) $15.5 million or (2) three times the annualized consolidated cash flow of Broadband. As of date of this Offering Circular, Broadband has borrowed $15,464,750 under the Existing Wachovia Facility.

For the fourth quarter of 2001 and for the year ended 2001, Knology reported positive EBITDA, as adjusted (earnings (loss) before interest, taxes, depreciation and amortization, other (expense) income, and cumulative effect of change in accounting principle). For the first quarter of 2002, Knology and Broadband both reported positive EBITDA, as adjusted. They also reported record growth in connections and revenue for the first quarter of 2002. However, despite Knology’s and Broadband’s positive operating performance and their efforts to reduce the amount of Broadband’s outstanding debt, Knology’s and Broadband’s board of directors believe that the amount of debt that Broadband carries is still too great and that, unless the Restructuring is completed, Broadband will not be able to make the first interest payment on the Old Notes which is due April 15, 2003.

In response to Broadband’s potential inability to service its debt obligations, Knology engaged Credit Suisse First Boston Corporation on February 28, 2002 to assist it in evaluating its strategic alternatives. In April 2002, Knology and Broadband began discussions with the Informal Noteholders’ Committee, which was represented by Houlihan Lokey. In connection with negotiations with the Informal Noteholders’ Committee, Knology’s and Broadband’s boards of directors decided upon two alternatives for effecting a restructuring of their capitalization: the Recapitalization Plan and the Prepackaged Plan. The Recapitalization Plan contemplates an out-of-court consensual restructuring, while the Prepackaged Plan contemplates submission of the Prepackaged Plan to a bankruptcy court for approval, which, if so approved, would result in Broadband’s reorganization under the Bankruptcy Code. Each of the Recapitalization Plan and the Prepackaged Plan contains the following same components: (1) the exchange of the Old Notes for the New Notes and New Preferred Stock; (2) the Charter Amendment; (3) the Stockholders Agreement Amendment; (4) the Private Placement; (5) the amendment and restatement of the Existing Wachovia Facility; (6) the modification of the Existing CoBank Facility; and (7) the Limited Broadband/CoBank Guaranties, limited to the aggregate amount of $22.8 million.

The Recapitalization Plan provides for the Restructuring to be effected through the Exchange Offer and Consent Solicitation. The Exchange Offer is conditioned, among other things, upon the tender of 100% of the Old Notes held by accredited investors, QIBs and non-U.S. Persons, which condition can be waived with the approval of the special committee of Knology’s board of directors, Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, and SCANA. See “The Recapitalization Plan—Conditions to the Exchange Offer and Consent Solicitation” on page 48.

To seek approval of the Prepackaged Plan by the bankruptcy court, Knology and Broadband must receive acceptances from the holders of at least two-thirds in amount, and over one-half in number of holders, of each class of impaired Claims that votes on the Prepackaged Plan. Only those holders of Claims that vote on the Prepackaged Plan will be counted for purposes of determining the requisite approvals. There can be no assurance, however, that even with such acceptances the bankruptcy court would confirm the Prepackaged Plan if filed. See “Risk Factors—Risks Related to the Prepackaged Plan” on page 21.

Knology believes that the completion of the Restructuring contemplated by the Recapitalization Plan or, in the alternative, the Prepackaged Plan is critical to the continuing viability of Knology and its subsidiaries. If Knology and Broadband are not able to consummate the Recapitalization Plan, including the Exchange Offer and Consent Solicitation, or the Prepackaged Plan, they may seek to accomplish an alternative restructuring of their capitalization and Knology’s and Broadband’s obligations to creditors and equity holders and obtain their consent to any such restructuring plan. Knology and Broadband cannot assure you that any alternative restructuring arrangement or plan would result in a successful reorganization of Broadband or that any reorganization or liquidation would be on terms as favorable to the holders of the Old Notes as the terms of the Recapitalization Plan or the Prepackaged Plan. In addition, there is a risk that distributions to holders of the Old Notes under a liquidation or under a protracted and non-orderly reorganization under the Bankruptcy Code would be substantially delayed and diminished. See “Risk Factors” on page 19.

Lockup Agreement

The members of the Informal Noteholders’ Committee, SCANA, the Burton Partnerships, Valley, Wachovia, CoBank, ITC Telecom and certain other stockholders have entered into the Lockup Agreement with Knology and Broadband. Pursuant to the Lockup Agreement, such parties have agreed to use reasonable efforts to complete the Restructuring as contemplated by the Recapitalization Plan or, if the Minimum Tender Condition is not satisfied or waived or Knology is otherwise not able to complete the Recapitalization Plan, but the required acceptances have been received to confirm the Prepackaged Plan, as contemplated by the Prepackaged Plan.

SCANA, the Burton Partnerships, Valley, Wachovia, CoBank and the Non-Affiliated Holders who are a party to the Lockup Agreement have agreed, subject to the terms and conditions of the Lockup Agreement, among other things, (1) to tender all of the Old Notes owned by such party (and thereby deliver a Consent to the Proposed Amendments and Waivers with respect to the Old Notes), (2) to vote to accept the Prepackaged Plan, (3) to support and otherwise consent to the amendment of the Existing CoBank Facility and the amendment and restatement of the Existing Wachovia Facility, and (4) to vote to reject any plan of reorganization of Broadband or Knology that does not contain the terms of the Restructuring substantially as set forth in the Restructuring Term Sheet attached to the Lockup Agreement. SCANA, the Burton Partnerships, Valley and the Non-Affiliated Holders party to the Lockup Agreement have represented to Knology and Broadband that they collectively beneficially own, in the aggregate, $352.4 million aggregate principal amount at maturity of Old Notes (representing approximately 79.4% of the outstanding principal amount at maturity thereof).

Valley has agreed, subject to the terms and conditions of the Lockup Agreement, among other things, (1) to tender for cancellation all of the Old Notes held by Valley at the completion of the Exchange Offer in exchange for a Limited Broadband/CoBank Guaranty, (2) to vote to accept the Prepackaged Plan, and (3) to vote to reject any plan of reorganization of Broadband or Knology that does not contain the terms of the Restructuring substantially as set forth in the Restructuring Term Sheet attached to the Lockup Agreement.

The stockholders of Knology that are party to the Lockup Agreement have agreed with the other stockholders party to the Lockup Agreement and the holders of Old Notes that are party to the Lockup Agreement, subject to the terms and conditions of the Lockup Agreement, to vote for the Charter Amendment when submitted to such stockholders for approval. They have also agreed with Knology to approve the Stockholders Agreement Amendment and to waive any preemptive rights they may have under the Stockholders Agreement with respect to the Private Placement or the Restructuring. In addition, certain stockholders that are party to the Lockup Agreement have agreed not to transfer any of the shares of Knology’s capital stock held by such stockholders unless such stockholder (1) provides certain written notices of the transfer, (2) identifies the transferee, (3) identifies the number of shares of Knology’s capital stock that is subject to the transfer and (4)

confirms that the transferee has agreed to be bound by all of the terms and conditions of the Lockup Agreement. Each of SCANA and the Burton Partnerships has agreed that it shall not transfer any of its shares of Knology’s capital stock.

Wachovia and CoBank have agreed, subject to the terms and conditions of the Lockup Agreement, simultaneously with the completion of the Exchange Offer or the effectiveness of the Prepackaged Plan, to complete the consensual amendment and restatement of the Existing Wachovia Facility and the amendment of the Existing CoBank Facility, respectively.

Under the Prepackaged Plan, the Old Note Claims (as defined) held by Non-Affiliated Holders also constitutes a separate class of Claims entitled to vote on the Prepackaged Plan. Each Non-Affiliated Holder that is a party to the Lockup Agreement has committed to vote to accept the Prepackaged Plan. Based on the representations in the Lockup Agreement, the amount of Old Notes held by such Non-Affiliated Holders constitutes approximately 63% of the total amount of Old Notes outstanding held by Non-Affiliated Holders, which may, but is not certain to, constitute a sufficient amount and number of Old Note Claims held by Non-Affiliated Holders for such class of Old Note Claims to be deemed to have accepted the Prepackaged Plan. Because only those holders of Old Notes who actually vote to accept or reject the Prepackaged Plan will be counted for purposes of determining acceptance or rejection of the Prepackaged Plan, the Prepackaged Plan could be approved with the affirmative vote of significantly less than two-thirds in amount of the Old Notes held by Non-Affiliated Holders and by significantly less than one-half in number of the Non-Affiliated Holders. See “The Prepackaged Plan—Confirmation of the Prepackaged Plan” on page 70. If the Restructuring has not been completed, the Lockup Agreement, and the obligations of the parties to the Lockup Agreement thereunder, will terminate on October 2, 2002, unless the Prepackaged Plan has been filed as provided in the Lockup Agreement, in which case the Lockup Agreement will terminate on December 31, 2002.

Interests of Certain Persons in the Restructuring

You should be aware that the directors and executive officers of Knology and Broadband have interests in the Restructuring that are different from, or in addition to, or that might conflict with, the interests of the holders of the Old Notes. The boards of directors of Knology and Broadband were aware of these interests and conflicts when they determined to approve the Restructuring.

Campbell B. Lanier, III, the Chairman of the board of directors of Knology and Broadband, is also the Chairman of the board of directors of ITC Holding, the parent company of ITC Telecom, one of Knology’s large investors and one of the purchasers of the Private Placement Shares in the Private Placement. Campbell B. Lanier, III is also a significant stockholder of Knology. William H. Scott, a member of the Knology and Broadband boards of directors also serves on the board of directors of ITC Holding and is a stockholder of Knology. Donald W. Burton serves on the board of directors of Knology, Broadband and ITC Holding and is a partner or managing member of several venture funds, including the Burton Partnerships, that own both Old Notes and the capital stock of Knology. For a description of the stock ownership of Knology, see “Principal Stockholders” on page 170. Because of the present financial condition of Broadband, the interests of holders of securities issued by, and creditors of, Broadband (including the Old Notes) may conflict in certain respects with each other. Additionally, the interests of holders of securities of Knology may conflict in certain respects with the holders of securities issued by, and creditors of, Broadband.

Recommendations of the Boards of Directors of Knology and Broadband

Knology’s board of directors and Broadband’s board of directors have each approved the terms of the Restructuring, subject to review of the final documentation. Members of the boards of directors of Knology and Broadband have interests in the Restructuring that might conflict with the interests of the holders of the Old Notes. As a result, none of Knology, Broadband, the Dealer Manager, the Information Agent, the Exchange Agent or the Voting Agent makes any recommendation to the holders of Old Notes, Wachovia or Knology as to whether they should (1) tender their Old Notes in the Exchange Offer or deliver Consents in the Consent Solicitation or (2) vote to accept the Prepackaged Plan. See “The Restructuring—Interests of Certain Persons in the Restructuring” on page 46.

THE RECAPITALIZATION PLAN

Terms of the Exchange Offer and Consent Solicitation

The holders of the Old Notes will be offered in exchange for their $444.1 million aggregate principal amount at maturity of Old Notes an aggregate of $193.5 million in principal amount of New Notes and an aggregate of approximately 10,618,339 shares of Series D Preferred Stock of Knology and approximately 21,696,794 shares of Series E Preferred Stock of Knology, which collectively represent approximately 19.3% of the outstanding shares of Knology’s common stock, on an as-converted basis after giving effect to the Restructuring excluding options and warrants issued to purchase equity securities of Knology prior to July 1, 2002, all on the terms described in this Offering Circular. See “Description of Indebtedness—Description of New Notes” on page 174 and “Description of Capital Stock—Preferred Stock” on page 222.

Specifically, each Non-Affiliated Holder is offered in exchange for each $1,000.00 principal amount at maturity of Old Notes $586.5498 in principal amount of New Notes and, subject to possible adjustment, 33.1789 shares of Series D Preferred Stock. SCANA is offered in exchange for each $1,000.00 in principal amount at maturity of Old Notes held by it and its affiliates an amount of New Notes and Series E Preferred Stock computed as follows: (1) in respect of the first $115.1 million in principal amount at maturity of Old Notes held by SCANA or its affiliates, $356.6641 in principal amount of New Notes and, subject to possible adjustment, 187.6864 shares of Series E Preferred Stock and (2) in respect of Old Notes held by SCANA and its affiliates in excess of $115.1 million in principal amount at maturity, $586.5498 in principal amount of New Notes and, subject to possible adjustment, 33.1789 shares of Series E Preferred Stock. Based on the $118.1 million in principal amount at maturity of Old Notes held by SCANA on the date of this Offering Circular and assuming no change in such holdings prior to completion of the Restructuring, each $1,000.00 in principal amount at maturity of Old Notes held by SCANA would be exchanged for $362.5052 in principal amount of New Notes and, subject to possible adjustment, 183.7606 shares of Series E Preferred Stock. Each Burton Partnership is offered in exchange for each $1,000.00 principal amount at maturity of Old Notes held by it $356.6641 in principal amount of New Notes and, subject to possible adjustment, 187.6864 shares of Series D Preferred Stock. Old Notes of approximately $64.2 million in principal amount at maturity held by Valley will be surrendered to Broadband for cancellation in exchange for a Limited Broadband/CoBank Guaranty.

The number of shares of New Preferred Stock reflected above as issuable to Non-Affiliated Holders, SCANA and the Burton Partnerships in respect of their Old Notes represents, in the aggregate, 19.3% of the outstanding shares of Knology’s common stock as of the date of this Offering Circular (assuming the Restructuring was completed on that date) on an as-converted basis, after giving effect to the issuance of New Preferred Stock in the Restructuring and the issuance of Series C Preferred Stock in the Private Placement, but without giving effect to outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002. In the event that Knology issues shares of its common stock or securities, options or warrants convertible into or exercisable or exchangeable for common stock (other than shares issuable upon conversion of Existing Preferred Stock or upon exercise of outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002), the number of shares of New Preferred Stock issuable to Non-Affiliated Holders, SCANA and the Burton Partnerships shall be appropriately adjusted such that (1) the aggregate number of shares of New Preferred Stock issuable to Non-Affiliated Holders and to SCANA in respect of Old Notes in excess of $115.1 million in principal amount at maturity held by SCANA and its affiliates shall equal 5.0%, and (2) the aggregate number of shares of New Preferred Stock issuable to the Burton Partnerships and to SCANA in respect of the first $115.1 million in principal amount at maturity of Old Notes held by SCANA and its affiliates shall equal 14.3%, of the outstanding shares of common stock as of the date of consummation of the Exchange Offer, on an as-converted basis, after giving effect to the issuance of New Preferred Stock in the Restructuring and the issuance of Series C Preferred Stock in the Private Placement, but without giving effect to outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002.

The Exchange Offer is being conducted concurrently with the Consent Solicitation. Each holder of Old Notes who validly tenders Old Notes in the Exchange Offer will be deemed to have delivered Consents with respect to such tendered Old Notes to all of the Proposed Amendments and Waivers. A holder may not deliver a

Consent without tendering such holder’s Old Notes in the Exchange Offer and may not, prior to the Consent Date, revoke a Consent without withdrawing from the Exchange Offer such holder’s previously tendered Old Notes. After the Consent Date, a holder may not revoke a Consent or withdraw from the Exchange Offer, unless Knology reduces the Exchange Offer consideration deliverable to holders of the Old Notes or the principal amount of the Old Notes subject to the Exchange Offer, or is otherwise required by law to permit withdrawal, or upon the occurrence of any of the events described under “The Recapitalization Plan—Withdrawal of Tenders; Revocation of Consents” on page 53.

Promptly after receipt of the Requisite Consents, Broadband and the Old Indenture Trustee will execute the Supplemental Indenture. Upon the execution of the Supplemental Indenture by Broadband and the Old Indenture Trustee, the Supplemental Indenture will become legally binding and govern the rights, obligations and benefits of the holders of the Old Notes. Nevertheless, the Proposed Amendments and Waivers will not become operative until the date of the completion of the Exchange Offer. If the Proposed Amendments and Waivers become operative, each Proposed Amendment and Waiver will apply to all of the Old Notes that remain outstanding, and each holder of Old Notes not tendered hereunder will be bound by the Supplemental Indenture regardless of whether such holder consented to the Proposed Amendments and Waivers.

In order for the Exchange Offer and Consent Solicitation to be successful and for Knology and Broadband to complete the Restructuring by means of the Recapitalization Plan, 100% of the outstanding principal amount at maturity of the Old Notes held by holders of the Old Notes, other than Valley, that are accredited investors, QIBs and non-U.S. Persons must be tendered. Knology reserves the right to waive the Minimum Tender Condition, which Knology would be able to do only with the approval of a special committee of Knology’s board of directors, Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of the Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, and SCANA. If less than 100% of the outstanding Old Notes are tendered, but the Minimum Tender Condition is met or waived and Knology and Broadband complete the Restructuring under the Recapitalization Plan, then:

•
The Old Notes that are not tendered and accepted for payment pursuant to the Exchange Offer will remain outstanding and will be governed by the terms of the Supplemental Indenture. For more information regarding Broadband’s obligations under the Old Notes, see “—Proposed Amendments and Waivers” on page 56.

•
In the future, Knology or Broadband may acquire any Old Notes that are not tendered in the Exchange Offer (through open market purchases, privately negotiated transactions, an exchange offer or otherwise), upon such terms and at such prices as they may determine, which may be more or less than the value of the New Notes and New Preferred Stock being exchanged for the Old Notes under the Exchange Offer, and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) Knology or Broadband may choose to pursue in the future.

Conditions to the Exchange Offer and Consent Solicitation

Knology’s acceptance of Old Notes for exchange in the Exchange Offer is conditioned upon the following:

(1)
the satisfaction of the Minimum Tender Condition, provided that Knology can waive this condition with the approval of a special committee of Knology’s board of directors, Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount of the Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, and SCANA;

(2)	the Charter Amendment, in the form set forth in Exhibit G, becoming effective with the Secretary of State of the State of Delaware (see “The Charter Amendment” on page 98);

(3)	the Stockholders Agreement Amendment becoming effective (see “Stockholders Agreement Amendment” on page 99);

(4)	the Private Placement being completed (see “The Private Placement” on page 98);

(5)	the Existing Wachovia Facility being amended and restated (see “Credit Facilities—Wachovia Credit Facility” on page 100);

(6)	the Existing CoBank Facility being amended (see “Credit Facilities—CoBank Credit Facility” on page 102);

(7)
Knology and Wilmington Trust Company, as trustee (the “New Indenture Trustee“), entering into the New Indenture on substantially all of the terms described under “Description of Indebtedness—Description of New Notes” on page 174;

(8)
In exchange for the execution and delivery of the Limited Broadband/CoBank Guaranties, Valley shall tender for cancellation the Old Notes held by Valley and Knology will cancel all indebtedness and obligations owing by Broadband to Knology under the Intercompany Loan Facility and the Unsecured Notes (as defined).

(9)
there shall not have been threatened, instituted or pending any action, proceeding, claim or counterclaim by or before any government or governmental, regulatory or administrative agency or authority or tribunal or any court or any other person, domestic or foreign, that (1) challenges the making of the Exchange Offer, the Consent Solicitation, or the acquisition of Old Notes tendered pursuant to the Exchange Offer or may prohibit, prevent, restrict, limit or delay closing of the Exchange Offer or the Consent Solicitation or otherwise in any manner relates to or affects the Exchange Offer or the Consent Solicitation or (2) in Knology’s sole judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of Knology or Broadband, or otherwise materially impair in any way the contemplated future conduct of the business of Knology or Broadband or materially impair the contemplated benefits of the Exchange Offer or Consent Solicitation to Knology or Broadband;

(10)
there shall not have been any action threatened, pending or taken, or approval withheld, or any statue, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, issued, amended, enforced or deemed to be applicable to the Exchange Offer or the Consent Solicitation or Knology or Broadband, by any legislative body, court, authority, agency or tribunal that, in Knology’s reasonable judgment, would or might directly or indirectly (1) make the acceptance for purchase of, or payment for, some or all of the Old Notes tendered illegal or otherwise restrict or prohibit completion of the Exchange Offer or the Consent Solicitation, (2) delay or restrict the ability of Knology, or render Knology unable, to accept for exchange or exchange some or all of the Old Notes tendered with Consents or any holder of Old Notes to deliver its Old Notes or Consents with respect thereto, (3) prevent or impair the effectiveness of the Supplemental Indenture or the Proposed Amendments or Waivers in accordance with the provisions of this Offering Circular, in whole or in part, (4) materially impair the contemplated benefits of the Exchange Offer or the Consent Solicitation to Knology or Broadband, or (5) materially affect the business, condition (financial or other), income, operations or prospects of Knology or Broadband, or otherwise materially impair in any way the contemplated future conduct of the business of Knology or Broadband;

(11)
there shall not have occurred any event or events that, in Knology’s reasonable judgment, have resulted or may result in a material adverse change in Knology’s, Broadband’s or its affiliates’ business, condition (financial or other), income, operations or prospects or materially impair the contemplated benefits of any of the Restructuring to Knology or Broadband; and

(12)	any consents or approvals from government bodies and authorities which are required in order to complete the Exchange Offer shall have been obtained.

As noted above, Knology may waive the condition described in (1) above with the approval of a special committee of Knology’s board of directors, Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, at least 75% in aggregate principal amount of the Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, and SCANA. Knology may not waive the conditions described in (2) through (8) above. However, Knology may waive the remaining conditions, in whole or in part, at any time and from time to time in its sole discretion. Knology’s failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Procedures for Tendering Old Notes and Delivering Consents

The following summarizes the procedures to be followed by all holders of Old Notes in tendering their Old Notes and delivering Consents.

Exchange Offer and Consent Solicitation for the Old Notes

Holders who tender Old Notes in the Exchange Offer in accordance with the procedures described below will be deemed to have delivered Consents to the Proposed Amendments and Waivers to the Old Indenture.

Tenders of Notes; Delivery of Consents.    For a holder validly to tender Old Notes pursuant to the Exchange Offer and deliver Consents pursuant to the Consent Solicitation, a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, and, in the case of a book-entry transfer, agent’s message (as defined), and any other documents required by the Letter of Transmittal and the instructions thereto, must be received by the Exchange Agent at one of the addresses set forth on the back cover of this Offering Circular, and either certificates for tendered Old Notes must be received by the Exchange Agent at such address or such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in either case prior to the Tender Expiration Date. A holder who desires to tender Old Notes and deliver Consents and who cannot comply with the procedures set forth herein for tender and consent on a timely basis or whose Old Notes are not immediately available must deliver a properly completed and validly executed Letter of Transmittal (or manually signed facsimile thereof), together with any required signature guarantees, and comply with the procedures for guaranteed delivery described under “—Procedures for Tendering Old Notes and Delivering Consents—Guaranteed Delivery” on page 52 and in the accompanying notice of guaranteed delivery.

A Letter of Transmittal and certificates for tendered Old Notes should be sent only to the Exchange Agent or to any book-entry transfer facility and not to Knology, the Old Indenture Trustee, the Dealer- Manager or the Information Agent. The following is the address for hand deliveries and delivery by overnight courier to the Exchange Agent: Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890-1615, Attn: Corporate Trust Reorg Services, Telephone (302) 636-6472.

If the certificates for Old Notes are registered in the name of a person other than the signer of a Letter of Transmittal, then, in order to tender such Old Notes pursuant to the Exchange Offer, the certificates representing such Old Notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of such holder or holders appear on the certificates, with the signatures on the certificates or bond powers guaranteed as provided below. In the event such procedures are followed by a beneficial owner tendering Old Notes, the holder or holders of such Old Notes must sign a valid proxy pursuant to the Letter of Transmittal, because Old Notes may not be tendered without also consenting to the Proposed Amendments and Waivers, and only holders are entitled to deliver Consents.

Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, or held through a book-entry transfer facility, and who wishes to tender Old Notes and deliver a Consent should contact such registered holder promptly and instruct such registered holder to tender Old Notes and deliver a Consent on such beneficial owner’s behalf. If such beneficial owner wishes to tender such Old Notes himself or herself, such beneficial owner must either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner’s name prior to completing and executing the Letter of Transmittal and, where applicable, delivering such Old Notes, or follow the procedures described in the immediately preceding paragraph.

To effectively tender, and deliver Consents with respect to, Old Notes that are held through DTC, DTC participants should properly complete and validly execute a Letter of Transmittal (or a manually signed facsimile thereof) and transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an agent’s message to the Exchange Agent for its acceptance.

Delivery of tendered Old Notes must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of certificates for Old Notes, a Letter of Transmittal and all other required documents to the Exchange Agent, including delivery through DTC and any acceptance of an agent’s message transmitted through ATOP, is at the election and risk of the holder tendering Old Notes and delivering a Consent. Delivery of such documents will be deemed made only when actually received by the Exchange Agent. If such delivery is made by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested and that sufficient time should be allowed to assure timely delivery. No alternative, conditional or contingent tenders of Old Notes or deliveries of Consents will be accepted.

Holders of Old Notes should read the Letter of Transmittal carefully.

Signature Guarantees.    Signatures on each Letter of Transmittal must be guaranteed by a participant in a recognized medallion signature program (hereinafter referred to as a “medallion signature guarantor”), unless the Old Notes tendered thereby are tendered (1) by a registered holder of Old Notes (or by a participant in DTC whose name appears on a security position listing such participant as the owner of such Old Notes) who has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal, or (2) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. (the “NASD”) or a commercial bank or trust company having an office in the United States (each of the foregoing being referred to as an “eligible institution”). If the Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Old Notes are not accepted for payment or not tendered or are to be returned to a person other than the registered holder, then the signatures on the Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a medallion signature guarantor as described above.

Book-Entry Transfer.    The Exchange Agent will establish a new account or use an existing account with respect to the notes at DTC promptly after the date of commencement of the Exchange Offer, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes may, in addition to properly completing and validly executing a Letter of Transmittal (or a manually signed facsimile thereof), make a book-entry tender of notes and delivery of Consents by causing DTC to transfer such Old Notes into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer. However, although tenders of Old Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC and an agent’s message (as defined) received, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and validly executed, with any required signature guarantees and any other required documents, must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular on or prior to the Expiration Date. The confirmation of a book-entry transfer of Old Notes into the Exchange Agent’s account at DTC described above is referred to herein as book-entry confirmation. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Exchange Agent.

The term “agent’s message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering, and delivering Consents with respect to, Old Notes stating (1) the aggregate principal amount of Old Notes which have been tendered by such participant and for which Consents have been thereby delivered, (2) that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (which includes a Consent to the Proposed Amendments and Waivers) and (3) that Knology or Broadband may enforce such agreement against the participant.

Guaranteed Delivery.    If a holder desires to tender Old Notes pursuant to the Exchange Offer (which is also deemed to constitute delivery of a Consent pursuant to the Consent Solicitation) and (a) certificates representing such Old Notes are not lost but are not immediately available, (b) time will not permit such holder’s certificates representing such holder’s Old Notes and other required documents to reach the Exchange Agent prior to the Tender Expiration Date, or (c) the procedures for book-entry transfer cannot be completed prior to the Tender Expiration Date, a tender of Old Notes and a delivery of Consents may be effected if all the following are complied with:

(1)	such tender is made by or through an eligible institution;

(2)
prior to the Tender Expiration Date, the Exchange Agent has received a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and validly executed with any required signature guarantees;

(3)
prior to the Tender Expiration Date, the Exchange Agent has received from such eligible institution, at one of the addresses set forth on the back cover of this Offering Circular, a properly completed and validly executed notice of guaranteed delivery (by manually signed facsimile transmission, mail or hand delivery) in substantially the form provided with this Offering Circular (which notice of guaranteed delivery will also be deemed to constitute the Consent of such holder to the Proposed Amendments and Waivers), setting forth the name(s) and address(es) of the registered holder(s) and the principal amount of Old Notes being tendered and as to which Consents are being delivered, and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange (“NYSE”) trading days from the date of the notice of guaranteed delivery the certificates representing the Old Notes (or confirmation of book-entry transfer of such notes into the Exchange Agent’s account at a book-entry transfer facility), and any other documents required by the Letter of Transmittal and the instructions thereto, will be deposited by such eligible institution with the Exchange Agent; and

(4)
the certificates for all notes in proper form for transfer (or a book-entry confirmation with respect to all tendered notes), and any other required documents are received by the Exchange Agent within three NYSE trading days after the date of such notice of guaranteed delivery.

Transfers of Ownership of Tendered Notes.    Holders may not transfer record ownership of any Old Notes validly tendered into the Exchange Offer and not validly withdrawn. Beneficial ownership in tendered Old Notes may be transferred by the holder by delivering to the Exchange Agent, at one of its addresses set forth on the back cover of this Offering Circular, an executed Letter of Transmittal identifying the name of the person who deposited the Old Notes to be transferred, and completing the special payment instructions box with the name of the transferee (or, if tendered by book-entry transfer, the name of the participant in the book-entry transfer facility whose name appears on the security position listing as the transferee of such Old Notes) and the principal amount of the Old Notes to be transferred. If certificates have been delivered or otherwise identified (through a book-entry confirmation with respect to such Old Notes) to the Exchange Agent, the name of the holder who deposited the Old Notes, the name of the transferee and the certificate numbers relating to such Old Notes should also be provided in the Letter of Transmittal. A person who succeeds to the beneficial ownership of tendered Old Notes pursuant to the procedures set forth herein will be entitled to receive the New Notes and New Preferred Stock if the Old Notes are accepted for exchange, or to receive the tendered Old Notes if the Exchange Offer is terminated.

Lost or Missing Certificates.    If a holder desires to tender Old Notes pursuant to the Exchange Offer, but the certificates representing such Old Notes have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Old Indenture Trustee, at the address or telephone number listed below, about procedures for obtaining replacement certificates for such Old Notes, arranging for indemnification or about any other matter that requires handling by the Old Indenture Trustee: The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust.

Non-Accredited Holders of Old Notes.    Although this Offering Circular may be submitted to holders of Old Notes that are non-accredited investors, Knology will only accept tenders of Old Notes in the Exchange Offer from up to 35 such non-accredited investors. Knology also reserves the right not to accept tenders of Old Notes from any non-accredited investor, in its sole discretion. If Knology accepts tenders of Old Notes in the Exchange Offer from non-accredited investors, Knology will accept tenders from the 35 non-accredited investors holding, in aggregate principal amount at maturity, the largest amount of Old Notes.

Other Matters.    Notwithstanding any other provision hereof, delivery of New Notes and New Preferred Stock for Old Notes accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (1) certificates for (or a timely book-entry confirmation with respect to) such Old Notes, (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and validly executed, with any required signature guarantees, and (3) any other documents required by the Letter of Transmittal and the instructions thereto. Accordingly, tendering holders may receive New Notes and New Preferred Stock at different times depending upon when certificates for Old Notes or book-entry confirmations with respect to Old Notes are actually received by the Exchange Agent. Under no circumstances will any additional consideration be paid by Knology because of any delay in making such delivery or otherwise.

Tenders of Old Notes and deliveries of Consents pursuant to any of the procedures described above, and acceptance of Old Notes by Knology or Broadband for exchange, will constitute a binding agreement between Knology, Broadband and the tendering and consenting holder, upon the terms and subject to the terms and conditions set forth in this Offering Circular and the Letter of Transmittal in effect at the Tender Expiration Date.

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of Old Notes and deliveries and revocations of Consents will be determined by Knology, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Old Notes or deliveries of Consents will not be considered valid. Knology reserves the absolute right to reject any or all tenders of Old Notes and deliveries of Consents that are not in proper form or the acceptance of which, in Knology’s opinion, would be unlawful. Knology also reserve the right to waive any defects, irregularities or conditions as to particular Old Notes and Consents. Any defect or irregularity in connection with tenders of Old Notes or deliveries of Consents must be cured within such time as Knology determines, unless waived by Knology. Tenders of Old Notes and deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by Knology or cured. A defective tender (which defect is not waived by Knology) will not constitute delivery of a valid Consent. Neither Knology, Broadband, the Exchange Agent, the trustee nor any other person will be under any duty to give notice of any defects or irregularities in tenders or withdrawals of Old Notes and deliveries or revocations of Consents, or will incur any liability to holders for failure to give any such notice.

Knology’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding.

Backup Withholding.    For a discussion of federal income tax considerations related to back-up withholding, see “Certain Federal Income Tax Consequences—Tax Consequences to Holders of Old Notes” on page 236.

Withdrawal of Tenders; Revocation of Consents

Holders who tender Old Notes (and therefore are deemed to deliver Consents) pursuant to the Exchange Offer may not withdraw such Old Notes, and thereby revoke the related Consents, after the Consent Date, unless Knology reduces the consideration deliverable to such holders or the principal amount of the Old Notes subject to the Exchange Offer, or unless Knology is otherwise required by law to permit withdrawal. Where Knology reduces the consideration deliverable to such holders or the principal amount of the Old Notes subject to the Exchange Offer, previously tendered Old Notes may be validly withdrawn until the expiration of five business days after the date that notice of any such reduction is first published, given or sent to holders by Knology. In addition, tenders of Old Notes may be validly withdrawn and Consents delivered with respect to such Old Notes thereby revoked if the Exchange Offer is terminated or withdrawn without any Old Notes being exchanged thereunder. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders.

Any holder who has tendered Old Notes, or who succeeds to the beneficial ownership of Old Notes that have been tendered, may only withdraw such tendered Old Notes and thereby revoke the related Consents by delivering a written notice of withdrawal by mail, hand delivery or manually signed facsimile transmission to the Exchange Agent, which notice must be received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular prior to the Consent Date. In order to be valid, a notice of withdrawal must specify the name of the person who deposited the Old Notes to be withdrawn (the “depositor”), the name in which the Old Notes are registered (or, if tendered by book-entry transfer, the name of the participant in the book-entry transfer facility whose name appears on the security position listing as the owner of such Old Notes), if different from that of the depositor, and the principal amount of notes to be withdrawn. If certificates have been delivered or otherwise identified (through book-entry confirmation with respect to such Old Notes) to the Exchange Agent, the name of the holder and the certificate number or numbers relating to such Old Notes withdrawn (or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited with withdrawn Old Notes) must also be furnished to the Exchange Agent as aforesaid prior to the physical release of the certificates for the withdrawn Old Notes (or prior to the book-entry credit of Old Notes tendered by book-entry transfer). The notice of withdrawal must be signed by the holder in the same manner as the related letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Old Notes into the name of the person withdrawing such Old Notes. Withdrawals of tendered Old Notes may not be rescinded, and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, validly withdrawn Old Notes may be retendered by following the procedures for tendering described elsewhere in this Offering Circular at any time prior to the Tender Expiration Date.

Any holder of Old Notes who has delivered a Consent, or who succeeds to ownership of Old Notes in respect of which a Consent has previously been delivered, may validly revoke such Consent prior to the Consent Date only by withdrawing the Old Notes to which such Consent related pursuant to the procedures outlined above.

A withdrawal of Old Notes and a revocation of a Consent can only be accomplished in accordance with the foregoing procedures. The valid revocation of a Consent will constitute the concurrent valid withdrawal of the tendered Old Notes with respect to which the Consent was delivered. As a result, a holder of Old Notes who validly revokes a previously delivered Consent will not receive New Notes or New Preferred Stock.

All questions as to the form and validity (including time of receipt) of any withdrawal or tender of Old Notes or delivery or revocation of a Consent will be determined by Knology, in its sole discretion, which determination shall be final and binding. Neither Knology, the New Indenture Trustee, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender or withdrawal of any tendered Old Notes or in any revocation of a Consent or incur any liability for failure to give any such notification.

Absence of Appraisal Rights

The Old Notes are debt obligations and are governed by the Old Indenture. There are no appraisal or other similar statutory rights available to holders of the Old Notes in connection with the Exchange Offer or the Consent Solicitation.

Tender Expiration Date; Extension; Amendment and Termination

The Exchange Offer and Consent Solicitation is currently scheduled to expire at 5:00 pm, New York City time, on Thursday, August 22, 2002. Knology reserves the right to extend the Tender Expiration Date, but in no event may such date be extended beyond September 30, 2002 unless extended in accordance with the Lockup Agreement to such later date as Knology, the Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, 75% in aggregate principal amount at maturity of Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, SCANA, Wachovia, CoBank, J.H. Whitney, IV L.P. and Blackstone CCC Capital Partners, L.P. may agree. During any extension of the Exchange Offer and Consent Solicitation, all Old Notes previously tendered and not accepted for exchange will remain subject to the terms and conditions set forth in this Offering Circular and may, subject to the terms and conditions set forth herein, be accepted for exchange by Knology. During any extension of the Exchange Offer and Consent Solicitation, all Consents delivered to the Exchange Agent will remain effective unless validly revoked prior to the Consent Date.

Knology has agreed not to alter the material terms of the Recapitalization Plan and the Prepackaged Plan unless approved by Non-Affiliated Holders that are a party to the Lockup Agreement holding, beneficially or of record, 75% in aggregate principal amount at maturity of Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, SCANA, Wachovia, CoBank, J. H. Whitney, IV L.P. and Blackstone CCC Capital Partners, L.P. Subject to the foregoing, Knology expressly reserves the absolute right, in its sole discretion, (1) to amend or modify terms of any or all of the Exchange Offer and Consent Solicitation, or (2) to terminate the Exchange Offer and the Consent Solicitation and delay acceptance for exchange of, or exchange for, the Old Notes tendered and/or Consents delivered pursuant thereto. Any extension or termination of the Exchange Offer and Consent Solicitation or any amendment or modification of the terms of the Exchange Offer and Consent Solicitation will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9 a.m. EST, on the next business day after the previously scheduled expiration date. Without limiting the manner by which Knology may choose to make such announcement, Knology will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or such other means of announcement as it deems appropriate.

Acceptance of Old Notes and Delivery of New Notes and New Preferred Stock

Upon the terms and subject to the conditions to the Exchange Offer, Knology will accept for exchange, and promptly deliver New Notes and New Preferred Stock as consideration for, Old Notes validly tendered in the Exchange Offer (or defectively tendered, if Knology has waived such defect) and not validly withdrawn after the later of (1) the Tender Expiration Date and (2) the satisfaction or waiver of the conditions specified above under “—Conditions to the Exchange Offer and Consent Solicitation” on page 48. Holders may not tender Old Notes for exchange subsequent to the Tender Expiration Date.

Knology expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Old Notes tendered in the Exchange Offer (subject to Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer), or to terminate the Exchange Offer and not accept for exchange any Old Notes, if any of the conditions set forth under “—Conditions to the Exchange Offer and Consent Solicitation” on page 48 shall not have been satisfied or waived by Knology or in order to comply in whole or in part with any applicable law. In all cases, delivery of New Notes and New Preferred Stock for Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing Old Notes (or confirmation of a book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and, in the case of a book-entry transfer, an agent’s message, and any other documents required thereby.

For purposes of the Exchange Offer, Knology will be deemed to have accepted for exchange validly tendered Old Notes (or defectively tendered Old Notes with respect to which Knology has waived the defect) if, as and when Knology gives oral (confirmed in writing) or written notice thereof to the Exchange Agent. Delivery of New Notes and New Preferred Stock for Old Notes accepted for exchange in the Exchange Offer will be made by Knology by promptly depositing such consideration with the Exchange Agent, which will act as agent for the tendering holders for the purpose of receiving the New Notes and New Preferred Stock and transmitting such securities to such holders.

If, for any reason, acceptance for exchange of, or delivery of New Notes and New Preferred Stock for, validly tendered Old Notes pursuant to the Exchange Offer is delayed or Knology is unable to accept for exchange, or to deliver New Notes or New Preferred Stock for, validly tendered Old Notes pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on behalf of Knology, retain tendered Old Notes, without prejudice to Knology’s rights described under “—Conditions to the Exchange Offer and Consent Solicitation” on page 48, “—Expiration Date; Extension; Amendment and Termination” on page 55, “—Withdrawal of Tenders; Revocation of Consents” on page 53, and “—Absence of Appraisal Rights” on page 54, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

If any tendered Old Notes are not accepted for exchange for any reason pursuant to the terms and conditions of the Exchange Offer, or if certificates are submitted evidencing more Old Notes than those that are tendered, certificates evidencing untendered notes will be returned, without expense, to the tendering holder (or, in the case of notes tendered by book-entry transfer into the Exchange Agent’s account at a book-entry transfer facility (as defined below) pursuant to the procedures set forth in “—Procedures for Tendering Notes and Delivering Consents—Book Entry Transfer” on page 51, such notes will be credited to the account maintained at such book-entry transfer facility from which such notes were delivered), unless otherwise requested by such holder under “Special Delivery Instructions” and “Special Issuance Instructions” in the Letter of Transmittal, promptly following the expiration or termination of the Exchange Offer.

Tendering holders of Old Notes exchanged in the Exchange Offer who tender directly into to DTC will not be obligated to pay brokerage commissions or fees to Knology, the Dealer-Manager, the Information Agent or transfer taxes with respect to the exchange of their Old Notes unless the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal has been completed, as described in the instructions thereto. Holders who tender Old Notes through their broker, commercial bank or other nominee may be required to pay commissions, fees or other charges and should consult with such institution to determine if any charges may be applicable. Knology will pay all other charges and expenses in connection with the Exchange Offer and the Consent Solicitation.

Proposed Amendments and Waivers

The following summaries of the material provisions of the Proposed Amendments and Waivers to the Old Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all of the provisions of the Supplemental Indenture attached hereto as Exhibit E.

The Proposed Amendments and Waivers will:

•
delete in full the provisions of the Old Indenture which limit indebtedness, restricted payments, issuance and sale of capital stock of subsidiaries, transactions with affiliates, liens, guarantees by subsidiaries, dividends and other payment restrictions affecting subsidiaries and sale and leaseback transactions;

•	delete provisions relating to mandatory redemptions upon the occurrence of a change of control and certain asset sales;

•	delete in full the provisions of the Old Indenture requiring Broadband to pay taxes and other claims, engage in certain business activities and provide a statement by officers as to default;

•	delete certain events of default under the Old Indenture including those related to defaults under other indebtedness and judgments; and

•
amend the provisions of the Old Indenture by removing certain requirements related to any merger or consolidation of Broadband and certain requirements related to defeasance and discharge of the Old Indenture.

Other provisions will be amended to eliminate defined terms that are no longer used as a result of the Proposed Amendments and Waivers.

None of the Proposed Amendments and Waivers will affect the obligation of Broadband to pay interest, premium, if any, or principal on the Old Notes, when due, to the holders of the Old Notes that have not delivered Consents. By delivering its Consent, the holder of an Old Note will waive any defaults or events of default under the Old Indenture that may have occurred and be continuing and will not be entitled to receive any interest, premium, if any, or principal on the Old Notes.

The Proposed Amendments and Waivers will be effected through a supplement to the Old Indenture to be executed by Broadband and the Old Indenture Trustee. The Old Indenture requires that holders of a majority in principal amount of Old Notes, other than Old Notes owned by holders that are affiliated with Broadband, consent to the above-described amendments. Accordingly, pursuant to the Consent Solicitation, if a sufficient amount of Old Notes are tendered in connection with the Exchange Offer and the other conditions to the Exchange Offer are satisfied (or waived by Knology) and the Exchange Offer is completed, the Old Indenture under which the Old Notes were issued will be amended as described. In such event, the Old Notes not tendered in connection with the Exchange Offer will remain outstanding but will not be entitled to the benefits of the existing covenants and other provisions contained in the Old Indenture that holders of debt securities of this type typically enjoy.

The New Indenture governing the New Notes contains a number of covenants that will restrict Knology and its subsidiaries from taking certain actions and other customary provisions removed from the Old Indenture governing the Old Notes. See “Description of Indebtedness—Description of New Notes” on page 174. Accordingly, holders that accept the Exchange Offer and receive New Notes will, upon completion of the Exchange Offer, be entitled to the benefits of the covenants contained in the New Indenture governing the New Notes. Those holders that do not tender their Old Notes will not be entitled to such benefits.

In addition, subject to, and effective upon the completion of, the Exchange Offer, holders who tender their Old Notes will waive (1) compliance by Broadband with any term, covenant, event of default, provision or condition of the Old Indenture (a) that would conflict with, be violated by or occur by reason of the completion of the Exchange Offer and the related transactions (including any requirement to commence a Change of Control offer) or (b) that would be deleted or that would be amended by the Proposed Amendments and Waivers to be less restrictive (to the extent of such proposed amendment) upon the effectiveness of the related Proposed Amendments and Waivers, and (2) any failure to comply with the covenants contained in the Old Indenture prior to completion of the Exchange Offer.

Dealer Manager

Subject to the terms and conditions set forth in the dealer manager agreement dated July 25, 2002, among Knology, Broadband and Credit Suisse First Boston (“CSFB”) (the “Dealer Manager Agreement”), Knology has retained CSFB to act as Dealer Manager and solicitation agent in connection with the Exchange Offer and Consent Solicitation. CSFB has acted as exclusive financial advisor to Knology in connection with the Restructuring. Knology and Broadband are not paying CSFB any additional fees for its services in connection with the Exchange Offer and Consent Solicitation. Knology and Broadband have agreed to reimburse the Dealer Manager for certain of its reasonable out-of-pocket expenses incurred in connection with the Exchange Offer and Consent Solicitations and to indemnify the Dealer Manager against certain liabilities, including liabilities under federal securities laws, and will contribute to payments the Dealer Manager may be required to make in respect thereof.

The Dealer Manager and its affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. The Dealer Manager has received customary fees for such services. The Dealer Manager currently beneficially owns approximately $4.64 million in aggregate principal amount at maturity of Old Notes, and may, but is under no contractual obligation to, deliver Consents with respect to or tender all or a portion of those Old Notes in the Exchange Offer. Knology and Broadband will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary) in connection with the solicitation of tenders of Old Notes and deliveries of Consents.

Neither the Dealer Manager nor the Exchange Agent assumes any responsibility for the accuracy or completeness of the information contained in this Offering Circular or for any failure to disclose events that may affect the significance or accuracy of such information.

The Dealer Manager will assist with the mailing of this Offering Circular and related materials to holders of Old Notes, respond to inquiries of and provide information to holders of Old Notes in connection with the Exchange Offer and Consent Solicitation, and provide other similar advisory services as Knology and Broadband may request from time to time. Requests for additional copies of this Offering Circular, Letters of Transmittal and any other required documents should be directed to the Dealer Manager at the addresses and telephone numbers set forth on the back cover page of this Offering Circular.

In addition to the Dealer Manager, our directors, officers and regular employees who will not be specifically compensated for such services may contact holders personally or by mail, telephone, telex or telegraph regarding the exchange offer and the consent solicitation and may request brokers, dealers and other nominees to forward this Offering Circular and related materials to beneficial owners of Old Notes.

Knology and Broadband are not aware of any jurisdiction where the making of the Exchange Offer or the Consent Solicitation is not in compliance with the laws of such jurisdiction. If Knology and Broadband becomes aware of any jurisdiction where the making of the Exchange Offer or the Consent Solicitation would not be in compliance with such laws, the Exchange Offer and the Consent Solicitation will not be made to (nor will tenders of Old Notes or delivery of Consents be accepted from or on behalf of) a holder residing in such jurisdiction in which the making or acceptance of the Exchange Offer and the Consent Solicitation would not be in compliance with the laws of such jurisdiction.

Exchange Agent

Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer and Consent Solicitation. Questions and requests for assistance, and all correspondence in connection with the Exchange Offer and Consent Solicitation, or requests for additional Letters of Transmittal and any other required documents, may be directed to the Exchange Agent at one of its addresses and telephone numbers set forth on the back cover page of this Offering Circular.

Information Agent

MacKenzie Partners, Inc. is serving as Information Agent in connection with the Exchange Offer and Consent Solicitation. The Information Agent will assist with the mailing of this Offering Circular and related materials to holders of Old Notes, respond to inquiries of and provide information to holders of Old Notes in connection with the Exchange Offer and Consent Solicitation, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this Offering Circular, Letters of Transmittal and any other required documents should be directed to the Dealer Manager or to the Information Agent at one of its addresses and telephone numbers set forth on the back cover page of this Offering Circular.

Fees and Expenses

In addition to the expenses payable to the Dealer Manager pursuant to the Dealer Manager Agreement, Knology and Broadband will pay the Exchange Agent and the Information Agent reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith), and will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in connection with forwarding copies of this Offering Circular and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange. In addition, Knology and Broadband will indemnify the Exchange Agent and the Information Agent against certain liabilities in connection with their services, including liabilities under the federal securities laws.

Knology and Broadband will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, any New Notes, New Preferred Stock or tendered Old Notes for principal amounts not accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes or if New Notes or New Preferred Stock are to be registered in the name of any person other than the person signing the Letter of Transmittal or, in the case of book-entry transfer, transmitting instructions through ATOP or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Houlihan Lokey is entitled to receive a deferred fee from Knology and Broadband, in addition to monthly cash payments of $150,000 for services rendered in connection with the Restructuring. The deferred fee is equal to 1.00% of the market value of the debt and equity securities recovered by the Non-Affiliate Holders as a result of the Restructuring. At the option of Knology, the deferred fee is payable in cash or in-kind (i.e., the same consideration received by the Non-Affiliate Holders as a result of the Restructuring). The deferred fee is subject to reduction based on a portion of the monthly cash payment to Houlihan Lokey starting with the fourth monthly payment, if such payments extend beyond three months.

THE PREPACKAGED PLAN

BROADBAND HAS NOT COMMENCED A CASE (A “REORGANIZATION CASE”) UNDER THE BANKRUPTCY CODE AND HAS NOT FILED THE PREPACKAGED PLAN IN A CASE UNDER THE BANKRUPTCY CODE AT THIS TIME. THIS OFFERING CIRCULAR SOLICITS ADVANCE ACCEPTANCE OF THE PREPACKAGED PLAN, IN THE EVENT THE PREPACKAGED PLAN IS FILED, AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PREPACKAGED PLAN.

The following summaries of the material provisions of the Prepackaged Plan do not purport to be complete and are subject and qualified in their entirety by reference, to all of the provisions of the Prepackaged Plan, including the definitions therein of certain terms used herein. Whenever capitalized terms which are defined in the Prepackaged Plan and not otherwise defined in this Offering Circular are used herein, such definitions are incorporated herein by reference.

In order to allow Broadband to effect a bankruptcy reorganization in the quickest and least costly manner, Broadband and Knology, the holder of 100% of the stock of Broadband’s parent corporation and the co-proponent of the Prepackaged Plan, are soliciting acceptances of the Prepackaged Plan from holders of impaired Claims under the Prepackaged Plan. The Prepackaged Plan is a joint plan of reorganization of Broadband and Knology and provides, among other things, for the exchange of Old Notes for New Notes and New Preferred Stock. As such transactions and others involving undertakings by Knology are being effected as an integral part of Broadband’s reorganization, Knology is participating with Broadband in, and is a co-proponent with Broadband of, the joint plan of reorganization.

If the conditions to completion of the Recapitalization Plan, including the Minimum Tender Condition, are not met or waived, but Knology and Broadband do receive the acceptance of the Prepackaged Plan by each class of impaired Claims, Broadband has agreed to commence a Reorganization Case and file and seek confirmation of the Prepackaged Plan. In connection with the implementation of the Prepackaged Plan, Broadband does not currently anticipate that it will be necessary for Knology or any of the other subsidiaries or affiliates of Knology or Broadband to commence a Reorganization Case under the Bankruptcy Code.

Under the Prepackaged Plan, the holders of Old Note Claims (as well as the holders of all other Claims) would receive the same consideration in exchange for their Claims as they would receive in the Exchange Offer, provided that under the Bankruptcy Code all holders of Old Note Claims, regardless of their votes on the Prepackaged Plan, would receive such consideration in the event the Prepackaged Plan is confirmed and becomes effective. Moreover, upon confirmation, the Prepackaged Plan would be binding on all creditors of Broadband regardless of whether such creditors voted to accept the plan.

The form of the Prepackaged Plan is attached to this Offering Circular as Exhibit F. The Prepackaged Plan and this Offering Circular should be read and studied in their entirety prior to voting on the Prepackaged Plan. See “Risk Factors—Risks Related to the Prepackaged Plan” on page 21 for a discussion of certain risks associated with the Prepackaged Plan and the transactions contemplated thereunder. You are urged to consult your counsel about the Prepackaged Plan and its effect on your legal rights before voting.

Anticipated Events In a Reorganization Case

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Pursuant to Chapter 11, a debtor may remain in possession of its assets and business and attempt to reorganize its business for the benefit of the debtor, its creditors, and other parties in interest.

The commencement of a Reorganization Case creates an estate comprising all the legal and equitable interests of a debtor in property as of the date the petition is filed. Sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession,” unless the bankruptcy court orders the appointment of a trustee. The filing of a Reorganization Case also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect prepetition claims from the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay generally remains in full force and effect until confirmation of a plan of reorganization.

The formulation of a plan of reorganization is the principal objective of a Chapter 11 case. The plan sets forth the means for satisfying the holders of claims against and interests in the debtor. The Prepackaged Plan, as proposed by Knology and Broadband, provides for the reorganization of Broadband’s capital structure, thereby enabling Broadband to continue operations as a viable business enterprise.

Solicitations of Acceptances of the Prepackaged Plan

Usually, a plan of reorganization is filed and votes to accept or reject the plan are solicited after the filing of a Reorganization Case. Nevertheless, a debtor may solicit votes prior to the commencement of a Reorganization Case in accordance with Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). In accordance with such provisions, Broadband is soliciting acceptances from holders of impaired Claims in connection with Broadband’s Reorganization Case.

Bankruptcy Rule 3018(b) requires that (1) the plan of reorganization be transmitted to substantially all creditors and interest holders entitled to vote on the plan, (2) the time prescribed for voting to reject or accept such plan not be unreasonably short and (3) the solicitation of votes be in compliance with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in such solicitation or, if no such law, rule or regulation exists, votes be solicited only after the disclosure of adequate information. Section 1125(a)(1) of the Bankruptcy Code describes adequate information as information of a kind and in sufficient detail as would enable a hypothetical reasonable investor typical of holders of claims and interests to make an informed judgment about the plan. With regard to a solicitation of votes prior to the commencement of a Reorganization Case, Bankruptcy Rule 3018(b) specifically provides that acceptances or rejections of the plan by holders of claims or interests prior to the commencement of a Reorganization Case will not be deemed acceptances or rejections of the plan, if the bankruptcy court determines, after notice and a hearing, that the plan was not transmitted to substantially all creditors and equity security holders entitled to vote on the plan, that an unreasonably short time was prescribed for such creditors and equity security holders to vote on the plan, or that the solicitation was not otherwise in compliance with Section 1126(b) of the Bankruptcy Code. If the conditions of the Bankruptcy Code and Bankruptcy Rules are met, all acceptances and rejections received prior to the commencement of the Reorganization Case and within the prescribed solicitation period will be deemed to be acceptances and rejections of the plan for purposes of confirmation of the plan under the Bankruptcy Code.

Broadband has agreed to file a Reorganization Case by October 2, 2002 seeking approval of the Prepackaged Plan if all the conditions of the Recapitalization Plan cannot be satisfied and/or waived by September 30, 2002 (or such later date as Knology, the Non-Affiliated Holders that are a party to the Lockup Agreement holding beneficially or of record, at least 75% in aggregate amount at maturity of Old Notes held by all Non-Affiliated Holders that are a party to the Lockup Agreement, SCANA and the Banks may agree), but the acceptance of holders of Old Notes, Wachovia and Knology required to confirm the Prepackaged Plan are received. However, there can be no assurance that the bankruptcy court will conclude that the requirements of Section 1129 of the Bankruptcy Code for confirmation of the Prepackaged Plan have been met. If the sufficient acceptances from each impaired class of Claims have been received prior to the commencement of Broadband’s Reorganization Case, the bankruptcy court may find that the holders of impaired Claims have not accepted the Prepackaged Plan if the bankruptcy court finds that the Prepackaged Plan solicitation did not comply with all of the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules (including the requirement under Section 1126(b) that the Prepackaged Plan solicitation comply with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure or that the Prepackaged Plan solicitation is made after disclosure of adequate information). In such an event, the proponents may be required to resolicit votes on the Prepackaged Plan before seeking confirmation of the Prepackaged Plan, in which case confirmation of the Prepackaged Plan could be delayed and possibly jeopardized.

Bankruptcy Rule 3016(b) provides that either a disclosure statement under Section 1125 or evidence showing compliance with Section 1126(b) shall be filed with the Prepackaged Plan or within the time fixed by the court. This Offering Circular is presented to holders of impaired Claims against Broadband to satisfy the requirements of Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3016(b) and 3018(b). Knology and Broadband believe that this Offering Circular and the solicitation process they will undertake will meet these requirements.

This Prepackaged Plan solicitation is being conducted at this time to obtain the acceptance of each impaired class of Claims. If each impaired class of Claims accepts the Prepackaged Plan and Broadband seeks relief under Chapter 11 of the Bankruptcy Code, Broadband will attempt to use such acceptances to obtain confirmation of the Prepackaged Plan as promptly as practicable. If Broadband commences a Reorganization Case, Broadband will promptly seek to obtain an order of the bankruptcy court finding that the Prepackaged Plan solicitation was in compliance with Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) and that the acceptance of each class of impaired Claims can be used for purposes of confirmation of the Prepackaged Plan under Chapter 11 of the Bankruptcy Code. In addition, Broadband reserves the right to use the acceptances to seek confirmation of any permitted amendment or modification of the Prepackaged Plan, provided that Knology and Broadband may not make any amendment or modification to the Prepackaged Plan prohibited by the Prepackaged Plan or the Lockup Agreement.

As more fully described below, Broadband and Knology are soliciting acceptances of the Prepackaged Plan from holders of each class of Claims in Classes 2, 3, 4, 5, 6 and 9.

How to Vote on the Prepackaged Plan

Chapter 11 does not require that each holder of a claim against or interest in a debtor vote in favor of a plan of reorganization in order for the bankruptcy court to confirm the plan. At a minimum, however, at least one class of impaired claims, without including any acceptance of the plan by any insider of the debtor, under the plan must accept the plan. An impaired class of Claims will be deemed to accept the Prepackaged Plan if the holders of Claims in that class casting votes in favor of acceptance of the Prepackaged Plan (1) hold at least two-thirds in aggregate dollar amount of the Claims of the holders in such class who cast votes with respect to the Prepackaged Plan, and (2) constitute more than one-half in number of holders of allowed Claims in such class who cast votes with respect to the Prepackaged Plan. There is no impaired class of Interests under the Prepackaged Plan.

Classes of claims or interests that are not “impaired” under a plan of reorganization are conclusively presumed to have accepted the plan of reorganization and thus are not entitled to vote. By contrast, classes of claims or interests that do not receive or retain any property under a plan on account of such claims or interests are deemed to have rejected the plan and thus do not vote. Acceptances of the Prepackaged Plan in this case are being solicited only from those persons who hold Claims in a class which may be impaired under the Prepackaged Plan and who are not deemed by the Bankruptcy Code to have rejected the Prepackaged Plan. A class of claims or interests is “impaired” if the legal, equitable, or contractual rights to which the claims or interests entitle the holders of claims or interests of that class are altered. Alteration for the purpose of determining impairment, however, does not include curing defaults and reinstating maturity.

Classes Entitled to Vote; Voting Record Date

The following classes of Claims may be impaired under the Prepackaged Plan, and all holders of Claims in such classes as of the Voting Record Date are entitled to vote to accept or reject the Prepackaged Plan:

Class 2	Old Note Claims other than the Burton Partnerships, SCANA and Valley (use enclosed Ballot)
Class 3	Old Note Claims, Burton Partnerships (use enclosed Ballot)
Class 4	Old Note Claims, SCANA (use enclosed Ballot)
Class 5	Old Note Claims, Valley (use enclosed Ballot)
Class 6	Wachovia Guaranty Claim (use enclosed Ballot)
Class 9	Intercompany Claims (use enclosed Ballot)

ALL OTHER CLASSES AND SUBCLASSES ARE UNIMPAIRED UNDER THE PREPACKAGED PLAN IN ACCORDANCE WITH SECTION 1124 OF THE BANKRUPTCY CODE AND, ACCORDINGLY, HOLDERS OF CLAIMS OR INTERESTS IN SUCH CLASSES AND SUBCLASSES ARE DEEMED TO HAVE ACCEPTED THE PREPACKAGED PLAN AND ARE NOT ENTITLED TO VOTE ON THE PREPACKAGED PLAN.

To be entitled to vote to accept or reject the Prepackaged Plan, a holder of an allowed Claim in any such Class 2, 3, 4, 5, 6 and 9 must have been the beneficial owner of such Claim at the close of business on the Voting Record Date, regardless of whether such Claim is held of record on the Voting Record Date in such holder’s name or in the name of such holder’s broker, dealer, commercial bank, trust company or other nominee. If a Claim is held in the name of a holder’s broker, dealer, commercial bank, trust company or other nominee, the beneficial owner will vote on the Prepackaged Plan by completing the information requested on the Ballot, voting and signing the Ballot and then providing the Ballot to the record holder holding the Claim for the beneficial owner’s benefit if the Ballot has not already been signed by the beneficial owner’s nominee or agent. If the Ballot has already been signed by the beneficial owner’s agent or nominee, the beneficial owner can vote on the Prepackaged Plan by completing the information requested on the Ballot, indicating their vote on the Ballot and returning their Ballot in the enclosed, pre-addressed postage paid envelope so it is actually received by the Voting Agent before the Solicitation Expiration Date. See “—The Prepackaged Plan Solicitation” on page 91. No appraisal rights are available to holders of Claims or Interests in connection with the Prepackaged Plan.

Manner of Voting on the Prepackaged Plan

Each holder of a Claim in an impaired class of Claims should refer to the detailed instructions contained in “—The Prepackaged Plan Solicitation” on page 91 which describes the voting procedures for such class and in the other materials delivered with this Offering Circular.

Vote Required for Class Acceptance of the Prepackaged Plan

As a condition to confirmation, the Bankruptcy Code requires that each impaired class of Claims accept the Prepackaged Plan, unless the “cramdown” requirements of Section 1129(b) of the Bankruptcy Code are met. The proponents do not intend to seek confirmation of the Prepackaged Plan under the provisions of Section 1129(b).

For a class of impaired Claims to accept the Prepackaged Plan, Section 1126 of the Bankruptcy Code requires acceptance by holders of Claims that hold at least two-thirds in amount and over one-half in number of holders of allowed Claims of such class, counting only those holders who actually vote to accept or reject the Prepackaged Plan. Holders of Claims which fail to vote or abstain from voting are not counted as either accepting or rejecting the Prepackaged Plan. Accordingly, the Prepackaged Plan could be approved by any impaired class of Claims with the affirmative vote of significantly less than two-thirds in amount and one-half in number of the Claims in such class.

If the Prepackaged Plan is confirmed, each holder of a Claim or Interest in a class will receive the same consideration as the other members of the class, and the Prepackaged Plan will be binding with respect to all holders of Claims and Interests of each class, including members who did not vote or who voted to reject the Prepackaged Plan.

Classifications Under the Prepackaged Plan

The principal provisions of the Prepackaged Plan are summarized below. This summary is a broad outline of the Prepackaged Plan and is qualified in its entirety by reference to the Prepackaged Plan. Knology and Broadband urge all Claim holders and other parties in interest to read and study carefully the Prepackaged Plan.

Classification and Allowance of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify claims against, and interests in, a debtor. Under Section 1122 of the Bankruptcy Code, a plan of reorganization may classify claims and interests only into classes containing claims and interests which are substantially similar to such claims or interests. The Prepackaged Plan designates nine classes of Claims and one class of Interests.

Knology and Broadband believe that they have classified all Claims and Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code. However, once Broadband’s Reorganization Case has been commenced, a Claim holder or Interest holder could challenge Broadband’s classification of Claims and Interests, and the bankruptcy court could determine that a different classification is required for the Prepackaged Plan to be confirmed. In such event, it is the present intention of the proponents of the Prepackaged Plan to seek to modify the Prepackaged Plan in accordance with the terms thereof to provide for whatever classification might be required by the bankruptcy court and to use the sufficient acceptances received, to the extent permitted by the bankruptcy court, to demonstrate the acceptance of the class or classes which are affected. Any such reclassification could affect a class’s acceptance of the Prepackaged Plan by changing the composition of such class and the required vote thereof for acceptance of the Prepackaged Plan and could potentially require a resolicitation of votes on the Prepackaged Plan.

The Prepackaged Plan provides for the classification and treatment of Claims and Interests of Broadband’s creditors and Interest holders allowed under Section 502 of the Bankruptcy Code (each, as the case may be, an

“Allowed Claim” or an “Allowed Interest”). Only the holder of an Allowed Claim or an Allowed Interest is entitled to receive a distribution under the Prepackaged Plan.

An Allowed Claim or Allowed Interest is a Claim or Interest (1) as to which a proof of Claim or Interest has been timely filed or deemed filed and is not a disputed Claim or disputed Interest, (2) which is listed by Broadband in schedules filed with the bankruptcy court and not designated as “contingent,” “unliquidated” or “disputed,” (3) which is allowed by a final order or resolved by written agreement, or (4) which is an unimpaired claim other than a lease or executory contract rejection Claim, which unimpaired Claim is not a disputed Claim, whether or not a proof of the Claim is timely filed or such Claim is listed on Broadband’s schedules. The Prepackaged Plan provides that holders of unimpaired Claims, including general unsecured Claims, other than lease or executory contract rejection Claims, are not required to file a proof of Claim and that the debtors will pay such Claims (other than disputed Claims) in the ordinary course of business.

A disputed Claim or disputed Interest is a Claim or Interest in Broadband that is not an Allowed Claim or Allowed Interest and (1) to the extent that a proof of Claim or Interest has been filed or deemed filed, as to which an objection has been or may be timely filed with the bankruptcy court and which objection has not been withdrawn or denied by final order, (2) which has been listed on schedules provided by Broadband as contingent, unliquidated or disputed, or (3) as to any unimpaired Claim other than a lease or executory contract rejection Claim, if proof of the Claim was timely filed, Broadband shall have objected to such Claim under bankruptcy law or, if proof of the Claim has not been timely filed, Broadband shall have disputed such Claim under nonbankruptcy law. With regard to unimpaired Claims other than lease or executory contract rejection Claims, the Prepackaged Plan provides that the holders thereof may, if they timely file proof of their Claims, prosecute such Claims in the bankruptcy court and that Broadband may defend such Claims in such court or, if they elect not timely to file proof of their Claims, prosecute their Claims in any other court of competent jurisdiction, and that Broadband may defend such Claims in such court. Disputes related to impaired Claims or lease or executory contract rejection Claims shall be determined by the bankruptcy court.

Summary of Distributions Under the Prepackaged Plan

The following summary of distributions under the Prepackaged Plan does not purport to be complete and is subject, and is qualified in its entirety by reference, to the Prepackaged Plan.

The following describes the Prepackaged Plan’s classification of Claims against and Interests in Broadband and the treatment that holders of Allowed Claims and Allowed Interests would receive for such Allowed Claims and Allowed Interests under the Prepackaged Plan. Holders of such Allowed Claims or Allowed Interests can agree to accept less favorable treatment by settlement or otherwise.

If the Prepackaged Plan is confirmed by the bankruptcy court, each holder of an Allowed Claim or Allowed Interest in a particular class will receive the same treatment as the other holders in the same class of Claims or Interests, whether or not such holder voted to accept the Prepackaged Plan. Moreover, upon confirmation, the Prepackaged Plan will be binding on all creditors and stockholders of Broadband regardless of whether such creditors or stockholders voted to accept the Prepackaged Plan (unless such holder agrees to accept less favorable treatment). Such treatment will be in full satisfaction, release and discharge of and in exchange for such holder’s respective Claims against or Interests in Broadband, except as otherwise provided in the Prepackaged Plan.

Treatment of Unclassified Claims.    The Bankruptcy Code does not require classification of certain priority Claims against a debtor. In this case, these unclassified Claims include Administrative Claims and Priority Tax Claims as set forth below.

1.    Administrative Claims.    An “Administrative Claim” is any cost or expense of administration of Broadband’s Reorganization Case allowed under Section 503(b), and referred to in Section 507(a)(1), of the Bankruptcy Code. These Claims include, without limitation, (a) any actual and necessary costs and expenses of preserving the estate and operating the business of Broadband during Broadband’s Reorganization Case, including any Claim arising from the use of cash collateral in such amounts as are determined and allowed by Final Order of the Bankruptcy Court, any indebtedness or obligations incurred or assumed by Broadband as debtor in possession in connection with the conduct of its business or for the acquisition or lease of property or for the rendition of services, and any costs and expenses of Broadband for the management, preservation, sale or other disposition of assets during Broadband’s Reorganization Case, the administration, prosecution or defense of Claims by or against Broadband and for distributions under the Prepackaged Plan, (b) any allowances of compensation or reimbursement of expenses to the extent allowed by final order of the bankruptcy court under Sections 330 and 503(b) of the Bankruptcy Code, (c) any fees or charges assessed against the estate under Section 1930 of Title 28 of the United States Code, and (d) the outstanding principal amount, interest thereon, and other fees and other charges, if any, owing on account of any loans made to or other credit accommodations extended to Broadband on or after the date the bankruptcy petition is filed.

Pursuant to the Prepackaged Plan, except as provided below with respect to Administrative Claims for liabilities incurred in the ordinary course of business, each holder of an Administrative Claim that is an Allowed Claim will receive cash equal to the unpaid portion of such Allowed Administrative Claim on the date the Prepackaged Plan becomes effective (or such later date on which such Claim becomes an Allowed Claim). Any Administrative Claim representing obligations incurred in the ordinary course of business by Broadband during Broadband’s Reorganization Case, or otherwise assumed by Broadband pursuant to the Prepackaged Plan, will be paid by Broadband in the ordinary course of business and in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.

If the bankruptcy court confirms the Prepackaged Plan within the time frame anticipated by Broadband, Broadband expects that the amount of Administrative Claims will be significantly less than if Broadband had commenced a Reorganization Case without prior receipt of the approvals necessary to confirm the Prepackaged Plan. In the event the bankruptcy court confirms the Prepackaged Plan within 45 days after the commencement of Broadband’s Reorganization Case, and assuming there is no significant litigation initiated or objections filed with respect to the Prepackaged Plan, Broadband estimates that the aggregate allowed amount of Administrative Claims (other than those discharged or to be discharged by Broadband in the ordinary course of business) will be approximately $755,000 as of the date the Prepackaged Plan becomes effective.

2.    Priority Tax Claims.    A“Priority Tax Claim” is that portion of any Claim against Broadband for unpaid taxes which is entitled to priority in right of payment under Section 507(a)(7) of the Bankruptcy Code. Broadband is now current and anticipates that it will continue to be current on its tax obligations at the time it commences its Reorganization Case. Assuming the bankruptcy court confirms the Prepackaged Plan within 45 days after the commencement of Broadband’s Reorganization Case, Broadband estimates that the aggregate allowed amount of priority tax Claims (other than those discharged by Broadband in the ordinary course of business) will be approximately $130,000 in property taxes on the date the Prepackaged Plan becomes effective.

Pursuant to the Prepackaged Plan, each holder of a Priority Tax Claim that is an Allowed Claim will receive cash equal to the unpaid portion of such Priority Tax Claim on the date the Prepackaged Plan becomes effective or as soon as possible thereafter, except that Broadband may elect to pay any holder of a Priority Tax Claim deferred cash payments in annual principal installments over a period in each case not exceeding six years after the earlier of the date of assessment of such Priority Tax Claim or the date the Prepackaged Plan becomes effective, of a value, as of the date the Prepackaged Plan becomes effective, equal to the Allowed amount of such Priority Tax Claim together with interest (payable quarterly in arrears) on the unpaid balance of such Priority Tax Claim at an annual rate equal to the rate applicable to Treasury Bills on the date of confirmation of the Prepackaged Plan or such other rate as may be set by the bankruptcy court at the hearing confirming the Prepackaged Plan. The rights of the holder of any Priority Tax Claim which is not an Allowed Claim, or any portion thereof, and the rights to payment in respect thereof will (a) be determined in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if Broadband’s Reorganization Case had not been commenced and (b) survive the date the Prepackaged Plan becomes effective and the consummation of the Prepackaged Plan as if Broadband’s Reorganization Case had not been commenced. Holders of Priority Tax Claims will not receive any payment on account of interest that accrues after the date the petition for relief is filed with the bankruptcy court or penalties with respect to or arising in connection with such Priority Tax Claims, unless required by a final order of the bankruptcy court.

Treatment of Classified Claims.    The following describes the Prepackaged Plan’s classification of the Claims and Interests that are required to be classified under the Bankruptcy Code and the treatment that the holders of Allowed Claims or Allowed Interests will receive for such Claims or Interests:

Class 1—Priority Claims.    Class 1 consists of all Priority Claims. A Priority Claim is any Claim against Broadband for an amount entitled to priority under Section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim. These Claims are primarily for employee wages, vacation pay, severance pay, contributions to benefit plans and other similar amounts. Broadband estimates that the aggregate allowed amount of Priority Claims will be less than $156,000 on the date the Prepackaged Plan becomes effective.

Broadband intends to seek an order approving the pre-effective date payment of Priority Claims. To the extent such an order is not entered or such Claims are not paid prior to the date the prepackaged plan becomes effective, pursuant to the Prepackaged Plan each holder of an Allowed Class 1 Claim, at Broadband’s option, shall receive such treatment as (1) will not alter the legal, equitable or contractual rights to which such Allowed Class 1 Claim entitles the holder thereof, or (2) otherwise will render such Allowed Class 1 Claim unimpaired pursuant to Section 1124(2) of the Bankruptcy Code.

Class 1 is unimpaired, and the holders of Claims in Class 1 are conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Prepackaged Plan.

Class 2—Non-Affiliated Holders’ Old Note Claims.    Class 2 consists of all Old Note Claims except for the Old Note Claims held of record on the Voting Record Date, by SCANA and any affiliate of SCANA, The Burton Partnerships and Valley. Broadband estimates that there are approximately 30 beneficial holders of Class 2 Claims. Broadband’s records reflect that, as of the date the petition for relief is filed with the bankruptcy court, the Class 2 Old Note Claims will aggregate approximately $249.3 million due at maturity. Each holder of record of an Allowed Class 2 Claim on the Distribution Record Date shall receive on account of each $1,000.00 (due at maturity) of Old Notes evidencing the indebtedness from which such holder’s Allowed Class 2 Claim arises, subject to an Old Indenture Trustee Charging Lien, and in exchange for each such $1,000.00 (due at maturity) of such Old Notes, (1) $586.5498 aggregate principal amount of New Notes (for a description of the New Notes, see “Description of Indebtedness—Description of New Notes” on page 174) and (2) subject to possible adjustment, 33.1789, shares of Series D Preferred Stock (for a description of the Series D Preferred Stock, see “Description of Capital Stock—Preferred Stock” on page 222) or, if the Holder of record of the Allowed Class 2 Claim on the Distribution Record Date is SCANA or any affiliate of SCANA, and if SCANA and its affiliates have agreed to accept Series E Preferred Stock in lieu of Series D Preferred Stock, subject to possible adjustment, 33.1789 shares of Series E Preferred Stock. SCANA and its affiliates have agreed to accept Series E Preferred Stock in lieu of Series D Preferred Stock on account of its Class 2 Old Note Claims, if any.

Class 2 is impaired, and the holders of Claims in Class 2 are entitled to vote on the Prepackaged Plan.

Class 3—Burton Partnerships’ Old Note Claims.    Class 3 consists of the Old Note Claims of the Burton Partnerships. Broadband’s records reflect that, as of the date the petition for relief is filed with the bankruptcy court, the Burton Partnerships Old Note Claims will equal $12.5 million in aggregate amount due at maturity. Each holder of record of an Allowed Class 3 Claim on the Distribution Record Date shall receive on account of each $1,000.00 (due at maturity) of Old Notes evidencing the indebtedness from which such holder’s Allowed Class 3 Claim arises, subject to Old Indenture Trustee Charging Liens, and in exchange for each such $1,000.00 (due at maturity) of Old Notes, (1) $356.6641 aggregate principal amount of New Notes (for a description of the New Notes, see “Description of Indebtedness—Description of New Notes” on page 174) and (2) subject to possible adjustment, 187.6864 shares of Series D Preferred Stock (for a description of the Series D Preferred Stock, see “Description of Capital Stock—Preferred Stock” on page 222).

Class 3 is impaired, and the holders of Claims in Class 3 are entitled to vote on the Prepackaged Plan.

Class 4—SCANA Old Note Claims.    Class 4 consists of the Old Note Claims of SCANA and its affiliates. Broadband’s records reflect that, as of the date the petition for relief is filed with the bankruptcy court, the SCANA Old Note Claims will equal $118.1 million in aggregate amount due at maturity. Each holder of record of an Allowed Class 4 Claim on the Distribution Record Date, to the extent that the indebtedness from which such Holder’s Allowed Class 4 Claim arises is evidenced by Old Notes in an amount less than or equal to $115.1 million (due at maturity), shall receive on account of each $1,000.00 (due at maturity) of Old Notes, subject to an Old Indenture Trustee Charging Liens and in exchange for each such $1,000.00 (due at maturity) of such Old Notes, $356.6641 in principal amount of New Notes and, subject to possible adjustment, 187.6864 shares of Series E Preferred Stock and to the extent that the indebtedness from which such Holder’s Allowed Class 4 Claim arises is evidenced by Old Notes in an amount greater than $115.1 million (due at maturity) subject to Old Indenture Trustee Charging Liens, (i) 586.5498 aggregated principal amount of New Notes (subject to the terms and conditions of the New Note Indenture), and (ii) subject to possible adjustment, 33.1789 shares of Series E Preferred Stock. (See “Description of Indebtedness—Description of New Notes” on page 174 and “Description of Capital Stock—Preferred Stock” on page 222).

Class 4 is impaired, and the holders of Claims in Class 4 are entitled to vote on the Prepackaged Plan.

Class 5—Valley Old Note Claims.    Class 5 consists of the Old Note Claims of Valley. Broadband’s records reflect that, as of the date the petition for relief is filed with the bankruptcy court, Valley’s Old Note Claims will equal $64.2 million in aggregate amount due at maturity. In exchange for Valley’s Allowed Class 5 Claim, Valley shall receive from Broadband, for delivery to CoBank (see “—Conditions to Confirmation” on page 80) a Limited Broadbrand/CoBank Guaranty, limited in amount to $18,474,000. See “—Credit Facilities—CoBank Credit Facility” on page 102.

Class 5 is impaired, and the holders of Claims in Class 5 are entitled to vote on the Prepackaged Plan.

Class 6—Wachovia Guaranty Claim.    Class 6 consists of the Claim of Wachovia on account of Broadband’s guaranty of the existing $22.75 million senior secured credit facility between the subsidiaries of Broadband, as borrowers, and Wachovia, as lender, under which $15.5 million is available for borrowing and the principal sum of $15,464,750 is outstanding. There is one holder of a Class 6 Claim. Pursuant to the Prepackaged Plan, Broadband’s December 22, 1998 guaranty in favor of Wachovia will be amended and restated to provide for the guaranty by Broadband of the payment and performance of an amended and restated $15,464,750 senior secured credit facility between Wachovia, as lender, and the subsidiaries of Broadband, as borrowers.

Class 6 is impaired, and the holders of Claims in Class 6 are entitled to vote on the Prepackaged Plan.

Class 7—Other Secured Claims.    Class 7 consists of all secured claims other than (1) the Claim in Class 6 (the Wachovia Guaranty Claim) and (2) the secured portion of the Claim in Class 9 (the Intercompany Claim). For purposes of the Prepackaged Plan each such Allowed other secured claim shall be deemed a separate subclass. At Broadband’s option, each holder of an Allowed Class 7 Claim shall either (a) retain unaltered the legal, equitable and contractual rights to which such Allowed Class 7 Claim entitles the holder thereof or (b) be treated in accordance with Section 1124(2) of the Bankruptcy Code.

Class 7 is unimpaired, and the holders of Claims in Class 7 are conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Prepackaged Plan.

Class 8—General Unsecured Claims.    Class 8 consists of all general unsecured Claims, including, but not limited to, trade Claims. To the extent any Allowed general unsecured Claim has not been paid or satisfied by performance in full prior to the date the Prepackaged Plan becomes effective, Broadband shall pay such Allowed general unsecured Claim in full in cash or satisfy such Allowed general unsecured Claim by performance, on the date the Prepackaged Plan becomes effective or a soon as possible thereafter if such Allowed general unsecured Claim is matured, or if such Allowed general unsecured Claim is not matured, in accordance with its respective terms, or in either case as otherwise agreed by the holder of the Allowed general unsecured Claim and Broadband, or provide such other treatment as will render such Allowed general unsecured claim unimpaired in accordance with Section 1124 of the Bankruptcy Code, provided that Broadband shall pay any general unsecured Claim which is subject to approval by the bankruptcy court as reasonable pursuant to Section 1129(a)(4) of the Bankruptcy Code upon entry of a final order of the bankruptcy court allowing such Claim and approving such Claim as reasonable. The reasonableness of any general unsecured Claim held by any entity which is subject to approval by the bankruptcy court as reasonable pursuant to Section 1129(a)(4) of the Bankruptcy Code which shall have made an application for approval of such Claim as reasonable prior to ten days before the commencement of the hearing on confirmation of the Prepackaged Plan shall be determined, in the discretion of the bankruptcy court, at such hearing or as soon thereafter as such application may be considered.

Class 8 is unimpaired, and the holders of Claims in Class 8 are conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Prepackaged Plan.

Class 9—Intercompany Claims.    Class 9 consists of the Claims of Knology arising out of (1) the existing $34.5 million secured intercompany credit facility (of which $13,024,128 was outstanding as of June 30, 2002) extended by Knology to Broadband and (2) a $10.0 million unsecured credit facility extended by Knology to Broadband, the entire amount of which is outstanding. In exchange for the cancellation and termination of the Class 9 Claim, Knology shall receive from Broadband, for delivery to CoBank (see “—Conditions to Confirmation” on page 80), a Limited Broadband/ CoBank Guaranty, limited in amount to $4,326,000. See “Credit Facilities—CoBank Credit Facility” on page 102.

Class 9 is impaired, and the holder of Claims in Class 9 is entitled to vote on the Prepackaged Plan.

Class 10—Interests.    Class 10 consists of all Interests of holders of Broadband’s common stock issued and outstanding on the date the petition for relief is filed with the bankruptcy court. There is one holder of a Class 10 Interest. Valley, as the holder of the Class 10 Interest, shall retain its Interest in Broadband as it existed on the date the petition for relief is filed with the bankruptcy court.

Class 10 is unimpaired and the holder of Interests in Class 10 is conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Prepackaged Plan.

Confirmation of the Prepackaged Plan

If sufficient acceptances are received from each impaired class of Claims and Broadband seeks to implement the Prepackaged Plan by commencing a Reorganization Case, Broadband will promptly request that the bankruptcy court hold a confirmation hearing (including a determination that the Prepackaged Plan solicitation was in compliance with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure or, if there is not any such law, rule or regulation, was made after disclosure of adequate information as defined in the Bankruptcy Code), upon such notice to parties in interest as is required by the Bankruptcy Code and the bankruptcy court. Rule 2002(b) of the Bankruptcy Rules requires no less than 25 days’ notice by mail of the time for filing objections to confirmation of the Prepackaged Plan and of the time and place of the confirmation hearing, unless the bankruptcy court shortens or lengthens this period. Parties in interest, including all holders of impaired Claims, will be provided notice by mail, or by publication if required by the bankruptcy court, of the date and time fixed by the bankruptcy court for the confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Prepackaged Plan. The bankruptcy court will also establish procedures for the filing and service of objections to confirmation of the Prepackaged Plan. Such procedures will be described to parties in interest in the notice informing them of the time for filing objections to confirmation of the Prepackaged Plan.

ANY OBJECTIONS TO CONFIRMATION OF THE PREPACKAGED PLAN MUST BE FILED WITH THE BANKRUPTCY COURT IN ACCORDANCE WITH APPLICABLE BANKRUPTCY RULES AND ANY PROCEDURES ESTABLISHED BY THE BANKRUPTCY COURT.

In order for the Prepackaged Plan to be confirmed, and regardless of whether all impaired classes of Claims vote to accept the Prepackaged Plan, the Bankruptcy Code requires that the bankruptcy court determine that the Prepackaged Plan complies with the requirements of Section 1129 of the Bankruptcy Code. Section 1129 of the Bankruptcy Code requires for confirmation, among other things, that: (1) the Prepackaged Plan be accepted by each impaired class of Claims by the requisite votes of holders of Claims in such impaired classes, (2) the Prepackaged Plan is feasible (that is, there is a reasonable probability that Broadband will be able to perform its obligations under the Prepackaged Plan and continue to operate its business without the need for further financial reorganization) (see “—Confirmation of the Prepackaged Plan—Feasibility of the Prepackaged Plan” on page 71); and (3) the Prepackaged Plan meets the requirements of Section 1129(a)(7) of the Bankruptcy Code, which requires that, with respect to each impaired class, each holder of a Claim or Interest in such class either (a) accepts the Prepackaged Plan or (b) receives at least as much pursuant to the Prepackaged Plan as such holder would receive in a liquidation of Broadband under Chapter 7 of the Bankruptcy Code (see “Confirmation of the Prepackaged Plan—Application of Section 1129(a)(7) of the Bankruptcy Code” on page 71). In addition, Broadband must demonstrate in accordance with Section 1129 of the Bankruptcy Code that (1) the Prepackaged Plan is proposed in good faith, (2) the Prepackaged Plan and Knology and Broadband have complied with the Bankruptcy Code, (3) payments for services or costs and expenses in or in connection with the case, or in connection with the Prepackaged Plan, have been approved by or are subject to the approval of the bankruptcy court, (4) the individuals to serve as the officers and directors of Knology and Broadband have been disclosed and their appointment or continuance in such office is consistent with the interests of creditors and Interest holders, (5) the identity of any insider that will be employed or retained by Knology and Broadband are disclosed, as well as any compensation to be paid to such insider, (vi) all statutory fees have been or will be paid, and (6) the Prepackaged Plan provides for the continued maintenance of retiree benefits (if any) at a certain level.

Acceptance of the Prepackaged Plan.    As a condition to confirmation, the Bankruptcy Code requires that each impaired class of Claims or Interests accept a plan of reorganization, unless the “cramdown” requirements of Section 1129(b) of the Bankruptcy Code are met. Knology and Broadband do not intend to seek confirmation of the Prepackaged Plan under the provisions of Section 1129(b). Classes of claims or interests that are not “impaired” under a plan are deemed to have accepted the plan and are not entitled to vote. Classes 2, 3, 4, 5, 6 and 9 are impaired under the Prepackaged Plan and, therefore, are entitled to vote. Accordingly, Classes 2, 3, 4, 5, 6 and 9 must accept the Prepackaged Plan in order for it to be confirmed.

Feasibility of the Prepackaged Plan.    The Bankruptcy Code requires that, in order to confirm the Prepackaged Plan, the bankruptcy court find that confirmation of the Prepackaged Plan will not likely be followed by the liquidation or the need for further financial reorganization of Broadband (the “Feasibility Test”). For the Prepackaged Plan to meet the Feasibility Test, the bankruptcy court must find that reorganized Broadband will possess the resources and working capital necessary to fund its operations and that it will be able to meet is obligations under the Prepackaged Plan.

Knology and Broadband have analyzed their ability to meet their obligations under the Prepackaged Plan. As part of their analysis, Knology and Broadband have considered the financial forecasts developed by them of their financial performance after completion of Broadband’s Reorganization Case contained herein. These projections and the significant assumptions on which they are based are included in this Offering Circular. See “Projected Financial Information for Knology and Broadband” on page 115 and “—Sources and Uses of Funds” on page 88. Knology and Broadband believe, based on their analysis, that the Prepackaged Plan provides a feasible means of reorganization from which there is a reasonable expectation that, following the effectiveness of the Prepackaged Plan, Broadband will possess the resources and working capital necessary to fund its operations and to meet its obligations under the Prepackaged Plan.

Holders of Claims are cautioned not to place undue reliance on Knology’s and Broadband’s analysis and are advised to consult with their own advisors. In connection with confirmation of the Prepackaged Plan, the bankruptcy court will have to determine that the Prepackaged Plan is feasible. There can be no assurance that the bankruptcy court will agree with Knology’s and Broadband’s determination. In particular, there can be no assurance that the bankruptcy court will accept the projections or the assumptions underlying Knology’s and Broadband’s determination.

Application of Section 1129(a)(7) of the Bankruptcy Code.    Even if the Prepackaged Plan is accepted by each impaired class of Claims in order to confirm the Prepackaged Plan, the bankruptcy court must determine that either (1) each member of an impaired class of Claims has accepted the Prepackaged Plan or (2) the Prepackaged Plan will provide each such nonaccepting member of an impaired class of Claims a recovery that has a value at least equal to the value of the distribution that each such member would receive if Broadband were liquidated under Chapter 7 of the Bankruptcy Code (the “Best Interests Test”). If all members of an impaired class of Claims accept the Prepackaged Plan, the Best Interests Test does not apply with respect to that class.

The first step in meeting the Best Interests Test is to determine the dollar amount that would be generated from the liquidation of Broadband’s assets and properties in the context of a Chapter 7 liquidation case. The total amount available would be the sum of the proceeds from the disposition of Broadband’s assets and the cash held by Broadband at the time of the commencement of the Chapter 7 case. The next step is to reduce that total by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority Claims that may result from the termination of Broadband’s business and the use of Chapter 7 for the purposes of liquidation. Finally, the present value of that amount (taking into account the time necessary to accomplish the liquidation) is allocated to creditors and shareholders in the strict order of priority in accordance with Section 726 of the Bankruptcy Code which requires that no junior creditor receive any distribution until all senior creditors are paid in full and can be compared to the value of the property that is proposed to be distributed under the Prepackaged Plan on the date the Prepackaged Plan becomes effective.

After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 case, including (1) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (2) the erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the “forced sale” atmosphere that would prevail, (3) the adverse effects on the salability of the capital stock of the subsidiaries as a result of the departure of key employees and the loss of major customers and suppliers, and (4) substantial increases in Claims which would be satisfied on a priority basis or on a parity with creditors in a Chapter 11 case, Knology and Broadband have determined that confirmation of the Prepackaged

Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of Broadband under Chapter 7 of the Bankruptcy Code.

Moreover, Knology and Broadband believe that the value of any distributions from the liquidation proceeds to each class of allowed Claims in a Chapter 7 case would be less than the value of distributions under the Prepackaged Plan because such distributions in Chapter 7 may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a substantial time after the completion of such liquidation to resolve all objections to Claims and prepare for distributions.

The following liquidation analysis is an estimate of the proceeds that may be generated as a result of the hypothetical Chapter 7 liquidation of the assets of Broadband. The analysis is based upon a number of significant assumptions which are described below. The liquidation analysis does not purport to be a valuation of Broadband’s assets and is not necessarily indicative of the values that may be realized in an actual liquidation.

The Chapter 7 liquidation analysis applies to the Broadband entity only, but is based upon the assumption that its subsidiaries would, in connection with the liquidation of Broadband, likewise be liquidated. As a result, the asset values below include the surplus, if any, available to Broadband after payment of all claims against each subsidiary by such subsidiary to the extent its own assets are sufficient to satisfy such claims.

Knology Broadband, Inc.
Liquidation Analysis
As of March 31, 2002
(dollars in thousands)

	Book Value March 31, 2002	Estimated Liquidation Proceeds	Estimated Chapter 7 Recovery
		Amount Range	% of Book Value Range
	(unaudited)
Cash and cash equivalents(a)	$181	$181	100.0%
Accounts receivable, net (b)	$556	$0	0.0%
Affiliate receivable (c)	$26	$0	0.0%
Prepaid expenses and other (d)	$788	$0	0.0%
Property, plant and equipment, net (e)	$319,082	$31,908 - $95,725	10% - 30%
Investments (f)	$5,125	$ 1,281 - $ 3,844	25% - 75%
Intangibles and other, net (g)	$14,092	$0	0.0%

Total gross liquidation proceeds		$33,370 - $99,750

(a)	Cash and cash equivalents—Cash and cash equivalents consist of all cash in banks or operating accounts.

(b)
Accounts receivable—The recovery of accounts receivable is based on Broadband’s estimate of the unlikelihood of collecting accounts receivable net of unearned revenue representing billings in advance of services.

(c)	Affiliate receivable—Affiliate receivable represents amounts due from ITC^Delta Com for utilization of Knology’s network.

(d)
Prepaid expenses and other—Prepaid expenses and other consists primarily of miscellaneous prepaid expenses such as rent and other occupancy costs, insurance, taxes and deposits. Broadband estimates the recovery of these assets in liquidation to be zero.

(e)
Property, plant and equipment, net—Property, plant and equipment, net includes owned land, buildings, network equipment, leasehold improvements and other equipment related to the provisioning of broadband services. The estimated recovery of these assets are based on management estimates net of the costs to sell the assets. These estimated liquidation values are speculative and could vary dramatically from the amounts that may actually be recovered in an actual liquidation under Chapter 7 of the Bankruptcy Code.

(f)
Investments—Investments consist of ClearSource, Inc. preferred stock. ClearSource, Inc. is a privately owned broadband services provider in Texas. The liquidation value estimate reflects the recovery expected from the sale of the unregistered ClearSource stock.

(g)
Intangibles and other, net—Intangibles and other, net represents deferred debt issuance costs, franchise costs, goodwill and other intangible assets. Broadband does not anticipate any recovery from these assets.

Broadband’s belief that confirmation of the Prepackaged Plan will provide each holder of a Claim in an impaired class with a recovery at least equal to the recovery that such holder would receive pursuant to a liquidation under Chapter 7 of the Bankruptcy Code is based on a comparison of the liquidation values set forth in the Liquidation Analysis with Broadband’s estimate of the value of the distributions to the holders of Claims and Interests pursuant to the Prepackaged Plan. Broadband’s estimate of the value of such distributions, together with Broadband’s estimate of the percentage of each Claim to be satisfied under the Prepackaged Plan, is set forth in the following Plan Recovery Table:

Plan Recovery Table

(dollars in thousands)

	Estimated Claim Amount	Estimated Liquidation Recovery		Estimated Plan Recovery
		Amount Range	% Range	Amount Range	% Range
Class 1 and unclassified claims:
wind-down costs (1)	$26,702	$26,702	100%	N/A	N/A
priority and administrative claims (2)(3)	N/A	N/A	N/A	$885	100%
Class 2 - non-affiliate notes (4)	$232,686	$708-$36,614	0.3%-15.7%	$157,656-$164,108	67.8%-70.5%
Class 3 - Burton notes (4)	$11,666	$35-$1,836	0.3%-15.7%	$7,696-$9,526	66.0%-81.7%
Class 4 - SCANA notes (4)	$110,192	$335-$17,339	0.3%-15.7%	$72,743-$89,666	66.0%-81.4%
Class 5 - Valley notes (4) (8)	$59,922	$182-$9,429	0.3%-15.7%	$2,772	4.6%
Class 6 - senior credit facility claims (5)(6)	$1,315	$1,315	100%	$15,464	100%
Class 7 - other secured claims (*)	—	—	—	—	—
Class 8 - general unsecured claims (7)	$5,706	$17-$898	0.3%-15.7%	$5,706	100%
Class 9 - intercompany notes payable(8)(9)	$14,044	$4,076-$5,617	29.0%-40.0%	$650	4.8%
Class 10 - interest(common stock)	N/A	$0	0%	$285,000-$410,000	N/A

* Any amounts subject to class 7 claims would be nominal and are not listed.

(1) Wind-down costs consist of corporate overhead and other related costs to be incurred during an estimated six month period, including trustee fees estimated at 3% of gross liquidation proceeds and expenses in compliance with a 30-day customer notification process and involved in moving current customers to an alternative provider, as well as all other priority and administrative expenses payable in a Chapter 7 case.

(2) Priority and administrative claims consist of all amounts anticipated to be owned for Priority Tax Claims, employee claims, trade claims and professional fees and expenses incurred and other administrative claims arising during an estimated 45-day period under the Prepackaged Plan.

(3) The estimated amount of priority and administrative claims does not include the value of the New Notes and New Preferred Stock to be issued to Houlihan Lokey, or the $2.5 million completion fee payable to CSFB on the date the plan becomes effective.

(4) Senior note claim—The senior notes are unsecured and structurally subordinate to the senior credit facility claims. The prepetition interest on these obligations is included in the estimated claim amount.

(5) Wachovia senior credit facility claims—Senior credit facility represents a prepetition obligation secured by substantially all of the assets of Broadband’s subsidiaries and Broadband under which Broadband’s subsidiaries are primarily liable. The estimated claim of Wachovia against Broadband, after application of all estimated proceeds available from the liquidation of the subsidiaries’ assets, is $1,315,000.

(6) In the context of a reorganization case, the Wachovia Guaranty Claim represents a contingent secured claim against Broadband in an amount equal to the full amount of the Wachovia Guaranty Claim of $15,464,750. The Prepackaged Plan provides that Wachovia will receive in exchange for its contingent secured claim, a new secured obligation of Broadband having a value equal to 100% of Wachovia’s prepetition claim.

(7) General unsecured claims—These claims include the general unsecured claims that are due and owing as of the commencement date.

(8) Intercompany Notes Payable—The notes payable consist of a fully secured note and an unsecured note payable to Knology. The fully secured note had $4,044,000 outstanding as of March 31, 2002, and is secured by substantially all of the assets of Broadband. The unsecured note has $10,000,000 outstanding. The secured note estimated claim is based on the availability of liquidation proceeds to pay the note. The unsecured note claim is estimated to be pro rata with other unsecured creditors.

(9) In the Reorganization Case the intercompany notes and Valley’s Old Notes would be cancelled in exchange for the Limited Broadband/CoBank Guaranties. The recovery applicable to such claims is based on the value of the Limited Broadband/CoBank Guaranties given in consideration of the cancellation of debt. The guaranties are valued based on the cost to obtain a financial surety bond in the amount of the guaranties.

Note to Percentage Recovery Table

Broadband and Knology have estimated a reorganization valuation for Broadband and Knology. These valuations consider the following factors:

•	Broadband’s emergence from Chapter 11 proceedings pursuant to the Prepackaged Plan described herein has been assumed to occur prior to December 31, 2002.

•	The continuity of the present management team has been assumed.

•	The general financial and market conditions as of the assumed consummation date of the Prepackaged Plan will not differ materially from those prevailing as of the date of this Offering Circular.

•
The continuity of the affiliate relationship between Broadband and the telephone operations group entities has been assumed. See the Related Party Transaction footnote to the Broadband financial statements included in the Broadband Annual Report on Form 10-K for 2001 attached to this Offering Circular as Exhibit A.

Broadband Reorganization Valuation

Broadband and Knology have estimated a range of reorganization value of Broadband between approximately $325 million and $450 million. The total reorganization value range of $325 million to $450 million includes a value attributed to shareholders’ equity between $285 million and $410 million and the net long-term indebtedness contemplated by the Prepackaged Plan of approximately $40 million. The shareholders’ equity value equals the reorganization value of Broadband less net long-term indebtedness of approximately $40 million.

The estimated range of reorganization value is based upon two principal methodologies: (1) a review of the operating performance and financial metrics of several companies in the cable/telecommunications industry that provide services similar to those offered by Knology and which operate in a similar environment and (2) upon a calculation of the net present value of the free cash flows, including calculating a terminal value of the business based upon a range of EBITDA multiples of comparable companies, each of which were then applied to the “Projected Financial Information for Knology and Broadband” on page 115. The financial metrics of the comparable companies that were considered include: (a) enterprise value (defined as market value of outstanding equity, plus debt, minus cash and cash equivalents)/earnings before interest, taxes, depreciation and amortization, as adjusted for the year ended 2003; and (b) enterprise value/total RGU’s (defined as revenue generating units representing the number of video, voice and data connections) as of March 31, 2002. Broadband and Knology did not independently verify the information for the comparative companies considered in its valuation, which information was obtained from publicly available reports.

Knology Reorganization Value

Knology and Broadband have estimated a range of reorganization value of Knology between approximately $424 million and $556 million. The total reorganization value range of $424 million to $556 million includes a value attributed to shareholders’ equity between $234 million and $366 million and the net long-term indebtedness contemplated by the Prepackaged Plan of approximately $190 million. The stockholders’ equity value equals the reorganization value of Knology less net long-term indebtedness of approximately $190 million.

The total range of reorganization value of $424 million to $556 million is the sum of the following: (1) a value attributed to Broadband between $325 million and $450 million, as described above and (2) approximately $99 million to $106 million of value attributed to the telephone operations group and Knology of Knoxville, Inc. (Knology consists of Broadband, the telephone operations group entities and Knology of Knoxville, Inc.). The telephone operations group entities include established rural incumbent local exchange carriers with stable revenue and EBITDA streams. The telephone operations group valuation is based on a review of the operating performance and financial metrics of several companies that provide services similar to those offered by the telephone operations group and which operate in a similar environment. The financial metrics of the comparable companies that were considered include enterprise value divided by historical and projected EBITDA performance. The Knoxville valuation is based on a percentage of net property, plant and equipment as of March 31, 2002 (based on a discount to the ratio of Broadband’s enterprise value divided by Broadband’s net property, plant and equipment as of March 31, 2002). The Knoxville operations are not valued on an EBITDA multiple because Knoxville is currently in the heavy construction phase of development with rapid growth in RGU’s and revenue and negative EBITDA.

Alternatives to Confirmation of the Prepackaged Plan.    If the Prepackaged Plan is not confirmed, Broadband or, subject to further determination by the bankruptcy court as to extensions of Broadband’s exclusive period within which to propose a plan of reorganization (which is the first 120 days after the commencement of a Reorganization Case, subject to reduction or extension by the bankruptcy court), any other party in interest in Broadband’s Reorganization Case could attempt to formulate and propose a different plan or plans of reorganization. Such plans could involve a reorganization and continuation of Broadband’s businesses, a sale of Broadband’s businesses as going concerns, an orderly liquidation of Broadband’s assets, or any combination thereof. If no plan of reorganization is confirmed by the bankruptcy court, Broadband’s Reorganization Case may be converted to a liquidation case under Chapter 7 of the Bankruptcy Code. In that event, the bankruptcy court may grant holders of secured Claims relief from the automatic stay to foreclose on their collateral and, accordingly, valuable assets of Broadband may be lost.

In a Chapter 7 case, a trustee would be appointed or elected with the primary duty of liquidating the assets of Broadband. Typically, in a liquidation assets are sold for less than their going concern value and, accordingly, the return to creditors would be reduced. Proceeds from liquidation would be distributed to the creditors of Broadband in accordance with the priorities set forth in the Bankruptcy Code.

Because of the difficulties in estimating what the assets of Broadband would bring in a liquidation and the uncertainties concerning the aggregate Claims to be paid and their priority in liquidation, it is not possible to predict with certainty what return, if any, each class of Claims or Interests might receive in a liquidation. Nevertheless, Broadband believes that the most likely result would be the sale of the assets of Broadband at a price which is significantly less than needed to pay the debts of Broadband in full. Broadband believes that holders of impaired Claims would realize a greater recovery under the Prepackaged Plan than would be realized under a Chapter 7 liquidation.

Means for Implementing the Prepackaged Plan

On or prior to the date the Prepackaged Plan becomes effective (except as otherwise indicated), the following actions will be effected:

Corporate Action—Knology.    Knology’s Certificate of Incorporation will be amended and restated in the Charter Amendment, a copy of which is attached as Exhibit G to this Offering Circular. Knology will file its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware in accordance with Sections 102 and 103 of the Delaware General Corporate Law. See “Charter Amendment” on page 98.

Corporate Action—Broadband.    Broadband’s Certificate of Incorporation will be amended and restated to comply with the requirements of section 1123 of the Bankruptcy Code. Broadband will file its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware in accordance with Sections 102 and 103 of the Delaware General Corporate Law.

The Stockholders Agreement.    The existing Stockholders Agreement, as amended, dated February 7, 2000, by and among Knology and its stockholders, will be amended as set forth in “Stockholders Agreement Amendment” on page 99.

Stockholder Agreement Joinder.    Knology will deliver to the Disbursing Agent for Old Note Claims, for distribution to each holder of a Claim in Class 2, Class 3 or Class 4, counterparts of a joinder agreement pursuant to which such holder may become a party to the Stockholders Agreement, as amended by the Stockholders Agreement Amendment. See “Stockholders Agreement” on page 230.

New Indenture and New Notes.    Knology and the New Indenture Trustee, as trustee, will enter into the New Indenture and shall execute and/or deliver all instruments, agreements, legal opinions and other operative documents required by and relative to the New Indenture. For a description of the New Indenture and the New Notes, see “Description of Indebtedness—Description of New Notes” on page 174.

Cancellation of Old Indenture.    Except as otherwise provided in Sections 6.1.4, 6.4.2, 6.9.4, 11.4 or 11.7 of the Prepackaged Plan, the Old Indenture will be terminated and canceled.

Limited Broadband/CoBank Guaranty.    In exchange for cancellation of Valley’s Old Note Claim and the Intercompany Claims, Broadband will execute the Limited Broadband/CoBank Guaranties (as defined), to be distributed to Valley and Knology pursuant to Section 6.1.2(f) of the Prepackaged Plan for delivery to CoBank. See “Credit Facilities—CoBank Credit Facility” on page 102.

Intercompany Note.    All Intercompany Notes between Broadband, as borrower, and Knology, as lender, will have been surrendered and canceled.

Equity Investment Commitment by Knology.    Knology will execute and deliver an equity investment agreement whereby Knology will agree to make an equity investment in Broadband (including an equity investment effectuated by Knology’s cancellation of an Allowed Administrative Claim owing to Knology on the date the Prepackaged Plan becomes effective on account of loans made to or other credit accommodations extended to Broadband on or after the petition date) not to exceed the greater of $7.5 million of the unpaid balance (not to exceed $10 million) of the Allowed Administrative Claim (if any), owing to Knology on the date the Prepackaged Plan becomes effective on account of loan or other financial accommodations extended to Broadband on or after the date the petition is filed with the bankruptcy court, at the request of Broadband from time to time on or before the first anniversary of the effective date of the Prepackaged Plan, subject only to the condition that no default shall have occurred and be continuing under the Amended and Restated Wachovia Facility as a result of which default the maturity of the indebtedness owing thereunder shall have been accelerated in accordance with the terms thereof.

Delivery of Plan Securities.    Knology will direct the New Indenture Trustee to issue, authenticate and deliver to the disbursing agents for Old Note Claims for distribution in accordance with sections 6.1.2, 6.1.2(d) or 6.1.2(h) of the Prepackaged Plan, (1) the New Notes, and (2) the number of shares of Series D Preferred Stock and Series E Preferred Stock as required by Article V of the Prepackaged Plan, and (3) 13.0 million shares of Series C Preferred Stock to be issued in the Private Placement. For a description of the New Preferred Stock, see “Description of Capital Stock—Preferred Stock” on page 222.

Delivery of Amended and Restated Wachovia Guaranty and Amended and Restated Wachovia Security Documents. Broadband will execute and deliver to the Disbursing Agent for the Class 6 Claim, for distribution in accordance with Section 6.1.2 (e) of the Prepackaged Plan, the Amended and Restated Wachovia Guaranty and the Amended and Restated Wachovia Security Documents required by Article V of the Prepackaged Plan.

Delivery of Limited Broadband/CoBank Guaranties.    Broadband will execute and deliver to the Disbursing Agents for the Class 5 Claims and the Class 9 Claims, respectively, for distribution in accordance with Section 6.1.2(f) of the Prepackaged Plan, the Limited Broadband/CoBank Guaranties required by Article V of the Prepackaged Plan.

Distributions

Generally.    All distributions required under the Prepackaged Plan to holders of Allowed Claims shall be made by a disbursing agent pursuant to a disbursing agreement, provided that no disbursing agreement shall be required if Knology and Broadband make such distributions or if the Old Indenture Trustee makes such distributions pursuant to the Prepackaged Plan. The disbursing agent may designate, employ or contract with other entities to assist in or perform the distributions. The disbursing agent and such other entities will serve without bond.

Disbursing Agent.    The Old Indenture Trustee (or its respective designee or affiliate) under the Old Indenture or such other entity as determined by Broadband is designated as disbursing agent for purposes of effecting distributions to holders of Old Note Claims, pursuant to the Prepackaged Plan, subject to acceptance of such designation by the Old Indenture Trustee or such other entity as designated by Broadband with respect to all or part of such distributions. In the event and to the extent of such acceptance (except where the context otherwise requires), any reference in the Prepackaged Plan to “disbursing agent” will instead be deemed to refer to the Old Indenture Trustee (or its nominee, designee or affiliate) or such other entity as designated by Broadband. In the event and to the extent that the Old Indenture Trustee is so designated as a disbursing agent with respect to the Old Note Claims (1) distributions to be made to such Old Note Claim holders under the Prepackaged Plan will be made to the Old Indenture Trustee in accordance with the Old Indenture, applicable law and the Prepackaged Plan and (2) the Old Indenture Trustee shall, as soon as reasonably practicable, in accordance with the Old Indenture, applicable law and the Prepackaged Plan, deliver the distributions, excluding such property as may be reserved by the Old Indenture Trustee to satisfy its compensation and those costs, fees and expenses for which the Old Indenture Trustee is entitled to an Indenture Trustee Charging Lien under the Old Indenture, the Prepackaged Plan or applicable law, to each such Old Note Claim holder, subject to the provisions of Sections 6.4.4 of the Prepackaged Plan. To secure the payment of such compensation of, and fees, costs and disbursements incurred by, the Old Indenture Trustee, if any, which is not paid in cash by Broadband pursuant to the provisions of the Prepackaged Plan, the Old Indenture or applicable law, such Old Indenture Trustee will have and retain, to the extent provided in the Old Indenture or under applicable law, a lien for its compensation and fees, costs and disbursements incurred, on the property to be distributed for the benefit of the Old Note Claim holders under the Old Indenture. If the Old Indenture Trustee does not act as the disbursing agent for distributions to the holders of the Old Note Claims arising under the Old Notes issued pursuant to the Old Indenture, then the disbursing agent designated for distributions to such holders will disburse the distributions to such holders, in compliance with such direction as may be given by the Old Indenture Trustee as may be necessary to permit the Old Indenture Trustee to retain and enforce its lien and otherwise in accordance with applicable law and the Prepackaged Plan.

Distribution Date.    The Distribution Date will mean, (a) for any impaired Claim that is an Allowed Claim on the date the Prepackaged Plan becomes effective, the date the Prepackaged Plan becomes effective or as soon thereafter as reasonably practicable, (b) for any unimpaired Claim, Administrative Claim or Priority Tax Claim that is due on or before the date the Prepackaged Plan becomes effective and that is an Allowed Claim on such date, the date the Prepackaged Plan becomes effective or as soon thereafter as reasonably practicable, (c) for any unimpaired Claim, Administrative Claim or Priority Tax Claim that is due after the date the Prepackaged Plan becomes effective and that is an Allowed Claim on the date on which such Claim is due, on the date such Claim is due, and (d) for any Claim or Interest that is a disputed Claim or disputed Interest on the date the Prepackaged Plan becomes effective, the later of 30 days after the date upon which such Claim or Interest becomes an Allowed Claim or Allowed Interest or the date such Claim or Interest is due.

Distributions to be Made to Holders as of Distribution Record Date.    Only holders of record of Old Note Claims as of the Distribution Record Date shall be entitled to receive the distributions provided for in Article V of the Prepackaged Plan. As of the close of business on the Distribution Record Date, the respective transfer ledgers in respect of the Old Notes will be closed, for purposes of making the distributions required in accordance with the provisions of Article V of the Prepackaged Plan. Broadband, the disbursing agent and their respective agents will have no obligation to recognize any transfer of Old Notes occurring after the Distribution Record Date for purposes of such distributions. Broadband, the disbursing agent, and their respective agents will recognize and, for purposes of making such distributions under the Prepackaged Plan, deal only with those holders of record reflected on the transfer ledgers maintained by the registrars for the Old Notes as of the close of business on the Distribution Record Date, provided that nothing contained in the Prepackaged Plan will be deemed to prohibit or otherwise restrict the right of any such holder to transfer such securities at any time.

Procedures for Distribution to Holders of Old Note Claims.    On the date the Prepackaged Plan becomes effective, Knology will direct the New Indenture Trustee to issue, authenticate and deliver to the disbursing agents designated for distribution to holders of Old Note Claims, certificates representing the New Notes and will take all action necessary and appropriate to effect delivery to the disbursing agent of Old Note Claims the New Preferred Stock as provided for under the Prepackaged Plan together with counterparts of the Joinder Agreement. As soon as practicable after the date the Prepackaged Plan becomes effective, the disbursing agents, in accordance with the disbursing agreements and the Prepackaged Plan, and subject to the provisions of Section 6.4.4 and 6.4.7 of the Prepackaged Plan, will deliver such certificates to the holders that have validly surrendered such Old Notes held by such holders.

As a condition to receiving from the disbursing agents distributions provided for on the Distribution Date under the Prepackaged Plan in respect of the Old Notes, any holder thereof shall be required to surrender its certificates or other instruments representing such securities, accompanied by duly executed and completed letters of transmittal (including such holder’s election to become or not to become a party to the Stockholders Agreement, as amended, pursuant to the joinder agreement), to the disbursing agent. All certificates or other instruments representing Old Notes shall be marked “Compromised and Settled as provided in the Joint Plan of Reorganization of Knology Broadband, Inc. and Knology, Inc.” and delivered to Broadband. The disbursing agent shall make such distributions only to holders that have surrendered such instruments as provided. Except as otherwise provided in Section 6.4.4(c) the Prepackaged Plan, no such distribution shall be made to any such holder that has not so surrendered such instruments held by it.

Unless waived by the disbursing agent, any holder of an Old Note Claim which has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such instrument as provided in the Prepackaged Plan, deliver to the disbursing agent, (1) evidence satisfactory to the disbursing agent of the loss, theft, mutilation or destruction of such instrument and (2) such security or indemnity as may be reasonably required by Broadband, Knology and the disbursing agent to hold Broadband, Knology and the disbursing agent harmless from any damages, liabilities, or costs incurred in treating such entity as a holder of such Old Note Claim. Thereafter, such entity will be treated as the holder of such instrument for all purposes of the Prepackaged Plan and will, for all purposes under the Prepackaged Plan, be deemed to have surrendered the instrument representing such Old Note Claim.

Any holder of an Old Note Claim who has not have surrendered or is not deemed to have surrendered the certificates or other instruments representing such security within 24 months after the date the Prepackaged Plan becomes effective will have its Claim based on such security disallowed, will receive no distributions on such Claim or Interest under the Prepackaged Plan and will be forever barred from asserting any claim or interest thereon. In such case, all unclaimed property held by the disbursing agent will be returned to Knology, and Knology will retain all certificates or other instruments representing securities allocable to such non-surrendering holders of Old Note Claims (excluding such certificates or instruments as may be reserved by any Old Indenture Trustee pursuant to an Old Indenture Trustee Charging Lien pursuant to Section 6.4.2 of the Prepackaged Plan). All such certificates or other instruments which are so returned to Knology will be canceled.

Delivery of Distributions.    Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims and Allowed Interests will be made at the address of each such holder as set forth on the schedules filed by Broadband with the bankruptcy court unless superseded by the address as set forth on the proofs of Claim or proofs of Interest filed by such holder or other writings notifying Broadband of a change of address (or at the last known address of such holder if no proof of Claim or proof of Interest is filed or if Broadband has not been notified in writing of a change of address), or in the case of holders of Old Note Claims may be made at the addresses of the registered holders contained in the records of the Registrar as of the Distribution Record Date, except as provided below. If any holder’s distribution is returned as undeliverable, no further distributions to such holder will be made, unless and until Broadband or the disbursing agent is notified of such holder’s then current address, at which time all missed distributions will be made to such holder together with any interest or dividends earned thereon. Amounts in respect of undeliverable distributions made through a disbursing agent will be returned to such disbursing agent making such distribution until such distributions are claimed. All Claims for undeliverable distributions will be made on or before the later of the second anniversary of the date the Prepackaged Plan becomes effective and the date 90 days after such Claim is Allowed. After such date (1) all unclaimed property held by a disbursing agent for distribution to holders of Allowed Old Note Claims will be returned to Knology, and Knology will retain, all certificates or other instruments representing securities allocable to such non-surrendering holders of Old Note Claims (excluding such certificates or instruments as may be reserved by the Old Indenture Trustee pursuant to an Indenture Trustee Charging Lien pursuant to Section 6.4.2 of the Prepackaged Plan). All such certificates or other instruments which are so returned to Knology will be canceled; provided however, that (1) such property will be subject to a lien to which the Old Indenture Trustee is entitled pursuant to Section 6.4.2 of the Prepackaged Plan, and (2) all other unclaimed property will be returned to Broadband, and the Claim of any holder with respect to such property will be discharged and forever barred.

Effect of Recapitalizations.    All New Preferred Stock and Private Placement Shares issuable or distributable pursuant to the Prepackaged Plan are subject to automatic adjustments to reflect changes in the total number of outstanding shares of Knology common stock or rights thereto by reason of any recapitalization, reclassification, split, combination, dividend or similar transaction involving shares or rights thereto not expressly provided for in the Prepackaged Plan or the Plan Securities.

Effect of Issuance of Additional Knology Common Stock.    In the event that Knology issues shares of its common stock or securities, options or warrants convertible into or exercisable or exchangeable for common stock (other than shares issuable upon conversion of Existing Preferred Stock or upon the exercise of outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002), the number of shares of New Preferred Stock and Private Placement Shares issuable or distributable to Holders of Allowed Claims pursuant to the Prepackaged Plan will be adjusted such that (a) the aggregate number of shares of New Preferred Stock distributable on account of and in exchange for Allowed Class 2 Claims and on account of and in exchange for Allowed Class 4 Claims to the extent that the indebtedness from which such Allowed Class 4 Claims arises is evidenced by Old Notes in an amount in excess of $115.1 million (due at maturity) will equal 5.0%, and (b) the aggregate number of shares of New Preferred Stock distributable on account of and in exchange for Allowed Class 3 Claims and Allowed Class 4 Claims to the extent that the indebtedness from which such Allowed Class 4 Claims arises is evidenced by Old Notes in an amount less than or equal to $115.1 million (due at maturity) will equal 14.3%, of the outstanding Knology common stock as of the date the Prepackaged Plan becomes effective, on an as-converted basis, after giving effect to the issuance of New Preferred Stock pursuant to the provisions of Sections 6.1.2(d) and 6.1.2(h), but without giving effect to outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002.

Directors/Officers.    From and after the date the Prepackaged Plan becomes effective, the board of directors of Broadband will continue to consist of three directors. For the names of those directors who will continue to serve on Broadband’s board of directors, see “Directors and Executive Officers” on page 161. All such directors will be deemed elected, and any directors not continuing in office will be deemed removed therefrom, effective on the date the Prepackaged Plan becomes effective, pursuant to a confirmation order by the bankruptcy court. Such directors’ tenure and the manner of selection of new directors will be provided for in the amended and restated certificate of incorporation and the bylaws of Broadband.

Similarly, on the date the Prepackaged Plan becomes effective, all existing officers of Broadband will be retained and will continue to serve until such time as they may resign, be removed or be replaced. See “Directors and Executive Officers” on page 161 for the names and titles of Broadband’s management.

The directors and officers of Knology will continue to serve as the directors and officers of Knology on the date the Prepackaged Plan becomes effective. Under the Stockholder Agreement, the Non-Affiliated Holders who receive shares of Series D Preferred Stock in the Restructuring will have the right to designate one director to serve on Knology’s board of directors for a three year term. See “Stockholders Agreement” on page 230. The election of directors and officers of Knology after the date the Prepackaged Plan becomes effective shall be as provided in the Amended and Restated Certificate of Incorporation and Knology’s bylaws.

For a description of the directors’ and officers’ backgrounds, affiliations, salary compensation and whether or not such persons are also insiders of Broadband, see “Directors and Executive Officers” on page 161.

Knology and Broadband will disclose, prior to the hearing on the confirmation of the Prepackaged Plan, such additional information as is necessary to satisfy Section 1129(a)(5) of the Bankruptcy Code including (1) the identity and affiliation of any other individual who is proposed to serve as an officer or director of Broadband or Knology, to the extent it is different than disclosed herein, and (2) the identity of any other insider that will be employed or retained by Broadband or Knology and said insider’s compensation.

Conditions to Confirmation

Confirmation Order.    The confirmation order of the bankruptcy court must approve in all respects all of the provisions, terms and conditions of the Prepackaged Plan, the confirmation order of the bankruptcy court must be acceptable in form and substance to the proponents of the Prepackaged Plan and the confirmation order of the bankruptcy court must contain the following findings, conclusions and other provisions:

(1)    except as expressly provided in the Prepackaged Plan, all of the property distributed under the Prepackaged Plan must vest in the recipients thereof free and clear of all Claims, encumbrances and Interests of any nature whatsoever;

(2)    the issuance of the New Notes and New Preferred Stock pursuant to the Prepackaged Plan, the entering into of the New Indenture, the entering into of the Operative Documents (as defined in the New Indenture), and the granting of certain liens and encumbrances as provided for in the Prepackaged Plan and all other indentures, instruments or agreements to be executed and delivered pursuant to the Prepackaged Plan must be validly authorized by all necessary corporate action of Broadband or Knology, as the case may be, or by applicable law;

(3)    the lien, title or other interest in such collateral created by such indentures, instruments or other agreements must be valid and binding on and enforceable against reorganized Broadband, or Knology, as the case may be, subject to the effect of (a) general principles of equity, (b) the possible unenforceability of specific remedial provisions of any particular document, (c) the Bankruptcy Code or any applicable state insolvency or receivership law, and (d) other laws affecting the rights of creditors generally; and such collateral must be subject to no prior, pari passu or subordinate encumbrances or claims, except as provided for in such indentures, instruments or other agreements;

(4)    the New Preferred Stock and the Private Placement Shares, when issued and delivered pursuant to the Prepackaged Plan, must be deemed validly issued, fully paid, and non-assessable; and

(5)    if the Prepackaged Plan does not become effective on or before December 31, 2002, the confirmation order shall thereupon be null, void, and of no further force and effect.

Amended CoBank Facility.    In exchange for the release of the Old Notes of Valley held as collateral for the Existing CoBank Facility, Broadband shall issue the Limited Broadband/CoBank Guaranty. The Amended CoBank Facility shall continue to be secured by a first priority lien and security interest in substantially all of the assets of borrowers, a first priority lien and security interest in substantially all of the assets of Knology of Knoxville, Inc. and a guaranty of Knology secured by the capital stock of borrowers. See “Credit Facilities—CoBank Credit Facility” on page 102.

Amended and Restated Wachovia Facility.    In exchange for the amendment to the Existing Wachovia Facility, Broadband shall enter into an Amended and Restated Wachovia Guaranty of the Amended and Restated Wachovia Facility and shall amend and restate its existing grant of a first priority lien and security interest in substantially all of its assets to Wachovia. The Amended and Restated Wachovia Facility shall continue to be secured by a first-priority lien and security interest in substantially all of the assets of the subsidiaries of Broadband and Broadband and such subsidiaries shall have executed and delivered, subject only to the execution and delivery of the Amended and Restated Wachovia Guaranty, the Amended and Restated Wachovia Facility loan documents pursuant to the provisions of the Prepackaged Plan and all instruments, agreements and other documents necessary or appropriate to effect the amendment and restatement of the Existing Wachovia Facility in accordance with the terms and conditions of the Wachovia term sheet as set forth in the Lockup Agreement attached hereto as Exhibit H. See “Credit Facilities—Wachovia Credit Facility” on page 100.

Private Placement.    ITC Telecom and SCANA shall have executed and delivered to Knology a stock purchase agreement providing for the purchase on the date the Prepackaged Plan becomes effective of 13.0 million shares of Series C Preferred Stock for the sum of $39.0 million. See “The Private Placement” on page 98,

Charter Amendment.    The stockholders of Knology shall have, in accordance with the applicable provisions of its Amended and Restated Certificate of Incorporation and bylaws, approved the Charter Amendment. See “Charter Amendment” on page 98.

Stockholders Agreement Amendment.    The Stockholders Agreement Amendment shall have been approved by the parties thereto and shall become effective. See “Stockholders Agreement Amendment on page 99.

Old Note Claims.    Broadband shall have listed the Old Note Claims in its schedules filed under Section 521(1) of the Bankruptcy Code, as undisputed, non-contingent and liquidated in the aggregate accreted amount thereof on the petition date, and such claims shall have been allowed by final order of the bankruptcy court or by the order confirming the Prepackaged Plan.

General Conditions.    In addition to the foregoing conditions to confirmation, confirmation of the Prepackaged Plan is subject to the following conditions:

(1)    the condition set forth in Sections 10.1 of the Prepackaged Plan shall have been satisfied, or in accordance with Section 10.3, waived; and

(2)    all of the requirements of Section 1129(a) of the Bankruptcy Code are met.

Broadband reserves the right to waive at any time, without notice, without leave of or order of the bankruptcy court, any condition to confirmation of the Prepackaged Plan which may be waived pursuant to Article X of the Prepackaged Plan, but only in the manner and to the extent allowed under the terms of the Prepackaged Plan.

Conditions to Effective Date of the Prepackaged Plan

The occurrence of the effective date of the Prepackaged Plan is subject to the following conditions:

Satisfaction of Conditions to Confirmation.    Each of the conditions to confirmation of the Prepackaged Plan must have been satisfied within Knology’s and Broadband’s sole discretion.

Confirmation Order.    The confirmation order of the bankruptcy court must have been entered and must not be stayed.

Delivery of Documents.    All indentures, mortgages, security agreements and other agreements and instruments to be delivered under or necessary to effectuate the Prepackaged Plan must have been executed and delivered.

Payment to Committee.    Knology must have paid and satisfied in full any Claim of the Informal Noteholders’ Committee that shall be mature as of the date the Prepackaged Plan becomes effective.

Acceptance of the Prepackaged Plan.    The classes designated by the Prepackaged Plan as Class 2, Class 3, Class 4, Class 5, Class 6 and Class 9 must have accepted the Prepackaged Plan.

New Notes.    No condition to the issuance or authentication of the New Notes to be distributed pursuant to the Prepackaged Plan may be unsatisfied.

Private Placement.    ITC Telecom and SCANA must have paid to Knology in exchange for the delivery of the 13,000,000 shares of Series C Preferred Stock, the aggregate subscription price due on the date the Prepackaged Plan becomes effective under the terms of a stock purchase agreement. See “The Private Placement” on page 98.

Implementation Matters.    All of the transactions described in Section 6.1.2 of the Prepackaged Plan must have been effected, and all other agreements and instruments to be delivered under or necessary to effectuate the Plan must have been executed and delivered. See—“Confirmation of the Prepackaged Plan” on page 70 and “Means for Implementing the Prepackaged Plan” on page 75.

Effective Date.    The Prepackaged Plan must be effective on or before December 31, 2002.

Broadband may waive, without notice and without leave of or order of the bankruptcy court, any condition or any portion of any condition precedent to the effective date of the Prepackaged Plan or confirmation of the Prepackaged Plan (except for the conditions set forth in Sections 10.1.2, 10.1.4, 10.1.5, 10.1.6, 10.1.7, 10.1.8, 10.2.2, 10.2.4, 10.2.6, 10.2.7 and 10.2.8 of the Prepackaged Plan, which may not be waived without the written consent of 75% in aggregate amount due at maturity of Old Notes held by all Non-Affiliate Holders that are a party to the Lockup Agreement, SCANA, Wachovia, CoBank, J. H. Witney, IV, L.P. and Blackstone CCC Capital Partners, L.P.).

Modification of Prepackaged Plan

The proponents of the Prepackaged Plan reserve the right in accordance with Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, after hearing on notice to the Old Indenture Trustee and such other entities as are entitled to such notice pursuant to Bankruptcy Rule 3019, to amend or modify the Prepackaged Plan prior to the entry of the confirmation order of the bankruptcy court as provided in Section 13.9 of the Prepackaged Plan by amending or modifying or supplementing the Prepackaged Plan, the indentures, instruments or agreements to be executed and delivered pursuant to the Prepackaged Plan or any other documents.

Withdrawal of Prepackaged Plan

Knology and Broadband reserve the right to revoke and withdraw the Prepackaged Plan at any time prior to the entry of the confirmation order of the bankruptcy court. After withdrawal, or if entry of the confirmation order of the bankruptcy court does not occur, the Prepackaged Plan will be deemed null and void. In that event, nothing contained in the Prepackaged Plan or in any Letter of Transmittal or Ballot shall be deemed to constitute a waiver or release of any Claims by or against or any Interests in Broadband, or to prejudice in any manner the rights of Broadband, Knology or the holders of any Claim or Interest in any further proceedings involving Broadband, Knology or otherwise.

Effects of Prepackaged Plan Confirmation

Discharge.    Except as otherwise expressly provided in the Prepackaged Plan or in the confirmation order of the bankruptcy court, the confirmation of the Prepackaged Plan will (1) bind all holders of Claims and Interests, whether or not they accept the Prepackaged Plan, and (2) discharge and release, pursuant to Section 1141(d)(1) of the Bankruptcy Code, Broadband effective on the date the Prepackaged Plan became effective, from any Claim, Interest or any “debt” (as that term is defined in Section 101(12) of the Bankruptcy Code) that arose or was incurred before the confirmation date of the Prepackaged Plan, and completely extinguish all liabilities in respect thereof, including, without limitation, any liability of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, regardless of whether: (a) a proof of the Claim or Interest was filed or the Interest or Claim was scheduled by Broadband, (b) the Claim or Interest is an Allowed Claim or Allowed Interest, as the case may be, or (c) the holder of such Claim or Interest voted to accept or reject, or abstained from voting on, the Prepackaged Plan. In addition, except as otherwise provided in the Prepackaged Plan, confirmation of the Prepackaged Plan pursuant to the confirmation order of the bankruptcy court will act as a discharge and release, effective as of the date the Prepackaged Plan becomes effective, as to each holder of a Claim or Interest receiving or entitled to receive any distribution under the Prepackaged Plan in respect of any direct or indirect right, Claim or Interest such holder had or may have had against or in Broadband. On and after the date the Prepackaged Plan becomes effective, as to every discharged Claim and Interest, every holder of a Claim or Interest will be precluded from asserting against reorganized Broadband, their respective assets or properties, any further Claim or Interest based on any document or instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the confirmation date of the Prepackaged Plan. The Prepackaged Plan provides that certain Allowed Priority Tax Claims and Allowed unimpaired Claims other than lease and executory contract rejection Claims will not be discharged pursuant to Section 1141(d)(1) of the Bankruptcy Code. Except as provided in the Prepackaged Plan, the confirmation order will be a judicial determination of discharge of all liabilities of Broadband. As provided in Section 524 of the Bankruptcy Code, such discharge will void any judgment against Broadband at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the commencement or continued prosecution of any action against Broadband or its property, or reorganized Broadband or its property, to the extent it relates to a Claim discharged.

Revesting.    Except as otherwise expressly provided in the Prepackaged Plan or any other indentures, instruments or agreements to be executed and delivered pursuant to the Prepackaged Plan or the confirmation order of the bankruptcy court, on the date the Prepackaged Plan becomes effective, all property of Broadband’s estate, wherever situated, will vest in Broadband and will be retained by Broadband or distributed to Claim holders or Interest holders as provided in the Prepackaged Plan. On the date the Prepackaged Plan becomes effective, all property of Broadband’s estate, whether retained by Broadband or distributed to Claim holders or Interest holders, will be free and clear of all Claims, liens, encumbrances and interests, except the Claims, liens, encumbrances and interests of Claim holders and Interest holders expressly provided for in the Prepackaged Plan.

Retention and Waiver of Causes of Action.    Under the Prepackaged Plan, Broadband will retain all rights, causes of action and defenses Broadband had under the Bankruptcy Code or similar applicable nonbankruptcy law and retain and reserve all rights and causes of action against or with respect to any Claim left unimpaired by the Prepackaged Plan, excluding such Claims, rights and causes of action as are released by Broadband pursuant to the Prepackaged Plan. Notwithstanding the foregoing, the Prepackaged Plan provides that neither Broadband nor any entity acting on its behalf will commence and/or prosecute any avoidance or recovery actions under, or raise any defense based on, Sections 544 (trustee as lien creditor and as successor to certain creditors and purchasers), 545 (statutory liens), 547 (preferences), 548 (fraudulent transfers and obligations), 549 (post-petition transactions), 550 (liability of transferee of avoided transfer), 551 (automatic preservation of avoided transfer) or 553 (setoff) of the Bankruptcy Code arising as a result of the commencement of Broadband’s Reorganization Case. This provision is included in the Prepackaged Plan in the interests of securing a consensual plan of reorganization (i.e., a plan in which all impaired classes of claims accept the plan). On the date the Prepackaged Plan becomes effective, all avoidance or recovery causes of action and defenses (described above) will be deemed waived and released and forever barred. Broadband has determined that its goal of acceptance of the Prepackaged Plan by all impaired classes of Claims is more likely to be achieved if those holders of Claims whose acceptances are being solicited are not burdened with a concern that transfers by Broadband to such holders may be avoided and recovered, thereby making their effective treatment under the Prepackaged Plan difficult or impossible to ascertain. At the same time, Broadband is not aware of any material transfer which has been made to any holder of any such impaired Claims which would otherwise be subject to recovery pursuant to any of such sections of the Bankruptcy Code. Finally, with regard to any potential causes of action pursuant to such sections which might otherwise be commenced against any holder of a Claim which is in a class which is unimpaired under the Prepackaged Plan, Broadband deems it inadvisable to incur any burden to seek to recover any such transfer, when the recovery would result in the reinstatement of a Claim by such a holder against Broadband’s estate which, pursuant to the provisions of the Prepackaged Plan, would survive Broadband’s Reorganization Case and be payable in full. In addition, Broadband shall waive any defense based solely upon the fact that (a) no proof of such Claim shall have been filed within the period of limitation, if any, fixed by the bankruptcy court in accordance with Bankruptcy Rule 3003(c)(3), and (b) such Claim was listed by Broadband in its Chapter 11 schedules as unliquidated, contingent or disputed.

Objections to Claims and Interests/Distributions.    The Prepackaged Plan provides that Broadband may object to the allowance of Claims or Interests filed with the bankruptcy court and that after the date the Prepackaged Plan becomes effective only Broadband may object to the allowance of Claims and Interests. Such objections may be resolved by a final order or by compromise or settlement. Broadband, on the one hand, or the holder of any disputed Claim, on the other hand, may seek resolution and/or enforcement of an unimpaired disputed Claim (other than a Claim arising from the rejection of an unexpired lease or executory contract), if proof of the Claim is timely filed, in the bankruptcy court, or, if no proof of Claim is timely filed, in any other court of competent jurisdiction, either before or after the date the Prepackaged Plan becomes effective. Rejection Claims may be resolved only in the bankruptcy court pursuant to the provisions of the Prepackaged Plan.

At such time as a disputed Claim or disputed Interest becomes an Allowed Claim or Allowed Interest, in whole or in part, the Prepackaged Plan provides that the holder of such Claim or Interest will receive on the Distribution Date the property that would have been distributed to such holder on the date the Prepackaged Plan becomes effective if such Allowed Claim or Allowed Interest was an Allowed Claim or Allowed Interest on the date the Prepackaged Plan becomes effective.

Term of Injunctions or Stays.    Unless otherwise provided in the Prepackaged Plan, all injunctions or stays provided for in Broadband’s Reorganization Case pursuant to Section 105 or 362 of the Bankruptcy Code or otherwise in effect on the date on which the Prepackaged Plan is confirmed will remain in full force and effect until the date the Prepackaged Plan becomes effective. The confirmation order of the bankruptcy court shall provide that the distributions and transfers of property pursuant to the terms of the Prepackaged Plan are made free and clear of all Claims (except as otherwise expressly provided in the Prepackaged Plan), and that upon confirmation of the Prepackaged Plan, except as otherwise expressly provided in the Prepackaged Plan, all holders of Claims and Interests discharged pursuant to the Prepackaged Plan will be permanently enjoined from and restrained against commencing or continuing any suit, action or proceeding or asserting against reorganized Broadband or its assets any such Claim, Interest or cause of action, which is based upon any act or omission, transaction or other activity of any kind or nature that occurred before the date the bankruptcy court confirms the Prepackaged Plan.

Release.    The Prepackaged Plan provides that except as otherwise provided in the Prepackaged Plan, or the order confirming the Prepackaged Plan, to the full extent permitted by the Bankruptcy Code and other other applicable law, in consideration of, in exchange for, and upon the receipt of New Notes and New Preferred Stock by holders of Old Note Claims under the Prepackaged Plan, each holder of an Old Note Claim against Broadband receiving such New Notes and New Preferred Stock on account of an Allowed Claim will be deemed forever to release waive and discharge all known and unknown claims of any nature (other than claims of fraud or intentional misrepresentation) such entity has, had or may have against Broadband and reorganized Broadband on account of or relating to any claim or cause of action relating in any way to the Claims or Interests discharged under the Prepackaged Plan or the negotiation, documentation and implementation of the Prepackaged Plan. Such release will be deemed to have been given whether a holder votes to accept or reject, or abstains from voting on, the Prepackaged Plan. The confirmation order of the bankruptcy court shall enjoin from and after the date the Prepackaged Plan becomes effective the prosecution, whether directly, derivatively or otherwise, of any Claim, debt, right, cause of action or liability released or to be released pursuant to Section 11.6 of the Prepackaged Plan.

Exculpation.    None of the officers, directors, employees, financial advisors, agents, representatives or attorneys of Broadband, reorganized Broadband, Knology, any subsidiary of Broadband, reorganized Broadband, Knology or the Old Indenture Trustee, or the Informal Noteholders’ Committee or any of its members, or any subsidiary of Broadband, reorganized Broadband or Knology of the Old Indenture Trustee or the Informal Noteholders’ Committee or any of its members shall have any liability to Broadband or reorganized Broadband or any holder of a Claim or Interest for actions taken or omitted to be taken in connection with or arising out of the solicitation of votes on or the administration of the Prepackaged Plan or the property distributed under the Prepackaged Plan, or any other matters arising in or related to Broadband’s Reorganization Case, except for any liabilities which may arise under statutes or regulations administered by the Commission or from willful misconduct or gross negligence, and, in all respects, such persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Prepackaged Plan. Upon the full performance by the Old Indenture Trustee of its obligations to make the distributions that are required pursuant to the Prepackaged Plan and the confirmation order of the bankruptcy court, the Old Indenture Trustee and its professional advisors shall be relieved, discharged and released by Broadband and reorganized Broadband from all obligations, claims, rights, demands and causes of action in favor of Broadband or reorganized Broadband associated with, arising from or related to the Old Indenture to which such Old Indenture Trustee is a party.

Old Indenture Trustee.    Notwithstanding the provisions of Section 6.1.2(g) of the Prepackaged Plan regarding the termination and cancellation of the Old Indenture, the Old Indenture shall continue in effect to the extent necessary to allow the Old Indenture Trustee thereunder to receive and make distributions as a disbursing agent pursuant to the Prepackaged Plan on account of Old Note Claims, to maintain the validity of certain liens provided for thereunder, to enforce Indenture Trustee Claims provided for thereunder and to enforce any indemnification rights provided for thereunder.

Retention of Jurisdiction

Pursuant to Sections 1334 and 157 of title 28 of the United States Code, from and after the confirmation date of the Prepackaged Plan, the bankruptcy court will retain and have jurisdiction of all matters arising in, arising under, and related to Broadband’s Reorganization Case and the Prepackaged Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine any and all adversary proceedings, applications or contested matters pending on the effective date of the Prepackaged Plan or brought after the effective date; (2) to hear and determine any and all applications for substantial contribution and for compensation and reimbursement of expenses filed by professional advisors; (3) to hear and determine the Claims, if any, of parties other than Broadband to executory contracts or unexpired leases with Broadband which are rejected pursuant to a final order, disputes arising from the assumption and assignment of executory contracts and unexpired leases, and disputed claims which are impaired Claims or which are held by holders of unimpaired Claims who have filed proofs of their Claims in accordance with Section 8.1 of the Prepackaged Plan; (4) to hear and determine, pursuant to the provisions of Section 505 of the Bankruptcy Code, all issues related to the liability of Broadband for any tax incurred prior to the effective date of the Prepackaged Plan; (5) to enforce the provisions of the Prepackaged Plan and to determine any and all disputes arising under the Prepackaged Plan, to enter and implement such orders as may be appropriate in the event confirmation of the Prepackaged Plan is for any reason stayed, reversed, revoked, modified or vacated; (6) to modify any provision of the Prepackaged Plan to the extent permitted by the Bankruptcy Code and the Prepackaged Plan and to correct any defect, cure any omission or reconcile any inconsistency in the Prepackaged Plan or the confirmation order of the bankruptcy court as may be necessary to carry out the purposes and intent of the Prepackaged Plan, to the extent and in the manner provided in the Prepackaged Plan; (7) to enter such orders as may be necessary or appropriate in furtherance of consummation and implementation of the Prepackaged Plan; and (8) to enter an order closing Broadband’s Reorganization Case.

If the bankruptcy court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under or related to Broadband’s Reorganization Case, including matters discussed above, the Prepackaged Plan will have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Executory Contracts and Unexpired Leases

On the effective date of the Prepackaged Plan, and to the extent permitted by applicable law, all executory contracts and unexpired leases of Broadband will be assumed in accordance with the provisions of Section 365 and Section 1123 of the Bankruptcy Code, excluding (1) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to Section 365 of the Bankruptcy Code by Broadband prior to the commencement of the hearing on confirmation of the Prepackaged Plan, and (2) all executory contracts or unexpired leases rejected prior to the entry of the confirmation order of the bankruptcy court. Contracts or leases entered into after the date of commencement of Broadband’s Reorganization Case will be performed by Broadband in the ordinary course of business. In order to assume an executory contract or unexpired lease, Broadband must, if there has been a default in such executory contract or unexpired lease, other than a default caused solely by the filing of the Reorganization Case, at the time of assumption (1) cure, or provide adequate assurance that Broadband will cure such default, (2) compensate or provide adequate assurance that Broadband will promptly compensate, a party other than Broadband to such contract or lease, for any actual pecuniary loss to such party resulting from such default, and (3) provide adequate assurance of future performance under such contract or lease. Any Claims arising out of the rejection of contracts or leases must be filed with the bankruptcy court within 30 days after the later of (a) the entry of a final order authorizing such rejection and (b) the confirmation date of the Prepackaged Plan, or be forever barred. Each such Claim will constitute a Class 8 Claim, to the extent such Claim is Allowed by the bankruptcy court.

Notwithstanding anything contained in the foregoing paragraph to the contrary, the Prepackaged Plan provides that Broadband will assume, on the date the Prepackaged Plan becomes effective, its agreement with CSFB, dated February 28, 2002, concerning the engagement of CSFB by Knology to render financial advisory services to Knology and Broadband in connection with the restructuring of the Old Notes, and its agreement with Houlihan Lokey, dated and effective as of April 17, 2002, concerning the engagement of Houlihan Lokey by Broadband in connection with the restructuring of the Old Notes. Broadband and Knology believe that Broadband will be able to satisfy the requirements for assumption of its agreements with CSFB and Houlihan Lokey on the date the Prepackaged Plan becomes effective.

With respect to the foregoing agreement with CSFB (to which Knology and certain other affiliates of Broadband are parties), if the Prepackaged Plan is confirmed, on the effective date of the Prepackaged Plan Broadband will be and remain jointly and severally responsible with Knology and such other affiliates, to pay CSFB, subject to the approval of the bankruptcy court in accordance with the applicable provision of the Bankruptcy Code, the completion fee in the amount of $2,500,000. Broadband, Knology and such affiliates are also obligated to pay CSFB reasonable out-of-pocket expenses (including counsel fees) and will retain certain indemnity obligations pursuant to said agreement. In accordance with the terms of the agreement, the completion fee may be due in part before the effective date of the Prepackaged Plan, but the entire balance of the fee will be due and payable not later than the date the Prepackaged Plan becomes effective. In any event, Broadband, Knology and said affiliates are entitled to receive credit against up to $1,500,000 of the completion fee for 100% of each of the first six, and 50% of each of the additional, monthly fees (each in the amount of $125,000) which will have become due under the agreement beginning March 1, 2002, and ending on the date the Prepackaged Plan becomes effective. Knology has paid the monthly fees owing under the agreement and has committed to continue to pay the monthly fees as well as the completion fee.

With respect to the foregoing agreement with Houlihan Lokey, if the Prepackaged Plan is confirmed, on the date the Prepackaged Plan becomes effective Broadband will likewise be and remain obligated to pay Houlihan Lokey, subject to the approval of the bankruptcy court in accordance with the applicable provision of the Bankruptcy Code, the deferred fee described herein. See “The Recapitalization Plan—Fees and Expenses” on page 59. Broadband intends to elect to exercise its option to pay the deferred fee in New Notes and New Preferred Stock, based upon Knology’s commitment to issue such New Notes and New Preferred Stock in satisfaction of Broadband’s obligation to Houlihan Lokey.

In addition, the Prepackaged Plan provides that Broadband shall assume, on the date the Prepackaged Plan becomes effective, its agreement with Milbank, Tweed, Hadley & McCloy LLP, concerning the engagement of Milbank by the Informal Noteholders’ Committee to provide legal services to the Informal Noteholders’ Committee in connection with the Restructuring. If the Prepackaged Plan is confirmed and becomes effective, Broadband will be and remain obligated under the Prepackaged Plan to pay, subject to the approval of the bankruptcy court in accordance with the applicable provision of the Bankruptcy Code, the reasonable fees and expenses incurred by the Informal Noteholders’ Committee to such firm for services.

Broadband currently intends to assume substantially all other executory contracts and unexpired leases in accordance with their terms.

Proofs of Claim

No holder of any Claim (other than a Claim arising from the rejection of an executory contract or unexpired lease) which is unimpaired under the Prepackaged Plan is required to file proof of such holder’s Claim in order for such holder’s Claim to be allowed, unless it wishes to have the amount and validity of such holder’s Claim determined by the bankruptcy court, in which case it must file proof of such holder’s Claim within the time period set by the bankruptcy court. Otherwise, any holder of any unimpaired Claim (other than a Claim arising from the rejection of an executory contract or unexpired lease) may commence or continue any action against Broadband to determine the amount and validity of such holder’s Claim in any court of competent jurisdiction. Each holder of a rejection Claim or a Claim which is impaired under the Prepackaged Plan must file proof of such holder’s Claim within the time period set by the bankruptcy court in order for such holder’s Claim to be allowed, unless such holder’s Claim has been listed on Broadband’s Chapter 11 schedules and has not been designated as contingent, unliquidated or disputed.

Miscellaneous Prepackaged Plan Provisions

Unclaimed Distributions.    If any person entitled to receive notes or securities directly from the applicable disbursing agent cannot be located on the date the Prepackaged Plan becomes effective, such notes or securities will be set aside and held by Broadband. If such person is located within two years after the date the Prepackaged Plan becomes effective, such notes or securities will be paid or distributed to such person. If such person cannot be located within two years after the date the Prepackaged Plan becomes effective all unclaimed property held by the disbursing agent for holders of Allowed Old Note Claims will be returned to Knology, and Knology will retain, such property representing securities allocable to such holders of Old Note Claims (excluding such property as may be reserved by any Old Indenture Trustee pursuant to an Indenture Trustee Charging Lien pursuant to Section 6.4.2 of the Prepackaged Plan). All such property which is so returned to Knology will be canceled, and all other unclaimed property will be returned to Broadband, and the Claim of any holder with respect to such property will be discharged and forever barred.

Fractional Securities.    No fractional shares of New Preferred Stock will be issued or distributed, but the number of shares of New Preferred Stock which any holder of record is entitled to receive pursuant to the Prepackaged Plan will be rounded up to the next whole share.

Subject to the provisions of Section 6.4.6(b) of the Prepackaged Plan, New Notes will be issued only in denominations of $1,000.00 or an integral multiple thereof. On the Distribution Date, or as soon thereafter as reasonably practicable, the disbursing agent for Old Note Claims shall calculate the aggregate principal amount of fractional New Notes that would be distributed to beneficial holders of Allowed Old Note Claims fulfilling the conditions for the distributions under the Prepackaged Plan set forth in Sections 6.4.4(a) and 6.4.4(b) of the Prepackaged Plan, absent the limitation set forth in Section 6.4.6(a) of the Prepackaged Plan on the denominations of New Notes to be issued pursuant to the Prepackaged Plan. Such disbursing agent shall from time to time notify Knology of said aggregate principal amount of fractional New Notes, and Knology shall promptly after receiving such notice deliver to such disbursing agent cash in said aggregate principal amount for the purpose of distributing same to the holders of record of Allowed Old Note Claims in lieu of fractional New Notes.

Payment Dates.    Whenever any payment to be made under the Prepackaged Plan is due on a day other than a business day, such payment will instead be made, without interest, on the next business day.

Successors and Assigns.    The rights, benefits and obligations of any person or entity named or referred to in the Prepackaged Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, successor or assign of such person.

Retiree Benefits.    The Prepackaged Plan provides for the continuation after the date the Prepackaged Plan becomes effective of the payment of all retiree benefits, if any, in accordance with Section 1129(a)(13) of the Bankruptcy Code.

Payment of Statutory Fees.    All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the bankruptcy court, will be paid on or before the date the Prepackaged Plan becomes effective.

Creditors’ Committees.    The Bankruptcy Code sets forth the powers and duties of creditors’ and equity security holders’ committees. After a petition is filed, the United States Trustee is required to appoint a committee of holders of unsecured Claims, and may appoint additional committees of creditors or equity security holders as deemed appropriate to assure the adequate representation of creditors and equity security holders in the proceeding. In the context of a prepackaged plan of reorganization, however, many of the services generally performed by such a committee already have been performed prior to the filing of the petition commencing a Reorganization Case. Because of the prepackaged nature of the Prepackaged Plan and the participation of certain creditors in the prepetition process, Broadband will request that the United States Trustee not appoint a creditors’ committee. If any such committee is appointed by the United States Trustee pursuant to Section 1103 of the Bankruptcy Code, such committee may hire advisors, consult with Broadband concerning administration of the case, conduct investigations of the financial condition and operation of Broadband’s business and the desirability of the continuance of such business, and perform such other services as are relevant to the formulation of the plan of reorganization. Committee members serve in a fiduciary capacity with respect to holders they represent.

Sources and Uses of Funds

Broadband estimates that approximately $11.0 million will be required to make the cash payments that are to be made pursuant to the provisions of the Prepackaged Plan, i.e., the cash required to pay Administrative Claims, trade Claims and employee expenses during Broadband’s Reorganization Case. Knology and Broadband estimate that cash generated by operations and from debtor-in-possession financing provided to Broadband by Knology (or another lender) will be sufficient to cover Broadband’s cash obligations under the Prepackaged Plan, as well as provide Broadband with sufficient working capital to meet its ongoing obligations and any additional cash needs.

Use of Cash Collateral and Debtor-In-Possession Financing

Pursuant to the Existing Wachovia Facility, Wachovia has liens on Broadband’s accounts receivable and other assets, and, pursuant to the Intercompany Loan Facility, Knology has liens on Broadband’s accounts receivable and other assets. Knology and Broadband are engaged in negotiations with respect to Broadband’s continued use of cash consisting of collections on its accounts receivable after the commencement of Broadband’s Reorganization Case. Broadband anticipates, but can give no assurances, that it will reach agreement with Wachovia pursuant to which Broadband would be permitted, after the date the petition in bankruptcy is filed, to use such cash collateral provided Wachovia’s interest is adequately protected. In addition, Broadband is permitted to obtain debtor-in-possession financing from Knology after the commencement of Broadband’s Reorganization Case to fund Broadband’s working capital needs. However, under the Lockup Agreement, such financing (1) shall be limited to $10.0 million in aggregate principal amount, (2) shall be advanced on substantially the same terms as the terms of the existing intercompany loan facility between Knology and Broadband (but subject to such additional terms as are customary in similar debtor-in-possession loan facilities), and (3) shall be subordinated to the Existing Wachovia Facility pursuant to the subordination agreement between Broadband, Knology and Wachovia. The Lockup Agreement provides that in order to fund such financing, at any time prior to December 31, 2002, Knology may (1) request, and ITC Telecom may, but is not obligated to, provide an advance on the Private Placement in the form of debt issued by Knology to ITC Telecom or (2) obtain bridge financing from a third-party lender (in either case, the “Bridge Financing”). As collateral security for the obligations of Knology under such interim funding arrangement, ITC Telecom or the third-party lender may obtain a collateral assignment of the Intercompany Loan Facility and the collateral security of Knology granted by Broadband in connection with such facility, provided that such assignee of the Intercompany Loan Facility expressly agrees in writing to be subordinated to the Wachovia Credit Facility. Upon effectiveness of the Prepackaged Plan, all indebtedness and obligations of Broadband under the Intercompany Loan Facility, and all liens and security interests granted by Broadband and its Subsidiaries in favor of Knology under such facility will be automatically discharged and released in consideration for receipt from Broadband of the Limited Broadband/CoBank Guaranty. In the event the Bridge Financing is provided by ITC Telecom, all indebtedness of Knology under the Bridge Financing will be automatically converted into Private Placement Shares on the date of the effectiveness of the Prepackaged Plan. In the event the Bridge Financing was provided by a third-party lender, all indebtedness of Knology under the Bridge Financing will be repaid in full on the date of the effectiveness of Prepackaged Plan with a portion of the proceeds received by Knology in the Private Placement.

If Knology provides debtor-in-possession financing then Knology and Broadband anticipate that Broadband will use its first draw on the equity commitment from Knology on the date the Prepackaged Plan becomes effective.

Treatment of Holders of Secured Claims, Trade Creditors, and Employees During Broadband’s Reorganization Case

Provisions for Holders of Secured Claims

If Broadband commences its Reorganization Case, then Broadband may, and reserves the right to, adequately protect the interests of the holders of liens on Broadband’s cash collateral through a cash collateral order under which Broadband would possibly seek to grant replacement liens and to pay, among other things, interest on the obligations of Broadband to certain of its secured lenders. Broadband may negotiate a stipulation regarding the use of cash collateral prior to commencing Broadband’s Reorganization Case. However, Broadband reserves the right to seek the use of cash collateral on some other basis, and pursuant to court order, if necessary. Such a court order could allow for payments to be made on certain of Broadband’s secured debt during the pendency of Broadband’s Reorganization Case. There can be no assurance that the holders of Broadband’s secured debt will agree to such an arrangement or that the bankruptcy court will approve the use of cash collateral. See “—Use of Cash Collateral and Debtor-In-Possession Financing” on page 88.

Provisions for Trade Creditors and Employees

Broadband intends promptly following the commencement of its Reorganization Case to seek bankruptcy court approval of various measures designed to ensure that its trade creditors and employees are unaffected by the filing.

Broadband intends to seek the approval of the bankruptcy court, promptly following the commencement of Broadband’s Reorganization Case, to make payments in the ordinary course of business in respect of Claims of trade creditors. There can be no assurance, however, that the bankruptcy court will permit an early payment of the Claims of trade creditors. In any event, the Prepackaged Plan provides that valid Claims of trade creditors are to be paid in full and that the holders of such Claims will not be required to file a proof of claim or take any other formal action to obtain such payment.

Broadband intends that salaries, wages, expense reimbursements, accrued paid vacations, health-related benefits, severance benefits and similar benefits of employees of Broadband will be unaffected in the reorganization contemplated by the Prepackaged Plan. To ensure the continuity of its work force and to further accommodate the unimpaired treatment of employee benefits, Broadband intends to seek the approval of the bankruptcy court, promptly following the commencement of Broadband’s Reorganization Case, to pay all accrued prepetition salaries or wages, expense reimbursements and severance benefits, to permit employees to utilize their paid vacation time which accrued prior to the commencement of Broadband’s Reorganization Case (so long as they remain employees of Broadband) and to continue paying medical benefits under Broadband’s health plans. There can be no assurance that the bankruptcy court will permit early payment of employee claims and health benefits. In any event, the Prepackaged Plan provides for all employee claims and benefits to be paid or honored no later than the date on or after the date the Prepackaged Plan becomes effective when such payment or other obligation becomes due and performable and that employees shall not be required to file a proof of claim or take any other formal action to obtain such payment.

Broadband estimates that payments to trade creditors and employees will total approximately $425,000 over 45 days.

In addition to any orders relating to the payment of prepetition Claims of trade creditors, customers and employees, before the date the bankruptcy petition is filed, and relating to the use of cash collateral, Broadband intends to seek certain orders very shortly after commencement of its Reorganization Case, including the following (if necessary): (1) an order authorizing the retention of professionals (including accountants, attorneys and financial advisors) in connection with Broadband’s Reorganization Case; (2) an order authorizing the retention of ordinary course professionals without the filing of individual retention applications and affidavits; (3) an order authorizing Broadband to continue to provide certain services on behalf of its subsidiaries until confirmation of the Prepackaged Plan in exchange for certain fees or charges paid by such subsidiaries; (4) an order authorizing Broadband (a) to continue its current cash management system, (b) to maintain prepetition bank accounts and (c) to continue use of existing business forms and existing books and records; (5) an order to permit Broadband to use its current internal financial records and to be relieved from the filing of certain forms and schedules otherwise required by the “United States Trustee Operating Guidelines and Reporting Requirements” (the “Guidelines”) to the extent the Guidelines are inconsistent with such current internal financial records; (6) an order authorizing Broadband to continue its current investment guidelines and invest its available cash in the customary manner; (7) an order fixing the dates for the hearings on approval of this Offering Circular and the Prepackaged Plan solicitation and confirmation of the Prepackaged Plan; (8) an order authorizing Broadband to borrow from its subsidiaries, if required, to pay operating expenses and provide working capital; (9) an order enjoining the continuation of collection or other enforcement actions against Broadband pending confirmation of the Prepackaged Plan; and (10) such other orders as are typical in Reorganization Cases or that may be necessary for the preservation of the assets of Broadband or for confirmation of the Prepackaged Plan.

The orders will be sought pursuant to accompanying applications and, if appropriate, memoranda of law. The foregoing list is subject to change depending upon the needs of Broadband in connection with its operations during Broadband’s Reorganization Case. Failure of the bankruptcy court to enter one or more of these orders, or a delay in doing so, could result in Broadband’s Reorganization Case becoming protracted and could delay, perhaps materially, the hearing on, and the ultimate confirmation of, the Prepackaged Plan.

Treatment of Holders of Certain Indemnity Claims

Broadband believes that its obligations to indemnify its present and former directors, controlling persons, officers, affiliates, employees, advisors or agents against any obligation pursuant to its respective certificate of incorporation, bylaws, applicable state law or any specific agreement, or any combination of the foregoing, would constitute general unsecured Claims in Class 8 under the Prepackaged Plan, which are unimpaired and which survive the confirmation of the Prepackaged Plan. The Prepackaged Plan provides specifically with regard to such indemnity Claims that they will survive confirmation of the Prepackaged Plan, remain unaffected thereby, and not be discharged, regardless of whether indemnification is owed in connection with an event occurring before or after the commencement of Broadband’s Reorganization Case. Broadband currently has obligations pursuant to its certificate of incorporation, bylaws and by specific agreement to indemnify such persons against any and all claims that may be made against them as a result of their services to Broadband to the extent permitted by the laws of the State of Delaware. It is Broadband’s intention that this obligation to indemnify extend to the fullest extent permitted by Sections 1123 and 1141 of the Bankruptcy Code. This indemnification is in addition to, and does not supersede, the “safe harbor” from liability provided by Section 1125(e) of the Bankruptcy Code for violation of applicable laws governing the solicitation of votes on a plan or the offer, issuance, sale or purchase of securities in connection with a plan.

Pursuant to Section 502(e) of the Bankruptcy Code, the bankruptcy court shall disallow any claim for reimbursement or contribution of an entity that is liable with the debtor on or has secured the claim of a creditor, to the extent that such claim is contingent as of the time of allowance or disallowance. Although Broadband is unaware of any indemnification Claims discussed above which may be for reimbursement or contribution of an entity that is liable with Broadband on or has secured the Claim of a creditor and which are contingent, should any such Claims arise before the commencement of Broadband’s Reorganization Case, and should the holder of any such Claim elect to file proof of their Claim pursuant to the Prepackaged Plan, then such Claim should be disallowed if contingent at the time of its consideration by the bankruptcy court. However, should the holder of any such Claim elect not to file proof of their Claim pursuant to the Prepackaged Plan, then the holder of such Claim will be entitled to enforce their Claim outside bankruptcy court at such time as their Claim becomes non-contingent, in which case the provisions of Section 502(e) of the Bankruptcy Code will have no application.

The Prepackaged Plan Solicitation

Broadband, upon the terms and subject to the conditions set forth herein, is soliciting acceptances of the Prepackaged Plan from beneficial holders on the Voting Record Date of the Old Notes (Classes 2, 3, 4 and 5) and from Wachovia (Class 6) and Knology (Class 9). Procedures for voting by beneficial owners of securities in these classes and, if a beneficial owner is not also the record holder, procedures for voting in conjunction with such record holder, are discussed below. The term “beneficial owner” includes any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, the power to vote or direct the voting of a security or other Claim and/or dispose or direct the disposition of a security even though such person may not be the registered holder or holder of record on the books of Broadband as of the close of business on the “Voting Record Date.” For purposes hereof, “record holder” means a holder in whose name a security is registered or held of record on the books of Broadband as of the close of business on the Voting Record Date. The Voting Record Date for purposes of voting on the Prepackaged Plan is 5:00 p.m., New York City time, on Thursday, July 25, 2002.

Voting by Holders of Old Notes

The Old Indenture Trustee for the Old Note Claims will not vote on behalf of the holders of such securities. Accordingly, holders of these securities must submit their own Ballots in accordance with the procedures described in the Ballots and instructional materials distributed to the holders of the Old Note Claims. Holders who are voting in favor of the Prepackaged Plan, but who are not tendering their Old Notes in the Exchange Offer should not return the certificates or other instruments representing their securities with their bankruptcy Ballots.

Record holders of the Old Notes (Classes 2, 3, 4 and 5) will receive with this Offering Circular a form of Ballot to be used for voting to accept or reject the Prepackaged Plan. In addition, record holders who are likely to hold Old Notes for brokerage firms, commercial banks, trust companies or other nominees (collectively, “Nominees”) will receive a form of Ballot (a “Master Ballot”) which is to be used by Nominees to record the votes of the beneficial owners for whom they hold the Old Notes. Beneficial owners who are not the record holders of Old Notes on the Voting Record Date will vote on the Prepackaged Plan through their respective record holders by returning to the Nominee a completed Ballot for inclusion by such Nominee in the total amount of Old Notes voted by such Nominee on the corresponding Master Ballot.

Record holders of the Old Notes (Classes 2, 3, 4 and 5) who are also beneficial owners, other than Nominees, should complete the Ballot they receive and return it to the Voting Agent in the envelope provided so that it is received by the Voting Agent no later than the Solicitation Expiration Date.

Nominees will receive, in addition to this Offering Circular, a form of Ballot which beneficial owners will use to instruct their Nominees to cast their votes for or against the Prepackaged Plan. Nominees should (a) promptly provide copies of this Offering Circular and the Ballot to their beneficial owners who are their customers or who are the beneficial owners for whose account they hold, and (b) request such beneficial owners to vote on the Prepackaged Plan and to forward a properly completed Ballot, as instructed by such Nominee, to the Nominee.

A Nominee collecting the Ballots of its customers should instruct its customers to return their Ballots to the Nominee and should compile the votes of the beneficial owners who return executed Ballots. Any such Nominee should record all such acceptances or rejections of the Prepackaged Plan received from the beneficial owners for which it is the record holder of the Old Notes, complete a Master Ballot indicating the total amount of Old Notes for which it received Ballots and the amount of and number of beneficial owners of such Old Notes, for which it received Ballots and the amount of and the number of beneficial owners of such Old Notes, voted to accept or to reject the Prepackaged Plan, and return such Master Ballot to the Voting Agent, prior to the Solicitation Expiration Date. The Nominee should also retain all Ballots it receives from its beneficial owners for disclosure to the bankruptcy court if necessary. A Nominee who is also the beneficial owner of Old Notes, registered in its own name on the Voting Record Date, should execute a Ballot to cast its own vote and then record that vote on the Master Ballot to be returned.

THE DECISION TO VOTE ON THE PREPACKAGED PLAN IS COMPLETELY INDEPENDENT FROM THE DECISION OF WHETHER OR NOT TO TENDER OLD NOTES PURSUANT TO THE EXCHANGE OFFER OR TO VOTE IN FAVOR OF OR AGAINST THE PROPOSED AMENDMENTS AND WAIVERS. NEITHER TENDER OF OLD NOTES IN THE EXCHANGE OFFER NOR CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS WILL CONSTITUTE ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN. THEREFORE, ALL HOLDERS OF OUTSTANDING OLD NOTES ARE ENCOURAGED TO VOTE TO ACCEPT OR REJECT THE PREPACKAGED PLAN REGARDLESS OF WHETHER THEY CHOOSE TO PARTICIPATE IN THE EXCHANGE OFFER. IN ADDITION, HOLDERS OF OUTSTANDING OLD NOTES WHO ARE NOT ACCEPTING THE EXCHANGE OFFER SHOULD NOT RETURN THEIR OUTSTANDING OLD NOTES WITH THE LETTER OF TRANSMITTAL, WHETHER OR NOT THEY VOTE TO ACCEPT OR REJECT THE PREPACKAGED PLAN.

PLEASE NOTE THAT A VOTE BY A HOLDER OF OUTSTANDING OLD NOTES TO ACCEPT THE PREPACKAGED PLAN OR A FAILURE TO OBJECT TO CONFIRMATION OF THE PREPACKAGED PLAN DOES NOT CONSTITUTE THE ACCEPTANCE OR ACKNOWLEDGEMENT BY THE HOLDER OF THE ACCURACY OF ANY OF THE STATEMENTS, REPRESENTATIONS, VALUATIONS, FORECASTS OR OTHER INFORMATION CONTAINED IN THIS OFFERING CIRCULAR AND MAY NOT BE USED BY BROADBAND, KNOLOGY, OR ANY OTHER PERSON AS

AN ADMISSION OF ANY KIND ON THE PART OF THE HOLDER. A VOTE BY ANY SUCH HOLDER TO ACCEPT THE PREPACKAGED PLAN MAY BE USED BY KNOLOGY AND BROADBAND SOLELY FOR PURPOSES OF DETERMINING AND REPRESENTING TO THE BANKRUPTCY COURT THE ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN BY THE CLASS INTO WHICH SUCH HOLDER’S CLAIM HAS BEEN PLACED.

Any beneficial owner of an Old Note who acquired such security after the Voting Record Date and who wishes to vote on the Prepackaged Plan must arrange to vote with its transferor by delivery to it of the Ballot duly executed in blank by (or a duly executed proxy from) the beneficial owner of such security on the Voting Record Date.

The respective explanatory statement corresponding to each of the notes and accompanying instructions and other documents contain more detailed instructions for completing and executing the Ballots and Master Ballots.

Solicitation Expiration Date; Extensions; Amendments

The solicitation of votes on the Prepackaged Plan pursuant to this Offering Circular will expire on the Solicitation Expiration Date, which is 5:00 p.m., New York City time, on Thursday, August 22, 2002, unless such date is extended as set forth below, in which case the date to which it is extended shall be the Solicitation Expiration Date. Except to the extent Broadband so determines and as permitted by the bankruptcy court, Ballots that are received after 5:00 p.m., New York City time, on the Solicitation Expiration Date will not be accepted or used by Broadband or Knology in connection with Knology’s and Broadband’s request for confirmation of the Prepackaged Plan.

Knology and Broadband expressly reserve the right, at any time or from time to time, to extend the period of time for which the solicitation of acceptances of the Prepackaged Plan is to remain open by giving oral or written notice to the Voting Agent of such extension. Any extension of the expiration of the solicitation period will be followed by a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Solicitation Expiration Date. Without limiting the manner in which Knology and Broadband may choose to make the public announcement, neither Broadband nor Knology will have any obligation, unless otherwise required by law, to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to the Dow Jones News Service. There can be no assurance that Knology and Broadband will exercise their right to extend the solicitation period. During any extension of the Prepackaged Plan solicitation, all Ballots previously given will remain subject to all the terms and conditions of the Prepackaged Plan solicitation, including the withdrawal and revocation rights specified herein.

Knology and Broadband expressly reserve the right to amend, at any time and from time to time, the terms of the Prepackaged Plan solicitation or to terminate the Prepackaged Plan solicitation and not accept any Ballots or Master Ballots. If Knology and Broadband make a material change in the terms of the Prepackaged Plan solicitation, Knology and Broadband will disseminate additional solicitation materials and will extend the solicitation period, in each case to the extent required by law.

Termination

Notwithstanding any provisions of the Prepackaged Plan solicitation, neither Broadband nor Knology will be required to accept any Ballot or Master Ballot and Knology and Broadband may terminate this Prepackaged Plan solicitation at their option at any time on or after the date of the commencement of the Prepackaged Plan solicitation. Any termination of the Prepackaged Plan solicitation prior to the Solicitation Expiration Date will be followed by a public announcement thereof not later than 9:00 a.m., New York City time, on the next business day after such termination.

Agreements Upon Furnishing Ballots

The delivery of a Ballot by a beneficial owner or record holder in accordance with the procedures set forth herein will constitute an agreement between such person or entity and Knology and Broadband to accept all the terms of, and conditions to, this Prepackaged Plan solicitation.

In addition, by executing and delivering a Ballot to a brokerage firm, commercial bank, trust company or other Nominee for the purpose of reflecting a vote in such Nominee’s Master Ballot, a beneficial owner will authorize and consent to the delivery of such beneficial owner’s Ballot to the Voting Agent by such brokerage firm, commercial bank, trust company, or other Nominee upon the written request therefore by Broadband, Knology or the Voting Agent.

Miscellaneous

Any Ballot that is executed and returned but does not indicate an acceptance or rejection of the Prepackaged Plan (or that indicates both an acceptance and a rejection of the Prepackaged Plan) will be deemed to constitute an abstention with respect to a vote regarding the Prepackaged Plan. Failure by a beneficial owner or record holder to send a signed Ballot will be deemed to constitute an abstention with respect to a vote regarding the Prepackaged Plan.

ANY BALLOT OR MASTER BALLOT THAT IS EXECUTED, RETURNED AND INDICATES EITHER AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN BUT IN WHICH THE INFORMATION PERTAINING TO THE SECURITIES BEING VOTED HAS BEEN MISSTATED OR IS NOT STATED BY THE OWNER WILL BE DEEMED TO CONSTITUTE A VOTE OF THE TOTAL AMOUNT OF THE SECURITIES OF THAT TYPE HELD OF RECORD OR HELD THROUGH A NOMINEE BY THE OWNER AND WHICH COULD VALIDLY HAVE BEEN VOTED BY SAID BALLOT OR MASTER BALLOT, AS INDICATED.

Unless a Ballot or Master Ballot is completed acceptably and timely submitted to the Voting Agent on or prior to the Solicitation Expiration Date, together with any other documents required by such Ballot, Knology and Broadband may, unless the bankruptcy court determines otherwise, in their sole discretion, reject such Ballot or Master Ballot as invalid and, therefore, decline to utilize it in connection with seeking confirmation of the Prepackaged Plan by the bankruptcy court. For more specific information regarding the address to which the Ballot(s) should be returned, refer to the instructions accompanying the Ballot(s) or Master Ballot(s) or contact the Voting Agent at any of its addresses or phone numbers set forth on the back cover of this Offering Circular.

IN NO CASE SHOULD A BALLOT BE DELIVERED TO BROADBAND, KNOLOGY, THE OLD INDENTURE TRUSTEE OR THE INFORMATION AGENT.

If you have any questions as to voting on the Prepackaged Plan, contact the Voting Agent or the Information Agent at their addresses or phone numbers set forth on the back cover of this Offering Circular.

Certifications

By executing and returning a Ballot, a person or entity (1) will certify that such person or entity is the beneficial owner on the Voting Record Date (or has a duly executed proxy from such beneficial owner) of the Claims being voted and that such person or entity has full power and authority to vote to accept or to reject the Prepackaged Plan; (2) will certify that such person or entity has received and/or has had an opportunity to review a copy of this Offering Circular and the other applicable solicitation materials and will acknowledge that the Prepackaged Plan solicitation is being made pursuant to the terms and conditions set forth therein; (3) in the case of a Ballot for a class of Claims, will certify that such person or entity either (a) is not submitting any other

Ballots with respect to securities of the same class, held in other accounts or other record names, or (b) is providing the names of, aggregate number of accounts with, and principal amount of all Old Notes held by each record holder on its behalf on the Voting Record Date and the number of Ballots submitted on its behalf, and, in each case, that such person or entity has cast the same vote on all Ballots to be submitted on its behalf with respect to the securities that it owns within a given class, and acknowledges that its vote with respect to such securities within a given class will be counted once in determining whether the requisite number of beneficial owners of such class voted to accept the Prepackaged Plan; and (4) will acknowledge that the submission of a Ballot will constitute a request of the beneficial owner to be treated as the holder of record of the securities to which such Ballot related within the meaning of Bankruptcy Rule 3018(b).

A broker, dealer, commercial bank, trust company or other nominee which is a record holder of Old Notes will prepare, execute and deliver Master Ballot(s) to the Voting Agent to reflect the votes of the beneficial owners for whom it holds securities. By executing and returning a Master Ballot(s) such Nominee (1) will certify that each such Master Ballot is an accurate compilation of the information included in the completed and executed Ballots received from its beneficial owners, as the case may be; (2) will certify that such Nominee will retain in its files for disclosure to the bankruptcy court, if ordered, all Ballots submitted to it, or copies thereof, until the earlier to occur of the entry of a final order confirming the Prepackaged Plan or the entry of a final decree closing Broadband’s Reorganization Case; (3) will certify that such Nominee has provided a copy of the Offering Circular and other applicable solicitation materials to each beneficial owner included in such Master Ballot and will acknowledge that the solicitation is subject to all the terms and conditions set forth in the Offering Circular; (4) will certify that such Nominee has received a duly completed and executed Ballot, including all certifications required therein, from each beneficial owner included in such Master Ballot; (5) will certify that such Nominee is the record holder (or holds a written proxy to vote on behalf of such record holder) of the securities included in each such Master Ballot and/or has full power and authority to vote to accept or to reject the Prepackaged Plan and will acknowledge that the submission of such Master Ballot will constitute a request of such Nominee to be treated as the holder of record of the securities to which such Master Ballot relates within the meaning of Bankruptcy Rule 3018(b); and (6) will provide the total amount of Old Notes in each respective Master Ballot voted to accept and voted to reject the Prepackaged Plan.

Waiver of Irregularities, etc.

Unless otherwise directed by the bankruptcy court, all questions as to the validity, form, eligibility (including time of receipt), acceptance and revocation or withdrawal of Master Ballots or Ballots will be determined by Broadband in its sole discretion, which determination will be final and binding. Broadband also expressly reserves the right to reject any and all Master Ballots or Ballots not in proper form the acceptance of which would, in the opinion of Broadband or its counsel, be unlawful. Broadband further expressly reserves the right to waive any defects or irregularities or conditions of delivery as to any particular Master Ballot or Ballot. The interpretation (including of the Master Ballot or Ballot and the respective instructions thereto) by Broadband, unless otherwise directed by the bankruptcy court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Master Ballots or Ballots must be cured within such time as Broadband (or the bankruptcy court) determines. Neither Broadband nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of, nor notices of revocation or withdrawal of Master Ballots or Ballots nor will any of them incur any liabilities for failure to provide such notifications. Unless otherwise directed by the bankruptcy court, delivery of such Master Ballots or Ballots will not be deemed to have been made until such irregularities have been cured or waived. Master Ballots or Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

Withdrawal; Revocation Rights

Acceptances or rejections may be withdrawn or revoked at any time prior to the Solicitation Expiration Date by the beneficial owner on the Voting Record Date who completed the original Master Ballot or Ballot, or by the Nominee who completed the Master Ballot in such beneficial owner’s name, as the case may be. Broadband does not intend to commence a Reorganization Case prior to the Solicitation Expiration Date, although it reserves the right to do so in its sole discretion. After commencement of Broadband’s Reorganization Case, withdrawal or revocation of votes accepting or rejecting the Prepackaged Plan may be effected only with the approval of the bankruptcy court.

Acceptances or rejections in regard to the Prepackaged Plan may be withdrawn or revoked prior to commencement of Broadband’s Reorganization Case by complying with the following procedures: (1) a beneficial owner of Old Notes should deliver a written notice of withdrawal or revocation to such record holder for endorsement and delivery to the Voting Agent and (2) a record holder of Old Notes who voted securities held for their own account should deliver a written notice of withdrawal or revocation to the Voting Agent. To be effective, a notice of revocation and withdrawal must (a) be timely received by the Voting Agent at one of the addresses specified herein, (b) specify the name and/or customer account number of the beneficial owner whose vote on the Prepackaged Plan is being withdrawn or revoked, (c) contain the description of the Claim as to which a vote on the Prepackaged Plan is withdrawn or revoked, and (d) be signed by the beneficial owner of the Claim who executed the Ballot reflecting the vote being withdrawn or revoked, or by the Nominee who executed the Master Ballot reflecting the vote being withdrawn or revoked, as applicable, in each case in the same manner as the original signature on the Ballot or Master Ballot, as the case may be.

After the commencement of Broadband’s Reorganization Case, a notice of withdrawal of a previously furnished Ballot or Master Ballot will not be effective without the approval of the bankruptcy court.

Fees and Expenses

Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to forward the material regarding the Prepackaged Plan solicitation to beneficial owners. Broadband or Knology will reimburse such forwarding agents for reasonable out-of-pocket expenses incurred by them, but no compensation will be paid for their services.

The Information Agent will act as information agent for the Prepackaged Plan Solicitation and the Voting Agent will act as ballot agent with respect to votes by all classes that are voting. The Voting Agent will receive reasonable and customary compensation for services rendered in such connection, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against certain expenses in connection therewith. All questions regarding the Prepackaged Plan solicitation should be directed to the Information Agent. All deliveries to the Voting Agent relating to the Prepackaged Plan solicitation should be directed to the address set forth herein and included in the solicitation materials.

Requests for information or additional copies of this Offering Circular, Voting Instructions, Master Ballots or Ballots should be directed to the Information Agent at any of its addresses or phone numbers set forth on the back cover of this Offering Circular.

Restriction on Transfer of Securities

The securities to be issued pursuant to the Prepackaged Plan may be freely transferred by most recipients thereof, and all resales and subsequent transactions in the new securities will be exempt from registration under federal and state securities laws, unless the holder is an “underwriter” with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of “underwriters”:

(1)
persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest;

(2)	persons who offer to sell securities offered under a plan for the holders of such securities;

(3)	persons who offer to buy such securities for the holders of such securities, if the offer to buy is (a) with a view to distributing such securities or (b) made under a distribution agreement; and

(4)	a person who is an “issuer” with respect to the securities, as the term “issuer” is defined in Section 2(11) of the Securities Act.

Under Section 2(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

To the extent that persons deemed to be “underwriters” receive securities pursuant to the Prepackaged Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be “underwriters,” however, may be able to sell such securities without registration, subject to the provisions of Rule 144 or Rule 148 under the Securities Act, both of which permit the public sale of securities received pursuant to the Prepackaged Plan by “underwriters,” subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

Whether or not any particular person would be deemed to be an “underwriter” with respect to any security to be issued pursuant to the Prepackaged Plan would depend upon various facts and circumstances applicable to that person. Accordingly, Broadband expresses no view as to whether any person would be an “underwriter” with respect to any security to be issued pursuant to the Prepackaged Plan.

GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, NEITHER BROADBAND NOR KNOLOGY MAKES ANY REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE PLAN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PREPACKAGED PLAN. KNOLOGY AND BROADBAND RECOMMEND THAT POTENTIAL RECIPIENTS OF PLAN SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY TRADE SUCH SECURITIES FREELY.

Securities Law Matters

To the extent that the issuance, transfer or exchange of the securities to be issued under the Prepackaged Plan are not exempt under Section 1145 of the Bankruptcy Code, the issuance, transfer and exchange of the securities to be issued under the Prepackaged Plan will be made by Knology in reliance upon the exemption from the registration requirements of the Securities Act, afforded by Rule 506 under the Securities Act.

Commencing on or before the Effective Date, Knology shall use its commercially reasonable best efforts to qualify the New Indenture under the Trust Indenture Act of 1939, as amended, unless the issuance of New Notes otherwise is exempt from the requirements of the Trust Indenture Act of 1939, as amended, pursuant to Section 1145 of the Bankruptcy Code or other applicable exemption.

Certain Transactions by Stockbrokers

Under Section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of this Offering Circular (and supplements hereto, if any, if ordered by the bankruptcy court) at or before the time of delivery of securities issued under the Prepackaged Plan to their customers for the first 40 days after the date the Prepackaged Plan becomes effective. This requirement specifically applies to trading and other aftermarket transactions in such securities.

THE PRIVATE PLACEMENT

As a condition to completion of the Restructuring, Knology will issue shares of its existing Series C Preferred Stock to two current stockholders, ITC Telecom and SCANA, in the Private Placement. Each of ITC Telecom and SCANA has agreed to purchase 6,500,000 shares of Series C Preferred Stock at a per share price of $3.00, for an aggregate amount of $39.0 million. For a description of the Series C Preferred Stock to be issued in the Private Placement, see “Description of Capital Stock—Preferred Stock” on page 222.

The completion of the Private Placement will be conditioned upon the following:

•
the Charter Amendment must have been duly approved and adopted by the Board of Directors and stockholders of Knology and must have been duly filed with and accepted by the Secretary of State of the State of Delaware (see “The Charter Amendment” on page 98);

•	the Restructuring must have been completed either through the Recapitalization Plan or the Prepackaged Plan;

•	there must have been no material adverse change in the business, assets or financial condition of Knology and its subsidiaries taken as a whole since March 31, 2002;

•
the Stockholders Agreement Amendment must have been approved by the requisite number of holders of Investor Stock (as defined in the Stockholders Agreement) (see “Stockholders Agreement Amendment” on page 99);

•	the Existing Wachovia Facility must have been amended and restated as described in this Offering Circular (see “The Credit Facilities—Wachovia Credit Facility” on page 100);

•	the Existing CoBank Facility must have been amended as described in this Offering Circular (see “The Credit Facilities—CoBank Credit Facility” on page 102);

•	the representations and warranties of ITC Telecom, and SCANA and Knology in the stock purchase agreement must remain accurate and valid; and

•	other customary closing conditions must be met.

There can be no assurance that these conditions will be met, and consequently, that the Private Placement will be completed. If the Private Placement is not completed, the Restructuring will not be completed.

THE CHARTER AMENDMENT

As a condition to completion of the Restructuring, the form of the Charter Amendment, as set forth in Exhibit G, must become effective with the Secretary of State of the State of Delaware. The Charter Amendment, when it becomes effective, will, among other things, increase the number of shares of preferred stock that Knology is authorized to issue, authorize the non-voting common stock, designate the terms of the New Preferred Stock, and amend the terms of the Existing Preferred Stock. Knology’s board of directors has approved the Charter Amendment and has recommended that its stockholders approve the adoption of the Charter Amendment, subject to completion of the Restructuring.

Under Delaware law and Knology’s Amended and Restated Certificate of Incorporation, as amended, the Charter Amendment requires the approval of (1) the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as a single class on an as-converted basis, (2) the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, (3) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class and (4) the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class.

Pursuant to the Lockup Agreement, holders of (1) 60.4% of the outstanding shares of common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, on an as-converted basis, (2) 45.9% of the outstanding shares of Series A Preferred Stock, (3) 79.8% of the outstanding shares of Series B Preferred Stock, and (4) 65.4% of the outstanding shares of Series C Preferred Stock have agreed to vote in favor of the Charter Amendment.

Knology is not soliciting the votes of its stockholders to approve the Charter Amendment pursuant to this Offering Circular. Because the Series A Preferred Stock is registered pursuant to Section 12(g) of the Exchange Act, Knology must comply with proxy rules promulgated by the Commission when soliciting the approval of the holders of the Series A Preferred Stock. As a result, Knology has filed preliminary proxy materials relating to approval of the Charter Amendment with the Commission and will file with the Commission a definitive proxy statement on Schedule 14A with respect to the solicitation of consents from holders of Series A Preferred Stock to approve the Charter Amendment. Holders of Series A Preferred Stock are urged to read the proxy statement and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, when they become available, because they will contain important information. When a proxy statement becomes available, copies can be obtained, without charge, by directing a request to Knology, Inc ., 1241 O.G. Skinner Drive, West Point, Georgia 31833 ((706) 645-8553). Holders will also be able to obtain a free copy of the proxy statement when it is filed with the Commission, as well as other filings containing information about Knology and Broadband, at the Commission’s Internet site at www.sec.gov.

Approval by Knology’s stockholders of the Charter Amendment is a condition to completion of the Restructuring. Knology and its executive officers and directors may be deemed to be participants in the solicitation of consents from holders of Series A Preferred Stock with respect to approval of the Charter Amendment. For information about the executive officers and directors of Knology, see “Directors and Executive Officers” on page 161, “Executive Compensation” on page 165, “ Certain Transactions and Relationships” on page 167, and “Principal Stockholders” on page 170.

Knology cannot assure you that definitive proxy materials will be mailed to the holders of Series A Preferred Stock in sufficient time to permit the required vote of the holders of the Series A Preferred Stock to be obtained prior to the Tender Expiration Date or that the approval of such holders will be obtained.

If stockholder approval is received, Knology will file the Charter Amendment with the Secretary of State of the State of Delaware immediately prior to completion of the Restructuring. For a complete description of the terms of the New Preferred Stock and changes to the Existing Preferred Stock to be effected by the Charter Amendment, see “Description of Capital Stock” on page 221.

STOCKHOLDERS AGREEMENT AMENDMENT

As a condition to completion of the Restructuring, the Stockholders Agreement must be amended as set forth in the Stockholders Agreement Amendment in the form set forth in Exhibit C to this Offering Circular. The Stockholders Agreement Amendment, when it becomes effective, will, among other things, provide the holders of Old Notes who receive New Preferred Stock in the Exchange Offer with demand and piggyback registration rights, cosale rights with respect to certain transfers of Knology’s capital stock by other stockholders, a right to designate one director to serve for a three-year term and certain other benefits. Knology’s board of directors has unanimously approved the Stockholders Agreement Amendment and has recommended that the stockholders party to the Stockholders Agreement approve the Stockholders Agreement Amendment, subject to completion of the Restructuring.

Under the Stockholders Agreement, the Stockholders Agreement Amendment requires the approval of the holders of at least 75% of the combined outstanding shares of “Investor Stock” (as defined in the Stockholders Agreement) on an as-converted basis. Pursuant to the Lockup Agreement, holders of 74.7% of the Investor Stock have agreed to approve the Stockholders Agreement Amendment. For a description of the Stockholders Agreement after giving effect to the Stockholders Agreement Amendment, see “Stockholders Agreement” on page 230.

CREDIT FACILITIES

Wachovia Credit Facility

Pursuant to the Existing Wachovia Facility, Wachovia has previously extended to Broadband and its subsidiaries a $22.75 million senior secured revolving credit facility, of which $15,464,750 is available for borrowing and which has been fully drawn. Under the Existing Wachovia Facility, the subsidiaries of Broadband constitute the borrowers and Broadband serves as guarantor. The indebtedness and obligations of Broadband and its subsidiaries under the Existing Wachovia Facility are secured by a first-priority lien and security interest in substantially all of the assets of Broadband and its subsidiaries. The current maturity of the Existing Wachovia Facility is November 15, 2002. Loans under the Existing Wachovia Facility bear interest at a rate per annum equal to LIBOR plus 5.00% or Wachovia’s base rate plus 4.00%, at the option of the borrowers. The Existing Wachovia Facility contains a number of customary affirmative and negative covenants including restrictions on the incurrence of indebtedness, granting of liens, the making of dividends and other restricted payments, asset sales, and other restrictions and prohibitions. In addition, the Existing Wachovia Facility contains a number of financial covenants.

Pursuant to the Restructuring, it is contemplated that the Existing Wachovia Facility will be amended and restated in its entirety. The Amended and Restated Wachovia Facility shall be a revolving credit facility having a commitment amount equal to $15.465 million with a maturity of four years from the effective date of the Amended and Restated Wachovia Facility. The subsidiaries of Broadband will continue to constitute the borrowers under the Amended and Restated Wachovia Facility and Broadband shall guaranty the facility. The Amended and Restated Wachovia Facility will continue to be secured by a first-priority lien and security interest in substantially all of the assets of Broadband and its subsidiaries.

While the Amended and Restated Wachovia Facility will mature in four years, there will be mandatory quarterly commitment reductions pursuant to an agreed-upon amortization schedule as follows:

Year	Quarter End	Amount of Reduction
2004	Quarter 3 Quarter 4	$ $	773,250.00 773,250.00
2005	Quarter 1 Quarter 2 Quarter 3 Quarter 4	$ $ $ $	1,546,500.00 1,933,125.00 2,319,750.00 2,706,375.00
2006	Quarter 1 Quarter 2	$ $	2,706,375.00 2,706,375.00

Additionally, Broadband and its subsidiaries will be required to use 100% of the proceeds of asset sales, debt issuances, equity issuances of Broadband or any subsidiary thereof and insurance and condemnation recoveries to prepay outstandings. Further, commencing in 2004, the Amended and Restated Wachovia Facility must be prepaid in an amount equal to fifty percent of excess cash flow. The Amended and Restated Wachovia Facility may be voluntarily terminated by Broadband, and amounts thereunder prepaid in full, at any time without penalty or premium (other than customary breakage charges).

The pricing for the Amended and Restated Wachovia Facility will be based upon LIBOR or Wachovia’s base rate, at the option of the borrowers, plus a margin to be computed in accordance with a pricing grid using Broadband’s total leverage ratio. The margin shall range between 4.00% and 5.00% for LIBOR-based loans and 3.00% to 4.00% for base rate loans.

The Amended and Restated Wachovia Facility shall contain a number of negative and affirmative covenants including restrictions on the incurrence of indebtedness, granting of liens, the making of dividends and other restricted payments, asset sales and other restrictions and additions. Additionally, the Amended and Restated Wachovia Facility will contain a host of financial covenants, including the following covenants:

A minimum revenue requirement as follows: As of the end of any fiscal quarter prior to the fiscal quarter ending December 31, 2002, Broadband and its Subsidiaries will not permit their total revenue (before discounts and allowances) for such fiscal quarter to be less than the minimum amount for such fiscal quarter end as set forth below:

Quarter End	Minimum Revenue
June 30, 2002	$25,500,000
September 30, 2002	$27,000,000

A minimum liquidity requirement as follows:

(a) From the date that the Restructuring is completed through the end of any fiscal quarter prior to the fiscal quarter ending December 31, 2002, Broadband and its subsidiaries shall not permit the aggregate amount of all of their unrestricted cash and cash equivalents which are immediately available for the repayment of debt under the Amended and Restated Wachovia Facility to be less than $2,000,000;

(b) From the fiscal quarter ending December 31, 2002 and each fiscal quarter end thereafter through December 31, 2004, Broadband and its subsidiaries shall not permit the aggregate amount of all of their unrestricted cash and cash equivalents which are immediately available for the repayment of debt under the Amended and Restated Wachovia Facility to be less than $2,000,000; and

(c) From January 1, 2005 and each fiscal quarter end thereafter, Broadband and its subsidiaries shall not permit the aggregate amount of all of their unrestricted cash and cash equivalents which are immediately available for the repayment of debt under the Amended and Restated Wachovia Facility to be less than $5,000,000.

A maximum leverage ratio as follows: As of the fiscal quarter ending on December 31, 2002 and each fiscal quarter end thereafter, Broadband and its subsidiaries shall not permit the ratio of (a) consolidated total debt (including any amounts related to the Limited Broadband/CoBank Guaranty as of such fiscal quarter end) to (b) EBITDA for the four consecutive fiscal quarters ending on or immediately prior to such date to exceed the corresponding ratio set forth below:

Quarter End	Maximum Leverage Ratio
December 31, 2002	2.75 to 1.00
March 31, 2003	2.25 to 1.00
June 30, 2003	2.00 to 1.00
September 30, 2003	1.75 to 1.00
December 31, 2003	1.50 to 1.00
March 31, 2004	1.50 to 1.00
June 30, 2004	1.50 to 1.00
September 30, 2004	1.50 to 1.00
December 31, 2004	1.50 to 1.00
March 31, 2005	1.50 to 1.00
June 30, 2005	1.50 to 1.00
September 30, 2005	1.50 to 1.00
December 31, 2005	1.50 to 1.00
March 31, 2006	1.50 to 1.00
June 30, 2006	1.50 to 1.00

A minimum quarterly EBITDA as follows: As of the fiscal quarter ending on December 31, 2002 and each fiscal quarter end prior to the fiscal quarter ending June 30, 2004, Broadband and its subsidiaries shall not permit the amount of EBITDA for the single fiscal quarter ending on or immediately prior to such date to be less than the corresponding amount set forth below:

Quarter End	Minimum Quarterly EBITDA
December 31, 2002	$5,000,000
March 31, 2003	$5,300,000
June 30, 2003	$6,600,000
September 30, 2003	$8,000,000
December 31, 2003	$9,300,000
March 31, 2004	$10,800,000

A minimum debt service coverage ratio as follows: As of the fiscal quarter ending on June 30, 2004 and each fiscal quarter end thereafter, Broadband and its subsidiaries shall not permit the ratio of (a) the sum of (i) EBITDA for the four consecutive fiscal quarters ending on or immediately prior to such date less (ii) taxes added back to EBITDA pursuant to the definition thereof to (b) Debt Service (as defined in the Amended and Restated Wachovia Facility) to be less than the corresponding ratio set for th below:

Quarter End	Minimum Debt Service Coverage Ratio
June 30, 2004	1.25 to 1.00
September 30, 2004	1.25 to 1.00
December 31, 2004	1.50 to 1.00
March 31, 2005	1.50 to 1.00
June 30, 2005	1.50 to 1.00
September 30, 2005	1.50 to 1.00
December 31, 2005	1.50 to 1.00
March 31, 2006	1.50 to 1.00
June 30, 2006	1.50 to 1.00

Notwithstanding the foregoing, for purposes of calculating the minimum debt service coverage ratio as of the fiscal quarters ending June 30, 2004 and September 30, 2004, the amount of any dividend or distribution for the benefit of Knology made by Broadband directly to the New Indenture Trustee in order to fund the payment of scheduled interest payments on the Exchange Notes (as defined in the Amended and Restated Wachovia Facility) which are due and payable or will become due and payable at the time of such dividend or distribution (the “Permitted Exchange Note Distribution”) shall be annualized by multiplying the actual amount of such Permitted Exchange Note Distributions by two (2).

CoBank Credit Facility

On June 29, 2001, CoBank, an agricultural credit bank established pursuant to the Farm Credit Act of 1987, extended to the three entities comprising the telephone operating group of Knology, Globe Telecommunications, Interstate Telephone and Valley (collectively the “TOG Entities”), a $40.0 million senior secured credit facility (the “Existing CoBank Facility”). The TOG Entities constitute the borrowers under the Existing CoBank Facility. The indebtedness and obligations of the TOG Entities are secured by a first-priority lien and security interest in substantially all of the assets of the TOG Entities. While Knology has pledged the capital stock of the TOG Entities to secure the Existing CoBank Facility, neither Knology or Broadband or any subsidiary thereof (other than the TOG Entities which constitute borrowers) currently guarantees the Existing CoBank Facility. However, Valley has previously used approximately $22.8 million of proceeds of loans under the Existing CoBank Facility to purchase Old Notes in the open market. Valley has previously pledged such purchased Old Notes to CoBank as further collateral security for the Existing CoBank Facility. Thus, CoBank has an indirect claim against Broadband in the form of Old Notes issued by Broadband that have been pledged to CoBank by Valley.

Under the terms of the Existing CoBank Facility, the TOG Entities may borrow advances through June 29, 2002. The aggregate advances are then converted into a single term loan repayable over an agreed upon ten-year amortization schedule. The Existing CoBank Facility matures on April 11, 2011.

Loans under the Existing CoBank Facility bear interest of LIBOR plus a margin, a national variable rate quoted by CoBank or a fixed rate quoted by CoBank, at the TOG Entities’ option. The margin for the LIBOR-based loans is based upon the leverage ratio of the TOG Entities and ranges between 1.50% to 3.00%. The Existing CoBank Facility contains a number of affirmative and negative covenants applicable only to the TOG Entities including restrictions upon the incurrence of indebtedness, granting of liens, the making of dividends and other restricted payments, asset sales and other restrictions and additions. Further, the Existing CoBank Facility contains financial covenants relating to the TOG Entities’ total leverage ratio and debt service coverage. There are no mandatory prepayments contained in the Existing CoBank Facility other than any proceeds of asset dispositions not reinvested in the TOG Entities within 180 days after receipt of the net proceeds of any such disposition. The Existing CoBank Facility may be voluntarily terminated, and all outstanding amounts thereunder prepaid in full, by the TOG Entities without penalty or premium (other than customary breakage charges and a surcharge of 0.50% if the loans are accruing interest at a fixed rate).

Pursuant to the Restructuring, it is contemplated that most of the terms and conditions of the Existing CoBank Facility will remain substantially unchanged. However, the Existing CoBank Facility will be amended in certain respects (as amended, the “Amended CoBank Facility”). The date through which the TOG Entities may borrow advances will be extended from June 29, 2002 to December 31, 2002. However, while the Existing CoBank Facility maturity date of April 11, 2011 will remain, the Amended CoBank Facility will be permanently reduced by $787,984 and $802,759 on June 30, 2002 and September 30, 2002 respectively. Further, a $1.05 million subfacility for letters of credit will be added.

The Amended CoBank Facility will continue to be secured by a lien and security interest in substantially all of the assets of the TOG Entities. However, as a part of the Restructuring, Knology and Knology of Knoxville, Inc. (“Knoxville”) will guaranty the Amended CoBank Facility in full. The guaranty of Knoxville will be secured by a first-priority lien and security interest in substantially all of the assets of Knoxville. The guaranty of Knology will be unsecured.

As a part of the Restructuring, Broadband will also guaranty the Amended CoBank Facility on an unsecured basis pursuant to one or more unconditional guaranties of payment and performance the cumulative liability of Broadband under which shall be limited to $22.8 million (each such guaranty, a “Limited Broadband/CoBank Guaranty,” and all such guaranties, whether one or more, the “Limited Broadband/CoBank Guaranties”). The Limited Broadband/CoBank Guaranties will be subordinated to the Amended and Restated Wachovia Facility. In exchange for the Limited Broadband /CoBank Guaranties, CoBank will release its lien and security interest in the Old Notes pledged by Valley.

The negative, affirmative and financial covenants under the Amended CoBank Facility will remain substantially the same and shall continue to apply only to the TOG Entities. However, the covenant regarding restricted payments will be amended to permit the making of a dividend by the TOG Entities to Knology of the proceeds of loans borrowed under the Amended CoBank Facility. Knology may use such dividends for general corporate purposes, including the funding of Knoxville.

Intercompany Loan Facilities

On January 1, 2002, Knology extended to Broadband a $34.5 million subordinated intercompany loan facility (the “Intercompany Loan Facility”). The Intercompany Loan Facility is guaranteed by the subsidiaries of Broadband and secured by a second-priority lien and security interest in substantially all of the assets of Broadband and its subsidiaries.

The outstandings under the Intercompany Loan Facility loan bear interest at a rate per annum equal to LIBOR plus 5.00%. All advances under the Intercompany Loan Facility, and all accrued interest thereon, are repayable in full in a single installment on March 15, 2003. However, if Wachovia serves as the administrative agent or an arranger of any refinancing of the Existing Wachovia Facility or the Amended and Restated Wachovia Facility, the maturity date of the Intercompany Loan Facility will be automatically extended to the date one year after the maturity of such refinancing. Further, pursuant to an Intercreditor and Subordination Agreement dated as of January 1, 2002 (the “Subordination Agreement”) by and among Knology, Broadband and

Wachovia, the Intercompany Loan Facility is subordinated to the Existing Wachovia Facility (and any refinancings thereof, including the Amended and Restated Wachovia Facility). Pursuant to the Subordination Agreement, Broadband may not make, and Knology may not receive, any payments of principal or interest on the Intercompany Loan Facility until the payment in full in cash of the Existing Wachovia Facility or the Amended and Restated Wachovia Facility or any refinancing thereof.

In addition to the Intercompany Loan Facility, Knology has advanced to Broadband an additional $10.0 million on an unsecured basis pursuant to a promissory note dated October 1, 2000 (the “Unsecured Note”). The principal amount of the Unsecured Note is due and payable in a single installment on October 1, 2005. The Unsecured Note bears interest at the rate of 10% per annum and interest is payable quarterly in arrears commencing April 10, 2001.

As a part of the Restructuring, all indebtedness and obligations owing by Broadband to Knology, including all principal of, and accrued and unpaid interest on, the Intercompany Loan Facility and the Unsecured Note, will be discharged and extinguished in full in exchange for a Limited Broadband/CoBank Guaranty to be disbursed to Knology for delivery to CoBank in connection with the restructuring of the Existing CoBank Facility.

SELECTED HISTORICAL FINANCIAL DATA OF KNOLOGY AND BROADBAND

Knology and Broadband have derived the selected historical financial data below as of and for each of the five years ended December 31, 1997, 1998, 1999, 2000 and 2001, from their audited consolidated financial statements. Knology and Broadband have derived the selected consolidated financial data presented below as of and for the three months ended March 31, 2001 and 2002, from their unaudited consolidated financial statements. Knology and Broadband have prepared the unaudited financial statements on substantially the same basis as their audited financial statements and, in their opinion, the unaudited financial statements include all adjustments necessary for a fair presentation of the results of operations for those periods. Historical results are not necessarily indicative of results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

Knology was formerly a subsidiary of ITC Holding. Knology owns 100% of Interstate Telephone, Valley, Globe Telecommunications, and ITC Globe, and Valley owns 100% of Broadband, each of which ITC Holding owned separately before being owned by Knology. ITC Holding formed Knology in September 1998 and, in November 1999, contributed these companies to Knology along with other related assets in a transaction that Knology refers to as its reorganization. See Note 1 to Knology’s financial statements, beginning on page F-1, for more information regarding the reorganization. In February 2000, ITC Holding distributed all of its shares of Knology’s stock and options to purchase shares of Knology’s stock to its stockholders and option holders, which Knology refers to as its spin-off from ITC Holding.

For the year ended December 31, 1997, Broadband was not consolidated for financial reporting purposes, but was reflected as an equity investment in subsidiary. As a result, the financial data in this Offering Circular for the year ended December 31, 1997, includes only Knology’s equity in Broadband’s net loss for such years. The financial data for the year ended December 31, 1998, includes the financial results of Cable Alabama from September 1, 1998, the date of its acquisition by Broadband, which was accounted for as a purchase.

The selected financial data set forth below should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Knology” on page 119, Knology’s financial statements and the related notes, beginning on page F-1, and other financial data included elsewhere in this Offering Circular, and the financial information relating to Broadband included in Broadband’s Annual Report on Form 10-K for the year ended December 31, 2001, a copy of which is attached as Exhibit A to this Offering Circular, and Broadband’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, a copy of which is attached as Exhibit B to this Offering Circular.

KNOLOGY, INC.

	Years Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000	2001	2001	2002
	(in thousands, except per share data)					(unaudited)
Statement of Operations Data:
Operating revenues	$17,633	$45,132	$66,721	$82,573	$106,189	$23,506	$32,034
Operating expenses:
Cost of services	3,121	16,797	26,965	31,010	32,469	7,428	9,531
Selling, operations and administrative	9,498	33,266	45,960	58,725	73,322	17,821	18,967
Depreciation and amortization	2,782	17,327	40,970	60,672	78,954	18,613	18,601

Total operating expenses	15,401	67,390	113,895	150,407	184,745	43,862	47,099
Operating income (loss)	2,232	(22,258)	(47,174)	(67,834)	(78,556)	(20,356)	(15,065)
Interest (expense), net	455	(19,428)	(32,944)	(34,859)	(40,069)	(9,229)	(10,686)
Equity losses in subsidiary	(2,445)	0	0	0	0	0	0
Other income (expense), net	(59)	784	107	(1,373)	(834)	(390)	(828)
Income (loss) before minority interest, income tax (provision) benefit, extraordinary item, and cumulative effect of a change in accounting principle	183	(40,902)	(80,011)	(104,066)	(119,459)	(29,975)	(26,579)
Minority interest	0	13,294	3,268	0	0	0	0
Income tax (provision) benefit	(1,011)	5,631	19,697	3,170	(2,789)	0	(9)
Extraordinary gain on debt extinguishments	0	0	0	0	31,875	0	0
Cumulative effect of a change in accounting principle	0	(583)	0	0	0	0	(1,294)

Net income (loss)	(828)	(22,560)	(57,046)	(100,896)	(90,373)	(29,975)	(27,882)
Subsidiary preferred stock dividends	(4,193)	(1,424)	(1,745)	0	0	0	0

Non-cash distribution to preferred stockholders	0	0	0	0	(36,579)	(36,579)	0

Net income (loss) attributable to common stockholders	$(5,021)	$(23,984)	$(58,791)	$(100,896)	$(126,952)	$(66,554)	$(27,882)

Basic and diluted net income (loss) per share attributable to common stockholder	$(50,206.17)	$(239,835.23)	$(11.45)	$(1.45)	$(1.07)	$(0.59)	$(0.23)
Basic and diluted weighted average number of common shares outstanding	100	100	5,132,653	69,623,792	119,159,596	112,143,251	122,091,986
Other Financial Data:
Capital expenditures	$1,727	$120,227	$87,386	$146,706	$86,696	$25,996	$10,060
Capitalized interest	676	2,469	3,040	2,329	2,430	777	0
Cash provided by (used in) operating activities	3,680	23,036	2,236	35,884	(13,251)	(19,523)	(2,436)
Cash used in investing activities	(22,224)	(34,587)	(29,316)	(149,986)	(89,117)	(27,180)	(10,029)
Cash provided by financing activities	18,726	16,083	29,740	126,911	119,814	97,903	2
Adjusted EBITDA(1)	5,014	(4,930)	(6,204)	(7,162)	398	(1,743)	3,536
Ratio of earnings to fixed charges and preference dividends(2)	1.03x	0	0	0	0	0	0

	December 31,					March 31, 2002
	1997	1998	1999	2000	2001
						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$627	$5,159	$7,819	$20,628	$38,074	25,611
Net working capital	(1,240)	49,979	15,664	(12,918)	617	(6,441)
Property and equipment, net	11,261	211,886	273,897	377,421	400,851	391,890
Total assets	30,196	374,681	400,334	489,406	516,540	493,969
Long-term debt, including accrued interest	—	276,179	331,012	367,616	370,817	380,934
Total liabilities	6,656	314,414	357,684	416,715	423,416	428,726
Minority interest	—	3,268	—	—	—	—
Retained earnings (accumulated deficit)	3,181	(20,802)	(79,593)	(180,490)	(307,442)	(335,325)
Total stockholders’ equity	23,540	54,512	37,923	67,965	88,398	60,517

(1)
Adjusted EBITDA represents earnings before interest income and expense, income taxes, depreciation and amortization, other (expense) income, equity losses in subsidiary, minority interests, extraordinary gain on debt extinguishment, cumulative effect of change in accounting principle and non-cash distribution to preferred shareholders. While adjusted EBITDA should not be construed as a substitute for operating income (loss) as a measure of performance or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is a measure commonly used in Knology’s industry and is included in this Offering Circular because Knology believes adjusted EBITDA provides relevant and useful information to its investors. Since the elements of adjusted EBITDA are determined using the accrual basis of accounting and adjusted EBITDA excludes the effects of capital and financing related costs, investors should not use it to analyze and compare companies on the basis of operating performance. Knology utilizes and has disclosed adjusted EBITDA to provide additional information with respect to its ability to meet future debt service, capital expenditures and working capital requirements; to incur additional indebtedness; and to fund continuing growth. Adjusted EBITDA may not necessarily be calculated comparably with similarly titled measures for other companies. Additionally, Knology does not currently believe that there are any legal or functional requirements that limit management’s discretionary use of funds depicted by adjusted EBITDA.

(2)
Earnings consist of income before preferred stock dividends, income taxes and fixed charges. Fixed charges consist of interest expense, capitalized interest and the portion of rent expense under operating leases representing interest, which is estimated to be one-third of such expense. Knology’s earnings were not sufficient to cover its fixed charges by $27.6 million, $76.7 million, $104.1 million and $119.5 million for the years ended December 31, 1998, 1999, 2000 and 2001, respectively and by $30.0 million and $26.6 million for the three months ended March 31, 2001 and 2002, respectively. On a pro forma basis, after giving effect to the Restructuring, Knology’s consolidated earnings would not have been insufficient to cover its fixed charges by $99.9 million and $26.2 million for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively.

KNOLOGY BROADBAND, INC.
(in thousands except, per share data)

	Years Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000	2001	2001	2002
						(unaudited)
Statement of Operations Data:
Operating revenues	$10,355	$25,770	$44,930	$59,615	$81,522	$17,639	$25,304
Cost and expenses excluding depreciation and amortization	12,151	37,248	58,588	75,391	88,890	21,012	23,926
Depreciation and amortization	3,715	12,367	35,324	51,950	68,193	16,079	17,081

Total operating expenses	15,866	49,615	93,912	127,341	157,083	37,091	41,007
Operating income (loss)	(5,511)	(23,845)	(48,982)	(67,726)	(75,561)	(19,452)	(15,703)
Interest (expense), net	(3,451)	(19,037)	(31,973)	(38,934)	(44,191)	(10,275)	(12,387)
Other (expense) income, net	(129)	202	(40)	(1,277)	(777)	(409)	(577)
Income (loss) before minority interest, income tax benefit (provision) and cumulative effect of a change in accounting principle	(9,091)	(42,680)	(80,995)	(107,937)	(120,529)	(30,136)	(28,667)
Income tax benefit (provision)	0	6,786	20,720	3,422	(2,363)	0	0
Cumulative effect of a change in accounting principle	0	(582)	0	0	0	0	(1,294)

Net (loss)	(9,091)	(36,476)	(60,275)	(104,515)	(122,892)	(30,136)	(29,961)
Other Financial Data:
Capital expenditures	$39,625	$111,272	$82,968	$118,851	$74,840	$22,551	$7,297
Cash (used in) provided by operating activities	(1,267)	18,869	(4,402)	14,666	(18,672)	(16,599)	(1,202)
Cash used in investing activities	(267,983)	(18,647)	(23,153)	(116,348)	(75,114)	(22,871)	(7,220)
Cash provided by (used in) financing activities	272,778	(1,507)	28,945	95,432	98,311	40,218	4,044
Adjusted EBITDA(1)	(1,796)	(11,478)	(13,658)	(15,776)	(7,368)	(3,373)	1,378

	December 31,					March 31, 2002
	1997	1998	1999	2000	2001
						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$6,145	$4,860	$6,250	$0	$4,525	$147
Net working capital	226,830	52,705	323	(24,528)	(26,965)	(29,396)
Property and equipment, net	62,568	195,497	256,298	336,206	353,000	342,978
Total assets	316,198	332,551	334,032	379,185	389,031	373,253
Long-term debt, including accrued interest	253,233	284,265	338,344	384,094	412,667	428,509
Total liabilities	262,073	315,075	374,939	420,596	454,780	468,963
Accumulated deficit	(13,402)	(49,879)	(110,154)	(214,669)	(337,560)	(367,521)
Total stockholders’ equity	51,638	14,988	(40,907)	(41,411)	(65,749)	(95,710)

(1)
Adjusted EBITDA represents earnings before interest income and expense, income taxes, depreciation and amortization, other (expense) income, equity losses in subsidiary, minority interests, extraordinary gain on debt extinguishment, cumulative effect of change in accounting principle and non-cash distribution to preferred shareholders. While adjusted EBITDA should not be construed as a substitute for operating income (loss) as a measure of performance or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is a measure commonly used in Broadband’s industry and is included in this Offering Circular because Broadband believes adjusted EBITDA provides relevant and useful information to its investors. Since the elements of adjusted EBITDA are determined using the accrual basis of accounting and adjusted EBITDA excludes the effects of capital and financing related costs, investors should not use it to analyze and compare companies on the basis of operating performance. Broadband utilizes and has disclosed adjusted EBITDA to provide additional information with respect to its ability to meet future debt service, capital expenditures and working capital requirements; to incur additional indebtedness; and to fund continuing growth. Adjusted EBITDA may not necessarily be calculated comparably with similarly titled measures for other companies. Additionally, Broadband does not currently believe that there are any legal or functional requirements that limit management’s discretionary use of funds depicted by adjusted EBITDA.

UNAUDITED PRO FORMA FINANCIAL DATA OF KNOLOGY

The following unaudited pro forma consolidated financial data for Knology for the year ended December 31, 2001, and three months ended March 31, 2002 (the “Pro Forma Financial Data”) has been derived by the application of pro forma adjustments to Knology’s historical financial statements included elsewhere in this Offering Circular. The unaudited pro forma consolidated financial data for Knology is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Restructuring occurred at the beginning of the periods presented, nor is it indicative of future financial position or results of operations.

The following pro forma consolidated balance sheet as of March 31, 2002, shows the effect of (1) completion of the Restructuring and (2) the payment of related fees and expenses, assuming the Restructuring had been completed on the date of the balance sheet.

The following pro forma consolidated statements of operations for the twelve months ended December 31, 2001, and the three months ended March 31, 2002, show the effect of (1) completion of the Restructuring and (2) the payment of related fees and expenses, assuming the Restructuring had occurred at the beginning of each period presented.

Knology has prepared the Pro Forma Financial Data referred to in clause (1) of the preceding two paragraphs assuming that the Restructuring will occur whether by means of the Recapitalization Plan or the Prepackaged Plan. This requires Knology to apply Statement of Financial Accounting Standards No. 15 (SFAS 15), “Accounting by Debtors and Creditors for Troubled Debt Restructurings,” in which no gain will be recognized. See “Accounting Treatment of the Restructuring” on page 234.

The Pro Forma Financial Data do not purport to represent what Knology’s financial position or results of operations would have actually been had the Restructuring in fact been completed on that date, or to project results of operations for any future period. The Pro Forma Financial Data is unaudited and based on assumptions that Knology believes are reasonable and should be read in conjunction with “Capitalization” on page 39, and Knology’s interim financial statements and consolidated financial statements and notes accompanying them that are included elsewhere in this Offering Circular.

KNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

At March 31, 2002
Assuming Completion of the Restructuring

	March 31, 2002 Historical	Pro Forma Adjustments		March 31, 2002 Pro Forma
	(in thousands, except share amounts)
Current Assets:
Cash and cash equivalents	$25,611	$35,730	(a)	$61,341
Accounts receivable, net	14,267			14,267
Affiliate receivable	66			66
Paid expenses and other	1,243	(1,000	)(b)	243

Total current assets	41,187	34,730		75,917
Property, plant and equipment, net	391,890			391,890
Investments	12,625			12,625
Intangible and other assets, net	48,267	(4,368	)(e)	43,899

Total assets	$493,969	$30,362		$524,331

Current liabilities:
Current portion of notes payable	$17,096	$(15,465	)(c)	$1,631
Accounts payable	15,580			15,580
Accrued liabilities	7,392			7,392
Unearned revenue	7,560			7,560

Total current liabilities	47,628	(15,465)		$32,163

Noncurrent liabilities:
Notes payable	31,331	15,465	(c)	46,796
Unamortized investment tax credits	164			164
Senior notes, including accrued interest	349,603	(63,335	)(e)	286,268	(g)

Total noncurrent liabilities	381,098	(47,870)		333,228

Total liabilities	$428,726	(63,335)		365,391

Warrants	4,726			4,726
Stockholders’ equity (deficit):
Convertible preferred stock	1,094	454	(a)(d)	1,548
Common stock	5			5
Additional paid-in capital	394,743	99,130	(a)(d)(e)	493,873
Accumulated deficit	(335,325)	(5,887	)(f)	(341,212)

Total stockholders’ equity (deficit)	60,517	93,697		154,214

Total liabilities and stockholders’ equity (deficit)	$493,969	$30,362		$524,331

(a)
Represents cash proceeds of $39,000 from the Private Placement of 13 million shares of Series C Preferred Stock less $3,270 cash payments to be made for certain expenses of the Restructuring, including fees for financial advisor, legal and accounting.

(b)
This amount represents expenses related to the Restructuring, including financial advisor, legal and accounting fees that have been recorded and deferred as of March 31, 2002. Total fees to be incurred by Knology related to the Restructuring are expected to be approximately $5,887, including a $1,617 in-kind payment of New Notes and New Preferred Stock.

(c)	This reclassification is a result of amendment to the existing Wachovia credit facility. The new credit facility extends the maturity date to four years after the completion of the Restructuring.
(d)
The terms of the Restructuring include an exchange of 100% of the Old Notes for $194,962 (including in-kind expenses) of New Notes and shares of New Preferred Stock representing 19.3% of Knology’s issued and outstanding common stock on an as-converted basis after giving effect to the Restructuring and the Private Placement (see (a) above). The New Preferred Stock issued in the Restructuring (including for payment of in-kind expenses) consists of 32,397,856 shares deemed issued at $1.87 for $60,584.

(e)
In accordance with SFAS 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings,” paragraph 15-18, no book gain has been recorded related to the Restructuring. The $63,335 pro forma adjustment represents $60,429 for the total value of the New Preferred Stock exchanged for the Old Notes offset by $1,462 for New Notes issued to pay in-kind expenses and the reclassification of $4,368 of debt issuance costs to the carrying value of the Old Notes. The face amount of the pro forma adjusted senior notes is $194,962, with $91,306 representing accrued interest.

(f)
This amount represents financial, legal and accounting fees incurred related to the Restructuring and consists of $1,462 of in-kind payments of New Notes and New Preferred Stock, $3,425 of cash payments and $1,000 of deferred costs incurred prior to March 31, 2002.

(g)
Represents $193,500 face amount of the New Notes exchanged for Old Notes, $1,462 face amount of in-kind New Notes issued to Houlihan Lokey, and $91,306 of accrued interest. In accordance with SFAS 15, no gain will be recognized on the Restructuring.

KNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Twelve Months Ended December 31, 2001
Assuming Completion of the Restructuring

	Twelve Months Ended December 31, 2001 Historical	Pro Forma Adjustments		Twelve Months Ended December 31, 2001 Pro Forma
	(in thousands, except share and per share amounts)
Operating revenues	$106,189			$106,189

Operating expenses
Costs and expenses, excluding depreciation and amortization	105,791			105,791
Depreciation and amortization	78,954			78,954

	184,745			184,745

Operating loss	(78,556)			(78,556)
Operating income (Expense)
Interest income	2,724			2,724
Interest expense	(42,793)	25,094	(a)	(17,699)
Other expense, net	(834)	(5,887	)(b)	(6,721)

	(40,903)	19,207		(21,696)

Loss before income taxes and extraordinary item	(119,459)	19,207		(100,252)
Income tax provision	(2,789)			(2,789)

Loss before income taxes and cumulative effect of change in accounting principle
Cumulative effect of change in accounting principle
Loss before extraordinary item	(122,248)	19,207		(103,041)
Extraordinary gain on debt Extinguishment	31,875			31,875

Net loss	(90,373)	19,207		(71,166)

Non-cash distribution to preferred stockholders	(36,579)			(36,579)

Net loss attributable to common stockholders	$(126,952)	$19,207		$(107,745)

Basic and diluted net loss per share
Continuing operations	$(1.34)			$(0.86)
Extraordinary item	$0.27			$0.19

Basic and diluted net loss per share attributable to common stockholders	$(1.07)			$(0.65)

Basic and diluted weighted average number of shares outstanding	119,159,596	45,397,856	(c)	164,557,452

(a)
This amount represents the net reduction in interest expense related to the exchange of Old Notes for the New Notes. The pro forma adjustment includes a reduction of $40,518 of interest expense related to the Old Notes offset by an increase of $15,424 in interest expense related to the New Notes.

(b)	This amount represents expenses incurred related to the Restructuring and include financial, legal and accounting fees.
(c)
This adjustment represents the issuance of 45,397,856 shares of New Preferred Stock in connection with the Restructuring. The new shares consist of 13,000,000 shares issued for $39,000 in the Private Placement, 32,315,133 shares representing partial consideration for the exchange of the Old Notes, and 82,723 shares issued as partial in-kind payment for transaction fees incurred.

KNOLOGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Three Months Ended March 31, 2002
Assuming Completion of the Restructuring

	Three Months Ended March 31, 2002 Historical	Pro Forma Adjustments		Three Months Ended March 31, 2002 Pro Forma
	(in thousands, except share and per share amounts)
Operating revenues	$32,034			$32,034

Operating expenses
Costs and expenses, excluding depreciation and amortization	28,498			28,498
Depreciation and amortization	18,601			18,601

	47,099			47,099

Operating loss	(15,065)			(15,065)
Operating income (Expense)
Interest income	129			129
Interest expense	(10,815)	$6,311	(a)	(4,504)
Other expense, net	(828)	(5,887	)(b)	(6,715)

	(11,514)	424		(11,090)

Loss before income taxes and cumulative effect of change in accounting principle	(26,579)	424		(26,155)
Income tax provision	(9)			(9)

Loss before cumulative effect of change in accounting principle	(26,588)	424		(26,164)
Cumulative effect of change in accounting principle	(1,294)			(1,294)

Net loss	$(27,882)	$424		$(27,458)

Basic and diluted net loss per share
Continuing operations	(0.22)			(0.15)
Cumulative effect of change in accounting principle	(0.01)			(0.01)

Basic and diluted net loss per share attributable to common stockholders	$(0.23)			$(0.16)

Basic and diluted weighted average number of shares outstanding	122,091,986	45,397,856	(c)	167,489,842

(a)
This amount represents the net reduction in interest expense related to the exchange of Old Notes for the New Notes. The pro forma adjustment includes a reduction of $10,117 of interest expense related to the Old Notes offset by an increase of $3,806 in interest expense related to the New Notes.

(b)	This amount represents expenses incurred related to the Restructuring and include financial, legal and accounting fees incurred.
(c)
This adjustment represents the issuance of 45,397,856 shares of New Preferred Stock in connection with the Restructuring. The new shares consist of 13,000,000 shares issued for $39,000 in the Private Placement, 32,315,133 shares representing partial consideration for the exchange of the Old Notes, and 82,723 shares issued as partial in-kind payment for transaction fees incurred.

PROJECTED FINANCIAL INFORMATION FOR KNOLOGY AND BROADBAND

Knology developed a set of financial projections (summarized below) to generally assess the value of Knology and Broadband after completion of the Restructuring. The projections set forth below are based on a number of significant assumptions, including the successful completion of the Restructuring within three months and no significant downturn in the specific markets in which Knology and Broadband operate.

THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY.

Set forth below are financial projections with respect to the estimated effect of the transactions contemplated by the Restructuring on Knology’s and Broadband’s capitalization, results of operations and cash flow as of and for the nine months ending December 31, 2002 and the years ending December 31, 2003, 2004 and 2005. Knology and Broadband do not, as a matter of course, publicly disclose projections as to their future revenues, earnings or cash flow. In connection with Knology’s and Broadband’s consideration of the Restructuring, certain projections of the future financial performance of Knology’s and Broadband’s operating businesses were prepared. Accordingly, after the date that the Restructuring is completed, Knology and Broadband do not intend to review, update or otherwise revise the projections. Significant assumptions underlying the financial projections are set forth below and should be read in conjunction with Knology’s Pro Forma Financial Data and historical financial information set forth in “Unaudited Pro Forma Financial Data of Knology” on page 110.

The projections were prepared by Knology and Broadband to analyze their ability to meet their obligations under the Restructuring and to assist each holder of a Claim in determining whether to vote to accept or reject the Prepackaged Plan. The projections were not prepared to conform to the guidelines established by the American Institute of Certified Public Accountants regarding financial forecasts. While presented with numerical specificity, these projections are based upon a variety of assumptions (which Knology and Broadband believe are reasonable), and are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of Knology and Broadband. The cable industry is highly competitive and Knology’s and Broadband’s earnings may be significantly adversely affected by the actions of its competitors, either through competitive influx, price pressure, or business expansion. The projections generally assume that no material change in the competitive environment which presently exists will occur and that no significant changes in the cable industry will occur as a result of shifting consumer demand or other factors. Consequently, the inclusion of the projections herein should not be regarded as a representation by Knology and Broadband (or any other person) that the projections will be realized, and actual results may vary materially from those presented below. Due to the fact that such projections are subject to significant uncertainty and are based upon assumptions which may not prove to be correct, neither Knology, Broadband nor any other person assumes any responsibility for their accuracy or completeness. See “Risk Factors” beginning on page 19.

KNOLOGY, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL PROJECTIONS 2002-2005

	3 Months Ended March 31, 2002	9 Months Ended December 31, 2002	Year Ended December 31,
			2003	2004	2005
	Actual	Projected	Projected	Projected	Projected
	(In thousands except selected connection data)
Selected Income Statement Data
Revenue	$32,034	$114,450	$186,770	$222,656	$246,710
Cost of service	9,531	30,811	49,799	57,936	62,544
Gross margin	22,503	83,639	136,971	164,720	184,166
Operating costs	18,967	65,946	93,768	95,783	97,407
Depreciation and amortization	18,601	73,412	76,345	69,707	63,882
Income (loss) from operations	(15,065)	(55,719)	(33,142)	(770)	22,877
Interest expense	(11,643)	(20,804)	(19,305)	(19,523)	(19,162)
Interest income	129	2,477	1,555	1,560	1,853
Income tax (provision) benefit	(9)	9	(8)	(9)	(10)
Net income/(loss)	(26,588)	(74,037)	(50,900)	(18,742)	5,558

Selected Cash Flow Data
EBITDA	$3,536	$17,693	$43,203	$68,937	$86,759
Capital expenditures	10,060	40,470	40,044	35,043	25,026

Selected Connection Data
Video	122,823	136,975	149,550	153,178	157,988
Voice	93,253	111,423	135,773	152,169	165,219
Data	37,829	52,113	68,217	79,435	88,535

Total connections	253,905	300,511	353,540	384,782	411,742

Marketable passings	425,197	442,552	464,152	487,152	494,704
Penetration	59.7%	67.9%	76.2%	79.0%	83.2%
Selected Balance Sheet Data
Cash	$25,611	$43,962	$39,624	$47,123	$67,589
Property, plant and equipment, net	391,890	376,196	339,894	305,230	266,375
Total debt	398,030	351,687	362,680	358,421	333,159
Stockholders’ equity	60,517	98,063	47,170	28,435	34,003

The significant assumptions underlying the forgoing projections are as follows:

(1)
Revenue projections were derived by applying the revenues per unit, or per connection, to the average number of customers at the end of each monthly period, annualized. The connection projections use historical data as a basis for trending growth in the customer base, with penetration slowing as markets mature. Revenues per unit, or per connection, are calculated on a monthly basis and were increased for planned new services and price increases at approximately 3.5% for the projected periods.

(2)
Cost of services projections were derived by applying the costs per unit, or per connection, to the average number of customers at the end of each monthly period, annualized. Costs per unit, or per connection, are calculated on a monthly basis and are primarily variable cost with some fixed elements, and were assumed to increase approximately 1% each year in the projected years.

(3)
Operating costs projections include cost of personnel, sales and marketing expenses, network maintenance and general and administrative expenses. Operating costs are expected to increase approximately 10% from 2002 to 2003, due primarily to continued expansion of the Knoxville market, and assume a normalized rate of approximately 2% for the remaining projected years.

(4)
The amount of net operating loss carryforwards that are generally available to Knology and Broadband and that would survive implementation of the Restructuring or the Prepackaged Plan, and the extent to which Knology and Broadband will be able to utilize any such net operating loss carryforwards, are subject to uncertainty. See “Certain Federal Income Tax Consequences—Tax Consequences to Knology and Broadband” on page 235. Knology and Broadband have assumed that the financial projections for the 2003-2005 period will not be dependent on the benefit of any net operating loss carryforwards due to the projected net operating losses for 2002, 2003 and 2004. The combined effective tax rate for the 2003-2005 period is projected at 0.01% and represents state taxes. Knology has no projected federal taxes due to tax losses and current net operating losses.

KNOLOGY BROADBAND, INC.

UNAUDITED FINANCIAL PROJECTIONS 2002-2005

	3 Months Ended March 31, 2002	9 Months Ended December 31, 2002	Year Ended December 31,
			2003	2004	2005
	Actual	Projected	Projected	Projected	Projected
	(In thousands except selected connection data)
Selected Income Statement Data
Revenue	$25,304	$93,565	$153,059	$182,211	$199,924
Operating costs	23,926	80,785	118,602	125,943	129,849
Depreciation and amortization	17,081	49,192	65,119	56,529	49,874
Income (loss) from operations	(15,703)	(36,412)	(30,662)	(261)	20,201
Interest expense	(12,966)	(13,579)	(1,160)	(1,160)	(1,044)
Interest income	2	0	0	0	0
Income tax provision	0	0	0	0	0
Net income/(loss)	(28,667)	(49,991)	(31,822)	(1,421)	19,157

Selected Cash Flow Data
EBITDA	$1,378	$12,780	$34,457	$56,268	$70,075
Capital expenditures	7,297	24,921	24,643	20,705	19,709

Selected Connection Data
Video	118,661	129,994	138,441	138,877	140,552
Voice	64,819	81,926	101,862	115,110	125,004
Data	35,956	48,463	62,331	71,908	79,344

Total connections	219,436	260,383	302,634	325,895	344,900

Marketable Passings	407,101	409,166	409,766	411,766	413,766
Penetration	53.9%	63.6%	73.9%	79.1%	83.4%
Selected Balance Sheet Data
Cash	$147	$700	$700	$700	$700
Property, plant and equipment, net	342,978	318,864	278,388	242,563	212,399
Total debt	443,974	15,465	15,465	13,918	5,413
Shareholders’ equity	(95,710)	307,468	267,495	236,512	213,248

The significant assumptions underlying the forgoing projections are as follows:

(1)
Revenue projections were derived by applying the revenues per unit, or per connection, to the average number of customers at the end of each monthly period, annualized. The connection projections use historical data as a basis for trending growth in the customer base, with penetration slowing as markets mature. Revenues per unit, or per connection, are calculated on a monthly basis and were increased for planned new services and price increases at approximately 3.5% for the projected periods.

(2)
Cost of services projections were derived by applying the costs per unit, or per connection, to the average number of customers at the end of each monthly period, annualized. Costs per unit, or per connection, are calculated on a monthly basis and are primarily variable cost with some fixed elements, and were assumed to increase approximately 1% each year in the projected years.

(3)
Operating costs projections include cost of personnel, sales and marketing expenses, network maintenance and general and administrative expenses. Operating costs are expected to increase approximately 10% from 2002 to 2003 and assume a normalized rate of approximately 2% for the remaining projected years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF KNOLOGY

The following is a discussion of Knology’s consolidated financial condition and results of operations for the three years ended December 31, 2001, and the three months ended March 31, 2001 and 2002, and certain factors that are expected to affect Knology’s prospective financial condition. The following discussion and analysis should be read in conjunction with the “Selected Historical Financial Data of Knology and Broadband” on page 105 and Knology’s consolidated financial statements and related notes included elsewhere in this Offering Circular.

Knology’s historical financial statements include the assets, liabilities and results of operations of its subsidiaries, which were majority-owned by ITC Holding during 1999. Accordingly, Knology’s financial statements include the assets, liabilities and results of operations of all of its subsidiaries for the years ended December 31, 1999, 2000 and 2001, and the three months ended March 31, 2001 and 2002.

Background

Knology, Inc. was formed in September 1998 to enable ITC Holding to complete a reorganization of some of its subsidiaries. One of those ITC Holding subsidiaries was Broadband. In November 1999, in order to effectuate the reorganization:

•	ITC Holding contributed to Knology:

•	its 85% interest in Broadband;

•	all of the outstanding capital stock of Interstate Telephone, Valley, Globe Telecommunications and ITC Globe, referred to as Knology’s “telephone operations group”;

•	a note in the principal amount of $9.6 million; and

•	its 6% interest in ClearSource, Inc., subscription rights to purchase ClearSource shares and $5.7 million in cash to purchase the additional ClearSource shares; and

•
The holders of the remaining 15% interest in Broadband exchanged that interest for shares of Knology, and the holders of outstanding warrants to purchase Broadband preferred stock exchanged those warrants for warrants to purchase Series A Preferred Stock.

As a result of the November 1999 reorganization, ITC Holding held a 90% interest in Knology, which it distributed to its stockholders in February 2000. The reorganization was accounted for in a manner similar to a pooling of interests for the telephone operations group. For a more detailed description of the November 1999 reorganization and its accounting treatment, see Note 1 to Knology’s consolidated financial statements.

In January 2000, InterCall, Inc., a subsidiary of ITC Holding, loaned Knology $29.7 million to fund Knology’s capital expenditures and working capital. The loan, which had a maturity date of March 31, 2000, provided that InterCall could elect to convert it into options to purchase Series A Preferred Stock. In February 2000, InterCall converted the loan into options to purchase 6,258,036 shares of Series A Preferred Stock, and Knology issued to ITC Holding a note under which it will pay ITC Holding any proceeds from exercises of such options received by Knology, including an amount equal to the exercise price for cashless exercises. The options were distributed to ITC Holding’s option holders on February 4, 2000.

Significant Accounting Policies

Knology’s significant accounting policies are more fully described in Note 2 to Knology’s consolidated financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Knology’s revenues are recognized when services are provided, regardless of the period in which they are billed. Fees billed in advance are recorded in the consolidated balance sheets as unearned revenue and are deferred until the month the service is provided.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” in June 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Knology has had no business combinations initiated after June 30, 2001. SFAS No. 142 provides that goodwill is no longer subject to amortization over its estimated useful life. It requires that goodwill be assessed for impairment on at least an annual basis by applying a fair-value-based test.

Knology adopted SFAS No. 142 on January 1, 2002 and has performed a goodwill impairment test in accordance with SFAS No. 142. Based on the results of the goodwill impairment test, Knology recorded an impairment loss of $1.3 million in the first quarter of 2002 as a cumulative effect of change in accounting principle.

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. Knology is currently assessing the impact of this new standard.

In July 2001, the FASB issued SFAS No. 144, “Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. Knology is currently assessing the impact of this new standard.

Revenues and Expenses

Knology groups its revenues into the following categories:

•
Video revenues.    Knology’s video revenues consist of fixed monthly fees for expanded basic, premium and digital cable television services, as well as fees from pay-per-view movies and events such as boxing matches and concerts that involve a charge for each viewing. Video revenues accounted for approximately 50.6% and 46.0% of Knology’s consolidated revenues for the years ended December 31, 2000 and 2001, respectively, and 47.8% and 44.2% for the three months ended March 31, 2001 and 2002, respectively.

•
Voice revenues.    Knology’s voice revenues consist primarily of fixed monthly fees for local service, enhanced services, such as call waiting and voice mail, and usage fees for long-distance service. Voice revenues accounted for approximately 42.4% and 42.2% of Knology’s consolidated revenues for the years ended December 31, 2000 and 2001, respectively, and 42.5% and 41.6% for the three months ended March 31, 2001 and 2002, respectively.

•
Data revenues and other revenues.    Knology’s data revenues consist primarily of fixed monthly fees for Internet access service and rental of cable modems. Other revenues result principally from broadband carrier services and video production services. These combined revenues accounted for approximately 7.0% and 11.8% of Knology’s consolidated revenues for the year ended December 31, 2000 and 2001, respectively, and 9.7% and 14.2% for the three months ended March 31, 2001 and 2002, respectively.

As Knology continues to sell bundled services, Knology expects that its voice and data and other revenues will continue to increase at a higher rate compared to video revenues. Accordingly, Knology expects that its voice and data and other revenues will represent a higher percentage of consolidated revenues in the future.

Knology’s operating expenses include cost of services, selling, operations and administrative expenses and depreciation and amortization expenses.

Cost of services include:

•
Video cost of services.    Video cost of services consist primarily of monthly fees to the National Cable Television Cooperative and other programming providers and are generally based on the average number of subscribers to each program. Programming costs as a percentage of video revenue were approximately 44.1% and 47.5% for the years ended December 31, 2000 and 2001, respectively, and 47.3% and 47.7% for the three months ended March 31, 2001 and 2002, respectively. Programming costs are Knology’s largest single cost and Knology expects this to continue. Since programming cost is partially based on numbers of subscribers, it will increase as Knology adds more subscribers. Additionally, programming cost will increase as costs per channel increase over time.

•
Voice cost of services.    Voice cost of services consist primarily of transport cost and network access fees. The voice cost of services as a percentage of voice revenues were approximately 34.2% and 18.5% for the years ended December 31, 2000 and 2001, respectively, and 18.9% and 18.4% for the three months ended March 31, 2001 and 2002, respectively.

•
Data and other cost of services.    Data and other cost of services consist primarily of transport cost and network access fees. The data and other cost of services as a percentage of data and other revenue were 10.6% and 7.9% for the years ended December 31, 2000 and 2001, respectively, and 9.6% and 7.2% for the three month ended March 31, 2001 and 2002, respectively.

Based on the anticipated changes in Knology’s revenue mix, Knology expects that its consolidated cost of services as a percentage of its consolidated revenues will decrease.

Selling, operations and administrative expenses include:

•	Sales and marketing expenses. Sales and marketing expenses include the cost of sales and marketing personnel and advertising and promotional expenses.

•	Network operations and maintenance expenses. Network operations and maintenance expenses include payroll and departmental costs incurred for network design and maintenance monitoring.

•	Customer service expenses. Customer service expenses include payroll and departmental costs incurred for customer service representatives and management.

•	General and administrative expenses. General and administrative expenses consist of corporate and subsidiary management and administrative costs.

Depreciation and amortization expenses include depreciation of Knology’s interactive broadband networks and equipment and amortization of cost in excess of net assets and other intangible assets related to acquisitions. For periods beginning after January 1, 2002, Knology no longer amortizes goodwill related to acquisitions in accordance with SFAS 142.

As Knology’s sales and marketing efforts continue and its networks expand, Knology expects to add customer connections resulting in increased revenue. Knology also expects its operating expenses, including depreciation and amortization, to increase as Knology expands its networks and business.

Knology has experienced operating losses as a result of the expansion of its advanced broadband communications networks and services into new and existing markets. Knology expects to continue to focus on increasing its customer base and expanding its broadband operations. Accordingly, Knology expects that its operating expenses and capital expenditures will continue to increase as Knology extends its interactive broadband networks in existing and new markets in accordance with Knology’s business plan.

Results of Operations

The following table sets forth financial data as a percentage of operating revenues for the years ended December 31, 1999, 2000 and 2001, and for the three months ended March 31, 2001 and 2002.

	Year Ended December 31,			Three Months Ended March 31,
	1999	2000	2001	2001	2002
Operating revenues:
Video	53%	51%	46%	48%	44%
Voice	43	42	42	42	42
Data	4	7	12	10	14

Total	100	100	100	100	100

Operating expenses:
Cost of services	40	38	31	32	30
Selling, operating and administrative	69	71	69	76	59
Depreciation and amortization	61	73	74	79	58

Total	170	182	174	187	147

Operating loss	(70)	(82)	(74)	(87)	(47)
Other income and expense	(50)	(44)	(38)	(41)	(36)

Loss before minority interest, income taxes, extraordinary item and cumulative effect of change in accounting principle	(120)	(126)	(112)	(128)	(83)
Minority interest	5	0	0	0	0
Income tax benefit (provision)	30	2	(3)	0	0
Extraordinary gain on debt extinguishments	0	0	30	0	0
Cumulative effect of change in accounting principle	0	0	0	0	(4)

Net loss	(85)	(124)	(85)	(128)	(87)
Preferred stock dividends	0	0	(35)	(155)	0

Net loss attributable to common stockholders	(85)%	(124)%	(120)%	(283)%	(87)%

Connections

The following table sets forth certain operating data as of December 31, 1999, 2000 and 2001, and as of March 31, 2001 and 2002. The information provided in the table reflects revenue-generating connections. Because Knology delivers multiple services to its customers, Knology reports the total number of its various revenue-generating service connections for video, voice and data rather than the total number of customers. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections.

	As of December 31,			As of March 31,
	1999	2000	2001	2001	2002
Connections:(1)
Video	89,937	101,872	118,224	105,859	122,823
Voice:
On-net	35,879	55,311	81,901	61,034	89,747
Off-net	7,908	7,142	6,244	6,936	6,254
Data	4,989	14,898	32,573	18,885	37,829

Total connections	138,713	179,223	238,942	192,714	256,653

Marketable homes passed(2)	305,773	380,027	423,201	388,710	425,197

(1)
All of Knology’s video and data connections are provided over its networks. Knology’s voice connections consist of both “On-net” and “Off-net” connections. On-net refers to lines provided over Knology’s networks. It includes 23,538, 23,315, and 23,513 lines as of December 31, 1999, 2000 and 2001, respectively, and 23,271 and 23,733 lines as of March 31, 2001 and 2002, respectively, provided using traditional copper telephone lines. Off-net refers to telephone connections provided over telephone lines leased from third parties.

(2)
Marketable homes passed are the number of business and residential units, such as single residence homes, apartments and condominium units, passed by Knology’s broadband networks other than those Knology believes are covered by exclusive arrangements with other providers of competing services.

Three Months Ended March 31, 2002 Compared to Three Months Ended March 31, 2001

Revenues.    Operating revenues increased 36.3% from $23.5 million for the three months ended March 31, 2001, to $32.0 million for the three months ended March 31, 2002. Operating revenues from video services increased 25.9% from $11.2 million for the three months ended March 31, 2001, to $14.2 million for the same period in 2002. Operating revenues from voice services increased 33.4% from $10.0 million for the three months ended March 31, 2001, to $13.3 million for the same period in 2002. Operating revenue from data and other services increased 99.7% from $2.3 million for the three months ended March 31, 2001, to $4.6 million for the same period in 2002, $4.3 million of which were revenues from data services in 2002. The increased revenues from video, voice and data and other services are due primarily to an increase in the number of connections, from 192,714 as of March 31, 2001, to 256,653 as of March 31, 2002. The additional connections resulted primarily from:

•	the extension of its broadband networks in the Augusta and Charleston markets;

•	the upgrade of existing networks to broadband capacity in Huntsville and Panama City; and

•	internal growth in connections generated by its sales and marketing efforts.

Expenses.    Knology’s operating expenses, excluding depreciation and amortization, increased 12.9% from $25.2 million for the three months ended March 31, 2001, to $28.5 for the three months ended March 31, 2002. The cost of services component of operating expenses increased 28.3% from $7.4 million for the three months ended March 31, 2001, to $9.5 million for the three months ended March 31, 2002. Knology’s selling, operating and administrative expenses increased 6.4% from $17.8 million for the three months ended March 31, 2001, to $19.0 million for the three months ended March 31, 2002. The increase in Knology’s cost of services and other operating expenses is consistent with the growth in revenues and is a result of the expansion of Knology’s operations and the increase in the number of employees associated with such expansion and growth into new markets. Knology expects cost of services to continue to increase as it adds more connections. Knology’s selling, operations and administration expenses will increase as it expands into additional markets. Programming costs, which are Knology’s largest single expense item, have been increasing over the last several years on an aggregate basis due to an increase in subscribers and on a per subscriber basis due to increase in costs per channel. Knology expects this trend to continue. Knology may not be able to pass these higher costs on to customers because of competitive forces, which would adversely affect its cash flow and operating margins.

Knology’s depreciation and amortization was $18.6 million for the three months ended March 31, 2001, and $18.6 million for the three months ended March 31, 2002. Knology expects its depreciation and amortization expense to increase as Knology makes capital expenditures to extend its existing networks and build additional networks. Knology has ceased amortization of goodwill in accordance with the adoption of SFAS No. 142.

Other Income and Expense, Including Interest Income and Interest Expense.    Knology’s total other expense increased 19.7% from $9.6 million for the three months ended March 31, 2001, to $11.5 million for the three months ended March 31, 2002. Interest income was $1.1 million for the three months ended March 31, 2001, compared to $129,000 for the same period in 2002. The decrease in interest income primarily reflects the interest earned from the investment of proceeds received in the Series C Preferred Stock offerings that began during the first quarter of 2001 and were completed in June 2001. Knology capitalized interest related to the construction of its broadband networks of $777,000 for the three months ended March 31, 2001. Interest expense increased from $10.3 million for the three months ended March 31, 2001, to $10.8 million for the three months ended March 31, 2002. The increase in interest expense is due to the accretion of the book value of the Old Notes. Other expenses, net increased from $390,000 for the three months ended March 31, 2001, to $828,000 for the three months ended March 31, 2002, primarily due to an $852,000 write down of inventory to market value.

Income Tax Provision.    Knology recorded no tax benefit or provision for the three months ended March 31, 2001, compared to a income tax provision of $9,000 for the same period in 2002, representing state taxes for the telephone operations group. Following the spin-off of Knology by ITC Holding, Knology no longer participates in a tax sharing agreement. Therefore, Knology no longer receives any payments from ITC Holding related to income tax benefits. As a stand-alone entity after the spin-off, Knology now records a full valuation allowance against any income tax benefit until management determines that it will be more likely than not that a tax benefit will be realized, at which time a tax benefit will be recorded.

Loss Before Cumulative Effect of Change in Accounting Principle.    Knology incurred a loss before cumulative effect of change in accounting principle of $30.0 million for the three months ended March 31, 2001, compared to a loss before cumulative effect of change in accounting principle of $26.6 million for the three months ended March 31, 2002.

Cumulative Effect of Change in Accounting Principle.    Knology adopted SFAS No. 142 on January 1, 2002. Knology has performed a goodwill impairment test in accordance with SFAS 142. Based on the results of the goodwill impairment test Knology recorded an impairment loss of $1.3 million for the quarter ended March 31, 2002.

Net Loss Attributable to Common Stockholders.    Knology incurred a net loss of $30.0 million for the three months ended March 31, 2001, compared to a net loss of $27.9 million for the three months ended March 31, 2002. Knology expects to continue to have net losses as its business matures.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Revenues.    Operating revenues increased 28.6% from $82.6 million for the year ended December 31, 2000, to $106.2 million for the year ended December 31, 2001. Operating revenues from video services increased 16.8% from $41.8 million for the year ended December 31, 2000, to $48.8 million for the same period in 2001. Operating revenues from voice services increased 28.2% from $34.9 million for the year ended December 31, 2000, to $44.8 million for the same period in 2001. Operating revenue from data and other services increased 116% from $5.8 million for the year ended December 31, 2000, to $12.6 million for the same period in 2001, $11.6 million of which were revenues from data services in 2001. The increased revenues from video, voice and data and other services are due primarily to an increase in the number of connections, from 179,223 as of December 31, 2000, to 238,942 as of December 31, 2001.

Expenses.    Knology’s operating expenses, excluding depreciation and amortization, increased 17.9% from $89.7 million for the year ended December 31, 2000, to $105.8 for the year ended December 31, 2001. The cost of services component of operating expenses increased 4.8% from $31.0 million for the year ended December 31, 2000, to $32.5 million for the year ended December 31, 2001. Knology’s selling, operating and administrative expenses increased 24.9% from $58.7 million for the year ended December 31, 2000, to $73.3 million for the year ended December 31, 2001.

Knology’s depreciation and amortization increased from $60.7 million for the year ended December 31, 2000, to $79.0 million for the year ended December 31, 2001. The increase in depreciation and amortization is due to significant additions in property, plant, equipment and intangible assets resulting from the expansion of Knology’s networks, the upgrading of older systems to broadband capabilities, and the purchase of buildings, computers and office equipment.

Other Income and Expense, Including Interest Income and Interest Expense.    Knology’s total other expense increased from $36.2 million for the year ended December 31, 2000, to $40.9 million for the year ended

December 31, 2001. Interest income was $4.9 million for the year ended December 31, 2000, compared to $2.7 million for the same period in 2001. The decrease in interest income primarily reflects the interest earned from the investment of proceeds received in the Series C Preferred Stock offering completed in June 2001. Knology capitalized interest related to the construction of its broadband networks of $2.3 million and $2.4 million for the years ended December 31, 2000 and 2001, respectively. Interest expense increased from $39.7 million for the year ended December 31, 2000, to $42.8 million for the year ended December 31, 2001. The increase in interest expense is due to the accretion of the book value of the Old Notes. Other expenses, net decreased from $1.4 million for the year ended December 31, 2000 to $834,000 for the year ended December 31, 2001. The decrease reflects charges taken for obsolescence and changes in technology related to inventory.

Income Tax Provision.    Knology recorded an income tax benefit of $3.2 million for the year ended December 31, 2000, compared to an income tax expense of $2.8 million for the same period in 2001. The income tax benefit in 2000 resulted from Knology’s utilizing net tax losses under a tax sharing agreement with ITC Holding. Knology recorded an income tax provision of $2.8 million at December 31, 2001, which includes a $2.3 million reserve recorded against a receivable for an alternative minimum tax (“ATM”) credit carryforward. The tax sharing agreement became effective August 1998 upon the acquisition by ITC Holding of its majority-owned interest in Broadband. Following the spin-off of Knology by ITC Holding, Knology no longer participates in the tax sharing agreement. Therefore, Knology no longer receives any payments from ITC Holding related to income tax benefits. As a stand-alone entity after the spin-off, Knology now records a full valuation allowance against any income tax benefit until management determines that it will be more likely than not that a tax benefit will be realized, at which time a tax benefit will be recorded.

Loss Before Extraordinary Item.    Knology incurred a loss before extraordinary item of $100.9 million for the year ended December 31, 2000, compared to a loss before extraordinary item of $122.2 million for the year ended December 31, 2001.

Extraordinary Gain on Debt Extinguishment.    In September 2001, Knology’s subsidiary, Valley, repurchased Old Notes with a face amount of $58.5 million and a carrying amount of $50.5 million as of the respective repurchase dates for approximately $20.3 million in cash. In October 2001, Valley repurchased Old Notes with a face amount of $5.7 million for approximately $2.5 million in cash. These transactions resulted in an extraordinary gain of $31.9 million, consisting of a gain of $32.7 million due to the discount, offset by the write-off of $0.8 million in issue costs associated with the original issuance of the Old Notes in October 1997.

Net Loss Attributable to Common Stockholders.    Knology incurred a net loss of $100.9 million for the year ended December 31, 2000, compared to a net loss of $127.0 million for the year ended December 31, 2001.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

Revenues.     Operating revenues increased 23.8% from $66.7 million for the year ended December 31, 1999, to $82.6 million for the year ended December 31, 2000. Operating revenues from video services increased 18.9% from $35.2 million for the year ended December 31, 1999, to $41.8 million for the same period in 2000. Operating revenues from voice services increased 21.4% from $28.8 million for the year ended December 31, 1999, to $34.9 million for the same period in 2000. Operating revenue from data and other services increased 109% from $2.8 million for the year ended December 31, 1999, to $5.8 million for the same period in 2000, $5.5 million of which were revenues from data services in 2000. The increased revenues from video, voice and data and other services are due primarily to an increase in the number of connections, from 138,713 as of December 31, 1999, to 179,223 as of December 31, 2000. The additional connections resulted primarily from:

•	the extension of Knology’s broadband networks in the Augusta, Charleston and Panama City markets;

•	the upgrade of existing networks to broadband capacity in Huntsville and Panama City; and

•	internal growth in connections generated by Knology’s sales and marketing efforts.

Expenses.    Knology’s operating expenses, excluding depreciation and amortization, increased 23.1% from $72.9 million for the year ended December 31, 1999, to $89.7 million for the year ended December 31, 2000. The cost of services component of operating expenses increased 15.0% from $27.0 million for the year ended December 31, 1999, to $31.0 million for the year ended December 31, 2000. Knology’s selling, operating and administrative expenses increased 27.0% from $46.0 million for the year ended December 31, 1999, to $58.7 million for the year ended December 31, 2000.

Knology’s depreciation and amortization increased from $41.0 million for the year ended December 31, 1999, to $60.7 million for the year ended December 31, 2000.

Other Income and Expense, Including Interest Income and Interest Expense.    Knology’s total other expense increased from $32.8 million for the year ended December 31, 1999 to $36.2 million for the year ended December 31, 2000. Interest income was $1.5 million for the year ended December 31, 1999, compared to $4.9 million for the same period in 2000. The increase in interest income primarily reflects the interest earned from the investment of proceeds received in the Series B Preferred Stock offering completed in February 2000. Knology’s capitalized interest related to the construction of its broadband networks of $3.0 million and $2.3 million for the years ended December 31, 1999 and 2000, respectively. Interest expense increased from $34.3 million for the year ended December 31, 1999, to $39.7 million for the year ended December 31, 2000. The increase in interest expense is due to the accretion of the book value of Old Notes. Other income (expenses), net was income of $107,000 for the year ended December 31, 1999, and an expense of $1.4 million for the year ended December 31, 2000. The expense of $1.4 million in 2000 reflects charges taken for obsolescence and changes in technology related to inventory.

Income Tax Benefit.    Knology recorded an income tax benefit of $19.7 million for the year ended December 31, 1999, compared to an income tax benefit of $3.2 million for the same period in 2000. The income tax benefit in 1999 resulted from Knology’s utilizing net tax losses under the former tax sharing agreement with ITC Holding.

Net Loss Attributable to Common Stockholders.    Knology incurred a net loss of $58.8 million for the year ended December 31, 1999, compared to a net loss of $100.9 million for the year ended December 31, 2000.

Liquidity and Capital Resources

As of March 31, 2002, Knology had net working capital deficit of $6.4 million, compared to a net working capital deficit of $617,000 as of December 31, 2001, and a net working capital deficit of $12.9 million at December 31, 2000. The increase in the deficit from December 31, 2001, to March 31, 2002, is due to a decrease in cash partially offset by an increase in accounts receivable and a decrease in accounts payable and accrued liabilities. The increase from December 31, 2000, to December 31, 2001, is due to an increase in cash from the proceeds of the Series C Preferred Stock private equity transactions, and a reduction of accounts payable, partially offset by an increase in the current portion of notes payable primarily for the maturity of the Wachovia credit facility.

Net cash used by operations totaled $19.5 million and $2.4 million for the three months ended March 31, 2001 and 2002, respectively. Net cash provided by operations totaled $2.2 million and $35.9 million for the years ended December 31, 1999 and 2000, respectively, and net cash used by operations totaled $13.3 million for the year ended December 31, 2001. The net cash flow activity related to operations consists primarily of changes in operating assets and liabilities and adjustments to net income for non-cash transactions including:

•	depreciation and amortization;

•	extraordinary gain on early extinguishments of debt;

•	cumulative effect of change in accounting principle;

•	deferred income taxes; and

•	loss on disposition of assets.

Net cash used for investing activities was $27.2 million and $10.0 million for the three months ended March 2001 and 2002, respectively. Knology’s investing activities for the three months ended March 31, 2001, consisted of $26.0 million of capital expenditures and $1.2 million of investment and franchise expenditures. Investing activities for the three months ended March 31, 2002, consisted of $10.1 million of capital expenditures and $55,000 of franchise expenditures, partially offset by $87,000 in proceeds from the sale of assets.

Net cash used for investing activities was $29.3 million, $150.0 million and $89.1 million for the years ended December 31, 1999, 2000 and 2001, respectively. Knology’s investing activities for the year ended December 31, 1999, consisted of $87.4 million of capital expenditures partially offset by $60.2 million in proceeds from the sale of short-term investments. Investing activities in 2000 consisted of $146.7 million of capital expenditures and an additional investment in ClearSource of $8.2 million, offset by $6.1 million in proceeds from the sale of short-term investments. In 2001 investing activities consisted of $86.7 million of capital expenditures, $1.4 million of organizational and franchise expenditures and an additional investment in ClearSource of $1.1 million.

Net cash provided by financing activities was $97.9 million and $2,000 for the three months ended March 31, 2001 and 2002, respectively. Financing activities for the three months ended March 31, 2001, consisted of $97.9 million of proceeds from an equity private placement of Series C Preferred Stock.

Knology received net cash flow from financing activities of $29.7 million, $126.9 million and $119.8 million for the years ended December 31, 1999, 2000 and 2001, respectively. Financing activities in 1999 consisted primarily of $28.6 million of short-term borrowings through Knology’s existing credit facility and affiliates, $8.1 million from the issuance of warrants, the contribution of ClearSource and the exercise of options, partially offset by $6.1 million in repayments to affiliates. Financing activities in 2000 consisted primarily of $29.7 million of short-term borrowings through an affiliate, subsequently converted to options to purchase Series A Preferred Stock, and $100.0 million of proceeds from an equity private placement of Series B Preferred Stock. Financing activities in 2001 consisted of $109.7 million of proceeds from an equity private placement of Series C Preferred Stock and $32.5 million in proceeds from long-term debt facility, offset by $22.8 million for the purchase of Old Notes.

Funding to Date

Knology has raised equity capital and borrowed money to finance a significant portion of its operating, investing and financing activities in the development of its business.

Debt Financings.     On October 22, 1997, Broadband received net proceeds of $242.4 million from the offering of units consisting of the Old Notes and warrants to purchase preferred stock. The Old Notes were sold at a substantial discount from their principal amount at maturity, and there will not be any payment of cash interest on the Old Notes prior to April 15, 2003. The Old Notes outstanding (excluding those held by Valley) will fully accrete to face value of $379.9 million on October 15, 2002. From and after October 15, 2002, the Old Notes will bear interest, which will be payable in cash, at a rate of 11 7/8 % per annum on April 15 and October 15 of each year, commencing April 15, 2003. The Old Indenture contains covenants that affect, and in certain cases restrict, the ability of Broadband to:

•	incur indebtedness;

•	pay dividends;

•	prepay subordinated indebtedness;

•	redeem capital stock;

•	make investments;

•	engage in transactions with stockholders and affiliates;

•	create liens;

•	sell assets; and

•	engage in mergers and consolidations.

If Broadband fails to comply with these covenants, Broadband’s obligation to repay the Old Notes may be accelerated. However, these limitations are subject to a number of important qualifications and exceptions. In particular, while the Old Indenture restricts Broadband’s ability to incur additional indebtedness by requiring compliance with specified leverage ratios, it permits Broadband and its subsidiaries to incur an unlimited amount of indebtedness to finance the acquisition of equipment, inventory and network assets and to secure such indebtedness, and to incur up to $50.0 million of additional secured indebtedness. Upon a change of control of Broadband, as defined in the Old Indenture, Broadband would be required to make an offer to purchase the Old Notes at a purchase price equal to 101% of their accreted value, plus accrued interest.

In November 1999, Knology completed an exchange in which Knology received the Broadband warrants, issued in connection with the Old Notes in 1997, in exchange for warrants to purchase shares of Series A Preferred Stock.

In September 2001, Knology’s subsidiary, Valley, repurchased Old Notes with a face amount of $58.5 million and a carrying amount of $50.5 million as of the repurchase date for approximately $20.3 million in cash. The transaction resulted in an extraordinary gain of $29.4 million, consisting of a gain of $30.2 million due to the discount, offset by the write-off of $0.8 million in issue costs associated with the original issuance of the Old Notes in October 1997. In October 2001, Valley repurchased Old Notes with a face amount of $5.7 million for approximately $2.5 million in cash.

Valley used funds borrowed by its telephone operations group under the Existing CoBank Facility to purchase the Old Notes. Valley currently intends to hold the repurchased Old Notes rather than contributing them to Broadband for retirement, except as contemplated in the Restructuring. If the Restructuring is not completed, Knology will continue to monitor the pricing of outstanding Old Notes on the open market and may repurchase additional Old Notes when terms are deemed favorable by management.

On December 22, 1998, Broadband entered into the Existing Wachovia Facility, a $50 million four-year senior secured credit facility. The Existing Wachovia Facility, as amended, allows Broadband to borrow up to the greater of (1) $15.5 million or (2) three times the annualized consolidated cash flow of Broadband. The Existing Wachovia Facility may be used for working capital and other purposes, including capital expenditures and permitted acquisitions. At Broadband’s option, interest will accrue based on either the prime or federal funds rate plus applicable margin or the LIBOR rate plus applicable margin. The applicable margin may vary from 4.0% for Base Rate Loans to 5.0% for LIBOR Rate Loans. The Existing Wachovia Facility contains a number of covenants that restrict the ability of Broadband and its subsidiaries to take certain actions, including the ability to:

•	incur indebtedness;

•	create liens;

•	pay dividends;

•	make distributions or stock repurchases;

•	make investments;

•	engage in transactions with affiliates;

•	sell assets; and

•	engage in mergers and acquisitions.

The Existing Wachovia Facility also includes covenants requiring compliance with certain operating and financial ratios on a consolidated basis, including the number of customer connections and average revenue per subscriber. Broadband is currently in compliance with these covenants, as amended, but there can be no assurances that Broadband will remain in compliance. Should Broadband not be in compliance with the covenants, Broadband would be in default and would require a waiver from the lender. In the event the lender would not provide a waiver, amounts outstanding under the Existing Wachovia Facility could be payable to the lender on demand. A change of control of Broadband, as defined in the Existing Wachovia Facility, would constitute a default under the covenants. In connection with the amendment of the Existing Wachovia Facility, Broadband paid Wachovia $250,000.

The maximum amount available under the Existing Wachovia Facility as of March 31, 2002, was approximately $15.5 million. As of June 30, 2002, $15,464,750 million had been drawn against the Existing Wachovia Facility. As part of the Restructuring, the Existing Wachovia Facility will be modified in certain respects. See “The Credit Facilities—Wachovia Credit Facility” on page 100.

In January 2002, Broadband also entered into a secured intercompany credit facility with Knology. The secured intercompany credit facility is intended to provide a mechanism for any funding Knology chooses to advance to Broadband; however, the facility does not represent a present commitment from Knology to fund any future cash needs of Broadband. The intercompany credit facility is secured by substantially all of the assets of Broadband and is subordinate to the Existing Wachovia Facility. As of March 31, and June 30, 2002, $4.0 million and $13.0 million, respectively, had been drawn against the Intercompany Credit Facility.

Knology obtained an aggregate of approximately $39.4 million in loans from ITC Holding and its subsidiary InterCall during November 1999 and January 2000. Approximately $9.6 million was advanced to Knology in November 1999. This loan was converted into 2,029,724 shares of Series A Preferred Stock in November 1999. Another $29.7 million loan was made in January 2000. The loan bore interest at an annual rate of 11 7/8 % and had a maturity date of March 31, 2000. In February 2000, the loan was converted into options to purchase up to 6,258,036 shares of Series A Preferred Stock, and Knology issued to ITC Holding a note under which it will pay ITC Holding any proceeds from option exercises received by Knology, including an amount equal to the exercise price for cashless exercises. The options were distributed to ITC Holding’s option holders on February 4, 2000.

On June 29, 2001, Knology through its wholly owned subsidiaries, Globe Telecommunications, Interstate Telephone and Valley, entered into the Existing CoBank Facility, a $40 million secured master loan agreement. The Existing CoBank Facility allows the borrowers to make one or more advances in an amount not to exceed $40 million. The loan proceeds may be used to purchase the Old Notes and to finance capital expenditures, working capital and for general corporate purposes of the borrowers. Interest is payable quarterly and will accrue, at Knology’s option, based on either a variable rate established by CoBank, a fixed quoted rate established by CoBank or a LIBOR rate plus applicable margin. The applicable margin may vary from 1.50% to 3.00% based on the leverage ratio of the borrowers. The Existing CoBank Facility contains a number of covenants that restrict the ability of the borrowers to take certain actions, including the ability to:

•	incur indebtedness;

•	create liens;

•	merge or consolidate with any other entity;

•	make distributions or stock repurchases;

•	make investments;

•	engage in transactions with affiliates; and

•	sell or transfer assets.

The Existing CoBank Facility also includes covenants requiring compliance with certain operating and financial ratios of the borrowers on a consolidated basis, including a total leverage ratio and a debt service coverage ratio. The borrowers are currently in compliance with these covenants, but there can be no assurances that the borrowers will remain in compliance. Should the borrowers not be in compliance with the covenants, the borrowers would be in default and would require a waiver from CoBank. In the event CoBank would not provide a waiver, amounts outstanding under Existing CoBank Facility could be payable on demand.

As of June 30, 2002, Knology had $32.5 million outstanding under the Existing CoBank Facility. As part of the Restructuring, the Existing CoBank Facility will be modified in certain respects. See “The Credit Facilities—CoBank Credit Facility” on page 102.

Equity Financings.     In connection with Knology’s spin-off from ITC Holding in February 2000, Knology entered into an agreement with ITC Holding in which Knology made certain covenants that restricted its ability to issue additional shares of capital stock under certain circumstances. In connection with its private placement of 31,166,667 shares of its Series C Preferred Stock on January 12, 2001, ITC Holding agreed to release Knology from these covenants pursuant to the agreement. Accordingly, Knology is no longer restrained by the ITC Holding agreement with respect to the issuance of additional shares of capital stock.

In February 2000, Knology issued to accredited investors in a private placement 21,180,131 shares of its Series B Preferred Stock at a purchase price of $4.75 per share, for aggregate proceeds of $100.6 million.

On January 12, 2001, Knology issued to certain of its existing investors and a select group of new accredited investors in a private placement 31,166,667 shares of its Series C Preferred Stock at a purchase price of $3.00 per share, for aggregate proceeds of $93.5 million. On March 30, 2001, Knology completed another private placement of 1,885,996 shares of Series C Preferred Stock to a small group of accredited investors for approximately $5.7 million. On April 13, 2001, Knology completed another private placement of 2,621,930 shares of Series C Preferred Stock to a small group of accredited investors for approximately $7.9 million. On June 29, 2001, Knology completed another private placement of 1,544,970 shares of Series C Preferred Stock to a small group of accredited investors and existing investors for approximately $4.6 million. In connection with the completion of these private placements, Knology amended its amended and restated certificate of incorporation to adjust the ratios at which Series A Preferred Stock and Series B Preferred Stock convert into common stock. Prior to the completion of the private placements of Series C Preferred Stock, both the shares of Series A Preferred Stock and shares of Series B Preferred Stock converted into shares of common stock on a one-to-one basis. As amended, the conversion ratio for each share of Series A Preferred Stock was adjusted to one-to-1.0371 and the conversion ratio for each share of Series B Preferred Stock was adjusted to one-to-1.4865, subject to further customary anti-dilution adjustments. With respect to the amendment of the conversion prices of the Series A Preferred Stock and Series B Preferred Stock, Knology recognized a non-cash dividend in the approximate amount of $36.6 million in the first quarter of 2001.

Future Funding

Knology’s business requires substantial investment to finance capital expenditures and related expenses, incurred in connection with the expansion and upgrade of its interactive broadband networks, funding subscriber equipment, maintaining the quality of its networks, and to finance the repayment, extinguishment or repurchase of its debt.

Knology has completed the construction of its networks in Montgomery, Alabama; Columbus, Georgia and Panama City, Florida. Subject to available financing, in 2002 Knology expects to spend approximately $50.5 million for capital expenditures, of which $13.0 million relates to network construction and the remainder relates to the purchase of customer premise equipment, such as cable set-top boxes and cable modems; network equipment, including switching and transport equipment, and billing and information systems. Knology will need to obtain additional financing to complete its 2002 planned capital expenditures.

As a condition to completing the Restructuring, each of ITC Telecom and SCANA will purchase 6,500,000 shares of Series C Preferred Stock at a per share price of $3.00, for aggregate proceeds of $39.0 million. Although there can be no assurance Knology will be able to do so, if Knology and Broadband are successful in their efforts to complete the Restructuring, the financing obtained through the Private Placement should allow Knology to meet its obligations and operate as a going concern through 2002.

Funding to complete the construction of Knology’s networks throughout its markets and for its working capital needs, current and future operating losses, and debt service requirements will require continuing capital investment. Knology has historically relied on debt and equity financing to meet its funding requirements and plans to continue to rely on debt and equity financing to fund its capital needs. However, there can be no assurance that sufficient debt or equity funding will continue to be available in the future or that it will be available on terms acceptable to Knology. If Knology is not successful in raising additional capital, Knology may not be able to complete the construction of its networks throughout its markets. This may cause Knology to violate its franchise agreements, which could adversely affect Knology, or may limit its growth within these markets. Failure to obtain additional funding would also limit Knology’s ability to continue in business or to expand its business. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about Knology’s ability to continue as a going concern.

Knology has received franchises to build networks in Nashville, Tennessee and Louisville, Kentucky, although its franchise in Louisville is currently being contested by the incumbent cable provider. Knology has spent approximately $6.6 million to obtain franchise agreements and perform preliminary construction activity in Nashville and Louisville. Due to the uncertainties in the current financial markets, there is a possibility that planned expansion into Nashville and Louisville has been delayed. Among the covenants included in the New Indenture covering the New Notes will be a covenant limiting the ability of Knology to fund expansion into new markets, including Nashville and Louisville, from operating cash flows or new borrowings. See “Description of Indebtedness—Description of the New Notes—Covenants—Limitations on Use of Revenues” on page 185. Knology also plans to expand to additional cities in the southeastern United States. Knology estimates the cost of constructing networks and funding initial subscriber equipment in these new cities as well as others at approximately $750 to $1,000 per home. The actual costs of each new market may vary significantly from this range and will depend on the number of miles of network to be constructed, the geographic and demographic characteristics of the city, costs associated with the cable franchise in each city, the number of subscribers in each city, the mix of services purchased, the cost of subscriber equipment Knology pays for or finances and other factors. Knology will need additional financing to complete this expansion, for new business activities or in the event Knology decides to make acquisitions. The schedule for Knology’s planned expansion will depend upon the availability of sufficient capital. Definitive decisions on which cities will be chosen for expansion are not expected to be made until this capital has been raised. If Knology is not successful in raising additional capital, it will not be able to expand as planned.

Effects of the Restructuring

If the contemplated Restructuring, including the Private Placement, is completed, there will be material changes to Knology’s working capital and capitalization as well as significant changes in recent trends of interest expense and net income. A one-time charge will be recorded representing the costs incurred related to the Restructuring. In addition, Knology is considering a one-time charge for the impairment of inventory, construction work in progress and intangible franchise costs resulting from the restrictive nature of certain new covenants in the New Indenture as they relate to the use of operating cash flows or new borrowings for expansion into new markets. Following is a summary of the transactions resulting from the Restructuring and the impact on Knology’s working capital, capitalization and results of operations:

•
Cash and working capital will increase approximately $35.7 million, consisting of $39.0 million from the Private Placement offset by an estimated $3.3 million cash payment for fees related to the Restructuring.

•
In accordance with SFAS 15 “Accounting by Debtors and Creditors for Troubled Debt Restructurings,” no gain will be recorded in connection with the Restructuring since the total future cash flows related to the New Notes exceed the carrying value of the Old Notes. The carrying amount of the New Notes will be lower than the carrying amount of the Old Notes due primarily to the allocation of the equity issued in the Restructuring. The carrying amount of the New Notes will include an initial principal amount of $194.9 million plus an amount of accrued interest to be recorded on the effective date of the Restructuring, less the amount of equity to be issued in the Restructuring and the unamortized balance of debt issuance costs related to the Old Notes.

•
Interest expense will significantly decrease to approximately $19.5 million on an annual basis due to the reduced amount of debt and the accounting treatment of the New Notes in accordance with SFAS 15. SFAS 15 requires interest expense to be accounted for using the effective interest method after considering the embedded accrued interest resulting after the allocation of equity issued in the Restructuring.

•
A one-time charge of approximately $5.9 million will be recorded as non-operating expenses representing the costs of the Restructuring, including fees incurred for financial advisors, legal, accounting and printer services.

•
The New Notes issued in connection with the Restructuring include covenants limiting the ability of Knology to fund expansion into new markets, including Nashville and Louisville. Due to the restrictive nature of the new covenants as they relate to the use of operating cash flows or new borrowings for expansion into new markets, Knology is evaluating its inventory, construction work in process and intangible franchise costs for impairment. Based on Knology’s evaluation, a one-time charge in the range of $9.5 - $13.5 million may be recorded for the impairment of inventory, construction work in progress and intangible franchise costs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Knology is exposed to market risk from changes in interest rates. Knology manages its exposure to this market risk through its regular operating and financing activities. Derivative instruments are not currently used and, if used, are employed as risk management tools and not for trading purposes.

Knology has no derivative financial instruments outstanding to hedge interest rate risk. Knology’s only borrowings subject to market conditions are its borrowings under its credit facilities which are based on either a prime or federal funds rate plus applicable margin or LIBOR plus applicable margin. Any changes in these rates would affect the rate at which Knology could borrow funds under its bank credit facilities. A hypothetical 10% increase in interest rates on Knology’s variable rate bank debt for a duration of one year would increase interest expense by an immaterial amount.

BUSINESS OF KNOLOGY

Knology was formed in September 1998. Knology owns 100% of Broadband, Interstate Telephone, Valley, Globe Telecommunications and ITC Globe, Inc. Knology acquired these companies in November 1999 from ITC Holding and other stockholders of Broadband. This transaction is described in more detail under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Knology and Broadband

Through Broadband and its subsidiaries, Knology has been providing cable television service since 1995, telephone and high-speed Internet access services since 1997 and broadband carrier services since 1998. Knology owns, operates and manages interactive broadband networks in seven metropolitan areas: Montgomery and Huntsville, Alabama; Columbus and Augusta, Georgia; Panama City, Florida; Charleston, South Carolina and Knoxville, Tennessee.

Broadband began providing cable television service by acquiring cable television systems in Montgomery, Alabama and Columbus, Georgia in 1995 and using those systems as a base for constructing new interactive broadband networks. Since acquiring the Montgomery and Columbus systems, Knology has significantly expanded these networks and upgraded the acquired networks to offer additional broadband communications services.

In December 1997, Broadband acquired a cable television system in Panama City Beach, Florida. Knology completed the upgrade of this cable system and the extension of the network into the Panama City metropolitan area in 2001.

In early 1998, Broadband began expanding into Augusta, Georgia and Charleston, South Carolina by obtaining new franchise agreements with the local governments and by constructing new interactive broadband networks.

In June 1998, Broadband acquired TTE Inc., a reseller of local, long distance and operator services to small and medium-sized business customers throughout South Carolina.

In October 1998, Broadband acquired the Cable Alabama cable television system serving the Huntsville, Alabama area. Knology completed the upgrade of this cable system to an interactive broadband network in 2001.

In early 2000, Knology began expanding into Knoxville, Tennessee by obtaining new franchise agreements with the local governments and by constructing a new interactive broadband network. Knology expects to complete construction of these networks by 2004.

Interstate Telephone and Valley Telephone

Interstate Telephone and Valley Telephone provide local telephone services throughout the Georgia/Alabama border area known as the valley, which includes the towns of West Point, Georgia; Lanett, Alabama and Valley, Alabama and unincorporated portions of counties in both states.

Globe Telecommunications

Globe Telecommunications was formed in 1983 to be a deregulated provider of services for Valley Telephone. Globe Telecommunications has been providing deregulated services to Interstate Telephone since 1996. Globe Telecommunications provides local and long distance services to residential and business customers. Globe Telecommunications also has been providing competitive local telephone services to residential and business customers located in the Newnan, Georgia area since April 1998 and in Fairburn and Union City, Georgia since 2000.

ITC Globe

ITC Holding formed ITC Globe in 1997 to be a provider of local broadband services in West Point, Georgia and the Georgia/Alabama border area. ITC Globe, under the trade name “Connecting The Valley,” also provides traditional (analog) cable television, digital cable television and high-speed Internet access to customers within the local telephone territory of Interstate Telephone and Valley Telephone.

Relationships With Affiliates

ITC Holding, a diversified telecommunications company, previously owned 90% of Knology’s stock, which it distributed to its stockholders in February 2000. Knology received services from and/or provide services to ITC/\DeltaCom, Inc. and other companies that may be deemed a related parties. These relationships and services are described in detail under the caption “Certain Transactions and Relationships.” Knology believes that the transactions with ITC/\DeltaCom and other companies that may be deemed related parties, are representative of arms-length transactions and Knology expects that its existing contracts with these companies will continue.

One of Knology’s principal stockholders, SCANA, is also a stockholder of ITC Holding. SCANA is an affiliate of SCANA Communications, Inc. SCANA has loaned Knology money in the past. Knology leases pole space from SCANA Corporation, the parent company of SCANA, which owns and operates public utilities in South Carolina. See “Certain Transactions and Relationships” on page 167 for a description of Knology’s relationship with SCANA and SCANA Corporation.

Overview of Knology’s Business

Knology is a facilities-based provider of bundled broadband communications services to residential and business customers in the southeastern United States. By “facilities-based,” Knology means that Knology owns and operates its own local networks. Knology’s current service offerings include digital and analog cable television, local and long-distance telephone and high-speed Internet access which Knology refers to as video, voice and data services throughout this Offering Circular. Knology delivers its services through interactive broadband networks and believe that Knology’s capability to deliver multiple services to any given customer provides Knology with a competitive advantage. Knology’s strategy is to become the leading single-source provider of video, voice and data services to residential and business customers in each of Knology’s markets by offering individual and bundled service options over Knology’s integrated networks, which include “last-mile” connectivity. Knology believes that it is one of the first facilities-based providers of bundled video, voice and data services to focus on the residential and business markets in the United States and that Knology is the first provider of these bundled services in its existing markets. Knology has been operating advanced broadband networks and offering bundled services for five years.

Knology’s interactive broadband networks are in select mid-sized markets in the southeastern United States: Huntsville and Montgomery, Alabama; Panama City, Florida; Augusta and Columbus, Georgia; Charleston, South Carolina; and Knoxville, Tennessee. Knology entered these markets based on specific criteria, including favorable demographic profiles, population densities, and Knology’s ability to be the first provider of bundled broadband services. In each of these markets, Knology provides a full suite of local and long-distance telephone, analog and digital cable television and high-speed Internet access services. Knology also currently provides local telephone and broadband services in West Point, Georgia; Lanett Alabama and Valley Alabama.

Knology plans to selectively expand its networks into additional mid-to-large-sized markets in the southeastern United States. Knology has been awarded franchises in Nashville, Tennessee and Louisville,

Kentucky, although Knology’s franchise in Louisville is being contested by the incumbent cable provider. Knology’s strategy is to capitalize on competitive opportunities in markets where demographics and the aging infrastructure of the incumbent service providers’ network facilities combine to create an attractive environment for deploying local interactive broadband networks.

Knology’s interactive broadband networks are designed with sufficient capacity to meet the growing demand for high-speed and high-bandwidth video, voice and data services. Knology’s networks also have significant excess capacity that is available for the introduction of new products and services. To optimize the utilization of its networks and increase its return on invested capital, Knology also provides access to its networks and various network-related services to other telecommunications carriers. Knology refers to these services as broadband carrier services. For example, other telephone companies and Internet access providers lease Knology’s network capacity to gain access to areas where Knology networks are located.

Because Knology delivers a variety of services to its customers, Knology reports an aggregate number of connections for video, voice and data services. For example, a single customer who purchases local telephone, cable television and Internet access services would count as three connections. On-net connections are connections provided over Knology’s networks as opposed to telephone lines leased from third parties. For the year ended December 31, 2001, video, voice and data and other services accounted for 46.0%, 42.2% and 11.8% of Knology’s consolidated revenue, respectively. For the three months ended March 31, 2002, video, voice and data and other services accounted for 44.2%, 41.6% and 14.2% of Knology’s consolidated revenue, respectively.

Knology has extensive operating experience in the video, voice and data transmission industries and in the design, development and construction of communications facilities, including more than five years of experience operating advanced broadband networks and decades of experience operating and upgrading telephone networks. Knology’s management team is led by Rodger L. Johnson, Knology’s chief executive officer, and Robert K. Mills, Knology’s chief financial officer. Knology’s equity investors include SCANA, ITC Telecom (an affiliate of ITC Holding), and private equity funds associated with Whitney & Co., The Blackstone Group, L.P., South Atlantic Capital Inc., AT&T Ventures, Wachovia and PNC Bancorp.

Knology’s Strategy

Knology’s goal is to become the leading provider of broadband communications services to residential and business customers in Knology’s target markets. To achieve this objective, Knology is pursuing the following strategies:

•
Expand Existing Interactive Broadband Networks.    Knology builds high-capacity, interactive broadband networks to carry fiber optics as close to the customer as economically feasible. This allows Knology to offer its residential and business customers a wide range of high-quality broadband communications services. Knology has designed its interactive broadband networks to provide sufficient capacity to meet the growing demand for high-speed, high-capacity video, voice and data services and with additional capacity to accommodate new products and services. Knology believes that this gives Knology a competitive advantage over cable, telephone and wireless systems that do not have such capacities.

•
Offer a Bundle of Broadband Video, Voice and High-Speed Data Services.    Knology believes that by offering high-quality video, voice and high-speed, always-on data communications services to its customers in product bundles, Knology distinguishes itself from its competition. Knology believes that the cost savings on a bundle of services and the advantages of one-stop shopping are attractive, particularly since most of Knology’s prospective customers presently buy services from multiple sources. In addition, by bundling services, Knology increases pricing flexibility, revenue per customer, and customer retention, as well as reducing customer acquisition and installation costs.

•
Target Attractive Cities for Market Expansion.    Subject to the availability of equity financing, Knology intends to expand its operations to southeastern markets that have the size, market conditions, demographics and geographical location suitable for Knology’s business strategy. Knology plans to target cities that have the following characteristics, among others:

•	an average of at least 70 homes per mile;

•	at least 100,000 households; and

•	the opportunity to capture a substantial number of customers and be the leading provider of bundled communications services.

Knology believes that it is the first provider of a bundled video, voice and data services package in Knology’s existing markets, and Knology intends to be the first to offer similar service packages in each new market that Knology enters. By penetrating cities with broadband services before Knology’s competitors, Knology expect to realize benefits in network construction, rights-of-way and brand recognition that may be limited or more expensive for later entrants.

•
Leverage the Capacity in Knology’s Facilities-Based Local Networks for Existing and Future Services.    Many incumbent facilities-based service providers have been slow to upgrade their local networks, or the “last mile,” to provide bandwidth for multimedia or interactive applications which often require a high-speed connection. Knology’s advanced network architecture has capacity for interactive broadband services for residential and business customers and excess fiber capacity for future use.

•
Enhance the Customer’s Experience by Delivering Personalized and Responsive Customer Service.    Knology monitors its networks and provides live customer service 24 hours a day, seven days a week. Through Knology’s network operations center, Knology monitors its voice services to the customer level and its video and high-speed data services to the node level. Knology strives to resolve customer problems prior to the customer being aware of any service interruptions. Because Knology owns its own local networks, Knology has greater control over its customers’ experience with Knology. Knology’s sales and customer service representatives are able to provide customer-specific information, which builds a strong support relationship and experience that encourages customer loyalty.

•
Offer New Products and Services Over Knology’s Advanced Technology Platforms.    Knology has invested in advanced technology platforms that will support multiple emerging interactive services such as video-on-demand, television-based email and Web browsing. Many of these new applications will be based on Internet protocols and will address the growing demand for new video, voice and data services. Knology is developing its personal computer and television portal to provide access to expanded local and personalized content and to support interactive advertising services.

Knology’s Interactive Broadband Networks

Knology’s interactive broadband networks are:

•	high-speed;

•	two-way interactive, allowing customers to send and receive signals at the same time; and

•	made up of high-capacity fiber-optic cables and traditional coaxial cables.

Knology’s interactive broadband networks are designed using redundant fiber-optic cables. Redundant cables increase network reliability by providing an alternate route for signals to travel if problems arise. Knology’s fiber networks are “self-healing,” which means that they provide for automatic network back-up with 100% redundancy so that if there is a point of failure on Knology’s fiber ring, Knology’s service will continue. By comparison, most traditional cable television systems do not have redundant architectures. In addition,

Knology provides power to its systems from locations along each network called hub sites, each of which is equipped with a generator and battery back-up power source to allow service to continue during a power outage. Knology operates a network operations center in West Point, Georgia, and Knology monitors its networks 24 hours a day, seven days a week. Technicians in each of Knology’s service areas schedule and perform installations and repairs and monitor the performance of Knology’s interactive broadband networks. Knology’s technicians perform maintenance and repair of Knology’s networks on an ongoing basis. Knology maintains the quality of its networks to minimize service interruptions and extend the networks’ operational life.

Knology interactive broadband networks can support numerous channels of basic and premium cable television services, telephone services, Internet access and other broadband communications services. Knology’s networks have extra capacity, to readily accommodate new services as content and technology become available.

Knology offers local telephone service over these networks in much the same way local phone companies provide service. Knology provides dial tone service and install a network interface box outside a customer’s home and may add wiring inside the premises as well. Knology can offer multiple lines of telephone service. Knology’s networks interconnect with those of other local phone companies through a nine-state interconnection agreement with BellSouth. This agreement expires in September 2002. Knology provides long-distance service using leased facilities from other telecommunications service providers.

Knology has entered into an agreement with Business Telecom under which Knology leases a portion of Business Telecom’s long-distance telephone facilities. Under the agreement, Business Telecom also provides Knology with call switching services and operator and directory assistance. This agreement expires in September 2002.

Knology has entered into an agreement with ITC/\DeltaCom under which Knology leases a portion of ITC/\DeltaCom’s Internet facilities, this agreement expires in January 2003. ITC/\DeltaCom also provides Knology with operator and directory assistance, and wide area network and transport services for Knology’s voice and data networks.

Knology provides Internet access using high-speed cable modems in much the same way customers currently receive Internet services over modems linked to the local telephone network. The cable modems Knology presently uses are significantly faster than dial-up modems generally in use today. The Internet connection if Knology’s customer is always on, and there is no need to dial up for access to the Internet or wait to connect through a port leased by an Internet service provider.

Knology’s Broadband Communications Services

Knology sells video, voice and data services to residential and business customers. Knology’s goal is to sell these services in bundled packages. Knology sells individual services at prices competitive to those of the incumbent providers, but offer increasing discounts as customers purchase additional services from Knology’s bundled packages.

Video.    Knology offers its customers three types of cable television services: expanded basic, premium, and digital. Customers generally pay fixed monthly fees for cable programming and premium television services, which constitute Knology’s principal sources of video revenue.

Most customers choose to subscribe to expanded basic cable service. Knology call’s this service expanded basic because it includes many more channels than traditional basic cable service. Knology’s expanded basic cable service consists of approximately 65-75 channels of programming, including:

•	television signals from local broadcast stations;

•	television signals from so-called super stations such as WGN (Chicago);

•	numerous satellite-delivered, non-broadcast channels such as TBS (Atlanta), CNN, MTV, ESPN, The Discovery Channel, Nickelodeon and various home shopping networks;

•	displays of information featuring news, weather, stock and financial market reports; and

•	public, government and educational access channels.

Knology offers a variety of premium services for an extra monthly charge. Premium services include channels with feature programming such as HBO, Showtime and Cinemax or other special channels. The premium services are available through Knology’s expanded basic and digital tiers of services. Knology also provides its customers access to additional channels offering pay-per-view feature movies, live and taped sports events, concerts and other special features which involve a charge for each viewing.

Knology began offering digital video service in November 1998. Knology’s digital video service consists of approximately 120 digital channels of programming in addition to Knology expanded basic cable service. Digital cable uses technologies that significantly increase the number of television channels available by converting signals into a digital format and compressing them into the space normally occupied by one signal. A set-top video box converts the digital signal back into channels that can be viewed on a normal television set. Knology has added digital video as an additional service without reducing the current number of expanded basic channels.

Digital technology permits Knology to offer its customers the following services:

•	25 channels of near video-on-demand, which includes movies or other programs that commence in frequent intervals, to customers for a fee-per-viewing basis;

•	digital basic channels, which offer special programming for all interests;

•	multiplex channels of HBO, Cinemax, Showtime, The Movie Channel and Encore/Starz, 4-8 additional channels per network;

•	over 35 digital-quality music channels which are available 24 hours a day and are commercial free; and

•	an interactive program guide, offering parental control and advance scheduling information.

Programming for Knology’s cable television services comes from over 70 national and local television networks. Since January 1, 1996, Knology’s arrangements with many of these networks, constituting approximately 60% of Knology’s channels, have been obtained through Knology’s association with the National
Cable Television Cooperative, Inc. The National Cable Television Cooperative obtains programming rates from most major networks, which are made available to Knology as a member of the cooperative. By obtaining programming rates through the cooperative, Knology benefits from volume discounts not otherwise available to Knology. In addition, the cooperative handles Knology’s contracting and billing arrangements with the networks. Although Knology can terminate its membership in the cooperative at any time, Knology plans to continue its membership for the foreseeable future.

Voice.    Knology’s telephone service includes local and long-distance telephone services. Knology’s customers pay a fixed monthly rate for all local calling and fees based on usage for long-distance calling. Customers may elect to receive call blocking, call waiting, call forwarding, voice mail, caller ID and other value added services, which generally involve an additional fixed charge per month per telephone line. Knology’s long-distance service offers features and prices comparable to those of Knology’s competitors.

Data Services.    Knology offers both residential and business Internet packages that include high-speed connections to the Internet using cable modems. Because a customer’s Internet service is offered over the existing cable connection in the home, no second phone line is required and there is no disruption of service when the phone rings or when the television is on. All of Knology’s Internet packages currently include the following:

•	unlimited use for a fixed monthly fee;

•	service that is always on, eliminating the need to dial-up to connect to the Internet;

•	7 email accounts free of charge, with additional email accounts available for a monthly charge;

•	10 megabytes of free online storage space to host a personal website;

•	access to local content, broadband content, technical support information, national news, sports and financial reports;

•	direct links to search engines;

•	a DOCSIS compliant modem for a fixed monthly fee with installation provided by a trained professional cable-modem installer; and

•	technical support.

Broadband Carrier Capacity.    Knology uses extra, unused capacity on its networks to offer wholesale services to other local and long-distance telephone companies, Internet service providers and other integrated services providers. Knology calls these services its “broadband carrier services.” Knology believes its interactive broadband networks offer other service providers a reliable and cost competitive alternative to other telecommunication service providers.

Knology sells access to its networks to long-distance telephone companies for interstate and intrastate long-distance phone calls to and from Knology’s customers. Knology sells access to its networks to connect local telephone companies to business customers. Knology offers traditional special access and local private line services through its networks by providing high capacity connections to medium and large commercial users, local telephone companies and other carriers throughout a metropolitan service area. Special access lines are dedicated lines that connect customers directly to a long-distance carrier. Private lines are dedicated lines linking a customer location to one or more other customer locations.

Future Broadband Communications Services.    Knology believes that its interactive broadband networks will enable Knology to provide additional broadband services in the future, including:

•	email and web browsing from a subscriber’s television set;

•	e-commerce services from a television-based Internet gateway;

•	closed-circuit television security monitoring and alarm systems;

•	interactive energy management services in partnership with power companies allowing customers to monitor energy usage and cost online; and

•	voice transmission employing traditional telephone functions via the Internet.

Markets

Current Markets

Knology currently serves the following markets with its interactive broadband networks:

•	Huntsville, Alabama;

•	Montgomery, Alabama;

•	Panama City, Florida;

•	Augusta, Georgia;

•	Columbus, Georgia;

•	Charleston, South Carolina;

•	Knoxville, Tennessee; and

•	West Point, Georgia and Valley, Alabama.

Knology provides video, voice and data services over its interactive broadband networks in Huntsville, Montgomery, Panama City, Augusta, Columbus, Charleston, and Knoxville. In West Point, Georgia and Valley, Alabama, Knology provides telephone service over a traditional copper wire telephone network and video and Internet services over a broadband network. In each of these markets, substantially all of Knology’s networks are fully two-way interactive.

New Markets

Knology plans to expand its operations to southeastern markets that have the size, market conditions, demographics and geographical location suitable for its business strategy. Knology plans to target cities that have the following characteristics, among others:

•	an average of at least 70 homes per mile;

•	at least 100,000 households; and

•	the opportunity to capture a substantial number of customers and be the leading provider of bundled communications services.

Knology has been granted franchises in Nashville, Tennessee and Louisville, Kentucky. In addition, Knology has applied for franchises in new markets in the Louisville area. Knology’s franchise in Louisville is currently being contested by the incumbent cable provider.

Network Construction, Switching and Interconnection

Network Construction

Knology’s interactive broadband networks consist of fiber-optic cable, coaxial cable and copper wire. Fiber-optic cable is a communication medium that uses hair-thin glass fibers to transmit signals over long distances with minimum signal loss or distortion. In most of Knology’s networks, Knology’s systems main high-capacity fiber-optic cable connect to multiple nodes throughout a network. These nodes are connected to individual homes and buildings by coaxial cable and are shared by a number of customers. Coaxial cable is the type of cable most commonly used for cable video systems, but it is suitable to provide data transmission and telephone service. This type of cable has excellent broadband frequency characteristics and physical durability. As of December 31, 2001, Knology’s networks passed 423,201 marketable homes and supported 232,698 on-net connections. Approximately 95% of Knology’s 423,201 passings were served by systems with at least 750 megahertz bandwidth capacity and were two-way interactive. All of Knology’s networks that have been upgraded are served with systems that are at least 750 megahertz and will be two-way interactive.

In Knoxville, Knology is deploying a new network design that will allow Knology to generally provide fiber to an average of 24 homes per node. This increases the amount of bandwidth available for each home for high-speed data and other advanced services.

With the exception of West Point, Georgia and Valley, Alabama, where Knology maintains its own construction crews, Knology uses contractors for the construction of its networks. Knology serves as the manager of the construction process, directing and supervising the various construction crews. Historically, Knology has generated revenues from customers within one year from the date it starts construction in a new market, and construction of the network has been completed, in a new market, within three to five years.

Switching

Switches are devices that direct voice and data traffic. Knology’s switch, a Nortel DMS 500 located in West Point, Georgia, allows Knology to provide enhanced custom calling services including call waiting, call forwarding and three-way calling. All of Knology’s voice and data traffic passes through its switch. If Knology’s switch were to fail to operate, Knology’s customers would not be able to access Knology’s voice and data services until the failure is corrected. Knology’s switch employs two sources of redundant power back up, a generator back-up and a battery back up. In addition, Knology has made arrangements with Nortel to provide emergency support in the event that Knology experiences problems with its switch.

Interconnection

Knology relies on local telephone companies and other companies to connect its local telephone customers with customers of other local telephone providers. Knology has access to BellSouth’s telephone network under a nine-state interconnection agreement, which expires in September 2002. The Telecommunications Act of 1996 established certain requirements and standards for interconnection arrangements, and Knology’s interconnection agreement with BellSouth is based on these requirements. However, these requirements and standards are still being developed and implemented by the FCC in conjunction with the states through a process of negotiation and arbitration, as discussed under “—Legislation and Regulation—Federal Regulation of Telecommunications Services on page 148.”

The key terms of Knology’s interconnection agreement with BellSouth are:

•	the right to connect to each other’s facilities;

•	the rates Knology and BellSouth pays each other for handling and delivery of one another’s telephone traffic; and

•	the right to attach network facilities to each other’s telephone poles and rights-of-way.

Under the Telecommunications Act of 1996, BellSouth is required to allow Knology to interconnect to their network. Pursuant to the Telecommunications Act of 1996 and the terms of Knology’s existing agreement, Knology can either:

•	automatically renew its existing interconnection agreement by notifying BellSouth of its intention to renew within the applicable timeframe;

•	negotiate the terms of a new agreement with BellSouth;

•	choose another interconnection agreement that BellSouth has with another telephone company and enter into an interconnection agreement on those same terms and conditions; or

•	accept the default pricing and terms and conditions offered by BellSouth.

It is generally expected that the Telecommunications Act of 1996 will continue to undergo considerable interpretation and implementation, which could have a negative impact on Knology’s interconnection agreement with BellSouth. Knology’s ability to compete successfully in the provision of services will depend on the timing of such implementing regulations and whether they are favorable to Knology.

Marketing and Sales

Marketing Strategy

Knology believes that it is the first provider of a bundled video, voice and data communications service package in its current markets, and Knology intends to be the first to offer similar service packages in each market it seeks to enter. Knology believes that cost savings on a bundle of services and the advantages of one-stop shopping are attractive, particularly since most of Knology’s prospective customers now buy services from multiple sources. Knology also believes that selling a bundled service offering increases revenue per customer, helps achieve a faster growth rate, reduces installation costs, increases customer loyalty, and distinguishes Knology in the marketplace. Knology’s focus includes multiple dwelling units, many of which are subject to exclusivity arrangements with other cable providers that have not yet expired or which involve more complex arrangements with the property owner.

Sales Strategy

Knology has different sales strategies for marketing to customers in newly constructed network areas and to customers in mature network areas. In new markets, Knology undertakes an extensive marketing campaign prior to the activation of service. Knology begins with direct mail and door-hangers followed by door-to-door solicitations and outbound telemarketing.

When Knology markets its services in mature network areas, Knology assign territories to individual direct sales representatives. By assigning the territories to specific representatives, Knology has the ability to adjust sales techniques to fit the profile of different types of buyers in particular sales territories. In mature network areas, Knology also focuses heavily on marketing additional services to those customers who have previously subscribed to one or two of Knology’s services. As in Knology’s new markets, Knology uses direct mail, outbound telemarketing, radio, newspaper and billboard advertising along with Knology’s door-to-door sales.

Knology’s sales and marketing materials emphasize the convenience, savings and improved service that can be obtained by subscribing to bundled services. By focusing on improved service and customer satisfaction, Knology is attempting to gain customer referrals for additional sales.

Knology has a sales staff in each of its markets including managers and direct sales teams for both residential and business services. Knology’s standard residential team consists of direct sales, outbound sales, and front counter sales as well as support personnel. Knology’s business services sales team consists of account executives and specialized business installation coordinators. Knology’s call center sales team handles all telemarketing sales.

Customer Service and Billing

Customer Service

Customer service is an essential element of Knology’s operations and marketing, and Knology believes its quality and responsiveness differentiates Knology from many of its competitors. A significant number of Knology’s employees are dedicated to customer service activities, including:

•	order taking;

•	customer activations;

•	billing inquiries and collections;

•	service upgrades;

•	provision of customer premise equipment; and

•	administration of Knology’s customer satisfaction program.

In addition, Knology provides 24-hour-a-day, seven-day-a-week customer service. Knology operates a centralized customer phone center in Augusta, Georgia for all customer service transactions other than network trouble calls, which are handled locally. Knology believes it is a competitive advantage to provide its customers with the convenience of a single point of contact for all customer service issues for video, voice and data service offerings.

Knology monitors its networks 24 hours a day, seven days a week. Through its network operations center, Knology monitors its voice services to the customer level and its video and high-speed data services to the node level, and Knology strives to resolve customer problems prior to the customer being aware of any service interruptions.

Billing

Billing services for video and data are provided by DST Innovis, Inc., while billing services for voice are provided by Quintrex. Knology’s customers currently receive separate billing statements for video and data services and for voice services, but Knology intends to offer a single billing option in the future. Knology has entered into an agreement with UshaComm to develop a convergent billing system which would enable Knology to send a single bill to its customers for video, voice and data services. Knology intends to implement this new billing system in 2002.

Competition

Knology faces significant competition from other providers of video, voice and data services. Some of Knology’s competitors offer more than one of these services, although none of Knology’s current competitors offer all of the services that Knology provide.

Video Services

Other Cable Systems.    Other cable television operations exist in each of Knology’s current markets, and many of those operations have long-standing customer relationships with the residents in those markets. Knology’s competitors include Comcast Cable Communications, Time Warner Cable and Charter Communications. Knology competes with these companies on terms of pricing and programming content, including the number of channels and the availability of local programming. Knology obtains its programming by entering into contracts or arrangements with cable programming vendors. A cable programming vendor may enter into an exclusive arrangement with one of Knology’s cable television competitors. This would create a competitive advantage for the cable television competitor by restricting Knology’s access to programming.

Knology expects that it will compete with other cable television providers in each of Knology’s future markets. Furthermore, federal law prohibits cities from granting exclusive cable franchises and from unreasonably refusing to grant additional, competitive franchises. This makes it easier for competitors to enter Knology’s markets. In addition, an increasing number of cities are considering the feasibility of owning their own cable systems in a manner similar to city-provided utility services.

A continuing trend toward business combinations and alliances in the cable television area and the telecommunications industry as a whole may create significant new competitors for Knology. This trend toward business combinations may be shrinking the number of attractive acquisition targets.

Other Television Providers.    Cable television distributors may, in certain markets, compete for customers with other video programming distributors and other providers of entertainment, news and information. Alternative methods of distributing the same or similar video programming offered by cable television systems exist. Congress and the FCC have encouraged these alternative methods and technologies in order to offer services in direct competition with existing cable systems. These competitors include:

•	broadcast television;

•	direct broadcast satellite systems;

•	wireless cable systems;

•	satellite master antenna television systems; and

•	local telephone companies.

Knology competes with these entities on terms of pricing and programming content, including the number of channels and the availability of local programming.

Knology encounters competition from direct broadcast satellite systems that transmit signals to small dish antennas owned by the end-user. DirecTV and Echostar offer multichannel programming via satellites to dish antennas with a diameter of only approximately 18 inches. Although satellite television providers presently serve only approximately 13.5% of pay television subscribers according to industry sources, their share has been growing steadily. Competition from direct broadcast satellites could become substantial as developments in technology increase satellite transmitter power and decrease the cost and size of equipment. Additionally, providers of direct broadcast satellites are not required to obtain local franchises or pay franchise fees. The Intellectual Property and Communications Omnibus Reform Act of 1999 permits satellite carriers to carry local television broadcast stations and is expected to enhance satellite carriers’ ability to compete with Knology for subscribers. As a result, competition from these companies may increase.

Wireless cable represents another type of video distribution service. These systems deliver programming services over microwave channels to subscribers with special antennas. Wireless cable systems are less capital intensive, are not required to obtain local franchises or pay franchise fees, and are subject to fewer regulatory requirements than cable television systems. While few operate today, purchases of licenses by Sprint and WorldCom may provide capital for the wireless cable industry to expand.

Knology also competes with systems that provide multichannel program services directly to hotel, motel, apartment, condominium and other multi-unit complexes through a satellite master antenna—a single satellite dish for an entire building or complex. These systems are generally free of any regulation by state and local governmental authorities. Pursuant to the Telecommunications Act of 1996, these systems, called satellite master antenna television systems, are not commonly owned or managed and do not cross public rights-of-way and, therefore, do not need a franchise to operate.

The Telecommunications Act of 1996 eliminated many restrictions on local telephone companies offering video programming, and Knology may face increased competition from them. Several major local telephone companies, including BellSouth, have announced plans to provide video services to homes.

Voice Services

In providing local and long-distance telephone services, Knology competes with the incumbent local phone company and various long distance providers in each of its markets. Knology is not the first provider of telephone services in most of its markets, and Knology has to convince people in its markets to switch from other telephone companies to Knology. BellSouth is the incumbent local phone company and is a particularly strong competitor in Knology’s current markets and throughout the southeastern United States where Knology hopes to expand. Knology also competes with long-distance phone companies such as AT&T, WorldCom and Sprint.

Knology continues to expect to face intense competition in providing its telephone and related telecommunications services. The Telecommunications Act of 1996 allows service providers to enter markets that were previously closed to them. Incumbent local telephone carriers are no longer protected from significant competition in local service markets. In addition, under certain circumstances, regional Bell operating companies may enter the long-distance market. These provisions blur the distinctions that previously existed between local and long distance services.

One major impact of the Telecommunications Act of 1996 may be a trend toward the use and acceptance of bundled service packages. As a result, Knology will be competing with:

•	incumbent local telephone companies such as BellSouth, as well as other competitive local telephone companies;

•	traditional providers of long-distance services such as AT&T, WorldCom and Sprint; and

•	cable television service providers such as Comcast Cable Communications, Time Warner Cable and Charter Communications.

Knology’s ability to compete successfully will depend on the attributes of the overall bundle of services Knology is able to offer, including Knology’s price, features and customer service.

Knology competes with Business Telecom and ITC/\DeltaCom in providing telephone services to business customers. Knology purchases services from Business Telecom and ITC/\DeltaCom. Knology agreements with Business Telecom and ITC/\DeltaCom are described above under the heading “—Knology’s Interactive Broadband Networks” on page 137.

Wireless telephone service, such as cellular and personal communication services, or PCS, currently is viewed by consumers as a supplement to, not a replacement for, traditional telephone service. Wireless service generally is more expensive than traditional local telephone service and is priced on a usage-sensitive basis. However, in the future, the rate differential between wireless and traditional telephone service is expected to decrease and lead to more competition between providers of these two types of services.

Knology may also face competition from providers of wireless cable services such as multi-channel multipoint distribution systems and local multipoint distribution systems. The FCC has auctioned spectrum for local, multipoint distribution system services in all markets, and later this year will auction spectrum in the 700 Megahertz range. This spectrum is expected to be used for wireless cable and telephone services, including high-speed digital services, to both businesses and individual customers.

Data Services

Providing Internet access services is a rapidly growing business and competition is increasing in each of Knology’s markets. Some of Knology’s competitors benefit from greater experience, resources and marketing capabilities and stronger name recognition.

In providing Internet access services, Knology competes with:

•	traditional dial-up Internet service providers;

•	providers of satellite-based Internet services;

•	incumbent local exchange providers which provide digital subscriber lines;

•	incumbent cable television companies, which provide Internet access service via cable modems; and

•	other long-distance telephone companies.

Knology competes with companies offering broadband connections such as DirecPC, one of the principal providers of satellite-based Internet services in the United States; long-distance telephone companies such as AT&T and WorldCom; traditional Internet service providers such as AOL Time Warner, Inc. and EarthLink; digital subscriber line, or DSL, Internet access providers such as BellSouth; and cable modem services.

A large number of companies provide businesses and individuals with direct access to the Internet and a variety of supporting services. In addition, many companies such as AOL Time Warner Inc., CompuServe Corporation, MSN, Prodigy Communications Corporation and WebTV Networks, Inc. offer online services consisting of access to closed, proprietary information networks with services similar to those available on the Internet, in addition to direct access to the Internet. These companies generally offer Internet services over telephone lines using computer modems. A few Internet service providers also offer high-speed integrated services digital network connections and DSL connections to the Internet.

A few satellite companies provide broadband access to the Internet from desktop PCs using a small dish antenna and receiver kit comparable to that used for satellite television reception. DirecPC is one of the largest providers of satellite-based Internet services in the United States.

Long-distance companies are aggressively entering the Internet access markets. Long-distance carriers have substantial transmission capabilities and have an established billing system that permits them easily to add new services. Knology expects competition from such companies to be vigorous due to their greater resources, operating history and name recognition.

Cable television companies are also entering the Internet access market. The incumbent cable television company in each of Knology’s markets currently offers high Internet access services.

Knology may also face competition from providers of wireless cable services such as multi-channel multipoint distribution systems and local multipoint distribution systems.

Legislation and Regulation

The cable television industry is regulated by the FCC, some state governments and most local governments. Telecommunications carriers are regulated by the FCC and state public utility commissions. Providers of Internet services generally are not subject to regulation. Federal legislative and regulatory proposals under consideration may materially affect the cable television, telecommunications services, and Internet services industries. The following is a summary of federal laws and regulations affecting the growth and operation of the cable television and telecommunications industries and a description of certain state and local laws.

Future federal and state legislative and regulatory changes may adversely or beneficially affect Knology’s operations. Knology cannot predict the impact of such legislative or regulatory actions on its operations. The following description of certain major regulatory factors does not purport to be a complete summary of all present and proposed legislation and regulations pertaining to Knology’s operations.

Cable Television Consumer Protection and Competition Act of 1992

The Cable Television Consumer Protection and Competition Act of 1992 (“1992 Cable Act”) increased the regulation of the cable industry by imposing rules governing, among other things:

•	rates for tiers of cable video services;

•	access to programming by competitors of cable operators and restrictions on certain exclusivity arrangements by cable operators;

•	access to cable channels by unaffiliated programming services;

•	terms and conditions for the lease of channel space for commercial use by parties unaffiliated with the cable operator;

•	ownership of cable systems;

•	customer service requirements;

•	mandating carriage of certain local television broadcast stations by cable systems and the right of television broadcast stations to withhold consent for cable systems to carry their stations;

•	technical standards; and

•	cable equipment compatibility.

The legislation also encouraged competition with existing cable television systems by:

•	allowing municipalities to own and operate their own cable television systems without a franchise;

•	preventing franchising authorities from granting exclusive franchises or

•	unreasonably refusing to award additional franchises covering an existing cable system’s service area; and

•	prohibiting the common ownership of cable systems and other types of multichannel video distribution systems.

Telecommunications Act of 1996

The Telecommunications Act of 1996 and the FCC rules implementing this Act radically altered the regulatory structure of telecommunications markets by mandating that states permit competition for local telephone services. This Act permitted regional Bell operating companies to apply to the FCC for authority to provide long-distance services. It also included significant changes in the regulation of cable operators. For example, the FCC’s authority to regulate the rates for “cable programming service” tiers (all tiers other than the lowest level “basic service tier”) of all cable operators expired on March 31, 1999. The legislation also:

•
repealed the anti-trafficking provisions of the 1992 Cable Act, which required cable systems to be owned by the same person or company for at least three years before they could be sold to a third party;

•	allows cable operators to enter telecommunications markets which historically have been closed to them;

•	limits the rights of franchising authorities to require certain technology or to prohibit or condition the provision of telecommunications services by the cable operator;

•
adjusts the favorable pole attachment rates afforded cable operators under federal law such that they may be increased, beginning in 2001, if the cable operator also provides telecommunications services over its network; and

•	allows some telecommunications providers to begin providing competitive cable service in their local service areas.

Federal Regulation of Cable Services

The FCC, the principal federal regulatory agency with jurisdiction over cable television, has promulgated regulations covering many aspects of cable television operations. The FCC may enforce its regulations through the imposition of fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses. A brief summary of certain key federal regulations follows.

Rate Regulation.    The 1992 Cable Act authorized rate regulation for certain cable services and equipment. It requires communities to certify with the FCC before regulating basic cable rates. Cable service rate regulation does not apply where a cable operator demonstrates to the FCC that it is subject to effective competition in the community. To the extent that any municipality attempts to regulate Knology’s basic rates or equipment, Knology believes it could demonstrate to the FCC that its systems all face effective competition and, therefore, are not subject to rate regulation.

Program Access.    To promote competition with incumbent cable operators by independent cable programmers, the 1992 Cable Act placed restrictions on dealings between cable programmers and cable operators. It prohibits satellite video programmers affiliated with cable operators from favoring those cable operators over competing distributors of multichannel video programming, such as DBS distributors, MMDS distributors, and competitive cable operators such as Knology. These restrictions are designed to limit the ability of vertically integrated satellite cable programmers from offering exclusive programming arrangement or preferred pricing or non-price terms to cable operators. Congress and the FCC have considered proposals to expand the program access rights of cable competitors such as Knology, including the possibility of applying all program access requirements to terrestrially delivered video programming and video programmers that are not affiliated with cable operators. The FCC currently is considering whether it should allow the exclusivity restrictions in the program access rules to sunset, on October 5, 2002, or whether it should extend these restrictions to further assist competitors to incumbent cable operators. If the exclusivity restrictions are allowed to sunset, this could have a materially adverse impact on Knology if incumbent cable operators use the greater flexibility to deny important programming to Knology’s systems.

Carriage of Broadcast Television Signals.    The 1992 Cable Act established broadcast signal carriage requirements that allow local commercial television broadcast stations to elect every three years whether to require the cable system to carry the station (“must-carry”) or whether to require the cable system to negotiate for consent to carry the station (“retransmission consent”). Stations are generally considered local to a cable system where the system is located in the station’s Nielsen designated market area. Cable systems must obtain retransmission consent for the carriage of all distant commercial broadcast stations, except for certain superstations, which are commercial satellite-delivered independent stations such as WGN. Pursuant to the Satellite Home Viewer Improvement Act, the FCC enacted rules governing retransmission consent negotiations between broadcasters and all distributors of multichannel video programming (including cable operators). Local non-commercial television stations are also given mandatory carriage rights, subject to certain exceptions, within a certain limited radius. Non-commercial stations are not given the option to negotiate for retransmission consent. Must-carry requests may decrease the attractiveness of the cable operator’s overall programming offerings by including less popular programming on the channel line-up, while retransmission consent elections may involve cable operator payments (or other concessions) to the programmer. Knology carries some stations pursuant to retransmission consent and pays fees for such consents or have agreed to carry additional services pursuant to retransmission consent agreements. Knology carries other stations pursuant to must-carry elections.

The FCC has adopted rules for the carriage of digital broadcast signals. The FCC is in the process of considering whether to require cable systems (which would include Knology’s systems) to carry both the analog and digital signals of television broadcast stations entitled to must-carry rights during those stations’ transition to full digital operations. The FCC tentatively concluded that it will not adopt the “dual carriage” requirement during the transition, and has also concluded that a cable operator need only carry a broadcaster’s “primary video” service (rather than all of the digital broadcaster’s “multi-cast” services), but those conclusions may change during the course of the FCC’s reconsideration of these matters. If the “dual carriage” rule is adopted, or if the FCC concludes that after the transition to digital television, cable operators must carry all of the multicast services in a broadcaster’s digital feed, this would have a negative impact on Knology because it would reduce available channel capacity and thereby require Knology to discontinue other channels of programming or prevent Knology from carrying new channels of programming that are more desired by its customers.

Registration Procedures and Reporting Requirements.    Before beginning operation in a particular community, all cable television systems must file a registration statement with the FCC listing the broadcast signals they will carry and certain other information. Additionally, cable operators periodically are required to file various informational reports with the FCC. Cable operators that operate in certain frequency bands, including Knology, are required on an annual basis to file the results of their periodic cumulative leakage testing measurements. Operators that fail to make this filing or who exceed the FCC’s allowable cumulative leakage index risk being prohibited from operating in those frequency bands in addition to other sanctions.

Technical Requirements.    The FCC imposes certain technical standards applicable to the cable channels on which broadcast stations are carried (including carriage of digital television signals), standards to prevent harmful interference with aeronautical navigation and safety radio services and limits on cable system signal leakage. The FCC also adopted regulations to assure compatibility among televisions, VCRs and cable systems, leaving all features, functions, protocols and other product and service options for selection through open competition in the market. The Telecommunications Act of 1996 also prohibits states or franchising authorities from prohibiting, conditioning or restricting a cable system’s use of any type of subscriber equipment or transmission technology.

Customer Equipment Regulation.    As noted, cable customer equipment is subject to rate regulation unless the FCC deems the cable system to face effective competition. The FCC has also required that cable customers be permitted to purchase cable converters and other navigation device equipment from third parties, such as retailers. It developed a multi-year phase-in period during which security functions (which remain in the exclusive control of the cable operator) would be unbundled from non-security functions, which then could be supplied by third-party vendors. July 1, 2000 was the implementation date for the first phase. The separate security module requirement applies to all digital devices as well as to devices that access both analog and digital services (“hybrid devices”), although it does not apply to analog-only devices. As long as cable operators subject to the rules comply with the separate security module requirement, they may continue to provide their customers with devices that contain both embedded security and non-security functions (“integrated devices”) until January 1, 2005, at which time they will be prohibited from placing these devices in service. The FCC restrictions could negatively affect how Knology develops and markets new services and equipment to its customers.

Franchise Authority.    Cable television systems operate pursuant to franchises issued by local franchising authorities (which are the cities, counties or political subdivisions in which a cable operator provides cable service). Local franchising authority is premised upon the cable operator’s facilities crossing the public rights-of-way. Franchises are typically of fixed duration with the prospect for renewal. These franchises must be nonexclusive. The terms of local franchises vary by community, but typically include requirements concerning service rates, franchise fees, construction timelines, mandated service areas, customer service standards, technical requirements, public, educational and government access channels, and channel capacity. Franchises often may be terminated, or penalties may be assessed, if the franchised cable operator fails to adhere to the conditions of the franchise. Although largely discretionary, the exercise of local franchise authority is limited by federal law. For example, local franchise authorities may not issue exclusive franchises, may not require franchise fees that exceed 5% of gross revenues from the provision of cable services, and may not mandate the use of a particular technology. Local franchise authorities are permitted to charge fees other than cable franchise fees, such as fees for a telecommunications providers’ use of public rights-of-way. Knology holds cable franchises in all of the franchise areas in which Knology provides service. Knology believes that the conditions in its franchises are fairly typical for the industry. Knology franchises generally provide for the payment of fees to the municipality ranging from 3% to 5% of revenues from telephone and cable television service, respectively. The Telecommunications Act of 1996 exempted those telecommunications services provided by a cable operator or its affiliate from cable franchise requirements, although municipalities retain authority to regulate the manner in which a cable operator uses the public rights-of-way to provide telecommunications services.

Franchise Renewal.    Franchise renewal, or approval for the sale or transfer of a franchise, may involve the imposition of additional burdens not present in the initial franchise (such as facility upgrades or funding for public, educational, and government access channels). Although franchise renewal is not guaranteed, federal law imposes certain standards to prohibit the arbitrary denial of franchise renewal. Knology’s franchises generally have ten to 15 year terms, and Knology expects its franchises to be renewed by the relevant franchising authority before or upon expiration.

Franchise Transfer.    Local franchise authorities are required to act on a cable operator’s franchise transfer request within 120 days after receipt of all information required by FCC regulations and the franchising authority. Approval is deemed granted if the franchising authority fails to act within such period.

Channel Set-Asides.    Local franchising authorities may require cable operators to set aside certain channels for public, educational and governmental (“PEG”) access programming. Federal law requires cable television systems with 36 or more activated channels to designate a portion of their channel capacity for commercial leased access by unaffiliated third parties. An FCC-prescribed formula governs the calculation of leased access rates. By occupying capacity on Knology’s systems, PEG and leased access channels may replace programming that is more attractive to Knology’s subscribers.

Ownership.    Pursuant to the Telecommunications Act of 1996, local exchange carriers may now provide video programming by radio-based systems, common carrier systems, open video systems or cable systems in their local exchange service territories. Companies that elect to provide open video systems must allow others to use up to two-thirds of their activated channel capacity. These companies are relieved of regulation as common carriers, and are not required by federal law to obtain local franchises (although local requirements to obtain a franchise remain valid), but are still subject to many other regulations applicable to cable systems. Companies operating as cable systems are subject to all rules governing cable systems, including franchising requirements.

A local telephone company or its affiliate is prohibited from acquiring more than a 10% financial or management interest in any cable operator providing cable service in its telephone service area. Likewise, a cable operator or its affiliate is prohibited from acquiring more than a 10% financial or management interest in any local telephone company providing telephone service in its franchise area. A local telephone company and cable operator whose telephone service area and cable franchise area are in the same market may not enter into a joint venture to provide telecommunications services or video programming. There are exceptions to these limitations for rural facilities, very small cable systems, and small local telephone companies in non-urban areas, and such restrictions do not apply to local exchange carriers that were not providing local telephone service prior to January 1, 1993.

Pole Attachments.    Federal law requires utilities, defined to include all local telephone companies and electric utilities except those owned by municipalities and co-operatives, to provide cable operators and telecommunications carriers with nondiscriminatory access to poles, ducts, conduit and rights-of-way at just and reasonable rates. The right to access is beneficial to facilities-based providers such as Knology. Federal law also establishes principles to govern the pricing of and terms of such access. Utilities may charge telecommunications carriers (and cable operators providing both cable television service and telecommunications service, such as Knology) a different (often higher) rate for pole attachments than they charge cable operators providing solely cable service. The FCC has adopted rules implementing the two different statutory formulae for pole attachment rates. The federal access and rate provisions apply only in those states that have not certified to the FCC that they regulate pole attachment rates. Currently, 18 states plus the District of Columbia have certified to the FCC, leaving pole attachment matters to be regulated by those states. Of the states in which Knology operates, only Kentucky has certified to the FCC, leaving pole attachment matters in the other states under FCC jurisdiction. The FCC has clarified that the provision of Internet services by a cable operator does not affect the agency’s jurisdiction over pole attachments by that cable operator, nor does it affect the rate formula otherwise applicable to the cable operator. The Eleventh Circuit Court of Appeals overturned the FCC’s conclusion. However, the United States Supreme Court recently upheld the FCC’s decision by reversing the decision of the Eleventh Circuit Court of Appeals and confirming the FCC’s authority.

Inside Wiring of Multiple Dwelling Units.    FCC rules provide generally that, in cases where the cable operator owns the wiring inside a multiple dwelling unit (“MDU”) but has no right of access to the premises, the MDU owner may give the cable operator notice that it intends to permit another cable operator to provide service there. The cable operator then must elect whether to remove the inside wiring, sell the inside wiring to the MDU owner at a price not to exceed the replacement cost of the wire on a per-foot basis, or abandon the inside wiring. The FCC also adopted rules that, among other things, require utilities (including incumbent local exchange carriers) to provide telecommunications carriers and cable operators with reasonable and non-discriminatory access to utility-owned or controlled conduits and rights-of-way in all “multiple tenant environments” (including, for example, apartment buildings, office buildings, campuses, etc.) in those states where the FCC possesses authority to regulate pole attachments.

Access to and Competition in Multiple Dwelling Units.    The FCC has preempted laws and rules that restrict occupants of MDUs from placing small satellite antennas on their balconies (or areas under the occupant’s exclusive use). The FCC’s action increases the ability of direct broadcast satellite (“DBS”) operators such as DirecTV to compete with Knology in certain MDUs. The FCC is considering the abrogation or restriction of existing and future exclusive video MDU access contracts currently held by cable operators. The FCC already has prohibited future exclusive access agreements for telecommunications carriers in commercial multi-tenant environments and is considering whether to abrogate existing exclusive telecommunications carrier access arrangements. The FCC is also considering whether to extend such exclusivity prohibitions to residential multi-tenant environments. The abrogation of existing exclusive MDU access contracts would allow Knology to compete with the incumbent cable operator (or other video or telecommunications competitors) in those MDUs where another cable operator and/or telecommunications carrier has obtained an exclusive access arrangement. The FCC is considering rules that would require owners of multi-tenant environments to allow telecommunications carriers nondiscriminatory access to their buildings. If adopted, these requirements may facilitate Knology’s access to customers in multi-tenant environments.

Privacy.    Federal law restricts the manner in which cable operators can collect and disclose data about individual system customers. Federal law also requires that the cable operator periodically provide all customers with written information about its policies regarding the collection and handling of data about customers, their privacy rights under federal law and their enforcement rights. Cable operators must also take such actions as are necessary to prevent unauthorized access to personally identifiable information. Failure to adhere to these requirements subjects the cable operator to payment of damages, attorneys’ fees and other costs.

Copyright.    Cable television systems are subject to federal compulsory copyright licensing covering carriage of broadcast signals. In exchange for making semi-annual payments to a federal copyright royalty pool and meeting certain other obligations, cable operators obtain a statutory license to retransmit broadcast signals. The amount of the royalty payment varies, depending on the amount of system revenues from certain sources, the number of distant signals carried, and the location of the cable system with respect to over-the-air television stations. Adjustments in copyright royalty rates are made through an arbitration process supervised by the U.S. Copyright Office. The modification or elimination of the compulsory copyright licensing scheme could adversely affect Knology’s ability to provide its subscribers with their desired broadcast programming.

Copyrighted music performed in programming supplied to cable television systems by pay cable networks, such as HBO, and cable programming networks, such as USA Network, has generally been licensed by the networks through private agreements with the American Society of Composers and Publishers and BMI, Inc., the two major performing rights organizations in the United States. The American Society of Composers and Publishers and BMI, Inc. offer “through to the viewer” licenses to the cable networks which cover the retransmission of the cable networks’ programming by cable television systems to their subscribers.

Internet Service.    The FCC recently rejected requests by some Internet service providers to require cable operators to provide unaffiliated Internet service providers with direct access to the operators’ broadband facilities. A contrary decision may have facilitated greater competition by non-facilities-based Internet service providers with Knology’s broadband service offerings. The FCC recently classified cable modem service as an “information service,” not a cable service, with no separate telecommunications service offering. Consequently, local franchise authorities may not include Knology’s revenues from cable modem services in the total revenues from which the cable franchise fee is calculated. This decision has been appealed and additional appeals remain possible. In addition, the FCC recently sought comment on the scope of its jurisdiction to regulate cable modem service and the extent to which state and local governments may regulate cable modem service. Although the FCC has indicated a preference for minimizing regulation of broadband services, future regulation of cable modem service by federal, state or local government entities remains possible. The FCC also sought comment on whether it should resolve any disputes that may arise over cable operators’ previous collection of franchise fees from their customers based, in part, on cable modem service revenues, or whether the FCC should leave such matters to the courts. There remains a risk that Knology will confront litigation on this issue.

Regulatory Fees.    The FCC requires payment of annual regulatory fees by the various industries it regulates, including the cable television industry. Per-subscriber regulatory fees may be passed on to subscribers as external cost adjustments to rates for basic cable service. Fees are also assessed for other FCC licenses, including licenses for business radio, cable television relay systems and earth stations. These fees, however, may not be collected directly from subscribers as long as the FCC’s rate regulations remain applicable to the cable system.

Tier Buy Through.    Federal law requires cable operators to allow customers to purchase premium services or pay-per-view video programming offered by the cable operator on a per-channel or per-program basis without the need to subscribe to any tier of service except the basic service tier unless the cable system’s lack of addressable converter boxes or other technological limitations prohibit it from doing so. The exemption for cable operators lacking the technological ability to comply expires in October 2002, although the FCC may extend that period on a case-by-case basis as necessary pursuant to an appropriate waiver request. Knology’s systems currently comply with these requirements and Knology does not avail itself of the technological exemption.

Emergency Alert System.    In December 1994, the FCC adopted new cable television and broadcast technical standards to support a new emergency alert system. All of Knology’s networks are in compliance with the new standards.

FCC regulations also address:

•	restrictions on origination and cablecasting by cable system operators;

•	application of the rules governing political broadcasts;

•	nonduplication of network programming from distant same-network stations upon the appropriate request of the local television station;

•	deletion of syndicated programming of a distant same-network station upon the appropriate request of the local television station;

•	customer service standards;

•	limitations on advertising contained in nonbroadcast children’s programming; and

•	equal employment opportunity (currently suspended as a result of a judicial ruling, although the FCC recently sought to reimpose a subset of these rules).

Potential Regulatory Change.    The regulation of cable television systems at the federal, state, and local levels is subject to the political process and has seen constant change over the past decade. Material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that Knology’s business will not be affected by future legislation or new regulations.

Federal Regulation of Telecommunications Services

Knology’s telecommunications services are subject to varying degrees of federal, state and local regulation. Pursuant to the Communications Act of 1934, as amended by the Telecommunications Act of 1996, the FCC generally exercises jurisdiction over the facilities of, and the services offered by, telecommunications carriers that provide interstate or international communications services. Barring federal preemption, State regulatory authorities retain jurisdiction over the same facilities to the extent that they are used to provide intrastate communications services. Various international authorities may also seek to regulate the provision of certain services.

Tariffs and Detariffing.    Broadband is classified by the FCC as a non-dominant carrier with respect to both its domestic interstate and international long-distance carrier services and its competitive local exchange carrier services. As a non-dominant carrier, its rates presently are not generally regulated by the FCC. The FCC has ordered mandatory detariffing of non-dominant carriers’ interstate and international interexchange services. Non-dominant carriers are not permitted to file tariffs with the FCC for their interstate access services if the charges for such services are higher than FCC-established benchmarks. If a non-dominant carrier’s charges for interstate access services are equal to or below the FCC-established benchmark, it is permitted, but not required, to file tariffs with the FCC for such services. Knology’s interstate access services fall within the FCC-established benchmark and it has a tariff on file with the FCC for those services.

Valley and Interstate Telephone are regulated by the FCC as dominant carriers in the provision of interstate access services. As dominant carriers, Valley and Interstate Telephone must file tariffs with the FCC and must provide the FCC with notice prior to changing their rates, terms or conditions of interstate access services. Valley concurs in tariffs filed by the National Exchange Carrier Association, while Interstate Telephone has its own tariffs on file with the FCC. Valley and Interstate Telephone are both classified as nondominant in the provision of interstate and international interexchange services, rendering them subject to mandatory detariffing at the FCC for such services.

Interconnection and Compensation for Transport and Termination.    The Telecommunications Act of 1996 established a national policy of permitting the development of local telephone competition. This Act preempts laws that prohibit competition for local telephone services and establishes requirements and standards for local network interconnection, unbundling of network elements, and resale. The Telecommunications Act of 1996 also requires incumbent local telephone carriers to enter into mutual compensation arrangements with competitive local telephone companies for transport and termination of local calls on each other’s networks. The interconnection, unbundling and resale standards were developed initially by the FCC and were further implemented by the states. The terms of interconnection agreements among the carriers have been, and are likely to continue to be, overseen by the states, although a panel of judges from the Court of Appeals for the Eleventh Circuit (which governs many of Knology’s markets), recently concluded that State public service commissions lack the authority under Section 252 of the federal Communications Act to interpret and enforce interconnection agreements. A petition seeking a rehearing of the case by the full court of appeals—a decision which stands in direct conflict with the decisions of six other federal circuits—is now pending before the Eleventh Circuit.

Knology has executed a local network interconnection agreement with BellSouth for, among other things, the transport and termination of local telephone traffic. This agreement has been filed with, and approved by, the applicable regulatory authority in each state in which Knology conducts its operations.

The FCC has concluded that calls to Internet service providers are jurisdictionally interstate and the exchange of ISP-bound traffic is not subject to the reciprocal compensation requirements of the Telecommunications Act of 1996. This decision remains subject to appeal.

The Telecommunications Act of 1996 includes an exemption from interconnection requirements for rural telephone companies. Under this exemption, a competitor is not entitled to interconnect with a rural telephone company absent a finding by the appropriate state commission that the request is not unduly economically burdensome. Both Valley and Interstate Telephone are rural telephone companies as defined by the federal Communications Act. The Alabama Public Service Commission and, with respect to Interstate Telephone, the Georgia Public Service Commission have determined that these companies should be exempt from the interconnection requirements of the Telecommunications Act of 1996.

Unbundled Network Elements.    The FCC has established pricing principles for use by the states to determine rates for unbundled local network elements and to calculate resale discounts. The state commissions have significant responsibility for the implementation of the FCC’s rules, including the actual setting of rates for unbundled network elements. Pending before the Supreme Court is a challenge to the constitutionality of the methodology adopted by the FCC to be used in establishing the rates for ILECs’ unbundled network elements. The FCC requires incumbent local telephone carriers to provide a platform that includes all of the network elements required by a competitor to provide a retail telecommunications service. Competitors using such platforms may be able to provide retail local services entirely through the use of the local telephone carriers’ facilities at lower discounts than those available for local resale. The FCC has begun a proceeding to identify which, if any, network elements that ILECs should no longer be required to offer on an unbundled basis. The availability of unbundled network platforms and a wide variety of available unbundled network elements could benefit those of Knology’s local telecommunications competitors who, unlike Knology, do not provide service entirely over their own facilities (but instead rely, in whole or in part, on the facilities of the incumbent).

Number Portability.    All local telephone service carriers must provide customers with the ability to retain, at the same location, existing telephone numbers when switching local telephone companies without impairment of quality, reliability or convenience. This number portability is intended to remove one barrier to entry faced by new competitors, which would otherwise have to persuade customers to switch local service providers despite having to change telephone numbers. The FCC ordered permanent number portability to be made available in the 100 largest metropolitan areas by December 31, 1998. Number portability is available in all of Knology’s required markets. While number portability benefits Knology’s competitive local exchange carrier operations, it represents a burden to Valley and Interstate Telephone. At this time, Knology is unable to predict the impact, if any, of possible number portability delays or complications in its service territories.

Universal Service.    The FCC has adopted rules implementing the universal service requirements of the Telecommunications Act of 1996. Pursuant to those rules, all telecommunications providers must contribute a small percentage of their telecommunications revenues to a Universal Service Fund (“USF”). There is an exemption for providers whose contribution would be less than $10,000 in a particular year. The FCC is conducting a comprehensive review of the rules governing contributions to USF and recovery of those contributions from customers. For example, the FCC is considering whether to base contributions on the number of end user connections, including those used for cable modem services, provided by a company. If adopted, such a rule would significantly increase Knology’s contribution obligations, although its competitors’ obligations would also increase. Knology, Interstate Telephone and Valley presently contribute to the fund. Knology cannot be certain whether it will be able to either recover the costs of fund contributions from its customers or to receive offsetting fund disbursements. Changes to federal universal service funding obligations could adversely affect Knology by increasing the payments owed to support the fund.

Access Charge Reform.    The FCC is in the process of reducing access charges imposed by local telephone companies for origination and termination of interstate long distance traffic. Overall decreases in local telephone carriers’ access charges as contemplated by the FCC’s access reform policies would likely put downward pricing pressure on Knology’s charges to domestic interstate and international long-distance carriers for comparable access. Changes to the federal access charge regime could adversely affect Knology by reducing the revenues that Knology generates from charges to domestic interstate and international long-distance carriers for originating and terminating interstate traffic over its telecommunications facilities.

The FCC has adopted an order (the “MAG Plan”) to reform interstate access charges and universal service support for rate-of-return incumbent local exchange carriers such as Valley. The MAG Plan is designed to lower access charges toward cost, replace implicit support for universal service with explicit and support that is portable to all eligible telecommunications carriers, and provide certainty and stability for the small and mid-sized local telephone companies serving rural and high-cost areas by permitting them to continue to set rates based on a rate-of-return of 11.25%, thereby encouraging rural investment. The MAG Plan, as adopted, will reduce switched access fees for small ILECs and protect universal service in areas served by those ILECs. Although the MAG Plan significantly reduces per-minute access charge revenues to these carriers, it is designed to protect them for at least the term of the plan from potentially much larger revenue reductions. Petitions for reconsideration of the MAG Plan are currently pending before the FCC and the FCC has sought further comment on certain proposals related to the MAG Plan.

Regional Bell Operating Company Entry into Long Distance.    The Telecommunications Act of 1996 establishes standards for regional Bell operating companies and their affiliates to obtain from the FCC authority to provide long distance telecommunications services originating in their in-region local access and transport areas, or LATAs, to points outside that area. LATAs are geographical regions in the United States within which a Bell Operating Company may offer local telephone service. The FCC is has recently approved BellSouth’s application to provide in-region interLATA long distance service in Georgia and Louisiana. Certain other BellSouth applications to provide in-region interLATA service have been rejected by the FCC or withdrawn by BellSouth. Because of its existing base of local telephone service customers and its extensive telecommunications network, Knology anticipates that BellSouth will be a significant competitor in each of the states in which it obtains in-region, interLATA authority from the FCC.

Additional Requirements.    The FCC imposes additional obligations on all telecommunications carriers, including obligations to:

•	interconnect with other carriers and not to install equipment that cannot be connected with the facilities of other carriers;

•	ensure that their services are accessible and usable by persons with disabilities;

•
provide telecommunications relay service either directly or through arrangements with other carriers or service providers, which service enables hearing impaired individuals to communicate by telephone with hearing individuals through an operator at a relay center;

•	comply with verification procedures in connection with changing a customer’s carrier;

•	protect the confidentiality of proprietary information obtained from other carriers, manufacturers and customers;

•
maintain equipment, facilities, and services in such a manner as to allow for the interception of wire and electronic communications and access to call-identifying information by authorized law enforcement;

•	pay annual regulatory fees to the FCC; and

•	contribute to the Telecommunications Relay Services Fund, as well as funds to support telephone numbering administration and local number portability.

Forbearance.    The Telecommunications Act of 1996 permits the FCC to forbear from requiring telecommunications carriers to comply with certain regulations if certain conditions are present. Future reduction or elimination of federal regulatory requirements could free Knology from regulatory burdens, but also might increase the flexibility of Knology’s competitors.

Advanced Services.    The FCC is currently reviewing the regulatory treatment of incumbent local exchange carrier provision of stand-alone broadband and broadband sold in combination with Internet access services where the incumbent local exchange carrier is classified as dominant in the provision of local exchange and exchange access service. If the FCC exempts or substantially reduces incumbent local exchange carriers from regulation of these services (for example, by eliminating regulations governing end user prices, collocation of competitive xDSL providers’ equipment in central offices, and unbundling), the incumbent local exchange carriers’ broadband offerings may place greater competitive pressures on Knology’s broadband service offerings.

Line Sharing.    Where an incumbent local exchange carrier provides voice service to a customer (and subject to certain technical conditions), the FCC has required incumbent local exchange carriers, like BellSouth, to offer to unaffiliated telecommunications carriers on an unbundled basis the high-frequency portion of the incumbent’s loops or subloops (lines connecting customer premises to the switch used for basic telephone service). This requirement, known as “line sharing,” is designed, in part, to reduce the costs of the incumbent’s competitors’ provision of digital subscriber line (“DSL”) services to small businesses and residential customers. The line sharing requirements primarily benefit entities offering DSL services who compete directly with Knology’s broadband communications service offerings. Consequently, line sharing requirements may prove on balance to have an adverse competitive effect on Knology. The FCC’s line sharing order has been appealed to the Court of Appeals for the D.C. Circuit and a decision remains pending.

State Regulation of Telecommunications Services

Traditionally, the states have exercised jurisdiction over intrastate telecommunications services. The Telecommunications Act of 1996 modifies the dimensions of state authority in relation to federal authority. It also prohibits states and localities from adopting or imposing any legal requirement that may prohibit, or have the effect of prohibiting, market entry by new providers of interstate or intrastate telecommunications services. The FCC is required to preempt any such state or local requirement to the extent necessary to enforce the Telecommunications Act of 1996’s open market entry requirements. States and localities may, however, continue to regulate the provision of intrastate telecommunications services (barring federal preemption) and require carriers to obtain certificates or licenses before providing service.

Alabama, Georgia, Florida, Kentucky, South Carolina and Tennessee each have adopted statutory and regulatory schemes that require Knology to comply with telecommunications certification and other regulatory requirements. To date, Knology is authorized to provide intrastate local telephone, long-distance telephone and operator services in Alabama, Georgia, Florida, Kentucky, South Carolina and Tennessee. As a condition of providing intrastate telecommunications services, Knology is required, among other things:

•	to file and maintain intrastate tariffs or price lists describing the rates, terms and conditions of Knology’s services; and

•
to comply with state regulatory reporting, tax and fee obligations, including contributions to intrastate universal service funds; and to comply with, and to submit to, state regulatory jurisdiction over consumer protection policies (including regulations governing customer privacy, changing of service providers, and content of customer bills), complaints, transfers of control and certain financing transactions.

Generally, state regulatory authorities can condition, modify, cancel, terminate or revoke certificates of authority to operate in a state for failure to comply with state laws or the rules, regulations and policies of the state regulatory authority. Fines and other penalties may also be imposed for such violations. As Knology expands its telecommunications services into new states, Knology will likely be required to obtain certificates of authority to operate, and be subject to similar ongoing regulatory requirements, in those states as well.

In addition, the states have authority under the Telecommunications Act of 1996 to determine whether Knology is eligible to receive USF funds. They also possess authority to approve or (in limited circumstances) reject agreements for the interconnection of telecommunications carriers’ facilities with those of the local exchange carrier, and to arbitrate disputes arising in negotiations for interconnection, although, as mentioned, the Court of Appeals for the Eleventh Circuit (which governs many of Knology’s markets), recently concluded that State public service commissions lack the authority under Section 252 of the federal Communications Act to interpret and enforce interconnection agreements.

Valley and Interstate Telephone are subject to additional requirements under state law, including rate regulation and quality of service requirements. In Alabama, both Valley Telephone and Interstate Telephone are subject to a price cap form of rate regulation. Under price caps, the companies have limited ability to raise rates for intrastate telephone services, but the Alabama Public Service Commission does not regulate the rate of return earned by the companies.

Local Regulation

Occasionally Knology is required to obtain street use and construction permits and franchises to install and expand its interactive broadband network using state, city, county or municipal rights-of-way. Some municipalities where Knology has installed or anticipate constructing networks require the payment of license or franchise fees which are based upon a percentage of gross revenues or on a per linear foot basis. The Telecommunications Act of 1996 requires municipalities to manage public rights-of-way in a competitively neutral and non-discriminatory manner.

Franchises

As described above, cable television systems and local telephone systems generally are constructed and operated under the authority of nonexclusive franchises, granted by local and/or state governmental authorities. Franchises typically contain many conditions, such as:

•	time limitations on commencement and completion of system construction;

•	customer service standards;

•	minimum number of channels; and

•	the provision of free service to schools and certain other public institutions.

Knology believes that the conditions in its franchises are fairly typical for the industry. Knology’s franchises generally provide for the payment of fees to the municipality ranging from 3% to 5% of revenues from telephone and cable television service, respectively. Knology’s franchises generally have ten to 15 year terms, and Knology expects its franchises to be renewed by the relevant franchising authority before or upon expiration.

Prior to the scheduled expiration of most franchises, Knology initiates renewal proceedings with the relevant franchising authorities. The Cable Communications Policy Act of 1984 provides for an orderly franchise renewal process in which the franchising authorities may not unreasonably deny renewals. If a renewal is withheld and the franchising authority takes over operation of the affected cable system or awards the franchise to another party, the franchising authority must pay the cable operator the “fair market value” of the system. The Cable Communications Policy Act of 1984 also established comprehensive renewal procedures requiring that the renewal application be evaluated on its own merit and not as part of a comparative process with other proposals.

The following table lists Knology’s existing and pending franchises by market, term and expiration date.

Market Area	Term (years)	Expiration Date
Huntsville, AL
Huntsville, AL	6	3/6/2006
Limestone County, AL	15	5/7/2005
Madison, AL	15	10/22/2006
Madison County, AL	10	11/20/2009
Redstone Arsenal, AL	10	2/8/2011
Montgomery, AL
Autauga County, AL	15	10/15/2013
Maxell Air Force Base, AL	5	9/30/2003
Montgomery, AL	15	3/6/2005
Prattville, AL	15	7/7/2013
Valley, AL/West Point, GA
Chambers County, AL	15	12/15/2012
Lanett, AL	15	1/20/2013
Valley, AL	15	1/12/2013
West Point, GA	15	1/19/2013
Panama City, FL
Bay County, FL	8	1/5/2006
Cedar Grove, FL	15	6/9/2013
Callaway, FL	10	9/28/2009
Lynn Haven, FL	20	5/12/2018
Panama City, FL	20	3/10/2018
Parker, FL	10	12/7/2009
Panama City Beach, FL	15	8/22/2007
Augusta, GA
Augusta/Richmond County, GA	15	1/20/2013
Aiken County, SC	15	6/30/2015
Berkeley County, SC	15	11/05/2013
Burnettown, SC	15	6/20/2015
North Augusta, SC	10	6/30/2010
Columbus, GA
Columbia County, GA	11	11/1/2009
Columbus, GA	10	3/16/2009
Louisville, KY
Louisville, KY	15	9/12/2015
Jefferson County, KY		Application Pending
Charleston, SC
Charleston, SC	15	4/28/2013
Charleston County, SC	15	12/15/2013
Dorchester County, SC	15	7/20/2013
Goose Creek, SC	15	11/17/2013
Hanahan, SC	15	9/8/2013
Lincolnville, SC	15	12/2/2013
Mount Pleasant, SC	15	3/9/2014
North Charleston, SC	15	5/28/2013
Summerville, SC	15	8/31/2013
Knoxville, TN
Knox County, TN	10	6/9/2010
Knoxville, TN	15	5/18/2015
Nashville, TN
Brentwood, TN	15	4/24/2015
Franklin County, TN	15	5/9/2015
Nashville, TN	15	10/17/2015
Williamson County, TN	15	5/8/2015

Employees

At June 30, 2002, Knology had 1,157 full-time employees. Knology considers its relations with its employees to be good, and Knology structures its compensation and benefit plans in order to attract and retain high caliber personnel. Knology will need to recruit additional employees in order to implement its expansion plan, including general managers for each new city and additional personnel for installation, sales, customer service and network construction. Knology recruits from several major industries for employees with skills in video, voice and data technologies. Knology does not believe it will have problems retaining personnel with the necessary qualifications.

Properties

Knology owns or leases property in the following locations:

Location	Address	Lease/Own	Primary Use
Augusta, GA	3714 Wheeler Road	Own	Administrative offices and headend
Charleston, SC	4506 Dorchester Road 3270B Associated Drive	Lease	Administrative offices and headend Construction Warehouse
Columbus, GA	1701 Boxwood Place 640 West Hamilton Park Drive	Lease Lease	Administrative offices and headend Sales Office
Huntsville, AL	2401 10th Street 915 Miller Blvd, Madison, AL Madkin Mountain	Own Own Lease	Administrative offices and headend Construction Office/HUB A Tower Site
Knoxville, TN	10115 Sherrill Boulevard	Own	Administrative offices and headend
Louisville, KY	4738 Allmod Avenue	Lease	Construction Warehouse
Lanett, AL	415 Gilmer	Own	Administrative offices
Montgomery, AL	1450 Ann Street 6175 Perimeter Parkway Court 3173 Taylor Rd. (Sturbridge Village) 127 Burnt Oaks	Lease Lease Lease Lease	Headend and technical offices Business Office Customer Pay Station Customer Pay Station
Panama City, FL	13200 Panama City Beach Pkwy. 2149 N. Sherman Ave. 2141-A N. Sherman Ave. 2325 Frankford Ave., Ste A	Lease Lease Lease Lease	Administrative offices and headend Construction Warehouse Operations Sales office
West Point, GA	1241 O.G. Skinner Drive 312 West 8th Street 206 West 9th Street	Own Lease Lease	Corporate administrative offices Operations Network operations center

Knology’s principal physical assets consist of fiber optic and coaxial broadband cable and equipment, located either at the hub (equipment site) or along the networks. Knology’s distribution equipment along the networks is generally attached to utility poles Knology owns or uses under standard pole attachment agreements with local public utilities, although in some areas the distribution cable is buried in underground ducts or trenches. Under Knology’s pole attachment agreements, local public utilities and other pole owners rent Knology space on utility poles to attach Knology’s network cables and equipment. The rate a pole owner charges Knology for space varies, but the rate is generally based upon the amount of space rented. For a discussion of the FCC’s regulation of pole attachment rates see “—Legislation and Regulation” on page 147. Knology’s franchises give it rights-of-way for its networks. The physical components of the networks require maintenance and periodic upgrading to keep pace with technological advances. Knology believes that its properties, taken as a whole, are in good operating condition and are suitable for its business operations.

Legal Proceedings

Knology is subject to litigation in the normal course of its business. However, in Knology’s opinion, there is no legal proceeding pending against Knology which would have a material adverse effect on its financial position, results of operations or liquidity. Knology is also a party to regulatory proceedings affecting the relevant segments of the communications industry generally.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding Knology’s and Broadband’s directors and executive officers. Generally, Knology’s board of directors is divided among three classes, with members serving for three-year terms expiring in the years indicated. However, two of Knology’s directors were elected by the holders of Series B Preferred Stock pursuant to the provisions of Knology’s amended and restated certificate of incorporation, and serve for one-year terms. Members of Broadband’s board of directors serve for one-year terms.

Name	Age	Position	Term Expires
Rodger L. Johnson	54	President, Chief Executive Officer and Director of Knology and Broadband	2002
Robert K. Mills	38	Chief Financial Officer, Vice President and Treasurer of Knology and Broadband
Felix L. Boccucci, Jr.	44	Vice President of Business Development of Knology and Broadband
Anthony J. Palermo, Jr.	47	Vice President of Operations and Marketing of Knology and Broadband
Chad S. Wachter	35	Vice President, General Counsel and Secretary of Knology and Broadband
Thomas P. Barrett	60	Vice President of Information Technology of Knology and Broadband
Marcus R. Luke, PhD	46	Chief Technology Officer of Knology and Broadband
Bret T. McCants	43	Vice President of Network Services of Knology and Broadband
Campbell B. Lanier, III	51	Chairman of the Board of Knology and Broadband	2002
Richard S. Bodman	63	Director of Knology	2003
Alan A. Burgess (1)	66	Director of Knology	2004
Donald W. Burton (2)	58	Director of Knology	2004
L. Charles Hilton, Jr. (1)	70	Director of Knology	2003
William Laverack, Jr. (1)(3)	44	Director of Knology	2003
Bret Pearlman (2)(3)	35	Director of Knology	2003
William H. Scott, III (2)	54	Director of Knology and Broadband	2004

(1)	Member of the audit committee.
(2)	Member of the compensation and stock option committee.
(3)	Elected by holders of Series B Preferred Stock and serving a one-year term.

Provided below are biographies of each of the officers and directors listed in the table above. Some of Knology’s officers served as officers of its subsidiary, Broadband, prior to Knology’s formation in September 1998. In the following biographies, Knology has included service with Broadband as service with Knology.

Rodger L. Johnson has served as a director of Knology and Broadband since April 1999. He has served as Knology’s President since April 1999 and as Chief Executive Officer since June 1999. Prior to joining Knology, Mr. Johnson had served as President and Chief Executive Officer, as well as a Director, of Communications Central Inc., a provider of coin-operated and inmate telephones, since November 1995. Prior to joining Communications Central, Mr. Johnson served as the President and Chief Executive Officer of JKC Holdings, Inc., a consulting company providing advice to the information processing industry. In that capacity, Mr. Johnson also served as the Chief Operating Officer of CareCentric, Inc., a publicly traded medical software manufacturer. Before founding JKC Holdings, Inc., Mr. Johnson served for approximately eight years as the President and Chief Operating Officer and as the President and Chief Executive Officer of Firstwave Technologies, Inc., a publicly traded sales and marketing software provider.

Robert K. Mills has served as Chief Financial Officer, Vice President and Treasurer since November 1999. He worked for ITC Holding from September to November 1999 as Vice President of Corporate Development. From 1994 to September 1999, Mr. Mills served as Vice President—Treasurer and Strategic Planning of Powertel, Inc., which was a provider of wireless communications services. Mr. Mills is a CPA and from 1987 to 1994 practiced accounting at Arthur Andersen LLP.

Felix L. Boccucci, Jr. has served as Vice President of Business Development since August 1997, and he served as the Chief Financial Officer, Treasurer and Secretary from November 1995 through August 1997. In addition, he currently serves as the Chief Financial Officer for Interstate and Valley Telephone Companies. From October 1994 until December 1995, Mr. Boccucci served as Vice President Finance Broadband of ITC Holding. Prior to such time, Mr. Boccucci worked for GTE Corporation, a telecommunications company, which merged with Contel Corporation in March 1991. From May 1993 to October 1994, he served as a Senior Financial Analyst for GTE. From 1991 to 1993, Mr. Boccucci served as Financial Director for GTE’s Central Area Telephone Operations. From 1987 to 1991, he was the Assistant Vice President controller in charge of Contel’s Eastern Region Telephone Operations comprising 13 companies in twelve states.

Anthony J. Palermo, Jr. has served as Vice President of Operations and Marketing since July 1999. Prior to joining Knology, Mr. Palermo served as a consultant to Nokia and Optima Technologies from November 1998 through July 1999. From November 1995 to November 1998, Mr. Palermo was employed at Communications Central, Inc., where he served as Vice President of Sales, Marketing, and Operations. Prior to Communications Central, Inc., spent six years at Brock Control Systems as Vice President of Operations and Chief Operating Officer. Mr. Palermo has also spent eleven years in the communications industry with AT&T Long Lines and RCA-Cylix.

Chad S. Wachter has served as Vice President since October 1999 and as General Counsel and Secretary since August 1998. From April 1997 to August 1998, Mr. Wachter served as Assistant General Counsel of Powertel, Inc., which was a provider of wireless communications services. From May 1990 until April 1997, Mr. Wachter was an associate and then a partner with Capell, Howard, Knabe & Cobbs, P.A. in Montgomery, Alabama.

Thomas P. Barrett has served as Vice President of Information Technology since October 1999. Prior to joining Knology, from July 1998 to September 1999, Mr. Barrett served as the President of Quintiles Americas. Quintiles Americas is a division of Quintiles Inc., a pharmaceutical research company. From January 1993 to June 1998, Mr. Barrett was employed by Perot Systems as an account manager. He also served as the human resources director for a period of time while at Perot Systems. From October 1992 to January 1993, Mr. Barrett worked for General Research Corporation as an account manager for a software development project. From August 1963 to September 1999, Mr. Barrett served in the U.S. Army in a number of command and staff positions and achieved the rank of Brigadier General.

Marcus R. Luke, Ph.D. has served as Chief Technology Officer since August 1997. Prior to this he served as Knology’s Vice President of Network Construction from November 1995 until August 1997, and Director of Engineering of Cybernet Holding, L.L.C., from May 1995 until November 1995. Prior to joining Knology, Dr. Luke served as Southeast Division Construction Manager for TCI from July 1993 to May 1995. From July 1987 to June 1993, he served as Area Technical Manager for TCI’s southeast area. Dr. Luke worked for Storer Communications Inc. from 1985 to 1987 as Vice President of Engineering. Prior to 1985, he spent 12 years in various engineering and management positions with Storer Communications Inc.

Bret T. McCants has served as Vice President of Network Services since April 1997. Prior to joining Knology, Mr. McCants was a co-founder of CSW Communications. From January 1996 to April 1997 he served as CSW Communications, Director of Operations, and from 1994 to 1996, he participated in the development and managed the deployment of voice, data and interactive energy management equipment to homes in Laredo, Texas. Prior to joining CSW Communications, Mr. McCants served in various capacities with Central Power and Light Company including as Corporate Manager of Commercial and Small Industrial Marketing from 1992 to 1994, and as Business Manager from 1990 to 1992. From 1982 to 1990, Mr. McCants held several positions in the Sales, Marketing and Engineering at Central Power and Light Company.

Campbell B. Lanier, III has been a director of Knology and Broadband since November 1995 and has served as Knology’s Chairman of the Board since September 1998. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding and has served as a director of ITC Holding since the company’s inception in May 1989. In addition, Mr. Lanier is also an officer and director of several ITC Holding subsidiaries. Mr. Lanier also is a Vice-Chairman of the Board and a director of ITC/\DeltaCom, Inc., which provides wholesale and retail telecommunications services and a director of AirTuit and eCompanyStore. Mr. Lanier has served as a Managing Director of South Atlantic Private Equity Fund, IV, Limited Partnership since July 1997.

Richard S. Bodman has been one of Knology’s directors since June 1996. Mr. Bodman was elected to Knology’s board of directors pursuant to a stockholders agreement under which AT&T Venture Fund I, L.P. had the right to elect one director to Knology’s board. This stockholders agreement has terminated. Mr. Bodman is currently the Managing General Partner of VMS, Inc, managers of AT&T Ventures. From August 1990 to May 1996, Mr. Bodman served as Senior Vice President of Corporate Strategy and Development for AT&T. Mr. Bodman also is currently a director of Internet Security Systems, Inc. and Tyco International Inc.

Alan A. Burgess has been one of Knology’s directors since January 1999. From 1967 until his retirement in 1997, Mr. Burgess was a partner with Accenture (formerly Andersen Consulting). Over his 30-year career he held a number of positions as Managing Partner, including Managing Partner of Regulated Industries from 1974 to 1989. In 1989, he assumed the role of Managing Partner of the Communications Industry Group. In addition, he served on Andersen Consulting’s Global Management council and was a member of the Partner Income Committee.

Donald W. Burton has been one of Knology’s directors since January 1996. Since December 1983, he has served as Managing General Partner of South Atlantic Venture Fund I, II and III, Limited Partnerships and Chairman of South Atlantic Private Equity Fund IV, Limited Partnership. Mr. Burton has been the general partner of The Burton Partnership, Limited Partnership since October 1979. Since January 1981, he has served as President of South Atlantic Capital Corporation. Mr. Burton also serves on the board of directors of several companies related to ITC Holding companies, including ITC Holding and ITC/\DeltaCom, Inc. He is a director of the Heritage Group of Mutual Funds and several private companies.

L. Charles Hilton, Jr. has been one of Knology’s directors since Knology acquired the beach cable system in Panama City, Florida in December 1997. Mr. Hilton was the founder and sole stockholder of Beach Cable, Inc., and served as its Chief Executive Officer from 1991 to December 1997. Since 1958, Mr. Hilton has served as Chairman and Chief Executive Officer of Golf Asphalt Corporation a general construction firm. Mr. Hilton has been a partner in the law firm of Hilton, Hilton, Kolk & Roesch since 1984, and currently serves as Chief Executive Officer of Hilton, Inc., a family corporation which owns and operates various commercial buildings in Bay County, Florida.

William Laverack, Jr. has been one of Knology’s directors since August 2000. Mr. Laverack is a Partner of Whitney & Co., LLC which he joined in 1993. Prior to joining Whitney in 1993, Mr. Laverack was with Gleacher & Co. as a Managing Director, with Morgan Stanley & Co. as a Principal in the Merchant Banking Department, and with J.P. Morgan & Co. as a corporate lending officer. Mr. Laverack is a director of Informio,

Inc., NuVox Communications, Inc., HOB Entertainment, Inc., NeuroMetrix, Inc., Aramiska, R.V. and Aqua-Chem, Inc. Mr. Laverack was elected to Knology’s board by the holders of its Series B Preferred Stock, as provided in Knology’s amended and restated certificate of incorporation, and was nominated by J. H. Whitney IV, L.P. pursuant to Knology’s stockholders agreement which provides that J. H. Whitney IV, L.P. has the right to nominate a director to Knology’s board so long as it continues to own at least 45.0% of its original investment in Knology’s capital stock.

Bret Pearlman has been one of Knology’s directors since March 2000. Mr. Pearlman became a Senior Managing Director of The Blackstone Group L.P. in January 2000, and is a member of Blackstone Management Associates III L.L.C., a general partner of each of Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P., each of which has invested in Knology. Mr. Pearlman has been involved in The Blackstone Group’s principal investing activities since 1989. Mr. Pearlman also serves as a director of American Axle & Manufacturing Holdings, Inc. Mr. Pearlman was elected to Knology’s board by the holders of its Series B Preferred Stock, as provided in Knology’s amended and restated certificate of incorporation, and was nominated by Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P. pursuant to Knology’s stockholders agreement which provides that Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P. and their respective affiliates will collectively have the right to nominate a director to Knology’s board of directors so long as they continue to own at least 45.0% of their original investment in Knology’s capital stock.

William H. Scott, III, has been a director of Knology and Broadband since November 1995. He has served as President of ITC Holding since December 1991 and has been a director of ITC Holding since May 1989. He also is an officer and director of several ITC Holding subsidiaries. In addition, Mr. Scott is a director of ITC/\DeltaCom.

Committees of the Board of Directors

Knology’s board currently has two committees, the audit committee and the compensation and stock option committee.

The audit committee, among other things:

•	recommends the firm to be appointed as independent accountants to audit Knology’s financial statements;

•	discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants Knology’s interim and year-end operating results;

•	considers the adequacy of Knology’s internal accounting controls and audit procedures; and

•	reviews the non-audit services to be performed by the independent accountants.

The members of the audit committee are Messrs. Burgess, Hilton, and Laverack.

The compensation and stock option committee reviews and recommends the compensation arrangements for management and administers Knology’s stock option plans. The members of the compensation and stock option committee are Messrs. Burton, Pearlman, and Scott.

Compensation of Directors

Knology’s and Broadband’s directors do not receive directors’ fees. Directors are reimbursed for their reasonable out-of-pocket travel expenditures. Knology’s directors also receive grants of stock options, pursuant to Knology’s 1999 Long-Term Incentive Plan, upon their election to the board of directors. The maximum number of options that may be granted under the 1999 Long-Term Incentive Plan is 8,000,000, and the maximum number of options that may be granted to any plan participant in one year is 2,000,000. Historically, directors have been granted 42,000 options upon election to the board of directors; however, the number of options, if any, to be granted to directors is within the discretion of the board of directors or the compensation and stock option committee thereof.

EXECUTIVE COMPENSATION

Knology’s executive officers were appointed in October and November 1999. However, as most of Knology’s executive officers were executive officers of Broadband immediately prior to Knology’s formation, Knology has set forth below the compensation received by Knology’s executive officers from Knology and Broadband for the years ended December 31, 1999, 2000 and 2001.

The following table provides compensation information for Knology’s chief executive officer and the four most highly compensated other executive officers whose total annual salary and bonus exceed $100,000. The term “named executive officers” to refers to the executive officers listed in the section entitled “Directors and Executive Officers” on page 161.

	Annual Compensation			Long-Term Compensation Awards
Name and Title	Year (1)	Salary	Bonus	Securities Underlying Options (2)	All Other Compensation (3)
Rodger L. Johnson	2001	$236,764	$101,026	397,577	$13,419
President & Chief	2000	205,638	144,779	32,368	12,693
Executive Officer	1999	139,617	—	2,000,000	3,181
Anthony J. Palermo	2001	186,449	53,907	79,962	9,561
Vice President of	2000	154,675	86,634	6,316	9,772
Operations and Marketing	1999	66,348	15,100	400,000	3,934
Patrick T. Barrett	2001	168,692	49,304	79,321	14,858
Vice President of	2000	153,117	65,216	3,528	11,908
Information Technology	1999	26,070	—	400,000	2,072
Bret T. McCants	2001	155,688	44,866	54,452	10,002
Vice President of	2000	124,986	54,282	8,842	9,759
Network Construction and Maintenance	1999	115,962	25,198	94,824	4,308
Robert K. Mills	2001	139,087	40,846	77,137	5,694
Vice President, Chief	2000	156,773	32,973	201,825	2,116
Financial Officer & Treasurer	1999	3,888	—	200,000	3

(1)	As noted above, all of the named executive officers were initially employed by Broadband. The summary compensation table reflects the compensation earned from both Knology and Broadband.
(2)	All options are exercisable for shares of Knology’s common stock.
(3)
For 2001, includes premiums on term life insurance ($3,369, $1,755, $6,954, $950 and $443 for Johnson, Palermo, Barrett, McCants and Mills, respectively) and employer matching contributions to Knology’s 401(k) plan ($5,250, $3,006, $3,104, $4,252 and $5,250 for Johnson, Palermo, Barrett, McCants and Mills, respectively). For 2000, includes premiums on term life insurance ($2,643, $1,437, $4,067, $746 and $260 for Johnson, Palermo, Barrett, McCants and Mills, respectively) and employer matching contributions to Knology’s 401(k) plan ($5,250, $3,535, $3,041, $4,212 and $1,856 for Johnson, Palermo, Barrett, McCants and Mills, respectively).

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal 2001	Exercise Price	Expiration Date	5%	10%
Name
Rodger L. Johnson	329,244	20.5%	$3.00	May 16, 2011	$621,179	$1,574,190
	68,333	4.3		May 18, 2011	128,923	326,716
Robert K. Mills	65,096	4.1%	3.00	May 16, 2011	122,816	311,239
	12,041	0.8		May 18, 2011	22,718	57,571
Anthony J. Palermo	65,824	4.1	3.00	May 16, 2011	124,189	314,720
	14,138	0.9		May 18, 2011	26,674	67,597
Patrick T. Barrett	65,312	4.1	3.00	May 16, 2011	123,223	312,272
	14,009	0.9		May 18, 2011	26,431	66,980
Bret T. McCants	43,038	2.7	3.00	May 16, 2011	81,199	205,774
	11,414	0.7		May 18, 2011	34,242	54,573

(1)	Options generally vest over five years unless such person’s employment is terminated, in which case options that have not vested at that time will terminate.

(2)
Values shown are the result of calculation at assumed 5% and 10% appreciation rates called for by the SEC and are not intended to forecast possible future appreciation in the market price of Knology’s common stock.

Option Exercises and Fiscal Year-End Values

The following table sets forth the number of shares covered by both exercisable and unexercisable options as of December 31, 2001 and the year-end value of exercisable options as of December 31, 2001 for the named executive officers.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-The-Money Options at December 31, 2001 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rodger L. Johnson	—	—	1,263,091	1,166,854	$213,350	$126,650
Robert K. Mills	—	—	200,456	278,506	17,000	17,000
Anthony J. Palermo	—	—	201,579	284,699	34,000	34,000
Patrick T. Barrett	—	—	200,789	281,690	34,000	34,000
Bret T. McCants	—	—	215,328	104,790	110,690	7,430

(1)	The value of the unexercised in-the-money options as of December 31, 2001 was calculated using a market price of $3.00 per share.

Knology has committed in the Lockup Agreement to provide that up to 12% of the outstanding common stock of Knology (as of the date of completion of the Restructuring) on an as-converted basis (after giving effect to the Restructuring and the Private Placement) will be reserved for management options, and Knology has committed to reprice management options, but the other terms and conditions of the existing option arrangements will remain substantially the same. The repricing shall be effected through a cancellation of the existing options and, not less than six months and one day following such cancellation, grants of options for the same number of shares at the then-current fair market price of common stock.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Knology was formerly a subsidiary of ITC Holding. Knology’s owns 100% of Broadband, Interstate Telephone, Valley, Globe Telecommunications and ITC Globe, each of which ITC Holding owned separately before being owned by Knology. ITC Holding determined that Broadband and these other companies had parallel growth in the same markets and that combining their businesses would enhance their ability to take advantage of the opportunities in these markets. To accomplish this, ITC Holding formed Knology in September 1998 and, in November 1999, contributed these companies to Knology along with other related assets. In February 2000, ITC Holding distributed all of its shares of Knology’s stock and options to purchase shares of Knology’s stock to its stockholders and option holders, which is referred to as Knology’s spin-off from ITC Holding.

ITC Holding is a diversified telecommunications company that owns interests in many companies that have businesses similar to Knology’s. Because of Knology’s relationship with ITC Holding, Knology is affiliated with certain of these companies. Some of them, such as ITC/\DeltaCom provide Knology with and/or receive from Knology, services and products. Knology has described the nature and amount of the business that Knology does with affiliated companies in greater detail below.

Knology has adopted a policy requiring that any material transactions between Knology and others affiliated with Knology’s officers, directors or principal stockholders be on terms no less favorable to Knology than reasonably could have been obtained in arm’s-length transactions with independent third parties.

Transactions with ITC Companies

Certain of Knology’s directors and officers hold or held the following positions with companies that are affiliated with Knology:

•
Campbell B. Lanier, III, who serves as the chairman of Knology’s board of directors, also serves as chairman of the board and chief executive officer of ITC Holding and all of its subsidiaries including InterCall, and is also a director of companies that were formerly subsidiaries of ITC Holding, such as ITC/\DeltaCom.

•
William H. Scott, III, one of Knology’s directors, serves as president, chief operating officer and a director of ITC Holding and all of its subsidiaries including InterCall, and is also a director of companies that were formerly subsidiaries of ITC Holding, such as ITC/\DeltaCom.

•	Donald W. Burton, one of Knology’s directors, is a director of ITC Holding and ITC/\DeltaCom.

•	Felix L. Boccucci, Knology’s Vice President of Business Development, served as an executive officer of ITC Holding prior to October 1997.

Knology is affiliated with all of these companies by reason of its common stockholder bases and common directorships, and Knology has a business relationship with some of them, as described in detail below.

At the time of Knology’s spin-off from ITC Holding, Campbell B. Lanier, III beneficially owned approximately 23% of the common stock of ITC Holding, and William Scott and Donald Burton beneficially owned approximately 1% and 8%, respectively, of the common stock of ITC Holding. Most of Knology’s other officers, directors and stockholders also owned stock in ITC Holding and, as such, they all received the same amount of stock on a pro rata basis in the spin-off as the rest of the ITC Holding stockholders.

ITC/\DeltaCom provides Knology with voice and data transport and related services and leases capacity to Knology on certain of its fiber routes. In 1999, 2000 and 2001, Knology paid $1.8 million, $1.9 million and $3.5 million, respectively, for these services. Knology received these services from ITC/\DeltaCom pursuant to an agreement that expires in April 2002. During those years, Knology provided ITC/\DeltaCom with local and long-distance telephone, programming and other services for which Knology received $698,332, $729,780 and

$328,003, respectively. As of December 31, 2001, Mr. Lanier owned approximately 10% of ITC/\DeltaCom. Messrs. Lanier and Scott serve as executive officers and directors of ITC/\DeltaCom and Mr. Burton serves as a director of ITC/\DeltaCom.

Knology provided services to InterCall, Knology’s parent company prior to the spin-off and a wholly owned subsidiary of ITC Holding, in 1999, 2000 and 2001 for which Knology received $983,000, $1.1 million and $1.4 million, respectively. Knology provides these services to InterCall pursuant to an agreement which expires in July 2004.

Knology leases pole space from South Carolina Electric & Gas Co., an affiliate of SCANA, which is one of Knology’s stockholders, a holder of Old Notes, and was a principal investor in Broadband in the past, as discussed below. Knology leases this pole space pursuant to an annual pole attachment agreement. In 2001, Knology paid $188,380 under this agreement. In 1998, Knology purchased fiber-optic cables from SCANA Communications for a total purchase price of $306,530.

In November 1999, Knology entered into a services agreement and a related support agreement with a wholly owned subsidiary of ITC Holding, ITC Service Company, under which Knology agreed to provide human resources, information technology and other services to ITC Service Company and under which ITC Service Company agreed to lease storage space as needed and provide certain administrative services to Knology. Knology expects to be paid approximately $60,000 per year for services provided by Knology, and Knology expects to pay a substantially smaller amount for services that ITC Service Company provides to Knology, under these agreements. The agreements have no expiration date, but may be terminated on 30 days’ notice by either party.

ITC Holding occasionally provides Knology with certain administrative services, such as legal and tax-planning services. The costs of these services are charged to Knology based primarily on the salaries and related expenses of the ITC Holding executives who provide these services and an estimate of their time spent on Knology’s projects. For the year ended December 31, 2001, Broadband recorded $130,900 in selling, operations, administrative and rent expenses related to these services. Knology believes that the methodology used to calculate the amounts charged was reasonable.

Knology’s insurance provider is J. Smith Lanier & Co. Campbell B. Lanier, III’s brother and uncle are principal owners of this insurance placement company, both of whom, as stockholders in ITC Holding, received shares of Series A Preferred Stock in the spin-off. In 1999, 2000 and 2001, this company charged Knology $977,000, $1.2 million and $1.2 million, respectively, for insurance services.

Knology leased office space in 1998 and part of 1999 to ITC/\DeltaCom, for which Knology received $122,000 and $40,000, respectively, in lease payments.

In 1998, Knology’s subsidiary Interstate Telephone paid $1.4 million in dividends to ITC Holding, and in 1999, paid $1.7 million.

Effective August 1998, upon the acquisition by ITC Holding of its majority interest in Broadband, Knology participated in a tax sharing agreement with ITC Holding. The tax sharing agreement allowed ITC Holding to include Knology’s results in a consolidated federal income tax return. Based upon Knology’s taxable losses being included in the consolidated tax return, Knology recorded income tax benefits for $5,600 and $19,700 for the years ended December 31, 1998 and 1999, respectively. Upon completion of Knology’s spin-off from ITC Holding in February 2000, this tax-sharing agreement was terminated.

In October 1999, InterCall agreed to lend up to $13.0 million to Broadband under a line of credit which matured on the earlier of November 16, 2002 or one day after the commitment under Broadband’s existing credit facility was reduced to zero. Interest accrued on the loan at a rate of 11 3/4% per year. This loan was subordinate to the senior secured credit facility Broadband has with First Union National Bank (predecessor to Wachovia Bank, National Association), Inc. In November 1999, Knology borrowed $9.6 million under this line of credit. In accordance with the terms of the loan, InterCall immediately converted this loan into shares of Series A Preferred Stock at a price of $4.75 per share, at which time the line of credit terminated.

In November 1999, Knology acquired Broadband, Interstate Telephone, Valley Telephone, Globe Telecommunications and ITC Globe from ITC Holding. ITC Holding contributed to Knology stock representing approximately 85% of the outstanding equity of Broadband, stock representing 100% of each of Interstate Telephone, Valley Telephone, Globe Telecommunications and ITC Globe, 272,832 shares of preferred stock of ClearSource, subscription rights to purchase an additional 810,501 shares of preferred stock of ClearSource, $5.6 million in cash to be used for the subscription payments to ClearSource and a note of Broadband in the principal amount of up to $13.0 million. Concurrently with this November 1999 acquisition, Knology completed an exchange with other Broadband stockholders in which Knology received Broadband common stock and preferred stock in exchange for Knology’s common stock and Series A Preferred Stock. Knology now holds 100% of the outstanding capital stock of Broadband.

In January 2000, after the contribution and exchange discussed above, InterCall loaned Knology $29.7 million under a line of credit. The proceeds of this loan were to be used for construction by Broadband of its networks and for working capital. This loan accrued interest at a rate of 11 3/4% per year and had a maturity date of March 31, 2000. Under the terms of this loan, InterCall converted all of the principal and interest of the loan into options to purchase shares of Series A Preferred Stock at a price of $4.75 per option. InterCall paid $4.75 for each share subject to a Knology option, which was the value placed on the shares underlying the options for purposes of the spin-off. The parties agreed as part of the conversion transaction that Knology would pay the option exercise prices to ITC Holding when they were received by Knology. A residual note evidences this agreement. Under the residual note, no amount is due to ITC Holding from Knology in the event of an option expiring or terminating.

Compensation Committee Interlocks and Insider Participation

The current members of Knology’s compensation and stock option committee are Messrs. Scott, Pearlman and Burton. Messrs. Scott and Burton each serves as a director of ITC Holding, and Mr. Scott is an executive officer of ITC Holding. Knology has engaged in several transactions with ITC Holding or its affiliates, as discussed above.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of June 30, 2002, regarding beneficial ownership of Knology’s voting capital stock by:

•	each person known by Knology to beneficially own more than 5% of Knology’s outstanding voting capital stock;

•	each of Knology’s executive officers;

•	each of Knology’s directors; and

•	all of Knology’s directors and executive officers as a group.

Unless otherwise indicated, the address of each of the named individuals is c/o Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia, 31833.

	Series A Preferred		Series B Preferred		Series C Preferred		Common		As Converted
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(1)	Percent of Series Stock(2)	Amount and Nature of Beneficial Ownership(1)	Percent of Series Stock(2)	Amount and Nature of Beneficial Ownership(1)	Percent of Series Stock(2)	Amount and Nature of Beneficial Ownership(1)	Percent of Series Stock(2)	Amount and Nature of Beneficial Ownership(1)	Percent of Series Stock(2)
5% SHAREHOLDERS
SCANA Communications Holdings, Inc.(4)	7,234,271	14.2%	—	—	8,333,333	22.4%	—	—	15,835,996	13.0%
AT&T Ventures Fund(5)	4,267,800	8.4%	421,052	2.0%	—	—	—	—	5,052,029	4.1%
J. H. Whitney(6)	—	—	8,421,053	39.8%	3,333,333	9.0%	—	—	15,851,229	13.0%
The Blackstone Group(7)	—	—	6,315,789	29.8%	2,666,667	7.2%	—	—	12,055,087	9.9%
South Atlantic Private Equity Funds(8)	3,356,443	6.6%	1,578,947	7.5%	666,667	1.8%	—	—	6,494,739	5.3%
American Water Works, Inc.(9)	3,820,943	7.5%	—	—	—	—	—	—	3,962,700	3.2%
First Union Capital Partners 2001, L.L.C.(10)	—	—	2,105,263	9.9%	333,333	*	—	—	3,462,807	2.8%
PNC Venture Corporation(11)	—	—	—	—	3,333,333	9.0%	—	—	3,333,333	2.7%
ITC Telecom Ventures, Inc. (12)	—	—	—	—	8,333,333	22.4%			8,333,333	6.8%
William E. Morrow(13)	13,527	*	—	—	—	—	345,000	68.6%	359,029	*
Felix K. Boccucci, Jr.(14)	352	*	4,200	*	—	—	134,196	21.1%	140,804	*
Marcus R. Luke(15)	26,898	*	1,600	*	—	—	149,833	23.1%	180,107	*
O. Gene Gabbard(16)	305,263	*	—	—	—	—	187,290	27.1%	503,878	*
Chad S. Wachter(17)	—	—	10,500	*	—	—	172,647	25.5%	188,255	*
Donald W. Weber(18)	97,638	*	—	—	—	—	43,701	8.0%	144,961	*
EXECUTIVE OFFICERS
Rodger L. Johnson(19)	—	—	10,000	*	—	—	1,615,577	76.3%	1,630,442	1.3%
Robert K. Mills(20)	3,929	*	3,200	*	—	—	270,196	34.9%	279,028	*
Anthony J. Palermo(21)	—	—	10,000	*	—	—	323,148	39.1%	338,013	*
Thomas P. Barrett(22)	—	—	—	—	—	—	321,409	39.0%	321,409	*
Bret T. McCants(23)	5,454	*	—	—	—	—	251,151	33.3%	256,807	*
DIRECTORS
Campbell B. Lanier(24)	9,363,705	18.3%	—	—	333,333	*	43,701	8.0%	10,088,132	8.2%
Richard Bodman(5)(25)	4,267,800	8.4%	185,684	*	—	—	43,700	8.0%	4,745,855	3.9%
Alan A. Burgess(26)	—	—	—	—	—	—	33,201	6.2%	33,201	*
Donald W. Burton(8)(27)	3,575,831	7.0%	1,789,473	8.4%	1,333,334	3.6%	43,701	8.0%	7,745,581	6.3%
L. Charles Hilton, Jr.(28)	377,197	*	—	—	—	—	43,701	8.0%	434,892	*
Bret Pearlman(7)	—	—	6,315,789	29.8%	2,666,667	7.2%	—	—	12,055,087	9.9%
William H. Laverack, Jr.(6)	—	—	8,421,053	39.8%	3,333,333	9.0%	—	—	15,851,229	13.0%
William H. Scott III(29)	1,260,491	2.5%	—	—	—	—	43,701	8.0%	1,350,956	1.1%
All named executive officers and directors as a group (13 persons)	18,854,407	36.7%	16,735,199	79.0%	7,666,667	20.6%	3,033,186	71.9%	55,130,632	43.7%

*	Less than 1%
(1)
A person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from June 30, 2002. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.

(2)
For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days from June 30, 2002, were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.

(3)
“As converted” amounts assume that the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are converted to common stock. Each share of Series A Preferred Stock converts into 1.0371 shares of common stock; each shares of Series B Preferred Stock converts into 1.4865 shares of common stock; and each share of Series C Preferred Stock converts into one share of common stock.

(4)	The address of SCANA Communications Holdings, Inc. is 200 West Ninth Street Plaza, Suite 600 Wilmington, Delaware 19801.
(5)
The address of each of the AT&T venture funds and of Mr. Bodman is 2 Wisconsin Circle, #610, Chevy Chase, Maryland 20815. Includes 325,800 shares of Series A Preferred Stock and 20,632 shares of Series B Preferred Stock held by Venture Fund I, L.P., of which Venture Management I, a general partnership, is the general partner, of which Mr. Bodman is the managing general partner; 2,931,600 shares of Series A Preferred Stock and 185,684 shares of Series B Preferred Stock held by AT&T Venture Fund II, L.P., of which Venture Management, L.L.C. is the general partner, of which Mr. Bodman is a manager; 153,600 shares of Series A Preferred Stock and 32,677 shares of Series B Preferred Stock held by Special Partners Fund, L.P., of which Venture Management III, L.L.C. is the general partner, of which Mr. Bodman is a manager; and 856,800 shares of Series A Preferred Stock and 182,059 shares of Series B Preferred Stock held by Special Partners Fund International, L.P., of which the investment general partner is Venture Management III, L.L.C., of which Mr. Bodman is a manager. Each of the respective AT&T venture funds has sole voting and investment power with respect to the shares beneficially owned by such fund.

(6)
The address of J. H. Whitney IV, L.P. is 177 Broad Street, Stamford, CT 06901. The general partner of J. H. Whitney IV, L.P. is J. H. Whitney Equity Partners IV, LLC, of which William Laverack, Jr. is the managing member.

(7)
The address of Blackstone Management Associates III L.L.C. is 345 Park Avenue, 31st Floor, New York, New York 10154. Includes 5,029,244 shares of Series B Preferred Stock and 2,123,459 shares of Series C Preferred Stock held by Blackstone CCC Capital Partners L.P., 907,598 shares of Series B Preferred Stock and 383,208 shares of Series C Preferred Stock held by Blackstone CCC Offshore Capital Partners L.P. and 378,947 shares of Series B Preferred Stock and 160,000 shares of Series C Preferred Stock held by Blackstone Family Investment Partnership III L.P., for each of which Blackstone Management Associates III L.L.C. is the general partner and of which Bret Pearlman is a member.

(8)
The address of each entity comprising South Atlantic is 614 West Bay Street, Tampa, Florida 33606. Includes 1,685,251 shares of Series A Preferred Stock held by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing partner; 592,268 shares of Series A Preferred Stock, 663,158 shares of Series B Preferred Stock and 280,000 shares of Series C Preferred Stock held by South Atlantic Private Equity Fund IV, Limited Partnership, of which Mr. Burton is a general partner; and 872,250 shares of Series A Preferred Stock, 915,789 shares of Series B Preferred Stock and 386,667 shares of Series C Preferred Stock held by South Atlantic Private Equity Fund IV (QP), Limited Partnership, of which Mr. Burton is a general partner; and 206,674 shares of Series A Preferred Stock held by South Atlantic Venture Fund II, of which Mr. Burton is a general partner. Each of the respective South Atlantic funds has sole voting and investment power with respect to the shares beneficially owned by such fund.

(9)	The address of American Water Works Company, Inc. is 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, NJ 08043.
(10)	The address of First Union Capital Partners 2001, L.L.C. is 301 South College Street, NC0732, Charlotte, NC 28288-0732.
(11)	The address of PNC Venture Corporation is 3150 CNG Tower, Pittsburgh, PA 15222.
(12)	The address of ITC Telecom Ventures, Inc. is 3300 20th Avenue, Valley, AL 36854.
(13)	The address of Mr. William E. Morrow is 401 Carlson Circle, San Marcos TX 78666.
(14)	Includes 134,196 shares of common stock issuable under options and 218 shares of Series A Preferred Stock owned by his wife.
(15)	Includes 13,098 shares of Series A Preferred Stock issuable under options and 145,833 shares of common stock issuable under options.
(16)
The address of Mr. O. Gene Gabbard is 102 Marseille Place, Cary, NC 27511. Includes 68,642 shares of Series A Preferred Stock issuable under options and 187,290 shares of common stock issuable under options.

(17)	Includes 172,647 shares of common stock issuable under options.
(18)
The address of Mr. Donald W. Weber is 525 Old Cobblestone Drive, Atlanta, GA 30350. Includes 5,458 shares of Series A Preferred Stock issuable under options and 43,701 shares of common stock issuable under options.

(19)	Includes 1,615,577 shares of common stock issuable under options.
(20)	Includes 270,196 shares of common stock issuable under options.
(21)	Includes 323,148 shares of common stock issuable under options.
(22)	Includes 321,409 shares of common stock issuable under options.
(23)	Includes 251,151 shares of common stock issuable under options.
(24)
Includes 121,958 shares of Series A Preferred Stock held by the Jane Lowery Zachry Hyatt Lanier Trust, of which Mr. C. Lanier, III is trustee; 136,419 shares of Series A Preferred Stock held by The Campbell B. Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. C. Lanier, III is trustee; 56,759 shares of Series A Preferred Stock held by the Lanier Family Foundation, of which Mr. C. Lanier, III is co-trustee; and 392 shares of Series A Preferred Stock held by Mr. C. Lanier, III’s wife. Also includes 127,383 shares of Series A Preferred Stock issuable under options and 43,701 shares of common stock issuable under options.

(25)	Includes 43,700 shares of common stock issuable under options.
(26)	Includes 33,201 shares of common stock issuable under options.
(27)
The address of Mr. Burton and of each entity comprising South Atlantic is 614 West Bay Street, Tampa, Florida 33606. Includes 117,784 shares of Series A Preferred Stock, 52,631 shares of Series B Preferred Stock and 133,333 shares of Series C Preferred Stock held by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 157,895 shares of Series B Preferred Stock and 533,334 shares of Series C Preferred Stock held by The Burton Partnership (QP), Limited Partnership, of which Mr. Burton is the sole general partner; 1,685,251 shares of Series A Preferred Stock held by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing partner; 592,268 shares of Series A Preferred Stock, 663,158 shares of Series B Preferred Stock and 280,000 shares of Series C Preferred Stock held by South Atlantic Private Equity Fund IV, Limited Partnership, of which Mr. Burton is a general partner; and 872,250 shares of Series A Preferred Stock, 915,789 shares of Series B Preferred Stock and 386,667 shares of Series C Preferred Stock held by South Atlantic Private Equity Fund IV (QP), Limited Partnership, of which Mr. Burton is a general partner; and 206,674 shares of Series A Preferred Stock held by South Atlantic Venture Fund II, of which Mr. Burton is a general partner. Each of the respective South Atlantic funds has sole voting and investment power with respect to the shares beneficially owned by such fund. Also includes 49,336 shares of Series A Preferred Stock held by four Burton Family trusts of which Mr. Burton is trustee. Includes 52,268 shares of Series A Preferred Stock issuable under options and 43,701 shares of common stock issuable under options.

(28)	Includes 43,701 shares of common stock issuable under options.
(29)
Includes 44,857 shares of Series A Preferred Stock held by The Martha J. Scott, Trustee FBO Mary Martha Scott U/A 6/26/91 Trust, of which Mr. Scott’s wife is trustee; 87,322 shares of Series A Preferred Stock held by The Melissa H. Lanier 1997 GST Trust, of which Mr. Scott is trustee; 161,149 shares of Series A Preferred Stock held by The Campbell B. Lanier, III Charitable Remainder Trust; 129,305 shares of Series A Preferred Stock held by the William H. Scott III 2000 Annuity Trust; 44,813 shares of Series A Preferred Stock held by the Margaret Scott Rollison, Trustee FBO John Davis Scott U/A 4/26/91; 44,813 shares of Series A Preferred Stock held by the Margaret Scott Rollison, Trustee FBO Mary Martha Scott U/A 4/26/91; and 2,510 shares of Series A Preferred Stock held by Martha Jernigan Scott. Also includes 93,058 shares of Series A Preferred Stock issuable under options and 43,701 shares of common stock issuable under options.

DESCRIPTION OF INDEBTEDNESS

Description of Old Notes

Broadband currently has outstanding $444.1 million aggregate principal amount of 11 7/8% Senior Discount Notes that are referred to herein as the Old Notes. The Old Notes mature on October 15, 2007. The Old Notes were originally issued at a discount equal to $562.96 for each $1,000.00 of face amount of Old Notes. From and after October 15, 2002, interest on the Old Notes will accrue at the rate of 11 7/8% per annum. Interest on the Old Notes will be payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2003. Interest is computed on a 360-day year of twelve 30-day months.

The Old Notes are senior unsecured obligations of Broadband and are equal in right of payment with all existing and future unsubordinated indebtedness of Broadband and senior in right of payment to all existing and future subordinated indebtedness of Broadband. Broadband is a holding company that conducts substantially all of its business through its subsidiaries. Broadband’s subsidiaries have no direct obligations to pay amounts due on the Old Notes. As a result, all existing liabilities, including indebtedness, of Broadband’s subsidiaries are effectively senior to the Old Notes. In addition, after giving effect to the amendment to the Old Indenture pursuant to the Consent Solicitation, Broadband will have an unlimited ability to incur secured debt. The Old Notes will continue to be unsecured and any such secured indebtedness will effectively rank senior to the Old Notes.

The Old Notes are redeemable, in whole or in part, at the option of Broadband at any time on or after October 15, 2002, initially at a redemption price equal to 105.93750% of the principal amount thereof to and including October 14, 2003, at 102.96875% of the principal amount thereof to and including October 14, 2004, and thereafter at 100.00000% of the principal amount thereof, together in each case with accrued interest.

Pursuant to the Consent Solicitation, the Old Indenture will be amended to remove substantially all covenants. The differences between the covenants in the New Indenture and the Old Indenture are set forth in the Section entitled “—Comparison Of New Notes and Old Notes” on page 201.

Description of New Notes

The New Notes will be dated as of their date of issuance. Knology will issue the New Notes under a New Indenture, to be dated either as of the closing date of Exchange Offer or the effectiveness of the Prepackaged Plan, as the case may be, between Knology, as issuer, and the New Indenture Trustee. The terms of the New Notes include those stated in the New Indenture and those made part of the New Indenture by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the New Indenture but does not restate the New Indenture in its entirety. You can find the definitions of capitalized terms used in the following summary under the subheading “— Certain Definitions” on page 192. Knology urges you to read the New Indenture because it, and not this description, defines your rights as holders of the New Notes. For purposes of this “Description of the New Notes,” the term “Knology” means Knology, Inc. and its successors under the New Indenture, in each case excluding its subsidiaries.

General

The New Notes will be senior unsecured obligations of Knology, limited to $193.5 million in aggregate principal amount at maturity (plus the aggregate principal amount of PIK Notes (as defined below) issued by Knology during the PIK Period (as defined below) and the aggregate principal amount of New Notes issued to the financial advisor for the Informal Noteholders’ Committee as partial payment of its fee). The New Notes will mature on the last day of the month in which the seventh anniversary of the New Notes Issue Date occurs.

Principal of, premium, if any, and interest on the New Notes will be payable and the New Notes may be exchanged or transferred at the office or agency of Knology in West Point, Georgia. Initially the corporate trust office of the New Indenture Trustee at 1100 North Market Street, Wilmington, Delaware 19890-0001 will serve as such office. Knology may elect to make interest payments by check (or, if applicable, PIK Notes) mailed to the holders.

The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and multiples of $1,000. No service charge will be made for any registration of transfer or exchange of New Notes, but Knology may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Interest/PIK Feature

Interest on the New Notes will be payable semi-annually on the last day of the month in which the date that is six months following the New Notes Issue Date occurs and the last day of the month of each six-month interval thereafter (each an “Interest Payment Date”). During the period from the New Notes Issue Date to and including the third Interest Payment Date following the New Notes Issue Date, (the “PIK Period”), Knology shall have the option with respect to any such Interest Payment Date occurring over the PIK Period to pay such interest in cash or through the issuance of a note (a “PIK Note”) in a principal amount equal to the amount of accrued but unpaid interest then due. In the event Knology elects to pay such interest in cash, the amount of interest then due and owing on the applicable Interest Payment Date shall be calculated at the rate of 11% per annum. In the event Knology elects to pay such interest by issuing a PIK Note, the amount of interest then due and owing on the applicable Interest Payment Date and, therefore, the principal amount of the PIK Note to be issued, shall be calculated at the rate of 13% per annum. After the third Interest Payment Date following the New Notes Issue Date, Knology shall pay interest on the New Notes in cash at the rate of 12% per annum until the Stated Maturity. Each PIK Note issued hereunder shall bear interest at the same rate, and such interest shall be payable in cash or through the issuance of a PIK Note in the same manner as a New Note and shall otherwise have the same terms and conditions as the New Notes and shall be entitled to all of the benefits of the New Indenture as if each PIK Note was a New Note and, unless otherwise set forth herein, each reference to the New Notes shall also be a reference to each PIK Note issued hereunder. Interest will be paid to holders of record at the close of business on the 15th day of the month during which the applicable Interest Payment Date occurs. Interest on each New Note is computed on the basis of 360-day year of twelve 30-day months.

Unless the New Notes are issued pursuant to the Prepackaged Plan, if (1) by the date that is 40 days after the New Notes Issue Date, Knology has not filed with the SEC a registration statement with respect to the New Notes, (2) by the date that is 105 days after the New Notes Issue Date, Knology has not caused such registration statement to be declared effective, or (3) by the date that is 145 days after the New Notes Issue Date, Knology has not completed a registered exchange offer of registered New Notes for the privately placed New Notes (each, a “Registration Default”), then the interest rate on the New Notes will increase by an amount equal to 0.25% per annum for each 60-day period such Registration Default continues, with a maximum increase on such interest rate of 2.50% per annum. See “Registration Rights for New Notes” on page 233.

Optional Redemption

Knology may redeem the New Notes, at its option, at any time on or after the New Notes Issue Date. The redemption price for the New Notes, expressed in percentages of principal amount at maturity, plus accrued and unpaid interest (if any) to the date of redemption shall equal: (1) 102%, if redeemed prior to the first anniversary of the New Notes Issue Date; (2) 101%, if redeemed after the first anniversary of the New Notes Issue Date but prior to the second anniversary of the New Notes Issue Date, and (3) 100%, if redeemed after the second anniversary of the New Notes Issue Date.

Knology will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the New Notes are to be redeemed, selection of the New Notes for redemption will be made by the New Indenture Trustee:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed or,

•
if the New Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the New Indenture Trustee in its sole discretion shall deem to be fair and appropriate.

However, no New Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any New Note is to be redeemed in part only, the notice of redemption relating to such New Note will state the portion of the principal amount to be redeemed. A New Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the New Note that was partially redeemed.

Ranking

The New Notes will be equal in right of payment with all existing and future trade payables of Knology incurred in the ordinary course of business. Subject to certain exceptions, the New Notes will be senior in right of payment to all future funded indebtedness of Knology, and the New Indenture governing the New Notes substantially limits the ability of Knology to incur funded indebtedness. The New Notes will be equal in rank with the guarantee of Knology under the Amended CoBank Facility and other guarantees of Knology permitted under the New Indenture herein.

Knology is a holding company that conducts substantially all of its business through its Subsidiaries. Knology’s Subsidiaries will have no direct obligations to pay amounts due on the New Notes. As a result, all existing liabilities, including indebtedness, of Knology’s Subsidiaries will be effectively senior to the New Notes. In addition, the Subsidiaries of Knology are permitted to incur Indebtedness of up to $20.0 million to finance the acquisition of equipment, inventory and network assets and are permitted to secure any such Indebtedness, subject to certain restrictions described below. Further, Knology and its Subsidiaries are permitted to incur Indebtedness pursuant to the Credit Facilities up to $55.5 million in aggregate principal amount and are permitted to secure such Indebtedness. Because such Indebtedness and obligations may be secured and may be incurred by Subsidiaries of Knology, such Indebtedness and obligations will effectively be senior to the New Notes.

Sinking Fund

There will be no sinking fund payments for the New Notes.

Covenants

Overview

In the New Indenture, Knology will agree to covenants that limit its and its Subsidiaries’ ability, among other things, to:

•	incur additional debt;

•	pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Subsidiaries;

•	issue or sell capital stock of Subsidiaries;

•	issue guarantees;

•	enter into transactions with shareholders and affiliates;

•	create liens;

•	sell or exchange assets;

•	apply revenues;

•	maintain excess liquidity;

•	make capital expenditures; and

•	place limitations on activities of management.

However, these limitations are subject to numerous exceptions and qualifications. In addition, if a Change of Control occurs, each holder of New Notes will have the right to require Knology to repurchase all or a part of the holder’s New Notes at a price equal to 101% of their principal amount, plus any accrued and unpaid interest to the date of redemption. In addition, each holder of New Notes will have the right to require Knology to repurchase New Notes at a price equal to 100% of their principal amount, plus any accrued and unpaid interest to the date of redemption, in certain circumstances relating to asset sales, excess revenues, and excess liquidity, all as more particularly described herein.

Limitation on Indebtedness

(1)    Knology will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness except as follows:

(a)	Existing Indebtedness;

(b)
Indebtedness outstanding at any time in an aggregate principal amount not to exceed $55.5 million pursuant to the Credit Facilities, less any amount of such Indebtedness permanently repaid as provided under the covenants entitled “Limitation on Asset Sales,” “Limitation on Use of Revenues” and “Excess Liquidity”;

(c)
Indebtedness owed (x) to Knology and evidenced by an unsubordinated promissory note or (y) to any Subsidiary; provided that any event which results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than to Knology or another Subsidiary) shall be

deemed,	in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (c);

(d)
Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (a), (b), (c), (f) or (g) of this paragraph) and any refinancings thereof; provided, that any refinancing under this paragraph (d) shall be in an amount not to exceed the amount so refinanced or refunded, plus premiums, accrued interest, fees and expenses; and provided further that:

(x)
Indebtedness the proceeds of which are used to refinance or refund the New Notes or Indebtedness that is equal in right of payment with, or subordinated in right of payment to, the New Notes shall only be permitted under this clause (d) if:

•
in case the New Notes are refinanced in part or the Indebtedness to be refinanced is equal in right of payment with the New Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made equal in right of payment with, or subordinate in right of payment to, the remaining New Notes, or

•
in case the Indebtedness to be refinanced is subordinated in right of payment to the New Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the New Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the New Notes; and

(y)
such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

provided further that in no event may Indebtedness of Knology be refinanced by means of any Indebtedness incurred by any Subsidiary pursuant to this clause (d);

(e)	Indebtedness:

(x)	in respect of performance, surety or appeal bonds provided in the ordinary course of business,

(y)
under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect Knology or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or

(z)
arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Knology or any of its Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Knology or any Subsidiary in connection with such disposition;

(f)
Indebtedness of Knology, to the extent the net proceeds thereof are promptly (a) used to purchase all New Notes tendered in an Offer to Purchase made as a result of a Change of Control or (b) deposited to defease all outstanding New Notes as described below under “— Defeasance” on page 190;

(g)
(x) Guarantees of Indebtedness of Knology or any Subsidiary by any Subsidiary, provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuance of Guarantees by Subsidiaries” covenant described below, and (y) Guarantees by Knology of (i) the Amended CoBank Facility and any permitted refinancing thereof, (ii) any refinancing of the Amended and Restated Wachovia Facility, and (iii) other Indebtedness permitted to be Incurred by Subsidiaries after the New Notes Issue Date;

(h)
Indebtedness in an aggregate principal amount outstanding at any time not to exceed $20.0 million (including any refinancings of such Indebtedness permitted under clause (d) above) and Incurred by any Subsidiary to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease), which Indebtedness shall be without recourse to any Person other than the Subsidiary incurring such Indebtedness; provided that no more than $10.0 million of the $20.0 million may be Indebtedness Incurred other than in connection with government financing incurred by a Subsidiary of Knology (i) whose only assets shall be those acquired in connection with the government financing, and (ii) which government financing shall be without recourse to Knology and any Person other than such Subsidiary; and

(i)	New Notes issued to the financial advisor for the Informal Noteholders’ Committee as partial satisfaction of its fee in an aggregate principal amount not to exceed $1.5 million.

(2)    Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(3)    For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, (x) Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (y) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Knology, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

Limitation on Restricted Payments

Knology will not, and will not permit any Subsidiary to, directly or indirectly,

(1)
declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than Knology or any of its Subsidiaries,

(2)
purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (a) Knology (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (b) a Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than Knology or a Wholly Owned Subsidiary),

(3)
make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Knology that is subordinated in right of payment to the New Notes, or

(4)	make any Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in these clauses (1) through (4) above being collectively “Restricted Payments“) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(a)	a Default or Event of Default shall have occurred and be continuing;

(b)
the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith of the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the New Notes Issue Date shall exceed the sum of:

(x)
the aggregate Net Cash Proceeds received by Knology after the New Notes Issue Date from a capital contribution or the issuance and sale permitted by the New Indenture to a Person who is not a Subsidiary of Knology of (x) its Capital Stock (other than Redeemable Stock), (y) any options, warrants or other rights to acquire Capital Stock of Knology (other than Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the New Notes) and (z) Indebtedness of Knology that has been exchanged for or converted into Capital Stock of Knology (other than Redeemable Stock); plus

(y)
an amount equal to the net reduction in Investments (other than reductions of Permitted Investments) in an amount not to exceed the amount of Investments previously made by Knology or a Subsidiary in such Person.

The foregoing provisions shall not be violated by reason of:

(1)	the payment of any dividend within 60 days after the related date of declaration if, at said date of declaration, such payment would comply with the preceding paragraph;

(2)
the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the New Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (d) of part (1) of the “Limitation on Indebtedness” covenant;

(3)
the repurchase, redemption or other acquisition of Capital Stock of Knology (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of Knology (or options, warrants or other rights to acquire such Capital Stock);

(4)
the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of Knology which is subordinated in right of payment to the New Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock (other than Redeemable Stock) of Knology (or options, warrants or other rights to acquire such Capital Stock);

(5)
payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of the New Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Knology;

(6)
the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Knology and the making of other Restricted Payments to the extent necessary, in the reasonable good faith judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by Knology or any Subsidiary from any governmental agency that are necessary for the conduct of business of Knology or the applicable Subsidiary;

(7)
the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of Knology, or options to purchase such shares, held by directors, employees, or former directors or employees of Knology or any Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such shares of Capital Stock or options after the New Notes Issue Date does not exceed $1.0 million in any calendar year, or $2.0 million in the aggregate; and

(8)	Investments acquired as a capital contribution to Knology or in exchange for Capital Stock (other than Redeemable Stock) of Knology;

provided that, except in the case of clauses (1), (3) and (4) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of the actions or payments described above.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment referred to in clause (8) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (b) above have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of Knology are used for the redemption, repurchase or other acquisition of the New Notes, or Indebtedness of Knology or its Subsidiary, then the Net Cash Proceeds of such issuance shall be included in clause (b) above only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

Knology will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by Knology or any other Subsidiary, (2) pay any Indebtedness owed to Knology or any other Subsidiary, (3) make loans or advances to Knology or any other Subsidiary or (4) transfer any of its property or assets to Knology or any other Subsidiary (the items set forth in (1) through (4) referred to as “Subsidiary Transfers”).

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)
existing on the New Notes Issue Date in the New Indenture or any other agreements in effect on the New Notes Issue Date (other than the Old Notes Indenture), and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)	existing under or by reason of applicable law;

(3)
existing with respect to any Person or the property or assets of such Person acquired by Knology or any Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(4)
in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries” covenant, (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Knology or any Subsidiary not otherwise prohibited by the New Indenture or (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Knology or any Subsidiary in any manner material to Knology or any Subsidiary;

(5)
with respect to a Subsidiary and imposed pursuant to a bona fide agreement with an unaffiliated third party that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Subsidiary;

(6)	contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(a)	the encumbrance or restriction applies only in the event of a payment default contained in such Indebtedness or agreement;

(b)
the encumbrance or restriction is not materially more disadvantageous to the holders than is customary in comparable financings (as determined in good faith by the board directors of Knology in its reasonable judgment); and

(c)
Knology determines (as evidenced by a resolution of the Board of Directors) that any such encumbrance or restriction is not reasonably expected to materially affect Knology’s ability to make principal or interest payments on the New Notes.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries” covenant shall prevent Knology or any Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant described below or (2) restricting the sale or other disposition of property or assets of Knology or any of its Subsidiaries that secure Indebtedness of Knology or any of its Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Subsidiaries

Knology will not sell, and will not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1)	to Knology or a Wholly Owned Subsidiary;

(2)	issuances of director’s qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law;

(3)
if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale; or

(4)
issuances or sales of shares of Common Stock of a Subsidiary, provided that Knology or such Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (a) or (b) of the first paragraph of the “Limitation on Asset Sales” covenant described below.

Limitation on Issuances of Guarantees by Subsidiaries

Knology will not permit any Subsidiary, directly or indirectly, to Guarantee any Indebtedness of Knology which is equal in right of payment with, or subordinate in right of payment to, the New Notes (“Guaranteed Indebtedness”), unless:

(1)
such Subsidiary simultaneously executes and delivers an additional indenture to the New Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the New Notes by such Subsidiary; and

(2)
such Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Knology or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee;

provided that this paragraph shall not be applicable to (x) any Guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or (y) any Guarantee of any Subsidiary of Indebtedness Incurred under the Credit Facilities permitted by the New Indenture. If the Guaranteed Indebtedness is (a) equal in right of payment with the New Notes, then the Guarantee of such Guaranteed Indebtedness shall be equal in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (b) subordinated in right of payment to the New Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the New Notes.

Notwithstanding the foregoing, any Subsidiary Guarantee may provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer, to any Person not an Affiliate of Knology, of all of Knology’s and each Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by the New Indenture) or (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Stockholders and Affiliates

Knology will not, and will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Knology or with any Affiliate of Knology or any Subsidiary, except upon fair and reasonable terms no less favorable in any material respect to Knology or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)
transactions (a) approved by a majority of the disinterested members of the Board of Directors and the independent director designated by the holders of Series D Preferred Stock of Knology, other than SCANA and the Burton Partnerships pursuant to the covenant entitled “Right to Nominate Director” if such independent director is then serving on the Board of Directors or (b) for which Knology or a Subsidiary delivers to the New Indenture Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Knology or such Subsidiary from a financial point of view;

(2)	any transaction solely between Knology and any of its Wholly Owned Subsidiaries or solely between Wholly Owned Subsidiaries;

(3)	the payment of reasonable and customary regular fees to directors of Knology who are not employees of Knology;

(4)
any payments or other transactions pursuant to any tax-sharing agreement between Knology and any other Person with which Knology files a consolidated tax return or with which Knology is part of a consolidated group for tax purposes; or

(5)	any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant.

Notwithstanding the foregoing, any transaction covered by the first paragraph of this “Limitation on Transactions with Stockholders and Affiliates” covenant and not covered by clauses (2) through (5) of this paragraph, the aggregate amount of which exceeds $5.0 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(a) and (b) above.

Limitation on Liens

Knology will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Subsidiary, without making effective provision for all of the New Notes and all other amounts due under the New Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the New Notes, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1)	Liens existing on the New Notes Issue Date;

(2)	Liens granted after the New Notes Issue Date on any assets or Capital Stock of Knology or its Subsidiaries created in favor of the holders;

(3)	Liens with respect to the assets of a Subsidiary granted by such Subsidiary to Knology or a Wholly Owned Subsidiary to secure Indebtedness owing to Knology or such other Subsidiary;

(4)
Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (d) of part (1) of the “Limitation on Indebtedness” covenant; provided that such Liens do not extend to or cover any property or assets of Knology or any Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5)	Liens securing Indebtedness permitted pursuant to the New Indenture’s covenants and other permitted obligations under permitted Credit Facilities; or

(6)	Permitted Liens.

Limitation on Sale-Leaseback Transactions

Knology will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby Knology or a Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which Knology or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction does not apply to any sale-leaseback transaction if:

(1)	the transaction is solely between Knology and any Wholly Owned Subsidiary or solely between Wholly Owned Subsidiaries; or

(2)
Knology or such Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1)(a) or (b) of the “Limitation on Asset Sales” covenant described below.

Limitation on Asset Sales

Knology will not, and will not permit any Subsidiary to, complete any Asset Sale, unless (1) the consideration received by Knology or such Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by Knology or any of its Subsidiaries from one or more Asset Sales occurring on or after the New Notes Issue Date in any period of 12 consecutive months exceed $1.0 million, then Knology shall or shall cause the relevant Subsidiary to:

(1)	within 12 months after the date Net Cash Proceeds so received:

(a)	apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness under Credit Facilities or any other Indebtedness of any Subsidiary thereof; or

(b)
invest an amount equal to such excess Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (a) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in capital assets of a nature or type or that are used in a business (or in a Person having capital assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Knology and its Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors in its reasonable judgment, whose determination shall be conclusive and evidenced by a Board Resolution); and

(2)
apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $1.0 million, Knology must commence, not later than the fifteenth Business Day of such month, and complete, an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of New Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the aggregate principal amount of the New Notes on the relevant Payment Date plus, in each case, accrued interest (if any) to the Payment Date.

Limitation on Use of Revenues

Knology shall, and shall cause all of and its Subsidiaries to, apply, within 180 days after receipt thereof, all revenues generated from their respective operations only to (1) permanently repay Indebtedness of Knology or any Subsidiary under the Credit Facilities, and any such permanent reductions shall be effected in accordance with the documents and instruments evidencing the Credit Facilities, or (2) fund operating expenses and reasonable capital expenditures of Knology and its Subsidiaries, or (3) make Investments and Restricted Payments permitted under the New Indenture.

Any revenues not applied according to the previous paragraph shall constitute “Excess Revenues.” If, as of the first day of any calendar month, the aggregate amount of Excess Revenues not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Use of Revenues” covenant totals at least $2.0 million, Knology must commence, not later than the fifteenth Business Days of such month, and consummate, an Offer to Purchase from the holders of the New Notes on a pro rata basis an aggregate principal amount of New Notes equal to the Excess Revenues on such date, at a purchase price equal to 100% of the principal amount of the New Notes on the relevant Payment Date plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

Excess Liquidity

If, as of the first day of any calendar month occurring after the New Notes Issue Date, Knology and its Subsidiaries collectively have cash or cash equivalents in excess of $50.0 million after the New Notes Issue Date (excluding proceeds from the issuance of Capital Stock other than Redeemable Stock), Knology and its Subsidiaries shall apply such excess cash or cash equivalents first, within five Business Days, to permanently repay Indebtedness of Knology or its Subsidiaries arising pursuant to the Credit Facilities, such permanent repayment to be in accordance with the documents and instruments evidencing such indebtedness, as applicable, and second, after all such Indebtedness has been paid in full and any commitments in respect thereof have been terminated, to make, within 15 Business Days, an Offer to Purchase from the holders of the New Notes on a pro rata basis an aggregate principal amount of New Notes equal to such cash or cash equivalents in excess of $50.0 million at a purchase price equal to 100% of the principal amount of the New Notes on the relevant Payment Date plus accrued and unpaid interest (if any) thereon to the Payment Date; provided, however, that Knology shall not be required to make such an Offer to Purchase until such time such excess cash or cash equivalents exceeds $1.0 million in excess of $50.0 million.

Limitation on Capital Expenditures of Knology of Knoxville, Inc.

Knology and its Subsidiaries shall not, in any calendar year, make capital expenditures for the operations of Knology of Knoxville, Inc. (“Knoxville”) in excess of the amounts set forth in the column in Table A below, entitled “Maximum Knoxville Capital Expenditures,” corresponding to such year (plus any amounts that Knology budgeted in prior years (pursuant to the “Budgeted Amounts” column set forth in Table A below) that have not been so expended); provided that Knology and its Subsidiaries shall not, in any calendar year, make network construction build-out capital expenditures for the operations of Knoxville in excess of the amounts set forth in Table B below corresponding to such year (plus any amounts Knology budgeted in prior years (pursuant to the “Budgeted Amounts” column set forth in Table B below) that have not been so expended); provided, further, that Net Cash Proceeds from the sale of Capital Stock of Knology (other than Redeemable Stock) shall not be subject to the limitations contained in this “Limitation on Capital Expenditures of Knology of Knoxville, Inc.” covenant.

Maximum Knoxville Capital Expenditures

TABLE A

Year	Budgeted Amounts	Maximum Knoxville Capital Expenditures
2002(a)	$9,307,400	$9,307,400
2003	$13,396,000	$15,405,400
2004	$12,359,000	$14,212,850
2005	$3,387,000	$5,080,500
2006	$3,379,000	$5,068,500
2007	$3,391,000	$5,086,500
2008	$3,424,000	$5,136,000
2009	$3,479,000	$5,218,500

TABLE B

Year	Budgeted Amounts	Maximum Build-Out Capital Expenditures
2002(a)	$8,000,000	$8,000,000
2003	$10,000,000	$11,000,000
2004	$8,943,000	$9,837,300
2005	$1,000,000	$1,000,000
2006	$1,000,000	$1,000,000
2007	$1,000,000	$1,000,000
2008	$1,000,000	$1,000,000
2009	$1,000,000	$1,000,000

(a)	The Budgeted Amounts and Maximum Knoxville Capital Expenditures for 2002 represent amounts for the six month period ending December 31, 2002.

Limitation on Management Activities

Knology shall not permit any of its executive officers to serve as an executive officer or employee of any Person (other than Knology or any Subsidiary thereof) that engages in the same or competing line of business as is conducted by Knology and its Subsidiaries in the locations it conducts business as of the New Notes Issue Date, including the provision of telephone, internet or cable television services.

SEC Reports and Reports to Holders

Whether or not Knology is then required to file reports with the SEC, Knology shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto (unless the SEC will not accept such a filing, in which case Knology will provide such documents to the New Indenture Trustee). Knology will supply the New Indenture Trustee and each holder of New Notes or shall supply to the New Indenture Trustee for forwarding to each such holder of New Notes, without cost to such holder of New Notes, copies of such reports and other information; provided, however, that copies of such reports may omit exhibits, which Knology will deliver at its cost to any holder of New Notes upon request.

Repurchase of New Notes upon a Change of Control

Knology shall commence, within 30 days after the occurrence of a Change of Control, and complete an Offer to Purchase for all New Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued and unpaid interest (if any) to the Payment Date.

There can be no assurance that Knology will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of New Notes) required by the foregoing covenant (as well as may be contained in other securities of Knology which might be outstanding at the time). The foregoing covenant requiring Knology to repurchase the New Notes will, unless consents are obtained, require Knology to repay all indebtedness then outstanding which by its terms would prohibit such repurchase of the New Notes, either prior to or concurrently with such repurchase.

Events of Default

The following events will be defined as “Events of Default” in the New Indenture:

(1)	default in the payment of principal of (or premium, if any, on) any New Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2)	defaults in the payment of interest on any New Note when the same becomes due and payable, which default continues for a period of 30 days;

(3)
defaults in the performance of or breaches of the provisions of the New Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of Knology or the failure to make or complete an Offer to Purchase in accordance with the “Limitation on Asset Sales”, “Repurchase of New Notes upon a Change of Control”, “Limitation on Use of Revenues” and “Excess Liquidity” covenants described above;

(4)
defaults in the performance of or breaches of any covenant or agreement of Knology in the New Indenture or under the New Notes (other than a default specified in clause (1), (2) or (3) above), which default or breach continues for a period of 30 consecutive days after written notice by the New Indenture Trustee or the holders of at least 25% in aggregate principal amount of the New Notes then outstanding;

(5)
there occurs with respect to any issue or issues of Indebtedness of Knology or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment when due and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)
any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Knology or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)
a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of Knology or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Knology or any Significant Subsidiary or for all or substantially all of the property and assets of Knology or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of Knology or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)
Knology or any Significant Subsidiary (a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Knology or any Significant Subsidiary or for all or substantially all of the property and assets of Knology or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to Knology) occurs and is continuing under the New Indenture, the New Indenture Trustee or the holders of 25% or more in aggregate principal amount of the New Notes then outstanding, by written notice to Knology (and to the New Indenture Trustee if such notice is given by the holders), may, and the New Indenture Trustee at the request of such holders shall, declare the principal amount of, premium, if any, and accrued interest on the New Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Knology or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to Knology, the principal amount of, premium, if any, and accrued interest on the New Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the New Indenture Trustee or any holder of New Notes. The holders of at least a majority in principal amount of the outstanding New Notes, by written notice to Knology and to the New Indenture Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal amount of, premium, if any, and interest on the New Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver” on page 191.

The holders of at least a majority in aggregate principal amount of the outstanding New Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the New Indenture Trustee. However, the New Indenture Trustee may refuse to follow any direction that conflicts with law or the New Indenture, that may involve the New Indenture Trustee in personal liability, or that the New Indenture Trustee determines in good faith may be unduly prejudicial to the rights of holders of New Notes not joining in the giving of such direction; provided, however, that the New Indenture Trustee may take any other action it deems proper that is not inconsistent with any such direction received from holders of New Notes. A holder may not pursue any remedy with respect to the New Indenture or the New Notes unless:

(1)	the holder gives the New Indenture Trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding New Notes make a written request to the New Indenture Trustee to pursue the remedy;

(3)	such holder or holders offer (and if requested provide) the New Indenture Trustee security or indemnity satisfactory to the New Indenture Trustee against any costs, liability or expense;

(4)	the New Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)
during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding New Notes do not give the New Indenture Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a New Note to receive payment of the principal amount of, premium, if any, or interest on, such New Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the New Notes, which right shall not be impaired or affected without the consent of the holder.

Knology must deliver to the New Indenture Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year) an Officer’s Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. Officers of Knology must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Knology and its Subsidiaries under the New Indenture and that Knology has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Knology will also be obligated to notify the New Indenture Trustee of any default or defaults in the performance of any covenants or agreements under the New Indenture.

Consolidation, Merger and Sale of Assets

Knology shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)
Knology shall be the continuing Person, or the Person (if other than Knology) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of it (the “Surviving Person”) shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by an additional Indenture, executed and delivered to the New Indenture Trustee, all of Knology’s obligations on all of the New Notes and under the New Indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)
immediately after giving effect to such transaction on a pro forma basis, Knology or any Person becoming the successor obligor of the New Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Knology immediately prior to such transaction; and

(4)
Knology delivers to the New Indenture Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such additional Indenture complied with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

Defeasance

Defeasance and Discharge. The New Indenture will provide that Knology will be deemed to have paid and will be discharged from any and all obligations in respect of the New Notes on the 123rd day after the deposit referred to below (the “Deposit Period”), and the provisions of the New Indenture will no longer be in effect with respect to the New Notes (except for, among other matters, certain obligations to register the transfer or exchange of the New Notes, to replace stolen, lost or mutilated New Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)
Knology has deposited with the New Indenture Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest, premium, if any and principal in respect thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the New Indenture Trustee to pay (after payment of all taxes or other charges and assessments thereof payable by the New Indenture Trustee) the principal of, premium, if any, and accrued interest on the New Notes on the Stated Maturity of such payments in accordance with the terms of the New Indenture and the New Notes,

(2)
Knology has delivered to the New Indenture Trustee (a) either (x) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of Knology’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the New Notes Issue Date such that a ruling is no longer required or (y) a ruling directed to the New Indenture Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (b) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the expiration of the Deposit Period, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

(3)
immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the Deposit Period, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Knology or any of its Subsidiaries is a party or by which Knology or any of its Subsidiaries is bound;

(4)
if at such time the New Notes are listed on a national securities exchange, Knology has delivered to the New Indenture Trustee an Opinion of Counsel to the effect that the New Notes will not be delisted as a result of such deposit, defeasance and discharge; and

(5)
Knology has delivered to the New Indenture Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions provided for herein relating to the defeasance have been complied with.

Defeasance of Certain Covenants and Certain Events of Default.    The New Indenture further will provide that the provisions of the New Indenture will no longer be in effect with respect to clause (3) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants,” clause (4) under “Events of Default” with respect to such covenants, clause (3) under “Events of Default” with respect to clause (3) under “Consolidation, Merger and Sale of Assets,” and clauses (5) and (6) under “Events of Default” shall be deemed not to be Events of Default, upon, among other things, the deposit with the New Indenture Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the New Notes on the Stated Maturity of such payments in accordance with the terms of the New Indenture and the New Notes, the satisfaction of the provisions described in clauses (2)(b), (3) and (4) of the preceding paragraph and the delivery by Knology to the New Indenture Trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default.    In the event Knology exercises its option to omit compliance with certain covenants and provisions of the New Indenture with respect to the New Notes as described in the immediately preceding paragraph and the New Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the New Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the New Notes at the time of the acceleration resulting from such Event of Default. However, Knology will remain liable for such payments.

Modification and Waiver

The New Indenture may be amended by Knology and the New Indenture Trustee, without the consent of any holder, to:

(1)
cure any ambiguity, defect or inconsistency in the New Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors, adversely affect the interests of the holders in any material respect;

(2)	comply with the provisions described under “Consolidation, Merger and Sale of Assets”;

(3)	comply with any requirements of the SEC in connection with the qualification of the New Indenture under the Trust Indenture Act;

(4)	evidence and provide for the acceptance of appointment by a successor New Indenture Trustee; or

(5)	make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any holder of New Notes.

Modifications and amendments of the New Indenture may be made by Knology and the New Indenture Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding New Notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, the New Notes;

(2)	reduce the principal of, or premium, if any, or interest on, the New Notes;

(3)	change the place or currency of payment of principal of, or premium, if any, or interest on, the New Notes;

(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of the New Notes;

(5)	reduce the above-stated percentage of outstanding New Notes the consent of whose holders is necessary to modify or amend the New Indenture;

(6)	waive a default in the payment of principal of, premium, if any, or interest on the New Notes; or

(7)
reduce the percentage or aggregate principal amount of outstanding New Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the New Indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the New Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Knology in the New Indenture, or in any of the New Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Knology or of any successor Person thereof. Each holder, by accepting the New Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the New Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the New Indenture Trustee

The New Indenture Trustee need only perform those duties that are specifically set forth in the New Indenture, and the New Indenture Trustee will not be liable, except as specifically set forth in the New Indenture. If an Event of Default has occurred and is continuing, the New Indenture Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the New Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The New Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the New Indenture Trustee, should it become a creditor of Knology, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The New Indenture Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Certain Definitions

Set forth below are defined terms used in the covenants and other provisions of the New Indenture. Reference is made to the New Indenture for the definition of any other capitalized term used in this “Description of the New Notes” for which no definition is provided.

“Acquired Assets” means (1) the Capital Stock of any Person that becomes a Subsidiary after the New Notes Issue Date and (2) the real or personal property of any Person that becomes a Subsidiary after the New Notes Issue Date.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Asset Acquisition by a Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means (1) an investment by Knology or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with Knology or any of its Subsidiaries; provided that such Person’s primary business is related, ancillary or complementary to the businesses of Knology and its Subsidiaries on the date of such investment or (2) an acquisition by Knology or any of its Subsidiaries of the property and assets of any Person other than Knology or any of its Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of Knology and its Subsidiaries on the date of such acquisition.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Knology or any of its Subsidiaries to any Person other than Knology or any of its Subsidiaries of:

(1)	all or any of the Capital Stock of any Subsidiary;

(2)	all or substantially all of the property and assets of an operating unit or business of Knology or any of its Subsidiaries; or

(3)
any other property and assets of Knology or any of its Subsidiaries outside the ordinary course of business of Knology or such Subsidiary and, in each case, that is not governed by the provisions of the New Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of Knology; provided that “Asset Sale” shall not include:

(a)	sales, transfers or other dispositions of inventory, receivables and other current assets;

(b)	sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers’ Certificate) not in excess of $100,000 in any transaction or series of related transactions;

(c)
sales, transfers or other dispositions of assets for consideration at least equal to the fair market value of the assets sold, transferred or otherwise disposed of to the extent the consideration received would constitute property or assets of the kind described in clause (2) of the “Limitation on Assets Sales” covenant described above; or

(d)	sales, transfers or other dispositions of customer premises equipment.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means the Board of Directors of Knology or any committee of such Board of Directors duly authorized to act under the New Indenture.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the New Notes Issue Date or issued thereafter, including, without limitation, all Common Shares and Preferred Shares.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)
a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than one or more Existing Stockholders acting individually or in concert) becomes the ultimate “beneficial owner” (as defined in Rule 13d–3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of Knology on a fully diluted basis;

(2)
individuals, who on the closing date of the Exchange Offer, constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Knology’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the closing date of the exchange offer or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(3)
Knology consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Knology, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Knology is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Knology outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Redeemable Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

“Common Shares” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Shares of such Person, whether outstanding on the New Notes Issue Date or issued thereafter, including, without limitation, all series and classes of such common stock.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Knology and its Subsidiaries, which shall be as of a date not more than 90 days prior to the date of such computation, less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Knology or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

“Credit Facilities” means the Amended CoBank Facility and the Amended and Restated Wachovia Facility, and any revolving and/or term credit facility that amends, restates, modifies, renews, refunds, replaces, substitutes or refinances the Amended CoBank Facility or the Amended and Restated Wachovia Facility (or any replacement credit facility) in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Existing Indebtedness” means all Indebtedness of Knology and its Subsidiaries existing on the New Notes Issue Date immediately following the issuance of the New Notes.

“Existing Stockholders” means Campbell B. Lanier III, SCANA, The Burton Partnership, Limited Partnership, The Burton Partnership (QP), Limited Partnership, ITC Telecom Ventures, Inc., J. H. Whitney IV, L.P., Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P., and Blackstone Family Limited Investment Partnership III, L.P. or any Subsidiary or Affiliate thereof or any lineal descendant, or spouses of, or trusts controlled by or under which the primary beneficiary thereunder is, any of the foregoing.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the New Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that computations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Supplemental Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the New Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);
(4)
all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations of such Person;

(6)
all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (a) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (b) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” and (c) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of Knology or its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the fair market value of the Capital Stock (or any other Investment), held by Knology or any of its Subsidiaries, of (or in) any Person that has ceased to be a Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the “Limitation on the Issuance and Sale of Capital Stock of Subsidiaries” covenant described above.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Net Cash Proceeds” means,

(1)
with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Knology or any Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

(a)	brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(b)
provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Knology and its Subsidiaries, taken as a whole;

(c)
payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (other than Indebtedness incurred under the Credit Facilities) that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(d)
appropriate amounts to be provided by Knology or any Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2)
with respect to any capital contribution or issuance or sale of Capital Stock, options, warrants or other rights to acquire Capital Stock or Indebtedness, the proceeds of such capital contribution or issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Knology or any Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes or payable as a result thereof.

“New Notes Issue Date” means the date of the issuance of the New Notes.

“Offer to Purchase” means an offer by Knology to purchase New Notes from the holders of New Notes commenced by mailing a notice to the New Indenture Trustee and each such holder stating:

(1)	the covenant pursuant to which the offer is being made and that all New Notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)	that any New Note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless Knology defaults in the payment of the purchase price, any New Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)
that holders electing to have a New Note purchased pursuant to the Offer to Purchase will be required to surrender the New Note, together with the form entitled “Option of the holder to Elect Purchase” on the reverse side of the New Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)
that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount at maturity of New Notes delivered for purchase and a statement that such holder is withdrawing their election to have such New Notes purchased; and

(7)
that holders whose New Notes are being purchased only in part will be issued New Notes equal in principal amount to the unpurchased portion of the New Notes surrendered; provided that each New Note purchased and each New Note issued shall be in a principal amount at maturity of $1,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, Knology shall (a) accept for payment on a pro rata basis New Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all New Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the New Indenture Trustee all New Notes or portions thereof so accepted, together with an Officers’ Certificate specifying the New Notes or portions thereof accepted for payment by Knology. The Paying Agent shall promptly mail to the holders of New Notes so accepted payment in an amount equal to the purchase price, and the New Indenture Trustee shall promptly authenticate and mail to such holders a New Note equal in principal amount at maturity to any unpurchased portion of the New Note surrendered; provided that each New Note purchased and each New Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. Knology will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The New Indenture Trustee shall act as the Paying Agent for an Offer to Purchase. Knology will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Knology is required to repurchase New Notes pursuant to an Offer to Purchase.

“Permitted Investment” means:

(1)	Investments in Wholly Owned Subsidiaries that are Wholly Owned Subsidiaries of Knology as of the New Notes Issue Date;

(2)
Investments in Subsidiaries that are created, formed or acquired after the New Notes Issue Date in an amount equal to the aggregate Net Cash Proceeds of the sale and issuance of Capital Stock of Knology (other than Redeemable Stock);

(3)
Investments in Wholly Owned Subsidiaries that provide services in markets and locations in which Knology and its Subsidiaries are not doing business as of the New Notes Issue Date in an amount not to exceed $1.5 million in any fiscal year of Knology; provided, however, that Knology may utilize in any subsequent fiscal year any amounts not applied or used in any prior fiscal years;

(4)	a Temporary Cash Investment;

(5)	commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)	stock, obligations or securities received in satisfaction of judgments;

(7)	Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers’ compensation, performance and other similar deposits;

(8)	loans or advances to employees of Knology or a Subsidiary made in the ordinary course of business that do not in the aggregate exceed $500,000 at any time outstanding;

(9)	Interest Rate Agreements and Currency Agreements to the extent permitted under clause (e) of the “Limitation on Indebtedness” covenant described above; and

(10)
Investments with the Net Cash Proceeds of Asset Sales not used to make payments with respect to Indebtedness of Knology or any Subsidiary in accordance with the terms of the Indenture or used to make an Offer to Purchase.

“Permitted Liens” means:

(1)
Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made;

(2)
statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4)
Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5)
easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of Knology or any of its Subsidiaries;

(6)	Liens (including extensions and renewals thereof) upon real or personal property (including, without limitation, Acquired Assets) acquired after the New Notes Issue Date; provided that:

(a)
such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with clause (h) of the “Limitation on Indebtedness” covenant described above, to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation, improvement, transportation or integration) of the real or personal property subject thereto and such Lien is created prior to, at the time of or within six months after the latest of the acquisition, the completion of construction or the commencement of full operation of such real or personal property; provided that in the case of Acquired Assets, the Lien secures the Indebtedness Incurred to purchase the Capital Stock of the Person to make such Person a Subsidiary,

(b)	the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

(c)	any such Lien shall not extend to or cover any real or personal property other than such real or personal property and any improvements on such real or personal property and any proceeds thereof;

(7)	leases or subleases granted to others that do not materially interfere with the ordinary course of business of Knology and its Subsidiaries, taken as a whole;

(8)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of Knology or its Subsidiaries relating to such property or assets;

(9)	any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(10)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(11)
Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of Knology or any Subsidiary other than the property or assets acquired and any proceeds thereof;

(12)	Liens in favor of Knology or any Subsidiary;

(13)	Liens arising from the rendering of a final judgment or order against Knology or any Subsidiary that does not give rise to an Event of Default;

(14)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(15)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(16)
Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed solely to protect Knology or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(17)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Knology or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of Knology and its Subsidiaries prior to the New Notes Issue Date;

(18)	Liens on or sales of receivables, including related intangible assets and proceeds thereof; and

(19)
Liens made in the ordinary course of business on assets subject to rights-of-way, pole attachment, use of conduit, use of trenches or similar agreements securing Knology’s or any Subsidiary’s obligations under such agreements.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Shares” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference equity, whether outstanding on the New Notes Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Redeemable Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the New Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the New Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the New Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the New Notes shall not constitute Redeemable Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of New Notes upon a Change of Control” covenants described above are to the holders of the New Notes and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Knology’s repurchase of such New Notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of New Notes upon a Change of Control” covenants described above.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of Knology, accounted for more than 10% of the consolidated revenues of Knology and its Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Knology and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of Knology for such fiscal year.

“Specified Date” means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the New Notes first become due and payable after an Event of Default.

“Stated Maturity” means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Temporary Cash Investment” means any of the following:

(1)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)
time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)
commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Knology) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Service; and

(5)
securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Service or Moody’s Investors Service, Inc.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by Knology or any of its Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

The following summaries of provisions of the New Indenture do not include all of the information included in the New Indenture and may not cover information that you may find important. Accordingly, these summaries are subject to, and qualified in their entirety by reference to, the detailed provisions of the New Indenture.

You should read the New Indenture carefully and in its entirety because the New Indenture, and not this description, will define your rights as a holder of New Notes. You may obtain a copy of the New Indenture by request directed to Knology’s address included on page 3 of this document.

Comparison of Old Notes and New Notes

The following comparison sets forth material differences between the terms of the Old Notes and the New Notes. This comparison is a summary which does not purport to be complete and is qualified in its entirety by reference to the New Notes, the New Indenture, the Old Notes and the Old Indenture. Capitalized terms used below are defined in the applicable indenture. Only those provisions with respect to which there are material differences between the Old Notes and New Notes are discussed below. Knology and Broadband did not deem there to be material differences with respect to the following covenants: “Sales of Capital Stock,” “Guarantees,” “Affiliate Transactions,” “Liens” and “Sale Leasebacks.” For further information concerning the Old Notes and the New Notes, see “—Description of Old Notes” on page 174 and “—Description of New Notes” on page 174, respectively.

Old Notes	New Notes
Aggregate Principal or Face Amount
$444.1 million aggregate principal amount at maturity currently outstanding
$193.5 million (assuming the maximum tender amount) may be issued in the exchange offer (plus the aggregate principal amount of PIK Notes issued and New Notes issued to the financial advisor for the Informal Noteholders’ Committee as partial payment of its fees).

Issuer of the Notes
Knology Broadband, Inc. (formerly Knology Holdings, Inc.)	Knology, Inc.

Maturity
October 15, 2007	The last day of the month in which the seventh anniversary of the closing date occurs.

Interest
11 7/8%, payable semi-annually on April 15 and October 15
12% per annum, payable semi-annually on the last day of the month in which the date that is six months following the closing date occurs and the last day of the month of each six-month interval thereafter. For the first 18 months after the closing date, Knology shall pay interest semi-annually either (at Knology’s option): (a) in cash at the rate of 11% per annum; or (b) by the issuance of a PIK Note at the rate of 13% per annum. Each PIK Note issued under the New Indenture shall bear interest at the same rate, and such interest shall be payable in cash or through the issuance of a PIK Note in the same manner, as a New Note.

Optional Redemption
Redeemable, in whole or in part, at the option of Broadband at any time on or after October 15, 2002, initially at a redemption price equal to 105.93750% of the principal amount thereof to and including October 14, 2003, at 102.96875% of the principal amount thereof to and including October 14, 2004, and thereafter at 100.00000% of the principal amount thereof, together in each case with accrued interest.

Redeemable, in whole or in part, at the option of Knology at any time after the closing date and the redemption prices (expressed as percentages of the principal amount at maturity, plus accrued and unpaid interest (if any) to the date of redemption) shall equal: (a) 102%, if redeemed prior to the first anniversary of the closing date; (b) 101%, if redeemed after the first anniversary of the closing date but prior to the second anniversary of the closing date; and (c) 100%, if redeemed after the second anniversary of the closing date.

Restricted vs. Unrestricted Subsidiaries
The Old Notes delineated between “Restricted Subsidiaries” and “Unrestricted Subsidiaries” and the covenants are applicable only to “Restricted Subsidiaries.”	The New Indenture eliminates the distinction between “Restricted Subsidiaries” and “Unrestricted Subsidiaries” and the covenants are applicable to all subsidiaries of Knology.

Old Notes	New Notes
Limitations on Indebtedness
With certain exceptions described below, Broadband will not and will not permit any Restricted Subsidiary to Incur any Indebtedness unless after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and (1) less than or equal to 7 to 1, for Indebtedness incurred on or to September 30, 1999, or (2) less than or equal to 5 to 1, for Indebtedness incurred thereafter.

Notwithstanding the foregoing, Broadband, and, where specified, any Restricted Subsidiary, may Incur each and all of the following:

(1)    Indebtedness pursuant to the Credit Facilities in an aggregate principal amount not to exceed $50 million, less any amount of such Indebtedness permanently repaid as provided under the “Limitation on Asset Sales” covenant;

(2)    Indebtedness owed (a) to Broadband and evidenced by an unsubordinated promissory note or (b) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Broadband or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3)    Indebtedness issued to refinance outstanding Indebtedness permitted under the Old Indenture (including additional Indebtedness incurred to pay premiums and fees in connection therewith), provided that, such new Indebtedness is subordinated to the same extent as the refinanced Indebtedness, does not mature prior to the Stated Maturity of the refinanced Indebtedness and has a weighted average life to maturity no less than the refinanced Indebtedness, and provided further that no Indebtedness of Broadband is being refinanced by means of Indebtedness of any Restricted Subsidiary;

(4)    Indebtedness:

(a)    in respect of performance, surety or appeal bonds provided in the ordinary course of business,

(b) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect Broadband or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a

The material differences between this covenant in the Old Indenture and the corresponding covenant in the
New Indenture are as follows:

(1)    The “Incurrence test” based on the Consolidated Leverage Ratio has been removed;

(2)    The “Credit Facility” basket equals $55.5 million less permanent reductions with proceeds of “Asset Sales”, “Excess Revenues” and “Excess Liquidity”;

(3)    Knology may guarantee (x) the Amended CoBank Facility and any permitted refinancing thereof, (y) any refinancing of the Amended and Restated Wachovia Facility, and (z) other Indebtedness permitted to be incurred by Subsidiaries;

(4)    additional Indebtedness not to exceed $20.0 million and Incurred by any Subsidiary to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of capitalized leases), which Indebtedness shall be without recourse to any Person other than the Subsidiary incurring such Indebtedness; provided that no more than $10.0 million of the $20.0 million may be Indebtedness Incurred other than in connection with government financing incurred by a Subsidiary (i) whose only assets are those acquired in connection with the government financing, and (ii) that is without recourse to Knology and any Person other than such Subsidiary;

(5)    New Notes are permitted to be issued to the financial advisor for the Informal Noteholders’ Committee as partial satisfaction of its fee in an aggregate principal amount not to exceed $1.5 million;

(6)    The $25.0 million general basket has been removed;

(7)    The Strategic Subordinated Indebtedness basket has been removed;

(8)    The basket related to Indebtedness up to two times the Net Cash Proceeds of equity issuances and 80% of the fair market value of property has been removed;

Old Notes	New Notes
Limitations on Indebtedness (continued)
result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or

(c)    arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds of performance bonds securing any obligations of Broadband or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Broadband or any Restricted Subsidiary in connection with such disposition;

(5)    Indebtedness of Broadband, to the extent the net proceeds thereof are promptly (a) used to purchase the Old Notes tendered in an Offer to Purchase made as a result of a Change of Control or (b) deposited to defease the Old Notes as described in “—Defeasance”;

(6)    Guarantees of the Old Notes and Guarantees of Indebtedness of Broadband by any Restricted Subsidiary, provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuance of Guarantees by Restricted Subsidiaries” covenant described below;

(7)    Indebtedness incurred in connection with capital expenditures;

(8)    Indebtedness of Broadband not to exceed, at any one time outstanding, two times (a) the Net Cash Proceeds received by Broadband after the date of the Old Indenture as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a person that is not a Subsidiary of Broadband, and (b) 80% of the fair market value of property, other than cash and cash equivalents, received by Broadband after the date of the Old Indenture from a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a person that is not a Subsidiary of Broadband; provided that such Indebtedness does not mature prior to the maturity of the Old Notes and has a weighted average life to maturity longer than the Old Notes;

(9)    Strategic Subordinated Indebtedness; and
Other miscellaneous permitted debt incurrences from the Old Indenture have been retained.

Old Notes	New Notes
Limitations on Indebtedness (continued)
(10)    additional Indebtedness in an aggregate principal amount outstanding or available at any time not to exceed $25 million, less any amount of such Indebtedness permanently repaid as provided under the “Limitation on Asset Sales” covenant.

Limitations on Restricted Payments
With certain exceptions described below, Broadband will not, and will not permit any Restricted Subsidiary to make, a Restricted Payment (as defined below) if, at the time of and after giving effect to the Restricted Payment (1) a Default or Event of Default shall have occurred and be continuing, (2) Broadband would not be able to incur at least $1 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in “Limitation on Indebtedness”, or (3) such Restricted Payment, together with all other Restricted Payments made after the date of the Old Indenture exceeds the sum of: (a) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (excluding, for purposes of such computation, income resulting from transfers of assets by Broadband or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the date of the Old Indenture and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Old Indenture Trustee pursuant to the “SEC Reports and Reports to Holders” covenant plus (b) the aggregate Net Cash Proceeds received by Broadband after the date of the Old Indenture from a capital contribution or the issuance and sale permitted by the indenture to a person who is not a Subsidiary of Broadband of (x) its Capital Stock (other than Redeemable Stock), (y) any options, warrants or other rights to acquire Capital Stock of Broadband (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Old Notes) and (z) Indebtedness of Broadband that has been exchanged for or converted into Capital Stock of Broadband (other than Redeemable Stock), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (8) described in the “Limitation on

The material differences between this covenant in the Old Indenture and the corresponding covenant in the New Indenture are as follows:

(1)    The aggregate amount of all Restricted Payments shall not exceed (a) the aggregate Net Cash Proceeds received by Knology after the New Notes Issue Date from a capital contribution or the issuance and sale permitted by the indenture to a Person who is not a Subsidiary of Knology of (x) its Capital Stock (other than Redeemable Stock), (y) any options, warrants or other rights to acquire Capital Stock of Knology (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the New Notes) and (z) Indebtedness of Knology that has been exchanged for or converted into Capital Stock of Knology (other than Redeemable Stock), plus (b) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in an amount not to exceed the amount of Investments previously made by Knology or a Subsidiary in such person;

(2)    The definition of Permitted Investments includes (a) Investments in existing Wholly Owned Subsidiaries, (b) Investments in Subsidiaries that are created, formed or acquired after the New Notes Issue Date in an amount equal to the aggregate net cash proceeds of Capital Stock (other than Redeemable Stock), (c) Investments in Wholly Owned Subsidiaries that provide services in markets and locations in which Knology and its Subsidiaries are not doing business as of the date of the New Notes Issue Date in an amount not to exceed $1.5 million in any year; provided that unused amounts may be applied in subsequent years, and (d) Investments with net cash proceeds of asset sales not used to repay unsubordinated Indebtedness or used to make an Offer to Purchase;

(3)    The ability of Knology to create or acquire subsidiaries in an unlimited manner has been removed;

Old Notes	New Notes
Limitations on Restricted Payments (continued)
Indebtedness” covenant, plus (c) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (6) of the second paragraph of this “Limitation on Restricted Payments” covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Broadband or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by Broadband or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

Restricted Payments are defined as (1) any dividend or distribution on account of Broadband’s or any Restricted Subsidiary’s Capital Stock (other than (x) dividends or distributions payable in Capital Stock (other than Redeemable Stock) and (y) pro rata dividends or distributions on common stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders’ pro rata share of such Restricted Subsidiaries’ net income; (2) any purchase, redemption, retirement or other acquisition for value of any Capital Stock of (x) Broadband or an Unrestricted Subsidiary held by any person or (y) a Restricted Subsidiary held by any affiliate of Broadband or any holder of 5% or more of the capital stock of Knology; (3) voluntary prepayments of any Indebtedness that is subordinated to the Old Notes other than in anticipation of satisfying a sinking fund obligation, principal installment or final maturity; or (4) any Investments other than Permitted Investments.

Permitted Investments are defined to mean (1) Investments in Broadband or Restricted Subsidiaries, (2) temporary cash investments, (3) commission, payroll, travel and similar advances, (4) stock, obligations or securities received in satisfaction of judgments, (5) Investments in prepaid expenses and deposits, (6) advances to employees of up to $500,000 at any time outstanding and (7) interest rate agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in foreign exchange rates entered into in the ordinary course of business.

(4)    The $25.0 million “other Investments” basket has been removed;

(5)    The aggregate consideration permitted to be paid for the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of Knology, or options to purchase such shares, held by directors, employees, or former directors or employees of Knology or any Subsidiary upon their death, disability, retirement, termination of employment or pursuant to any agreement under which such shares or options were issued, has been reduced from $2.0 million to $1.0 million in any calendar year, and from $5.0 million to $2.0 million in the aggregate.

Other miscellaneous permitted Restricted Payments and Permitted Investments from the Old Indenture have been retained.

Old Notes	New Notes
Limitations on Restricted Payments (continued)
The limitation on Restricted Payments does not prohibit certain payments and distributions, including (1) the payment of any dividend within 60 days after the related date of declaration if, at said date of declaration, such payment would comply with the preceding paragraphs; (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Old Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant; (3) the repurchase, redemption or other acquisition of Capital Stock of Broadband (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of Broadband (or options, warrants or other rights to acquire such Capital Stock); (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of Broadband which is subordinated in right of payment to the Old Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock (other than Redeemable Stock) of Broadband (or options, warrants or other rights to acquire such Capital Stock); (5) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Old Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Broadband; (6) Investments in any Person the primary business of which is related, ancillary or complementary to the business of Broadband and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause (6) does not exceed the sum of (x) $25 million plus (y) the amount of Net Cash Proceeds received by Broadband since the Original Notes Issue Date as a capital contribution or from the sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of Broadband, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (8) under the second paragraph of part (a) the “Limitation on Indebtedness” covenant or to make

Old Notes	New Notes
Limitations on Restricted Payments (continued)
Restricted Payments pursuant to clause (c)(2) of the first paragraph, or clauses (3) or (4) of this paragraph, of this “Limitation on Restricted Payments” covenant, plus (z) the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investments”), provided that the net reduction in any Investment shall not exceed the amount of such Investment; (7) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Broadband to the extent necessary, in the judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by Broadband or any Restricted Subsidiary from any governmental agency; (8) the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of Broadband, or options to purchase such shares, held by directors, employees, or former directors or employees of Broadband or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such shares of Capital Stock or options after the Original Notes Issue Date does not exceed $2 million in any calendar year, or $5 million in the aggregate; (9) Investments acquired as a capital contribution to Broadband or in exchange for Capital Stock (other than
Redeemable Stock) of Broadband; (10) repurchases of Warrants pursuant to a Repurchase Offer; or (11) any purchase of any fractional share of Preferred Shares (or other Capital Stock of Broadband issuable upon exercise of the Warrants) in connection with an exercise of the Warrants; provided that, except in the case of clauses (1), (3) and (4), no Default or Event of Default shall have occurred and be continuing, or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted

Old Notes	New Notes
Limitations on Restricted Payments (continued)
Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment referred to in clause (9) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3), (4) and (6), shall be included in calculating whether the conditions of clause (c) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of Broadband are used for the redemption, repurchase or other acquisition of the Old Notes, or Indebtedness that is pari passu in right of payment with the Old Notes, then the Net Cash Proceeds of such issuance shall be included in clause (c) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
Broadband will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Broadband or any other Restricted Subsidiary, (2) pay any Indebtedness owed to Broadband or any other Restricted Subsidiary, (3) make loans or advances to Broadband or any other Restricted Subsidiary or (4) transfer any of its property or assets to Broadband or any other Restricted Subsidiary, except in each case for such encumbrances or restrictions created pursuant to: (a) the Old Indenture governing the Old Notes or any other agreements in effect on the date of the Old Indenture; (b) applicable law; (c) any instrument governing Indebtedness of the person acquired by Broadband or any Restricted Subsidiary at the time of such acquisition; (d) in the case of clause (4) of this covenant, (x) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (y) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Broadband or any Restricted Subsidiary not otherwise prohibited by the Old Indenture or (z) arising or agreed

The material difference between this covenant in the Old Indenture and the corresponding covenant in the New Indenture is to permit refinancing of the Amended and Restated Wachovia Facility and Amended CoBank Facility to allow Subsidiaries to pay dividends, pay intercompany indebtedness, make loans or make other asset transfers provided that such restrictions in such refinancings are no less favorable in any material respect to the holders of the New Notes than those restrictions then in effect on the date of the New Indenture and that are being refinanced.

Old Notes	New Notes
Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries (continued)
to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Broadband or any Restricted Subsidiary in any manner material to Broadband or any Restricted Subsidiary; (e) with respect to a Restricted Subsidiary, contracts for the sale of all or substantially all assets; or (f) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if

(x)    the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement; provided that in the case of the Credit Agreement the encumbrance or restriction may apply if an event of default (other than an event of default resulting solely from the breach of a representation or warranty) occurs and is continuing under the Credit Agreement; provided that, with respect to any event of default (other than a payment default, a bankruptcy event with respect to Broadband or the loss of a material license or fiber network) under the Credit Agreement, such encumbrance or restriction may not prohibit dividends to Broadband to pay scheduled interest on the new notes for more than 180 days in any consecutive 360-day period,
(y)    the encumbrance or restriction is not materially more disadvantageous to the holders than is customary in comparable financings (as determined by Broadband) and
(z)    Broadband determines (as evidenced by a resolution of the Board of Directors) that any such encumbrance or restriction is not reasonably expected to materially affect Broadband’s ability to make principal or interest payments on the new notes.

Limitation on Asset Sales
Broadband will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by Broadband or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by Broadband or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the

The material difference between this covenant in the Old Indenture and the corresponding covenant in the New Indenture is the decrease to $1 million in the amount of net proceeds of asset sales permitted to be retained by Knology.

Old Notes	New Notes
Limitation on Asset Sales (continued)
Original Notes Issue Date in any period of 12 consecutive months exceed $5 million, then Broadband shall or shall cause the relevant Restricted Subsidiary to

(a)    within 12 months after the date Net Cash Proceeds so received exceed $5 million

(x)    apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of Broadband or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than Broadband or any of its Subsidiaries, or

(y)    invest an amount equal to such excess
Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (a) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in capital assets of a nature or type or that are used in a business (or in a Person having capital assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Broadband and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), and

(b)    apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.
The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (a) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $5 million, Broadband must commence, not later than the

Old Notes	New Notes
Limitation on Asset Sales (continued)
fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate Accreted Value of the Old Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the Old Notes on the relevant Payment Date plus, in each case, accrued interest (if any) to the Payment Date.

Limitation on Use of Revenues
This covenant was not contained in the Old Indenture.
Knology shall, and shall cause all of and its Subsidiaries to, apply, within 180 days after receipt thereof, all revenues generated from their respective operations only to (1) permanently repay Indebtedness of Knology or any Subsidiary under the Credit Facilities in accordance with the documents and instruments evidencing the Credit Facilities, (2) fund operating expenses and reasonable capital expenditures of Knology and its Subsidiaries and/or (3) make investments and restricted payments permitted under the New Indenture.

Any revenues not applied according to the previous paragraph shall constitute “Excess Revenues.” If, as of the first day of any calendar month, the aggregate amount of Excess Revenues not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Use of Revenues” covenant totals at least $2.0 million, Knology must commence, not later than the fifteenth Business Day of such month, and consummate, an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of New Notes equal to the Excess Revenues on such date, at a purchase price equal to 100% of the principal amount of the New Notes on the relevant Payment Date plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

Excess Liquidity
This covenant was not contained in the Old Indenture.
If, as of the first day of any calendar month occurring after the New Notes Issue Date, Knology and its Subsidiaries collectively have cash or cash equivalents in excess of $50.0 million after the New Notes Issue Date (excluding proceeds from the issuance of Capital Stock other than Redeemable Stock), Knology and its Subsidiaries shall apply such excess cash or cash equivalents first, within 5 Business Days, to permanently repay Indebtedness of Knology or its Subsidiaries arising pursuant to the Credit Facilities,

Old Notes	New Notes
Excess Liquidity (continued)

and second, after all such Indebtedness has been paid in full and any commitments in respect thereof have been terminated, to make, within 15 Business Days, an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of New Notes equal to such cash or cash equivalents in excess of $50.0 million at a purchase price equal to 100% of the principal amount of the New Notes on the relevant Payment Date plus accrued and unpaid interest (if any) thereon to the Payment Date; provided however, that Knology shall not be required to make such an Offer to Purchase until such time such excess cash or cash equivalents exceeds $1.0 million in excess of $50.0 million.

Limitation on Capital Expenditures of Knology of Knoxville, Inc.
This covenant was not contained in the Old Indenture.
Knology and its Subsidiaries shall not make capital expenditures for the operation of Knology of Knoxville, Inc. in excess of the amounts set forth in Table A below per year plus any amounts Knology budgeted in prior years (pursuant to the “Budgeted Amounts” column set forth in Table A below) that have not been so expended; provided, however, that Knology and its Subsidiaries shall not make network construction build-out capital expenditures for the operation of Knoxville in excess of the amounts set forth in Table B below per year plus any amounts Knology budgeted in prior years (pursuant to the “Budgeted Amounts” column set forth in Table B below) that have not been so expended; provided, further, that Net Cash Proceeds from the sale of Capital Stock of Knology (other than Redeemable Stock) is not subject to the limitations contained in this covenant.

TABLE A

Knology of Knoxville, Inc. Capital Expenditures

	Budgeted	Maximum
Year	Amounts	Capital Expenditures
2002(a)	$9,307,400	$9,307,400
2003	$13,396,000	$15,405,400
2004	$12,359,000	$14,212,850
2005	$3,387,000	$5,080,500
2006	$3,379,000	$5,068,500
2007	$3,391,000	$5,086,500
2008	$3,424,000	$5,136,000
2009	$3,479,000	$5,218,500

TABLE B

Knology of Knoxville, Inc. Network Construction Buildout Capital Expenditures

	Budgeted	Maximum
Year	Amounts	Capital Expenditures
2002(a)	$8,000,000	$8,000,000
2003	$10,000,000	$11,000,000
2004	$8,943,000	$9,837,300
2005	$1,000,000	$1,000,000
2006	$1,000,000	$1,000,000
2007	$1,000,000	$1,000,000
2008	$1,000,000	$1,000,000
2009	$1,000,000	$1,000,000

(a)	The Budgeted Amounts and Maximum Capital Expenditures for 2002 represent amounts for the six month period ending December 31, 2002.

Old Notes	New Notes
Limitation on Management Activities
This covenant was not contained in the Old Indenture.
Knology shall not permit any of its executive officers to serve as an executive officer or employee of any Person (other than Knology or any Subsidiary thereof) that engages in the same or competing line of business as is conducted by Knology and its Subsidiaries in the locations it conducts business as of the New Notes Issue Date, including the provision of telephone, internet or cable television services.

Merger, Consolidation or Sale of All or Substantially All Assets
Broadband shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any Person or entity unless: (1) Broadband is the continuing Person or the entity formed by or surviving such consolidation or merger (if other than Broadband) or to which such sale or transfer has been made, is a corporation organized within the United States, (2) the corporation formed by or surviving any such consolidation or merger (if other than Broadband) or to which such sale or transfer shall have been made assumes by supplemental indenture all the obligations of Broadband under the Old Indenture and the Old Notes, (3) immediately after the transaction no Default or Event of Default under the Old Indenture exists, (4) Broadband or any corporation formed by or surviving such consolidation or merger, or to which such sale or transfer shall have been made, shall have a Consolidated Net Worth immediately after the transaction which is equal to or greater than the Consolidated Net Worth of Broadband immediately preceding the transaction, (5) immediately after giving effect to such transaction, Broadband or any corporation formed by or surviving any such consolidation or merger, or to which such sale or transfer shall have been made, shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in “Limitations on Indebtedness”
The material differences between this covenant in the Old Indenture and the corresponding covenant in the New Indenture are that the debt incurrence test has been removed.

Old Notes	New Notes
“Change of Control”
“Change of Control” means such time as

(1)    (a)prior to the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting stock of Broadband, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) after the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of Broadband on a fully diluted basis, and such ownership represents a greater percentage of the total voting power of the Voting Stock of Broadband on a fully diluted basis, than is held by the Existing Stockholders on such date; or

(2)    individuals who on the date of the Old Indenture constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Broadband’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in Office who either were members of the Board of Directors on the date of the Old Indenture or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

The material differences between this definition in the Old Indenture and the corresponding definition in the New Indenture are the following:

(1)    To expand the definition of Existing Stockholders to include The Burton Partnership (QP), Limited Partnership, J.H. Whitney IV, L.P., Blackstone CCC Capital Partners, L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Limited Investment Partnership III, L.P. or any subsidiary or affiliate thereof or any lineal descendant, or spouses of, or trusts controlled by or under which the primary beneficiary thereunder is, any of the foregoing; and

(2)    To trigger a “Change of Control” if Knology consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Knology, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Knology is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Knology outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Redeemable Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

Events of Default and Remedies
Events of default under the Old Indenture include:

(a)    default in the payment of principal of (or premium, if any, on) any Old Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)    defaults in the payment of interest on any Old Note when the same becomes due and payable, which default continues for a period of 30 days;

(c)    defaults in the performance of or breaches of the provisions of the Old Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of Broadband or the failure to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or the “Repurchase of
The events of default and remedies in the New Indenture are substantially the same.

Old Notes	New Notes
Events of Default and Remedies (continued)
the Old Notes upon a Change of Control” covenants described above;

(d)    defaults in the performance of or breaches of any covenant or agreement of Broadband in the Old Indenture or under the Old Notes (other than a default specified in clause (a), (b) or (c) above), which default or breach continues for a period of 30 consecutive days after written notice by the Old Indenture Trustee or the holders of at least 25% in aggregate principal amount of the Old Notes then outstanding;

(e)    there occurs with respect to any issue or issues of Indebtedness of Broadband or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (x) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (y) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(f)    any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Broadband or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(g)    a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of Broadband or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Broadband or any Significant Subsidiary or for all or substantially all of

*Old Notes	New Notes
Events of Default and Remedies (continued)
the property and assets of Broadband or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of Broadband or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(h)    Broadband or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Broadband or any Significant Subsidiary or for all or substantially all of the property and assets of Broadband or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to Broadband) occurs and is continuing under the Old Indenture, the Old Indenture Trustee or the holders of 25% or more in aggregate principal amount of the Old Notes then outstanding, by written notice to Broadband (and to the Old Indenture Trustee if such notice is given by the holders), may, and the Old Indenture Trustee at the request of such holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Old Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by Broadband or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (g) or (h) above occurs with respect to Broadband, the Accreted Value of, premium, if any, and accrued interest on the Old Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Old Indenture Trustee or any holder. The holders of at least a majority

Old Notes	New Notes
Events of Default and Remedies (continued)
in principal amount of the outstanding Old Notes, by written notice to Broadband and to the Old Indenture Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and interest on the Old Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver” on page 191.

The holders of at least a majority in aggregate principal amount of the outstanding new notes may direct the time, method and place of conducting any proceeding for any remedy available to the Old Indenture Trustee or exercising any trust or power conferred on the Old Indenture Trustee. However, the Old Indenture Trustee may refuse to follow any direction that conflicts with law or the Old Indenture, that may involve the Old Indenture Trustee in personal liability, or that the Old Indenture Trustee determines in good faith may be unduly prejudicial to the rights of holders of Old Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the Old Notes. A holder may not pursue any remedy with respect to the Old Indenture or the Old Notes unless:

(1)    the holder gives the Old Indenture Trustee written notice of a continuing Event of Default;

(2)    the holders of at least 25% in aggregate principal amount of outstanding Old Notes make a written request to the Old Indenture Trustee to pursue the remedy;

(3)    such holder or holders offer (and if requested provide) the Old Indenture Trustee indemnity satisfactory to the Old Indenture Trustee against any costs, liability or expense;

(4)    the Old Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Old Notes do not give the Old Indenture Trustee a direction that is inconsistent with the request.

Old Notes	New Notes
Events of Default and Remedies (continued)
However, such limitations do not apply to the right of any holder of an Old Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Old Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Old Notes, which right shall not be impaired or affected without the consent of the holder.

Officers of Broadband must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Broadband and its Restricted Subsidiaries and Broadband’s and its Restricted Subsidiaries under the Old Indenture and that Broadband has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Broadband will also be obligated to notify the Old Indenture Trustee of any default or defaults in the performance of any covenants or agreements under the Old Indenture.

DESCRIPTION OF KNOLOGY’S CAPITAL STOCK

The following description of Knology’s capital stock gives effect to the amendment and restatement of Knology’s Amended and Restated Certificate of Incorporation pursuant to the Charter Amendment. The effectiveness of the Charter Amendment is a condition to the completion of the Restructuring. The following description is not complete and is qualified in its entirety by the form of Amended and Restated Certificate of Incorporation attached to this Offering Circular as Exhibit G.

Authorized and Outstanding Capital Stock

Knology will be authorized to issue 200,000,000 shares of common stock, 25,000,000 shares of non-voting common stock and 199,000,000 shares of preferred stock. Of the authorized shares of preferred stock, 56,000,000 shares will be designated as Series A Preferred Stock, 21,180,131 shares will be designated as Series B Preferred Stock, 60,000,000 shares will be designated as Series C Preferred Stock, 34,000,000 shares will be designated as Series D Preferred Stock and 25,000,000 shares will be designated as Series E Preferred Stock.

Common Stock

Voting Rights.    Each holder of common stock will be entitled to attend all special and annual meetings of stockholders and, together with the holders of all other classes of stock entitled to attend and vote at stockholder meetings, to vote on any matter or thing properly considered and acted upon by the stockholders. Holders of common stock will be entitled to one vote per share and vote as a single class.

Liquidation Rights.    In the event of any dissolution, liquidation or winding up of Knology, whether voluntary or involuntary, subject to the provisions of Knology’s preferred stock, holders of common stock and non-voting common stock will be entitled to participate ratably on a per-share basis in all distributions to the holders of common stock and non-voting common stock.

Dividends.    Dividends and distributions may be paid on the common stock in cash, property or securities, and the holders of common stock and non-voting common stock will be entitled to participate in such dividends and distributions ratably on a per share basis. The rights of holders of common stock and non-voting common stock to receive dividends and distributions will be subject to any provisions of any of its preferred stock outstanding.

Redemption.    All outstanding shares of common stock will be subject to redemption if Knology’s board of directors determines such action should be taken to prevent the loss or secure the reinstatement of a material license or franchise held by Knology or any of its subsidiaries and used to conduct its business.

Non-Voting Common Stock

Voting Rights.    Holders of non-voting common stock will not have any voting rights except as required by Delaware law.

Liquidation Rights.    In the event of any dissolution, liquidation or winding up of Knology, whether voluntary or involuntary, subject to the provisions of Knology’s preferred stock, holders of non-voting common stock and common stock will be entitled to participate ratably on a per-share basis in all distributions to the holders of non-voting common stock and common stock.

Dividends.    Dividends and distributions may be paid on the non-voting common stock in cash, property or securities, and the holders of non-voting common stock and common stock will be entitled to participate in such dividends and distributions ratably on a per share basis. The rights of holders of non-voting common stock and common stock to receive dividends and distributions will be subject to any provisions of any of its preferred stock outstanding.

Redemption.    All outstanding shares of non-voting common stock will be subject to redemption if Knology’s board of directors determines such action should be taken to prevent the loss or secure the reinstatement of a material license or franchise held by Knology or any of its subsidiaries and used to conduct its business.

Conversion into Common Stock.    Shares of the non-voting common stock will be automatically converted into an equal number of shares of common stock when such shares are transferred by SCANA or one of its affiliates to a person other than SCANA or one of its affiliates. Knology will be required to take all action necessary to adjust the non-voting common stock when and to the same extent that adjustments to the common stock are made, including stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and other adjustments.

Preferred Stock

Series A Preferred Stock

Voting Rights.    The holders of shares of Series A Preferred Stock will be entitled to attend all special and annual meetings of stockholders and, together with the holders of all other classes of stock entitled to attend and vote at stockholder meetings, to vote on any matter or thing properly considered and acted upon by the stockholders. Except as otherwise required by Delaware law, holders of Series A Preferred Stock will vote together with the holders of its Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and common stock on an as-converted basis. In addition, the holders of Series A Preferred Stock, voting as a separate class, will have the right to approve any amendment, modification or waiver, of the terms of the Series A Preferred Stock.

Liquidation Rights.    In the event of any dissolution, liquidation or winding up of Knology, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock will be entitled to receive, out of Knology’s assets legally available for distribution to stockholders, a liquidation value equal to the greater of $4.75 or the amount such holder would have received had such holder’s shares of Series A Preferred Stock been converted into common stock immediately before the liquidation event. This distribution must be paid after any distribution with respect to the Series D Preferred Stock and the Series E Preferred Stock, and any distribution with respect to the Series B Preferred Stock and the Series C Preferred Stock, but prior to any distribution with respect to the common stock or the non-voting common stock. If the remaining distributable assets are insufficient to pay cash in an amount equal to the full Series A Preferred Stock liquidation distribution, then such assets or the proceeds of such assets must be distributed among the holders of the Series A Preferred Stock ratably on a per share basis.

Dividends.    The holders of Series A Preferred Stock, simultaneously with the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, but prior to and in preference to the holders of common stock and non-voting common stock, will be entitled to receive on an as-converted basis all dividends and distributions declared with respect to the holders of common stock and non-voting common stock. As Knology will not be required to pay guaranteed dividends to its preferred stockholders, Knology will not have any restriction on any repurchase or redemption of shares of its preferred stock while there is any arrearage in the payment of dividends.

Conversion into Common Stock.    The Series A Preferred Stock will be convertible at any time at the option of the holder into the number of shares of common stock determined by multiplying the Series A Preferred Stock conversion rate then in effect by the number of shares of Series A Preferred Stock held. The conversion rate for the Series A Preferred Stock will be 1.0371, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred Stock. The shares of Series A Preferred Stock will automatically be converted into shares of common stock at the conversion rate then in effect upon Knology’s completion of a qualified public offering of common stock, which will be defined in Knology’s Amended and Restated Certificate of Incorporation to mean a firm-commitment, underwritten registered offering of Knology’s common stock in which the common stock is listed for quotation on the Nasdaq National Market, the Nasdaq Small Cap Market or on a national securities exchange.

Series B Preferred Stock

The Series B Preferred Stock will have substantially the same rights, restrictions, preferences and designations as the Series A Preferred Stock, other than the differences set forth below.

Voting Rights.    The holders of shares of Series B Preferred Stock will be entitled to attend all special and annual meetings of stockholders and, together with the holders of all other classes of stock entitled to attend and vote at stockholder meetings, to vote on any matter or thing properly considered and acted upon by the stockholders. Except as otherwise required by Delaware law, holders of Series B Preferred Stock will vote together with the holders of its Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and common stock on an as-converted basis. In addition, the holders of Series B Preferred Stock, voting as a separate class, will have the right to approve any amendment, modification or waiver of the terms of the Series B Preferred Stock.

Liquidation Rights.    In the event of any dissolution, liquidation or winding up of Knology, whether voluntary or involuntary, the holders of shares of Series B Preferred Stock will be entitled to receive, out of assets legally available for distribution to stockholders, a liquidation value equal to the greater of $4.75 or the amount such holder would have received had such holder’s shares of Series B Preferred Stock been converted into common stock immediately before the liquidation event. This distribution must be paid after any distribution with respect to the Series D Preferred Stock and the Series E Preferred Stock has been made and on a pari passu basis with the Series C Preferred Stock, but prior to any distribution with respect to the Series A Preferred Stock, the common stock and the non-voting common stock. If the remaining distributable assets are insufficient to pay cash in an amount equal to the full Series B Preferred Stock liquidation distribution and the full Series C Preferred Stock liquidation distribution, then such assets or the proceeds of such assets must be distributed among the holders of the Series B Preferred Stock and the Series C Preferred Stock ratably on a per share basis.

Dividends.    The holders of Series B Preferred Stock, simultaneously with the holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, but prior to and in preference to the holders of common stock and non-voting common stock, will be entitled to receive on an as-converted basis all dividends and distributions declared with respect to the holders of common stock and non-voting common stock.

Conversion into Common Stock.    The Series B Preferred Stock will be convertible at any time at the option of the holder into the number of shares of common stock determined by multiplying the Series B conversion rate then in effect by the number of shares of Series B Preferred Stock held. The conversion rate for the Series B Preferred Stock will be 1.4865, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series B Preferred Stock. The shares of Series B Preferred Stock will automatically be converted into shares of common stock at the conversion rate then in effect upon Knology’s completion of a qualified public offering of common stock, as described above.

Board Seats.    The holders of Series B Preferred Stock, voting together as a separate class, have the right to elect two directors to Knology’s board of directors.

Series C Preferred Stock

The Series C Preferred Stock will have substantially the same rights, restrictions, preferences and designations as Series A Preferred Stock and Series B Preferred Stock, other than the differences set forth below.

Voting Rights.    The holders of shares of Series C Preferred Stock will be entitled to attend all special and annual meetings of stockholders and, together with the holders of all other classes of stock entitled to attend and vote at stockholder meetings, to vote on any matter or thing properly considered and acted upon by the stockholders. Except as otherwise required by Delaware law, holders of Series C Preferred Stock will vote together with the holders of its Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and common stock on an as-converted basis. In addition, the holders of Series C Preferred Stock, voting as a separate class, will have the right to approve any amendment, modification or waiver of the terms of the Series C Preferred Stock.

Liquidation Rights.    In the event of any dissolution, liquidation or winding up of Knology, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock will be entitled to receive, out of assets legally available for distribution to stockholders, a liquidation value equal to the greater of $3.00 or the amount such holder would have received had such holder’s shares of Series C Preferred Stock been converted into common stock immediately before the liquidation event. This distribution must be paid after any distribution with respect to the Series D Preferred Stock and the Series E Preferred Stock has been made and on a pari passu basis with the Series B Preferred Stock, but prior to any distribution with respect to the Series A Preferred Stock, the common stock and the non-voting common stock. If the remaining distributable assets are insufficient to pay cash in an amount equal to the full Series C Preferred Stock liquidation distribution and the full Series B Preferred Stock liquidation distribution, then such assets or the proceeds of such assets must be distributed among the holders of the Series C Preferred Stock and the Series B Preferred Stock ratably on a per share basis.

Dividends.    The holders of Series C Preferred Stock, simultaneously with the holders of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, but prior to and in preference to the holders of common stock and non-voting common stock, will be entitled to receive on an as-converted basis all dividends and distributions declared with respect to the holders of common stock and non-voting common stock.

Conversion into Common Stock.    The Series C Preferred Stock will be convertible at any time at the option of the holder into the number of shares of common stock determined by multiplying the Series C conversion rate then in effect by the number of shares of Series C Preferred Stock held. The conversion rate for the Series C Preferred Stock will be one, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series C Preferred Stock. The shares of Series C Preferred Stock will automatically be converted into shares of common stock at the conversion rate then in effect upon Knology’s completion of a qualified public offering of common stock, as described above.

Series D Preferred Stock

The Series D Preferred Stock will have substantially the same rights, restrictions, preferences and designations as the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, other than the differences set forth below.

Voting Rights.    The holders of shares of Series D Preferred Stock will be entitled to attend all special and annual meetings of stockholders and, together with the holders of all other classes of stock entitled to attend and vote at stockholder meetings, to vote on any matter or thing properly considered and acted upon by the stockholders. Except as otherwise required by Delaware law, holders of Series D Preferred Stock will vote together with the holders of its Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and common stock on an as-converted basis. In addition, the holders of Series D Preferred Stock, voting as a separate class, will have the right to approve any amendment, modification or waiver, of the terms of the Series D Preferred Stock.

Liquidation Rights.    In the event of any dissolution, liquidation or winding up of Knology, whether voluntary or involuntary, the holders of shares of Series D Preferred Stock will be entitled to receive, out of assets legally available for distribution to stockholders, a liquidation value equal to the greater of $1.87 or the amount such holder would have received had their shares of Series D Preferred Stock been converted into common stock immediately before the liquidation event. This distribution must be paid on a pari passu basis with the Series E Preferred Stock and prior to any distribution with respect to the Series B Preferred Stock, the Series C Preferred Stock, the Series A Preferred Stock, the common stock and the non-voting common stock. If the remaining distributable assets are insufficient to pay cash in an amount equal to the full Series D Preferred Stock liquidation distribution and the full Series E Preferred Stock liquidation distribution, then such assets or the proceeds of such assets must be distributed among the holders of the Series D Preferred Stock and the Series E Preferred Stock ratably on a per share basis.

Dividends.    The holders of Series D Preferred Stock, simultaneously with the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, but prior to and in preference to the holders of common stock and non-voting common stock, will be entitled to receive on an as-converted basis all dividends and distributions declared with respect to the holders of common stock and non-voting common stock.

Conversion into Common Stock.    The Series D Preferred Stock will be convertible at any time at the option of the holder into the number of shares of common stock determined by multiplying the Series D conversion rate then in effect by the number of shares of Series D Preferred Stock held. The conversion rate for the Series D Preferred Stock will be one, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series D Preferred Stock. The shares of Series D Preferred Stock will automatically be converted into shares of common stock at the conversion rate then in effect upon Knology’s completion of a qualified public offering of common stock, as described above.

Series E Preferred Stock

The Series E Preferred Stock will have substantially the same rights, restrictions, preferences and designations as the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, other than the differences set forth below.

Voting Rights.    Holders of Series E Preferred Stock will not have any voting rights except as required by Delaware law.

Liquidation Rights.    In the event of any dissolution, liquidation or winding up of Knology, whether voluntary or involuntary, the holders of shares of Series E Preferred Stock will be entitled to receive, out of assets legally available for distribution to stockholders, a liquidation value equal to the greater of $1.87, or the amount such holder would have received had their shares of Series E Preferred Stock been converted into common stock immediately before the liquidation event. This distribution must be paid on a pari passu basis with the Series D Preferred Stock and prior to any distribution with respect to the Series B Preferred Stock, the Series C Preferred Stock, the Series A Preferred Stock, the common stock and the non-voting common stock. If the remaining distributable assets are insufficient to pay cash in an amount equal to the full Series E Preferred Stock liquidation distribution and the full Series D Preferred Stock liquidation distribution, then such assets or the proceeds of such assets must be distributed among the holders of the Series E Preferred Stock and the Series D Preferred Stock ratably on a per share basis.

Dividends.    The holders of Series E Preferred Stock, simultaneously with the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, but prior to and in preference to the holders of common stock and non-voting common stock, will be entitled to receive on an as-converted basis all dividends and distributions declared with respect to the holders of common stock and non-voting common stock.

Conversion into Non-Voting Common Stock.    The Series E Preferred Stock will be convertible at any time at the option of the holder into the number of shares of non-voting common stock determined by multiplying the Series E conversion rate then in effect by the number of shares of Series E Preferred Stock held. The conversion rate for the Series E Preferred Stock will be one, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series E Preferred Stock. The shares of Series E Preferred Stock will automatically be converted into shares of non-voting common stock at the conversion rate then in effect upon Knology’s completion of a qualified public offering of common stock, as described above.

Conversion into Series D Preferred Stock.     Shares of the Series E Preferred Stock will be automatically converted into an equal number of shares of Series D Preferred Stock when such shares are transferred by SCANA or one of its affiliates to a person other than SCANA or one of its affiliates.

Amendment of the Terms of the Preferred Stock

Knology may not amend the rights, preferences and privileges of the Series E Preferred Stock such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series E Preferred Stock in a manner more favorable in any material respect than the holders of the Series D Preferred Stock, unless, in each such case, the terms of the Series D Preferred Stock are also amended so as to give holders of Series D Preferred Stock the same rights, preferences and privileges. The rights, preferences and privileges of the Series D Preferred Stock shall not be amended by Knology such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series D Preferred Stock in a manner more favorable in any material respect than the holders of the Series E Preferred Stock, unless, in each such case, the terms of the Series E Preferred Stock are also amended so as to give holders of Series E Preferred Stock the same rights, preferences and privileges. The terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not be amended such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in a manner more favorable in any material respect than the holders of the Series D Preferred Stock or the Series E Preferred Stock, unless, in each such case, the terms of the Series D Preferred Stock and the Series E Preferred Stock are amended so as to give holders of Series D Preferred Stock and the Series E Preferred Stock the same rights, preferences and privileges. The terms of the Series D Preferred Stock and Series E Preferred Stock shall not be amended such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series D Preferred Stock or Series E Preferred Stock in a manner more favorable in any material respect than the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, unless, in each such case, the terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are amended so as to give holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the same rights, preferences and privileges.

Undesignated Preferred Stock

Knology’s board of directors will be authorized to issue, from time to time and without further stockholder action, except as required by applicable law, one or more series of preferred stock, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights, conversion privileges and other rights. The issuance of additional preferred stock may have the effect of delaying, deferring or preventing a change in control of Knology without further action by the stockholders. Preferred stock issued with voting, conversion or redemption rights may adversely affect the voting power of the holders of common stock and existing series of preferred stock, and could discourage attempts to obtain control of Knology.

GLOBAL SECURITIES

The New Notes will be issued by the Exchange Agent in the form of one or more notes in book-entry form (the “Global Notes”) and the Series D Preferred Stock will be issued by Wachovia Bank, National Association, Equity Services (the “Transfer Agent”) in the form of a stock certificate (the “Series D Preferred Stock Certificate”), each of which will be deposited with, or on behalf of, the DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the New Notes and Series D Preferred Stock may not be transferred except as a whole among DTC and its nominees and successors. So long as DTC or its nominee is the registered owner of the New Notes and Series D Preferred Stock, DTC or its nominee, as the case may be, will be considered the sole holder of the New Notes and Series D Preferred Stock for all purposes under the New Indenture, Knology’s Amended and Restated Certificate of Incorporation, as amended by the Charter Amendment, or otherwise. The beneficial owners of the New Notes or Series D Preferred Stock will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specific written instructions of a Participant (as defined below), DTC will have its nominee assist Participants in the exercise of certain holders’ rights, such as an instruction to the New Indenture Trustee. Except as provided below, owners of beneficial interests in a New Notes and Series D Preferred Stock will not be entitled to receive physical delivery of New Notes or Series D Preferred Stock in certificated form, will not be considered the registered owners or holders of New Notes under the New Indenture or Series D Preferred Stock, and will not be able to transfer or exchange the New Notes or Series D Preferred Stock except in the limited circumstances described in this Offering Circular. A book-entry security will be exchangeable for definitive securities registered in the names of the persons other than DTC or its nominees if:

•
DTC notifies Knology that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered; or

•
with respect to the New Notes, Knology executes and delivers to the New Indenture Trustee an order complying with the requirements of the New Indenture that the book-entry security will be so exchangeable or any event of default has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the New Notes and Series D Preferred Stock and delivery of instructions for re-registration, the New Indenture Trustee, with respect to the New Notes, and the Transfer Agent, with respect to the Series D Preferred Stock, will reissue the New Notes and Series D Preferred Stock as definitive securities. After reissuance of the New Notes and Series D Preferred Stock, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc. the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

Purchase of notes or preferred stock under the DTC system must be made through direct Participants, which receive a credit for the notes or preferred stock on DTC’s records. The ownership interest of such purchase of such notes or preferred stock is in turn recorded on the direct and indirect Participant’s records. A beneficial owner does not receive written confirmation from DTC of its purchase, but such beneficial owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct and indirect Participant through which such beneficial owner entered into the transaction. Transfers of ownership interest in notes or preferred stock are accomplished by entries made on the books of Participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interest in the notes or preferred stock, except in the event that use of the book-entry system for the notes or preferred stock is discontinued.

To facilitate subsequent transfers, the notes or preferred stock are registered in the names of DTC’s partnership nominee, Cede & Co. The deposit of the notes or preferred stock with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of actual beneficial owners of the notes or preferred stock; DTC records reflect only the identity of the direct Participants to whose account the notes or preferred stock are credited, which may or not be the beneficial owner. The Participants remain responsible for keeping account of their holding on behalf of their customers.

Conveyance of notices and other communications by DTC to direct Participants, by direct Participants to indirect Participants, and by direct Participants and indirect Participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the notes or preferred stock are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes or preferred stock. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct Participants to whose accounts the notes or preferred stock are credited on the record date (identified on a list attached by the omnibus proxy).

Principal and interest payments on the New Notes will be made by Knology to the New Indenture Trustee and by the New Indenture Trustee to DTC. Dividend payments on the Series D Preferred Stock will be made by Knology to the Transfer Agent and by the Transfer Agent to DTC. DTC’s practice is to credit direct Participant’s accounts on the payable date in accordance with their respective holdings as shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the New Indenture Trustee, the Transfer Agent or Knology, subject to any statutory or regulatory requirements of Knology, the New Indenture Trustee or as otherwise may be in effect from time to time. Payment of principal, interest or dividends, as applicable, is the responsibility of the New Indenture Trustee or the Transfer Agent, disbursements of such payments to direct Participants is the responsibility of DTC, and disbursements of such payments to beneficial owners is the responsibility of direct and indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the New Notes or Series D Preferred Stock at any time by giving notice to the New Indenture Trustee or the Transfer Agent, as applicable. Under such circumstances, in the event that a successor securities depository is not appointed, New Note and

Series D Preferred Stock certificates will be required to be printed and delivered. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Knology believes to be reliable, but Knology takes no responsibility for its accuracy. None of Knology, the Exchange Agent, the Transfer Agent or the New Indenture Trustee will have any responsibility for any aspect of the records relating to the payments made to owners of beneficial interests in the New Notes and Series D Preferred Stock, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

STOCKHOLDERS AGREEMENT

The following description of Knology’s Stockholders Agreement gives effect to the Stockholders Agreement Amendment. The effectiveness of the Stockholders Agreement Amendment is a condition to the completion of the Restructuring. The following description is not complete and is qualified in its entirety by the Form of Stockholders Agreement and the Stockholders Agreement Amendment attached to this Offering Circular as Exhibit C.

Registration Rights

Under the Stockholders Agreement, shares of common stock issued or issuable upon the conversion of Series A Preferred Stock (other than shares received in Knology’s spin-off from ITC Holding), Series B Preferred Stock, Series C Preferred Stock or New Preferred Stock will have the benefit of various registration rights. These stockholders holding at least 25.0% of the common stock, on an as-converted basis, held by all such stockholders have the right, at any time after Knology’s common stock is listed on the Nasdaq National Market, the Nasdaq Small Cap Market or a national securities exchange, to require Knology to effect up to two registrations on Form S-1 with respect to at least 25.0% of its registrable stock held by such stockholders, and, after Knology is eligible to use Form S-3 and its common stock is listed on the Nasdaq National Market, the Nasdaq Small Cap Market, or any national securities exchange, these stockholders holding at least 5% of the outstanding common stock, on an as-converted basis, have the right to require Knology to effect an unlimited number of registrations on Form S-3 with respect to at least 25.0% of the registrable securities held by such 5% stockholders making such request, in each case subject to Knology’s right to defer registration under certain circumstances which are described in the Stockholders Agreement and the Stockholders Agreement Amendment which are attached to this Offering Circular as Exhibit C. These stockholders also will have unlimited rights to include shares in future registrations of stock by Knology for Knology’s own account or for the account of other selling stockholders. These rights to include shares in future registrations will be subject to customary rights of Knology to exclude the shares to the extent the managing underwriter determines that it adversely affects the marketability of the offering to which the registration relates. Knology will pay all expenses in connection with these registrations other than underwriter discounts and commissions. A stockholder’s registration rights will terminate when all registrable securities beneficially owned by that stockholder immediately may be sold under Rule 144(k) of the Securities Act and Knology’s common stock is listed on a national securities exchange or traded on the Nasdaq National Market. J. H. Whitney IV, L.P. and The Blackstone Group private equity funds also have certain special demand registration rights.

Transfer Restrictions

Until Knology completes a qualified public offering, holders of Existing Preferred Stock who own 5.0% or more of Knology’s capital stock on a fully diluted basis and are parties to the Stockholders Agreement who propose to sell, either individually or with a group of other stockholders subject to the same restrictions, at least 20.0% of the outstanding shares of Knology’s capital stock on a fully diluted basis must first offer the shares to the other stockholders who own 5% or more of Knology’s capital stock on a fully diluted basis who are party to the Stockholders Agreement. If any shares remain to be sold to a third party and such shares represent at least 20.0% of the outstanding shares of Knology’s capital stock on a fully diluted basis, the other stockholders who own more than 5.0% of Knology’s capital stock on a fully diluted basis and all Non-Affiliated Holders who receive Series D Preferred Stock in the Restructuring, have the right to sell their shares along with the original selling stockholder on a pro rata basis.

Board Rights

Under the Stockholders Agreement, J. H. Whitney IV, L.P., along with its affiliates, and the Blackstone Group private equity funds, along with their affiliates, each have the right to nominate one director who together serve as the representatives of the holders of Series B Preferred Stock on Knology’s board. Prior to a qualified public offering, these rights will continue so long as each maintains at least 45.0% of its original investment in Knology’s capital stock. After a qualified public offering, their rights will continue so long as each maintains ownership of at least of 5.0% of Knology’s common stock on a fully diluted basis. Until Knology completes a qualified public offering, if either J. H. Whitney or Blackstone no longer has the right to appoint a director because it ceases to own at least 45.0% of its original investment, it will continue to have the right to appoint a board observer so long as it owns at least 25.0% of its original investment in Knology’s capital stock. Additionally, until Knology completes a qualified public offering, First Union Capital Partners 2001, L.L.C. has the right to appoint a board observer so long as it continues to own at least 25.0% of its original investment in Knology’s capital stock. Under the Stockholders Agreement, the Non-Affiliated Holders who receive shares of Series D Preferred Stock in the Restructuring will have the right to designate one director to serve on Knology’s board of directors for a three-year term. Such director may be removed only for cause. Upon the removal for cause, resignation, disability or death of such director, the board of directors of Knology will be entitled to designate a replacement for such director. The director designated by the Non-Affiliated Holders holding Series D Preferred Stock must be “Independent” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Preemptive Rights

Under the Stockholders Agreement, each party that is a holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or New Preferred Stock that represent, on an as-converted basis, at least 5.0% of Knology’s capital stock on a fully diluted basis has the right to purchase its pro-rata shares of 75.0% of any future offerings of its equity securities. This right does not apply to issuances approved by a director elected by the holders of the Series B Preferred Stock for non-cash consideration, issuance pursuant to recapitalizations of Knology that do not affect the percentage ownership of the parties to the Stockholders Agreement, issuances upon the conversion of the Series A Preferred Stock or the Series B Preferred Stock, or any issuances after completion of a qualified public offering.

Affirmative Covenants

Knology has also agreed in the Stockholders Agreement to do, among other things, the following, until completion of a qualified public offering:

•
If at any time Knology is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will provide to each party to the Stockholders Agreement audited annual and unaudited quarterly and monthly financial statements;

•	Knology will promptly pay and discharge when due and payable, all lawful taxes, imposed upon Knology or its subsidiaries;

•	Knology will keep its properties and those of its subsidiaries in good repair, working order and condition;

•	Knology will maintain adequate insurance on its assets and those of its subsidiaries, as well as directors and officers’ insurance and insurance policies customary for companies in its industry;

•
Knology will keep true and correct books and records in accordance with generally accepted accounting principles applied on a consistent basis, and Knology will provide access during regular business hours to such records and books of accounts to its investors for inspection;

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Knology will retain a “Big Five” international accounting firm as its independent public accountants who shall certify Knology’s financial statements at the end of each fiscal year, and will notify its investors if the services or its independent public accountant are terminated;

•	Knology and all of its subsidiaries will comply with applicable laws with respect to the conduct of its business;

•	Knology will maintain its corporate existence, rights and franchises and all licenses and rights in its intellectual property that it believes to be necessary to conduct its business; and

•
In the event that Knology enters into a contract or transaction between one or more of its directors, officers, or a stockholder that owns at least 5.0% of its common stock on a fully diluted basis, or one of their affiliates, the contract will be fair to Knology when entered into and will be approved by the affirmative votes of a majority of Knology’s disinterested directors, even though such disinterested directors are less than a quorum of the board.

TRANSFER RESTRICTIONS

The New Notes and the shares of New Preferred Stock to be issued in this Exchange Offer and the shares of common stock issuable upon conversion of the New Preferred Stock issued in the Exchange Offer will be “restricted securities” as defined in Rule 144 under the Securities Act. Generally, “restricted securities” may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. Except as otherwise provided in the Stockholders Agreement, Knology has no obligation to register the New Preferred Stock, the New Notes or the common stock issuable upon conversion of the New Preferred Stock, to comply with the conditions of Rule 144 or to take any other action necessary in order to make available any exemption for the resale of the New Preferred Stock, New Notes or the common stock issuable upon conversion of the New Preferred Stock.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who holds shares that were acquired from Knology, or any affiliate of Knology, for at least one year may be permitted to sell within any three-month period a number of shares that does not exceed the greater of 1.0% of Knology’s then-outstanding shares of New Preferred Stock and the average weekly trading volume over a four week period provided certain requirements are met. Those requirements include, among other things: (1) there must be publicly available information about Knology that meets certain requirements; and (2) the sale must be made through an unsolicited “broker’s transaction” or in transactions directly with a market maker. Because there is no established trading market for the New Preferred Stock, common stock or non-voting common stock to which it is convertible, the holder of the shares of New Preferred Stock to be issued in this Exchange Offer should assume that, among other things, the broker’s transaction requirements of Rule 144 may never be able to be satisfied.

In addition, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who holds shares that were acquired from Knology, or any affiliate of Knology, for at least two years and who is not deemed to have an affiliate at any time during the three months preceding the sale would be entitled to sell the shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

Consequently, holders of New Preferred Stock and New Notes should be aware that ownership of shares of New Preferred Stock involves a high degree of risk and that they may be required to bear the financial risks of this investment for at least two years and perhaps an indefinite period of time if there is no established market for the New Notes, New Preferred Stock, common stock or non-voting common stock into which it is convertible.

REGISTRATION RIGHTS FOR NEW NOTES

Knology has agreed pursuant to the Registration Rights Agreement, the form of which is attached hereto as Exhibit I (the “Registration Rights Agreement”), that it will, at its cost:

(1)    within 40 days after the New Notes Issue Date for New Notes issued in the Exchange Offer, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the New Notes for new registered notes of Knology (the “Exchange Notes”) having terms substantially identical in all material respects to the New Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

(2)    cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 105 days after the New Notes Issue Date; and

(3)    complete the Registered Exchange Offer of the Exchange Notes in exchange for surrender of the New Notes within 145 days after the New Notes Issue Date.

For each New Note tendered to Knology pursuant to the Registered Exchange Offer, Knology will issue to the holder of such New Note an Exchange Note having a principal amount equal to that of the surrendered New Note. Interest on each Exchange Note will accrue from the last Interest Payment Date on which interest was paid on the New Note surrendered in exchange thereof or, if no interest has been paid on such New Note, from the New Notes Issue Date.

Under existing SEC interpretations, the Exchange Notes will be freely transferable by holders other than affiliates of Knology after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of Knology, as such terms are interpreted by the SEC; provided that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the Exchange Offer Registration Statement.

Under the Registration Rights Agreement, Knology is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

A holder of New Notes (other than certain specified holders) who wishes to exchange such New Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an “affiliate” of Knology, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the event that: (1) such Exchange Offer Registration Statement is not filed within 40 days after the New Notes Issue Date; (2) such Exchange Offer Registration Statement is not declared effective within 105 days after the New Notes Issue Date; or (3) the Registered Exchange Offer is not completed within 145 days of the New Notes Issue Date (each, a “Registration Default”), then, under the Registration Rights Agreement, Knology shall pay additional interest to holders of the New Notes, from and including the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured.

The rate of the additional interest will be 0.25% per annum for the first 60-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 60-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.50% per annum. Knology will pay such additional interest on regular Interest Payment Dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the New Notes and the Exchange Notes.

If Knology effects the Registered Exchange Offer, Knology will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof provided that Knology has accepted all New Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

ACCOUNTING TREATMENT OF THE RESTRUCTURING

Generally when a corporation’s debt is restructured, accounting recognition should be given to the event and a gain or loss recognized based on the principal amount of the restructured debt. However, under our circumstances, the Restructuring is required to be accounted for as a troubled debt restructuring under generally accepted accounting principles. Troubled debt restructuring accounting treatment requires that a comparison be made between the maximum future cash outflows associated with the New Notes (including principal, interest and related costs) and the recorded assets and liabilities related to the outstanding Old Notes as of the date of the exchange.

At March 31, 2002, the carrying value of the recorded assets and liabilities relating to the Old Notes was $345.2 million (which includes accrued and unpaid interest). At March 31, 2002, on a pro forma basis assuming the completion of the Restructuring, Knology expects the total future maximum cash outflows associated with the New Notes plus the mandatory redemption value to be more than $360 million (including principal amount, and all future maximum interest payments). Additionally, the equity issued in the Restructuring will be allocated from the carrying value of the New Notes. Because the total maximum cash flows associated with the New Notes including the amount allocated to preferred stock exceeds the carrying value of the Old Notes, no gain is recorded. Instead, Knology will record lower interest expense with respect to the New Notes in the future. To a large extent, future interest payments will be accounted for as a reduction in the existing debt balance instead of interest expense.

Because troubled debt restructuring accounting requires the comparison of the carrying value of the Old Notes to the total future maximum cash flows of the New Notes rather than the principal or face amount of the New Notes, a substantial future amount of interest/accretion is included in the carrying value of the New Notes issued in the Restructuring. As a result, the difference between the face value of the Old Notes and the face value of the New Notes is not immediately recognized as an extraordinary gain, but rather will be recognized over time as reduced interest/accretion expense.

The pro forma information set forth under “Capitalization” on page 39 and the “Unaudited Pro Forma Financial Data of Knology” on page 110 reflects the accounting of the Restructuring as a troubled debt restructuring.

Accounting treatment of the Restructuring depends on the relative fair value of the debt and equity components to be issued in the Exchange Offer. The amounts calculated herein have been applied assuming a liquidation value of the New Preferred Stock of $1.87 as its fair value and the $195.0 million principal amount at maturity of New Notes as its fair value. Amounts are subject to change based on the fair value of the debt and equity securities that will be issued upon the completion of the Restructuring.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Tax Consequences to Knology and Broadband

Broadband (as a member of the consolidated tax group of which Knology is the common parent) may realize COD income for United States federal income tax purposes with respect to the exchange of the Old Notes for New Notes and New Preferred Stock pursuant to the Restructuring. This determination will depend on certain issues such as whether COD income, which may arise from the Restructuring as well as from the accrued OID interest portion of the Old Notes which has not been previously paid by Broadband, will be realized as a result of the Restructuring. Broadband may also realize COD income with respect to certain intercompany debt and advances made by Knology to Broadband that are cancelled or exchanged in connection with the Restructuring.

To the extent that Broadband is considered insolvent immediately before the completion of the Restructuring, Broadband will not recognize COD income to the extent of the insolvency at the time the Old Notes are exchanged. However, Broadband generally will be required to reduce certain of its tax attributes, including net operating losses and loss carryforwards (and certain other losses, credits and loss carryforwards), in an amount equal to the amount of COD income excluded from taxable income. This may result in a significant reduction in, and possible elimination of, Broadband’s net operating loss carryforwards. Depending on the amount of the COD income relative to the amount Broadband is considered to be insolvent immediately before the completion of the Restructuring, there may be a risk of taxable income to Broadband arising from the Restructuring.

If Broadband is solvent immediately before the completion of the Restructuring and if Broadband realizes COD income, Broadband’s available net operating losses and loss carryforwards (and certain other losses, credits and loss carryforwards) may offset the amount of, and may eliminate, this COD income. The use of some of the net operating losses, however, may be limited by ownership shifts in the Broadband stock (attributable to prior shifts unrelated to the Restructuring, as well as shifts occurring as a result of the Restructuring) that fall within the provisions of Section 382 of the Code, which could cause a risk of taxable income to Broadband arising from the Restructuring.

Alternatively, if the discharge of the Old Notes occurs in a Chapter 11 bankruptcy case pursuant to the Prepackaged Plan, Broadband will not recognize any COD income it realizes as a result of such discharge although certain of its tax attributes will be required to be reduced.

Broadband may also realize COD income with respect to Old Notes held by Valley that are canceled or exchanged in connection with the Restructuring.

Depending on the position ultimately taken by Broadband in connection with the various issues discussed above, there is a risk that the Internal Revenue Service may take a different position.

Finally, if Broadband does not realize COD income to the extent of the insolvency or in a Chapter 11 bankruptcy case and if the cancelled indebtedness exceeds the amount of the tax attribute reduction, then an excess loss account in the stock of Broadband may be triggered into Knology’s consolidated taxable income.

Holders of Old Notes are urged to review the discussion in “—Tax Consequences to Holders of Old Notes” on page 236, regarding whether the transactions occurring pursuant to the Restructuring may result in the recognition of gain or loss with respect to their Old Notes and the United States federal income tax consequences relevant to the ownership and disposition of the New Notes and New Preferred Stock received. The treatment afforded holders of Old Notes is the same in the Recapitalization Plan as it is in the Prepackaged Plan. Thus, the discussion of tax consequences of the Prepackaged Plan is also contained herein.

Tax Consequences to Holders of Old Notes

United States Tax Consequences

The following is a general overview of United States federal income tax consequences associated with the Restructuring and the ownership and disposition of the New Notes and New Preferred Stock offered in this Offering Circular. Except where noted, the following overview deals only with those holders who hold the Old Notes, New Notes or New Preferred Stock as capital assets and does not deal with special situations, such as those of brokers, dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding the Old Notes, New Notes or New Preferred Stock, as the case may be, as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. The following summary does not address specific state or local or non United States tax consequences or United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax.

Furthermore, the following overview is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This overview does not address tax consequences of the acquisition, ownership, or disposition of the New Notes and New Preferred Stock to holders of New Notes and New Preferred Stock other than those holders who acquired their New Notes and New Preferred Stock pursuant to the Restructuring. If a partnership holds the Old Notes, New Notes or New Preferred Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Old Notes or who will receive New Notes and New Preferred Stock pursuant to the Restructuring should consult their own tax advisors.

As used herein, the term “U.S. Holder” means a holder of Old Notes, New Notes or New Preferred Stock, as the case may be, that is, for United States federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in or under the law of the United States or of any political subdivision thereof, (3) any estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996, was treated as a United States person prior to that date, and elected to continue to be treated as a United States person. For purposes of this overview, the term “non-U.S. Holder” means a holder of Old Notes, New Notes or New Preferred Stock who, for United States federal income tax purposes, is (1) a nonresident alien, (2) a corporation, partnership, estate or trust that is not a U.S. Holder or (3) any other person that is not subject to United States federal income taxation in respect of the notes.

Each U.S. Holder and non-U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of the Restructuring, the ownership and disposition of the New Notes and New Preferred Stock, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local, or other taxing jurisdiction.

U.S. Holders

Exchange Offer

The holders of Old Notes who exchange Old Notes for the New Notes and New Preferred Stock will recognize taxable gain or loss to the extent of the difference between (1) the sum of the issue price of the New Notes and the fair market value of the New Preferred Stock (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) and (2) the holder’s adjusted tax basis in the Old Notes. The “issue price” of the New Notes will depend upon whether the New Notes or the Old Notes are publicly traded, within the meaning of the Code and applicable Treasury Regulations during the 60-day period ending 30 days after the issue date. If either the Old Notes or the New Notes are publicly traded, then the “issue price” of the New Notes will equal their fair market value on the issue date (if the New Notes are publicly traded) or the fair market value of the Old Notes on the issue date (if the Old Notes, but not the New Notes, are publicly traded). If neither the Old Notes nor the New Notes are publicly traded, the issue price of the New Notes will equal their stated principal amount. Knology anticipates that the Old Notes will be publicly traded during the relevant 60-day period referred to above.

The relevant Treasury Regulations are complex and highly detailed in defining “publicly traded.” You should consult your own tax advisor with respect to whether your Old Notes or New Notes qualify for this purpose as “publicly traded.”

A U.S. Holder which has acquired the Old Notes with market discount (the stated redemption price of the Old Note exceeds the amount by which a U.S. holder purchased the Old Note by more than a de minimis amount) generally will divide any recognized gain in the Restructuring between accrued but unrecognized market discount and capital gain, equal to any remaining gain on the exchange. Unless the holder elects otherwise, the market discount accrues ratably on a daily basis from the date of purchase up to and including the date of maturity.

Payment of Interest

Stated interest payable on the New Notes generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes.

Original Issue Discount

The New Notes will be issued with original issue discount (“OID”) for federal income tax purposes. The amount of OID on a New Note equals the excess of the “stated redemption price at maturity” of a New Note over its issue price. The stated redemption price at maturity of a New Note is the sum of all payments provided by the debt instrument other than payments of qualified stated interest (defined generally as stated interest that is unconditionally payable in cash or other property (other than Knology debt instruments) at least annually at a single fixed rate). The payments under the New Notes will not constitute qualified stated interest.

U.S. Holders should be aware that, as described in greater detail below, they generally must include OID in gross income as it accrues, in advance of the receipt of cash attributable to that income. The amount of OID includible in income by the initial U.S. Holder of the New Notes is the sum of the “daily portions” of OID with respect to the New Notes for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such New Notes (“accrued OID”). The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. The accrual period for the New Notes may be of any length and may vary in length over the term of the New Notes, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (1) the product of the New Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (properly adjusted for the length of the accrual period) less (2) the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of the New Notes at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period previously includible in the gross income of the U.S. Holder and decreased by the amount of any payments previously made on the New Notes (other than qualified stated interest payments).

The New Notes provide for alternative payment schedules as a result of: (1) Knology having the option to pay interest semi-annually for the first 18 months of the New Notes either in cash at the rate of 11% per annum or in-kind (by distribution of additional New Notes) at the rate of 13% per annum; and (2) Knology having the option to redeem the New Notes at a rate of: (a) 102%, if redeemed during the first twelve months following the date of issuance of the New Notes; (b) 101%, if redeemed during the second twelve month period following the date of issuance of the New Notes; and (c) 100%, if redeemed any time after the second anniversary following the date of issuance of the New Notes (plus, in each case, accrued and unpaid interest, if any, to the date of redemption). For purposes of calculating the yield and maturity of the New Notes under the OID rules, an issuer will be deemed to exercise or not exercise an option in a manner that minimizes the yield on the debt instrument. If there is a subsequent change in circumstances, however, and contrary to the presumptions made the contingency actually occurs or does not occur, the New Notes will be treated as reissued (“reissued New Notes”) on the date of the change of circumstances for purposes of the OID rules only. The issue price of these reissued New Notes will be equal to the adjusted issue price of the New Notes on that date and the yield and maturity of the reissued New Notes will have to be recomputed for purposes of the OID rules. Each U.S. Holder should consult its tax advisor regarding the particular tax consequences to such U.S. Holder if there is a change of circumstances.

Mandatory Offer to Repurchase

If Knology experiences specific kinds of changes in control prior to the second anniversary of the date of issuance of the New Notes, Knology must offer to repurchase the New Notes at a price equal to 101% of the then outstanding principal amount of the New Notes, plus accrued and unpaid interest, if any, to the date of such repurchase. Knology believes that such repurchase is not significantly more likely than not to occur. If Knology continues to believe at the time of issuance of the New Notes that such a possibility is not significantly more likely than not to occur, Knology will not take the potential additional payment into account in determining the yield and maturity of the New Notes. The IRS may take a different position, however, which may impact the OID analysis in relation to the New Notes. In addition, a U.S. Holder should consult with its tax advisor regarding the potential tax consequences to such U.S. Holder if there is a change of circumstances whereby Knology experiences specific kinds of changes in control to trigger this repurchase option. See “—Original Issue Discount” on page 237.

Each U.S. Holder should consult its tax advisor regarding the particular tax consequences to such U.S. Holder in the Exchange Offer.

High Yield Discount Obligations

The New Notes will constitute an “applicable high yield discount obligation” (“discount obligation”). A debt obligation is generally subject to the discount obligation rules if (1) its maturity date is more than five years from the date of issue, (2) its yield to maturity equals or exceeds the sum of the applicable federal rate in effect at the time of issuance plus five percentage points, and (3) it bears “significant OID.” A debt instrument will bear significant OID for this purpose if, as of the close of any accrual period ending more than five years after issuance, the aggregate amount includible in the holder’s gross income with respect to the debt instrument exceeds the sum of (a) the aggregate amount of interest to be paid under the obligation before the close of such accrual period and (b) the product of the issue price of the debt instrument and its yield to maturity. For July 2002, the mid-term applicable federal rate is 4.55% (based on semiannual compounding). Consequently, the yield to maturity of the New Notes exceeds the sum of the applicable federal rate for July 2002 plus five percentage points.

The yield to maturity of the New Notes is more than six percentage points above the applicable federal rate. Therefore, the OID on the New Notes is bifurcated into two portions, a deferred portion and a disqualified portion. The deferred portion is the portion other than the disqualified portion. The disqualified portion of the OID is the lesser of (1) the amount of the accrued OID from the New Notes for a year or (2) the total yield of the New Notes for a year (whether or not paid) multiplied by a fraction, the numerator of which is the disqualified yield (the excess of the yield to maturity over the sum of the above-mentioned applicable federal rate plus six percentage points) of the New Notes and the denominator of which is the yield to maturity of the New Notes.

Knology will not be allowed an interest deduction in connection with the disqualified portion of the OID. Knology will be able to deduct the deferred portion of the OID when such portion is actually paid in cash to the holders of the New Notes.

For a holder of New Notes, the above rule does not affect the regular OID rules, with one exception. A holder of New Notes reports all interest income as it accrues under the regular OID rules. A corporate holder of New Notes will be entitled to a dividend received deduction (“DRD”) with respect to the disqualified portion of the OID on the New Notes. Corporate holders are urged to consult their tax advisors with respect to the possible application of Section 1059 of the Code.

Consequences to Non-Tendering U.S. Holders

Under general principles of tax law, the significant modification of a debt instrument creates a deemed exchange (upon which gain or loss may be recognized) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under applicable Treasury Regulations, the modification of a debt instrument is a significant modification that will create a deemed exchange if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. A modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

The adoption of the Proposed Amendments to the Old Indenture should not cause the non-tendering U.S. Holders of the Old Notes (the “Non-Tendering U.S. Holders”) to be deemed to have exchanged the Old Notes for “deemed new” notes, as the Proposed Amendments to the Old Indenture, when viewed in isolation, should not constitute a significant modification of the Old Notes under Treasury Regulation Section 1.1001-3(e)(6). Therefore, Non-Tendering U.S. Holders of the Old Notes should not realize any gain or loss with respect to the adoption of the Proposed Amendments to the Old Indenture.

If the adoption of the Proposed Amendments to the Old Indenture is not viewed as effecting a change only to financial covenants, however, there is a significant risk that the modification would be deemed an exchange whereby Non-Tendering U.S. Holders would be viewed as receiving deemed new notes in exchange for their Old Notes in a taxable exchange. A Non-Tendering U.S. Holder would recognize gain or loss equal to the difference between the issue price of the deemed new notes (less an amount equal to any accrued and unpaid interest on the Old Notes not previously included in income, which will be treated as ordinary interest income) and such Non-Tendering U.S. Holder’s adjusted tax basis in the Old Notes immediately prior to the date of the deemed exchange which were deemed to have been surrendered. Since the issue price of the deemed new notes will depend upon whether the deemed new notes or the Old Notes are publicly traded, within the meaning of the Code and applicable Treasury Regulations during the 60-day period ending 30 days after the issue date. If either the Old Notes or the deemed new notes are publicly traded, then the issue price of the deemed new notes will equal their fair market value on the issue date (if the deemed new notes are publicly traded) or the fair market value of the Old Notes on the issue date (if the Old Notes, but not the deemed new notes, are publicly traded). If neither the Old Notes nor the deemed new notes are publicly traded, the issue price of the deemed new notes will equal their stated principal amount. Knology anticipates that the deemed new notes will be publicly traded during the relevant 60-day period referred to above.

The relevant Treasury Regulations are complex and highly detailed in defining “publicly traded.” Each Non-Tendering U.S. Holder should consult its own tax advisors with respect to whether its Old Notes or deemed new notes qualify for this purpose as “publicly traded.”

In the event the adoption of the Proposed Amendments is treated as a deemed exchange, if the issue price of the deemed new notes is less than their stated redemption price at maturity, the deemed exchange may result in the deemed new notes being issued with OID, which would be included in the Non-Tendering U.S. Holder’s income over the term of the deemed new notes. See “—Original Issue Discount” on page 237.

Each Non-Tendering U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of a failure to tender the Old Notes in the exchange offer.

Sale, Exchange and Retirement of New Notes

Upon the sale, exchange (subsequent to the Restructuring), retirement at maturity, or other taxable disposition of the New Notes, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized by such holder (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) and such holder’s adjusted tax basis in the New Notes. The deductibility of capital losses is subject to limitations.

U.S. Holders that have received New Notes in exchange for debt for which they have already taken a bad debt deduction should consult their tax advisors to determine the impact of this additional fact on the above analysis.

New Preferred Stock

A U.S. Holder of the New Preferred Stock generally will be required to include in income as ordinary dividend income the amount of any distributions paid on the New Preferred Stock to the extent that such distributions are paid out of Knology’s current or accumulated earnings and profits. Distributions in excess of such earnings and profits will reduce the U.S. Holder’s tax basis in its New Preferred Stock and, to the extent such excess distributions exceed such tax basis, will be treated as gain from the sale or exchange of such New Preferred Stock. Corporate holders of the New Preferred Stock may be entitled to a dividends-received deduction under Section 243 of the Code with respect to distributions out of earnings and profits. This potential deduction is subject to certain holding period requirements. A corporate stockholder’s liability for alternative minimum tax may also be affected by the portion of the dividends received which such corporate stockholder deducts in computing taxable income. U.S. Holders of the New Preferred Stock are urged to consult their tax advisors in this regard.

Under Section 1059 of the Code, a corporate stockholder is required to reduce its tax basis (but not below zero) in stock it owns by the nontaxed portion of any “extraordinary dividend” received with respect to such stock if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction provisions of Section 243 of the Code. An extraordinary dividend on the New Preferred Stock generally would be a dividend that equals or exceeds 5% of the corporate stockholder’s adjusted basis in such stock, treating all dividends having ex-dividend dates within an 85-day period (or, under certain circumstances, a 365-day period) as one dividend. In addition, an extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation (with respect to the New Preferred Stock), regardless of the stockholder’s holding period and regardless of the size of the dividend. If Section 1059 of the Code applies and if any part of the nontaxed portion exceeds the U.S. Holder’s tax basis, such excess portion will be treated as gain from the sale or exchange of such New Preferred Stock.

There are several exceptions to Section 1059 that could apply depending on the corporate stockholder’s factual situation. Corporate stockholders are urged to consult their tax advisors with respect to the possible application of Section 1059 of the Code to their ownership and disposition of the New Preferred Stock.

Conversion of the New Preferred Stock

No gain or loss generally will be recognized upon conversion of shares of the New Preferred Stock into shares of Common Stock or Non-Voting Common Stock, except with respect to any cash paid in lieu of fractional shares of Common Stock or Non-Voting Common Stock. The tax basis of the Common Stock or Non-Voting Common Stock received upon conversion of shares of the New Preferred Stock generally will be equal to the tax basis of the shares of the New Preferred Stock so converted and the holding period of the Common Stock or Non-Voting Common Stock generally will include the holding period of the shares of the New Preferred Stock converted.

A change in the conversion ratio may be treated with respect to the U.S. Holders of the New Preferred Stock as a distribution with respect to any holder whose proportionate interest in the earnings and profits or assets of the corporation is increased by such change. An adjustment to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders, however, generally will not be considered to result in a constructive distribution of stock. If any adjustments do not qualify as bona fide reasonable adjustments (or if certain adjustments are not made), holders of the New Preferred Stock might be deemed to receive a taxable stock dividend. In such case, the amount of the distribution would be the fair market value of the additional common stock to which the holders of the New Preferred Stock would be entitled by reason of the change in the conversion price.

Sale, Retirement or Other Taxable Disposition of New Preferred Stock

Upon the sale or other taxable disposition of the New Preferred Stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and fair market value of any property received on the sale and such U.S. Holder’s adjusted tax basis in the New Preferred Stock. The deductibility of capital losses is subject to limitation.

U.S. Holders that have received stock in exchange for debt for which they have already taken a bad debt deduction should consult their tax advisors to determine the impact of this additional fact on the above analysis.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to U.S. Holders other than certain exempt recipients (such as corporations) on the following income:

•	accrual of OID and certain payments of principal and interest on the New Notes;

•	certain payments of dividend income derived in respect to the New Preferred Stock; and

•	proceeds of the sale of New Notes or New Preferred Stock.

A backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number on a Form W-9, furnishes an incorrect taxpayer identification number, fails to certify foreign or other exempt status from backup withholding or if the payor receives notification from the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest or dividend income.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders

Old and New Notes

Subject to the discussion of withholding and information reporting below, the interest income and gains that a non-U.S. Holder derives in respect of the Old Notes and New Notes generally will be exempt from U.S. federal income taxes, including withholding tax.

Payments of interest or principal in respect of the New Notes by Knology or its paying agent to a holder that is a non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, in the case of payments of interest (including OID):

a)
the income is effectively connected with the conduct by such non-U.S. Holder of a trade or business carried on in the United States and the non-U.S. Holder complies with applicable identification requirements (described under “—Withholding and Information Reporting” on page 243); or

b)
the non-U.S. Holder and/or each securities clearing organization, bank, or other financial institution that holds the New Notes on behalf of such non-U.S. Holder in the ordinary course of its trade or business, in the chain between the non-U.S. Holder and the paying agent, complies with applicable identification requirements (described under “—Withholding and Information Reporting” on page 243) to establish that the holder is a non-U.S. Holder and in addition, that the following requirements of the “portfolio interest” exception under the Code are satisfied:

•	the non-U.S. Holder does not actually or constructively own 10% or more of Knology’s voting stock;

•	the non-U.S. Holder is not a controlled foreign corporation with respect to Knology;

•	the non-U.S. Holder is not a bank whose receipt of interest on the New Notes is described in Section 881(c)(3)(A) of the Code; and

•	such interest is not contingent interest described in Section 871(h)(4) of the Code.

Any gain that a non-U.S. Holder realizes on a sale or exchange of the Old Notes or the New Notes generally will be exempt from U.S. federal income tax, including withholding tax, unless:

a)
such gain is effectively connected with the conduct of a trade or business in the United States (and if a tax treaty applies, such gain is attributable to a permanent establishment of the non-U.S. Holder);

b)
in the case of a non-U.S. Holder that is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, or other disposition occurs; or

c)	in the case of gain representing accrued interest, the requirements of the portfolio interest exception are not satisfied.

In the case of a non-U.S. Holder which is subject to United States federal income taxation on a net basis in respect of the Old Notes or New Notes, such holder will generally be taxed under the same rules that govern the taxation of a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to an additional branch profits tax.

In addition, a non-U.S. Holder which has acquired the Old Notes with market discount (i.e., an excess of the stated redemption price at maturity over the basis of such note after acquisition by the non-U.S. Holder) in excess of a statutorily defined de minimis amount generally will be required to treat gain on the sale or exchange of such Old Notes as ordinary income to the extent of the market discount accrued to the date of the disposition, less any accrued market discount income previously included in the non-U.S. Holder’s income pursuant to an election, if any. A non-U.S. Holder will not be subject to U.S. withholding tax on this portion of the gain.

New Preferred Stock

The dividend income that a non-U.S. Holder derives in respect of the New Preferred Stock generally will be subject to a U.S. withholding tax rate of 30% (subject to a lower treaty rate if applicable) unless the income is effectively connected with the conduct by such non-U.S. Holder of a trade or business carried on in the United States and the non-U.S. Holder complies with applicable identification requirements (described under  “—Withholding and Information Reporting” on page 243).

Any gain that a non-U.S. Holder realizes on a sale or exchange of the New Preferred Stock generally will be exempt from U.S. federal income tax, including withholding tax, unless:

a)
such gain is effectively connected with the conduct of a trade or business in the United States (and if a tax treaty applies, such gain is attributable to a permanent establishment of the non-U.S. Holder);

b)
New Preferred Stock is classified as a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code for any day during a five-year period prior to the date of disposition of such stock interest; or

c)	a non-U.S. Holder, that is an individual, is present in the United States for 183 days or more during the taxable year in which such sale, exchange, or other disposition occurs.

Withholding and Information Reporting

Payment of the proceeds of a sale of a New Note or New Preferred Stock or payment of interest (including OID) or a payment of dividend will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption (absent actual knowledge by the paying agent that the holder is actually a U.S. Holder). Recently promulgated Treasury Regulations provide certain presumptions under which a non-U.S. Holder will be subject to backup withholding and information reporting unless such holder certifies as to its non-U.S. status or otherwise establishes an exemption. In addition, the recent Treasury Regulations change certain procedural requirements related to establishing a holder’s non-U.S. status. Non-U.S. Holders should consult with their own tax advisors regarding the above issues.

Any amounts withheld from a payment to a non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization either directly, or indirectly, by the appropriate filing of a Form W-8IMY:

(a)
IRS Form W-8BEN signed under penalties of perjury by the non-U.S. Holder, stating that such holder of the New Notes or New Preferred Stock is not a U.S. person and providing such non-U.S. Holder’s name and address;

(b)
with respect to non-U.S. Holders of the New Notes or New Preferred Stock residing in a country that has a tax treaty with the United States who seek an exemption or reduced tax rate (depending on the treaty terms), Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless, for the New Notes only, the non-U.S. Holder qualifies under the portfolio interest rules set forth in the Code and files a W-8BEN; or

(c)	with respect to interest or dividend income effectively connected with the conduct by such non-U.S. Holder of a trade or business carried on in the United States, Form W-8ECI;

provided that in any such case:

•	the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the U.S. withholding agent, otherwise required to withhold tax; and

•	none of the entities receiving the form has actual knowledge or reason to know that the holder is a U.S. Holder.

Certain U.S. Federal Income Tax Documentation Requirements

A non-U.S. beneficial owner of the Old Notes, New Notes or New Preferred Stock holding them through a paying agent will be subject to U.S. withholding tax that generally applies to payments of a dividend on the New Preferred Stock or interest (including OID) on the Old Notes or New Notes issued by U.S. Persons as well as interest (including OID) which is due as a result of the exchange transaction, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Holders (Form W-8BEN).    Beneficial owners of the Old Notes or New Notes that are non-U.S. Holders can obtain a complete exemption from the withholding tax by qualifying under the portfolio interest rules set forth in the Code and by filing a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding), or otherwise satisfying certain documentary evidence requirements for establishing that it is a non-U.S. Holder. If the information shown on Form W-8BEN changes, the withholding agent or payer must be notified within 30 days of the change in circumstances and a new Form W-8BEN must be filed.

Exemption for non-U.S. Holders with effectively connected income (Form W-8ECI).    A non-U.S. Holder for which the interest or dividend income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate of non-U.S. Holders resident in treaty countries (Form W-8BEN).    Beneficial owners of the New Preferred Stock that are non-U.S. Holders can potentially obtain a reduced tax rate (depending on the treaty terms) by filing Form W-8BEN, or otherwise satisfying certain documentary evidence requirements. Alternatively, non-U.S. Holders that are Old Notes or New Notes owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN, or otherwise satisfying certain documentary evidence requirements. If the treaty provides only for a reduced rate for the interest income generated by the Old Notes or New Notes, withholding tax will be imposed at that rate unless the filer qualifies under the portfolio interest rules set forth in the Code and files Form W-8BEN, or otherwise satisfies certain documentary evidence requirements.

Exemption for U.S. Holders (Form W-9).    U.S. Holders can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The holders of the Old Notes, New Notes or New Preferred Stock file by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8BEN and W-8ECI are effective for three calendar years unless a change in circumstances makes any information in the form incorrect.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. Holders of the Old Notes, New Notes or New Preferred Stock. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Old Notes, New Notes or New Preferred Stock.

NOTICE TO TENDERING HOLDERS

Each holder tendering its Old Notes in the Exchange Offer, by its tendering thereof, acknowledges, represents to and agrees with Knology and Broadband as follows:

(1)    It understands and acknowledges that the New Notes and New Preferred Stock being received in exchange for the Old Notes have not been registered under the Securities Act or any other applicable securities law, and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act, or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (5) below.

(2)    It represents that it:

(a)	is a “qualified institutional buyer” (“QIB”), as defined in Rule 144A under the Securities Act. Such acquisition will be for its own account or for the account of another QIB;

(b)	is not a “U.S. Person,” as defined in Regulation S under the Securities Act;

(c)
is an “accredited investor,” as defined in Rule 501(a) under the Securities Act, and is acquiring the New Notes and New Preferred Stock for its own account or for the account of another accredited investor (unless the purchaser is a bank acting in its fiduciary capacity) for investment purposes and not for distribution in violation of the Securities Act; or

(d)
either alone or with its appointed “purchaser representative,” as such term is defined in Rule 501(h) under the Securities Act, has such knowledge and experience in financial and business mattes to evaluate the merits and risks of the Exchange Offer.

(3)    It acknowledges and agrees that no person (including Knology or Broadband, or their representatives or affiliates) has made any representation to it with respect to Knology, Broadband or the offering of any of the New Notes and New Preferred Stock or otherwise in connection with the transactions contemplated thereby, other than the representations of Knology and Broadband contained or incorporated by reference in this Offering Circular or the attachments hereto, which has been delivered to it and upon which it is relying in making its investment decision with respect to the New Notes and New Preferred Stock. It also acknowledges and agrees that it has had access to such financial and other information concerning Knology and Broadband and the New Notes and New Preferred Stock as it has deemed necessary in connection with its decision to acquire the New Notes and New Preferred Stock, including an opportunity to ask questions of and request information from Knology, Broadband and their officers and directors.

(4)    It is receiving the New Notes and New Preferred Stock for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such common stock pursuant to an exemption from registration available under the Securities Act. It is able to bear the economic risk of an investment in the New Notes and New Preferred Stock and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of acquiring such New Notes and New Preferred Stock.

(5)     It understands that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the New Notes or New Preferred Stock such New Notes or New Preferred Stock may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that (B) it will, and each subsequent holder is required to, notify any subsequent purchaser of the New Notes or New Preferred Stock from it of the resale restrictions referred to in (A) above. It also understands that the New Notes and New Preferred Stock will, until the expiration of the applicable holding period with respect to the New Notes or New Preferred Stock set forth in Rule 144(k) of the Securities Act, unless otherwise agreed to by Knology and the holder thereof, bear a legend substantially to that effect. It further understands and agrees not to engage in hedging transactions with regard to the New Preferred Stock unless in compliance with the Securities Act.

(6)    It acknowledges that Knology, Broadband and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made by its acquisition of New Notes and New Preferred Stock are no longer accurate, it shall promptly notify Knology or Broadband. If it is acquiring any New Notes and New Preferred Stock as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

WHERE YOU CAN FIND MORE INFORMATION ABOUT KNOLOGY AND BROADBAND

Knology and Broadband each file annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may read this information at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room’s operations. These documents are also available to you on the SEC’s Internet site (www.sec.gov).

If at any time in the future either Knology or Broadband is no longer subject to the informational and reporting requirements of the Exchange Act each will agree to furnish to holders of the New Notes and New Preferred Stock, and to prospective purchasers of the New Notes and New Preferred Stock, upon their request, the information required to be delivered pursuant to Rule 144(d)(4).

KNOLOGY, INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Knology, Inc.:

We have audited the accompanying consolidated balance sheets of KNOLOGY, INC. (a Delaware corporation) AND SUBSIDIARIES as of December 31, 2000 and 2001 and the related consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Knology, Inc. and subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and is in an unfavorable working capital and uncertain liquidity position that raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the company be unable to continue as a going concern.

/S/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 7, 2002

F-2

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	December 31,
	2000	2001
	(dollars in thousands, except per share data)
ASSETS
CURRENT ASSETS:
Cash (including $14,004 of restricted cash as of December 31, 2001) (Note 2)	$20,628	$38,074
Accounts receivable, net of allowance for doubtful accounts of $748 and $811 as of December 31, 2000 and 2001, respectively	10,697	13,420
Accounts receivable—affiliates	3,326	594
Prepaid expenses	1,231	946

Total current assets	35,882	53,034
PROPERTY, PLANT AND EQUIPMENT:
System and installation equipment	392,868	467,977
Test and office equipment	25,099	40,717
Automobiles and trucks	8,025	9,855
Production equipment	887	669
Land	3,260	3,748
Buildings	16,614	16,998
Inventory	31,705	24,846
Leasehold improvements	1,883	2,133

	480,341	566,943
Less accumulated depreciation and amortization	(102,920)	(166,092)

Property, plant, and equipment, net	377,421	400,851

OTHER LONG-TERM ASSETS:
Intangible assets, net	57,489	44,363
Deferred issuance costs, net	6,977	5,479
Investments	11,472	12,625
Other	165	188

Total assets	$489,406	$516,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$12	$17,096
Accounts payable	30,442	18,102
Accrued liabilities	14,028	10,583
Unearned revenue	4,318	6,636

Total current liabilities	$48,800	$52,417
NONCURRENT LIABILITIES:
Notes payable	$15,562	$31,331
Unamortized investment tax credits	299	182
Senior discount notes, net of discount	352,054	339,486

Total noncurrent liabilities	367,915	370,999

Total liabilities	416,715	423,416

COMMITMENTS AND CONTINGENCIES (NOTE 5)

WARRANTS (NOTE 3)	4,726	4,726

STOCKHOLDERS’ EQUITY:
Series A preferred stock, $.01 par value per share; 75,000,000 shares authorized, 50,912,155 and 50,990,888 shares issued and outstanding at December 31, 2000 and 2001, respectively	509	510
Series B preferred stock, $.01 par value per share; 50,000,000 shares authorized, 21,180,131 and 21,180,131, shares issued and outstanding at December 31, 2000 and 2001, respectively	212	212
Series C preferred stock, $.01 par value per share; 50,000,000 shares authorized, 0 and 37,219,562, shares issued and outstanding at December 31, 2000 and 2001, respectively (Note 7)	0	372
Common stock, $.01 par value per share; 200,000,000 shares authorized, 443,301 and 502,194 shares issued and outstanding at December 31, 2000 and 2001, respectively	4	5
Additional paid-in capital	247,730	394,741
Accumulated deficit	(180,490)	(307,442)

Total stockholders’ equity	67,965	88,398

Total liabilities and stockholders’ equity	$489,406	$516,540

The accompanying notes are an integral part of these consolidated balance sheets.

F-3

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	1999	2000	2001
	(dollars in thousands, except per share data)
OPERATING REVENUES:
Video	$35,166	$41,821	$48,834
Voice	28,774	34,943	44,793
Data services and other	2,781	5,809	12,562

Total operating revenues	66,721	82,573	106,189

OPERATING EXPENSES:
Costs and expenses, excluding depreciation and amortization	72,925	89,735	105,791
Depreciation and amortization	40,970	60,672	78,954

Total operating expenses	113,895	150,407	184,745

OPERATING LOSS	(47,174)	(67,834)	(78,556)

OTHER INCOME (EXPENSE):
Interest income	1,479	4,858	2,724
Interest expense	(34,309)	(39,715)	(42,793)
Affiliate interest expense, net	(114)	(2)	0
Other income (expense), net	107	(1,373)	(834)

Total other expense	(32,837)	(36,232)	(40,903)

LOSS BEFORE MINORITY INTERESTS, INCOME TAXES, AND EXTRAORDINARY ITEM	(80,011)	(104,066)	(119,459)
MINORITY INTERESTS	3,268	0	0

LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM	(76,743)	(104,066)	(119,459)
INCOME TAX BENEFIT (PROVISION)	19,697	3,170	(2,789)

LOSS BEFORE EXTRAORDINARY ITEM	(57,046)	(100,896)	(122,248)
EXTRAORDINARY GAIN ON DEBT EXTINGUISHMENT (Note 3)	0	0	31,875

NET LOSS	(57,046)	(100,896)	(90,373)
SUBSIDIARY PREFERRED STOCK DIVIDENDS	(1,745)	0	0
NON-CASH DISTRIBUTION TO PREFERRED STOCKHOLDERS (Note 7)	0	0	(36,579)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(58,791)	$(100,896)	$(126,952)

BASIC AND DILUTED NET LOSS PER SHARE
Continuing operations	$(11.45)	$(1.45)	$(1.34)
Extraordinary item	—	—	0.27

BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11.45)	$(1.45)	$(1.07)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,132,653	69,623,792	119,159,596

The accompanying notes are an integral part of these consolidated financial statements.

F-4

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE LOSS

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Unrealized Gains (Losses)	Total Stockholders Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
	(dollars in thousands, except per share data)
Balance, December 31, 1999	0	0	0	0	0	0	100	0	75,312	(20,803)	2	54,511
Comprehensive Loss:
Net loss attributable to common stockholders										(58,791)		(58,791)
Unrealized loss on marketable securities											(33)	(33)

Comprehensive Loss												(58,824)

Exercise of Stock Options							6,476	0	1,318			1,318
Reorganization (Note 1)	48,035,531	480					(100)	(0)	(480)			—
Acquisition of minority interest									36,967			36,967
Additional infusion of equity									2,025			2,025
Exercise of SCANA warrants									1,925			1,925

BALANCE, December 31, 1999	48,035,531	$480	0	0	0	0	$6,476	0	$117,067	$(79,594)	$(31)	37,922
Comprehensive loss:
Net loss attributable to common stockholders										(100,896)		(100,896)
Unrealized loss on marketable securities											31	31

Comprehensive Loss												(100,865)

Exercise of stock options	2,876,624	29					436,825	4	1,137			1,170
Private Placement/Reorganization (Note 1)			21,180,131	212					99,800			100,012
ITC Holding loan conversion									29,726			29,726

BALANCE, December 31, 2000	50,912,155	$509	21,180,131	$212	$0	$0	443,301	$4	$247,730	$(180,490)	$(0)	67,965
Comprehensive loss:
Net loss attributable to common stockholders										(90,373)		(90,373)

Comprehensive Loss												(90,373)

Non-Cash Distribution to Preferred Shareholders (Note 7)									36,579	(36,579)		—
Exercise of stock options	78,733	1			—		58,893	1	891		—	893
Private Placement					37,149,262	371			109,331			109,702
Stock issued for purchase of land					70,300	1			210			211

BALANCE, December 31, 2002	50,990,888	$510	21,180,131	$212	37,219,562	$372	502,194	$5	$394,741	$(307,442)	$(0)	$88,398

The accompanying notes are an integral part of these consolidated financial statements.

F-5

KNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	1999	2000	2001
	(dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(57,046)	$(100,896)	$(90,373)
Adjustments to reconcile net loss to net cash provided (used in) by operating activities:
Depreciation and amortization	40,970	60,672	78,954
Amortization of bond discount	35,845	40,152	42,948
Extraordinary gain on early extinguishment of debt	0	0	(31,875)
Gain (loss) on disposition of assets	(7)	344	427
Deferred income taxes	(322)	0	0
Interest related to exercise of warrants	795	0	0
Cash surrender value of life insurance	387	0	0
Amortization of deferred investment tax credit	(72)	(72)	(72)
Other deferred credits	0	0	(45)
Minority interest in net loss of subsidiary	(3,268)	0	0
Changes in operating assets and liabilities:
Accounts receivable	(5,623)	(1,659)	(2,699)
Accounts receivable-affiliate	0	14,918	2,710
Prepaid expenses and other	(280)	(411)	242
Accounts payable	(4,423)	15,303	(12,340)
Accrued liabilities	(5,269)	6,995	(3,446)
Unearned revenue	549	538	2,318

Total adjustments	59,282	136,780	77,122

Net cash provided by (used in) operating activities	2,236	35,884	(13,251)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(87,386)	(146,706)	(86,696)
Organizational and franchise cost expenditures	0	(1,402)	(1,367)
Proceeds from the sale of investments	60,162	6,069	0
Proceeds from sale of property	75	276	99
Dividends from affiliate/return of capital	(1,745)	0	0
Investment in ClearSource	(587)	(8,223)	(1,108)
Other	165	0	(45)

Net cash used in investing activities	(29,316)	(149,986)	(89,117)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt and short-term borrowings	(12)	(3,549)	(11)
Expenditures related to issuance of debt	(52)	(109)	(442)
Proceeds from private placement, net of offering expenses	0	100,011	109,702
Proceeds from credit facility	19,000	0	0
Proceeds from affiliate loan	9,641	29,726	0
Proceeds from the issuance of subsidiary common stock	10	0	0
Proceeds from the issuance of warrants	1,130	0	0
Proceeds from the contribution of ClearSource	5,663	0	0
Proceeds from long-term debt facility	0	0	32,482
Stock options exercised	1,308	1,170	946
Expenditures related to reorganization	(849)	0	0
Repurchase of senior discount notes	0	0	(22,810)
Advances to affiliates	(6,099)	(338)	(53)

Net cash provided by financing activities	29,740	126,911	119,814

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,660	12,809	17,446
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	5,159	7,819	20,628

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,819	$20,628	$38,074

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$670	$1,903	$2,758

Cash received during period for income taxes	9,274	16,656	712

Subsidiary preferred stock dividends	1,745	0	0

Stock issued for purchase of land	$0	$0	$211

The accompanying notes are an integral part of these consolidated statements.

F-6

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999, 2000 AND 2001
(dollars in thousands, except per share data)

1.    ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION ORGANIZATION

Knology, Inc. (the “Company”) was a wholly owned subsidiary of ITC Holding Company, Inc. (“ITC Holding”) through February 2000 and was incorporated under the laws of the State of Delaware in September 1998. The purpose of incorporating the Company was to enable ITC Holding to complete a reorganization of certain of its wholly owned and majority-owned subsidiaries on November 23, 1999 (the “Reorganization”), as follows:

a.
ITC Holding contributed all of the outstanding capital stock of Interstate Telephone, Inc; Valley Telephone Co, Inc.; Globe Telecommunications, Inc.; and ITC Globe, Inc. to the Company (collectively, the “Telephone Operations Group”).

b.	ITC Holding contributed its 85% interest in Knology Broadband, Inc. (“Knology Broadband”) to the Company.

c.	ITC Holding contributed a note in the principal amount of $9,600, which was subsequently converted into equity.

d.
ITC Holding contributed its 6% interest in ClearSource, Inc. (“ClearSource”), $5,700 in cash to purchase additional ClearSource shares, and subscription rights to purchase ClearSource shares to the Company.

e.	Other minority shareholders exchanged the remaining 15% of Knology Broadband for shares of stock of the Company.

As a result of the Reorganization, the Telephone Operations Group and Knology Broadband and subsidiaries are now wholly owned subsidiaries of the Company. Immediately following the Reorganization, ITC Holding held a 90% interest in the Company. ITC Holding currently does not own any capital stock of the Company following the distribution of the Company’s shares to ITC Holding’s shareholders, which was completed in February 2000.

The Reorganization has been accounted for in a manner similar to a pooling of interest for the Telephone Operations Group. Knology Broadband and subsidiaries have been consolidated with the Company since 1998 in relation to the 85% controlling interest obtained in July 1998, which was recorded at ITC Holding’s historical cost. During 1999, the 15% of Knology Broadband that the Company did not own has been reflected as minority interest and the pro rata losses attributed to the minority holders to the extent that their investment was greater than zero in accordance with Financial Accounting Standards Board Current Text on Consolidation and Statement of Financial Accounting Standards No. 94.

The exchange of the remaining 15% of Knology Broadband for shares of stock of the Company was accounted for as an acquisition of a minority interest of a subsidiary. The stock issued in the exchange was valued at $22,400 and was recorded as goodwill since the book value of net assets acquired (which approximated fair value) was less than zero. The Company had recorded 100% of Knology Broadband’s losses since Knology Broadband’s equity was less than zero.

In January 2000, InterCall, Inc., a subsidiary of ITC Holding, loaned the Company $29,700 to fund capital expenditures and working capital. The loan, which had a maturity date of March 31, 2000, provided that InterCall could elect to convert it into options to purchase Series A preferred stock. In February 2000, InterCall converted the loan into options to purchase 6,258,036 shares of our Series A preferred stock, and the Company issued ITC Holding a note under which we will pay ITC Holding any proceeds from option exercises received by us, including an amount equal to the exercise price for cashless exercises.

F-7

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In February 2000, ITC Holding distributed to its option holders options to purchase 6,258,036 shares of the Company’s Series A preferred stock and distributed to its shareholders 43,211,531 shares of the Company’s Series A preferred stock (the “Distribution”).

Nature of Business

Knology Broadband and its subsidiaries own and operate advanced interactive broadband networks and provide residential and business customers broadband communications services, including analog and digital cable television, local and long-distance telephone, high-speed Internet access, and broadband carrier services to various markets in the southeastern United States.

The Telephone Operations Group is wholly owned and provides a full line of local telephone and related services and broadband services. Certain of the Telephone Operations Group subsidiaries are subject to regulation by state public service commissions of applicable states for intrastate telecommunications services. For applicable interstate matters related to telephone service, certain Telephone Operations Group subsidiaries are subject to regulation by the Federal Communications Commission.

Basis of Presentation

The consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Investments in which the Company does not exercise significant control are accounted for using the cost method of accounting. All significant intercompany balances have been eliminated. Certain prior year amounts have been reclassified to be consistent with current year presentation.

Financial Condition

The Company has experienced operating losses as a result of the expansion of the advanced broadband communications networks and services into new and existing markets. The Company expects to continue to focus on increasing its customer base and expanding its broadband operations. Accordingly, the Company expects that it will continue to experience operating losses.

The Company is subject to various risks in connection with the operation of its business including, among other things, (i) changes in external competitive market factors, (ii) inability to satisfy anticipated working capital or other cash requirements, (iii) changes in the Company’s business strategy or an inability to execute is strategy due to unanticipated changes in the market, (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace, and (v) the Company’s lack of liquidity and its ability to raise additional capital. The Company has $617 of working capital, $307,442 of accumulated deficit and $370,817 of long-term debt as of December 31, 2001. Management is evaluating alternatives to improve the Company’s capital structure, including the Knology Broadband senior discount notes. Funding of the Company’s working capital needs, current and future operating losses, debt service requirements, and future expansion will require continuing capital investment. During 2001, the Company issued to certain existing investors and a select group of new accredited investors in private placement transactions 37,219,562 shares of Series C preferred stock at a purchase price of $3.00 per share, for aggregate proceeds of $111,659. The Company has historically relied on debt and equity financing to meet its funding requirements and plans to continue to rely on debt and equity financing to fund its capital needs, however, there can be no assurance that sufficient debt or equity funding will continue to be available in the future or that it will be available on terms acceptable to the Company. Failure to obtain sufficient capital could materially affect the Company’s operations and expansion strategies. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

F-8

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Management is currently in discussions with ITC Telecom Ventures, Inc., a current investor and related party, to negotiate a commitment whereby ITC will commit to purchase, at a price, and on terms and conditions, to be negotiated and agreed to by the parties, up to $19,500 of debt or equity securities of the Company during the year ended December 31, 2002. The ITC commitment will be contingent upon the Company’s successful restructuring of its capital structure, including the Knology Broadband senior discount notes. If the Company is successful in the efforts to restructure its capital structure and is able to enter into the $19,500 commitment with ITC, the financing obtained through the commitment should allow the Company to meet its obligations and operate as a going concern.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Pro Forma Net Loss and Net Loss Per Share

Following the Distribution, the Company became a separate taxable entity. Accordingly, the pro forma income taxes reflect income taxes as if the Company were a separate taxable entity. In addition, the pro forma earnings per share reflect the distribution as if it had occurred at the beginning of each year.

	Year Ended December 31,
	1999	2000
UNAUDITED PRO FORMA DATA:
Pro forma income tax benefit	$0	$0

Pro forma net loss attributable to common stockholders	(78,488)	(104,066)

Pro forma basic and diluted net loss attributable to common stockholders per share	(15.29)	(1.49)

Cash

At December 31, 2001, $14,004 in cash was restricted for use only by Interstate Telephone, Inc., Valley Telephone Co., Inc. and Globe Telecommunications, Inc., the borrowers of the CoBank loan (Note 3). The CoBank loan agreement requires that the cash provided by the operations of the borrowers and cash proceeds from the credit facility be used only by the borrowers for specific purposes.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, commencing when the asset is installed or placed in service. Maintenance, repairs, and renewals are charged to expense as incurred. The cost and accumulated depreciation of property and equipment disposed of are removed from the related accounts, and any

F-9

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

gain or loss is included in or deducted from income. Depreciation and amortization (excluding telephone plant) are provided over the estimated useful lives as follows:

Years
Buildings	25
System and installation equipment	7-10
Production equipment	9
Test and office equipment	3-7
Automobiles and trucks	5
Leasehold improvements	5-20

Depreciation of telephone plant is provided on a straight-line method, using class or overall group rates acceptable to regulatory authorities. Such rates range from 2% to 24%. Depreciation expense for the years ended December 31, 1999, 2000 and 2001 was $25,222, $41,976 and $63,333, respectively.

Inventories are valued at the lower of cost or market (determined on a weighted average basis) and include customer premise equipment and certain plant construction materials. These items are transferred to system and installation equipment when installed.

Interest is capitalized in connection with the construction of the Company’s broadband networks. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Approximately $3,040, $2,329 and $2,430 of interest cost was capitalized in 1999, 2000 and 2001, respectively.

Intangible Assets

Intangible assets include the excess of the purchase price of acquisitions over the fair value of net assets acquired as well as various other acquired intangibles. Intangible assets and the related useful lives and accumulated amortization at December 31, 2000 and 2001 are as follows:

	2000	2001	Amortization Period (Years)
Goodwill	$56,291	$56,291	10-40
Subscriber base	34,429	34,757	3
Noncompete agreement	1,500	1,500	3
Other	1,808	2,846	10-15

	94,028	95,394
Less accumulated amortization	36,539	51,031

Intangibles, net	$57,489	$44,363

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”, in June 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company had no business combinations initiated after June 30, 2001. SFAS No. 142 provides that goodwill is no longer subject to amortization over its estimated useful life. It requires that goodwill be assessed for impairment on at least an annual basis by applying a fair value-based test.

F-10

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company adopted SFAS No. 142 on January 1, 2002. The Company has performed a goodwill impairment test in accordance with SFAS No. 142. Based on the results of the goodwill impairment test, the Company expects to record an impairment loss of $1,294 in the first quarter of 2002 as a cumulative effect of change in accounting principle.

During 2001 the Company recorded approximately $4,794 in amortization of goodwill. Excluding the impaired assets noted above amortization expense would have been $4,760. Effective January 1, 2002, the Company will no longer record amortization of goodwill. A goodwill impairment test will be performed at least annually on January 1.

Deferred Issuance Costs

Deferred issuance costs include costs associated with the issuance of debt and the consummation of credit facilities (Note 3). Deferred issuance costs and the related useful lives and accumulated amortization at December 31, 2000 and 2001 are as follows:

	2000	2001	Amortization Period (Years)
Deferred issuance costs	$9,542	$9,173	4-10
Accumulated amortization	(2,565)	(3,694)

Deferred issuance costs, net	$6,977	$5,479

Long-lived Assets

The Company reviews its long-lived assets, such as property and equipment and other intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. Management evaluates the tangible and intangible assets related to each acquisition individually to determine whether an impairment has occurred. An impairment is recognized when the undiscounted future cash flows estimated to be generated by the assets are not sufficient to recover the unamortized balance of the asset. Estimates of future cash flows are based on many factors, including current operating results, expected market trends, and competitive influences. If an impairment has occurred, a loss equal to the difference between the carrying value of the asset and its fair value is recognized. The resulting reduced carrying amount of the asset is accounted for as its new cost and depreciated over the asset’s remaining useful life. Management believes that the long-lived assets in the accompanying consolidated balance sheets are appropriately valued.

Investments

Investments and equity ownership in associated companies consisted of the following at December 31, 2000 and 2001:

	2000	2001
Nonmarketable investments, at cost:
ClearSource common and preferred stock, 2,127,625 and 2,238,388 shares in 2000 and 2001, respectively	$11,467	$12,575
Grande Communications common stock, 500,000 and 500,000 shares in 2000 and 2001, respectively	5	5
Hybrid Networks, Inc. common stock, 0 and 90,000 shares in 2000 and 2001, respectively	0	45

Total investments	$11,472	$12,625

F-11

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2001, the Company, through its wholly owned subsidiaries, owned approximately 9.7% of ClearSource. ClearSource was formed during 1998 to build and operate advanced broadband networks offering a bundle of communications services to residential and business customers. The Company’s investment in ClearSource, Grande and Hybrid Networks are accounted for under the cost method of accounting.

Accrued Liabilities

Accrued liabilities at December 31, 2000 and 2001 consists of the following:

	2000	2001
Accrued expenses, including accrued accounts payable	$12,651	$8,012
Accrued property taxes	298	857
Accrued compensation	913	1,124
Accrued interest	166	590

Total	$14,028	$10,583

Revenue Recognition

The Company’s revenues are recognized when services are provided, regardless of the period in which they are billed. Fees billed in advance are included in the accompanying consolidated balance sheets as unearned revenue and are deferred until the month the service is provided.

Advertising Costs

The Company expenses all advertising costs as incurred. Approximately $1,476, $1,980 and $3,308 of advertising expense are recorded in the Company’s consolidated statements of operations for the years ended December 31, 1999, 2000, and 2001, respectively.

Installation Fees

The Company recognizes installation revenue when the customer is initially billed for the connection of services as the installation direct costs exceed installation revenue on a per customer basis.

Sources of Supplies

The Company purchases customer premise equipment and plant materials from outside vendors. Although numerous suppliers market and sell customer premise equipment and plant materials, the Company currently purchases each customer premise component from a single vendor and has several suppliers for plant materials. If the suppliers are unable to meet the Company’s needs as it continues to build out its network infrastructure, then delays and increased costs in the expansion of the Company’s network could result, which would adversely affect operating results.

Credit Risk

The Company’s accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company’s risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The potential for material credit loss is mitigated by the large number of customers with relatively small receivable balances. The carrying amount of the Company’s receivables approximates their fair values.

F-12

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, “Accounting for Income Taxes.” Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax benefit represents the change in the deferred tax asset and liability balances (Note 6).

For the year ended December 31, 1999 and the short period ended February 4, 2000, prior to the Distribution, the Company was included in the consolidated tax return of ITC Holding. Under a tax sharing arrangement, the Company recorded an income tax benefit of $3,170 and $0 and a receivable in the amount of $2,962 and $465 at December 31, 2000 and 2001, respectively, for the utilization of net operating losses included in the consolidated tax return of ITC Holding.

Included in the receivable at December 31, 2000 was an alternative minimum tax (“AMT”) credit carry-forward of $2,334. An AMT credit can be carried forward indefinitely as a credit against regular tax liability. However, because the Company has historically had, and is expected to have, net operating losses, it is more likely than not that the benefit of the tax credit will not be realized. Accordingly, a reserve has been recorded against the $2,334 AMT credit.

Since the distribution, the Company has been a separate taxable entity. The Company recorded an income tax provision of $2,789 at December 31, 2001, which includes the $2,334 reserve discussed above.

The Company and all of its subsidiaries file a consolidated Alabama income tax return. The Company and its subsidiaries with all operations in Georgia file a consolidated Georgia income tax return. The remaining subsidiaries file separate state income tax returns.

Investment tax credits related to telephone plant have been deferred and are being amortized as a reductions of federal income tax expense over the estimated useful lives of the assets giving rise to the credits.

Comprehensive Loss

The Company follows SFAS No. 130, “Reporting Comprehensive Income.” This statement establishes standards for reporting and display of comprehensive loss and its components in a full set of general purpose financial statements. The Company has chosen to disclose comprehensive loss, which consists of net loss and unrealized gains (losses) on marketable securities, in the consolidated statements of stockholders’ equity and comprehensive loss.

Net Loss Per Share

The Company follows SFAS No. 128, “Earnings Per Share.” That statement requires the disclosure of basic net loss per share and diluted net loss per share. Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Since the majority of the Company’s outstanding shares consist of convertible preferred stock, the convertible preferred stock is assumed to be converted for purposes of this calculation. Diluted net loss per share gives effect to all potentially dilutive securities. The effect of the Company’s stock options (using the treasury stock method) was not included in the computation of diluted EPS as their effect was antidilutive.

F-13

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

New Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations.” SFAS No. 143, addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact of this new standard.

In July 2001, the FASB issued SFAS No. 144, “Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company does not expect to be impacted by the adoption of this new standard.

3.    LONG-TERM DEBT

Long-term debt at December 31, 2000 and 2001 consists of the following:

	2000	2001
Senior Discount Notes including interest, with a face value of $379,894,000, bearing interest at 11.875% beginning October 15, 2002, interest payable semiannually beginning April 15, 2003 with principal and any unpaid interest due October 15, 2007	$352,054	$339,486
Senior secured First Union credit facility, at a rate of LIBOR plus 2.5%, interest payable quarterly with principal and any unpaid interest due November 15, 2002	15,465	15,465
Senior secured CoBank term credit facility, currently at a rate of 7.5%, interest payable quarterly, principal payments due quarterly beginning July 20, 2002 with final principal and any unpaid interest due April 20, 2011	0	32,482
Capitalized lease obligation, at a rate of 10% paid off in 2001	109	0
Capitalized lease obligation, at a rate of 7%, with monthly principal and interest payments through October 2011	0	480

	367,628	387,913
Less current maturities	12	17,096

	$367,616	$370,817

Following are maturities of long-term debt for each of the next five years as of December 31, 2001:

2002	$17,096
2003	3,372
2004	3,634
2005	3,916
2006	4,220
Thereafter	460,326

Total	$492,564

The fair value of the Senior Discount Notes at December 31, 2001 is estimated to be approximately $156,164 based on the closing bond price at year-end.

F-14

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In the fourth quarter of 1997, Knology Broadband issued units consisting of senior discount notes due in 2007 and warrants to purchase Preferred Stock for gross proceeds of approximately $250,000. The notes were offered at a substantial discount from face value, with no interest payable for the first five years. Approximately $2,500 of the gross proceeds has been allocated to the warrants. Each warrant allowed the holder to purchase .003734 shares of Knology Broadband’s preferred stock. The warrants have been exchanged for warrants to purchase Knology, Inc. Series A preferred stock. Knology Broadband incurred approximately $7,900 in costs to issue the senior discount notes. These costs are being amortized at an effective rate over the life of the notes. The New Indenture relating to the notes contains certain covenants that, among other things, limit the ability of Knology Broadband to incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase capital stock, make investments, engage in transactions with stockholders and affiliates, create liens, sell assets, and engage in mergers and consolidations. The proceeds from the offering of the units have been, and will be, used to repay certain indebtedness of Knology Broadband, to fund expansion of Knology Broadband’s business, and for additional working capital and general corporate purposes.

On December 22, 1998, Knology Broadband entered into a $50,000 four-year senior secured credit facility with First Union National Bank (predecessor to Wachovia Bank, National Association), which may be used for working capital and other purposes, including capital expenditures and permitted acquisitions. At Knology Broadband’s option, interest will accrue based on either the Alternate Base Rate plus applicable margin or the LIBOR rate plus applicable margin as defined. Obligations under the credit facility are secured by substantially all tangible and intangible assets of Knology Broadband and its current and future subsidiaries. The credit facility includes a number of covenants, including, among others, covenants limiting the ability of Knology Broadband and its subsidiaries and their present and future subsidiaries to incur debt, create liens, pay dividends, make distributions or stock repurchases, make certain investments, engage in transactions with affiliates, sell assets, and engage in certain mergers and acquisitions. The credit facility also includes covenants requiring compliance with certain operating and financial ratios on a consolidated basis. The credit facility allows Knology Broadband to borrow up to five times certain individual subsidiary’s “consolidated adjusted cash flow” as defined in the credit facility. In connection with the initiation of the revolving credit facility, Knology Broadband incurred approximately $1,397 in related costs which are being amortized on a straight-line basis over the five-year term.

During the third and fourth quarters of 2001, the Company repurchased senior discount notes with a face amount of $64,206 and a carrying amount of $55,516. The Company paid cash of approximately $22,810 to repurchase the notes. The transaction resulted in an extraordinary gain of $31,875, consisting of a gain of $32,706 due to the discount, offset by $831 for the writeoff of debt issue costs associated with the original issuance of the notes in October 1997.

On June 29, 2001, the Company, through its wholly owned subsidiaries, Globe Telecommunications, Inc., Interstate Telephone Company and Valley Telephone Co., Inc. (the “Borrowers”), entered into a $40,000 secured master loan agreement with CoBank, ACB. This master loan agreement allows the Borrowers to make one or more advances in an amount not to exceed $40,000. The loan proceeds may be used to purchase senior discount notes issued by Knology Broadband and to finance capital expenditures, working capital and for general corporate purposes of the Borrowers. Obligations under the loan agreement are secured by substantially all tangible and intangible assets of the Borrowers. The master loan agreement contains a number of covenants that restrict the ability of the Borrowers to take certain actions, including the ability to incur indebtedness; create liens; merge or consolidate with any other entity; make distributions or stock repurchases; make investments; engage in transactions with affiliates; and sell or transfer assets. The master loan agreement also includes covenants requiring compliance with certain operating and financial ratios of the Borrowers on a consolidated basis.

F-15

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4.    OPERATING LEASES

The Company leases office space, utility poles, and other assets for varying periods. Leases that expire are generally expected to be renewed or replaced by other leases.

Future minimum rental payments required under the operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2001 are as follows:

2002	1,094
2003	852
2004	728
2005	704
2006	501
Thereafter	2,952

Total minimum lease payments	$6,831

Total rental expense for all operating leases was approximately $745, $1,127 and $1,167 for the years ended December 31, 1999, 2000, and 2001, respectively.

5.    COMMITMENTS AND CONTINGENCIES

Purchase Commitments

The Company has entered into contracts with various entities to provide programming to be aired by the Company. The Company pays a monthly fee as cost for the programming services, generally based on the number of average subscribers to the program, although some fees are adjusted based on the total number of subscribers to the system and/or the system penetration percentage. Certain contracts have minimum monthly fees. The Company estimates that it will pay approximately $27,820 in programming fees under these contracts during 2001.

Legal Proceedings

In the normal course of business, the Company is subject to various litigation; however, in management’s opinion, there are no legal proceedings pending against the Company which would have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

6.    INCOME TAXES

The benefit/(provision) for income taxes from continuing operations consisted of the following for the years ended December 31, 1999, 2000, and 2001:

	1999	2000	2001
Current	$19,376	$3,170	$(2,789)
Deferred	9,276	31,381	38,318
Increase in valuation allowance	(8,955)	(31,381)	(38,318)

Income tax benefit(provision)	$19,697	$3,170	$(2,789)

F-16

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities as of December 31, 2000 and 2001 are as follows:

	2000	2001
Deferred tax assets:
Net operating loss carryforwards	$37,973	$65,342
Equity in losses of subsidiaries	1,189	1,189
Deferred bond interest	38,914	54,521
Deferred revenues	660	639
Alternative minimum tax credit carryforward	10	2,334
Other	2,311	2,254
Valuation allowance	(56,113)	(94,431)

Total deferred tax assets	24,934	31,848
Deferred tax liabilities:
Depreciation and amortization	24,934	31,848

Net deferred income taxes	$0	$0

At December 31, 2001 the Company had available federal net operating loss carryforwards of approximately $169,000 which expire from 2011 to 2021. The Company also had various state net operating loss carryforwards totaling approximately $248,600. Unless utilized, the state net operating loss carryforwards expire from 2006 to 2021. Management has recorded a total valuation allowance of $94,431 against its deferred tax assets including the operating loss carryforwards, the majority of which contain limitations on utilization.

A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the years ended December 31, 1999, 2000, and 2001 is as follows:

	1999	2000	2001
Income tax benefit at statutory rate	34%	34%	34%
State income taxes, net of federal benefit	3	3	3
Other	0	(6)	3
Increase in valuation allowance	(12)	(28)	(42)

Income tax benefit (provision)	25%	3%	(2)%

Investment tax credits related to telephone plant have been deferred and are being amortized as a reduction of federal income tax expense over the estimated useful lives of the assets giving rise to the credits.

7.    EQUITY INTERESTS

Capital Transactions

During 2001, the Company issued to certain existing investors and a select group of new accredited investors in private placement transactions 37,219,562 shares of Series C preferred stock at a purchase price of $3.00 per share, for aggregate proceeds of $111,659. In connection with the private placement, the Company amended its amended and restated certificate of incorporation to adjust the ratios at which the Series A preferred

F-17

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

stock and Series B preferred stock convert into common stock. Prior to the completion of the private placement of Series C preferred stock, both the shares of Series A preferred stock and shares of Series B preferred stock converted into shares of common stock on a one-to-one basis. As amended, each share of Series A preferred stock converts into 1.0371 shares of common stock and each share of Series B preferred stock converts into 1.4865 shares of common stock. In January 2001, a non-cash dividend of $36,579 was recognized in conjunction with the issuance of Series C preferred stock and the amendment of the conversion ratios of the Company’s Series A preferred stock and Series B preferred stock into common stock.

The Company has authorized 200,000,000 shares of $.01 par value common stock, 75,000,000 shares of $.01 par value Series A convertible preferred stock, 50,000,000 shares of $.01 par value Series B convertible preferred stock, and 50,000,000 shares of $.01 par value Series C convertible stock.

In February 2000, ITC Holding distributed to its option holders options to purchase 6,258,036 shares of the Company’s Series A preferred stock and distributed to its shareholders 43,211,531 shares of the Company’s Series A preferred stock.

On February 7, 2000, the Company completed a private placement of shares of its Series B preferred stock to a small group of institutional investors and certain officers of the Company for approximately $100,600 or $4.75 per share.

In connection with the Reorganization (Note 1), the Company’s warrant holders elected to exchange the Bond Warrants of Knology Broadband for warrants in Knology, Inc.’s preferred stock. Knology Broadband’s Bond Warrants were subsequently canceled.

Knology, Inc. Stock Option Plans

In November 1999, the Company assumed the Knology Broadband 1995 stock option plan (the “1995 Plan”). Each outstanding option to purchase stock of Knology Broadband was converted into an option to purchase four shares of common stock of the Company at the same time the stock option plan was assumed.

Under the 1995 Plan, as adopted in December 1995 and amended in February 1998, 8,000,000 shares of Knology, Inc.’s common stock are reserved and authorized for issuance upon the exercise of the options.

In November 1999 the board of directors and stockholders approved the Knology, Inc. 1999 Long-term Incentive Plan (“Long-term Incentive Plan”). The maximum number of options that may be granted under the Long-term Incentive Plan is 8,000,000.

Upon the reorganization, all employees of the Company became eligible to receive stock options under the Company’s 1995 Plan and Long-term Incentive Plan.

Both plans are administered by the compensation and stock option committee of the board of directors. Options granted under the plans are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended. All options are granted at an exercise price equal to the estimated fair value of the common stock at the dates of grant as determined by the board of directors based on equity transactions and other analyses. The options expire ten years from the date of grant.

F-18

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Knology, Inc. Series A Preferred Spin-off Options

Prior to the Distribution, ITC Holding sponsored a stock option plan which provided for the granting of stock options to substantially all employees of ITC Holding and its wholly owned and majority-owned subsidiaries, including the employees of the Company’s telephone operations group. Options were generally granted at a price (established by ITC Holding’s board of directors based on equity transactions and other analyses) equal to at least 100% of the fair market value of ITC Holding’s common stock on the option grant date. Options granted generally became exercisable 40% after two years and 20% per annum for the next three years and remained exercisable for ten years after the option grant date. At February 4, 2000 (the effective date of the spin-off for option holders), employees of the Company held options outstanding for a total of 410,463 of ITC Holding’s shares at option prices ranging from $1.45 to $19.82 per share.

In connection with the spin-off, stock options outstanding under ITC Holding’s stock option plan were adjusted. Each ITC Holding option holder received 1.09153 options of Series A Preferred shares in the Company (the “Spin-off Options”). The Spin-off Options were at exercise prices that preserved the economic benefit of the ITC Holding options at the spin-off date. As a result, options for 6,258,036 shares of the Company’s Series A Preferred Stock were issued under the Spin-off Plan at exercise prices ranging from $.08 per share to $3.70 per share.

Statement of Financial Accounting Standards No. 123

The Company follows SFAS No. 123, “Accounting for Stock-Based Compensation,” which defines a fair value-based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities electing to remain with the accounting methodology required by APB Opinion No. 25 must make pro forma disclosures of net income and, if presented, earnings per share as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

The Company accounts for Knology, Inc.’s Stock Option Plans and the Spin-off Options under APB Opinion No. 25, under which no compensation cost has been recognized by the Company. However, the Company has computed, for pro forma disclosure purposes, the value of all options for shares of Knology, Inc.’s common stock and Series A preferred stock to employees of the Company using the Black-Scholes option pricing model and the following weighted average assumptions in 1999, 2000, and 2001:

	1999	2000	2001
		Common
Risk-free interest rate	5.78%	6.03%-6.88%	3.35%-5.08%
Expected dividend yield	0%	0%	0%
Expected lives	Seven years	Five years	Four years
Expected volatility	30%	92%	121%

		Series A Preferred
Risk-free interest rate		4.60%-7.49%
Expected dividend yield		0%
Expected lives		Six years
Expected volatility		92%

F-19

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The total fair value of options granted to employees under both plans during 1999, 2000, and 2001 was computed as approximately $5,735, $3,040, and $3,388, respectively, which would be amortized on a pro forma basis over the four-year vesting period of the options.

A summary of the status of the Stock Option Plan and the Long-term Incentive Plan at December 31, 2001 is presented in the following table:

	Common Shares	Weighted Average Exercise Price per Share	Series A Preferred Shares	Weighted Average Exercise Price per Share
Outstanding at December 31, 1998	2,768,672	$2.42	—	$—
Granted	4,625,376	2.85	—	—
Forfeited	(816,604)	2.48	—	—
Exercised	(6,400)	2.05	—	—

Outstanding at December 31, 1999	6,571,044	2.71	—	—
Granted	1,146,166	4.44	—	—
Assumed at Spin-off	—	—	6,258,036	1.05
Forfeited	(1,226,665)	2.93	(137,409)	1.85
Exercised	(436,825)	2.34	(2,876,624)	.39

Outstanding at December 31, 2000	6,053,720	3.00	3,244,003	1.62
Granted	1,603,644	3.00	—	—
Forfeited	(540,408)	3.08	(138,946)	3.36
Exercised	(58,893)	2.64	(78,733)	.68

Outstanding at December 31, 2001	7,058,063	$2.99	3,026,324	$1.59

Exercisable shares as of December 31, 2001	2,875,180	$2.82	2,038,654	$1.25

A summary of the status of the Telephone Operations Group’s portion of ITC Holding’s stock option plan through the date of the spin-off is presented in the following table:

	Shares	Weighted Average Exercise Price per Shares
Outstanding at December 31, 1998	515,084	$1.29-$10.17
Granted	60,132	15.89- 21.65
Forfeited	(69,953)	1.96- 18.85
Exercised	(84,734)	1.58- 3.50
Outstanding at December 31, 1999	420,529	1.29- 17.61
Forfeited	(43,805)	1.59- 14.44
Exercised	(202,527)	1.29- 10.17

Outstanding at February 7, 2000	174,197	$1.29-$17.61

F-20

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Pro Forma Net Loss

If the Company had accounted for these plans in accordance with SFAS No. 123, the Company’s net loss for the periods presented would be as follows:

	As Reported	Pro Forma
Net loss attributable to common stockholders for the years ended December 31:
1999	$(58,791)	$(60,348)
2000	(100,896)	(102,998)
2001	(126,952)	(129,799)
Net loss per share attributable to common stockholders for the years ended December 31:
1999	$(11.45)	$(11.76)
2000	(1.45)	(1.48)
2001	(1.07)	(1.09)

The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant date:

Common Shares

Range of Exercise Prices	Outstanding as of 12/31/2001	Weighted Average Remaining Contractual Life	Weighted Average Exercise Life	Exercisable as of 12/31/2001	Average Exercise Price
$2.00-$3.00	6,343,107	7.7	$2.80	2,690,814	$2.68
$3.01-$4.75	714,713	8.3	$4.75	184,366	$4.75

Series A Preferred Shares

Range of Exercise Prices	Outstanding as of 12/31/2001	Weighted Average Remaining Contractual Life	Weighted Average Exercise Life	Exercisable as of 12/31/2001	Average Exercise Price
$0.00-$0.27	128,788	2.00	$0.23	128,788	$0.23
$0.27-$1.71	1,726,382	5.90	$.074	1,354,881	$0.66
$1.72-$3.70	1,171,154	8.58	$2.91	554,985	$2.08

At December 31, 2001, 2,875,180 options for the Company’s common shares with a weighted average price of $2.81 per share were exercisable by employees of the Company. At December 31, 2001, 2,038,654 options for the Company’s Series A preferred shares with a weighted average price of $1.25 per share were exercisable by the employees of the Company.

8.    RELATED-PARTY TRANSACTIONS

ITC Holding occasionally provides certain administrative services, such as legal and tax planning services, for the Company. The costs of these services are charged to the Company based primarily on the salaries and related expenses for certain of the ITC Holding executives and an estimate of their time spent on projects specific to the Company. For the years ended December 31, 1999, 2000, and 2001, the Company recorded approximately $2,574, $19, and $131, respectively, in selling, operations, and administrative expenses related to these services. In the opinion of management, amounts charged to the Company are consistent with costs that would be incurred from third-party providers.

F-21

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Certain of ITC Holding’s affiliates provide the Company with various services and/or receive services provided by the Company. These entities include InterCall, Inc., which provides conference calling services. In addition, the Company receives services from ITC/\DeltaCom, Inc., an affiliate of ITC Holding, which provides wholesale long-distance and related services and which leases capacity on certain of its fiber routes. In management’s opinion, the Company’s transactions with these affiliated entities are representative of arm’s-length transactions.

For the years ended December 31, 1999, 2000, and 2001, the Company received services from these affiliated entities in the amounts of approximately $2,344, $2,567, and $3,888, respectively, which are reflected in cost of services and selling, operations, and administrative expenses in the Company’s consolidated statements of operations.

The Company also provides switching, programming, and other services for various affiliated companies on a contracted or time and materials basis. Total amounts paid by the affiliated companies for these services approximated $1,795, $3,549, and $1,845 for the years ended December 31, 1999, 2000, and 2001 respectively, and are reflected in operating revenues in the Company’s consolidated statements of operations.

Relatives of the stockholders of ITC Holding are stockholders and employees of the Company’s insurance provider. The costs charged to the Company for insurance services were approximately $977, $1,239, and $1,211 for the years ended December 31, 1999, 2000, and 2001, respectively.

9.    UNAUDITED QUARTER-BY-QUARTER COMPARISON

Summarized quarterly financial data for the years ended December 31, 1999, 2000 and 2001 are as follows:

Quarters:	First	Second	Third	Fourth
1999
Operating revenues	$15,238	$15,884	$17,702	$17,897
Operating loss	(10,311)	(11,765)	(12,960)	(12,138)
Net loss	(13,739)	(16,267)	(13,719)	(13,321)
Subsidiary preferred stock dividends	0	0	0	(1,745)
Net loss per share, basic and diluted	(13,738,996)	(162,670)	(137,186)	(0.34)
2000
Operating revenues	18,740	20,254	20,885	22,694
Operating loss	(14,450)	(15,997)	(18,448)	(18,939)
Net loss	(21,042)	(24,063)	(27,300)	(28,491)
Net loss per share, basic and diluted	(0.30)	(0.33)	(0.38)	(0.40)
2001
Operating revenues	23,506	25,452	27,396	29,835
Operating loss	(20,356)	(20,512)	(20,364)	(17,324)
Extraordinary gain on debt extinguishment	0	0	29,394	2,481
Net loss	(29,975)	(30,817)	(1,565)	(28,016)
Non-cash distribution to preferred stockholders	(36,579)	0	0	0
Net loss per share, basic and diluted	(0.59)	(0.26)	(0.01)	(0.23)
F-22

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.    SEGMENT INFORMATION

Effective January 1998, the Company adopted SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” which established revised standards for the reporting of financial and descriptive information about operating segments in financial statements. Management has identified the reportable segments based on broadband services offered.

While management of the Company monitors the revenue generated from each of the various broadband services, operations are managed and financial performance is evaluated based upon the delivery of a multiple of the services to customers over a single network. As a result of multiple services being provided over a single network, there are many shared expenses and shared assets related to providing the various broadband services to customers. Management believes that any allocation of the shared expenses or assets to the broadband services would be arbitrary and impractical.

The Company owns and operates advanced interactive broadband networks and provides residential and business customers broadband communications services, including video analog and digital cable television and local and long-distance telephone.

Internet services include high-speed Internet access via cable modems, local transport services, such as local Internet transport, special access, local private line, and local exchange transport services.

	Video	Telephone	Internet Services and Other	Consolidated
1999
Operating revenues	$35,166	$28,774	$2,781	$66,721
Cost of services	15,067	11,601	297	26,965

Gross margin	$20,099	$17,173	$2,484	$39,756

2000
Operating revenues	$41,821	$34,943	$5,809	$82,573
Cost of services	18,433	11,962	615	31,010

Gross margin	$23,388	$22,981	$5,194	$51,563

2001
Operating revenues	$48,834	$44,793	$12,562	$106,189
Cost of services	23,206	8,270	993	32,469

Gross margin	$25,628	$36,523	$11,569	$73,720

F-23

KNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2001	March 31, 2002
	(unaudited)
	(dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,074	$25,611
Accounts receivable, net	13,420	14,267
Affiliate receivable	594	66
Prepaid expenses and other	946	1,243

Total current assets	53,034	41,187

PROPERTY, PLANT AND EQUIPMENT, net	400,851	391,890

INVESTMENTS	12,625	12,625

INTANGIBLE AND OTHER ASSETS, net	50,030	48,267

Total assets	$516,540	$493,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$17,096	$17,096
Accounts payable	18,103	15,580
Accrued liabilities	10,583	7,392
Unearned revenue	6,636	7,560

Total current liabilities	52,418	47,628

NONCURRENT LIABILITIES:
Notes payable	31,331	31,331
Unamortized investment tax credits	182	164
Senior discount notes, net of discount	339,486	349,603

Total non-current liabilities	370,999	381,098

Total liabilities	423,417	428,726

WARRANTS	4,726	4,726
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	1,094	1,094
Common stock	5	5
Additional paid-in capital	394,741	394,743
Accumulated equity	(307,443)	(335,325)

Total stockholder equity	88,397	60,517

Total liabilities and stockholders equity	$516,540	$493,969

The accompanying notes are an integral part of these condensed consolidated balance sheets.

F-24

KNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2001	2002
	(unaudited)
	(dollars in thousands, except per share data)

OPERATING REVENUES:	$23,506	$32,034

OPERATING EXPENSES:
Costs and expenses, excluding depreciation and amortization	25,249	28,498
Depreciation and amortization	18,613	18,601

TOTAL OPERATING EXPENSES	43,862	47,099

OPERATING LOSS	(20,356)	(15,065)
OTHER INCOME (EXPENSE):
Interest income	1,119	129
Interest expense	(10,348)	(10,815)
Other expense, net	(390)	(828)

TOTAL OTHER INCOME AND EXPENSES	(9,619)	(11,514)

LOSS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(29,975)	(26,579)

INCOME TAX PROVISION	—	(9)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(29,975)	(26,588)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	(1,294)

NET LOSS (Note 3)	$(29,975)	$(27,882)
NON-CASH DISTRIBUTION TO PREFERRED STOCKHOLDERS	36,579
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(66,554)	(27,882)

BASIC AND DILUTED NET LOSS PER SHARE BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$(0.59)	$(0.22)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	(0.01)

BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(0.59)	$(0.23)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	112,143,251	122,091,986

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-25

KNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2001	2002
	(unaudited)
	(dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,975)	$(27,882)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	18,631	18,601
Write down of inventory to market	—	852
Amortization of bond discount	10,700	10,117
Loss on disposition of assets	—	(12)
Cumulative effect of change in accounting principle—Goodwill impairment	—	1,294
Changes in operating assets and liabilities:
Accounts receivable	(844)	(847)
Accounts receivable—affiliate	48	528
Prepaid expenses and other	(40)	(297)
Accounts payable	(13,836)	(2,523)
Accrued liabilities	(4,852)	(3,191)
Unearned revenue	645	924

Total adjustments	10,452	25,446

Net cash used in operating activities	(19,523)	(2,436)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net of retirements	(25,996)	(10,060)
Investments	(541)	—
Franchise cost expenditures, net	(643)	(56)
Proceeds from sale of assets	—	87

Net cash used in investing activities	(27,180)	(10,029)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(4)	—
Proceeds from private placement	97,907	—
Proceeds from exercised stock options	—	2

Net cash provided by financing activities	97,903	2

NET (DECREASE) INCREASE IN CASH	51,200	(12,463)
CASH AT BEGINNING OF PERIOD	20,628	38,074

CASH AT END OF PERIOD	$71,828	$25,611

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$405	$331

Cash received during the period for income taxes	—	456

Stock issued for purchase of land	$211	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-26

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2001 AND 2002
(UNAUDITED)
(dollars in thousands, except per share data)

1.    ORGANIZATION AND NATURE OF BUSINESS

Knology, Inc. (including its predecessors, the “Company”) offers residential and business customers broadband communications services, including analog and digital cable television, local and long distance telephone, high-speed Internet access service, and broadband carrier services, using advanced interactive broadband networks. We own, operate and manage interactive broadband networks in seven metropolitan areas: Montgomery and Huntsville, Alabama; Columbus and Augusta, Georgia; Panama City, Florida; Charleston, South Carolina; and Knoxville, Tennessee. We also provide local telephone services in West Point, Georgia, and Lanett and Valley, Alabama. Our local telephone service in this area is provided over a traditional copper wire network while our cable and Internet services are provided over our broadband network. Subject to the availability of additional funding, we plan to expand to additional mid-to-large-sized cities in the southeastern United States.

2.    BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements have been included, and the financial statements present fairly the financial position and results of operations for the interim periods presented. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with management’s discussion and analysis of financial condition and results of operations contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Certain amounts included in the 2001 financial statements have been reclassified to conform to the 2002 financial statements.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Net Loss Per Share

The Company follows SFAS No. 128, “Earnings Per Share.” This statement requires the disclosure of basic net income (loss) per share and diluted net income (loss) per share. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted net loss per share gives effect to all potentially dilutive securities. As the Company has no significant common stock outstanding, the convertible preferred stock is assumed to be converted for purposes of this calculation. The Company’s other potentially dilutive securities, including stock options and stock warrants, are not included in the computation of diluted net loss per share as their effect is antidilutive.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”, in June 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company had no

F-27

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

business combinations initiated after June 30, 2001. SFAS No. 142 provides that goodwill is no longer subject to amortization over its estimated useful life. It requires that goodwill be assessed for impairment on at least an annual basis by applying a fair value-based test.

The Company adopted SFAS No. 142 on January 1, 2002. The Company has performed a goodwill impairment test in accordance with SFAS No. 142. Based on the results of the goodwill impairment test, the Company recorded an impairment loss of $1,294 in the first quarter of 2002 as a cumulative effect of change in accounting principle. A goodwill impairment test will be performed at least annually on January 1.

Effective January 1, 2002, the Company no longer records amortization of goodwill. During the first quarter of 2001 the Company recorded approximately $1,198 in amortization of goodwill.

4.    EQUITY TRANSACTIONS

On January 12, 2001, we completed a private placement of 31,166,667 shares of our Series C preferred stock to a small group of institutional investors for approximately $93.5 million. On March 30, 2001, we completed another private placement of 1,885,996 shares of Series C preferred stock to a small group of accredited investors for approximately $5.7 million. On April 13, 2001 the Company issued to a small group of accredited investors, in a private placement, 2,621,930 shares of its Series C preferred stock, at a purchase price of $3.00 per share, for aggregate proceeds of approximately $7.9 million. On June 29, 2001 the Company issued to a small group of accredited investors, in a private placement, 1,544,970 shares of its Series C preferred stock, at a purchase price of $3.00 per share, for aggregate proceeds of approximately $4.6 million. The shares of Series C preferred stock are convertible into shares of our common stock at any time at the option of the holder and automatically upon the completion of a Qualified Public Offering (as defined in our amended and restated certificate of incorporation). The shares are currently convertible into shares of common stock on a one-to-one basis, subject to customary anti-dilution adjustments.

In connection with the January 12, 2001 private placement of Series C preferred stock, the Company amended its amended and restated certificate of incorporation to adjust the ratios at which the Series A preferred stock and Series B preferred stock convert into common stock. With respect to the amendment of the conversion ratios of the Series A preferred stock and Series B preferred stock, the Company recognized a non-cash dividend in January 2001.

5.    SEGMENT INFORMATION

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which established revised standards for the reporting of financial and descriptive information about operating segments in financial statements.

The Company owns and operates advanced interactive broadband networks and provides residential and business customers broadband communications services, including analog and digital cable television, local and long distance telephone, and high-speed Internet access, which the Company refers to as video, voice, and data services. We also provide other services including broadband carrier services, which includes local transport services such as local Internet transport, special access, local private line, and local loop services. While management of the Company monitors the revenue generated from each of the various broadband services, operations are managed and financial performance is evaluated based upon the delivery of multiple services to customers over a single network. As a result of multiple services being provided over a single network, many expenses and assets are shared related to providing the various broadband services to customers. Management believes that any allocation of the shared expenses or assets to the broadband services would be subjective and impractical.

F-28

KNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenues by broadband communications service are as follows:

	Months Ended March 31,
	2001	2002
Video	$11,237	$14,150
Voice	9,989	13,330
Data and other	2,280	4,554

Consolidated revenues	$23,506	$32,034

F-29

EXHIBIT A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

☒    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

COMMISSION FILE NUMBER: 333-43339

KNOLOGY BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2203141
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Knology Broadband, Inc.
1241 O.G. Skinner Drive
West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 645-8553

Securities registered pursuant to Section 12(b) of the Act:

Not Applicable

Securities registered pursuant to Section 12(g) of the Act:

Not Applicable

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒*    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of registrant’s knowledge, in definitive proxy or information statements incorporated herein by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

The aggregate market value of the voting stock held by non-affiliates is not applicable as no public market exists for the voting stock of the registrant.

As of January 31, 2002, we had 100 shares of Common Stock outstanding; all shares are owned indirectly by Registrant’s parent, Knology, Inc.

The registrant meets the conditions set forth in General Instructions I(1)(a) and (b) of Form 10-K and is filing this Form with the reduced disclosure format.

* The registrant does not have any class of equity securities registered under the Securities Exchange Act of 1934 and files periodic reports with the Securities and Exchange Commission pursuant to contractual obligations with third parties.

PART I

PART I

ITEM 1.    BUSINESS

OUR STRUCTURE.

ITC Holding formed Knology Broadband, Inc., formerly KNOLOGY Holdings, Inc., in 1995. Its percentage ownership fell below 50% during 1996. ITC Holding acquired additional stock in Knology Broadband, Inc. in 1998, becoming the holder of approximately 85% of Knology Broadband, Inc. In November 1999, ITC Holding contributed its 85% interest in Knology Broadband to Knology, Inc. in exchange for shares of Knology, Inc. stock. Additionally, other minority shareholders exchanged the remaining 15% of Knology Broadband for shares of Knology, Inc. stock. Knology Broadband, Inc. is a wholly-owned subsidiary of Knology, Inc.

Knology Broadband, Inc. has been providing cable television service since 1995, telephone and high-speed Internet access services since 1997 and broadband carrier services since 1998. We own, operate and manage interactive broadband networks in the six metropolitan areas of Montgomery and Huntsville, Alabama; Columbus and Augusta, Georgia; Panama City, Florida and Charleston, South Carolina.

In 1995 we began providing cable television service by acquiring cable television systems in Montgomery, Alabama and Columbus, Georgia and using those systems as a base for constructing new interactive broadband networks. Since acquiring the Montgomery and Columbus systems, we have significantly expanded these networks and upgraded the acquired networks to offer additional broadband communications services.

In December 1997, we acquired a cable television system in Panama City Beach, Florida. During 2000 we completed upgrading this cable system and extending the network into the Panama City metro area.

In early 1998, we began expanding into Augusta, Georgia and Charleston, South Carolina by obtaining new franchise agreements with the local governments and by constructing new interactive broadband networks. We expect to complete construction of these networks by 2005.

In June 1998, TTE Inc., a reseller of local, long distance and operator services to small and medium-sized business customers throughout South Carolina was acquired and was accounted for as a purchase.

In October 1998, we acquired the Cable Alabama cable television system serving the Huntsville, Alabama area which was accounted for as a purchase. We completed the upgrade of this cable system to an interactive broadband network in 2001.

In 1995 Knology Broadband, Inc. was originally formed as a limited liability company and later was incorporated in the State of Delaware. The Company’s principal executive offices are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833 and its telephone number is (706) 645-8553.

OVERVIEW OF OUR SERVICES.

We offer our customers facilities based broadband communications services, including:

—	traditional and digital cable television;

—	local and long distance telephone; and

—	high-speed Internet access service.

ITEM 2.    PROPERTIES

We own or lease property in the following locations:

Location	Address		Lease/Own Primary Use
Augusta, GA	3714 Wheeler Road 621 N.W. frontage, Ste 220	Own Lease	Administrative offices and headend Call center.

Charleston, SC	4506 Dorchester Road 3270-B Associated Drive	Own Lease	Administrative offices and headend Construction Warehouse

Columbus, GA	1701 Boxwood Place 6440 West Hamilton Park Drive	Lease Lease	Administrative offices and headend Sales Office

Huntsville, AL	2401 10th Street 915 Miller Blvd, Madison, AL Madkin Mountain	Own Own Lease	Administrative offices and headend Construction office / HUB A Tower Site

Louisville, KY	4738 Allmond Ave.	Lease	Construction Warehouse

Lanett, AL	415 Gilmer	Own	Administrative offices

Montgomery, AL	1450 Ann Street 6175 Perimeter Parkway Court 3173 Taylor Rd. (Sturbridge Village)	Lease Lease Lease	Headend and technical offices Business Office Pay Station

Nashville, TN	491 Allied Drive	Lease	Construction Warehouse

Panama City, FL	13200 Panama City Beach Pkwy. 2149 N. Sherman Ave. 2141-A. N. Sherman Ave. 2325 Frankford Ave., Ste A	Lease Lease Lease Lease	Administrative offices and headend Construction Warehouse Operations Sales Office

West Point, GA	1241 O.G. Skinner Drive 312 W. 8th Street 206 West 9th Street	Own Lease Lease	Corporate administrative offices Operations Network operations center

Our principal physical assets consist of fiber optic and coaxial broadband cable and equipment, located either at the equipment site or along the networks. Our distribution equipment along the networks is generally attached to utility poles we own or use under standard pole attachment agreements with local public utilities, although in some areas the distribution cable is buried in underground ducts or trenches. Under our pole attachment agreements, local public utilities and other pole owners rent us space on utility poles to attach our network cables and equipment. The rate a pole owner charges us for space varies, but the rate is generally based upon the amount of space we rent. Our franchises give us rights-of-way for our networks. The physical components of the networks require maintenance and periodic upgrading to keep pace with technological advances. We believe that our properties, taken as a whole, are in good operating condition and are suitable for our business operations.

ITEM 3.    LEGAL PROCEEDINGS

In the normal course of business, we are subject to litigation. However, in our opinion, there is no legal proceeding pending against us which would have a material adverse effect on our financial position, results of operations, or liquidity. We are also party to regulatory proceedings affecting the relevant segments of the communications industry generally.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not required under reduced disclosure format.

PART II

ITEM 5.    MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock is not traded on any exchange or quoted on the Nasdaq National Market or any other established trading market. No market makers currently make a market in our stock and we do not plan to engage a market maker. Therefore, there is no established public trading market and no high and low bid information or quotations available.

As of January 31, 2001, we had 100 shares of common stock outstanding; all shares are owned indirectly by the registrant’s parent, Knology, Inc.

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. It is the current policy of our board of directors to retain earnings to finance the expansion of our operations. Future declaration and payment of dividends, if any, will be determined based on the then-current conditions, including our earnings, operations, capital requirements, financial condition, and other factors the board of directors deems relevant. In addition, our ability to pay dividends is limited by the terms of the indenture governing our outstanding notes and by the terms of our credit facility.

ITEM 6.    SELECTED FINANCIAL DATA

Not required under reduced disclosure format.

ITEM 7.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE MANAGEMENT’S DISCUSSION AND ANALYSIS AND OTHER PORTIONS OF THIS ANNUAL REPORT INCLUDE “FORWARD-LOOKING” STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS, INCLUDING THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT ARE SUBJECT TO FUTURE EVENTS, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED. IMPORTANT FACTORS THAT EITHER INDIVIDUALLY OR IN THE AGGREGATE COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED INCLUDE, WITHOUT LIMITATION, (1) THAT WE WILL NOT RETAIN OR GROW OUR CUSTOMER BASE, (2) THAT WE WILL FAIL TO BE COMPETITIVE WITH EXISTING AND NEW COMPETITORS, (3) THAT WE WILL NOT ADEQUATELY RESPOND TO TECHNOLOGICAL DEVELOPMENTS IMPACTING OUR INDUSTRY AND MARKETS, (4) THAT NEEDED FINANCING WILL NOT BE AVAILABLE, (5) THAT A SIGNIFICANT CHANGE IN THE GROWTH RATE OF THE OVERALL U.S. ECONOMY WILL OCCUR SUCH THAT CONSUMER AND CORPORATE SPENDING ARE MATERIALLY IMPACTED, AND (6) THAT SOME OTHER UNFORESEEN DIFFICULTIES OCCUR, AS WELL AS THOSE RISK SET FORTH IN ITEM 1—BUSINESS—RISK FACTORS. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN.

The following is a discussion of our consolidated financial condition and results of operations for the three years ended December 31, 2001 and certain factors that are expected to affect our prospective financial condition. The following discussion and analysis should be read in conjunction with our financial statements and related notes elsewhere in this Annual Report.

Background

ITC Holding formed Knology Broadband, Inc., formerly KNOLOGY Holdings, Inc., in 1995. Its percentage ownership fell below 50% during 1996. ITC Holding acquired additional stock in Knology Broadband, Inc. in 1998, becoming the holder of approximately 85% of Knology Broadband, Inc. In November 1999, ITC Holding contributed its 85% interest in Knology Broadband to Knology, Inc. in exchange for shares of Knology, Inc. stock. Additionally, other minority shareholders exchanged the remaining 15% of Knology Broadband for shares of Knology, Inc. stock. Knology Broadband, Inc. is a wholly-owned subsidiary of Knology, Inc.

Knology Broadband, Inc. has been providing cable television service since 1995, telephone and high-speed Internet access services since 1997 and broadband carrier services since 1998. We own, operate and manage interactive broadband networks in the six metropolitan areas of Montgomery and Huntsville, Alabama; Columbus and Augusta, Georgia; Panama City, Florida and Charleston, South Carolina.

In 1995 Knology Broadband, Inc. was originally formed as a limited liability company and later was incorporated in the State of Delaware. The Company’s principal executive offices are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833 and its telephone number is (706) 645-8553.

Significant Accounting Policies

Our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included in Item 8 of this form 10-K. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s revenues are recognized when services are provided, regardless of the period in which they are billed. Fees billed in advance are recorded in the consolidated balance sheets as unearned revenue and are deferred until the month the service is provided.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” in June 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company had no business combinations initiated after June 30, 2001. SFAS No. 142 provides that goodwill is no longer subject to amortization over its estimated useful life. It requires that goodwill be assessed for impairment on at least an annual basis by applying a fair-value-based test.

The Company adopted SFAS No. 142 on January 1, 2002. The Company has performed a goodwill impairment test in accordance with SFAS No. 142. Based on the results of the goodwill impairment test the Company expects to record an impairment loss of $1.3 million in the first quarter of 2002 as a cumulative effect of change in accounting principle.

In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations.” SFAS No. 143, addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact of this new standard.

In July 2001, the FASB issued SFAS No. 144, “Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company is currently assessing the impact of this new standard.

REVENUES AND EXPENSES

We can group our revenues into four categories: video revenues, voice revenues, data revenues and other revenues.

—
VIDEO REVENUES.    Our video revenues consist of fixed monthly fees for basic, premium and digital cable television services, as well as fees from pay-per-view movies and events such as boxing matches and concerts, that involve a charge for each viewing. Video revenues accounted for approximately 75.7%, 68.5% and 58.6% of our consolidated revenues for the years ended December 31, 1999, December 31, 2000 and December 31, 2001, respectively.

—
VOICE REVENUES.    Our voice revenues consist primarily of fixed monthly fees for local service, enhanced services such as call waiting and voice mail and usage fees for long distance service. Voice revenues accounted for approximately 18.2%, 22.2% and 24.4% of our consolidated revenues for the years ended December 31, 1999, December 31, 2000 and December 31, 2001, respectively.

—
DATA REVENUES AND OTHER REVENUES.    Our data revenues consist primarily of fixed monthly fees for high-speed Internet access service and rental of cable modems. Other revenues resulted principally from broadband carrier services and video production services. These combined revenues accounted for approximately 6.1%, 9.3% and 17.0% of our consolidated revenues for the years ended December 31, 1999, December 31, 2000 and December 31, 2001, respectively.

Our operating expenses include cost of services expenses, selling, operations and administrative expenses and depreciation and amortization expenses.

Cost of service expenses include:

—
VIDEO COST OF SERVICES.    Video cost of services consist primarily of monthly fees to the National Cable Television Cooperative and other programming providers, and are generally based on the average number of subscribers to each program. Programming costs as a percentage of video revenues were approximately 42.7%, 43.8% and 47.1% for the years ended December 31, 1999, December 31, 2000 and December 31, 2001, respectively. Programming costs is our largest single cost and we expect this to continue. Since programming cost is primarily based on numbers of subscribers, it will increase as we add more subscribers. Additionally, programming cost will increase as costs per channel increase over time.

—
VOICE COST OF SERVICES.    Voice cost of services consist primarily of transport cost and network access fees. The voice cost of services as a percentage of revenues were approximately 80.1%, 58.8% and 30.5% for the years ended December 31, 1999, December 31, 2000 and 2001, respectively.

—
DATA AND OTHER COST OF SERVICES.    Data and other cost of services consist primarily of transport cost and network access fees. The data and other cost of services as a percentage of revenues were approximately 10.4%, 11.1% and 18.2% for the years ended December 31, 1999, December 31, 2000 and 2001, respectively.

Selling, operations and administrative expenses include:

—	SALES AND MARKETING COSTS. Sales and marketing costs include the cost of sales and marketing personnel and advertising and promotional expenses.

—	NETWORK OPERATIONS AND MAINTENANCE EXPENSES. Network operations and maintenance expenses include payroll and departmental costs incurred for network design and maintenance monitoring.

—	CUSTOMER SERVICE EXPENSES. Customer service expenses include payroll and departmental costs incurred for customer service representatives and management.

—	GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of corporate and subsidiary general management and administrative costs.

Depreciation and amortization expenses include depreciation of our interactive broadband networks and equipment, and amortization of cost in excess of net assets and other intangible assets related to acquisitions.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

REVENUES.    Operating revenues increased 36.7% from $59.6 million for the year ended December 31, 2000 to $81.5 million for the year ended December 31, 2001. Our increased revenues are primarily due to a higher number of connections during the year ended December 31, 2001 as compared to 2000. The additional connections resulted primarily from:

—	the extension of our broadband networks in the Augusta, Charleston and Panama City markets;

—	the upgrade of existing networks to broadband capacity in Huntsville; and

—	internal growth in connections generated by our sales and marketing efforts.

EXPENSES.    Our operating expenses, excluding depreciation and amortization, increased 17.9%, from $75.4 million for the year ended December 31, 2000 to $88.9 million for the year ended December 31, 2001. The cost of services component of operating expenses increased 18.4%, from $26.3 million for 2000 to $31.1 million for 2001. Our selling, operations, and administration expenses increased 17.6%, from $49.1 million for 2000 to $57.8 million for 2001. The increase in our cost of services and other operating expenses is consistent with the growth in revenues and is a result of the expansion of our operations and the increase in the number of subscribers and the number of employees associated with such expansion and growth into new markets.

Our depreciation and amortization expenses increased 31.3% from $52.0 million for the year ended December 31, 2000 to $68.2 million for the year ended December 31, 2001. The increase in depreciation is primarily due to the expansion of our networks and growth in to new markets.

OTHER INCOME AND EXPENSES.    Our interest income was $174,000 for the year ended December 31, 2000, compared to $69,000 for the year ended December 31, 2001. The decrease in interest income is due to the draw down of marketable securities to fund planned expansion and acquisitions.

Our interest expense increased from $39.1 million for the year ended December 31, 2000 to $44.3 million for the year ended December 31, 2001. The increase in interest expense reflects the accrual of the interest attributable to the senior discount notes issued in October 1997.

INCOME TAX.    We recorded an income tax benefit of $3.4 million for the year ended December 31, 2000 compared to an income tax provision of $2.4 million for the year ended December 31, 2001. The income tax benefit resulted from our utilizing net tax losses under a tax sharing agreement with ITC Holding, which became effective in August 1998. Effective February 7, 2000, the date of our spin-off from ITC Holding, we no longer participate in the tax agreement. Therefore the tax effect of taxable losses incurred subsequent to February 7, 2000 are not realized as a tax benefit, but reserved for until we experience taxable income, at which time a tax benefit will be recorded. Included in prior years was an alternative minimum tax (“AMT”) credit carry-forward. An AMT credit can be carried forward indefinitely as a credit against regular tax liability. However, because the Company has historically had, and is expected to have, net operating losses, it is more likely than not that the benefit of the tax credit will not be realized. Accordingly, a reserve has been recorded against the AMT credit in 2001.

NET LOSS.    We incurred a net loss of $104.5 million for the year ended December 31, 2000 compared to a net loss of $122.9 million for the year ended December 31, 2001. The increase in net loss is a result of the expansion of our operations and the increase in the number of employees associated with such expansion and growth into new markets.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

REVENUES.    Operating revenues increased 32.7% from $44.9 million for the year ended December 31, 1999 to $59.6 million for the year ended December 31, 2000. Our increased revenues are primarily due to a higher number of connections during the year ended December 31, 2000 as compared to 1999. The additional connections resulted primarily from:

—	the extension of our broadband networks in the Augusta, Charleston and Panama City markets;

—	the upgrade of existing networks to broadband capacity in Huntsville and Panama City; and

—	internal growth in connections generated by our sales and marketing efforts.

EXPENSES.    Our operating expenses, excluding depreciation and amortization, increased 28.7%, from $58.6 million for the year ended December 31, 1999 to $75.4 million for the year ended December 31, 2000. The cost of services component of operating expenses increased 23.0%, from $21.4 million for 1999 to $26.3 million for 2000. Our selling, operations, and administration expenses increased 31.9%, from $37.2 million for 1999 to $49.1 million for 2000. The increase in our cost of services and other operating expenses is consistent with the growth in revenues and is a result of the expansion of our operations and the increase in the number of subscribers and the number of employees associated with such expansion and growth into new markets.

Our depreciation and amortization expenses increased 47.1% from $35.3 million for the year ended December 31, 1999 to $52.0 million for the year ended December 31, 2000. The increase in depreciation is primarily due to the expansion of our networks and growth in to new markets.

OTHER INCOME AND EXPENSES.    Our interest income was $1.5 million for the year ended December 31, 1999, compared to $174,000 for the year ended December 31, 2000. The interest income reflects the interest earned from the investment of certain proceeds received from the issuance of the senior discount notes in October 1997. The decrease in interest income is due to the draw down of marketable securities to fund planned expansion and acquisitions.

Our interest expense increased from $33.5 million for the year ended December 31, 1999 to $39.1 million for the year ended December 31, 2000. The increase in interest expense reflects the accrual of the interest attributable to the senior discount notes issued in October 1997.

INCOME TAX.    We recorded an income tax benefit of $20.7 million for the year ended December 31, 1999 compared to an income tax benefit $3.4 million for the year ended December 31, 2000. The income tax benefit resulted from our utilizing net tax losses under a tax sharing agreement with ITC Holding, which became effective in August 1998. Effective February 7, 2000, the date of our spin-off from ITC Holding, we no longer participate in the tax agreement. Therefore the tax effect of taxable losses incurred subsequent to February 7, 2000 are not realized as a tax benefit, but reserved for until we experience taxable income, at which time a tax benefit will be recorded.

NET LOSS.    We incurred a net loss of $60.3 million for the year ended December 31, 1999 compared to a net loss of $104.5 million for the year ended December 31, 2000. The increase in net loss is a result of the expansion of our operations and the increase in the number of employees associated with such expansion and growth into new markets.

Liquidity and Capital Resources

As of December 31, 2001, we had net working capital deficit of $27.0 million, compared to a net working capital deficit of $24.5 million as of December 31, 2000. The increase in the deficit from December 31, 2000 to December 31, 2001 is due to increase in cash of $4.5 million, a reduction of $9.3 million in accounts payable offset by an increase of $15.5 million in the current portion of notes payable primarily for the maturity of the Wachovia Corporation credit facility.

Net cash used in operations totaled $4.4 million for the year ended December 31, 1999, net cash provided by operations totaled $14.7 million for the year ended December 31, 2000, and net cash used by operations totaled $18.7 million for the year ended December 31, 2001. The net cash flow activity related to operations consists primarily of changes in operating assets and liabilities and adjustments to net income for non-cash transactions including depreciation and amortization and loss on disposition of assets.

Net cash used for investing activities was $23.2 million, $116.3 million and $75.1 million for the years ended December 31, 1999, 2000 and 2001, respectively. Our investing activities for the year ended December 31, 1999 consisted of $83.0 million of capital expenditures partially offset by $60.2 million in proceeds from the sale of short-term investments. Investing activities in 2000 consisted of $118.9 million of capital expenditures offset by $2.4 million in net proceeds from the sale of short-term investments. In 2001 investing activities consisted of $74.8 million of capital expenditures and an additional investment in for additions to our subscriber base of $328,000.

We received net cash flow from financing activities of $28.9 million, $95.4 million and $98.3 million for the years ended December 31, 1999, 2000 and 2001, respectively. Financing activities in 1999 consisted primarily of $19.0 million of short-term borrowings through our existing credit facility, $1.1 million from the issuance of warrants and advances from our parent of $8.9 million. Financing activities in 2000 consisted primarily of $10.0 million of short-term borrowings through our parent and an equity infusion of $104.0 million from our parent offset by repayment of advances from our parent of $15.0 million. Financing activities in 2001 consisted of an equity infusion of $98.4 million from our parent.

Funding to Date

We have raised equity capital and borrowed money to finance a significant portion of our operating, investing and financing activities in the development of our business. On October 22, 1997, we received net proceeds of $242.4 million from the offering of units consisting of senior discount notes due 2007 and warrants to purchase preferred stock. The notes were sold at a substantial discount from their principal amount at maturity, and there will not be any payment of cash interest on the notes prior to April 15, 2003. The notes will fully accrete to face value of $444.1 million on October 15, 2002. From and after October 15, 2002, the notes will bear interest, which will be payable in cash, at a rate of 11 7/8% per annum on April 15 and October 15 of each year, commencing April 15, 2003. The indenture contains covenants that affect, and in certain cases restrict, the ability of Knology Broadband to:

•	incur indebtedness;

•	pay dividends;

•	prepay subordinated indebtedness;

•	redeem capital stock;

•	make investments;

•	engage in transactions with stockholders and affiliates;

•	create liens;

•	sell assets; and

•	engage in mergers and consolidations.

On December 22, 1998, we entered into a $50 million four-year senior secured credit facility with First Union National Bank and First Union Securities, Inc. On November 7, 2001, First Union National Bank and First Union Securities, Inc. agreed to amend the credit facility. The credit facility, as amended, allows us to borrow up to the greater of (i) $15.5 million or (ii) three times our annualized consolidated cash flow. The credit facility may be used for working capital and other purposes, including capital expenditures and permitted acquisitions. At our option, interest will accrue based on either the prime or federal funds rate plus applicable margin or the LIBOR rate plus applicable margin. The applicable margin may vary from 4.0% for Base Rate Loans to 5.0% for LIBOR Rate Loans. The credit facility contains a number of covenants that restrict our ability to take certain actions, including the ability to:

•	incur indebtedness;

•	create liens;

•	pay dividends;

•	make distributions or stock repurchases;

•	make investments;

•	engage in transactions with affiliates;

•	sell assets; and

•	engage in mergers and acquisitions.

The credit facility also includes covenants requiring compliance with certain operating and financial ratios on a consolidated basis, including the number of customer connections and average revenue per subscriber. We are currently in compliance with these covenants, as amended, but there can be no assurances that we will remain in compliance. Should we not be in compliance with the covenants, we would be in default and would require a waiver from the lender. In the event the lender would not provide a waiver, amounts outstanding under the facility could be payable to the lender on demand. A change of control of Knology Broadband, as defined in the credit facility agreement, would constitute a default under the covenants. In connection with the amendment of the credit facility, we paid First Union National Bank $250,000.

The maximum amount available under the amended credit facility as of December 31, 2001 was approximately $15.5 million. As of December 31, 2001, $15.5 million had been drawn against the credit facility.

In January 2002, we also entered into a secured intercompany credit facility with Knology, Inc. The secured intercompany credit facility is intended to provide a mechanism for any funding Knology, Inc. chooses to advance to us; however, the facility does not represent a present commitment from Knology, Inc. to fund any our future cash needs. The intercompany credit facility is secured by substantially all of the assets of Knology Broadband and is subordinate to the Wachovia Credit Facility.

Future	Funding

Our business requires substantial investment to finance capital expenditures and related expenses, incurred in connection with the expansion and upgrade of our interactive broadband networks, funding subscriber equipment, maintaining the quality of our networks, and to finance the repayment, extinguishment or repurchase of our debt.

We have completed the construction of our networks in Montgomery, Alabama; Columbus, Georgia and Panama City, Florida. We expect that, with sufficient funds, the construction of our networks in our other existing markets will be substantially completed during 2005. We will not have sufficient funds to complete this construction without significant additional financing.

Funding to complete the construction of our networks throughout our markets and for our working capital needs, current and future operating losses, and debt service requirements will require continuing capital investment. The Company has historically relied on capital infusions from its parent company to meet its funding requirements and plans to continue to rely on its parent, however, there can be no assurance that sufficient funding will continue to be available in the future or that it will be available on terms acceptable to the Company. If we are not successful in raising additional capital, we may not be able to complete the construction of our networks throughout our markets. This may cause us to violate our franchise agreements, which could adversely affect us, or may limit our growth within these markets. Failure to obtain additional funding would also limit our ability continue in business or to expand our business. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk from changes in interest rates. We manage our exposure to this market risk through our regular operating and financing activities. Derivative instruments are not currently used and, if utilized, are employed as risk management tools and not for trading purposes.

We have no derivative financial instruments outstanding to hedge interest rate risk. Our only borrowings subject to market conditions are our borrowings under our credit facility which are based on either a prime or federal funds rate plus applicable margin or LIBOR plus applicable margin. Any changes in these rates would affect the rate at which we could borrow funds under our bank credit facility. A hypothetical 10% increase in interest rates on our variable rate bank debt for a duration of one year would increase interest expense by an immaterial amount.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Item 8 is incorporated by reference to pages F-1 through F-16 and S-1 through S-2 herein.

ITEM 9.    CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING FINANCIAL DISCLOSURE

None.

PART III

ITEM 10.    DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Not required under reduced disclosure format.

ITEM 11.    EXECUTIVE COMPENSATION

Not required under reduced disclosure format.

ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Not required under reduced disclosure format.

ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Not required under reduced disclosure format.

PART IV

ITEM 14.    EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)(1) The following Consolidated Financial Statements of the Company and independent auditor’s report are included in Item 8 of this Form 10-K.

Report of Independent Public Accountants.

Consolidated Balance Sheets as of December 31, 2000 and 2001.

Consolidated Statements of Operations for the Years Ended December 31, 1999, 2000 and 2001.

Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 2000 and 2001.

Consolidated Statements of Stockholders’ (Deficit) Equity for the Years Ended December 31, 1999, 2000 and 2001.

Notes to Consolidated Financial Statements.

(a)(2) The following financial statement schedule is filed as part of this report and is attached hereto as pages S-1 and S-2.

Independent Auditor’s Report on the Financial Statement Schedules.

Schedule II—Valuation and Qualifying Accounts.

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission either have been included in the Consolidated Financial Statements of the Company or the notes thereto, are not required under the related instructions or are inapplicable, and therefore have been omitted.

(a)(3) The following exhibits are either provided with this Form 10-K or are incorporated herein by reference:

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation of KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 3.1 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No.333-43339)).

3.2
Certificate of Amendment of Certificate of Incorporation of KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 3.1 to KNOLOGY Holdings, Inc.’s Form 10-Q for the quarter ended March 31, 1998)).

3.3
Certificate of Amendment of Certificate of Incorporation of Knology Broadband, Inc. (Incorporated herein by reference from Exhibit 3-1 to Knology Broadband’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

3.4
Certificate of Amendment to Certificate of Designation of Preferred Stock. (Incorporated herein by reference from Exhibit 3.2 to KNOLOGY Holdings, Inc.’s Form 10-Q for the quarter ended March 31, 1998)).

3.5
Certificate of Amendment to Certificate of Designation of Preferred Stock of Knology Broadband, Inc. (Incorporated herein by reference to Exhibit 3.2 to Knology Broadband’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

3.6	Amended and Restated Bylaws of KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 3.2 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

4.1
Indenture dated as of October 22, 1997 between KNOLOGY Holdings, Inc. and United States Trust Company of New York, as Trustee, relating to the 11 7/8% Senior Discount Notes Due 2007 of KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 4.1 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

4.2	Form of Senior Discount Note (contained in Exhibit 4.1).

4.3	Form of Exchange Note (contained in Exhibit 4.1).

10.1
Unit Purchase Agreement, dated as of October 16, 1997 between KNOLOGY Holdings, Inc. and SCANA Communications, Inc. (Incorporated herein by reference from Exhibit 10.1 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.2
Lease Agreement dated April 15, 1996 by and between D.L. Jordan and American Cable Company, Inc. (Incorporated herein by reference from Exhibit 10.5 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.3
Pole Attachment Agreement dated January 1, 1998 by and between Gulf Power Company and Beach Cable, Inc. (Incorporated herein by reference from Exhibit 10.7 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.4
Telecommunications Facility Lease and Capacity Agreement, dated September 10, 1996, by and between Troup EMC Communications, Inc. and Cybernet Holding, Inc. (Incorporated herein by reference from Exhibit 10.16 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.5
Master Pole Attachment Agreement dated January 12, 1998 by and between South Carolina Electric and Gas and KNOLOGY Holdings, Inc. d/b/a/ KNOLOGY of Charleston (Incorporated herein by reference from Exhibit 10.17 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.6
Lease Agreement, dated December 5, 1997 by and between The Hilton Company and KNOLOGY of Panama City, Inc. (Incorporated herein by reference from Exhibit 10.25 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.7
Certificate of Membership with National Cable Television Cooperative, dated January 29, 1996, of Cybernet Holding, Inc. (Incorporated herein by reference from Exhibit 10.34 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.8
Ordinance No. 99-16 effective March 16, 1999 between Columbus consolidated Government and KNOLOGY of Columbus Inc. (Incorporated herein by reference from Exhibit 10.18 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.9	Ordinance No. 16-90 (Montgomery, Alabama) dated March 6, 1990 (Incorporated herein by reference from Exhibit 10.44 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.10	Ordinance No. 50-76 (Montgomery, Alabama) (Incorporated herein by reference from Exhibit 10.45 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.11
Ordinance No. 9-90 (Montgomery, Alabama) dated January 16, 1990 (Incorporated herein by reference from Exhibit 10.45.1 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.12
Resolution No. 58-95 (Montgomery, Alabama) dated April 6, 1995 (Incorporated herein by reference from Exhibit 10.46 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.13
Resolution No. 97-22 (Panama City Beach, Florida) dated December 3, 1997 (Incorporated herein by reference from Exhibit 10.49 to KNOLOGY Holdings, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

10.14
Ordinance No. 5999 (Augusta, Georgia) dated January 20, 1998 (Incorporated herein by reference from Exhibit 10.53 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997).

10.15
Ordinance No. 1723 (Panama City, Florida) dated March 10, 1998 (Incorporated herein by reference from Exhibit 10.54 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997).

10.16
Franchise Agreement (Charleston County, South Carolina) dated December 15, 1998 (Incorporated herein by reference from Exhibit 10.31 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.17
Ordinance No. 1998-47 (North Charleston, South Carolina) dated May 28, 1998 (Incorporated herein by reference from Exhibit 10.32 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.18
Ordinance No. 1998-77 (Charleston, South Carolina) dated April 28, 1998 (Incorporated herein by reference from Exhibit 10.33 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.19
Ordinance No. 98-5 (Columbia County, Georgia) dated August18, 1998 (Incorporated herein by reference from Exhibit 10.34 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.20
Network Access Agreement dated July 1, 1998 between SCANA Communications, Inc., f/k/a PX Systems, Inc. and KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 10.36 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.22
Collocation Agreement for Multiple Sites dated on or about June 1998 between Interstate FiberNet, Inc. and KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 10.38 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.23
Lease Agreement dated October 12, 1998 between Southern Company Services, Inc. and KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 10.39 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.24
Facilities Transfer Agreement dated February 11, 1998 between South Carolina Electric and Gas Company and KNOLOGY Holdings, Inc., d/b/a KNOLOGY of Charleston (Incorporated herein by reference from Exhibit 10.40 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.25
License Agreement dated March 3, 1998 between BellSouth Telecommunications, Inc. and KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 10.41 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.26
Pole Attachment Agreement dated February 18, 1998 between KNOLOGY Holdings, Inc. and Georgia Power Company (Incorporated herein by reference from Exhibit 10.44 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.27
Assignment Agreement dated March 4, 1998 between Gulf Power Company and KNOLOGY of Panama City, Inc. (Incorporated herein by reference from Exhibit 10.46 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.28
Adoption Agreements dated March 1, 1999 between KNOLOGY Holdings, Inc. and BellSouth Telecommunications, Inc. (Incorporated herein by reference from Exhibit 10.47 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.29
Carrier Services Agreement dated September 30, 1998 between Business Telecom, Inc. and KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 10.50 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.30
Reseller Services Agreement dated September 9, 1998 between Business Telecom, Inc. and KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 10.51 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.31
Private Line Services Agreement dated September 10, 1998 between BTI Communications Corporation and KNOLOGY Holdings, Inc. (Incorporated herein by reference from Exhibit 10.52 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.32
Credit Facility Agreement between First Union National Bank, First Union Capital Markets Corp. and KNOLOGY Holdings, Inc. dated December 22, 1998 (Incorporated herein by reference to Exhibit 10.53 to KNOLOGY Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.32.1
First Amendment to Credit Facility Agreement, dated as of July 8, 1999 (Incorporated herein by reference to Exhibit 10.4.1 to KNOLOGY, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

10.32.2
Second Amendment to Credit Facility Agreement, dated as of November 24, 1999 (Incorporated herein by reference to Exhibit 10.4.2 to KNOLOGY, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

10.32.3
Third Amendment to Credit Facility Agreement, dated as of March 31, 2000 (Incorporated herein by reference to Exhibit 10.4.3 to KNOLOGY, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

10.32.4
Fourth Amendment to Credit Facility Agreement, dated as of September 30, 2000 (Incorporated herein by reference to Exhibit 10.4.4 to KNOLOGY, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

10.32.5
Fifth Amendment to Credit Facility Agreement, dated as of March 31, 2001 (Incorporated herein by reference to Exhibit 10.4.5 to KNOLOGY, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

10.32.6
Sixth Amendment to Credit Facility Agreement, dated as of November 7, 2001 (Incorporated herein by reference to Exhibit 10.3.1 to KNOLOGY, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.32.7
Seventh Amendment to Credit Facility Agreement, dated as of January 7, 2002 (Incorporated herein by reference to Exhibit 10.32.7 to KNOLOGY, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.43
Subordinated Intercompany Credit Agreement Promissory Note, dated January 1, 2002 made by KNOLOGY Broadband, Inc. in favor of KNOLOGY, Inc. (Incorporated herein by reference to Exhibit 10.56 to KNOLOGY, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.43.1
Intercompany Loan Guaranty, dated as of January 1, 2002, executed by KNOLOGY of Columbus, Inc., KNOLOGY of Montgomery, Inc., KNOLOGY of Panama City, Inc., KNOLOGY of Augusta, Inc., KNOLOGY of Charleston, Inc., KNOLOGY of South Carolina, Inc., KNOLOGY of Alabama, Inc., KNOLOGY of Florida, Inc., KNOLOGY of Huntsville, Inc., and KNOLOGY Broadband, Inc., as Guarantors in favor of KNOLOGY, Inc. (Incorporated herein by reference to Exhibit 10.56.1 to KNOLOGY, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.43.2
Security Agreement, dated as of January 1, 2002, made by KNOLOGY Broadband, Inc., and certain undersigned Subsidiaries of KNOLOGY Broadband, Inc. in favor of KNOLOGY, Inc. (Incorporated herein by reference to Exhibit 10.56.2 to KNOLOGY, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.43.3
Pledge Agreement, dated as of January 1, 2002, made by KNOLOGY Broadband, Inc., in favor of KNOLOGY, Inc. (Incorporated herein by reference to Exhibit 10.56.3 to KNOLOGY, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

23.1	Consent of Arthur Andersen LLP

99.1	Letter From Knology Broadband, Inc. to the SEC regarding Arthur Andersen LLP

(b)    REPORTS ON FORM 8-K.

On March 11, 2002 Knology Broadband, Inc. filed a current report on form 8-K reporting it 2001 fourth quarter and year-end results.

(c)    EXHIBITS

We hereby file as part of this Form 10-K the Exhibits listed in the Index to Exhibits.

(d)    FINANCIAL STATEMENT SCHEDULE

The following financial statement schedule is filed herewith:

Schedule II—Valuation and Qualifying Accounts

Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is provided in our Consolidated Financial Statements or notes thereto.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized as of the 27th day of March, 2002.

KNOLOGY BROADBAND, INC.

By:	/s/ RODGER L. JOHNSON
Rodger L. Johnson President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ RODGER L. JOHNSON Rodger L. Johnson	President, Chief Executive Officer and Director (Principal executive officer)	March 27, 2002

/s/ ROBERT K. MILLS Robert K. Mills	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2002

/s/ CAMPBELL B. LANIER, III Campbell B. Lanier, III	Chairman of the Board and Director	March 27, 2002

/s/ WILLIAM H. SCOTT, III William H. Scott, III	Director	March 27, 2002

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Knology Broadband, Inc.:

We have audited the accompanying consolidated balance sheets of KNOLOGY BROADBAND, INC. (a Delaware corporation, a wholly owned subsidiary of Knology, Inc.) AND SUBSIDIARIES as of December 31, 2000 and 2001 and the related consolidated statements of operations, stockholders’ deficit and comprehensive loss, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Knology Broadband, Inc. and subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and is in a working capital deficit and uncertain liquidity position that raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the company be unable to continue as a going concern.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 7, 2002

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	December 31,
	2000	2001
ASSETS
CURRENT ASSETS:
Cash	$0	$4,525
Accounts receivable, net of allowance for doubtful accounts of $562 and $740 as of December 31, 2000 and 2001, respectively	6,872	9,694
Accounts receivable—affiliates	4,287	113
Prepaid expenses	815	816

Total current assets	11,974	15,148

PROPERTY, PLANT AND EQUIPMENT:
System and installation equipment	344,528	409,452
Test and office equipment	19,500	33,241
Automobiles and trucks	6,159	7,910
Production equipment	886	669
Land	2,449	2,449
Buildings	12,231	12,272
Inventory	23,244	17,034
Leasehold improvements	903	1,137

	409,900	484,164
Less accumulated depreciation and amortization	(73,694)	(131,164)

Property, plant, and equipment, net	336,206	353,000

OTHER LONG-TERM ASSETS:
Intangible and other assets, net	18,946	9,802
Deferred issuance costs, net	6,868	5,823
Investments	5,080	5,125
Other	111	133

Total assets	$379,185	$389,031

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of notes payable	$12	$15,465
Accounts payable	22,245	12,912
Accounts payable—affiliates	0	248
Accrued liabilities	11,130	8,519
Unearned revenue	3,115	4,969

Total current liabilities	36,502	42,113

NONCURRENT LIABILITIES:
Notes payable	15,562	—
Notes payable to affiliate	10,000	10,000
Senior discount notes, net of discount	358,532	402,667

Total noncurrent liabilities	384,094	412,667

Total liabilities	420,596	454,780

STOCKHOLDERS’ DEFICIT:
Common stock, $.01 par value per share; 100 shares authorized, and 100 shares issued and outstanding at December 31, 2000 and 2001	0	0
Additional paid-in capital	173,258	271,811
Accumulated deficit	(214,669)	(337,560)

Total stockholders’ deficit	(41,411)	(65,749)

Total liabilities and stockholders’ deficit	$379,185	$389,031

The accompanying notes are an integral part of these consolidated balance sheets.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Year Ended December 31,
	1999	2000	2001
OPERATING REVENUES:
Video	$33,991	$40,841	$47,742
Voice	8,158	13,210	19,959
Data services and other	2,781	5,564	13,821

Total operating revenues	44,930	59,615	81,522

OPERATING EXPENSES:
Costs and expenses, excluding depreciation and amortization	58,588	75,391	88,890
Depreciation and amortization	35,324	51,950	68,193

Total operating expenses	93,912	127,341	157,083

OPERATING LOSS	(48,982)	(67,726)	(75,561)

OTHER INCOME (EXPENSE):
Interest income	1,479	174	69
Interest expense	(33,452)	(39,108)	(44,260)
Other expense, net	(40)	(1,277)	(777)

Total other expense	(32,013)	(40,211)	(44,968)

LOSS BEFORE INCOME TAXES	(80,995)	(107,937)	(120,529)
INCOME TAX BENEFIT (PROVISION)	20,720	3,422	(2,363)

NET LOSS	$(60,275)	$(104,515)	$(122,892)

The accompanying notes are an integral part of these consolidated financial statements.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY,
ACCUMULATED DEFICIT AND COMPREHENSIVE LOSS
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Unrealized Gains (Losses)	Total Stockholders’ Equity
	Shares	Amount
BALANCE, December 31, 1998	99	0	64,864	(49,878)	2	14,988
Comprehensive Loss:
Net loss	0	0	—	(60,275)	0	(60,275)
Unrealized loss on marketable securities	0	0	0	0	(33)	(33)

Comprehensive Loss						(60,308)

Exercise of SCANA warrants	1	0	1,925	0	0	1,925
Reclass of bond warrants to parent company	0	0	2,487	0	0	2,487
Stock options exercised	0	0	2	0	0	2

BALANCE, December 31, 1999	100	0	69,278	$(110,153)	(31)	(40,906)
Comprehensive Loss:
Net loss	0	0	0	(104,515)	0	(104,515)
Unrealized loss on marketable securities	0	0	0	0	31	31

Comprehensive Loss						(104,484)

Equity infusion from parent			103,957			103,957
Exercise of stock options			23			23

BALANCE, December 31, 2000	100	0	173,258	$(214,668)	0	(41,410)
Comprehensive Loss:
Net loss	0	0	0	(122,892)	0	(122,892)

Comprehensive Loss						(122,892)

Equity infusion from parent			98,575			98,575
Adjustment for tax effect of exercise of stock options			(22)			(22)

BALANCE, December 31, 2001	100	$0	$271,811	$(337,560)	$0	$(65,749)

The accompanying notes are an integral part of these consolidated financial statements.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)

	Year Ended December 31,
	1999	2000	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(60,275)	$(104,515)	$(122,892)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	35,324	51,950	68,193
Amortization of bond discount	34,990	39,298	44,136
(Loss) gain on disposition of assets	(7)	344	427
Interest related to exercise of warrants	795	—	—
Changes in operating assets and liabilities:
Accounts receivable	(5,856)	(1,357)	(2,821)
Accounts receivable—affiliate	0	14,047	4,174
Prepaid expenses and other	(319)	16	(48)
Accounts payable	(3,708)	8,850	(9,082)
Accrued liabilities and interest	(5,854)	5,542	(2,613)
Unearned revenue	508	491	1,854

Total adjustments	55,873	119,181	104,220

Net cash (used in) provided by operating activities	(4,402)	14,666	(18,672)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(82,968)	(118,851)	(74,840)
Additions to subscriber base	—	—	(328)
Purchase of investments and acquisitions, net of cash acquired	—	(3,668)	(45)
Proceeds from the sale of investments	60,162	6,069	—
Investment in ClearSource	(587)	—	—
Proceeds from sale of property	75	102	99
Other	165	—	—

Net cash used in investing activities	(23,153)	(116,348)	(75,114)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt and short-term borrowings	(12)	(3,549)	(4)
Expenditures related to issuance of debt and credit facility	(52)	—	(49)
Proceeds from the issuance of common stock	2	—	—
Proceeds from the issuance of debt and short-term borrowings	19,000	—	—
Equity infusion from parent	—	103,957	98,364
Proceeds from the issuance of warrants	1,130	—	—
Proceeds from issuance of promissory note to parent	—	10,000	—
Advances from parent	14,976	(14,976)	—
Advances to affiliate	(6,099)	—	—

Net cash provided by financing activities	28,945	95,432	98,311

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,390	(6,250)	4,525
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	4,860	6,250	0

CASH AND CASH EQUIVALENTS AT END OF YEAR	$6,250	$0	$4,525

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$530	$1,903	$2,591

Cash received during period for income taxes	$10,010	$16,718	$818

Non-Cash equity infusion to purchase land	$0	$0	$211

The accompanying notes are an integral part of these consolidated financial statements.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, 2000, and 2001

(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1.    ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

ORGANIZATION

Knology Broadband, Inc. (the “Company”), formerly Knology Holdings, Inc., was incorporated in Delaware in November 1995 under the name CyberNet Holding, Inc.

The Company was previously a subsidiary of ITC Holding Company (“ITC Holding”). In November 1999, ITC Holding completed a reorganization of the Company and its subsidiaries and certain of its other wholly owned and majority owned, subsidiaries (“the Reorganization”), in which ITC Holding contributed its 85% interest in the Company to Knology, Inc. The Company’s minority stockholders exchanged the remaining 15% of the Company for shares in Knology, Inc. Knology, Inc., previously a wholly owned subsidiary of ITC Holding, was incorporated under the laws of the state of Delaware in September 1998 to enable ITC Holding to complete the Reorganization. As a result of the Reorganization, the Company is now a wholly owned subsidiary of Knology, Inc.

NATURE OF BUSINESS

The Company owns and operates advanced interactive broadband networks and provides residential and business customers broadband communications services, including analog and digital cable television, local and long distance telephone, high-speed Internet access and broadband carrier services to various markets in the southeastern United States.

BASIS OF PRESENTATION

The consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of the Company and all subsidiaries. All significant intercompany balances have been eliminated. Certain prior year amounts have been reclassed to conform with the current year presentation.

FINANCIAL CONDITION

The Company has experienced operating losses as a result of the expansion of the advanced broadband communications networks and services into new and existing markets. While management expects its expansion plans to result in profitability, there can be no assurance that growth in the Company’s revenue or customer base will continue or that the Company will be able to achieve or sustain profitability and/or positive cash flow.

The Company is subject to various risks in connection with the operation of its business including, among other things, (i) the Company’s inability to satisfy anticipated working capital or other cash requirements, (ii) the Company’s lack of liquidity and its inability to raise additional capital, (iii) changes in the Company’s business strategy or an inability to execute is strategy due to unanticipated changes in the market, and (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace. The Company has an accumulated deficit of $337,560, a working capital deficit of $26,965 and long-term debt of $412,667 as of December 31, 2001. Management is evaluating alternatives to improve the Company’s capital structure, including restructuring its senior discount notes. Funding of the Company’s working capital deficit, current and future operating losses, debt service requirements and expansion of the Company will require continuing capital investment.

The Company has historically relied on capital infusion from its parent company to meet its funding requirements and plans to continue to rely on its parent, however, there can be no assurance that sufficient funding will continue to be available in the future or that it will be available on terms acceptable to the Company. Failure to obtain sufficient capital could materially affect the Company’s operations and expansion strategies. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, commencing when the asset is installed or placed in service. Maintenance, repairs, and renewals are charged to expense as incurred. The cost and accumulated depreciation of property and equipment disposed of are removed from the related accounts, and any gain or loss is included in or deducted from income. Depreciation and amortization are provided over the estimated useful lives as follows:

Years
Buildings	25
System and installation equipment	7-10
Production equipment	7
Test and office equipment	3-7
Automobiles and trucks	5
Leasehold improvements	5

Inventories are valued at the lower of cost or market (determined on a weighted average basis) and include customer premise equipment and certain plant construction materials. These items are transferred to system and installation equipment when installed.

Interest is capitalized in connection with the construction of the Company’s broadband networks. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Approximately $3,040, $2,329 and $2,430 of interest cost was capitalized in 1999, 2000 and 2001, respectively.

INTANGIBLE ASSETS

Intangible assets include the excess of the purchase price of acquisitions over the fair value of net assets acquired as well as various other acquired intangible assets. Intangible assets and the related useful lives and accumulated amortization at December 31, 2000 and 2001 are as follows:

	2000	2001	Amortization Period (Years)
Goodwill	$10,915	$10,915	10-40
Subscriber base	34,429	34,757	3
Noncompete agreement	1,500	1,500	3
Other	405	405	10-15

	47,249	47,577
Less accumulated amortization	28,303	37,775

Intangibles, net	$18,946	$9,802

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” in June 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company had no business combinations initiated after June 30, 2001. SFAS No. 142 provides that goodwill is no longer subject to amortization over its estimated useful life. It requires that goodwill be assessed for impairment on at least an annual basis by applying a fair-value-based test. Amortization expense was $4,794 for the year ended December 31, 2001.

The Company adopted SFAS No. 142 on January 1, 2002. The Company has performed a goodwill impairment test in accordance with SFAS No. 142. Based on the results of the goodwill impairment test the Company expects to record an impairment loss of $1,294 in the first quarter of 2002 as a cumulative effect of change in accounting principle.

In July 2001, the FASB issued SFAS No. 144, “Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company does not expect to be impacted by the adoption of this new standard.

DEFERRED ISSUANCE COSTS

Deferred issuance costs include costs associated with the issuance of debt and the consummation of a credit facility (Note 3). Deferred issuance costs and the related useful lives and accumulated amortization at December 31, 2000 and 2001 are as follows:

	2000	2001	Amortization Period (Years)
Deferred issuance costs	$9,434	$9,484	4-10
Accumulated amortization	(2,566)	(3,661)

Deferred issuance costs, net	$6,868	$5,823

LONG-LIVED ASSETS

The Company reviews its long-lived assets such as property and equipment, goodwill, and other intangible assets for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. Management evaluates the tangible and intangible assets related to each acquisition individually to determine whether an impairment has occurred. An impairment is recognized when the undiscounted future cash flows estimated to be generated by the assets are not sufficient to recover the unamortized balance of the asset. Estimates of future cash flows are based on many factors, including current operating results, expected market trends, and competitive influences. If an impairment has occurred, a loss equal to the difference between the carrying value of the asset and its fair value is recognized. The resulting reduced carrying amount of the asset is accounted for as its new cost and depreciated over the asset’s remaining useful life. Management believes that the long-lived assets in the accompanying consolidated balance sheets are appropriately valued.

INVESTMENTS

Investments and equity ownership in associated companies consisted of the following at December 31, 2000 and 2001:

	2000	2001
Nonmarketable investments, at cost:
ClearSource common and preferred stock, 1,155 and 1,155 shares in 2000 and 2001, respectively	$5,075	$5,075
Grande Communications common stock, 500,000 and 500,000 shares in 2000 and 2001, respectively	5	5
Hybrid Networks, Inc. common stock, 0 and 90,000 shares in 2000 and 2001, respectively	0	45

Total investments	$5,080	$5,125

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2001, the Company, through its wholly owned subsidiaries, owned approximately 5% of ClearSource, Inc. (“ClearSource”). ClearSource was formed during 1998 to build and operate advanced broadband networks offering a bundle of communications services to residential and business customers. The Company’s investments in ClearSource and Grande are accounted for under the cost method of accounting.

ACCRUED LIABILITIES

Accrued liabilities at December 31, 2000 and 2001 consists of the following:

	2000	2001
Accrued Expenses, including accounts payable	$10,550	$6,920
Accrued Property taxes	0	602
Accrued Compensation	580	997

Total	$11,130	$8,519

REVENUE RECOGNITION

The Company’s revenues are recognized when services are provided, regardless of the period in which they are billed. Fees billed in advance are included in the accompanying consolidated balance sheets as unearned revenue and are deferred until the month the service is provided.

ADVERTISING COSTS

The Company expenses all advertising costs as incurred. Approximately $1,298, $1,660, and $2,962 of advertising expense are recorded in the Company’s consolidated statements of operations for the years ended December 31, 1999, 2000, and 2001, respectively.

INSTALLATION FEES

The Company recognizes installation revenue when the customer is initially billed for the connection of services as the installation direct costs exceed installation revenue on a per customer basis.

SOURCES OF SUPPLIES

The Company purchases customer premise equipment and plant materials from outside vendors. Although numerous suppliers market and sell customer premise equipment and plant materials, the Company currently purchases each customer premise component from a single vendor and has several suppliers for plant materials. If the suppliers are unable to meet the Company’s needs as it continues to build out its network infrastructure, then delays and increased costs in the expansion of the Company’s network could result, which would adversely affect operating results.

CREDIT RISK

The Company’s accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company’s risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The potential for material credit loss is mitigated by the large number of customers with relatively small receivable balances.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, “Accounting for Income Taxes.” Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax benefit represents the change in the deferred tax asset and liability balances (Note 6).

Effective August 1998, the Company was included in the consolidated federal income tax return of ITC Holding. Under a tax sharing arrangement, the Company recorded an income tax benefit of $3,422 and $0 and an affiliate receivable in the amount of $4,222 and $512 at December 31, 2000 and 2001, respectively, for the utilization of net operating losses included in the consolidated tax return of ITC Holding. Subsequent to the Reorganization, the Company files a consolidated federal income tax return with Knology, Inc. The Company recorded an income tax provision of $2,363 at December 31, 2001.

The Company and all of its subsidiaries file a consolidated Alabama income tax return and the Company and its subsidiaries with all operations in Georgia file a consolidated Georgia income tax return with Knology, Inc. The remaining subsidiaries file separate state income tax returns.

In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations.” SFAS No. 143, addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact of this new standard.

3.    LONG-TERM DEBT

Long-term debt at December 31, 2000 and 2001 consists of the following:

	2000	2001
Senior Discount Notes, including interest, with a face value of $444,100,000, bearing interest at 11.875% beginning October 15, 2002, interest payable semiannually beginning April 15, 2003 with principal and any unpaid interest due October 15, 2007	$358,532	$402,667
Senior secured credit facility, at a rate of LIBOR plus 2.5%, interest payable quarterly with principal and any unpaid interest due November 15, 2002	15,465	15,465
Capitalized lease obligation, at a rate of 10%, paid off in 2001	109	0
Promissory Note, dated October 1, 2000, at a rate of 10%, beginning October 1, 2000, interest payable quarterly beginning January 1, 2001	10,000	10,000

	384,106	428,132
Less current maturities	12	15,465

	$384,094	$412,667

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Following are maturities of long-term debt for each of the next five years and thereafter as of December 31, 2001:

2002	$15,465
2003	0
2004	0
2005	10,000
2006	0
Thereafter	444,100

Total	$469,565

The fair value of the Senior Discount Notes at December 31, 2001 was estimated to be approximately $185,227, based on the closing bond price at year-end.

On December 22, 1998, the Company entered into a $50,000 four-year senior secured credit facility with First Union National Bank and First Union Capital Markets Corp., which may be used for working capital and other purposes, including capital expenditures and permitted acquisitions. At the Company’s option, interest will accrue based on either the Alternate Base Rate plus applicable margin or the LIBOR rate plus applicable margin as defined. Obligations under the credit facility will be secured by substantially all tangible and intangible assets of the Company and its current and future subsidiaries. The credit facility includes a number of covenants, including, among others, covenants limiting the ability of the Company and its subsidiaries and their present and future subsidiaries to incur debt, create liens, pay dividends, make distributions or stock repurchases, make certain investments, engage in transactions with affiliates, sell assets, and engage in certain mergers and acquisitions. The credit facility also includes covenants requiring compliance with certain operating and financial ratios on a consolidated basis. The credit facility allows the Company to borrow up to five times certain individual subsidiary’s “consolidated adjusted cash flow” as defined in the credit facility. In connection with the initiation of the revolving credit facility, the Company incurred approximately $1,397 in related costs which are being amortized on a straight-line basis over the five-year term.

In the fourth quarter of 1997, the Company issued units consisting of senior discount notes due in 2007 and warrants (the “Bond Warrants”) to purchase Preferred Stock for gross proceeds of approximately $250,000. The notes were offered at a substantial discount from face value, with no interest payable for the first five years. Approximately $2,500 of the gross proceeds was allocated to the Bond Warrants. Each Bond Warrant allows the holder to purchase .003734 shares of the Company’s preferred stock. The Company incurred approximately $7,900 in costs to issue the Senior Discount Notes. These costs are being amortized at an effective rate over the life of the notes. The indenture relating to the notes contains certain covenants that, among other things, limit the ability of the Company to incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase) capital stock, make investments, engage in transactions with stockholders and affiliates, create liens, sell assets, and engage in mergers and consolidations. The proceeds from the offering of the units have been, and will be, used to repay certain indebtedness of the Company, to fund expansion of the Company’s business, and for additional working capital and general corporate purposes.

In connection with the Reorganization (Note 1), the Company’s warrant holders elected to exchange the Bond Warrants of the Company for warrants to purchase Knology, Inc.’s Series A preferred stock. The Company’s Bond Warrants were subsequently cancelled.

On June 2, 1997, the Company borrowed $3,000 under a promissory note from SCANA Communications, Inc. (“SCANA”) at 12% interest with an original maturity of June 30, 1997. In July 1997, and again in September 1997, the Company and SCANA amended the promissory note agreement to increase the borrowings to $10,000 and to extend the maturity date until January 1, 1998. On September 29, 1997, the Company borrowed an additional $1,000 at 12% interest under an oral agreement with SCANA with similar terms. In October 1999, the Company issued to SCANA warrants to purchase 753 shares of the Company’s preferred stock in connection with these loans. SCANA exercised these warrants in November 1999. The weighted average exercise price of the warrant was $1,500 per share of preferred stock. The Company received net proceeds of $1,100 and recorded the fair value of the warrants, as determined by the Black-Scholes option pricing model, of $1,900 to additional paid in capital. Related interest expense of $800 was recorded in the accompanying consolidated statements of operations. SCANA elected to exchange its 753 shares of Knology Broadband preferred stock for 451,800 shares of Knology, Inc. preferred stock in connection with the Reorganization (Note 1).

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4.    OPERATING LEASES

The Company leases office space, utility poles, and other assets for varying periods. Leases that expire are generally expected to be renewed or replaced by other leases.

Future minimum rental payments required under the operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2001 are as follows:

2002	$928
2003	759
2004	666
2005	642
2006	452
Thereafter	2,643

Total minimum lease payments	6,090

Total rental expense for all operating leases was approximately $213, $600, and $727 for the years ended December 31, 1999, 2000, and 2001, respectively.

5.    COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

The Company has entered into contracts with various entities to provide programming. The Company pays a monthly fee as cost for the programming services, generally based on the number of average subscribers to the program, although some fees are adjusted based on the total number of subscribers to the system and/or the system penetration percentage. Certain contracts have minimum monthly fees. The Company estimates that it will pay approximately $27,800 in programming fees under these contracts during 2002.

LEGAL PROCEEDINGS

In the normal course of business, the Company is subject to various litigation; however, in management’s opinion, there are no legal proceedings pending against the Company which would have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

6.    INCOME TAXES

The benefit for income taxes from continuing operations consisted of the following for the years ended December 31, 1999, 2000 and 2001:

	1999	2000	2001
Current	$20,720	$3,422	$(2,363)
Deferred	9,468	32,618	45,722
Increase in valuation allowance	(9,468)	(32,618)	(45,722)

Income tax benefit	$20,720	$3,422	$(2,363)

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities as of December 31, 2000 and 2001 are as follows:

	2000	2001
Deferred tax assets:
Net operating loss carryforwards	$39,619	$74,666
Deferred bond interest	38,914	54,186
Other	1,548	3,578
Valuation allowance	(56,674)	(102,396)

Total deferred tax assets	23,407	30,034
Deferred tax liabilities:
Depreciation and amortization	23,407	30,034

Net deferred income taxes	$0	$0

At December 31, 2001, the Company had available federal net operating loss carryforwards of approximately $116,300 which expire from 2011 to 2021. The Company also has state net operating loss carryforwards totaling approximately $187,400. Unless utilized, the state net operating loss carryforwards expire from 2006 to 2021. Management has recorded a total valuation allowance of $100,300 on these operating loss carryforwards, the majority of which contain limitations on utilization.

A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the years ended December 31, 1999, 2000, and 2001 is as follows:

	1999	2000	2001
Income tax benefit at statutory rate	34%	34%	34%
State income taxes, net of federal benefit	3	3	3
Other	0	(4)	(3)
Increase in valuation allowance	(12)	(30)	(36)

Income tax benefit (provision)	25%	3%	(2)%

7.    EQUITY INTERESTS

CAPITAL TRANSACTIONS

At December 31, 2000, the Company has authorized 100 shares of $.01 par value common stock and 0 shares of $.01 par value convertible preferred stock at December 31, 2000. In February 1998, the Company completed a 150-for-1 stock split of the Company’s common stock, par value $.01 per share, which was effected in the form of a stock dividend of new shares of common stock. In connection with the stock split, the Company increased the number of shares of authorized common stock from 200,000 to 16,000,000 and changed the conversion ratio between the common stock and the preferred stock from 1 to 1 to a ratio of 150 to 1. On June 30, 2000, the Company converted each share of its preferred stock into 150 shares of common stock. Subsequent to the conversion, the Company completed a 1-for-75,912 stock split, the financial statements have been retroactively restated to give effect to the conversion and stock split. The Company also decreased the number of shares authorized from 16,100 to 100 shares.

On October 1, 2000, the Company entered into a note agreement with Knology, Inc. in the amount of $10,000. The note bears an annual interest rate of 10%, payable quarterly beginning January 1, 2001, and is payable in full on October 1, 2005. In connection with the note agreement, the Company reclassified all previously recorded advances from affiliates in excess of $10,000, or approximately $104,000, to additional paid in capital.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8.    RELATED-PARTY TRANSACTIONS

ITC Holding occasionally provides certain administrative services, such as legal and tax planning services, for the Company. The costs of these services are charged to the Company based primarily on the salaries and related expenses for certain of the ITC Holding executives and an estimate of their time spent on projects specific to the Company. For the years ended December 31, 1999, 2000, and 2001, the Company recorded approximately $29, $19, and $131 respectively, in selling, operations, and administrative expenses related to these services. In the opinion of management, amounts charged to the Company are consistent with costs that would be incurred from third party providers.

Certain of ITC Holding’s affiliates provide the Company with various services and/or receive services provided by the Company. These entities include InterCall, Inc., which provides conference calling services. In addition, the Company receives services from ITC DeltaCom, Inc., an affiliate of ITC Holding which provides wholesale long-distance and related services and which leases capacity on certain of its fiber routes. ITC Holding also holds equity investments in Powertel, Inc., which provides cellular services to the Company. In management’s opinion, the Company’s transactions with these affiliated entities are representative of arm’s-length transactions.

For the years ended December 31, 1999, 2000, and 2001, the Company received services from these affiliated entities in the amounts of approximately $1,984, $2,086, and $3,449, respectively, which are reflected in cost of services and selling, operations, and administrative expenses in the Company’s consolidated statements of operations.

The Company also received services from its affiliates, Interstate Telephone Company and Valley Telephone Company Inc., both of which are local exchange carriers. Services received for the years ended December 31, 1999, 2000 and 2001 totaled approximately $964, $2,243 and $0.

The Company also provides switching, programming, and other services for various affiliated companies on a contracted or time and materials basis. Total amounts paid by the affiliated companies for these services approximated $322, $388 and $344 for the years ended December 31, 1999, 2000 and 2001 and are reflected in operating revenues in the Company’s consolidated statements of operations.

Relatives of the stockholders of ITC Holding are stockholders and employees of the Company’s insurance provider. The costs charged to the Company for insurance services were approximately $977, $1,164, and $1,187 for the years ended December 31, 1999, 2000, and 2001, respectively.

9.    UNAUDITED QUARTER-BY-QUARTER COMPARISON

Summarized quarterly financial data for the years ended December 31, 1999, 2000 and 2001 are as follows:

	Quarters
	First	Second	Third	Fourth
1999
Operating revenues	$10,031	$10,601	$11,884	$12,414
Operating loss	(11,065)	(12,573)	(12,094)	(13,250)
Net loss	(14,210)	(16,742)	(15,128)	(14,195)

2000
Operating revenues	13,294	14,639	15,142	16,540
Operating loss	(14,576)	(16,025)	(18,271)	(18,854)
Net loss	(22,016)	(25,609)	(28,103)	(28,787)

2001
Operating revenues	17,639	19,587	21,218	23,078
Operating loss	(19,452)	(19,648)	(19,594)	(16,867)
Net loss	(30,136)	(30,686)	(30,855)	(31,215)

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.    SEGMENT INFORMATION

Effective January 1998, the Company adopted SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” which established revised standards for the reporting of financial and descriptive information about operating segments in financial statements. Management has identified the reportable segments based on broadband services offered.

While management of the Company monitors the revenue generated from each of the various broadband services, operations are managed and financial performance is evaluated based upon the delivery of a multiple of the services to customers over a single network. As a result of multiple services being provided over a single network, there are many shared expenses and shared assets related to providing the various broadband services to customers. Management believes that any allocation of the shared expenses or assets to the broadband services would be arbitrary and impractical.

The Company owns and operates advanced interactive broadband networks and provides residential and business customers broadband communications services, including analog and digital cable television, local and long-distance telephone and Internet services. Internet services include high-speed Internet access via cable modems, local transport services, such as local Internet transport, special access, local private line, and local exchange transport services.

	Video	Voice	Data Services and Other	Consolidated
1999
Operating revenues	$33,991	$8,158	$2,781	$44,930
Cost of services	14,528	6,535	296	21,359

Gross margin	$19,463	$1,623	$2,485	$23,571

2000
Operating revenues	$40,841	$13,210	$5,564	$59,615
Cost of services	17,883	7,772	615	26,270

Gross margin	$22,958	$5,438	$4,949	$33,345

2001
Operating revenues	$47,742	$19,959	$13,821	$81,522
Cost of services	22,500	6,086	2,520	31,106

Gross margin	$25,242	$13,873	$11,301	$50,416

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited in accordance with generally accepted auditing standards, the financial statements of KNOLOGY BROADBAND, INC. AND SUBSIDIARIES included in this Annual Report on Form 10-K and have issued our report thereon dated February 7, 2002. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule II—Valuation and Qualifying Accounts (“Schedule II”) is the responsibility of the Company’s management and is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not a part of the basic financial statements. The Schedule II has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth in relation to the basic financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 7, 2002

SCHEDULE II

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 1999, 2000, AND 2001

(THOUSANDS OF DOLLARS)

	Year Ended December 31, 1999	Year Ended December 31, 2000	Year Ended December 31, 2001
Allowance for doubtful accounts, balance at beginning of year	$394	$580	$562
Addition charged to cost and expense	1,145	1,573	2,594
Deductions	(959)	(1,591)	(2,416)

Allowance for doubtful accounts, balance at end of year	$580	$562	$740

EXHIBIT B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2002

COMMISSION FILE NUMBER: 333-43339

KNOLOGY BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2203141
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Knology Broadband, Inc.
1241 O.G. Skinner Drive
West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 645-8553

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES ☒*        NO ☐

As of April 30, 2002, there were 100 shares of the registrant’s Common Stock outstanding.

The registrant meets the conditions set forth in General Instructions H(1)(a) and (b) of Form 10-Q and is filing this Form with the reduced disclosure format.

*The registrant does not have any class of equity registered under the Securities Exchange Act of 1934 and files periodic reports with the Securities and Exchange Commission pursuant to contractual obligations with third parties.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
QUARTER ENDED MARCH 31, 2002

PART I.    FINANCIAL INFORMATION

ITEM 1.    Financial Statements

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
MARCH 31, 2002

	March 31, 2002	December 31, 2001
	(Dollars in Thousands)
ASSETS
CURRENT ASSETS:
Cash	$147	$4,525
Accounts receivable, net	10,097	9,694
Affiliate receivable	26	113
Prepaid expenses and other	788	816

Total current assets	11,058	15,148
PROPERTY AND EQUIPMENT, net	342,978	353,000
INVESTMENTS	5,125	5,125
INTANGIBLE AND OTHER ASSETS, net	14,092	15,758

Total assets	$373,253	$389,031

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of notes payable	$15,465	$15,465
Accounts payable	10,611	12,912
Accounts payable—affiliate	2,979	248
Accrued liabilities	5,755	8,519
Unearned revenue	5,644	4,969

Total current liabilities	40,454	42,113

NONCURRENT LIABILITIES:
Notes payable—affiliate	14,044	10,000
Senior discount notes, net of discount	414,465	402,667

Total noncurrent liabilities	428,509	412,667

Total liabilities	468,963	454,780

STOCKHOLDERS’ DEFICIT:
Common Stock	—	—
Additional paid-in capital	271,811	271,811
Accumulated deficit	(367,521)	(337,560)

Total stockholders’ deficit	(95,710)	(65,749)

Total liabilities and stockholders’ deficit	$373,253	$389,031

The accompanying notes are an integral part of these condensed consolidated balance sheets.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2002	2001
	(Dollars in Thousands)
OPERATING REVENUES	$25,304	$17,639

OPERATING EXPENSES:
Costs and expenses, excluding depreciation and amortization	23,926	21,012
Depreciation and amortization	17,081	16,079

Total operating expenses	41,007	37,091

OPERATING INCOME (LOSS)	(15,703)	(19,452)
OTHER INCOME (EXPENSE):
Interest income	2	26
Interest expense	(12,389)	(10,301)
Other expense, net	(577)	(409)

Total other expense	(12,964)	(10,684)

LOSS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(28,667)	(30,136)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE (Note 2)	(1,294)	—

NET LOSS	$(29,961)	$(30,136)

The accompanying notes are an integral part of these condensed consolidated balance sheets.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES
(UNAUDITED)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2002	2001
	(Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,961)	$(30,136)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,081	16,079
Write down of inventory to market	619	—
Amortization of bond discount	11,798	10,505
Gain (loss) on disposition of assets	(16)	—
Cumulative effect of change in accounting principle—goodwill impairment	1,294	—
Changes in operating assets and liabilities:
Accounts receivable	(403)	332
Accounts receivable—affiliate	87	(16)
Prepaid expenses and other	28	(333)
Accounts payable	(2,301)	(9,836)
Accounts payable—affiliate	2,661	—
Accrued liabilities and interest	(2,764)	(3,740)
Unearned revenue	675	546

Total adjustments	28,759	13,537

Net cash used in operating activities	(1,202)	(16,599)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net of retirements	(7,297)	(22,551)
Organizational and franchise cost expenditures, net	(10)	(275)
Investments	—	(45)
Proceeds from sales of assets	87	—

Net cash used in investing activities	(7,220)	(22,871)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt and short-term borrowings	—	(4)
Proceeds from affiliate debt	4,044	—
Equity infusion from parent	—	40,222

Net cash provided by financing activities	4,044	40,218

NET (DECREASE) INCREASE IN CASH	(4,378)	748
CASH AT BEGINNING OF PERIOD	4,525	—

CASH AT END OF PERIOD	$147	$748

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$573	$655

The accompanying notes are an integral part of these condensed consolidated financial statements.

KNOLOGY BROADBAND, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2002
(UNAUDITED)

(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1.    ORGANIZATION AND NATURE OF BUSINESS

Knology Broadband, Inc. (the “Company”), formerly KNOLOGY Holdings, Inc., is a wholly owned subsidiary of Knology, Inc. The Company offers residential and business customers broadband communications services, including analog and digital cable television, local and long distance telephone, high-speed Internet access service, and broadband carrier services, using advanced interactive broadband networks. The Company operates interactive broadband networks in six metropolitan areas (collectively the “Systems”): Huntsville and Montgomery, Alabama; Columbus and Augusta, Georgia; Panama City, Florida; and Charleston, South Carolina.

The Company has experienced operating losses as a result of the expansion of its advanced interactive broadband communications networks and services into new and existing markets. Management expects to continue to focus on increasing the customer base and expanding the Company’s broadband operations. Accordingly, the Company expects that it will continue to experience operating losses in accordance with the business plan. While management expects its plans to result in profitability, there can be no assurance that growth in the Company’s revenue or customer base will continue or that the Company will be able to achieve or sustain profitability and/or positive cash flow.

2.    BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements have been included, and the financial statements present fairly the financial position and results of operations for the interim periods presented. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with management’s discussion and analysis of financial condition and results of operations contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Certain amounts included in the 2001 financial statements have been reclassified to conform to the 2002 financial statements.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”, in June 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company had no business combinations initiated after June 30, 2001. SFAS No. 142 provides that goodwill is no longer subject to amortization over its estimated useful life. It requires that goodwill be assessed for impairment on at least an annual basis by applying a fair value-based test.

The Company adopted SFAS No. 142 on January 1, 2002. The Company has performed a goodwill impairment test in accordance with SFAS No. 142. Based on the results of the goodwill impairment test, the Company recorded an impairment loss of $1,294 in the first quarter of 2002 as a cumulative effect of change in accounting principle. A goodwill impairment test will be performed at least annually on January 1.

Effective January 1, 2002, the Company no longer records amortization of goodwill. During the first quarter of 2001 the Company recorded approximately $1,198 in amortization of goodwill.

4.    SEGMENT INFORMATION

Effective January 1998, the Company adopted SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” which established revised standards for the reporting of financial and descriptive information about operating segments in financial statements.

The Company owns and operates advanced interactive broadband networks and provides residential and business customers broadband communications services, including analog and digital cable television, local and long distance telephone, and high-speed Internet access, which the Company refers to as video, voice and data services. The Company also provides broadband carrier services which includes local transport services such as local Internet transport, special access, local private line, and local loop services.

While management of the Company monitors the revenue generated from each of the various broadband services, operations are managed and financial performance is evaluated based upon the delivery of multiple services to customers over a single network. As a result of multiple services being provided over a single network, many expenses and assets are shared related to providing the various broadband services to customers. Management believes that any allocation of the shared expenses or assets to the broadband services would be subjective and impractical.

Revenues by broadband communications service are as follows:

	Three Months Ended March 31,
	2002	2001
Video	$13,756	$10,993
Voice	7,200	4,462
Data and other	4,348	2,184

Consolidated revenues	$25,304	$17,639

ITEM 2.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE MANAGEMENT’S DISCUSSION AND ANALYSIS AND OTHER PORTIONS OF THIS ANNUAL REPORT INCLUDE “FORWARD-LOOKING” STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS, INCLUDING THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT ARE SUBJECT TO FUTURE EVENTS, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED. IMPORTANT FACTORS THAT EITHER INDIVIDUALLY OR IN THE AGGREGATE COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED INCLUDE, WITHOUT LIMITATION, (1) THAT WE WILL NOT RETAIN OR GROW OUR CUSTOMER BASE, (2) THAT WE WILL FAIL TO BE COMPETITIVE WITH EXISTING AND NEW COMPETITORS, (3) THAT WE WILL NOT ADEQUATELY RESPOND TO TECHNOLOGICAL DEVELOPMENTS IMPACTING OUR INDUSTRY AND MARKETS, (4) THAT NEEDED FINANCING WILL NOT BE AVAILABLE, (5) THAT A SIGNIFICANT CHANGE IN THE GROWTH RATE OF THE OVERALL U.S. ECONOMY WILL OCCUR SUCH THAT CONSUMER AND CORPORATE SPENDING ARE MATERIALLY IMPACTED, AND (6) THAT SOME OTHER UNFORESEEN DIFFICULTIES OCCUR, AS WELL AS THOSE RISK SET FORTH IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, WHICH ARE INCORPORATED HEREIN BY REFERENCE. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN.

The following is a discussion of our consolidated financial condition and results of operations for the three months ended March 31, 2002 and certain factors that are expected to affect our prospective financial condition. The following discussion and analysis should be read in conjunction with our financial statements and related notes elsewhere in this Form 10-Q.

Background

        ITC Holding formed Knology Broadband, Inc., formerly KNOLOGY Holdings, Inc., in 1995. Its percentage ownership fell below 50% during 1996. ITC Holding acquired additional stock in Knology Broadband, Inc. in 1998, becoming the holder of approximately 85% of Knology Broadband, Inc. In November 1999, ITC Holding contributed its 85% interest in Knology Broadband to Knology, Inc. in exchange for shares of Knology, Inc. stock. Additionally, other minority shareholders exchanged the remaining 15% of Knology Broadband for shares of Knology, Inc. stock. Knology Broadband, Inc. is a wholly-owned subsidiary of Knology, Inc.

Knology Broadband, Inc. has been providing cable television service since 1995, telephone and high-speed Internet access services since 1997 and broadband carrier services since 1998. We own, operate and manage interactive broadband networks in the six metropolitan areas of Montgomery and Huntsville, Alabama; Columbus and Augusta, Georgia; Panama City, Florida and Charleston, South Carolina.

In 1995, Knology Broadband, Inc. was originally formed as a limited liability company and later was incorporated in the State of Delaware. The Company’s principal executive offices are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833 and its telephone number is (706) 645-8553.

Significant Accounting Policies

Our significant accounting policies are more fully described in Note 2 to the consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2001. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s revenues are recognized when services are provided, regardless of the period in which they are billed. Fees billed in advance are recorded in the consolidated balance sheets as unearned revenue and are deferred until the month the service is provided.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” in June 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company had no business combinations initiated after June 30, 2001. SFAS No. 142 provides that goodwill is no longer subject to amortization over its estimated useful life. It requires that goodwill be assessed for impairment on at least an annual basis by applying a fair-value-based test.

The Company adopted SFAS No. 142 on January 1, 2002. The Company has performed a goodwill impairment test in accordance with SFAS No. 142. Based on the results of the goodwill impairment test the Company recorded an impairment loss of $1.3 million in the first quarter of 2002 as a cumulative effect of change in accounting principle.

In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations.” SFAS No. 143, addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact of this new standard.

In July 2001, the FASB issued SFAS No. 144, “Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. There was no impact to the Company upon the adoption of this new standard.

REVENUES AND EXPENSES

We can group our revenues into four categories: video revenues, voice revenues, data revenues and other revenues.

•
VIDEO REVENUES.    Our video revenues consist of fixed monthly fees for basic, premium and digital cable television services, as well as fees from pay-per-view movies and events such as boxing matches and concerts, that involve a charge for each viewing. Video revenues accounted for approximately 62.3% and 54.3% of our consolidated revenues for the three months ended March 31, 2001 and March 31, 2002, respectively.

•
VOICE REVENUES.    Our voice revenues consist primarily of fixed monthly fees for local service, enhanced services such as call waiting and voice mail and usage fees for long distance service. Voice revenues accounted for approximately 25.3% and 28.5% of our consolidated revenues for the three months ended March 31, 2001 and March 31, 2002, respectively.

•
DATA REVENUES AND OTHER REVENUES.    Our data revenues consist primarily of fixed monthly fees for high-speed Internet access service and rental of cable modems. Other revenues resulted principally from broadband carrier services and video production services. These combined revenues accounted for approximately 12.4% and 17.2% of our consolidated revenues for the three months ended March 31, 2001 and March 31, 2002, respectively.

Our operating expenses include cost of services expenses, selling, operations and administrative expenses and depreciation and amortization expenses.

Cost of service expenses include:

•
VIDEO COST OF SERVICES.    Video cost of services consist primarily of monthly fees to the National Cable Television Cooperative and other programming providers, and are generally based on the average number of subscribers to each program. Programming costs as a percentage of video revenues were approximately 46.9% and 47.4% for the three months ended March 31, 2001 and March 31, 2002, respectively. Programming costs is our largest single cost and we expect this to continue. Since programming cost is primarily based on numbers of subscribers, it will increase as we add more subscribers. Additionally, programming cost will increase as costs per channel increase over time.

•
VOICE COST OF SERVICES.    Voice cost of services consist primarily of transport cost and network access fees. The voice cost of services as a percentage of revenues were approximately 42.8% and 34.4% for the three months ended March 31, 2001 and March 31, 2002, respectively.

•
DATA AND OTHER COST OF SERVICES.    Data and other cost of services consist primarily of transport cost and network access fees. The data and other cost of services as a percentage of revenues were approximately 10.3% and 7.4% for the three months ended March 31, 2001 and March 31, 2002, respectively.

Selling, operations and administrative expenses include:

•	SALES AND MARKETING COSTS. Sales and marketing costs include the cost of sales and marketing personnel and advertising and promotional expenses.

•	NETWORK OPERATIONS AND MAINTENANCE EXPENSES. Network operations and maintenance expenses include payroll and departmental costs incurred for network design and maintenance monitoring.

•	CUSTOMER SERVICE EXPENSES. Customer service expenses include payroll and departmental costs incurred for customer service representatives and management.

•	GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of corporate and subsidiary general management and administrative costs.

Depreciation and amortization expenses include depreciation of our interactive broadband networks and equipment, and amortization of cost in excess of net assets and other intangible assets related to acquisitions.

Three Months Ended March 31, 2002 Compared To Three Months Ended March 31, 2001

REVENUES.    Operating revenues increased 43.5% from $17.6 million for the three months ended March 31, 2001 to $25.3 million for the three months ended March 31, 2002. Our increased revenues are primarily due to a higher number of connections during the three months ended March 31, 2002 as compared to 2001. The additional connections resulted primarily from:

•	the extension of our broadband networks in the Augusta, Charleston and Panama City markets;

•	the upgrade of existing networks to broadband capacity in Huntsville; and

•	internal growth in connections generated by our sales and marketing efforts.

EXPENSES.    Our operating expenses, excluding depreciation and amortization, increased 13.9%, from $21.0 million for the three months ended March 31, 2001 to $23.9 million for the three months ended March 31, 2002. The cost of services component of operating expenses increased 27.9%, from $7.3 million for 2001 to $9.3 million for 2002. Our selling, operations, and administration expenses increased 6.4%, from $13.7 million for 2001 to $14.6 million for 2002. The increase in our cost of services and other operating expenses is consistent with the growth in revenues and is a result of the expansion of our operations and the increase in the number of subscribers and the number of employees associated with such expansion and growth into new markets.

Our depreciation and amortization expenses increased 6.2% from $16.1 million for the three months ended March 31, 2001 to $17.1 million for the three months ended March 31, 2002. The increase in depreciation is primarily due to the expansion of our networks and growth in to new markets.

OTHER INCOME AND EXPENSES.    Our interest income was $26,000 for the three months ended March 31, 2001, compared to $2,500 for the three months ended March 31, 2002.

Our interest expense increased from $10.3 million for the three months ended March 31, 2001 to $12.4 million for the three months ended March 31, 2002. The increase in interest expense reflects the accrual of the interest attributable to the senior discount notes issued in October 1997.

Other expense, net increased from an expense of $409,000 to an expense of $577,000, primarily due to a $619,000 write down of inventory to the lower of cost or market value.

NET LOSS.    We incurred a net loss of $30.1 million for the three months ended March 31, 2001 compared to a net loss of $30.2 million for the three months ended March 31, 2002. The increase in net loss is a result of the expansion of our operations and the increase in the number of employees associated with such expansion and growth into new markets.

Liquidity and Capital Resources

As of March 31, 2002, we had net working capital deficit of $29.4 million, compared to a net working capital deficit of $27.0 million as of December 31, 2001. The increase in the deficit from December 31, 2001 to March 31, 2002 is due to a decrease in cash of $4.4 million partially offset by a reduction of $2.3 million in accounts payable.

Net cash used in operations totaled $16.6 million for the three months ended March 31, 2001 and $1.2 million for the three months ended March 31, 2002. The net cash flow activity related to operations consists primarily of changes in operating assets and liabilities and adjustments to net income for non-cash transactions including depreciation and amortization, loss on disposition of assets and write down of inventory.

Net cash used in investing activities was $22.9 million for the three months ended March 31, 2001 and $7.2 million for the three months ended March 31, 2002. Investing activities for the three months ended March 31, 2001 consisted of $22.6 million of capital expenditures and $320,000 in organizational, franchise and investment expenditures. Investing activities for the three months ended March 31, 2002 consisted of $7.3 million of capital expenditures, $10,000 in organizational, franchise and investment expenditures and $87,000 in proceeds from the sale of assets.

We received net cash flow from financing activities of $40.2 million for the three months ended March 31, 2001 and $4.0 million for the three months ended March 31, 2002. Financing activities in 2001 consisted primarily of $40.2 million of equity infusion from our parent. Financing activities in 2001 consisted of proceeds from affiliate debt of $4.0 million from our parent.

Funding to Date

We have raised equity capital and borrowed money to finance a significant portion of our operating, investing and financing activities in the development of our business. On October 22, 1997, we received net proceeds of $242.4 million from the offering of units consisting of senior discount notes due 2007 and warrants to purchase preferred stock. The notes were sold at a substantial discount from their principal amount at maturity, and there will not be any payment of cash interest on the notes prior to April 15, 2003. The notes will fully accrete to face value of $444.1 million on October 15, 2002. From and after October 15, 2002, the notes will bear interest, which will be payable in cash, at a rate of 11 7/8% per annum on April 15 and October 15 of each year, commencing April 15, 2003. The indenture contains covenants that affect, and in certain cases restrict, the ability of Knology Broadband to:

•	incur indebtedness;

•	pay dividends;

•	prepay subordinated indebtedness;

•	redeem capital stock;

•	make investments;

•	engage in transactions with stockholders and affiliates;

•	create liens;

•	sell assets; and

•	engage in mergers and consolidations.

On December 22, 1998, we entered into a $50 million four-year senior secured credit facility with First Union National Bank (now Wachovia Bank, National Association) and First Union Securities, Inc. On November 7, 2001, First Union National Bank and First Union Securities, Inc. agreed to amend the credit facility. The credit facility, as amended, allows us to borrow up to the greater of (i) $15.5 million or (ii) three times our annualized consolidated cash flow. The credit facility may be used for working capital and other purposes, including capital expenditures and permitted acquisitions. At our option, interest will accrue based on either the prime or federal funds rate plus applicable margin or the LIBOR rate plus applicable margin. The applicable margin may vary from 4.0% for Base Rate Loans to 5.0% for LIBOR Rate Loans. The credit facility contains a number of covenants that restrict our ability to take certain actions, including the ability to:

•	incur indebtedness;

•	create liens;

•	pay dividends;

•	make distributions or stock repurchases;

•	make investments;

•	engage in transactions with affiliates;

•	sell assets; and

•	engage in mergers and acquisitions.

        The credit facility also includes covenants requiring compliance with certain operating and financial ratios on a consolidated basis, including the number of customer connections and average revenue per subscriber. We are currently in compliance with these covenants, as amended, but there can be no assurances that we will remain in compliance. Should we not be in compliance with the covenants, we would be in default and would require a waiver from the lender. In the event the lender would not provide a waiver, amounts outstanding under the facility could be payable to the lender on demand. A change of control of Knology Broadband, as defined in the credit facility agreement, would constitute a default under the covenants. In connection with the amendment of the credit facility, we paid First Union National Bank $250,000.

The maximum amount available under the amended credit facility as of December 31, 2001 was approximately $15.5 million. As of March 31, 2002, $15.5 million had been drawn against the credit facility.

In January 2002, we also entered into a secured intercompany credit facility with Knology, Inc. The secured intercompany credit facility is intended to provide a mechanism for any funding Knology, Inc. chooses to advance to us; however, the facility does not represent a present commitment from Knology, Inc. to fund any our future cash needs. The intercompany credit facility is secured by substantially all of the assets of Knology Broadband and is subordinate to the First Union credit facility. As of March 31, 2002, $4.0 million had been drawn against the credit facility.

Future Funding

Our business requires substantial investment to finance capital expenditures and related expenses, incurred in connection with the expansion and upgrade of our interactive broadband networks, funding subscriber equipment, maintaining the quality of our networks, and to finance the repayment, extinguishment or repurchase of our debt.

We have completed the construction of our networks in Montgomery, Alabama; Columbus, Georgia and Panama City, Florida. We expect that, with sufficient funds, the construction of our networks in our other existing markets will be substantially completed during 2005. We will not have sufficient funds to complete this construction without significant additional financing.

Funding to complete the construction of our networks throughout our markets and for our working capital needs, current and future operating losses, and debt service requirements will require continuing capital investment. The Company has historically relied on capital infusions from its parent company to meet its funding requirements and plans to continue to rely on its parent, however, there can be no assurance that sufficient funding will continue to be available in the future or that it will be available on terms acceptable to the Company. If we are not successful in raising additional capital, we may not be able to complete the construction of our networks throughout our markets. This may cause us to violate our franchise agreements, which could adversely affect us, or may limit our growth within these markets. Failure to obtain additional funding would also limit our ability continue in business or to expand our business. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

We are considering alternatives to improve our capital structure and strengthen our liquidity position. We have been engaged in discussions regarding a potential restructuring with an ad hoc committee of the holders of a significant amount of our senior discount notes and with the financial advisor for the committee. Although we are actively pursuing discussions with the committee, no restructuring agreement has been reached and there can be no assurance that a restructuring agreement will be reached in the future.

ITEM 3.    Quantitative and Qualitative Disclosures About Market Risk

Not required under reduced disclosure format.

PART II.    OTHER INFORMATION

ITEM 1.    Legal Proceedings

None.

ITEM 2.    Changes in Securities and Use of Proceeds

Not required under reduced disclosure format.

ITEM 3.    Default upon Senior Securities

Not required under reduced disclosure format.

ITEM 4.    Submission of Matters to a Vote of Security Holders

Not required under reduced disclosure format.

ITEM 5.    Other Information

None.

ITEM 6.    Exhibits and Reports on Form 8-K

(A)    EXHIBITS

Exhibit No.	Exhibit Description

3.1
Certificate of Incorporation of KNOLOGY Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of Knology Broadband, Inc. (formerly KNOLOGY Holdings, Inc.) (File No. 333-43339)).

3.2
Certificate of Amendment of Certificate of Incorporation of KNOLOGY Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 to Knology Broadband, Inc.’s Form 10-Q for the quarter ended March 31, 1998).

3.3
Certificate of Amendment of Certificate of Incorporation of Knology Broadband, Inc. (Incorporated herein by reference to Exhibit 3.1 to Knology Broadband, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

3.4
Certificate of Amendment to Certificate of Designation of Preferred Stock of KNOLOGY Holdings, Inc. (Incorporated herein by reference to Exhibit 3.2 to Knology Broadband, Inc. Form 10-Q for the quarter ended March 31, 1998).

3.5
Certificate of Amendment to Certificate of Designation of Preferred Stock of Knology Broadband, Inc. (Incorporated herein by reference to Exhibit 3.2 to Knology Broadband, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

3.6	Amended and Restated Bylaws of KNOLOGY Holdings, Inc. (Incorporated herein by reference to Exhibit 3.2 to Knology Broadband, Inc.’s Registration Statement on Form S-4 (File No. 333-43339)).

4.1
Indenture dated as of October 22, 1997 between KNOLOGY Holdings, Inc. and United States Trust Company of New York, as Trustee, relating to the 11 78% Senior Discount Notes Due 2007 of KNOLOGY Holdings, Inc. (Incorporated herein by reference to Exhibit 4.1 to the Registration Statement of Knology Broadband, Inc. on Form S-4 (File No. 333-43339)).

4.2	Form of Senior Discount Note (contained in Exhibit 4.1).

4.3	Form of Exchange Note (contained in Exhibit 4.1).

10.1
Subordinated Intercompany Credit Agreement Promissory Note, dated January 1, 2002 made by Knology Broadband, Inc. in favor of Knology, Inc. (Incorporated herein by reference to Exhibit 10.56 to Knology Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.1.1
Intercompany Loan Guarantee, dated as of January 1, 2002, executed by Knology of Columbus, Inc., Knology of Montgomery, Inc., Knology of Panama City, Inc., Knology of Augusta, Inc., Knology of Charleston, Inc., Knology of South Carolina, Inc., Knology of Alabama, Inc., and Knology of Florida, Inc., Knology of Huntsville, Inc., and Knology Broadband, Inc., as Guarantors in favor of Knology, Inc. (Incorporated herein by reference to Exhibit 10.56.1 to Knology Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.1.2
Security Agreement, dated as of January 1, 2002, made by Knology Broadband, Inc., and certain undersigned Subsidiaries of Knology Broadband, Inc. in favor of Knology, Inc. (Incorporated herein by reference to Exhibit 10.56.2 to Knology Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.1.3
Pledge Agreement, dated as of January 1, 2002, made by Knology Broadband, Inc., in favor of Knology, Inc. (Incorporated herein by reference to Exhibit 10.56.3 to Knology Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.2
Credit Facility Agreement between First Union National Bank, First Union Capital Markets Corp. and KNOLOGY Holdings, Inc. dated December 22, 1998 (Incorporated herein by reference to Exhibit 10.53 to Knology Broadband, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998).

10.2.1
Seventh Amendment to Credit Facility Agreement, dated as of January 7, 2002. (Incorporated herein by reference to Exhibit 10.32.7 to Knology Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001).

10.2.2
Eighth Amendment to Credit Facility Agreement, dated as of March 31, 2002. (Incorporated herein by reference to Exhibit 10.3.2 to Knology Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

(B)    REPORTS ON FORM 8-K

On March 11, 2002, the Company filed on form 8-K, a press release announcing it’s 2001 fourth quarter and year-end results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 15, 2002
KNOLOGY BROADBAND, INC.
By:	/s/ RODGER L. JOHNSON

Rodger L. Johnson President and Chief Executive Officer

May 15, 2002

By:	/s/ ROBERT K. MILLS

Robert K. Mills Chief Financial Officer (Principal Financial Officer)

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of February 7, 2000 by and among:

(i)  KNOLOGY, Inc., a Delaware corporation (the “Company”);

(ii)  certain holders of the Company’s Series A Preferred Stock identified on the signature pages hereto who received their shares of Series A Preferred Stock pursuant to an exchange offer (“Series A Exchange Holders”);

(iii)  holders of the Company’s Series B Preferred Stock identified on the signature pages hereto (“Series B Investors”);

(iv)  holders of other securities issued by the Company who execute joinder agreements to this Agreement as contemplated by Section 6.01 hereof (“Other Investors” and collectively with Series A Exchange Holders and Series B Investors, “Investors”);

(v)  members of the Company’s management that have agreed and that subsequently agree to be bound by the provisions hereof (“Management Holders”); and

(vi)  certain other holders of the Company’s Series A Preferred Stock identified on Exhibit A to this Agreement who received such shares pursuant to the Company’s Registration Statement on Form S-1 (SEC File No. 333-89179) (the “Additional Stockholders”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.01  “Affiliate” of a person shall mean any other person that controls, is controlled by, or is under common control with, such person.

1.02  “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.03  “Common Stock” shall mean the Company’s Common Stock, $0.01 par value per share.

1.04  “Exchange Act” shall mean the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

1.05  “Holder” shall mean any holder of Registrable Securities.

1.06  “Initiating Holders” shall mean, (i) prior to such time as the Company becomes eligible to utilize Form S-3 (“S-3 Eligible”), Holders of Investor Stock representing not less than 25% of the then-outstanding Investor Stock on a fully-diluted, as-converted, as-exercised basis and (ii) after such time as the Company becomes S-3 Eligible, Holders of Investor Stock representing not less than an aggregate of 5% of the then-outstanding Common Stock of the Company on a fully-diluted, as-converted, as-exercised basis.

1.07  “Investor Stock” shall mean (i) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock or any other convertible preferred or common stock of the Company issued from time to time), warrants, options or other securities of the Company owned by the Investors or any Permitted Transferee thereof; and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above.

1.08  “Management Stock” shall mean (i) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock or any other convertible preferred or common stock of the Company issued from time to time), warrants options or other securities of the Company owned from time to time by the Management Holders or any Permitted Transferee thereof; and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above.

1.09  “Permitted Transferee” shall mean, (i) with respect to a Management Holder, a member of such Management Holder’s immediate family, a trust established for the benefit of members of such Management Holder’s immediate family, or a transferee of such Management Holder by will or the laws of intestate succession and (ii) with respect to a holder of Investor Stock, any Affiliate of such holder or any partner or retired partner, the estates and family members of any such partners and retired partners and of their spouses, and trusts for the benefit of any of the foregoing persons, or a shareholder or other equity owner of such holder (including, with respect to J. H. Whitney IV, L.P., any investment fund also managed by J. H. Whitney & Co.).

1.10  “Preferred Stock” shall mean together the Series A Preferred Stock and the Series B Preferred Stock.

1.11  “Qualified Public Offering” shall mean an underwritten public offering of Common Stock resulting in gross proceeds to the Company of not less than $50 million (prior to expenses and underwriting commissions) and at an offering price per share equal to at least $6.00 (as appropriately adjusted for future stock splits, stock dividends, recapitalizations and similar transactions affecting the Common Stock) and the Common Stock shall be listed for quotation on the Nasdaq National Market or on a national securities exchange.

1.12  “Registrable Securities” shall mean Management Stock and Investor Stock; provided, however, that Registrable Securities shall not include any shares of Management Stock or Investor Stock that previously have been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

1.13  The terms “registers”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

1.14  “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling Holders, but excluding Selling Expenses.

1.15  “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

1.16  “Securities Act” shall mean the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rule and regulations thereunder, all as the same shall be in effect from time to time.

1.17  “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the selling Holders.

1.18  “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, $0.01 par value per share.

1.19  “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, $0.01 par value per share.

1.20  “Significant Stockholder” shall mean each Investor, Management Holder and Additional Stockholder who holds 5% or more of the outstanding Common Stock of the Company on a fully-diluted, as-converted, as-exercised basis as of the date hereof, provided that a Significant Stockholder will no longer be deemed a Significant Stockholder when such Significant Stockholder no longer holds at least 5% of the outstanding Common Stock of the Company on a fully-diluted, as-converted, as-exercised basis; provided that for the purposes of Article 3, the term “Significant Stockholder” shall include J. H. Whitney (as defined in Section 4.01) and Blackstone (as defined in Section 4.03), as applicable, so long as J. H. Whitney or Blackstone, as applicable, has the right to elect a director to the board of directors of the Company as provided in Article 4.

1.21  “Significant Stockholder Stock” shall mean (i) shares of Common Stock or Preferred Stock owned, from time to time, by any Significant Stockholder or any transferee thereof; (ii) shares of Common Stock or Preferred Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock or any other convertible preferred or common stock of the Company issued from time to time), warrants, options or other securities of the Company owned by the Significant Stockholder or any transferee thereof; and (iii) any shares of Common Stock or Preferred Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

ARTICLE 2

REGISTRATION RIGHTS

2.01  Demand Registrations.

(a)  Request for Registration.    At any time or times after the effective date of the first registration statement filed by the Company under Section 12 of the Exchange Act, the Initiating Holders may require that the Company effect a registration under the Securities Act (i) up to two times, in the case of a requested registration on Form S-1 or any similar form (a “Long Form Registration”), with respect to at least twenty-five percent (25%) of the Registrable Securities, other than Management Stock, then outstanding on a fully-diluted, as-converted, as-exercised basis, or (ii) as many times as requested, in the case of a requested registration on Form S-3 or any similar form, if available (a “Short-Form Registration”), with respect to at least twenty-five percent (25%) of the Registrable Securities then held by such Initiating Holders (each a “Demand Registration”); provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.01:

(w)  Solely with respect to underwritten registrations requested pursuant to this Agreement, if the Company shall have previously effected an underwritten registration with respect to Registrable Securities pursuant to Section 2.01 or 2.02 hereof, then the Company shall not be required to effect any underwritten registration pursuant to this Section 2.01 until a period of 180 days shall have elapsed from the effective date of the most recent such previous registration;

(x)  If, upon receipt of a registration request pursuant to this Section 2.01, the Company is advised in writing (with a copy to each Initiating Holder) by a recognized national independent investment banking firm selected by the Company that, in such firm’s opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of the Company by the Company (other than in connection with benefit and similar plans) (a “Company Offering”) with respect to which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to this Section 2.01, the Company shall not be required to effect a registration pursuant to this Section 2.01 until the earlier of (i) 90 days after the completion of such Company Offering, (ii) promptly after any abandonment of such Company Offering or (iii) 60 days after the date of receipt of a registration request pursuant to this Section 2.01;

(y) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(z) In the case of a Long-Form Registration, after the Company has effected two such registrations pursuant to this Section 2.01 (in the aggregate for all Holders) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed.

Upon receipt of written notice of such demand, the Company will promptly give written notice of the proposed registration to all other Holders, and will include in such registration all Registrable Securities specified in such demand, together with any Registrable Securities of any other Holder joining in such demand as are specified in a written request received by the Company within 20 days after delivery of the Company’s notice.

(b)  Deferral of Demand Registration.    The Company shall file a registration statement with respect to each Demand Registration requested pursuant to Section 2.01(a) as soon as reasonably practicable after receipt of the demand of the Initiating Holders; provided, however, that if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company in that such registration would interfere with any material corporate transaction by the Company, or require disclosure of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction or other material development involving the Company, and the Board of Directors concludes, as a result, that it is advisable to defer the filing or effectiveness of such registration statement at such time (as evidenced by an appropriate resolution of the Board), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided, however, that (i) the Company may not defer the filing or effectiveness for a period of more than 180 days, (ii) the Company may not take such option to defer filing or effectiveness of such registration(s) for more than 180 days in any 12-month period, and (iii) the Company shall not exercise its right to defer a Demand Registration more than three times.

(c)  Underwriting.    The Investors shall be entitled to two underwritten Demand Registrations. If the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to Section 2.01, and the Company shall include such information in its written notice to Holders. The Initiating Holders shall have the right to select the managing underwriter(s) for an underwritten Demand Registration, subject to the approval of the Company’s Board of Directors (which will not be unreasonably withheld or delayed). The right of any Holder to participate in an underwritten Demand Registration shall be conditioned upon such Holder’s participation in such underwriting in accordance with the terms and conditions thereof, and the Company and such Holders will enter into an underwriting agreement in customary form.

(d)  Priorities.    The Investors who hold Registrable Securities will have absolute priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, notwithstanding any other provision of this Section 2.01(d), if the managing underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by persons who are not Holders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the registration by each Holder of Management Stock shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the registration by each Holder of Investor Stock shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company who are not Management Holders may include its or their securities for its or their own account in such registration if the underwriters so agree and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

2.02  Piggyback Registrations.

(a)  Request for Inclusion.    If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than a registration relating solely to benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) which permits the inclusion of Registrable Securities (a “Piggyback Registration”), the Company will promptly give each Holder written notice thereof and, subject to Section 2.02(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of Holders received within 10 days after the delivery of the Company’s notice. Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to register such Holders’ Registrable Securities in connection with the registration of such securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein), without prejudice, however, to the rights (if any) of Initiating Holders immediately to request that such registration be effected as a registration under Section 2.01(a) hereof.

(b)  Underwriting.    If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 2.02(a). The Company shall have the right to select the managing underwriter(s) for an underwritten Piggyback Registration. In the event of an underwritten public offering, the right of any Holder to participate in such registration shall be conditioned upon such Holder’s participation in such underwriting in accordance with the terms and conditions thereof. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(c)  Priorities.    If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advised the Company that the securities requested to be included therein exceed the amount of securities that can be sold in such offering without adversely affecting the marketability thereof, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by persons who are not Holders shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a further limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each Holder of Management Stock shall be reduced, on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such limitation, and, if a further limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each Holder of Investor Stock shall be reduced, on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Company shall not grant any registration rights that entitle the holders of other securities to any priority over the Registrable Securities in any Piggyback Registration without the prior consent of the holders of at least sixty percent (60%) of the combined then-outstanding Registrable Securities.

2.03   Expenses of Registration.

All Registration Expenses incurred in connection with all Demand Registrations and all Piggyback Registrations shall be borne by the Company. All Selling Expenses relating to Registrable Securities included in any Demand Registration or Piggyback Registration shall be borne by such Holders pro rata on the basis of the number of shares sold by them.

2.04  Registration Procedures.

In the case of each registration effected by the Company pursuant to this Article 2, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

(a)  cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, keep such registration effective for a period of 270 days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;

(b)  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)  to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Holders, if requested, and to any underwriter, and make representatives of the Company available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as any Holder or any such underwriter reasonably may request;

(d)  obtain appropriate qualifications of the securities covered by such registration under state securities or “blue sky” laws in such jurisdictions as may be requested by the holders of Registrable Securities; provided, however, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

(e)  furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(f)  notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g)  cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

(h)  provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)  furnish to the Holders of Registrable Securities covered by such registration, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Holders of Registrable Securities covered by such registration, addressed to them, a “cold comfort” letter signed by the independent certified public accountants who have certified the Company’s financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as such Holders may reasonably request;

(j)  otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(k)  in connection with any underwritten Demand Registration, the Company will enter into an underwriting agreement reasonably satisfactory to the Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions; and

(l)  in the case of an underwritten Demand Registration, participate in customary “roadshow” presentations in connection with such registration.

2.05  Indemnification.

(a)  The Company will indemnify each underwriter of Registrable Securities, each Holder, each of such Holders’ officers, directors, partners, agents, employees and representatives, and each person controlling such underwriter or Holder within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article 2, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or any other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or such underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.05(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(b)  Each Holder of Registrable Securities included in any registration effected pursuant to this Article 2 shall indemnify the Company, each of its directors, officers, agents, employees and representatives, each underwriter, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other participating Holder and each of their officers, directors and partners, and each person controlling such holders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such Holder or such underwriter; provided, however, that (x) no Holder shall be liable hereunder for any amounts in excess of the net proceeds received by such Holder pursuant to such registration, and (y) the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent has not been unreasonably withheld).

(c)  Each party entitled to indemnification under this Section 2.05 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom through counsel approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense but the fees and disbursements of counsel to an Indemnified Party so choosing to participate shall be at the expense of such party, unless (i) the Indemnifying Party shall have failed to retain counsel for the Indemnified Party as aforesaid, or (ii) the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or that the interests of the Indemnified Party conflict with the interests of the Indemnifying Party; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.05 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)  If the indemnification provided for in this Section 2.05 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in any case, no Indemnifying Party shall be required to contribute an amount in excess of the net proceeds received by it from all Registrable Securities sold in the transactions related to such statements or omissions. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.06  Other Obligations.    With a view to making available the benefits of certain rules and regulations of the Commission which may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to:

(a)  after the effective date of the first registration statement filed by the Company under Section 12 of the Exchange Act, exercise reasonable efforts to cause the Company become and remain S-3 Eligible;

(b)  at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the Holder of such Registrable Securities, remove any restrictive legend from the certificates evidencing such securities at no cost to such Holder;

(c)  make and keep available public information as defined in Rule 144 under the Securities Act at all times from and after 90 days following its initial registration under the Section 12 of the Exchange Act;

(d)  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(e)  furnish any Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company under Section 12 of the Exchange Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a Holder to sell any such securities without registration.

2.07  Hold-Back Agreements.    If requested by the Company or any underwriter of any Common Stock or other equity securities of the Company, no Holder shall sell or otherwise transfer or dispose of any Common Stock or other equity securities of the Company (other than pursuant to such registration) during (a) in the case of the Company’s first underwritten public offering of Common Stock or other equity securities of the Company for its own account, the 180-day period following the effective date of such registration statement, and (b) in the case of all subsequent registrations of the Company’s Common Stock or other equity securities of the Company, the 90-day period following the effective date of such registration statement; provided, however, that if any holder of Management Stock or any Significant Stockholder is subject to hold-back restrictions of shorter duration, such shorter periods shall apply to all Holders. The obligations described in this Section 2.07 shall not apply to a registration on Form S-4 or Form S-8 or similar forms which may be promulgated in the future and, except in the case of the Company’s first underwritten public offering, shall not apply to a Holder of Registrable Securities representing less than 1% of the then-outstanding Common Stock (on an as-converted basis).

2.08  Other Agreements.    Notwithstanding the provisions of this Article 2, to the extent there is any conflict between the terms of this Agreement and that certain Warrant Registration Rights Agreement between the Company and United States Trust Company of New York, as Warrant Agent, dated as of December 3, 1999 (the Warrant Registration Rights Agreement”), the terms of the Warrant Registration Rights Agreement shall control; provided however that the Company shall not amend the terms of the Warrant Registration Rights Agreement in a manner that is materially adverse to the Holders without the prior consent of the holders of at least sixty percent (60%) of the combined then-outstanding Registrable Securities.

2.09  Termination of Registration Rights.    The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to this Article 2 shall terminate when (i) all Registrable Securities beneficially owned by such Holder immediately may be sold under Rule 144(k) and (ii) the Company’s Common Stock is listed on a national securities exchange or traded in The Nasdaq Stock Market. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, each of J. H. Whitney and Blackstone shall have the right to demand registration pursuant to Section 2.01 of the Registrable Securities held by them so long as the fair market value of the amount requested to be registered is at least $50 million and so long as the participating Holders pay all Registration Expenses and Selling Expenses for such demand registration. The Company shall not be obligated to effect or take any action to effect any registration pursuant to this section 2.09 (a) on more than one occasion or (b) following the third anniversary of a Qualified Public Offering. If other securities are included in the Demand Registration provided by this Section 2.09 that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, notwithstanding any other provision of this Agreement to the contrary, if the managing underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by persons who are not Holders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the registration by each Holder of Management Stock shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. Notwithstanding anything herein to the contrary, if, after the exclusion of such shares held by persons who are not Holders and each Holder of Management Stock, further reductions are required, the number of shares included in the registration by each Holder of Investor Stock (excluding J. H. Whitney and Blackstone) shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. If, after such reductions, further reductions are required, the number of shares included in the registration by each of J. H. Whitney and Blackstone shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each of J. H. Whitney and Blackstone, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by J. H. Whitney and Blackstone).

ARTICLE 3

FIRST OFFER AND CO-SALE RIGHTS

3.01  Prohibition on Transfer.

No Significant Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Preferred Stock or Common Stock (a “Transfer”) other than in compliance with this Article 3. Each Significant Stockholder agrees not to consummate any Transfer (other than a Transfer to a Permitted Transferee pursuant to

Section 3.03) until the expiration of a 30-day period (the “Election Period”) following delivery by such Significant Stockholder to the Company and the other Significant Stockholders of an Offer Notice pursuant to Section 3.02(a), unless the parties to the Transfer have been finally determined prior to the expiration of the Election Period.

3.02  First Offer and Co-Sale Rights.

(a)  At least 30 days prior to making any Transfer of any Significant Stockholder Stock, the transferring Significant Stockholder (the “Transferring Stockholder”) shall deliver a written notice (the “Offer Notice”) to the Company (as required by Section 4.5.1(b) of the Amended and Restated Certificate of Incorporation) and the other Significant Stockholders (the “Other Significant Stockholders”), stating the Transferring Stockholder’s intention to transfer, and specifying all particulars of the proposed Transfer, including, but not limited to, (i) the name(s) and address(es) of the proposed transferee(s), (ii) the number and class of capital stock involved in the proposed Transfer (the “Offered Shares”), (iii) a description of all of the terms of the Transfer (which must include a cash price unless the Transfer is proposed to be made in exchange for either partly or wholly consideration other than cash), and a copy of any third party offer, and (iv) the address of the Transferring Stockholder to which notice or acceptance of the Offer Notice is to be sent. In the event that the Company declines to exercise its right to purchase any or all of the Offered Shares pursuant to the Amended and Restated Certificate of Incorporation, such Offered Shares shall be offered to the Other Significant Stockholders on a pro rata basis (and the Company may also purchase Offered Shares), until the expiration of the Election Period. If the Other Significant Stockholders and the Company have not elected to purchase any of the Offered Shares prior to the expiration of the Election Period, the Transferring Stockholder may, within 60 days after the expiration of the Election Period, Transfer the Offered Shares to one or more third parties at a price not less than 100% of the price per share specified in the Offer Notice; provided that such third parties execute joinder agreements to this Agreement as provided in Section 6.01. Any Offered Shares not transferred during such 60-day period shall again be subject to the provisions of this Section 3.02(a) upon subsequent Transfer. Notwithstanding the foregoing, if the terms of a third party offer require that all or a specified minimum (the “Specified Minimum”) number of shares be sold to the proposed transferee, then the Other Significant Stockholders and the Company (either pursuant to Section 4.5 of the Amended and Restated Certificate of Incorporation or to this Section 3.02(a) must purchase in the aggregate either (i) all of the Offered Shares or (ii) no more than that number of Offered Shares which when deducted from the total number of Offered Shares results in the Specified Minimum. Otherwise such Offer Notice shall be deemed to have been completely rejected by the Other Significant Stockholders and the Company (a “Deemed Rejection”).

(b)  Each Other Significant Stockholder who (i) has not exercised its rights pursuant to Section 3.02(a) or (ii) has exercised its rights pursuant to Section 3.02(a) but is unable to purchase Offered Shares pursuant to Section 3.02(a) as a result of a Deemed Rejection (each a “Non-Purchasing Holder”) may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within 15 days after expiration of the Election Period. If any Non-Purchasing Holders have elected to participate in such Transfer, the Transferring Stockholder and such Non-Purchasing Holders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Significant Stockholder Stock equal to the product, calculated on a fully-diluted, as-converted, as-exercised basis, of (i) the quotient determined by dividing the percentage of shares of Significant Stockholder Stock owned by such Holder by the aggregate percentage of shares of Significant Stockholder Stock owned by the Transferring Stockholder and all Non-Purchasing Holders participating in such sale and (ii) the number of shares of Significant Stockholder Stock to be sold in the contemplated Transfer. Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Non-Purchasing Holders in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its shares of Significant Stockholder Stock to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Non-Purchasing Holders.

3.03  Exempt Transactions.    The restrictions set forth in this Article 3 shall not apply to Transfers of Significant Stockholder Stock (i) to a Permitted Transferee of the transferring Stockholder; provided, however, that such Permitted Transferee shall agree in writing to be bound by such restrictions in connection with subsequent Transfers, or (ii) by a Significant Stockholder who is an individual to any of Campbell B. Lanier III, SCANA Communications, Inc., the South Atlantic Funds, or ITC Holding Company, Inc. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

3.04  Repurchase Rights.    In the event of termination of a Management Holder’s employment with the Company and its subsidiaries for any reason, the Company shall have the right, exercisable by written notice to the Management Holder at any time prior to the expiration of a 90-day period following such termination of employment, to repurchase all or any portion of the Management Stock held by such Management Holder and its Permitted Transferees at a cash price per share equal to the fair market value of the Management Stock as determined in good faith by the Company’s Board of Directors as of the date of termination. The closing of the repurchase of Management Stock shall occur within 120 days of termination of the Management Holder’s employment.

ARTICLE 4

DIRECTORS OF THE COMPANY

4.01  J. H. Whitney Series B Director.    The Company and each of the Series B Investors (for so long as such Series B Investor owns any Series B Preferred Stock) shall take or cause to be taken all such action within their respective power and authority as may be required, for so long as J. H. Whitney IV, L.P. and its Affiliates (collectively, “J. H. Whitney”) together shall own 45% or more of the shares of Investor Stock held by J. H. Whitney as of the date shares of Series B Preferred Stock are first issued to J. H. Whitney (as adjusted to reflect stock splits and combinations):

(a)  To cause to be elected to the board of directors of the Company one director designated by J. H. Whitney to fill one of the two Series B board seats provided for by Section 4.4.2(e) of the Amended and Restated Certificate of Incorporation (the “J. H. Whitney Series B Director”); provided, however, that for so long as J. H. Whitney owns less than 45% of the shares of Investor Stock held by J. H. Whitney as of the date shares of Series B Preferred Stock are first issued to J. H. Whitney (as adjusted to reflect stock splits and combinations), J. H. Whitney shall not have the right under this Section 4.01 to have one person designated by it to be elected as a Series B Director; further provided that such person designated by J. H. Whitney may be any general partner of J. H. Whitney & Co. or its affiliated funds, or any other person reasonably satisfactory to the Company, and shall have executed a non-disclosure agreement with the Company; and

(b)  To remove forthwith any Series B Director designated by J. H. Whitney when (and only when) such removal is requested, with or without cause, by J. H. Whitney, and in the case of death, resignation or other removal as herein provided of such director, to elect another Series B Director designated by J. H. Whitney (if at the time the vacancy occurs, J. H. Whitney shall have the right to have a person designated by J. H. Whitney elected as the Series B Director pursuant to Section 4.01 hereof).

4.02  J. H. Whitney Board Observer Rights.    In the event that J. H. Whitney shall not have the right to designate the J. H. Whitney Series B Director pursuant to Section 4.01, but for so long as J. H. Whitney owns at least 25% of the shares of Investor Stock held by J. H. Whitney as of the date shares of Series B Preferred Stock are first issued to J. H. Whitney (as adjusted to reflect stock splits and combinations) the Company shall provide J. H. Whitney notice (in the same manner as notice is given to directors), and permit one person designated by J. H. Whitney to attend as observer, all meetings of the Company’s board of directors and shall provide to J. H. Whitney the same information concerning the Company, and access thereto, provided to members of the Company’s board of directors; provided that such person designated by J. H. Whitney may be any general partner of J. H. Whitney & Co. or its affiliated funds, or any other person reasonably satisfactory to the Company, and shall have executed a non-disclosure agreement with the Company. The reasonable out-of-pocket travel expenses incurred by any such designee of J. H. Whitney in attending any board meeting shall be reimbursed by the Company to the extent consistent with the Company’s then existing policy of reimbursing directors generally for such expenses.

4.03  Blackstone Series B Director.    The Company and each of the Series B Investors (for so long as such Series B Investors owns any Series B Preferred Stock) shall take or cause to be taken all such action within their respective power and authority as may be required, for so long as Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P., and Blackstone Family Investment Partnership III L.P. and their respective Affiliates (collectively, “Blackstone”) together shall own 45% or more of the shares of Investor Stock held by Blackstone as of the date shares of Series B Preferred Stock are first issued to Blackstone (as adjusted to reflect stock splits and combinations):

(a)  To cause to be elected to the board of directors of the Company one director designated by Blackstone to fill one of the two Series B board seats provided for by Section 4.4.2(e) of the Amended and Restated Certificate of Incorporation (the “Blackstone Series B Director”); provided, however, that for so long as Blackstone, owns less than 45% of the shares of Investor Stock held by Blackstone as of the date shares of Series B Preferred Stock are first issued to Blackstone (as adjusted to reflect stock splits and combinations), Blackstone shall not have the right under this Section 4.03 to have one person designated by it to be elected as a Series B Director; further provided that such person designated by Blackstone shall be any reasonably satisfactory to the Company and shall have executed a non-disclosure agreement with the Company; and

(b)  To remove forthwith any Series B Director designated by Blackstone when (and only when) such removal is requested, with or without cause, by Blackstone, and in the case of death, resignation or other removal as herein provided of such director, to elect another Series B Director designated by Blackstone (if at the time the vacancy occurs, Blackstone shall have the right to have a person designated by Blackstone elected as the Series B Director pursuant to Section 4.03 hereof).

4.04  Blackstone Board Observer Rights.    In the event that Blackstone shall not have the right to designate the Blackstone Series B Director pursuant to Section 4.03, but for so long as Blackstone owns at least 25% of the shares of Investor Stock held by Blackstone as of the date shares of Series B Preferred Stock are first issued to Blackstone (as adjusted to reflect stock splits and combinations), the Company shall provide Blackstone notice (in the same manner as notice is given to directors), and permit one person designated by Blackstone to attend as observer, all meetings of the Company’s board of directors and shall provide to Blackstone the same information concerning the Company, and access thereto, provided to members of the Company’s board of directors; provided that such person designated by Blackstone shall be reasonably satisfactory to the Company, and shall have executed a non-disclosure agreement with the Company. The reasonable out-of-pocket travel expenses incurred by any such designee of Blackstone in attending any board meeting shall be reimbursed by the Company to the extent consistent with the Company’s then existing policy of reimbursing directors generally for such expenses.

4.05  First Union Board Observer Rights.    For so long as First Union Investors, Inc. and its Affiliates (collectively, “First Union”) together shall own at least 25% of the shares of Investor Stock held by First Union as of the date shares of Series B Preferred Stock are first issued to First Union (as adjusted to reflect stock splits and combinations) the Company shall provide First Union notice (in the same manner as notice is given to directors), and permit one person designated by First Union to attend as observer, all meetings of the Company’s board of directors and shall provide to First Union the same information concerning the Company, and access thereto, provided to members of the Company’s board of directors; provided that such person designated by First Union shall be reasonably satisfactory to the Company, and shall have executed a non-disclosure agreement with the Company. The reasonable out-of-pocket travel expenses incurred by any such designee of First Union in attending any board meeting shall be reimbursed by the Company to the extent consistent with the Company’s then existing policy of reimbursing directors generally for such expenses.

4.06  J. H. Whitney Director After a Qualified Public Offering.    After the Company has completed a Qualified Public Offering, the Company and each of the parties to this Agreement (for so long as such parties own any voting stock of the Company) shall take or cause to be taken all such action within their respective power and authority as may be required, for so long as J. H. Whitney shall own 5% or more of the outstanding shares of Common Stock on a fully-diluted basis:

(a)  To cause to be elected to the board of directors of the Company one director designated by J. H. Whitney (the “J. H. Whitney Director”); provided, however, that for so long as J. H. Whitney owns less than 5% of the outstanding shares of Common Stock on a fully-diluted basis, J. H. Whitney shall not have the right under this Section 4.06 to have one person designated by it to be elected as to the board of directors of the Company; further provided that such person designated by J. H. Whitney may be any general partner of J. H. Whitney & Co. or its affiliated funds, or any other person reasonably satisfactory to the Company, and shall have executed a non-disclosure agreement with the Company; and

(b)  To remove forthwith any director designated by J. H. Whitney when (and only when) such removal is requested, with or without cause, by J. H. Whitney, and in the case of death, resignation or other removal as herein provided of such director, to elect another director designated by J. H. Whitney (if at the time the vacancy occurs, J. H. Whitney shall have the right to have a person designated by J. H. Whitney elected to the board of directors of the Company pursuant to Section 4.06 hereof).

4.07  Blackstone Director After a Qualified Public Offering.    After the Company has completed a Qualified Public Offering, the Company and each of the parties to this Agreement (for so long as such parties own any voting stock of the Company) shall take or cause to be taken all such action within their respective power and authority as may be required, for so long as Blackstone shall own 5% or more of the outstanding shares of Common Stock on a fully-diluted basis:

(a)  To cause to be elected to the board of directors of the Company one director designated by Blackstone (the “Blackstone Director”); provided, however, that for so long as Blackstone owns less than 5% of the outstanding shares of Common Stock on a fully-diluted basis, Blackstone shall not have the right under this Section 4.07 to have one person designated by it to be elected as to the board of directors of the Company; further provided that such person designated by Blackstone shall be reasonably satisfactory to the Company, and shall have executed a non-disclosure agreement with the Company; and

(b)  To remove forthwith any director designated by Blackstone when (and only when) such removal is requested, with or without cause, by Blackstone, and in the case of death, resignation or other removal as herein provided of such director, to elect another director designated by Blackstone (if at the time the vacancy occurs, Blackstone shall have the right to have a person designated by Blackstone elected to the board of directors of the Company pursuant to Section 4.07 hereof).

ARTICLE 5

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, so long as any Investor Stock is outstanding as follows:

5.01  Basic Financial Information.    If at any time the Company is not subject to the reporting requirements at Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will furnish the following reports to each Holder:

(a)  As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by a “Big Five” international accounting firm selected by the Company;

(b)  As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the chief financial officer of the Company, except that such statements need not contain the notes required by generally accepted accounting principles; and

(c)  As soon as practicable after the end of each monthly accounting period and in any event within 30 days thereafter, a consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of such month and consolidated and consolidating statements of income and of cash flow of the Company and its subsidiaries, if any, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by an officer of the Company, except that such statements need not contain the notes required by generally accepted accounting principles. Such balance sheet and statements shall include a comparison to the Company’s financial plan for such month and fiscal year-to-date period and shall show variances therefrom.

5.02  Prompt Payment of Taxes, etc.    The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, in conformance with customary trade terms, all other obligations incident to the operations of the Company.

5.03  Maintenance of Properties and Leases.    The Company will keep its properties and those of its subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

5.04  Insurance.    The Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, and the Company will maintain, with financially sound and reputable insurers, directors and officers’ insurance and insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

5.05  Accounts and Records.    The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis. The Company shall provide access during regular business hours to such records and books of accounts to the Investors for inspection; provided that such Investors provide reasonable notice to the Company of their intention to inspect.

5.06  Independent Accountants.    The Company will retain a “Big Five” international accounting firm as its independent public accountants who shall certify the Company’s financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected are terminated, the Company will promptly thereafter notify the holders of Investor Stock and will request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another “Big Five” international accounting firm as its independent public accountants. In its notice to the holders of Investor Stock the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

5.07  Compliance with Laws.    The Company and all its subsidiaries shall duly observe and conform to all applicable laws and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

5.08    Maintenance of Corporate Existence, etc.    The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

5.09    Preemptive Rights.

(a)  In the event that the Company proposes to issue any Preferred Stock, Common Stock or any other equity securities, including, without limitation, warrants, options and other convertible securities, the Company shall give not less than 30 days’ prior written notice to each Investor and Additional Stockholder holding Preferred Stock representing, on an as-converted basis, at least 5% of the Company’s outstanding Common Stock (after giving effect to the exercise of any outstanding warrants or options to purchase Common Stock and conversion in full of all Preferred Stock or other securities that are convertible into Common Stock) (“Eligible Holders”) setting forth the terms and conditions of such proposed issuance (the “Issuance Notice”). Each Eligible Holder shall have the preemptive right to purchase the securities so offered on the terms and conditions set forth herein and in the Issuance Notice by giving written notice to the Company within 15 days after receipt of the Issuance Notice (the “Preemptive Election Period”). Each electing Eligible Holder shall have the right to purchase all or any portion of its pro rata share of 75% of the offered securities. For purposes of this Section 5.09, an Eligible Holder’s pro rata share shall equal the ratio of (i) the aggregate number of shares of Common Stock held by such Eligible Holder (including all shares of Common Stock issuable upon conversion of Preferred Stock held by such Eligible Holder and issuable upon exercise of any outstanding warrants or options for Common Stock or Preferred Stock held by such Eligible Holder) to (ii) the total number of outstanding shares of Common Stock held by all Eligible Holders (including all shares of Common Stock issuable upon conversion of all outstanding Preferred Stock and other securities convertible into Common Stock and issuable upon exercise of any outstanding warrants or options for Common Stock or Preferred Stock) as determined immediately prior to the proposed issuance. The Company may issue and sell all offered securities not purchased by the Eligible Holders on the terms and conditions set forth in the Issuance Notice within 120 days after the expiration of the Preemptive Election Period; provided, however, that any offered securities not sold within such 120-day period or any offered securities that are proposed to be sold on terms and conditions less favorable to the Company than those set forth in the Issuance Notice shall again be subject to the procedure set forth in this Section 5.09 prior to issuance. An Eligible Holder may assign its rights pursuant to this Section 5.09 to one or more of its Affiliates, subject only to compliance with applicable securities laws.

(b)  Notwithstanding the foregoing, the provisions of Section 5.09(a) shall not apply to:

(i)  any issuance to non-Affiliates of the Company of equity securities for consideration other than cash which are approved by a Series B Director or such issuances which in the aggregate are less than 2% of the outstanding Common Stock of the Company calculated on a fully-diluted, as-converted, as-exercised basis;

(ii)  shares of Common Stock (or options, warrants or other rights to purchase Common Stock) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase plans, stock option plans, or other compensation plans or arrangements that are approved by the Board of Directors;

(iii)  any equity securities issued pursuant to a Qualified Public Offering; and

(iv)  any equity securities issued (A) in connection with any stock split, stock dividend or recapitalization by the Company, so long as immediately after such stock split, stock dividend or recapitalization the Investors own the same relative proportion of the Company’s equity securities as immediately prior to such stock split, stock dividend or recapitalization, or (B) upon conversion of the Series A Preferred Stock or the Series B Preferred Stock.

5.10  Affiliate Transactions.    In the event that the Company enters into a contract or transaction between the Company and one or more of its directors, officers, or Significant Stockholders (or Affiliates thereof) or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors, officers or Significant Stockholders, are directors or officers, or have a financial interest (an “Affiliate Transaction”), such Affiliate Transaction shall (i) be fair as to the Company at the time it is entered into and (ii) be approved by the affirmative votes of a majority of the disinterested directors of the Company, even though such disinterested directors be less than a quorum.

ARTICLE 6

MISCELLANEOUS

6.01  Addition of Parties.    Notwithstanding any other provisions of this Agreement, with the approval of the Board of Directors of the Company, and without any further action on part of any of the other parties to this Agreement, the Company may allow persons acquiring shares of Common Stock, Preferred Stock or any other securities from the Company or as provided in this Agreement to agree in writing to become party to this Agreement and to be bound by all of the terms and conditions hereof applicable to an Investor prior to acquiring such shares. Each such stockholder shall become party to this Agreement by executing a joinder to this Agreement in form and substance reasonably acceptable to the Board of Directors of the Company (it being agreed that a joinder in substantially the form of Exhibit B shall be sufficient), and shall thereafter enjoy the rights of and be bound by the obligations of an Investor under this Agreement.

6.02  Legend.    The certificates or other evidence of the Company’s Common Stock and Preferred Stock now or hereinafter owned by the parties hereto shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING, WITHOUT LIMITATION, THE TRANSFER THEREOF, ARE SUBJECT TO THE TERMS AND PROVISIONS OF A STOCKHOLDERS AGREEMENT, AS AMENDED HEREAFTER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND WILL BE PROVIDED FREE OF CHARGE UPON REQUEST.

6.03  Governing Law.    This Agreement shall be governed in all respects by the laws of the State of Georgia as such laws are applied to agreements between Georgia residents entered into and performed entirely in Georgia, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

6.04  Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.05  Entire Agreement, Amendment and Waiver; Termination of Prior Agreements.

(a)  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(b)  Neither Article 1, Article 2 nor Article 3 of this Agreement may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of at least 75% of the combined outstanding Investor Stock on an as-converted basis, and any such amendment, waiver, discharge or termination, whether retroactively or prospectively effective, shall be binding on all of the Investors and Management Holders.

(c)  Article 4 of this Agreement may not be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of in excess of 70% of outstanding shares of Series B Preferred Stock, and any such amendment, waiver, discharge or termination, whether retroactively or prospectively effective, shall be binding on all of the Series B Investors.

6.06  Notices, etc.    All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex, facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by United States first class registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt (a) if to an Investor, Management Holder or Additional Stockholder, to the address reflected in the Company’s stock ledger, or at such other address as such stockholder shall have furnished to the Company in writing, and, with respect to J. H. Whitney and its Affiliates, with a copy to Morrison Cohen Singer & Weinstein, LLP, Lexington Avenue, New York, New York 10022, Attn: David A Scherl, Esq., email address: dscherl@mcsw.com or (b) if to the Company, at 1241 O.G. Skinner Drive, West Point, Georgia 31833, email address: rodger.johnson@knology.com, Attention: President, with a copy to Alston & Bird LLP, One Atlantic, 1201 W. Peachtree Street, Atlanta, Georgia 30309-3424, email address: rreynolds@alston.com, Attention: Robert C. Reynolds, or at such other address as the Company shall have furnished to each stockholder in writing.

6.07  Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to any Investor, Management Holder or Additional Stockholder under this Agreement shall impair any such right, power or remedy of such Investor, Management Holder or Additional Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor, Management Holder or Additional Stockholder of any breach or default under this Agreement or any waiver on the part of any Investor, Management Holder or Additional Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, Management Holder or Additional Stockholder, shall be cumulative and not alternative.

6.08  Severability.    Unless otherwise expressly provided herein, an Investor’s, Management Holder’s or Additional Stockholder’s rights hereunder are several rights, not rights jointly held with any of the other stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.09  Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.10  Termination.    The provisions of this Agreement (other than Article 2, Sections 4.06 and 4.07 and Article 6 hereof) shall terminate upon consummation of a Qualified Public Offering.

6.11  Specific Enforcement.    Any holder of Investor Stock shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for a breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first Paragraph hereof

COMPANY:

KNOLOGY, INC.

By:	/s/ CHAD S. WACHTER
Chad S. Wachter Vice President/General Counsel/Secretary

SERIES B INVESTORS:

J. H. WHITNEY IV, L.P.

By:	J. H. WHITNEY EQUITY PARTNERS IV, LLC Its General Partner

By:	/s/ JAMES R. MATTHEWS
Name: James R. Matthews Title: Managing Member

VENTURE FUND I, LP

By:	VENTURE MANAGEMENT I, GP Its General Partner

By:	/s/ RICHARD BODMAN
Name: Richard Bodman Title: General Partner

AT&T VENTURE FUND II, LP

By:	VENTURE MANAGEMENT LLC Its General Partner

By:	/s/ RICHARD BODMAN
Name: Richard Bodman Title: Manager

SPECIAL PARTNERS FUND, LP

By:	VENTURE MANAGEMENT III LLC Its General Partner

By:	/s/ RICHARD BODMAN
Name: Richard Bodman Title: Manager

SPECIAL PARTNERS FUND INTERNATIONAL, LP

By:	VENTURE MANAGEMENT III LLC Its General Partner

By:	/s/ RICHARD BODMAN
Name: Richard Bodman Title: Manager

SOUTH ATLANTIC PRIVATE EQUITY FUND IV, LIMITED PARTNERSHIP

By:	SOUTH ATLANTIC PRIVATE EQUITY PARTNERS IV, INC. Its General Partner

By:	/s/ DONALD W. BURTON
Name: Donald W. Burton Title: Chairman and Managing Director

SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP

By:	South Atlantic Private Equity Partners IV, Inc. Its General Partner

By:	/s/ DONALD W. BURTOn
Name: Donald W. Burton Title: Chairman and Managing Director

THE BURTON PARTNERSHIP, LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
Name: Donald W. Burton Title: General Partner

PRIME VIII, L.P.

By:	PRIME SKA-1, L.L.C., Its General Partner

By:	/s/ DUNCAN T. BUTLER
Name: Duncan T. Butler Title: Managing Director

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:	/s/ BRENT PEARLMAN
Name: Brent Pearlman Title: Member

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:	/s/ BRENT PEARLMAN
Name: Brent Pearlman Title: Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:	/s/ BRENT PEARLMAN
Name: Brent Pearlman Title: Member

BESSEMER VENTURE PARTNERS V L.P.

By:	DEER V & CO. LLC Its General Partner

By:	/s/ ROBERT H. BUESCHER
Name: Robert H. Buescher Title: Manager

BESSEC VENTURES V L.P.

By:	DEER V & CO. LLC Its General Partner

By:	/s/ ROBERT H. BUESCHER
Name: Robert H. Buescher Title: Manager

By:	/s/ BENJAMIN RUSSELL
Benjamin Russell

MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC.

By:	/s/ DAVID POWERS
Name: David Powers Title: Vice President

FIRST UNION INVESTORS, INC.

By:	/s/ ARTHUR C. ROSELLE
Name: Arthur C. Roselle Title: Vice President

MELLON VENTURES II, L.P.

By:	MVMA II, L.P.
Its General Partner

By:	MVMA, INC.
Its General Partner

By:	/s/ JOHN ADAMS
Name: John Adams Title: Vice President

SERIES A EXCHANGE HOLDERS:

SCANA COMMUNICATIONS, INC.

By:	/s/ KEVIN B. MARSH
Name: Kevin B. Marsh
Title: Chief Operating Officer

MANAGEMENT HOLDERS:

By:	/s/ RODGER L. JOHNSON
Rodger L. Johnson

By:	/s/ CHAD S. WACHTER
Chad S. Wachter

By:	/s/ ANTHONY J. PALERMO, JR.
Anthony J. Palermo, Jr.

By:	/s/ BRET T. MCCANTS
Bret T. McCants

By:	/s/ FELIX BOCCUCCI
Felix Boccucci

By:	/s/ PEGGY B. WARNER
Peggy B. Warner

By:	/s/ MARCUS R. LUKE
Marcus R. Luke

By:	/s/ JAMES T. MARKLE
James T. Markle

By:	/s/ ROBERT K. MILLS
Robert K. Mills

ADDITIONAL STOCKHOLDERS:

By:	/s/ CAMPBELL B. LANIER III
Campbell B. Lanier III

Exhibit A

ADDITIONAL STOCKHOLDERS

Campbell B. Lanier III

Exhibit B

STOCKHOLDER JOINDER AGREEMENT

THIS STOCKHOLDER JOINDER AGREEMENT (this “Agreement”) is made and entered into as of                 ,         , by and among KNOLOGY, INC., a Delaware corporation (the “Company”), and the stockholders thereof whose signatures appear below (the “New Stockholders”).

PREMISES

Pursuant to a [Stock Purchase Agreement], dated as of                 ,          (the “Purchase Agreement”), by and among [the Company] and the New Stockholders, each of the New Stockholders have become stockholders of the Company and as such desire to derive the benefits and burdens associated with being a stockholder of the Company.

The Company is party to a Stockholders Agreement, dated as of                     , 1999 (as the same may be amended from time to time, the “Stockholders Agreement”), with certain of the Company’s existing stockholders (“Existing Stockholders”) governing certain rights and obligations of the Existing Stockholders as stockholders of the Company. It is a condition to the obligation of the Company under the Purchase Agreement that the Company and each of the New Stockholders execute this Agreement evidencing such New Stockholders’ agreement to be bound by the terms of the Stockholders Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each New Stockholder hereby agree as follows:

1.  The Company and each of the New Stockholders agrees that, from and after the [issuance/transfer] of the shares of Company Common Stock or Preferred Stock pursuant to [the Purchase Agreement], by virtue of such New Stockholders’ execution of this Agreement, (i) each of the New Stockholders shall, without any further action on the part of the Company or any of the New Stockholders, become parties to the Stockholders Agreement subject to and bound by, and entitled to the benefits of, all the terms and conditions of the Stockholders Agreement applicable to an Investor, (ii) the shares of Company Common Stock or Preferred Stock received by the New Stockholders pursuant to [the Purchase Agreement], shall be “Investor Stock” for all purposes under the Stockholders Agreement, and (iii) each of the New Stockholders shall be an “Other Investor” for purposes of the Stockholders Agreement.

2.  A legend in substantially the form required by Section 6.01 of the Stockholders Agreement shall appear on each certificate representing Shares issued to the New Stockholders pursuant to the Purchase Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed by its duly authorized representative as an agreement under seal as of the date first above written.

KNOLOGY, INC.

By:
Name: Title:

NEW STOCKHOLDERS:

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Stockholders Agreement, dated as of February 7, 2000 by and among KNOLOGY, Inc., a Delaware corporation (the “Company”), and the other signatories thereto (the “Agreement”) is entered into as of January 12, 2001 by and among the Company and the Investors named on the signature pages hereto.

WHEREAS, the Company and the Investors named on the signature pages hereto desire to amend the Agreement as set forth herein;

WHEREAS, the Agreement provides that neither Article 1, Article 2 nor Article 3 of the Agreement may be amended except by a written instrument signed by the Company and the holders of at least 75% of the combined outstanding Investor Stock on an as-converted basis, and any such amendment, whether retroactively or prospectively effective, shall be binding on all of the Investors and Management Holders;

WHEREAS, the Investors holding the requisite number of shares of Investor Stock have executed this Amendment;

WHEREAS, the Agreement provides that Article 4 of the Agreement may not be amended except by a written instrument signed by the Company and the holders of at least 70% of the combined outstanding shares of Series B Preferred Stock, and any such amendment, whether retroactively or prospectively effective, shall be binding on all of the Series B Investors; and

WHEREAS, the Series B Investors holding the requisite number of shares of Series B Preferred Stock have executed this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Section 1.07 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.07  “Investor Stock” shall mean (i) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or any other convertible preferred or common stock of the Company issued from time to time), warrants, options or other securities of the Company owned by the Investors or any Permitted Transferee thereof; and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above.”

2.  Section 1.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.10  “Preferred Stock” shall mean together the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.”

3.  Section 1.11 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.11  “Qualified Public Offering” shall mean a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) (A) if such offering is completed in 2001, the per share price to the public is at least $4.00, (B) if such offering is completed in 2002, the per share price to the public is at least $5.00, and (C) if such offering is completed in 2003 or thereafter, the per share price to the public is $6.00, in each case as such prices may be appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions, (ii) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $50,000,000 and (iii) and the Common Stock is listed for quotation on the Nasdaq National Market, the Nasdaq Small Cap Market, or on a national securities exchange.”

4.  The following new Section 1.20 is hereby added:

“1.20  “Series C Preferred Stock” shall mean the Company’s Series C Preferred Stock, $0.01 par value per share.

5.  Section 1.20 is hereby renumbered Section 1.21. Section 1.21 is hereby renumbered Section 1.22.

6.  Section 2.01 is hereby amended as follows:

Section 2.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.01  Demand Registrations.

(a)  Request for Registration.    At any time or times the Common Stock is listed for quotation on the Nasdaq National Market, the Nasdaq Small Cap Market or on a national securities exchange, the Initiating Holders may require that the Company effect a registration under the Securities Act (i) up to two times, in the case of a requested registration on Form S-1 or any similar form (a “Long Form Registration”), with respect to at least twenty-five percent (25%) of the Registrable Securities, other than Management Stock, then outstanding on a fully diluted, as-converted, as-exercised basis, or (ii) as many times as requested, in the case of a requested registration on Form S-3 or any similar form, if available (a “Short-Form Registration”), with respect to at least twenty-five percent (25%) of the Registrable Securities then held by such Initiating Holders.

(b)  Special Request for Registration.    If prior to February 7, 2005, the Common Stock has not been listed on the Nasdaq National Market, the Nasdaq Small Cap Market or on a national securities exchange,  J. H. Whitney and Blackstone shall each have the right to require that the Company effect one Long Form Registration so long as the Registrable Securities to be included by J. H. Whitney and Blackstone and all other Holders requesting to be included in such registration pursuant to Section 2.02 (x) constitute at least twenty-five percent (25%) of the Registrable Securities, other than Management Stock, then outstanding on a fully diluted, as-converted, as-exercised basis or (y) have a fair market value equal to at least $50,000,000, whichever is less (each registration contemplated by Section 2.01(a) or 2.01(b) is hereinafter referred to as a “Demand Registration”). Notwithstanding any provision in this Agreement to the contrary, each of  J. H. Whitney and Blackstone shall have the right to include Registrable Securities held by it in a Demand Registration requested by the other pursuant to this Section 2.01(b).

(c)  Exceptions.    Notwithstanding any provision in Section 2.01(a) or 2.01(b) to the contrary, the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.01:

(w)  Solely with respect to underwritten registrations requested pursuant to this Agreement, if the Company shall have previously effected an underwritten registration with respect to Registrable Securities pursuant to Section 2.01 or 2.02 hereof, then the Company shall not be required to effect any underwritten registration pursuant to this Section 2.01 until a period of 180 days shall have elapsed from the effective date of the most recent such previous registration;

(x)  If, upon receipt of a registration request pursuant to this Section 2.01, the Company is advised in writing (with a copy to each Initiating Holder) by a recognized national independent investment banking firm selected by the Company that, in such firm’s opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of the Company by the Company (other than in connection with benefit and similar plans) (a “Company Offering”) with respect to which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to this Section 2.01, the Company shall not be required to effect a registration pursuant to this Section 2.01 until the earlier of (i) 90 days after the completion of such Company Offering, (ii) promptly after any abandonment of such Company Offering or (iii) 60 days after the date of receipt of a registration request pursuant to this Section 2.01;

(y)  In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(z)  (A) In the case of a Long-Form Registration requested pursuant to Section 2.01(a), after the Company has effected two such registrations pursuant to Section 2.01(a) (in the aggregate for all Holders) and such registrations have been declared or ordered effective and the sales of Registrable Securities thereunder shall have closed, and (B) in the case of a Long-Form Registration requested by J. H. Whitney or Blackstone pursuant to Section 2.01(b), after the Company has effected one such registration requested by each of J. H. Whitney or Blackstone, as the case may be, pursuant to Section 2.01(b) and such registration has been declared or ordered effective and the sales of Registrable Securities thereunder shall have closed.

(d)  Upon receipt of written notice of such demand, the Company will promptly give written notice of the proposed registration to all other Holders, and will include in such registration all Registrable Securities specified in such demand, together with any Registrable Securities of any other Holder joining in such demand as are specified in a written request received by the Company within 20 days after delivery of the Company’s notice.”

Section 2.01(b) is hereby renumbered Section 2.01(e).

Section 2.01(c) is hereby renumbered Section 2.01(f), and the first sentence of such section is hereby deleted in its entirety and replaced with the following:

“The Investors shall be entitled to two underwritten Demand Registrations pursuant to Section 2.01(a).”

Section 2.01(d) is hereby deleted in its entirety and replaced with the following:

“(g)    Priorities.

(i)  The Investors who hold Registrable Securities will have absolute priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, notwithstanding any other provision of this Section 2.01(g), if the managing underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by persons who are not Holders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the registration by each Holder of Management Stock shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the registration by each Holder of Investor Stock shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company who are not Management Holders may include its or their securities for its or their own account in such registration if the underwriters so agree and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(ii)  J. H. Whitney and Blackstone will have absolute priority over other Holders of Registrable Securities in a Demand Registration made pursuant to Section 2.01(b). If other securities are included in such a Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company and the Holders in writing that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, notwithstanding any other provision of this Agreement to the contrary, the securities of the Company held by persons who are not Holders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the registration by each Holder of Management Stock shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. If, after the exclusion of such shares held by persons who are not Holders and each Holder of Management Stock, further reductions are required, the number of shares included in the registration by each Holder of Investor Stock (excluding J. H. Whitney and Blackstone) shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each such Holder, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by such Holder), by such minimum number of shares as is necessary to comply with such request. If, after such reductions, further reductions are required, the number of shares included in the registration by each of J. H. Whitney and Blackstone shall be reduced on a pro rata basis (based on the percentage of the outstanding Common Stock held by each of J. H. Whitney and Blackstone, assuming the conversion of the Preferred Stock and any other convertible preferred or common stock and the exercise of any options, warrants and similar rights held by J. H. Whitney and Blackstone).”

7.  The first sentence of Section 2.02(a) of the Agreement is hereby amended as follows:

The words, “If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than a registration relating solely to benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) which permits the inclusion of Registrable Securities (a “Piggyback Registration”),” are hereby replaced with the words, “If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than a registration of the Company’s Series C Preferred Stock for its own account, a registration relating solely to benefit plans, a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) which permits the inclusion of Registrable Securities (a “Piggyback Registration”),”.

8.  Section 3.01 and Section 3.02 are hereby deleted in their entirety and replaced with the following:

“Section 3.01 Right of First Offer.    Prior to any Significant Stockholder or any group of Significant Stockholders acting in concert (each a “Transferring Stockholder”) making any single sale, assignment, or other transfer, or series of related sales, assignments, or other transfers (a “Transfer”) of Significant Stockholder Stock constituting in the aggregate at least 20% of the outstanding shares of Common Stock on a fully diluted, as-converted as-exercised basis, the Transferring Stockholders shall deliver a written notice (the “Offer Notice”) to the Significant Stockholders that are not participating in such Transfer (the “Other Significant Stockholders”) stating such Transferring Stockholders’ intention to Transfer, which Offer Notice shall set forth (i) the number of shares and class of capital stock proposed to be transferred (the “Offered Shares”), including the number of Offered Shares held by each Transferring Stockholder, (ii) the proposed per share purchase price for the Offered Shares, and (iii) the name of the representative of the Transferring Stockholders and the address of such representative to which notice or acceptance of the Offer Notice is to be sent. If there is more than one Transferring Stockholder participating in any one Transfer, the proposed per share price for the Offered Shares must be the same as to the Offered Shares of each Transferring Stockholder. The Other Significant Stockholders shall have 10 days from the receipt of such Offer Notice (the “Election Period”) to accept such offer. Any Other Significant Stockholder wishing to accept the Offer Notice must deliver a written notice of acceptance of the terms of the Offer Notice which specifies the total number of Offered Shares that such Other Significant Stockholder is willing to purchase from all Transferring Stockholders, which Acceptance Notice shall be delivered to the designated representative of the Transferring Stockholders at the address specified in the Offer Notice. If the total number of shares that the Other Significant Stockholders are willing to purchase exceeds the total number of Offered Shares, the Offered Shares shall be allocated on a pro rata basis among the Other Significant Stockholders who delivered Acceptance Notices under this Section 3.01 based on the percentage of Significant Stockholder Stock owned by such Other Significant Stockholders. If the total number of shares that the Other Significant Stockholders are willing to purchase is less than the total number of Offered Shares, the Other Significant Stockholders shall purchase from the Transferring Stockholders on a pro rata basis based on the number of shares offered by each Transferring Stockholder as set forth in the Offer Notice. The purchase of any Offered Shares accepted for purchase by any Other Significant Stockholder(s) under this Section 3.01 shall occur on such date and at such time as agreed upon by the designated representative of the Transferring Stockholders and the Other Significant Stockholder(s) purchasing such Offered Shares, provided that such purchase shall occur no later than 1:00 p.m. Eastern time on the 5th business day following the date on which the election period expires. If the Other Significant Stockholders do not elect to purchase all of the Offered Shares prior to the expiration of the Election Period, each Transferring Stockholder may, for a period of 120 days from the date of expiration of the Election Period, Transfer in whole or in part the Offered Shares owned by such Transferring Stockholder which were not accepted for purchase by any Other Significant Stockholder pursuant to this Section 3.01 to one or more transferee(s) at an aggregate price not less than 100% of the price per share specified in the Offer Notice multiplied by the number of Offered Shares held by such Transferring Stockholder as set forth in the Offer Notice; provided that the transferee(s) of the Offered Shares execute a joinder agreement to this Agreement as provided in Section 6.01. Any Offered Shares not transferred during such 120-day period shall again be subject to the provisions of this Section 3.01 upon subsequent Transfer.

3.02  Co-Sale Rights.    To the extent that an Offer Notice has been delivered as set forth in Section 3.01 above and at the end of the Election Period, the Other Significant Stockholders have delivered Acceptance Notices as to less than the total number of Offered Shares, to the extent the Transferring Stockholders receive an offer or offers (with terms in compliance with the second to last sentence of Section 3.01) to purchase a remaining number of Offered Shares that constitute in the aggregate at least 20% of the outstanding shares of Common Stock on a fully diluted, as-converted as-exercised basis, the Transferring

Stockholders shall deliver to each Other Significant Stockholder who has not exercised its rights pursuant to Section 3.01, written notice of such offer (a “Sale Notice”) which shall specify all of the particulars of the offer including, but not limited to, (i) the name and address of the proposed transferee(s); (ii) the number of shares and class of capital stock to be transferred; (iii) a description of all the terms of the Transfer (which must include a the per share purchase price); (iv) the name of the representative of the Transferring Stockholders and the address of such representative to which notice of election to participate in the offer is to be sent. Each Non-Purchasing Holder may elect to participate in the offer described in the Sale Notice at the same price per share and on the same terms by delivering written notice of its election to participate in the offer to the representative of the Transferring Stockholders within 15 days after receipt of the Sale Notice. If any Non-Purchasing Holders have elected to participate in the offer, each Transferring Stockholder and such Non-Purchasing Holders shall be entitled to sell pursuant to the contemplated offer, at the same price and on the same terms, a number of shares of Significant Stockholder Stock equal to the product, calculated on a fully diluted, as-converted, as-exercised basis, of (i) the quotient determined by dividing the percentage of shares of Significant Stockholder Stock owned by such Significant Stockholder by the aggregate percentage of shares of Significant Stockholder Stock owned by the Transferring Stockholder and all Non-Purchasing Holders participating in such sale and (ii) the number of shares of Significant Stockholder Stock to be sold in the contemplated Transfer. Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Non-Purchasing Holders in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its shares of Significant Stockholder Stock to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Non-Purchasing Holders.”

9.  The references in the Agreement to Section 4.4.2(e) of the Amended and Certificate of Incorporation of the Company are hereby amended to refer to Section 4.4.2(f). All references in the Agreement to the “Amended and Restated Certificate of Incorporation” are hereby amended to refer to the “Amended and Restated Certificate of Incorporation of the Company, as amended as of the date hereof.”

10.  Except as otherwise provided herein, all terms, provisions, covenants, representations, warranties an conditions of the Agreement shall remain unchanged and in full force and effect.

11.  This Amendment shall be governed in all respects by the laws of the State of Georgia as such laws are applied to agreements between Georgia residents entered into and performed entirely in Georgia, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

12.  From and after the date hereof, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

13.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

14.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

15.  Schedule A to this Amendment sets forth the names of the holders of Investor Stock and the number of shares held by each.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof

COMPANY:

KNOLOGY, INC.

By:	/s/ RODGER L. JOHNSON
Rodger L. Johnson
President and Chief Executive Officer

SERIES B INVESTORS

J. H. WHITNEY IV, L.P.

By:	J. H. WHITNEY EQUITY PARTNERS IV, LLC
Its General Partner

By:	/s/ WILLIAM LAVERACK, JR.
Name: Title:

VENTURE FUND I, LP

By:	VENTURE MANAGEMENT I, GP
Its General Partner

By:	/S/ RICHARD BODMAN
Name:
Title:

AT&T VENTURE FUND II, LP

By:	VENTURE MANAGEMENT LLC
Its General Partner

By:	/S/ RICHARD BODMAN
Name:
Title:

SPECIAL PARTNERS FUND, LP

By:	Venture Management III LLC
Its General Partner

By:	/S/ RICHARD BODMAN
Name:
Title:

SPECIAL PARTNERS FUND INTERNATIONAL, LP

By:	Venture Management III LLC
Its General Partner

By:	/S/ RICHARD BODMAN
Name:

Title:

SOUTH ATLANTIC PRIVATE EQUITY FUND IV, LIMITED PARTNERSHIP

By:	SOUTH ATLANTIC PRIVATE EQUITY PARTNERS IV, INC. Its General Partner

By:	/s/ DONALD W. BURTON
Name: Title:

SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP

By:	SOUTH ATLANTIC PRIVATE EQUITY PARTNERS IV, INC. Its General Partner

By:	/s/ DONALD W. BURTON
Name: Title:

THE BURTON PARTNERSHIP, LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
Name: Title:

PRIME VIII, L.P.

By:	PRIME SKA-1, L.L.C., Its General Partner

By:	/s/ DUNCAN T. BUTLER, JR.
Name: Duncan T. Butler, Jr.
Title: Managing Director

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:	/s/ BRET PEARLMAN
Name:
Title:

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:	/s/ BRET PEARLMAN
Name:
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:	/s/ BRET PEARLMAN
Name:
Title:

BESSEMER VENTURE PARTNERS V L.P.

By:	DEER V & CO. LLC Its General Partner

By:	/s/ ROBERT BUESCHER
Name: Title:

BESSEC VENTURES V L.P.

By:	DEER V & CO. LLC Its General Partner

By:	/s/ ROBERT BUESCHER
Name:
Title:

By:	/s/ BENJAMIN RUSSELL
Benjamin Russell

MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC.

By:	/s/ THOMAS A. CLAYTON
Name: Thomas A. Clayton
Title: Vice President

FIRST UNION INVESTORS, INC.

By:	/s/ L. WATTS HAMRICK
Name: L. Watts Hamrick
Title: Senior Vice President

MELLON VENTURES II, L.P.

By:	MVMA II, L.P. Its General Partner

By:	MVMA, INC. Its General Partner

By:	/s/ JOHN K. ADAMS
Name: John K. Adams
Title: Vice President

/s/ ANTHONY PALERMO
Name:
Title:

/s/ CHAD S. WACHTER
Name: Chad S. Wachter Title:

/s/ FELIX L. BOCCUCCI
Name: Title:

/s/ MARCUS R. LUKE
Name: Title:

/s/ RODGER L. JOHNSON
Name: Rodger L. Johnson Title: President & CEO

SERIES A EXCHANGE HOLDER:

SCANA COMMUNICATIONS HOLDINGS, INC.

By:	/s/ MARK R. CANNON
Name: Mark R. Cannon
Title: Treasurer

Schedule A

Holders of Investor Stock

Investor Stock

Series A Exchange Holders:	Series	Share Balance	% of Total
SCANA COMMUNICATIONS HOLDINGS INC	A	7,234,271	25.46%
Total Series A Exchange Holders		7,234,271	25.46%

Series B Investors:
ANTHONY J PALERMO JR	B	10,000	0.04%
AT&T VENTURE FUND II LP	B	185,684	0.65%
BEAR STEARNS SECURITIES CORP CUSTODIAN	B	9,000	0.03%
BENJAMIN RUSSELL	B	10,527	0.04%
BENJAMIN RUSSELL 2000 TRUST	B	189,473	0.67%
BESSEC VENTURES V L P	B	168,421	0.59%
BESSEMER VENTURE PARTNERS V L P	B	252,632	0.89%
BLACKSTONE CCC CAPITAL PARTNERS L P	B	5,029,244	17.70%
BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS	B	907,598	3.19%
BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.	B	378,947	1.33%
CHAD S WACHTER / SSB IRA CUSTODIAN	B	10,500	0.04%
FELIX L BOCCUCCI JR	B	4,200	0.01%
FIRST UNION INVESTORS INC	B	2,105,263	7.41%
FRANCES D MILLS	B	5,000	0.02%
J H WHITNEY IV L P	B	8,421,053	29.64%
MARCUS R LUKE	B	1,600	0.01%
MELLON VENTURES II L P	B	421,053	1.48%
MICHAEL L MARKLE	B	10,000	0.04%
MORGAN STANLEY DEAN WITTER EQUITY	B	526,316	1.85%
PEGGY B WARNER	B	64,000	0.23%
PRIME VIII L P	B	421,053	1.48%
ROBERT K MILLS	B	3,200	0.01%
RODGER L JOHNSON	B	10,000	0.04%
SOUTH ATLANTIC PRIVATE EQUITY FUND IV	B	663,158	2.33%
SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP)	B	915,789	3.22%
SPECIAL PARTNERS FUND INTERNATIONAL LP	B	182,059	0.64%
SPECIAL PARTNERS FUND LP	B	32,677	0.12%
THE BURTON PARTNERSHIP (QP) LIMITED	B	157,895	0.56%
THE BURTON PARTNERSHIP LIMITED	B	52,631	0.19%
THOMAS T LAMBERTH	B	10,526	0.04%
VENTURE FUND I LP	B	20,632	0.07%
Total Series B Investors		21,180,131	74.54%
Total Investor Stock		28,414,402	100.00%

AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Stockholders Agreement, dated as of February 7, 2000, as amended by Amendment No. 1 dated as of January 12, 2001, by and among Knology, Inc., a Delaware corporation (the “Company”), and the other signatories thereto (the “Agreement”), is entered into as of July     , 2002, by and among the Company and the Investors named on the signature pages hereto, to be effective as of the Effective Date (as defined herein).

WHEREAS, the Company intends to restructure the capitalization of the Company and its wholly owned subsidiaries, including Knology Broadband, Inc. (“Broadband”), in order to reduce the indebtedness of the Company on a consolidated basis;

WHEREAS, the Company intends to effect the restructuring through either (1) a consensual exchange of the 11 7/8% Senior Discount Notes due 2007 issued by Broadband (the “Old Notes”) for new 12% senior unsecured notes due 2009 and new Series D preferred stock and new non-voting Series E preferred stock to be issued by the Company and a consent solicitation to amend the indenture governing the terms of the Old Notes, or (2) a prepackaged plan of reorganization in bankruptcy of Broadband, in each case, as set forth in more detail in the Offering Circular and Solicitation Statement, dated July 25, 2002 (collectively, the “Restructuring”);

WHEREAS, the Company and the Investors named on the signature pages hereto desire to amend the Agreement as set forth herein effective as of the date the Restructuring is completed (the “Effective Date”);

WHEREAS, the Agreement provides that neither Article 1, Article 2 nor Article 3 of the Agreement may be amended except by a written instrument signed by the Company and the holders of at least 75% of the combined outstanding Investor Stock on an as-converted basis, and any such amendment, whether retroactively or prospectively effective, shall be binding on all of the Investors and Management Holders; and

WHEREAS, the Investors holding the requisite number of shares of Investor Stock have executed this Amendment;

WHEREAS, the Agreement provides that Article 4 of the Agreement may not be amended except by a written instrument signed by the Company and the holders of at least 70% of the combined outstanding shares of Series B Preferred Stock, and any such amendment, whether retroactively or prospectively effective, shall be binding on all of the Series B Investors; and

WHEREAS, the Series B Investors holding the requisite number of shares of Series B Preferred Stock have executed this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Article I is hereby deleted in its entirety and replaced with the following:

ARTICLE I

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.01  “Affiliate” of a person shall mean any other person that controls, is controlled by, or is under common control with, such person.

1.02  “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.03  “Common Stock” shall mean the Company’s Common Stock, $0.01 par value per share.

1.04  “Exchange Act” shall mean the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

1.05  “Holder” shall mean any holder of Registrable Securities.

1.06  “Initiating Holders” shall mean, (i) prior to such time as the Company becomes eligible to utilize Form S-3 (“S-3 Eligible”), Holders of Investor Stock representing not less than 25% of the then-outstanding Investor Stock on a fully-diluted, as-converted, as-exercised basis and (ii) after such time as the Company becomes S-3 Eligible, Holders of Investor Stock representing not less than an aggregate of 5% of the then-outstanding Common Stock of the Company on a fully-diluted, as-converted, as-exercised basis.

1.07  “Investor Stock” shall mean (i) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Non-Voting Common Stock, Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or any other convertible preferred or common stock of the Company issued from time to time), warrants, options or other securities of the Company owned by the Investors or any Permitted Transferee thereof, (ii) shares of Non-Voting Common Stock issued or issuable upon the conversion or exercise of the Series E Preferred Stock owned by the Investors or any Permitted Transferee thereof; and (iii) any shares of Common Stock or Non-Voting Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above.

1.08  “Management Stock” shall mean (i) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock or any other convertible preferred or common stock of the Company issued from time to time), warrants options or other securities of the Company owned from time to time by the Management Holders or any Permitted Transferee thereof; and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above.

1.09  “Non-Affiliated Holder” shall mean each holder of Series D Preferred Stock party to this Agreement, other than The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership and SCANA, and any transferee thereof who executes a joinder agreement as provided in Section 6.01.

1.10  “Non-Voting Common Stock” shall mean the Company’s Non-Voting Common Stock, $0.01 par value per share.

1.11  “Permitted Transferee” shall mean, (i) with respect to a Management Holder, a member of such Management Holder’s immediate family, a trust established for the benefit of members of such Management Holder’s immediate family, or a transferee of such Management Holder by will or the laws of intestate succession and (ii) with respect to a holder of Investor Stock, any Affiliate of such holder or any partner or retired partner, the estates and family members of any such partners and retired partners and of their spouses, and trusts for the benefit of any of the foregoing persons, or a shareholder or other equity owner of such holder (including, with respect to J. H. Whitney IV, L.P., any investment fund also managed by J. H. Whitney & Co.).

1.12  “Preferred Stock” shall mean together the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

1.13  “Qualified Public Offering” shall mean a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the Common Stock is listed for quotation on the Nasdaq National Market, the Nasdaq Small Cap Market, or on a national securities exchange.

1.14  “Registrable Securities” shall mean Management Stock or Investor Stock; provided, however, that Registrable Securities shall not include any shares of Management Stock or Investor Stock that previously have been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

1.15  The terms “registers”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

1.16  “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling Holders, but excluding Selling Expenses.

1.17  “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

1.18  “SCANA” shall mean SCANA Communications Holdings, Inc., a Delaware corporation.

1.19  “Securities Act” shall mean the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rule and regulations thereunder, all as the same shall be in effect from time to time.

1.20  “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the selling Holders.

1.21  “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, $0.01 par value per share.

1.22  “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, $0.01 par value per share.

1.23  “Series C Preferred Stock” shall mean the Company’s Series C Preferred Stock, $0.01 par value per share.

1.24  “Series D Preferred Stock” shall mean the Company’s Series D Preferred Stock, $0.01 par value per share.

1.25  “Series E Preferred Stock” shall mean the Company’s Series E Preferred Stock, $0.01 par value per share.

1.26  “Significant Stockholder” shall mean each Investor, Management Holder and Additional Stockholder who holds 5% or more of the outstanding Common Stock of the Company on a fully diluted, as-converted, as-exercised basis as of the Effective Date, provided that a Significant Stockholder will no longer be deemed a Significant Stockholder when such Significant Stockholder no longer holds at least 5% of the outstanding Common Stock of the Company on a fully diluted, as-converted, as-exercised basis; provided that for the purposes of Article 3, the term “Significant Stockholder” shall include J. H. Whitney (as defined in Section 4.01) and Blackstone (as defined in Section 4.03), as applicable, so long as J. H. Whitney or Blackstone, as applicable, has the right to elect a director to the board of directors of the Company as provided in Article 4.

1.27  “Significant Stockholder Stock” shall mean (i) shares of Common Stock, Non-Voting Common Stock or Preferred Stock owned, from time to time, by any Significant Stockholder or any transferee thereof; (ii) shares of Common Stock, Non-Voting Common Stock or Preferred Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Preferred Stock or any other convertible preferred or common stock of the Company issued from time to time), warrants, options or other securities of the Company owned by the Significant Stockholder or any transferee thereof; and (iii) any shares of Common Stock, Non-Voting Common Stock or Preferred Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above. For the purposes of Section 3.02, “Significant Stockholder Stock” shall also include the Series D Preferred Stock held by Non-Affiliated Holders.”

2.    The first sentence of Section 2.02(a) of the Agreement is hereby amended as follows:

The words, “If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than a registration of the Company’s Series C Preferred Stock for its own account, a registration relating solely to benefit plans, a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) which permits the inclusion of Registrable Securities (a “Piggyback Registration”)”, are hereby replaced with the words “If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than a registration relating solely to benefit plans, a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) which permits the inclusion of Registrable Securities (a “Piggyback Registration”),”.

3.  The following Section 2.10 shall be added to the end of Article 2:

“2.10  Amendments.    In addition to the requirements of Section 6.05(b) of this Agreement, this Article 2 (and Article 1, to the extent any definitions used in Article 2 are defined in Article 1) shall not be waived, discharged, terminated (to the extent such waiver, discharge or termination affects the rights of the Non-Affiliated Holders) or amended in any manner that may have a disproportionate adverse effect on the Non-Affiliated Holders in relation to the other holders of Investor Stock without the written consent of the Non-Affiliated Holders holding at least two-thirds of the outstanding Investor Stock held by all Non-Affiliated Holders on an as-converted basis, and any such amendment, waiver, discharge or termination, whether retroactively or prospectively effective, shall be binding on all of the Investors, Management Holders and Additional Stockholders.”

4.  Section 3.02 is hereby deleted in its entirety and replaced with the following:

“3.02  Co-Sale Rights.    To the extent that an Offer Notice has been delivered as set forth in Section 3.01 above and at the end of the Election Period, the Other Significant Stockholders have delivered Acceptance Notices as to less than the total number of Offered Shares, to the extent the Transferring Stockholders receive an offer or offers (with terms in compliance with the second to last sentence of Section 3.01) to purchase a remaining number of Offered Shares that constitute in the aggregate at least 20% of the outstanding shares of Common Stock on a fully diluted, as-converted as-exercised basis, the Transferring Stockholders shall deliver to each Other Significant Stockholder who has not exercised its rights pursuant to Section 3.01 and to each Non-Affiliated Holder (collectively, such Other Significant Stockholders and Non-Affiliated Holders are referred to as the “Co-Sale Offerees”), written notice of such offer (a “Sale Notice”) which shall specify all of the particulars of the offer including, but not limited to, (i) the name and address of the proposed transferee(s); (ii) the number of shares and class of capital stock to be transferred; (iii) a description of all the terms of the Transfer (which must include the per share purchase price); (iv) the name of the representative of the Transferring Stockholders and the address of such representative to which notice of election to participate in the offer is to be sent. Each Co-Sale Offeree may elect to participate in the offer described in the Sale Notice at the same price per share and on the same terms by delivering written notice of its election to participate in the offer to the representative of the Transferring Stockholders within 15 days after receipt of the Sale Notice; provided, however, that if the consideration to be received in the proposed Transfer consists of securities, either in whole or in part, only Non-Affiliated Holders that are accredited investors, as defined in Rule 501(a) under the Securities Act, shall have the right to participate in such Transfer. If any eligible Co-Sale Offerees have elected to participate in the offer, each Transferring Stockholder and such Co-Sale Offerees shall be entitled to sell pursuant to the contemplated offer, at the same price and on the same terms, a number of shares of Significant Stockholder Stock equal to the product of (i) the quotient determined by dividing the number of shares of Significant Stockholder Stock, calculated on a fully diluted, as-converted, as-exercised basis, owned by such Significant Stockholder or Non-Affiliated Holder, as the case may be, by the aggregate number of shares of Significant Stockholder Stock, calculated on a fully diluted, as-converted basis, as-exercised basis owned by the Transferring Stockholder and all Co-Sale Offerees participating in such sale and (ii) the number of shares of Significant Stockholder Stock, calculated on a fully diluted, as-converted basis, as-exercised basis to be sold in the contemplated Transfer. Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Co-Sale Offerees in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its shares of Significant Stockholder Stock to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Co-Sale Offerees. In addition to the requirements of Section 6.05(b) of this Agreement, Section 3.02 shall not be waived, discharged, terminated or amended (i) so as to increase the percentage of Offered Shares required to be purchased hereunder in order to trigger the co-sale rights specified herein above 20% or (ii) in any manner that may have a disproportionate adverse effect on the Non-Affiliated Holders in relation to the other holders of Investor Stock, in each case without the written consent of the Non-Affiliated Holders holding at least two-thirds of the outstanding shares of Investor Stock held by all Non-Affiliated Holders on an as-converted basis, and any such waiver, discharge, termination or amendment, whether retroactively or prospectively effective, shall be binding on all of the Investors, Management Holders and Additional Stockholders.”

5.  The following Section 4.08 shall be added to the end of Article 4.
“4.08  Non-Affiliated Director.

(a)  The Non-Affiliated Holders, to the extent that they have not previously designated a nominee prior to the Effective Date (which previously designated nominee shall be designated pursuant to the same requirements set forth in this paragraph (a)), shall have the right to designate one nominee to serve on the board of directors of the Company (the “Non-Affiliated Director”), which nominee must be approved by Non-Affiliated Holders holding at least a majority of the outstanding shares of Investor Stock held by the Non-Affiliated Holders (a “Non-Affiliated Holder Majority”). The Non-Affiliated Holder Majority shall provide written notice of their designated nominee to the board of directors of the Company and to SCANA, such notice specifying the representative of the Non-Affiliated Holder Majority to whom the Company and SCANA should direct their acceptance or rejection of the nominee. Within ten business days of receipt of such written notice from the Non-Affiliated Holder Majority, the board of directors of the Company and SCANA shall each provide written notice to the designated representative of the Non-Affiliated Holder Majority of their acceptance or rejection of the designated nominee. If either the board of directors of the Company or SCANA reasonably rejects such nominee, the Non-Affiliated Holders shall have the right to designate additional nominees until a nominee is accepted by both the board of directors of the Company and SCANA; provided that if the board of directors of the Company or SCANA reasonably rejects the second nominee designated by a Non-Affiliated Holders Majority as provided in this paragraph (a): (1) a Non-Affiliated Holder Majority shall have the right thereafter, at any time prior to acceptance by the board of directors of the Company and SCANA of any subsequent nominee, to engage, at the sole expense of the Company, an internationally recognized director search firm (the “Search Firm”), which firm shall designate three potential nominees; and (2) if a Non-Affiliated Holder Majority approves one of such three designees, the board of directors of the Company and SCANA shall not have the right to reject the nominee so approved. Any nominee of a Non-Affiliated Holder Majority designated to serve as the Non-Affiliated Director shall be “Independent” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to the Company and shall execute a non-disclosure agreement with the Company. The date on which either (x) the board of directors of the Company and SCANA accept a nominee designated by a Non-Affiliated Holder Majority or (y) a Non-Affiliated Holder Majority approves a nominee designated by the Search Firm, as provided herein, shall be referred to as the “Director Designation Date.”

(b)  The board of directors of the Company shall take or cause to be taken all such action within its power and authority as may be required to, effective as of the later of (i) the Effective Date, if the Director Designation Date occurs at least ten business days prior to the Effective Date and (ii) the tenth business day after the Director Designation Date, expand the size of the board of directors of the Company by one and appoint the nominee of the Non-Affiliated Holders designated as provided in paragraph (a) to fill the vacancy created by the expansion of the board of directors of the Company.

(c)  The board of directors of the Company shall nominate the Non-Affiliated Director for re-election, or if not already appointed as provided in paragraph (b), election, to the board of directors to serve for a three-year term commencing at the first annual meeting of stockholders following the later of (1) the Effective Date and (2) the Director Designation Date, and shall recommend such election of the Non-Affiliated Director to the stockholders of the Company.

(d)  Each of the stockholders of the Company party to this Agreement (for so long as such parties own any voting stock of the Company) shall vote all of their shares of voting stock of the Company in favor of election of the Non-Affiliated Director.

(e)  The Non-Affiliated Director may be removed only for cause. Upon the removal for cause, resignation, disability or death of such Non-Affiliated Director, the board of directors of the Company shall be entitled to designate a replacement for such Non-Affiliated Director.

(f)  In addition to the requirements of Section 6.05(c) of this Agreement, this Section 4.08 shall not be amended, waived, discharged or terminated except by written instrument signed by the Company and the Non-Affiliated Holders holding at least 75% of the outstanding shares of Investor Stock, on an as-converted basis, held by all Non-Affiliated Holders, and any such amendment, waiver, discharge or termination, whether retroactively or prospectively effective, shall be binding on all of the Investors, Management Holders and Additional Stockholders.

(g)  Notwithstanding Section 6.10 of this Agreement, this Section 4.08 shall not terminate upon the consummation of a Qualified Public Offering.

6.  The references in the Agreement to Section 4.4.2(f) of the Amended and Certificate of Incorporation of the Company are hereby amended to refer to Section 4.5.2(b). All references in the Agreement to the “Amended and Restated Certificate of Incorporation” are hereby amended to refer to the Amended and Restated Certificate of Incorporation of the Company, as amended as of the Effective Date.

7.  Except as otherwise provided herein, all terms, provisions, covenants, representations, warranties an conditions of the Agreement shall remain unchanged and in full force and effect.

8.  This Amendment shall be governed in all respects by the laws of the State of Georgia as such laws are applied to agreements between Georgia residents entered into and performed entirely in Georgia, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

9.  This Amendment shall become effective on the Effective Date, and from and after the Effective Date, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby. If the Restructuring is not completed by December 31, 2002, this Amendment shall have no force or effect.

10.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

11.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

12.  Schedule A to this Amendment sets forth the names of the holders of Investor Stock and the number of shares held by each as of the date hereof.

[SIGNATURE PAGES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof

KNOLOGY, INC.

By:
Name: Title:

J. H. WHITNEY IV, L.P.

By:	J. H. WHITNEY EQUITY PARTNERS IV, LLC
Its General Partner

By:
Name:
Title:

VENTURE FUND I, LP

By:	VENTURE MANAGEMENT I, GP
Its General Partner

By:
Name:
Title:

AT&T VENTURE FUND II, LP

By:	VENTURE MANAGEMENT LLC
Its General Partner

By:
Name:
Title:

SPECIAL PARTNERS FUND, LP

By:	VENTURE MANAGEMENT III LLC
Its General Partner

By:
Name:
Title:

SPECIAL PARTNERS FUND INTERNATIONAL, LP

By:	VENTURE MANAGEMENT III LLC
Its General Partner

By:
Name:
Title:

SOUTH ATLANTIC PRIVATE EQUITY FUND IV, LIMITED PARTNERSHIP

By:	SOUTH ATLANTIC PRIVATE EQUITY PARTNERS IV, INC.
Its General Partner

By:
Name:
Title:

SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP

By:	SOUTH ATLANTIC PRIVATE EQUITY PARTNERS IV, INC.
Its General Partner

By:
Name:
Title:

THE BURTON PARTNERSHIP, LIMITED PARTNERSHIP

By:
Name:
Title:

THE BURTON PARTNERSHIP (QP), LIMITED PARTNERSHIP

By:
Name:
Title:

PRIME VIII, L.P.

By:	PRIME SKA-1, L.L.C.,
Its General Partner

By:
Name:
Title:

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:
Name:
Title:

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:
Name:
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., Its General Partner

By:
Name:
Title:

BESSEMER VENTURE PARTNERS V L.P.

By:	DEER V & CO. LLC Its General Partner

By:
Name:
Title:

BESSEC VENTURES V L.P.

By:	DEER V & CO. LLC Its General Partner

By:
Name:
Title:

BESSEMER VENTURE INVESTORS II L.P.

By:

By:
Name:
Title:

BIP 2001 L.P.

By:

By:
Name:
Title:

BVE 2001 LLC

By:

By:
Name:
Title:

BVE 2001 (Q) LLC

By:

By:
Name:
Title:

MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC.

By:
Name:
Title:

FIRST UNION INVESTORS, INC.

By:
Name:
Title:

FIRST UNION CAPITAL PARTNERS 2001, L.L.C.

By:
Name:
Title:

MELLON VENTURES II, L.P.

By:	MVMA II, L.P.
Its General Partner

By:	MVMA, Inc.
Its General Partner

By:
Name:
Title:

SCANA COMMUNICATIONS HOLDINGS, INC.

By:
Name: Title:

ITC TELECOM VENTURES, INC.

By:
Name: Title:

KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV

By:	KITTY HAWK PARTNERS, LLC IV, Its General Partner

By:
Name: Title:

PNC VENTURE CORP.

By:
Name:
Title:

WOOD STREET PARTNERS III

By:
Name:
Title:

Anthony J. Palermo, Jr.

Chad S. Wachter

Felix L. Boccucci, Jr.

Robert K. Mills

Rodger L. Johnson

Campbell B. Lanier, III

Schedule A

Holders of Investor Stock

	Series	Number of Shares	As-Converted Shares	As-Converted % of Total
Series A Exchange Holders:

Scana Communications Holdings Inc.	A	451,800	468,562	0.61%
Scana Communications Holdings Inc	A	6,782,471	7,034,101	9.23%
Total Series A		7,234,271	7,502,662	9.85%

Series B Investors:

Anthony J Palermo Jr	B	10,000	14,865	0.02%
AT&T Venture Fund II LP	B	185,684	276,019	0.36%
Bear Stearns Securities Corp Custodian	B	9,000	13,379	0.02%
Benjamin Russell	B	10,527	15,648	0.02%
Benjamin Russell 2000 Trust	B	189,473	281,652	0.37%
Bessec Ventures V L P	B	168,421	250,358	0.33%
Bessemer Venture Partners V L P	B	252,632	375,537	0.49%
Blackstone CCC Capital Partners L.P.	B	5,029,244	7,475,971	9.81%
Blackstone CCC Offshore Capital Partners L.P.	B	907,598	1,349,144	1.77%
Blackstone Family Investment Partnership III L.P.		378,947	563,305	0.74%
Chad S Wachter / SSB IRA Custodian	B	10,500	15,608	0.02%
Felix L Boccucci Jr	B	4,200	6,243	0.01%
First Union Investors Inc.	B	2,105,263	3,129,473	4.11%
Frances D Mills	B	5,000	7,433	0.01%
J H Whitney IV L P	B	8,421,053	12,517,895	16.43%
Marcus R Luke	B	1,600	2,378	0.00%
Mellon Ventures II L P	B	421,053	625,895	0.82%
Michael L Markle	B	10,000	14,865	0.02%
Morgan Stanley Dean Witter Equity	B	526,316	782,369	1.03%
Peggy B Warner	B	64,000	95,136	0.12%
Prime VIII L P	B	421,053	625,895	0.82%
Robert K Mills	B	3,200	4,757	0.01%
Rodger L Johnson	B	10,000	14,865	0.02%
South Atlantic Private Equity Fund IV LP	B	663,158	985,784	1.29%
South Atlantic Private Equity Fund IV (QP) LP		915,789	1,361,320	1.79%
Special Partners Fund International LP	B	182,059	270,631	0.36%
Special Partners Fund LP	B	32,677	48,574	0.06%
The Burton Partnership (QP) Limited	B	157,895	234,711	0.31%
The Burton Partnership Limited	B	52,631	78,236	0.10%
Thomas T Lamberth	B	10,526	15,647	0.02%
Venture Fund I LP	B	20,632	30,669	0.04%
Total Series B		21,180,131	31,484,265	41.31%

Series C Investors:

Alison B. Brown	C	83,333	83,333	0.11%
Anne L. Darby	C	84,000	84,000	0.11%
Ben H. Hall	C	83,334	83,334	0.11%
Benjamin G. Andrews	C	5,000	5,000	0.01%
Benjamin Russell	C	320,000	320,000	0.42%

	Series	Number of Shares	As-Converted Shares	As-Converted % of Total
Bessec Ventures V L.P.	C	355,100	355,100	0.47%
Bessemer Venture Investors II L.P.	C	60,000	60,000	0.08%
Bessemer Venture Partners V L.P	C	314,900	314,900	0.41%
BIP 2001 L.P.	C	120,000	120,000	0.16%
Blackstone CCC Capital Partners LP	C	2,123,459	2,123,459	2.79%
Blackstone CCC Offshore Capital Partners LP	C	383,208	383,208	0.50%
Blackstone Family Investment Partnership	C	160,000	160,000	0.21%
Brian T. Madden	C	3,300	3,300	0.00%
BVE 2001 LLC	C	8,677	8,677	0.01%
BVE 2001(Q) LLC	C	141,323	141,323	0.19%
Cable Constructors, Inc.	C	100,000	100,000	0.13%
Campbell B. Lanier III	C	333,333	333,333	0.44%
Cecil G. Hood	C	10,000	10,000	0.01%
Charles H. Ogburn	C	17,500	17,500	0.02%
Charles S. Gamble	C	17,000	17,000	0.02%
CMD Management	C	83,333	83,333	0.11%
Council Wooten, Jr.	C	33,500	33,500	0.04%
Craig & Kerry Callaway	C	16,670	16,670	0.02%
Creekstand Partners, L.P.	C	33,334	33,334	0.04%
CT Communications Northeast, Inc.	C	166,667	166,667	0.22%
D. Gaines Lanier	C	133,334	133,334	0.17%
David Ennis Sr.	C	83,333	83,333	0.11%
Doster & Carpenter, LLC	C	33,333	33,333	0.04%
Dr. Norman I. Goldman	C	83,333	83,333	0.11%
Edmund C. Glover	C	20,000	20,000	0.03%
F. D. Brock IV	C	10,000	10,000	0.01%
First Union Capital Partners 2001, L.L.C.	C	333,333	333,333	0.44%
Frances Pearson Lewis	C	16,700	16,700	0.02%
Gerald V. Cheney	C	30,000	30,000	0.04%
Gloria H. Darden	C	100,000	100,000	0.13%
H. DuWayne Bridges	C	16,667	16,667	0.02%
Hennon L. King	C	100,000	100,000	0.13%
IRA for the benefit of Donald R. Partin	C	35,000	35,000	0.05%
ITC Telecom Ventures, Inc.	C	8,333,333	8,333,333	10.94%
J Cash	C	34,000	34,000	0.04%
J. Donald Childress	C	166,666	166,666	0.22%
J. H. Whitney IV, L.P.	C	3,333,333	3,333,333	4.37%
J. Smith Lanier & Co., Inc.	C	100,000	100,000	0.13%
J. Smith Lanier II	C	70,000	70,000	0.09%
James E. Butler, Jr.	C	83,333	83,333	0.11%
James H. Black, Jr.	C	3,500	3,500	0.00%
James H. Rogers	C	35,000	35,000	0.05%
James L. O’Quinn	C	100,000	100,000	0.13%
James R. Whatley	C	39,665	39,665	0.05%
Jerome J. Schwartz	C	34,000	34,000	0.04%
Jerry E Cash	C	85,000	85,000	0.11%
John A. Cox	C	33,333	33,333	0.04%
John Dorland	C	33,333	33,333	0.04%
John T. Cash III	C	33,334	33,334	0.04%
John T. Cash, Jr.	C	85,000	85,000	0.11%

	Series	Number of Shares	As-Converted Shares	As-Converted % of Total
Jones Investment Company	C	83,500	83,500	0.11%
Kitty Hawk Capital Limited Partnership, IV	C	1,000,000	1,000,000	1.31%
Laura Lewis Squires	C	33,333	33,333	0.04%
Lynn H. Lester	C	83,333	83,333	0.11%
M Davis	C	34,000	34,000	0.04%
Mac Langley	C	34,000	34,000	0.04%
Mark E. Dodds	C	2,000	2,000	0.00%
Mark Froelich	C	333,333	333,333	0.44%
Marvin H. Edelson	C	83,333	83,333	0.11%
Mellon Ventures II	C	666,667	666,667	0.87%
Michael Blackwell	C	33,350	33,350	0.04%
Michael P. Lowe	C	12,330	12,330	0.02%
Morgan Stanley	C	271,320	271,320	0.36%
Nicholas Jebbia	C	10,000	10,000	0.01%
Peggy W. Graham	C	34,000	34,000	0.04%
PNC Venture Corp	C	2,765,333	2,765,333	3.63%
Quantum Capital Partners, Inc.	C	666,667	666,667	0.87%
R & T Martin	C	27,000	27,000	0.04%
R Martin	C	20,000	20,000	0.03%
R. Davis Denney	C	17,500	17,500	0.02%
R.M. Greene, Inc.	C	33,333	33,333	0.04%
Raymond L. Moody, Jr.	C	10,000	10,000	0.01%
Richard H. Bickerstaff, Jr.	C	66,667	66,667	0.09%
Richard H. Bickerstaff, Sr.	C	33,334	33,334	0.04%
Richard H. Ledyard	C	73,062	73,062	0.10%
Robert H. Gould	C	2,000	2,000	0.00%
Robert J. Keen Jr.	C	3,334	3,334	0.00%
Robert W. Hewitt	C	34,000	34,000	0.04%
Rodney D. Dir and Lisa D. Dir	C	10,000	10,000	0.01%
Ronald Goldstein	C	83,333	83,333	0.11%
SCANA Communications Holdings, Inc.	C	8,333,333	8,333,333	10.94%
Scott Bridge Company, Inc.	C	83,333	83,333	0.11%
Sidney G. Cash	C	34,000	34,000	0.04%
South Atlantic Private Equity Fund (QP) IV, LP	C	386,667	386,667	0.51%
South Atlantic Private Equity Fund IV, LP	C	280,000	280,000	0.37%
Stuart J Toporoff MD	C	83,333	83,333	0.11%
Susan M. Hawkins	C	83,333	83,333	0.11%
Susie Satterfield	C	3,333	3,333	0.00%
T Martin	C	20,000	20,000	0.03%
T. J. Beall, III	C	8,334	8,334	0.01%
Tarpon Investments, LLC	C	666,667	666,667	0.87%
Tchouticabouffa Capital, LLC (Travis Y. Green)	C	40,000	40,000	0.05%
The Burton Partnership (QP), Limited Partnership	C	533,334	533,334	0.70%
The Burton Partnership, Limited Partnership	C	133,333	133,333	0.17%
Thomas A. Darden	C	10,000	10,000	0.01%
Thomas Julian Beall, Jr.	C	83,334	83,334	0.11%
Thomas T. Lamberth	C	13,333	13,333	0.02%
Troup EMC	C	333,333	333,333	0.44%
W. B. Whatley III	C	33,333	33,333	0.04%
W. David Denney	C	17,500	17,500	0.02%
W. Terry McBrayer	C	8,333	8,333	0.01%

	Series	Number of Shares	As-Converted Shares	As-Converted % of Total
Walter R. Bickerstaff	C	33,334	33,334	0.04%
Walter R. Pettiss	C	10,000	10,000	0.01%
William Lucas Simmons	C	30,000	30,000	0.04%
Wood Street Partners III	C	568,000	568,000	0.75%
Woodell Family Partnership Ltd	C	83,333	83,333	0.11%
Zettler Investments	C	83,500	83,500	0.11%
Total Series C		37,219,562	37,219,562	48.84%
Total Investor Stock		65,633,964	76,206,490	100.00%

EXHIBIT D

STOCKHOLDER JOINDER AGREEMENT

THIS STOCKHOLDER JOINDER AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (as defined below) by and among the Knology, Inc., a Delaware corporation (the “Company”) and the investors (the “New Stockholders” and each a “New Stockholder”) in (1) the Series D Preferred Stock, par value $.01 per share, of the Company (“Series D Preferred”) and (2) the Series E Preferred Stock, par value $.01 per share, of the Company (“Series E Preferred” and collectively with the Series D Preferred Stock, the “New Preferred Stock”).

PREMISES

The New Stockholders are receiving Series D Preferred Stock and Series E Preferred Stock pursuant to either (i) the consensual exchange of the 11 7/8% Senior Discount Notes due 2007 (the “Old Notes”) of Knology Broadband, Inc. (“Broadband”) for 12% Senior Notes due 2009 (the “New Notes”) of the Company and New Preferred Stock (the “Exchange Offer”) or (ii) the exchange of the Old Notes for New Notes and New Preferred Stock pursuant to confirmation and effectiveness of a prepackaged plan of reorganization in bankruptcy (the “Prepackaged Plan”), in each case as described in greater detail in the Offering Circular and Solicitation Statement, dated July 25, 2002 (including any amendments or supplements thereto, the “Offering Circular”). The date of the completion of the Exchange Offer or the effectiveness of the Prepackaged Plan is referred to herein as the “Closing Date.”

Pursuant to the Exchange Offer or the Prepackaged Plan, the New Stockholders have become stockholders of the Company and as such desire to derive the benefits and burdens associated with being stockholders of the Company.

The Company is party to a Stockholders Agreement, dated as of February 7, 2000, as amended as of January 12, 2001, and as amended as of the date hereof (as the same may hereafter be amended from time to time, the “Stockholders Agreement”), with certain of the Company’s existing stockholders (“Existing Stockholders”) governing certain rights and obligations of the Existing Stockholders as stockholders of the Company. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the New Stockholders hereby agree as follows:

1.  From and after the issuance of the shares of the Series D Preferred and Series E Preferred pursuant to (i) the Exchange Offer, by virtue of each New Stockholder’s execution of the Letter of Transmittal delivered with the Offering Circular, unless such New Stockholder has indicated in the Letter of Transmittal that such New Stockholder declines to become party to the Stockholders Agreement, or (ii) the Prepackaged Plan, by virtue of each New Stockholder’s execution of a letter of transmittal delivered by the disbursing agent pursuant to the Prepackaged Plan, unless such New Stockholder has indicated in such letter of transmittal that such New Stockholder declines to become party to the Stockholders Agreement, (x) such New Stockholder shall, without any further action on the part of the Company or any of the Existing Stockholders or any other New Stockholders, become party to the Stockholders Agreement subject to and bound by, and entitled to the benefits of, all the terms and conditions of the Stockholders Agreement applicable to an Investor, (y) the shares of Series D Preferred or Series E Preferred received by such New Stockholder pursuant to Exchange Offer of the Prepackaged Plan shall be “Investor Stock” for all purposes under the Stockholders Agreement, and (z) such New Stockholder shall be an “Other Investor” for all purposes under the Stockholders Agreement.

2.  A legend in substantially the form required by Section 6.02 of the Stockholders Agreement shall appear on each certificate representing shares of Series D Preferred and Series E Preferred issued to the New Stockholders pursuant to the Exchange Offer or the Prepackaged Plan.

3.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

D-1

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed by its duly authorized representative as an agreement under seal as of the date first above written.

KNOLOGY, INC.

By:
Name: Title:

D-2

EXHIBIT E

SUPPLEMENTAL INDENTURE

dated as of             , 2002

to that certain Indenture

dated as of October 22, 1997

by and between

KNOLOGY BROADBAND, INC.

(f/k/a Knology Holdings, Inc.),
as Issuer

and

THE BANK OF NEW YORK,
as Successor Trustee

(This Page Intentionally Left Blank)

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of          , 2002, to that certain Indenture dated as of October 22, 1997 (the “Indenture”) by and between KNOLOGY BROADBAND, INC. (f/k/a Knology Holdings, Inc.), a Delaware corporation (the “Company”) and THE BANK OF NEW YORK, as successor trustee (the “Trustee”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, the Company duly authorized the creation of an issue of 11 7/8% Senior Discount Notes due 2007 (the “Notes”);

WHEREAS, all necessary actions were taken so that the Notes, when executed by the Company and authenticated and delivered under the Indenture and duly issued by the Company, were the valid obligations of the Company and that the Indenture was a valid agreement of the Company in accordance with the terms of the Indenture;

WHEREAS, in connection with an exchange offer for the Notes (the “Exchange Offer”) the Company has solicited consents (the “Consents”) from holders of the Notes (the “Holders”) to certain proposed amendments to the Indenture (the “Consent Solicitation”);

WHEREAS, the Holders of at least a majority in aggregate of the principal amount of the outstanding Notes, calculated in accordance with Section 9.02 and Section 2.10 of the Indenture (the “Outstanding Notes”), have delivered Consents in the Consent Solicitation;

WHEREAS, this Supplemental Indenture incorporates the amendments to which such Holders have consented; and

WHEREAS, all acts and things necessary have been done to make this Supplemental Indenture a valid agreement and supplemental to the Indenture in accordance with its terms.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

SECTION 1.1.    Certain Terms Defined in the Indenture.    All capitalized terms used herein, but not defined herein, shall have the meanings ascribed thereto in the Indenture.

SECTION 1.2.    Deletion of Certain Sections.    Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.18 and 4.19 of the Indenture are hereby deleted in their entirety.

SECTION 1.3.    Amendment to Section 4.12.    Section 4.12 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 4.12.    Existence.    Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.”

SECTION 1.4.    Amendments to Section 5.01.    Section 5.01 of the Indenture shall be amended and restated in its entirety as follows:

“SECTION 5.01.    When Company May Merge, Etc.    The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.”

SECTION 1.5.    Amendments to Section 6.01 and 6.02.    Section 6.01 and Section 6.02 of the Indenture are amended to read in their entirety as follows:

“SECTION 6.01    Events of Default.    An “Event of Default” shall occur with respect to the Notes if:

(a)  the Company defaults in the payment of the principal of (or premium if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)  the Company defaults in the payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 days;

(c)  the Company defaults in the performance of or breaches Section 5.01;

(d)  the Company defaults in the performance of or breaches any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b), or (c) above), which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(e)  a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(f)  the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.”

SECTION 6.02.    Acceleration.    In an Event of Default (other than an Event of Default specified in clause (e) or (f) above that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clause (e) and (f) above occurs with respect to the Company, the Accreted Value of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences, if (i) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.”

SECTION 1.6.    Amendments to Section 8.01 and 8.02.    Section 8.01 and 8.02 of the Indenture are amended to read in their entirety as follows:

“SECTION 8.1    Termination of Company’s Obligations.    Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

(i)  all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation or the Company has paid all sums payable by it hereunder; or

(ii)  (A) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accounts expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (B) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (C) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

With respect to the foregoing clause (i), the Company’s obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company’s in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION    8.02.    Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (a) of this Section 8.02, and the provisions of this Indenture shall no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company’s obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

(A)  with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accounts expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

(B)  such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(C)  immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

(D)  if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

(E)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.”

SECTION 1.7.    Deletion of Definitions.    Section 1.01 of the Indenture is hereby amended by deleting the definitions of the following terms in their entirety: Acquired Assets”, “Acquired Indebtedness”, “Adjusted Consolidated Net Income”, “Asset Acquisition”, “Asset Disposition”, “Asset Sale”, “Capital Stock”, “Capitalized Lease”, “Capitalized Loan Obligation”, “Change of Control”, “Consolidated EBITDA, “Consolidated Interest Expense”, “Consolidated Leverage Ratio”, “Consolidated Net Worth”, “Credit Agreement”, “Credit Facilities”, “Currency Agreement”, “Existing Stockholders”, “fair market value”, “Guarantee”, “Income”, “Indebtedness”, “Investment”, “ITC Holding”, “Liens”, “Net Cash Proceeds”, “Permitted Investment”, “Permitted Liens”, “Preferred Shares”, “Redeemable Stock”, “Strategic Subordinate Indebtedness”, “Telecommunications Business”, “Trade Payables”, “Transaction Date”, “Unrestricted Subsidiary”, “Voting Stock” and “Wholly Owned”.

SECTION 2.    Waiver.    Upon the effectiveness of this Supplemental Indenture, the Trustee hereby waives (a) compliance by the Company of any term, covenant, Default, Event of Default, provision or condition of the Indenture (i) that would conflict with, be violated by or occur by reason of the completion of the Exchange Offer and the related transactions or (ii) that would be deleted or that would be amended by this Supplemental Indenture to be less restrictive upon the effectiveness of this Supplemental Indenture, and (b) any failure to comply with the covenants contained in the Indenture prior to completion of the Exchange Offer.

SECTION 3.    Conditions of Effectiveness.    This Supplemental Indenture shall become effective when, and only when, all of the following conditions shall have been satisfied:

(a)  the Trustee shall have received the written consent of the Holders of a majority in principal amount of the Outstanding Notes to the execution of this Supplemental Indenture (the “Requisite Consents”); and

(b)  duly executed counterparts hereof shall have been signed by the Company and the Trustee.

The receipt by the Trustee of the Requisite Consents shall not obligate the Company to execute this Supplemental Indenture.

SECTION 4.    Governing Law.    This Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 5.    Counterparts.    This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6.    Severabilily.    In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.    Ratification.    Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee. Any reference to the Indenture in any document or instrument executed by the Company after the date hereof shall be deemed a reference to the Indenture as modified by this Supplemental Indenture.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

KNOLOGY BROADBAND, INC. (f/k/a Knology Holdings, Inc.)

By:

Title:

The Bank of New York, as successor trustee

By:

Title:

EXHIBIT F

[IMPORTANT: THIS PLAN HAS NOT BEEN FILED IN A BANKRUPTCY CASE  AS OF THE DATE OF THE DISTRIBUTION OF THIS DOCUMENT]

United States Bankruptcy Court

In re KNOLOGY BROADBAND, INC. (formerly Knology Holdings, Inc.), a Delaware corporation, Debtor. Employer Tax I.D. No. 58-2203141	}	CASE NO. CHAPTER 11 JOINT PLAN OF REORGANIZATION
, 2002

RONALD E. BARAB
BARBARA ELLIS-MONRO
SMITH, GAMBRELL & RUSSELL, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 815-3500

Attorneys for
Knology Broadband, Inc.,
Debtor and Debtor in Possession

CHRISTOPHER STRICKLAND
ALSTON & BIRD, LLP
One Atlantic Center
1201 W. Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 881-7000

Attorneys for Knology, Inc.

(This Page Intentionally Left Blank)

TABLE OF CONTENTS ARTICLE I Definitions and Interpretation		F-5
1.1	DEFINITIONS	F-5
1.2	INTERPRETATION AND RULES OF CONSTRUCTION	F-13
1.3	OTHER TERMS	F-14
1.4	HEADINGS	F-14
1.5	INCORPORATION OF EXHIBITS	F-14

ARTICLE II Classification of Claims and Interests		F-14
2.1	CLAIMS AND EQUITY INTERESTS CLASSIFIED	F-14
2.2	ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS	F-14
2.3	CLAIMS AGAINST AND EQUITY INTERESTS IN BROADBAND	F-14

ARTICLE III Identification of Impaired Classes of Claims and Equity Interests		F-15
3.1	UNIMPAIRED CLASSES OF CLAIMS	F-15
3.2	IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS	F-15
3.3	IMPAIRMENT CONTROVERSIES	F-15

ARTICLE IV Treatment of Administrative and Priority Tax Claims		F-15
4.1	PAYMENT OF ADMINISTRATIVE CLAIMS	F-15
4.2	PAYMENT OF PRIORITY TAX CLAIMS	F-15

ARTICLE V Treatment of Claims and Interests		F-16
5.1	CLAIMS AGAINST AND EQUITY INTERESTS IN BROADBAND	F-16
5.2	SATISFACTION OF CLAIMS AND INTERESTS	F-17

ARTICLE VI Means for Execution of the Plan		F-17
6.1	GENERAL IMPLEMENTATION MATTERS	F-17
6.2	REORGANIZED BROADBAND AND KNOLOGY	F-18
6.3	CORPORATE ACTION	F-19
6.4	DISTRIBUTIONS	F-19
6.5	VESTING OF PROPERTY OF BROADBAND	F-22
6.6	MAINTENANCE AND WAIVER OF CAUSES OF ACTION	F-22
6.7	SECURITIES LAW MATTERS	F-23

ARTICLE VII Acceptance or Rejection of the Plan		F-23
7.1	CLASSES ENTITLED TO VOTE	F-23
7.2	CLASS ACCEPTANCE REQUIREMENT	F-23

ARTICLE VIII Procedure for Resolving Disputed Claims		F-23
8.1	UNIMPAIRED CLAIMS GENERALLY	F-23
8.2	REJECTION CLAIMS	F-24
8.3	IMPAIRED CLAIMS	F-24
8.4	AUTHORITY TO OPPOSE CLAIMS	F-24
8.5	TREATMENT OF DISPUTED CLAIMS	F-24

ARTICLE IX Executory Contracts and Unexpired Leases		F-24
9.1	GENERAL TREATMENT	F-24
9.2	FINANCIAL ADVISOR ENGAGEMENTS	F-25
9.3	BAR TO REJECTION DAMAGES	F-25
9.4	CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES	F-25

ARTICLE X		F-25

Conditions Precedent to Confirmation and Effective Date		F-25
10.1	CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN	F-25
10.2	CONDITIONS TO EFFECTIVE DATE	F-26
10.3	WAIVER OF CONDITIONS	F-27

ARTICLE XI		F-27

Effects of Confirmation and Effectiveness of the Plan		F-27
11.1	DISCHARGE OF CLAIMS	F-27
11.2	DISCHARGE OF BROADBAND	F-28
11.3	INJUNCTION	F-28
11.4	SURVIVAL OF INDEMNIFICATION CLAIMS AND OBLIGATIONS	F-28
11.5	EXCULPATIONS AND LIMITATION OF LIABILITY.	F-28
11.6	RELEASES BY RECIPIENTS OF NEW NOTES AND NEW EQUITY SECURITIES	F-28
11.7	INDENTURE TRUSTEE	F-28

ARTICLE XII Retention of Jurisdiction		F-29
12.1	SCOPE OF JURISDICTION	F-29
12.2	FAILURE OF THE BANKRUPTCY COURT TO EXERCISE JURISDICTION	F-29

ARTICLE XIII Miscellaneous Provisions		F-29
13.1	COMPLIANCE WITH TAX REQUIREMENTS	F-29
13.2	COMPLIANCE WITH ALL APPLICABLE LAWS	F-30
13.3	DISCHARGE OF OLD INDENTURE TRUSTEE	F-30
13.4	PAYMENT OF STATUTORY FEES	F-30
13.5	POST-CONFIRMATION DATE FEES AND EXPENSES OF PROFESSIONAL PERSONS	F-30
13.6	BINDING EFFECT	F-30
13.7	GOVERNING LAW	F-30
13.8	FILING OF ADDITIONAL DOCUMENTS	F-31
13.9	AMENDMENTS AND MODIFICATIONS	F-31
13.10	REVOCATION	F-31
13.11	SEVERABILITY	F-31
13.12	NOTICES	F-31
13.13	DE MINIMIS DISTRIBUTIONS	F-32

[IMPORTANT: THIS PLAN HAS NOT BEEN FILED IN A BANKRUPTCY CASE
AS OF THE DATE OF THE DISTRIBUTION OF THIS DOCUMENT]

United States Bankruptcy Court

In re KNOLOGY BROADBAND, INC. (formerly Knology Holdings, Inc.), a Delaware corporation, Debtor. Employer Tax I.D. No. 58-2203141	}	CASE NO. CHAPTER 11 JOINT PLAN OF REORGANIZATION

Knology Broadband, Inc., as debtor and debtor in possession, and Knology, Inc. propose the joint plan of reorganization set forth below (the “Plan”) pursuant to Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS.    All capitalized terms used in the Plan (excluding the Plan Documents, unless expressly incorporated therein by reference) and not otherwise defined shall have the respective meanings set forth below.

1.1.1 “Administrative Claim” shall mean a Claim or portion of a Claim which is a cost or expense of administration of the Estate allowed under Sections 503(b) or 507(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the Estate and operating Broadband’s business, (b) the fees and expenses of Professional Persons in such amounts as are allowed by Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code, (c) to the extent applications for allowance thereof as Administrative Claims are made pursuant to Sections 503(b)(1), (3), (4) or (5) of the Bankruptcy Code, including any Claim arising from the use of cash collateral, in such amounts as are determined and allowed by Final Order of the Bankruptcy Court, (d) any fees or charges assessed against the Estate under Section 1930 of Title 28 of the United States Code, and (e) the outstanding principal amount, interest thereon and other fees and charges, if any, owing on account of any loans made to or other credit accommodations extended to Broadband on or after the Petition Date.

1.1.2 “Affiliate” shall mean any Entity within the meaning of Section 101(2) of the Bankruptcy Code.

1.1.3  “Allowed,” “Allowed Claim” or “Allowed Interest” shall mean and include, with reference to a Claim or Interest, (a) any Claim against or Interest in Broadband, proof of which is filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) or fixed pursuant to Section 9.3 of the Plan and which is not a Disputed Claim or Disputed Interest, (b) if no proof of the Claim or Interest is so filed, any Claim against or Interest in Broadband which has been listed by Broadband in its Chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, (c) any Claim or Interest allowed by a Final Order or which shall have been resolved by written agreement between the Holder of the Claim or Interest and Broadband or Reorganized Broadband, as the case may be, or (d) any Unimpaired Claim other than a Rejection Claim which Unimpaired Claim is not a Disputed Claim, whether or not proof of the Claim has been filed and whether or not the Claim has been listed by Broadband in its Chapter 11 schedules, as such schedules may be amended from time to time. An Allowed Claim or Allowed Interest does not include any Claim or Interest or portion thereof which is a Disallowed Claim or Disallowed Interest or which is subsequently withdrawn, disallowed, released or waived by the Holder thereof or pursuant to a Final Order.

1.1.4  “Amended and Restated Wachovia Guaranty” shall mean an unconditional guaranty of payment and performance having the terms and conditions set forth in the Wachovia Term Sheet and having such other terms and conditions consistent therewith as are acceptable to Wachovia and Broadband, to be executed and delivered to Wachovia by Reorganized Broadband, pursuant to which Reorganized Broadband will amend and restate the unconditional guaranty of the full payment and performance at maturity of the indebtedness of the Subsidiaries under that certain Credit Agreement dated as of December 22, 1998, as amended and restated, due four years from the Effective Date, in the aggregate principal amount of $15,464,750.

1.1.5  “Amended and Restated Wachovia Security Documents” shall mean those security agreements, mortgages and other documents of every kind and nature having the terms and conditions set forth in the Wachovia Term Sheet and having such other terms and conditions consistent therewith as are acceptable to Wachovia and Broadband, pursuant to which Reorganized Broadband is to amend and restate its grant to Wachovia of Liens and other Encumbrances on substantially all of Reorganized Broadband’s assets as security for the Amended and Restated Wachovia Guaranty.

1.1.6  “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended, codified at Title 11 of the United States Code, as the same may from time to time be in effect and as applicable to the Case.

1.1.7  “Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of         or, to the extent of any transfer of the Case or any proceedings arising therein or relating thereto and commenced in said bankruptcy court to another district pursuant to 28 U.S.C. § 1412, the United States Bankruptcy Court for said other district, or, to the extent of any withdrawal of the reference of the Case or any proceedings arising therein or relating thereto and commenced in said bankruptcy court made pursuant to 28 U.S.C. § 157, the United States District Court for the district of which said bankruptcy court constitutes a unit.

1.1.8  “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court pursuant to 28 U.S.C. § 2075, to the extent not inconsistent, the local rules of the Bankruptcy Court, as amended from time to time.

1.1.9  “Broadband” shall mean Knology Broadband, Inc., a Delaware corporation, prior to the Petition Date and as debtor and debtor in possession in the Case.

1.1.10  “Broadband Bylaws” shall mean the bylaws of Broadband in force on the day immediately preceding the Petition Date.

1.1.11  “Broadband Restated Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of Broadband to be adopted by Broadband in accordance with applicable law on the Effective Date pursuant to the provisions of Section 6.3.1 of the Plan.

1.1.12  “Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in the City of New York, State of New York, are required or authorized to close.

1.1.13  “CSFB” shall mean Credit Suisse First Boston Corporation, the financial advisor to Knology.

1.1.14  “Case” shall mean any case commenced by or against Broadband under the Bankruptcy Code in which the Proponents are or become the proponents of the Plan.

1.1.15  “Cash” shall mean legal tender of the United States of America or cash equivalents, including cash balances of depository accounts and cash on hand.

1.1.16  “Claim” shall mean (a) any right to payment from Broadband or its property, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from Broadband, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

1.1.17  “Class” shall mean a category or group of Holders designated as a class or subclass in Article II pursuant to Section 1123(a)(1) of the Bankruptcy Code.

1.1.18  “CoBank” shall mean CoBank, ACB.

1.1.19  “Committee” shall mean the unofficial committee of Holders of Old Notes, which shall have been organized prior to the Petition Date.

1.1.20  “Committee Claim” shall mean a contractual Claim held by a Committee or any of its members, attorneys or financial advisors arising from an agreement between Broadband and/or Knology and the Committee or such attorneys or financial advisors pursuant to which Broadband and/or Knology shall have agreed to pay certain fees and expenses incurred in connection with the Case and the negotiation, documentation, implementation and consummation of the transactions contemplated by the Plan, regardless of whether such fees and expenses are incurred prior or subsequent to the Petition Date.

1.1.21  “Common Stock” shall mean the 100 shares of $0.01 par value per share common stock of Broadband issued and outstanding as of the Petition Date.

1.1.22  “Confirmation” shall mean entry of the Confirmation Order.

1.1.23  “Confirmation Date” shall mean the date upon which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court, within the meaning of Bankruptcy Rules 5003 and 9021.

1.1.24  “Confirmation Hearing” shall mean the hearing held by the Bankruptcy Court on the confirmation of the Plan pursuant to Section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

1.1.25  “Confirmation Order” shall mean the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

1.1.26  “Contingent Claim” shall mean a Claim that is contingent or unliquidated.

1.1.27  “Creditor” shall mean any Entity that holds a Claim against Broadband (a) that arose at the time of or before the order for relief concerning Broadband entered in the Case or (b) of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

1.1.28  “Disallowed Claim” or “Disallowed Interest” shall mean an alleged Claim against or Interest in Broadband, or any portion thereof, that has been disallowed by a Final Order or has been disallowed by written agreement of the Holder thereof.

1.1.29  “Disbursing Agent” shall mean any Entity designated by Broadband and approved by the Bankruptcy Court or designated in the Plan to make distributions required under the Plan, which may include Broadband, Reorganized Broadband, the Old Indenture Trustee or any financial institution of recognized standing.

1.1.30  “Disbursing Agreement” shall mean, with respect to any Disbursing Agent (other than Reorganized Broadband and other than an Old Indenture Trustee designated as a Disbursing Agent pursuant to Section 6.4.2 of the Plan), the agreement referenced in Article VI of the Plan, which shall be entered into between Broadband and such Disbursing Agent and shall govern the rights and obligations of such Disbursing Agent. Each Disbursing Agreement, if any, will be filed as a Plan Document and be subject to the approval of the Bankruptcy Court.

1.1.31  “Disputed Claim” or “Disputed Interest” shall mean a Claim against or Interest in Broadband that is not an Allowed Claim or an Allowed Interest and (a) to the extent that proof of the Claim or Interest has been filed or deemed filed under applicable law, as to which an objection has been filed with the Bankruptcy Court and which objection has not been withdrawn or denied by Final Order, (b) which has been listed on Broadband’s Chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as contingent, unliquidated or disputed, or (c) as to any Unimpaired Claim other than a Rejection Claim, which Broadband or Reorganized Broadband, as the case may be, shall have objected to, disputed, defended against or otherwise opposed pursuant to the provisions of Article VIII of the Plan.

1.1.32  “Distribution Date” shall mean, (a) for any Impaired Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, the Effective Date or as soon thereafter as reasonably practicable, (b) for any Unimpaired Claim, Administrative Claim or Priority Tax Claim that is due on or before the Effective Date and that is an Allowed Claim on the Effective Date, the Effective Date or as soon thereafter as reasonably practicable, (c) for any Unimpaired Claim, Administrative Claim or Priority Tax Claim that is due after the Effective Date and that is an Allowed Claim on the date on which such Claim is due, on the date such Claim is due, and (d) for any Claim or Interest that is a Disputed Claim or Disputed Interest on the Effective Date, the later of thirty (30) days after the date upon which such Claim or Interest becomes an Allowed Claim or Allowed Interest or the date such Claim or Interest is due.

1.1.33  “Distribution Record Date” shall mean the close of business in the City of New York, State of New York, on the date one (1) Business Day before the Effective Date.

1.1.34  “Effective Date” shall mean the date on which each of the conditions precedent set forth in Section 10.2 have been either satisfied or, in accordance with Section 10.3, waived.

1.1.35  “Encumbrance” shall mean any Lien, imperfection of title, option, or restriction of any kind any affecting any property.

1.1.36  “Entity” shall mean a person, a corporation, a partnership, an association, a joint stock company, a joint venture, a limited liability company, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

1.1.37  “Equity Commitment” shall mean an agreement by and between Knology and Broadband pursuant to which Knology shall commit to make equity investments in Broadband (including an equity investment effected by Knology’s cancellation of an Allowed Administrative Claim owing to Knology on the Effective Date on account of loans made to or other credit accommodations extended to Broadband on or after the Petition Date), not to exceed the aggregate amount of the greater of $7,500,000 or the unpaid balance (not to exceed $10,000,000) of the Allowed Administrative Claim, if any, owing to Knology on the Effective Date on account of loans made to or other credit accommodations extended to Broadband on or after the Petition Date, at the request of Broadband from time to time on or before the first anniversary of the Effective Date, subject only to the condition that no default shall have occurred and be continuing under the Existing Wachovia Facility, as restructured in accordance with Section 10.1.4, as a result of which default the maturity of the indebtedness owing thereunder shall have been accelerated in accordance with the terms thereof.

1.1.38  “Estate” shall mean the estate of Broadband created by Section 541 of the Bankruptcy Code upon the commencement of the Case.

1.1.39  “Existing CoBank Facility” shall mean the $40,000,000 credit facility provided by CoBank, as lender, to Globe Communications, Inc., Interstate Telephone Company and Valley, as borrowers.

1.1.40  “Existing CoBank Financing Agreements” shall mean, collectively, the Master Loan Agreement and First Supplement to Master Loan Agreement, each, dated as of June 29, 2001, by and among CoBank, as lender, and Globe Communications, Inc., Interstate Telephone Company and Valley, as borrowers, and other documents pursuant to which CoBank established the CoBank Facility.

1.1.41  “Existing Wachovia Facility” shall mean the $22,750,000 senior secured credit facility provided pursuant to the Wachovia Financing Agreements by Wachovia, as lender, to the Subsidiaries of Broadband, as borrowers, under which the principal sum of $15,464,750 is outstanding and unpaid and under which no further sums may be borrowed.

1.1.42  “Existing Wachovia Financing Agreements” shall mean, collectively, the Credit Agreement, dated as of December 22, 1998, by and between Wachovia, as lender, the Subsidiaries of Broadband, as borrower, and Broadband, as guarantor, the Wachovia Guaranty, the Wachovia Security Documents and other documents pursuant to which Wachovia established the Wachovia Facility.

1.1.43  “Existing Wachovia Guaranty” shall mean the unconditional guaranty of payment and performance, dated as of December 22, 1998, executed and delivered by Broadband to Wachovia, pursuant to which Broadband guarantied the payment and performance by the Subsidiaries of Broadband of the indebtedness arising under the Wachovia Financing Agreements.

1.1.44  “Existing Wachovia Security Documents” shall mean those security agreements, mortgages and other documents of every kind and nature evidencing a Lien or other Encumbrance granted by Broadband in favor of Wachovia relating to the Wachovia Guaranty Claim.
1.1.45  “Final Order” shall mean an order of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no timely appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if a timely appeal, writ of certiorari, reargument or rehearing thereof has been sought, which shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the court, if not the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.1.46  “Fractional New Note” shall mean that portion of the principal amount of a New Note that (a) exceeds zero dollars or an integral multiple of $1,000, but is less than $1,000.00, and (b) would be distributed to the Holder of record of an Allowed Old Note Claim absent the limitation set forth in Section 6.4.6(a) on the denominations of New Notes to be issued pursuant to the Plan.

1.1.47  “General Unsecured Claim” shall mean any Unsecured Claim (including any Trade Claim, Rejection Claim and Indenture Trustee Claim) that is not a Priority Claim, a Priority Tax Claim or an Administrative Claim.

1.1.48  “Holder” shall mean an Entity holding a Claim or Interest.

1.1.49 “Houlihan Lokey” shall mean Houlihan Lokey Howard & Zukin Capital, the financial advisor to the Committee.

1.1.50  “Impaired Claim” shall mean a Claim identified in Section 3.2 of the Plan as impaired under the Plan.

1.1.51  “Indenture Trustee Charging Lien” shall mean any Lien or other priority payment available to the Old Indenture Trustee pursuant to an Old Indenture against distributions made to Holders of Allowed Old Note Claims for payment of any fees, costs or disbursements incurred by such Old Indenture Trustee, to the extent not otherwise paid pursuant to the applicable terms of the Plan.

1.1.52  “Indenture Trustee Claim” shall mean a contractual Claim held by the Old Indenture Trustee for compensation, reimbursement of costs or disbursements (including without limitation the costs and expenses of its attorneys, accountants and financial advisors), or indemnity arising from the Old Indenture to which such Old Indenture Trustee is a party, regardless of whether such fees and expenses are incurred prior or subsequent to the Petition Date.

1.1.53  “Intercompany Financing Agreements” shall mean, collectively, the Subordinated Intercompany Credit Agreement Promissory Note, dated January 1, 2002, by and between Knology, as lender, and Broadband, as borrower, the Promissory Note, dated October 1, 2000, between Knology, as lender, and Broadband, as borrower, the Intercompany Notes, the Intercompany Security Documents and other documents pursuant to which Knology established the Intercompany Secured Facility or the Intercompany Unsecured Facility.

1.1.54  “Intercompany Claims” shall mean the Claims arising from the indebtedness evidenced by the Intercompany Notes.

1.1.55  “Intercompany Notes” shall mean, collectively, the Intercompany Secured Note and the Intercompany Unsecured Note.

1.1.56  “Intercompany Secured Facility” shall mean the $34,500,000 secured credit facility provided by Knology, as lender, to Broadband, as borrower, under which the principal sum of $13,024,128 is outstanding and unpaid.

1.1.57  “Intercompany Secured Note” shall mean the promissory note made by Broadband to the order of Knology to evidence loans made by Knology to Broadband pursuant to the Intercompany Secured Facility.

1.1.58  “Intercompany Security Documents” shall mean those security agreements, mortgages and other documents of every kind and nature evidencing a Lien or other Encumbrance granted by Broadband in favor of Knology relating to the Intercompany Claim arising from the indebtedness evidenced by the Intercompany Secured Note.

1.1.59  “Intercompany Unsecured Facility” shall mean the $10,000,000 unsecured credit facility provided by Knology, as lender, to Broadband, as borrower.

1.1.60  “Intercompany Unsecured Note” shall mean the promissory note made by Broadband to the order of Knology to evidence loans made by Knology to Broadband pursuant to the Intercompany Unsecured Facility.

1.1.61  “Interest” shall mean an equity security in Broadband within the meaning of Section 101(16) of the Bankruptcy Code.

1.1.62  “Knology” shall mean Knology, Inc., a Delaware corporation, and the owner of 100% of the shares of the issued and outstanding common stock of Valley.

1.1.63  “Knology Common Stock” shall mean the 200,000,000 shares of $0.01 par value per share (voting) common stock of Knology authorized as of the Petition Date and to be authorized pursuant to the Knology Restated Certificate of Incorporation.

1.1.64  “Knology Restated Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of Knology, in the form Exhibit G to the Offering Circular, to be adopted by Knology in accordance with applicable law on the Effective Date pursuant to the provisions of the Plan.

1.1.65  “Knology Stockholders Agreement” shall mean the Stockholders Agreement by and among Knology and certain stockholders of Knology, dated February 7, 2000, as amended from time to time.

1.1.66  “Lien” shall mean any conveyance in trust, assignment or pledge of, mortgage or lien on, security interest in, or charge or encumbrance of any kind against, any property.

1.1.67  “Limited Broadband/CoBank Guaranty” shall mean an unsecured unconditional guaranty of payment and performance to be executed by Reorganized Broadband and distributed pursuant to the provisions of the Plan for delivery to CoBank pursuant to which Reorganized Broadband will unconditionally guaranty (limited to an amount specified therein) the full payment and performance at maturity of the indebtedness of Globe Communications, Inc., Interstate Telephone Company and Valley to CoBank under that certain Master Loan Agreement dated as of June 29, 2001, as amended and as restructured in accordance with the terms and conditions set forth on pages 102-103 of the Offering Circular, the payment obligations under which shall be cumulative with any other Limited Broadband/CoBank Guaranty and shall be subordinated to Reorganized Broadband’s obligations under the Amended and Restated Wachovia Guaranty.

1.1.68 “Lockup Agreement” shall mean that certain agreement dated July 11, 2002, a copy of which is attached as Exhibit H to the Offering Circular.

1.1.69  “Milbank” shall mean Milbank, Tweed, Hadley & McCloy, LLP, the attorneys for the Committee.
1.1.70  “New Equity Securities” shall mean, collectively, the 13,000,000 additional shares of Series C Preferred Stock to be issued pursuant to Section 6.1.2(h) and the Series D Preferred Stock and the Series E Preferred Stock to be issued pursuant to Section 6.1.2(d).

1.1.71  “New Notes” shall mean the 12% Senior Unsecured Notes due 2009 to be issued by Knology pursuant to the New Notes Indenture.

1.1.72  “New Notes Indenture” shall mean an Indenture between Knology, as issuer, and the New Notes Indenture Trustee, as trustee, pursuant to which the New Notes will be issued and which will have the terms and conditions set forth on pages 174-220 of the Offering Circular.

1.1.73  “New Notes Indenture Trustee” shall mean Wilmington Trust Company, if such Entity is eligible under the New Notes Indenture to serve as the trustee under said indenture, as trustee under the New Notes Indenture, and if such Entity is not so eligible, then such other Entity selected by Knology on or before the Effective Date which is so eligible, as trustee under the New Notes Indenture.

1.1.74  “Offering Circular” shall mean the Offering Circular and Consent Solicitation of the Proponents dated July 25, 2002, transmitted by the Proponents to certain Holders of Claims and Interests for the purpose of, among other things, soliciting acceptances of the Plan, as such Offering Circular may be amended, supplemented, or modified from time to time, and including all exhibits thereto.

1.1.75  “Old Note Claims” shall mean the claims arising from the indebtedness evidenced by the Old Notes.

1.1.76  “Old Notes” shall mean the 11 7/8% Senior Discount Notes due 2007, issued by Broadband pursuant to the Old Notes Indenture.

1.1.77  “Old Notes Indenture” shall mean the Indenture between Broadband, as issuer, and the Old Notes Indenture Trustee, as trustee, dated as of October 22, 1997, which indenture relates to the Old Notes.

1.1.78  “Old Notes Indenture Trustee” shall mean U.S. Trust Company, or its successor, as trustee under the Old Notes Indenture.

1.1.79  “Other Secured Claims” shall mean all Secured Claims against Broadband other than the Wachovia Guaranty Claim and the other Intercompany Secured Claim.

1.1.80  “Petition Date” shall mean the date on which the petition for relief is filed commencing the Case.

1.1.81  “Plan” shall mean this Joint Plan of Reorganization and the Plan Documents, including the schedules and exhibits hereto and thereto, each of which shall constitute provisions of this Joint Plan of Reorganization as if fully set forth herein, as the same may be amended, modified or supplemented from time to time by any duly authorized amendment or modification to the extent permitted by the terms hereof and by the Bankruptcy Code and Bankruptcy Rules.

1.1.82  “Plan Documents” shall mean those documents identified on Exhibit A.

1.1.83  “Plan Securities” shall mean, collectively, the New Notes, the Series C Preferred Stock to be authorized pursuant to the Knology Restated Certificate of Incorporation, the Series D Preferred Stock and the Series E Preferred Stock.

1.1.84  “Priority Claim” shall mean a Claim which is entitled to priority treatment under Sections 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

1.1.85  “Priority Tax Claim” shall mean any Claim of a governmental unit specified in Section 507(a)(8) of the Bankruptcy Code.

1.1.86  “Professional Person” shall mean (a) any professional retained in the Case pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code, (b) any attorney or accountant seeking compensation or reimbursement of expenses pursuant to Section 503(b) of the Bankruptcy Code, (c) any Entity whose fees and expenses are subject to approval by the Bankruptcy Court as reasonable pursuant to Section 1129(a)(4) of the Bankruptcy Code, and (d) any attorney, accountant or financial advisor holding an Indenture Trustee Claim or a Committee Claim.

1.1.87  “Proponents” shall mean Broadband and Knology.

1.1.88  “Registrar” shall mean the registrar under the Old Indenture of transfers and exchanges of Old Notes.

1.1.89  “Rejection Claims” shall mean the Claims, if any, of parties other than Broadband to executory contracts or unexpired leases with Broadband which are rejected or deemed rejected pursuant to a Final Order.

1.1.90  “Reorganized Broadband” shall mean Broadband on and after the Effective Date.

1.1.91  “Retiree” shall mean a person who retired from employment with Broadband before the Petition Date and was and continues to be eligible for medical, death, and/or insurance benefits provided in the Retiree Benefit Plans as required by Section 1114 of the Bankruptcy Code.

1.1.92  “Retiree Administrative Claim” shall mean the Claim of a Retiree under the Retiree Benefit Plans, to the extent such Claim is entitled to treatment as an Administrative Claim.

1.1.93  “Retiree Benefit Plans” shall mean any plan or policy of Broadband in full force and effect as of the Petition Date pursuant to which medical, death, and/or insurance benefits are provided to Retirees, as any such plan or policy may have been modified during the pendency of the Case.

1.1.94  “Retiree Claim” shall mean the Claim of a Retiree under the Retirement Benefit Plans.

1.1.95  “SCANA” shall mean SCANA Communications Holdings, Inc., a Delaware corporation, and any Affiliate of said corporation determined as if said corporation were a debtor concerning which a case under the Bankrupt Code had been commenced.

1.1.96  “Secured Claim” shall mean any Claim that is secured by a Lien on property in which the Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such other Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506 of the Bankruptcy Code.

1.1.97  “Series C Preferred Stock” shall mean the 60,000,000 shares of Series C, $0.01 par value per share, preferred stock of Knology authorized as of the Petition Date and to be authorized pursuant to the Knology Restated Certificate of Incorporation.

1.1.98  “Series D Preferred Stock” shall mean the 34,000,000 shares of Series D, $0.01 par value per share, preferred stock to be authorized pursuant to the Knology Restated Certificate of Incorporation, to have those designations, preferences and rights set forth on pages 224-225 of the Offering Circular and to be issued pursuant to the Plan.

1.1.99  “Series E Preferred Stock” shall mean the 25,000,000 shares of Series E, $0.01 par value per share, preferred stock to be authorized pursuant to the Knology Restated Certificate of Incorporation, to have those designations, preferences and rights set forth in pages 225-226 to the Offering Circular and to be issued pursuant to the Plan.

1.1.100  “Stockholders Agreement” shall mean that certain Stockholders Agreement, dated February 7, 2000, by and among Knology and its stockholders, as amended from time to time.

1.1.101 “Stockholders Agreement Amendment” shall mean the amendment to the Stockholders Agreement, in substantially the form of Exhibit C to the Offering Circular, to be entered into by the stockholders of Knology.

1.1.102  “Subsidiaries” shall mean any and all Entities of which 50% or more of the outstanding equity having ordinary voting power to elect a majority of the board of directors or other managers of such Entity is owned directly or indirectly by Broadband or Reorganized Broadband.

1.1.103  “Trade Claim” shall mean any Unsecured Claim arising from or with respect to the sale and delivery of goods or the rendition of services to Broadband prior to the Petition Date.

1.1.104  “Unimpaired Claim” shall mean a Claim in a Class identified in Section 3.1 of the Plan as unimpaired under the Plan.

1.1.105  “Unsecured Claim” shall mean any Claim against Broadband that is not a Secured Claim.

1.1.106  “Valley” shall mean Valley Telephone Company, Inc., a Delaware corporation and the holder of 100% of the shares of the issued and outstanding Common Stock.

1.1.107  “Wachovia” shall mean Wachovia Bank, National Association, formerly known as First Union National Bank.

1.1.108  “Wachovia Guaranty Claim” shall mean the Claim arising from the indebtedness evidenced by the Wachovia Guaranty.

1.1.109  “Wachovia Term Sheet” shall mean the summary of the terms and conditions of the restructuring of the Existing Wachovia Facility, including terms and conditions of the guaranty thereof and security therefor to be provided by Broadband, set forth on Annex C-1 to the Lockup Agreement .

1.2  INTERPRETATION AND RULES OF CONSTRUCTION.    Unless otherwise specified, all section, article, schedule and exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time in accordance with the provisions hereof. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan (excluding the Plan Documents, unless made applicable thereto pursuant to an express provision thereof). When anything is described or referred to in this Plan in general terms and one or more examples or components of what has been described or referred to generally is associated with that description (whether or not following the word “including”), the examples or components shall be deemed illustrative only and shall not be construed as limiting the generality of the description or reference in any way. All personal pronouns used in the Plan, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

1.3  OTHER TERMS.    The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A capitalized term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules. The term “Holder of record” with respect to any Old Note Claim as of any record date shall mean the holder of record on such record date of the Old Note evidencing such Old Note Claim (as reflected in the register maintained by the Registrar under the Old Notes Indenture).

1.4  HEADINGS.    Headings are used in the Plan for convenience of reference only and shall not constitute a part of the Plan for any other purpose. Headings shall not limit or otherwise affect the provisions of the Plan.

1.5  INCORPORATION OF EXHIBITS.    Each of the Plan Documents constituting an exhibit to the Offering Circular or an exhibit to the Plan is incorporated into and is a part of the Plan as if set forth in full herein.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

2.1  CLAIMS AND EQUITY INTERESTS CLASSIFIED.    For purposes of voting on and making distributions under the Plan, all Claims (except for Administrative Claims and Priority Tax Claims) and all Interests shall be classified as set forth in Section 2.3.

2.2  ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.    As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims against Broadband shall not be classified for purposes of voting on or receiving distributions under the Plan. All such Claims shall be treated separately as unclassified Claims on the terms set forth in Article IV of the Plan.

2.3  CLAIMS AGAINST AND EQUITY INTERESTS IN BROADBAND.

2.3.1  Class 1 Claims.    Class 1 consists of all Priority Claims.

2.3.2  Class 2 Claims.    Class 2 consists of all Old Note Claims other than Old Note Claims held of record on July 25, 2002, by SCANA, The Burton Partnership, Limited Partnership, The Burton Partnership (QP), Limited Partnership or Valley.

2.3.3  Class 3 Claims.    Class 3 Claims consists of the Old Note Claims held of record on July 25, 2002, by The Burton Partnership, Limited Partnership or The Burton Partnership (QP), Limited Partnership.

2.3.4  Class 4 Claims.    Class 4 Claims consists of the Old Note Claims held of record on July 25, 2002, by SCANA.

2.3.5  Class 5 Claims.    Class 5 Claims consists of the Old Note Claims held of record on July 25, 2002, by Valley.

2.3.6  Class 6 Claims.    Class 6 consists of the Wachovia Guaranty Claim.

2.3.7  Class 7 Claims.    Class 7 consists of all Other Secured Claims. For purposes of the Plan, all Other Secured Claims held by a single Holder are designated as a separate subclass.

2.3.8  Class 8 Claims.    Class 8 consists of all General Unsecured Claims.

2.3.9  Class 9 Claims.    Class 9 consists of the Intercompany Claims.

2.3.10  Class 10 Interests.    Class 10 consists of all Interests of Holders of Common Stock issued and outstanding on the Petition Date.

ARTICLE III

IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

3.1  UNIMPAIRED CLASSES OF CLAIMS.    With the exception of the impaired Classes specified in Section 3.2 of the Plan, all Classes of Claims and Interests are unimpaired under the Plan.

3.2  IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.    Class 2, Class 3, Class 4, Class 5, Class 6 and Class 9 Claims are impaired under the Plan.

3.3  IMPAIRMENT CONTROVERSIES.    If a controversy arises as to whether any Claim or Interest, or any Class of Claims or Class of Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, resolve such controversy.

ARTICLE IV

TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS

4.1  PAYMENT OF ADMINISTRATIVE CLAIMS.

4.1.1  Administrative Claims in General.    Subject to the provisions of Sections 330 and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall receive on the Distribution Date, in full satisfaction of such Allowed Administrative Claim, Cash equal to the amount of such Allowed Claim, unless such Holder shall have agreed to different treatment of such Claim; provided that Allowed Administrative Claims representing obligations incurred by Broadband in the ordinary course of business or otherwise assumed by Broadband pursuant to the Plan will be paid or performed by Broadband in accordance with the terms and conditions of each agreement relating thereto. All Administrative Claims of Professional Persons arising after the Confirmation Date shall be paid as provided in Section 13.5.

4.1.2  Retiree Administrative Claims.    Holders of Retiree Administrative Claims shall continue to receive benefits provided for by the terms and conditions of the Retiree Benefit Plans.

4.2  PAYMENT OF PRIORITY TAX CLAIMS.    Unless otherwise agreed between the Holder of a Priority Tax Claim and Broadband, in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, each Holder of an Allowed Priority Tax Claim shall receive, at Broadband ‘s option, either (a) Cash, in the full amount of such Allowed Priority Tax Claim, on the Distribution Date or (b) deferred payments of Cash in the full amount of such Allowed Priority Tax Claim, payable in equal annual principal installments beginning the first anniversary of the Effective Date and ending on the earlier of the sixth anniversary of the Effective Date or the sixth anniversary of the date of the assessment of such Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at an annual rate equal to the rate applicable to Treasury Bills on the Confirmation Date or such other rate as may be set by the Bankruptcy Court at the Confirmation Hearing. The amount of any Allowed Priority Tax Claim for which the time for filing a return, if required, under applicable law or under any authorized extension thereof, has not expired on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Case had not been commenced, (ii) survive the Effective Date and consummation of the Plan as if the Case had not been commenced, and (iii) not be discharged pursuant to Section 1141 of the Bankruptcy Code.

ARTICLE V

TREATMENT OF CLAIMS AND INTERESTS

5.1  CLAIMS AGAINST AND EQUITY INTERESTS IN BROADBAND.

5.1.1  Class 1.    Class 1 Claims are Unimpaired. Unless otherwise agreed between the Holder of an Allowed Priority Claim and Broadband, each Holder of an Allowed Priority Claim under Sections 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code shall receive on the Distribution Date Cash in the full amount of such Allowed Priority Claim.

5.1.2  Class 2.    Class 2 Claims are Impaired. Each Holder of record of an Allowed Class 2 Claim on the Distribution Record Date (as reflected in the register maintained by the Old Notes Registrar) shall receive on the Distribution Date on account of and in exchange for each $1,000 (due at maturity) of Old Notes evidencing the indebtedness from which such Holder’s Allowed Class 2 Claim arises, subject to the Indenture Trustee Charging Lien to which the Old Notes Indenture Trustee is entitled pursuant to Section 6.4.2, (i) $586.5498 aggregate principal amount of New Notes (subject to the terms and conditions of the New Notes Indenture), and (ii) 33.1789 shares of Series D Preferred Stock or, if the Holder of record of the Allowed Class 2 Claim on the Distribution Record Date is SCANA and SCANA shall have agreed to accept Series E Preferred Stock in lieu of Series D Preferred Stock, 33.1789 shares of Series E Preferred Stock.

5.1.3  Class 3.    Class 3 Claims are Impaired. Each Holder of record of an Allowed Class 3 Claim on the Distribution Record Date (as reflected in the register maintained by the Old Notes Registrar) shall receive on the Distribution Date on account of and in exchange for each $1,000 (due at maturity) of Old Notes evidencing the indebtedness from which such Holder’s Allowed Class 3 Claim arises subject to the Indenture Trustee Charging Lien to which the Old Notes Indenture Trustee is entitled pursuant to Section 6.4.2, (i) $356.6641 aggregate principal amount of New Notes (subject to the terms and conditions of the New Notes Indenture), and (ii) 187.6864 shares of Series D Preferred Stock.

5.1.4  Class 4.    Class 4 Claims are Impaired. The Holder of record of the Allowed Class 4 Claim on the Distribution Record Date (as reflected in the register maintained by the Old Notes Registrar) shall receive on the Distribution Date, to the extent that the indebtedness from which such Holder’s Allowed Class 4 Claim arises is evidenced by Old Notes in an amount less than or equal to $115,100,000 (due at maturity), on account of and in exchange for each $1,000 (due at maturity) of such Old Notes, subject to the Indenture Trustee Charging Lien to which the Old Notes Indenture Trustee is entitled pursuant to Section 6.4.2, (i) $356.6641 aggregate principal amount of New Notes (subject to the terms and conditions of the New Notes Indenture), and (ii) 187.6864 shares of Series E Preferred Stock, and to the extent that the indebtedness from which such Holder’s Allowed Class 4 Claim arises is evidenced by Old Notes in an amount greater than $115,100,000 (due at maturity), subject to the Indenture Trustee Charging Lien to which the Old Notes Indenture Trustee is entitled pursuant to Section 6.4.2, (i) 586.5498 aggregate principal amount of New Notes (subject to the terms and conditions of the New Notes Indenture), and (ii) 33.1789 shares of Series E Preferred Stock.

5.1.5  Class 5.    Class 5 Claims are Impaired. The Holder of record of the Allowed Class 5 Claim on the Distribution Record Date (as reflected in the register maintained by the Old Notes Registrar) shall receive on the Distribution Date on account of and in exchange for 100% of its Old Note Claims, for delivery to CoBank in connection with the consummation of the transaction described in Section 10.1.5, a Limited Broadband/CoBank Guaranty limited in amount to $18,474,000.

5.1.6  Class 6.    Class 6 Claims are Impaired. The Holder of the Allowed Class 6 Claim shall receive, on account of and in exchange for the Wachovia Guaranty Claim, and in connection with the consummation of the transaction described in Section 10.1.4, the Amended and Restated Wachovia Guaranty and the Amended and Restated Wachovia Security Documents.

5.1.7  Class 7.    Class 7 Claims are Unimpaired. At Broadband’s option, each Holder of an Allowed Class 7 Claim shall either (a) retain unaltered the legal, equitable and contractual rights to which such Allowed Class 7 Claim entitles the Holder thereof or (b) be treated in accordance with Section 1124(2) of the Bankruptcy Code.

5.1.8  Class 8.    Class 8 Claims are Unimpaired. To the extent any Allowed General Unsecured Claim has not been paid or satisfied by performance in full prior to the Effective Date, Reorganized Broadband shall pay such Allowed General Unsecured Claim in full in Cash or satisfy such Allowed General Unsecured Claim by performance, on the Distribution Date if such Allowed General Unsecured Claim is matured, or if such Allowed General Unsecured Claim is not matured, in accordance with its respective terms, or in either case as otherwise agreed by the Holder of the Allowed General Unsecured Claim and Reorganized Broadband, or provide such other treatment as will render such Allowed General Unsecured Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code, provided that Reorganized Broadband shall pay any General Unsecured Claim which is subject to approval by the Bankruptcy Court as reasonable pursuant to Section 1129(a)(4) of the Bankruptcy Code upon entry of a Final Order of the Bankruptcy Court allowing such Claim and approving such Claim as reasonable. The reasonableness of any General Unsecured Claim held by any Entity which is subject to approval by the Bankruptcy Court as reasonable pursuant to Section 1129(a)(4) of the Bankruptcy Code which shall have made an application for approval of such Claim as reasonable prior to ten (10) days before the commencement of the Confirmation Hearing shall be determined, in the discretion of the Bankruptcy Court, at the Confirmation Hearing or as soon thereafter as such application may be considered.

5.1.9  Class 9.    Class 9 Claims are Impaired. The Holder of the Allowed Class 9 Claims on the Distribution Record Date shall receive on the Distribution Date on account of and in exchange for 100% of its Intercompany Claims, for delivery to CoBank in connection with the consummation of the transaction described in Section 10.1.5, a Limited Broadband/CoBank Guaranty limited in amount to $4,326,000.

5.1.10  Class 10.    Class 10 Interests are Unimpaired. Each Holder of record of an Allowed Class 10 Interest on the Distribution Record Date shall retain unaltered the legal, equitable and contractual rights to which such Allowed Class 10 Interest entitles the Holder thereof.

5.2  SATISFACTION OF CLAIMS AND INTERESTS.    The treatment of, and consideration to be received by, Holders of Allowed Claims and Allowed Interests pursuant to this Article V will be in full satisfaction, release and discharge of and exchange for their respective Claims against or Interests in Broadband.

ARTICLE VI

MEANS FOR EXECUTION OF THE PLAN

6.1  GENERAL IMPLEMENTATION MATTERS.

6.1.1  General Corporate Matters.    Reorganized Broadband and Knology shall each take such action as is necessary under the laws of the State of Delaware, federal law and other applicable law to effect the terms and provisions of the Plan. Among other actions, on the Effective Date, Reorganized Broadband and Knology shall each file its respective Restated Certificate of Incorporation with the Secretary of State of Delaware in accordance with Sections 102 and 103 of the Delaware General Corporation Law.

6.1.2  Effective Date Transactions.    On the Effective Date, the following transactions will be effected:

(a)  Knology and the New Notes Indenture Trustee shall enter into the New Notes Indenture, and Knology shall execute and/or deliver to the New Notes Indenture Trustee all instruments, agreements, legal opinions and other operative documents required by and relative to the New Notes Indenture.

(b)  Knology shall deliver to the Disbursing Agent for Old Note Claims, for distribution to each Holder of a Claim in Class 2, Class 3 or Class 4, counterparts of a joinder agreement pursuant to which such Holder may become a party to the Stockholders Agreement, as amended by the Stockholders Agreement Amendment.

(c)  Knology will direct the New Indenture Trustee to issue, authenticate and deliver to the Disbursing Agent for Old Note Claims, for distribution in accordance with the Plan, the New Notes required by the provisions of Article V.

(d) Knology shall take all action necessary and appropriate to effect the issuance and delivery to the Disbursing Agent for Old Note Claims, for distribution in accordance with the Plan, of the number of shares of Series D Preferred Stock and Series E Preferred Stock required by the provisions of Article V which shares, when so issued and delivered, shall be validly issued, fully paid and non-assessable.

(e) Broadband shall execute and deliver to the Disbursing Agent for the Class 6 Claim, for distribution in accordance with the Plan, the Amended and Restated Wachovia Guaranty and the Amended and Restated Wachovia Security Documents required by the provisions of Article V.

(f) Broadband shall execute and deliver to the Disbursing Agents for the Class 5 Claim and the Class 9 Claims, respectively, for distribution in accordance with the Plan, the Limited Broadband/CoBank Guaranties required by the provisions of Article V.

(g)  Except as otherwise provided in Sections 6.4.2, 11.4 or 11.7, the Old Notes Indenture shall be terminated and canceled.

(h)  Knology will take all action necessary and appropriate to effect the issuance and delivery of 13,000,000 shares of Series C Preferred Stock to the purchasers thereof as required to perform its obligations pursuant to the agreements described in Section 10.1.6, which shares, when so issued and delivered, shall be validly issued, fully paid and non-assessable.

(i)  The Knology Stockholders Agreement shall be amended as necessary to satisfy the condition precedent set forth in Section 10.1.7.

(j)  The Intercompany Notes shall be surrendered to Broadband and thereupon cancelled, and the Intercompany Financing Agreements shall be terminated.

(k)  Knology and Broadband shall enter into the Equity Commitment.

6.2  REORGANIZED BROADBAND AND KNOLOGY.

6.2.1  Reconstituted Board of Directors of Reorganized Broadband.    On and after the Effective Date, the Board of Directors of Reorganized Broadband shall remain at three (3) members. The initial Board of Directors of Reorganized Broadband shall consist of the Board of Directors of Broadband on the day immediately prior to the Effective Date. If a vacancy among the initial members of the Board of Directors of Reorganized Broadband arises, such vacancy shall be filled in accordance with the Broadband Restated Certificate of Incorporation and the Broadband Bylaws.

6.2.2  Officers of Reorganized Broadband.    The corporate officers of Broadband shall serve as the initial officers of Reorganized Broadband on the Effective Date. The selection of officers of Reorganized Broadband after the Effective Date shall be as provided in the Restated Certificate of Incorporation and the Broadband Bylaws.

6.2.3  Board of Directors of Knology.    On and after the Effective Date, the Board of Directors of Knology shall remain at nine (9) members, provided that following the Effective Date, the holders of the Series D Preferred Stock (other than the Burton Partnership Limited Partnership, The Burton Partnership (QP), Limited Partnership and SCANA) will be entitled, pursuant to the terms of the New Notes Indenture, to designate an additional member of the Board of Directors to serve a three (3) year term. The initial Board of Directors of Knology shall consist of the Board of Directors of Knology on the day immediately prior to the Effective Date. If a vacancy among the members of the Board of Directors of Knology arises, such vacancy shall be filled in accordance with the Knology Restated Certificate of Incorporation and the Knology Bylaws.

6.2.4  Officers of Knology.    The corporate officers of Knology shall continue to serve as the officers of Knology on the Effective Date. The selection of officers of Knology after the Effective Date shall be as provided in Knology’s certificate of incorporation and bylaws.

6.3  CORPORATE ACTION

6.3.1  Broadband.    As of the Effective Date, Reorganized Broadband shall be deemed to have adopted the Broadband Restated Certificate of Incorporation. The Broadband Restated Certificate of Incorporation shall, among other things, contain appropriate provisions consistent with the Plan and other Plan Documents (a) prohibiting the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, and (b) implementing such other matters as Broadband believes are necessary and appropriate to effectuate the terms and conditions of the Plan. Except as specifically provided in the Plan, the adoption of the Broadband Restated Certificate of Incorporation or similar constituent documents, the amendment of the Bylaws for Reorganized Broadband, the selection of directors and officers for Reorganized Broadband, the distribution of Cash, and the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing, and other matters provided for under the Plan involving corporate action to be taken by or required of Reorganized Broadband shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, officers or directors of Reorganized Broadband. To the extent required by law, the Board of Directors of Reorganized Broadband shall take such action as may be necessary from time to time to approve the such action, if any, as may be required to meet the requirements of the Plan.

6.3.2  Knology.    As of the Effective Date, Knology shall have taken such corporate action, subject to the approval of its stockholders as set forth in Section 10.1.7, as shall be required to adopt the Knology Restated Certificate of Incorporation containing provisions consistent with the Plan and other Plan Documents and implementing such matters as Knology believes are necessary and appropriate to effectuate the terms and conditions of the Plan, including provisions authorizing the issuance and distribution of the New Equity Securities. The Board of Directors of Knology shall take such action as shall be required to effect the adoption, approval, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing and all other matters provided for under the Plan involving corporate action to be taken by or required of Knology, including such action as may be necessary from time to time to approve the issuance of the Plan Securities and such other action, if any, as may be required to meet the requirements of the Plan, the Plan Documents or any of the Plan Securities issued pursuant thereto.

6.4  DISTRIBUTIONS

6.4.1  Generally.    All distributions required hereunder to Holders of Allowed Claims shall be made by a Disbursing Agent pursuant to a Disbursing Agreement, provided that no Disbursing Agreement shall be required if Reorganized Broadband makes such distributions or if the Old Indenture Trustee makes such distributions pursuant to Section 6.4.2. The Disbursing Agent may designate, employ or contract with other Entities to assist in or perform the distribution of the property to be distributed. The Disbursing Agent and such other Entities shall serve without bond.

6.4.2  Services of Old Indenture Trustee.    The Old Indenture Trustee (or its nominees, designees or affiliates) under the Old Notes Indenture is designated the Disbursing Agent for purposes of effecting distributions to Holders of Old Note Claims, subject to its acceptance of such designation. In the event and to the extent of such acceptance (except where the context otherwise requires), any reference in this Plan to “Disbursing Agent” shall instead be deemed to refer to the Old Indenture Trustee (or its nominee, designee or affiliate). In the event and to the extent that the Old Indenture Trustee is so designated as a Disbursing Agent with respect to Old Note Claims, (i) distributions to be made to such Old Note Claim Holders under the Plan will be made to the Old Indenture Trustee in accordance with the applicable Old Indenture, applicable law and the Plan, and (ii) the Old Indenture Trustee shall, as soon as reasonably practicable, in accordance with the Old Indenture, applicable law and the Plan, deliver the distributions, excluding such property as may be reserved by the Old Indenture Trustee to satisfy its compensation and those costs, fees and expenses for which the Old Indenture Trustee is entitled to an Indenture Trustee Charging Lien under such Old Indenture, the Plan or applicable law, to each such Old Note Claim Holder, subject to the provisions of Section 6.4.4. To secure the payment of such compensation of, and fees, costs and disbursements incurred by the Old Indenture Trustee, if any, which is not paid in Cash by

Broadband or Reorganized Broadband pursuant to the provisions of the Plan, the Old Indenture or applicable law, such Old Indenture Trustee shall have and retain, to the extent provided in the Old Notes Indenture or under applicable law, an Indenture Trustee Charging Lien for its compensation and fees, costs and disbursements incurred, on the property to be distributed for the benefit of the Old Note Claim Holders under the Old Notes Indenture. If the Old Indenture Trustee does not act as the Disbursing Agent for distributions to the Holders of the Old Note Claims arising under the Old Notes issued pursuant to the Old Notes Indenture, then the Disbursing Agent designated for distributions to such Holders shall disburse the distributions to such Holders, in compliance with such direction as may be given by the Old Indenture Trustee as may be necessary to permit such Old Indenture Trustee to retain and enforce its Indenture Trustee Charging Lien and otherwise in accordance with applicable law and the Plan.

6.4.3  Distributions to be Made to Holders as of Record Dates.    Only Holders of record of Old Note Claims as of the Distribution Record Date shall be entitled to receive the distributions provided for in Article V of the Plan. As of the close of business on the Distribution Record Date, the transfer ledgers in respect of the Old Notes shall be closed for purposes of making the distributions required in accordance with the provisions of Article V. Reorganized Broadband, Knology, the Disbursing Agents, and their respective agents shall have no obligation to recognize any transfer of Old Notes occurring after such date for purposes of such distributions. Reorganized Broadband, Knology, the Disbursing Agents, and their respective agents shall recognize and, for purposes of making such distributions under the Plan, deal only with those Holders of record reflected on the transfer ledgers maintained by the Registrar for the Old Notes as of the close of business on the Distribution Record Date, provided that nothing contained herein shall be deemed to prohibit or otherwise restrict the right of any such Holder to transfer such securities at any time.

6.4.4  Procedures for Distribution to Holders of Old Note Claims.

(a)  On the Effective Date, Knology shall direct the New Indenture Trustee to issue, authenticate and deliver to the Disbursing Agent designated for distributions to Holders of Old Note Claims certificates representing the New Notes and shall take all action necessary and appropriate to effect delivery to the Disbursing Agent of the Series D Preferred Stock and the Series E Preferred Stock as provided for under the Plan, together with counterparts of the joinder agreement referred to in Section 6.1.2(b). As soon as practicable after the Effective Date, the Disbursing Agent, in accordance with the Disbursing Agreement, if any, and the Plan, and subject to the provisions of Section 6.4.2, shall deliver such certificates to the Holders that have validly surrendered such Old Notes held by such Holders.

(b)  As a condition to receiving from the Disbursing Agent distributions provided for on the Distribution Date under the Plan in respect of the Old Notes, any Holder thereof shall be required to surrender its certificates or other instruments representing such securities, accompanied by duly executed and completed letters of transmittal (including such Holder’s election to become, pursuant to the joinder agreement referred to in Section 6.1.2(b), or not to become, a party to the Stockholders Agreement, as amended by the Stockholders Agreement Amendment), to the Disbursing Agent. All other such instruments surrendered to the Disbursing Agent shall be canceled, marked “Compromised and Settled Only as Provided in the Joint Plan of Reorganization for Knology Broadband, Inc. and Knology, Inc.” and delivered to Reorganized Broadband. The Disbursing Agent shall make such distributions only to Holders that have surrendered such instruments as herein provided. Except as provided in Section 6.4.4(c), no such distribution shall be made to any such Holder that has not so surrendered such instruments held by it.

(c)  Unless waived by the Disbursing Agent, any Holder of an Old Note Claim which has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument as provided in this section, deliver to the Disbursing Agent (i) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction of such instrument and (ii) such security or indemnity as may be reasonably required by Broadband, Knology and the Disbursing Agent to hold Reorganized Broadband, Knology and the Disbursing Agent harmless from any damages, liabilities, or costs incurred in treating such Entity as a Holder of such Old Note Claim. Thereafter, such Entity shall be treated as the Holder of such instrument for all purposes of the Plan and shall, for all purposes under this Plan, be deemed to have surrendered the instrument representing such Old Note Claim.

(d)  Any Holder of an Old Note Claim who shall not have surrendered or be deemed to have surrendered the certificates or other instruments representing such security within twenty-four (24) months after the Effective Date shall have its Claim based on or Interest in such security disallowed, shall receive no distributions on such Claim under this Plan and shall be forever barred from asserting any claim or interest thereon. In such case, the Disbursing Agent shall return to Knology, and Knology shall retain, all certificates or other instruments representing the Plan Securities allocable to such non-surrendering Holders (excluding such certificates or other instruments as may be reserved by any Old Indenture Trustee pursuant to an Indenture Trustee Charging Lien in accordance with Section 6.4.2). All such certificates or other instruments representing Plan Securities which are so returned to Knology shall be canceled.

6.4.5  Means of Cash Payment.    Cash payments made pursuant to the Plan shall be in U.S. funds by check drawn on a domestic bank, or, at the option of Reorganized Broadband, by wire transfer from a domestic bank; except that payment made to foreign trade creditors holding Unsecured Claims or to foreign governmental units holding Priority Tax Claims shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.

6.4.6  Calculation of Distribution Amounts of Securities.

(a)  No fractional shares of Series D Preferred Stock or Series E Preferred Stock shall be issued or distributed, but the number of shares of Series D Preferred Stock or Series E Preferred Stock to which any Holder of record is entitled to receive pursuant to the Plan shall be rounded up to the next whole share. Subject to the provisions of Section 6.4.6(b), New Notes will be issued only in denominations of $1,000.00 or an integral multiple thereof.

(b)  On the Distribution Date, or as soon thereafter as reasonably practicable, the Disbursing Agent for Old Note Claims shall calculate the aggregate principal amount of Fractional New Notes that would be distributed to Holders of record of Allowed Old Note Claims fulfilling the conditions for distributions under the Plan set forth in Sections 6.4.4(a) and (b), absent the limitation set forth in Section 6.4.6(a) on the denominations of New Notes to be issued pursuant to the Plan. Such Disbursing Agent will from time to time notify Knology of said aggregate principal amount of Fractional New Notes, and Knology shall promptly after receiving such notice deliver to said Disbursing Agent Cash in said aggregate principal amount for the purpose of distributing to each Holder of record of Allowed Old Note Claims Cash in the dollar amount of the Fractional New Notes to which such Holder would have been entitled, absent said limitation set forth in Section 6.4.6(a).

6.4.7  Delivery of Distributions.    Subject to Bankruptcy Rule 9010, distributions to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the Chapter 11 schedules filed by Broadband with the Bankruptcy Court, unless superseded by the address as set forth on proofs of Claim filed by such Holders or other writings notifying Broadband of a change of address (or at the last known address of such a Holder if no proof of Claim or proof of Interest is filed or if Broadband has not been notified in writing of a change of address), or in the case of Holders of Old Note Claims, may be made at the addresses of the registered Holders contained in the records of the Registrar as of the applicable record date, except as provided below. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made, unless and until Reorganized Broadband or the Disbursing Agent is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder together with any interest or dividends earned thereon. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Disbursing Agent making such distribution until such distributions are claimed. All Claims for undeliverable distributions shall be made on or before the later of the second anniversary of the Effective Date and the date ninety (90) days after such Claim is Allowed. After such date all unclaimed property held by a Disbursing Agent for distribution to Holders of Allowed Claims shall be returned to Reorganized Broadband, and the Claim of any Holder with respect to such property shall be discharged and forever barred.

6.4.8  Fees and Expenses of Disbursing Agents.    Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent, including the Old Indenture Trustee, on or after the Confirmation Date, and any compensation and expense reimbursement claims (including reasonable fees and expenses of its attorneys and other agents) made by such Disbursing Agent shall be paid by Reorganized Broadband in accordance with the applicable Disbursing Agreement or Old Indenture, as the case may be, without further order of the Bankruptcy Court; provided that the Bankruptcy Court will hear and determine any disputes in respect of such fees and expenses.

6.4.9  Time Bar to Cash Payments.    Checks issued by Reorganized Broadband in respect of Allowed Claims shall be null and void if not negotiated within six (6) months after the date of issuance thereof. Any amounts paid to the Disbursing Agent in respect of such a check shall be promptly returned to Reorganized Broadband by the Disbursing Agent. Requests for reissuance of any check shall be made directly to Reorganized Broadband by the Holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the fifth anniversary of the Confirmation Date. After such date, all claims in respect of void checks shall be discharged and forever barred.

6.4.10  Effect of Recapitalizations.    All amounts of New Equity Securities issuable or distributable pursuant to the Plan are subject to automatic adjustments to reflect changes in the total number of outstanding shares of Knology Common Stock or rights thereto by reason of any recapitalization, reclassification, split, combination, dividend or similar transaction involving shares or rights thereto not expressly provided for in the Plan or the Plan Securities.

6.4.11  Effect of Issuance of Additional Knology Common Stock.    In the event that Knology issues shares of Knology Common Stock or securities, options or warrants convertible into or exercisable or exchangeable for Knology Common Stock (other than shares of Knology Common Stock issuable upon conversion of securities outstanding on July 1, 2002, or upon the exercise of outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002), the number of shares of New Equity Securities issuable or distributable to Holders of Allowed Claims pursuant to the Plan shall be adjusted such that (a) the aggregate number of shares of New Preferred Stock distributable on account of and in exchange for Allowed Class 2 Claims and on account of and in exchange for Allowed Class 4 Claims to the extent that the indebtedness from which such Allowed Class 4 Claims arises is evidenced by Old Notes in an amount in excess of $115,100,000 (due at maturity) shall equal 5.0%, and (b) the aggregate number of shares of New Preferred Stock distributable on account of and in exchange for Allowed Class 3 Claims and Allowed Class 4 Claims to the extent that the indebtedness from which such Allowed Class 4 Claims arises is evidenced by Old Notes in an amount less than or equal to $115,100,000 (due at maturity) shall equal 14.3%, of the outstanding Knology Common Stock as of the Effective Date, on an as-converted basis, after giving effect to the issuance of New Preferred Stock pursuant to the provisions of Sections 6.1.2(d) and (h), but without giving effect to outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002.

6.5  VESTING OF PROPERTY OF BROADBAND.    Except as otherwise provided in the Plan (including any Plan Document) or any other indentures, instruments or agreements to be executed and delivered pursuant to the Plan or the Confirmation Order, upon the Effective Date all property of the Estate, wherever situated, shall vest in Reorganized Broadband and shall be retained by Reorganized Broadband or distributed to Creditors or Interest Holders as provided in the Plan. On the Effective Date, all property of the Estate, whether retained by Reorganized Broadband or distributed to Creditors or Interest Holders, shall be free and clear of all Claims, Liens, Encumbrances and interests, except the Claims, Liens, Encumbrances and interests of Creditors and Interest Holders expressly provided for in the Plan (including any Plan Document).

6.6  MAINTENANCE AND WAIVER OF CAUSES OF ACTION.    Neither Broadband nor Reorganized Broadband shall commence and/or prosecute any avoidance or recovery actions under, or raise any defense based on, Sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code arising as a result of the commencement of the Case. On the Effective Date, all such avoidance or recovery causes of action and defenses shall be deemed waived, released and forever barred. Reorganized Broadband shall retain and may enforce or assert any and all other claims, rights, causes of action and defenses that Broadband or the Estate may hold against any Entity, excluding such claims, rights, causes of action and defenses as are released by Broadband pursuant to the Plan, and may pursue such retained claims, rights, causes of action and defenses, as appropriate, in accordance with the best interests of Reorganized Broadband.

6.7  SECURITIES LAW MATTERS

6.7.1  Section 1145 Exemption.    Knology shall issue the Plan Securities without registration under federal or state securities laws in reliance upon the exemption set forth in Section 1145 of the Bankruptcy Code.

6.7.2  Rule 506.    To the extent that the issuance, transfer or exchange of the Plan Securities is not exempt under Section 1145 of the Bankruptcy Code, the issuance, transfer and exchange of the Plan Securities are being made by Knology in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

6.7.3  Trust Indenture Act.    Commencing on or before the Effective Date, Knology shall use its commercially reasonable best efforts to qualify the New Notes Indenture under the Trust Indenture Act of 1939, as amended, unless the issuance of the New Notes otherwise is exempt from the requirements of the Trust Indenture Act of 1939, as amended, pursuant to Section 1145 of the Bankruptcy Code or another applicable exemption.

ARTICLE VII

ACCEPTANCE OR REJECTION OF THE PLAN

7.1  CLASSES ENTITLED TO VOTE.    Each Holder of an Allowed Claim in a Class of Claims against Broadband which may be Impaired under the Plan, including any Holder of a Class 2 Claim, Class 3 Claim, Class 4 Claim, Class 5 Claim, Class 6 Claim or Class 9 Claim shall be entitled to vote separately to accept or reject the Plan. Each Holder of a Claim or Interest in a Class of Claims or Interests which is unimpaired under the Plan, including Class 7, Class 8 and Class 10 shall be deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

7.2  CLASS ACCEPTANCE REQUIREMENT:    An impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

ARTICLE VIII

PROCEDURE FOR RESOLVING DISPUTED CLAIMS

8.1  UNIMPAIRED CLAIMS GENERALLY:    The amount of any Allowed Unimpaired Claim other than a Rejection Claim and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (a) be determined, at the option of the Holder of such Unimpaired Claim, (i) by electing not to file proof of the Claim within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3), by any court of competent jurisdiction other than the Bankruptcy Court in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved and adjudicated if the Case had not been commenced, or (ii) by filing proof of the Claim within the applicable period of limitation set by the Bankruptcy Court in the manner provided for in the Bankruptcy Rules, (b) survive the Effective Date and consummation of the Plan as if the Case had not been commenced, and (c) not be discharged pursuant to

Section 1141 of the Bankruptcy Code. In order to carry out the foregoing provisions of the Plan, Broadband and Reorganized Broadband and Holders of Unimpaired Claims other than Rejection Claims shall have, among other rights and obligations, the following rights and obligations:

8.1.1  The Holder of any such Unimpaired Claim shall be entitled, on and after the Effective Date, to commence any action or proceeding against Reorganized Broadband, or to continue any action or proceeding against Broadband, to determine the amount of its Allowed Claim in any court of competent jurisdiction.

8.1.2  Broadband and Reorganized Broadband, as the case may be, shall waive any defense based solely upon the facts that (a) no proof of such Claim shall have been filed within the period of limitation, if any, fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3), and (b) such Claim was listed by Broadband in its Chapter 11 schedules as unliquidated, contingent or disputed.

8.1.3  Broadband or Reorganized Broadband, as the case may be, may at any time before or after the Confirmation Date and before or after the Effective Date, dispute, defend against or otherwise oppose, in accordance with nonbankruptcy law, any such Claim (other than any such Claim to the extent allowed by Final Order of the Bankruptcy Court or the Confirmation Order) without taking any formal action either in or out of court (except as otherwise required by nonbankruptcy law). Reorganized Broadband shall retain, in addition to all claims, rights and causes of action retained by Reorganized Broadband pursuant to Section 6.6, all defenses, at law or in equity, to any and all such Claims (other than any such Claim to the extent allowed by Final Order of the Bankruptcy Court or the Confirmation Order), other than the defense waived pursuant to the provisions of Section 8.1.2.

8.2  REJECTION CLAIMS.    Any Rejection Claim not barred pursuant to the provisions of Section 9.3 of the Plan shall be an Allowed Claim in the amount set forth in the filed proof of Claim evidencing such Claim unless an objection is filed to such Claim not later than sixty (60) days after the filing of such proof of Claim. Upon the filing of any such objection, the amount of the Allowed Rejection Claim, if any, shall be determined by the Bankruptcy Court unless it shall have sooner become an Allowed Claim.

8.3  IMPAIRED CLAIMS.    The amount of any Impaired Claim which is a Disputed Claim and the rights of the Holder of such Claim, if any, to payment in respect thereof shall be determined by the Bankruptcy Court, unless it shall have sooner become an Allowed Claim.

8.4  AUTHORITY TO OPPOSE CLAIMS.    On and after the Effective Date, except as the Bankruptcy Court may otherwise order, the objecting to, disputing, defending against, and otherwise opposing, and the making, asserting, filing, litigation, settlement or withdrawal of all objections to, Claims shall be the exclusive responsibility of Reorganized Broadband.

8.5  TREATMENT OF DISPUTED CLAIMS.    Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

ARTICLE IX

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1  GENERAL TREATMENT.    Except as otherwise provided in Section 9.2, all executory contracts and unexpired leases of Broadband shall be assumed by Reorganized Broadband as of the Effective Date, unless (a) rejected pursuant to an order entered on or prior to the Effective Date, or (b) a motion to reject any such executory contract or unexpired lease is pending before the Bankruptcy Court on the Effective Date, or (c) assumed pursuant to an order entered on or prior to the Effective Date.

9.2  PROFESSIONAL PERSON ENGAGEMENTS.    Broadband shall assume as of the Effective Date (a) its agreement, dated and effective as of April 17, 2002, with Houlihan Lokey concerning the engagement of Houlihan Lokey by the Committee to provide financial advisory services to the Committee in connection with the restructuring of Broadband’s obligations under the Old Notes, (b) its agreement, dated February 8, 2002, with CSFB concerning the engagement of CSFB by Knology to provide financial advisory services to Knology in connection with the restructuring of Broadband’s obligations under the Old Notes; and (c) its agreement dated and effective on May 1, 2002 with Milbank concerning the engagement of Milbank by the Committee to provide legal services to the Committee in connection with the restructuring of Broadband’s obligations under the Old Notes.

9.3  BAR TO REJECTION DAMAGES.    If the rejection of an executory contract or unexpired lease by Broadband results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not previously evidenced by a filed proof of Claim or barred by a Final Order, shall be forever barred and shall not be enforceable against Broadband or Reorganized Broadband, or their properties or agents, successors, or assigns, unless a proof of Claim relating thereto is filed with the Bankruptcy Court within thirty (30) days after the later of (a) the entry of a Final Order authorizing such rejection and (b) the Confirmation Date, or within such shorter period as may be ordered by the Bankruptcy Court.

9.4  CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES.    Each executory contract and unexpired lease to be assumed pursuant to the Plan shall be reinstated and rendered unimpaired in accordance with Sections 1124(2) and 365(b)(1) of the Bankruptcy Code. In connection therewith, Broadband shall cure or provide adequate assurance that it will cure any monetary default (other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code), by payment of the default amount in Cash on the Distribution Date or on such other terms as the parties to such executory contract or unexpired lease may otherwise agree, compensate, or provide adequate assurance that Broadband will promptly compensate, parties other than Broadband to such contract or lease for any actual pecuniary loss to such parties resulting from such default and provide adequate assurance of future performance under such contract or lease. In the event of a dispute regarding: (a) the amount of any cure payments, (b) the ability of Reorganized Broadband or any of the assignees to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments or performance required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

ARTICLE X

CONDITIONS PRECEDENT TO
CONFIRMATION AND EFFECTIVE DATE

10.1  CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.    Confirmation of the Plan will not occur unless all of the following conditions precedent have been satisfied or, in accordance with Section 10.3, waived:

10.1.1 The Confirmation Order shall approve in all respects all of the provisions, terms, and conditions of the Plan.

10.1.2 The Confirmation Order shall contain the following findings, conclusions and other provisions:

(a)  except as expressly provided in the Plan, all of the property distributed under the Plan shall vest in the recipients thereof, free and clear of all claims, Encumbrances and interests of any nature whatsoever;

(b)  the issuance of the Plan Securities, the entering into of the New Notes Indenture, the entering into of the Operative Documents (as defined in the New Notes Indenture), and the grant of Liens and Encumbrances as provided for in the Plan and all other indentures, instruments or agreements to be executed and delivered pursuant to the Plan have been validly authorized by all necessary corporate action of Broadband, Reorganized Broadband or Knology, as the case may be, or by applicable law;

(c)  the Lien or other interest in the collateral created by such indentures, instruments or other agreements shall be valid and binding on and enforceable against Reorganized Broadband or Knology, as the case may be, subject to the effect of (i) general principles of equity, (ii) the possible unenforceability of specific remedial provisions of any particular document, (iii) the Bankruptcy Code or any applicable state insolvency or receivership law, and (iv) other laws affecting the rights of creditors generally; and such collateral shall be subject to no prior, pari passu or subordinate Encumbrances or claims, except as provided for in such indentures, instruments or other agreements;

(d)  the New Equity Securities, when issued and delivered pursuant to the Plan, shall be deemed validly issued, fully paid, and non-assessable; and

(e)  if the Effective Date of the Plan does not occur on or before December 31, 2002, the Confirmation Order shall thereupon be null, void and of no further force or effect.

10.1.3  The Confirmation Order shall be acceptable in form and substance to Broadband.

10.1.4  Wachovia and the Subsidiaries of Broadband shall have executed and delivered, subject only to the execution and delivery of the Amended and Restated Wachovia Guaranty and the Amended and Restated Wachovia Security Documents pursuant to the provisions of the Plan, all instruments, agreements and other documents (including modifications to the Existing Wachovia Financing Agreements) necessary or appropriate to effect the restructuring of the Existing Wachovia Facility in accordance with the terms and conditions set forth in the Wachovia Term Sheet.

10.1.5  CoBank, Globe Communications, Inc., Interstate Telephone Company and Valley shall have executed and delivered, subject only to the execution and delivery of the Limited Broadband/CoBank Guaranty pursuant to the provisions of the Plan, all instruments, agreements and other documents (including modifications to the CoBank Financing Agreements) necessary or appropriate to effect the restructuring of the CoBank Facility in accordance with the terms and conditions as set forth on pages 102-103 of the Offering Circular.

10.1.6  Certain stockholders of Knology shall have executed and delivered to Knology subscription agreements providing for the purchase on the Effective Date by such Stockholders from Knology of the aggregate amount of 13,000,000 shares of Class C Preferred Stock for the aggregate subscription price of $39,000,000, due and payable in Cash on the Effective Date.

10.1.7  The stockholders of Knology shall have, in accordance with the applicable provisions of its certificate of incorporation and bylaws and the Stockholders Agreement, approved the Knology Restated Certificate of Incorporation, the Stockholders Agreement Amendment, the issuance of New Notes, Series D Preferred Stock and Series E Preferred Stock in exchange for Old Notes in accordance with the provisions of the Plan, and the issuance of 13,000,000 shares of Class C Preferred Stock to certain stockholders of Knology for the consideration set forth in Section 10.1.6.

10.1.8  Broadband shall have listed the Old Note Claims in its schedules filed under Section 521(l) of the Bankruptcy Code, as undisputed, non-contingent and liquidated, in the aggregate accreted amount thereof on the Petition Date, and such Claims shall have been allowed by Final Order of the Bankruptcy Court or by the Confirmation Order in said aggregate amount.

10.1.9  All of the requirements of Section 1129(a) of the Bankruptcy Code shall be met.

10.2  CONDITIONS TO EFFECTIVE DATE.    The Effective Date of the Plan will not occur unless all of the following conditions precedent have been satisfied or, in accordance with Section 10.3, waived:

10.2.1  Each of the conditions precedent set forth in Section 10.1 shall have been satisfied or, in accordance with Section 10.3, waived.

10.2.2  The Confirmation Order shall have been entered and shall not be stayed.

10.2.3  All those transactions described in Section 6.1.2 shall have been effected, and all other agreements and instruments to be delivered under or necessary to effectuate the Plan shall have been executed and delivered.

10.2.4  Knology shall have paid and satisfied in full any Committee Claim that shall be mature as of the Effective Date.

10.2.5  No condition to the issuance or authentication of the New Notes to be distributed pursuant to Article V of the Plan shall be unsatisfied.

10.2.6  The Classes designated by the Plan as Class 2, Class 3, Class 4, Class 5, Class 6 and Class 9 shall have accepted the Plan.

10.2.7  The Stockholders of Knology who shall have executed and delivered the subscription agreements described in Section 10.1.6 shall have paid to Knology, in exchange for the delivery of the shares of Series C Preferred Stock referred to in Section 6.1.2(h), the aggregate subscription price due on the Effective Date under the terms of the subscription agreements.

10.2.8  The Effective Date shall have occurred no later than December 31, 2002.

10.3  WAIVER OF CONDITIONS.    The Proponents may waive, without notice and without leave of or order of the Bankruptcy Court, any condition or any portion of any condition set forth in this Article X (except that the conditions set forth in Sections 10.1.2, 10.1.4, 10.1.5, 10.1.6, 10.1.7, 10.1.8, 10.2.2, 10.2.4, 10.2.6, 10.2.7 and 10.2.8 may not be waived without the written consent of holders of 75% in aggregate amount due at maturity of Old Notes evidencing Class 2 claims held by parties to the Lockup Agreement, SCANA, Wachovia, CoBank, J. H. Witney, I.V., L.P. and Blackstone CCC Capital Partners, L.P.).

ARTICLE XI

EFFECTS OF CONFIRMATION
AND EFFECTIVENESS OF THE PLAN

11.1  DISCHARGE OF CLAIMS.    Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims of any kind, nature, or description whatsoever against Broadband, any of its assets or properties or any property dealt with under the Plan to the extent permitted by Section 1141 of the Bankruptcy Code; upon the Effective Date, all existing Claims against Broadband shall be and shall be deemed to be discharged; and all Holders of Claims and Interests shall be precluded from asserting against Broadband, any of its assets or properties, or any property dealt with under the Plan any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such Holder filed a proof of Claim.

11.2  DISCHARGE OF BROADBAND.    Except as otherwise provided herein, any consideration distributed to Creditors under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against Broadband or any of its assets or properties; and, except as otherwise provided herein, upon the Effective Date, Broadband shall be deemed discharged and released to the extent permitted by Section 1141 of the Bankruptcy Code from any and all Claims, including demands and liabilities that arose before the Confirmation Date, and all debts of the kinds specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; or (b) the Holder of a Claim based upon such debt has accepted the Plan. Except as provided herein and therein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of Broadband. As provided in Section 524 of the Bankruptcy Code, such discharge shall void any judgment against Broadband at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the commencement or continued prosecution of any action against Broadband or its property, or Reorganized Broadband or its property, to the extent it relates to a Claim discharged.

11.3  INJUNCTION.    Except as provided herein or in the Confirmation Order, from and after the Effective Date, all Holders of Claims against the Estate are permanently restrained and enjoined from continuing, or taking any act, to enforce any Claim against Reorganized Broadband; provided that each Holder of a Claim may, to the extent permitted by and in accordance with the provisions of the Plan, commence or continue any action or proceeding to determine the amount of its Claim in the Bankruptcy Court or any other court of competent jurisdiction, and all Holders of Claims shall be entitled to enforce their rights under the Plan and the Plan Documents.

11.4  SURVIVAL OF INDEMNIFICATION CLAIMS AND OBLIGATIONS.    Notwithstanding any other provision of this Plan, all obligations of Broadband for indemnification of current and former officers and directors and the Old Indenture Trustee, and all Claims of such officers and directors and the Old Indentures Trustee related thereto, under the Broadband Bylaws, the Old Indenture or other applicable law, corporate documents or agreements shall expressly survive confirmation of the Plan and be binding on and enforceable against Reorganized Broadband irrespective of whether indemnification is owed in connection with an event occurring before, on or after the Petition Date.

11.5  EXCULPATIONS AND LIMITATION OF LIABILITY.    Notwithstanding any other provisions of the Plan, (a) none of the directors, officers, employees, agents, representatives, financial advisors or attorneys of Broadband, Reorganized Broadband, Knology, any Subsidiary of Broadband, Reorganized Broadband or Knology, or the Old Indenture Trustee, or the Committee or any of its members, nor (b) any Subsidiary of Broadband, Reorganized Broadband or Knology, nor (c) the Old Indenture Trustee, nor (d) any Committee or its members, shall have any liability to Broadband or Reorganized Broadband or any Holder of a Claim or Interest for actions taken or omitted to be taken in connection with or arising out of the solicitation of votes on or the administration of the Plan or the property distributed under the Plan, or any other matters arising in or related to the Case, except for any liabilities which may arise under statutes or regulations administered by the Securities and Exchange Commission or from willful misconduct or gross negligence, and, in all respects, such persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Upon the full performance by the Old Notes Indenture Trustee of its obligations to make the distributions that are required pursuant to the Plan and the Confirmation Order, such Old Indenture Trustee and its Professional Persons shall be relieved, discharged and released by Broadband and Reorganized Broadband from all obligations, claims, rights, demands and causes of action in favor of Broadband or Reorganized Broadband associated with, arising from or related to the Old Indenture.

11.6  RELEASES BY RECIPIENTS OF NEW NOTES AND NEW EQUITY SECURITIES.    Except as otherwise provided in the Plan or the Confirmation Order, to the full extent permitted by the Bankruptcy Code and other applicable law, each Entity receiving New Notes and/or New Equity Securities on account of an Allowed Claim or an Allowed Interest, upon receipt of such Plan Securities, shall be deemed forever to release, waive and discharge all known and unknown claims of any nature (other than claims of fraud or intentional misrepresentation) that such Entity has, had or may have against Broadband and Reorganized Broadband on account of or relating to any claim or cause of action relating in any way to the Claims or Interests discharged under the Plan or the negotiation, documentation and implementation of the Plan. The Confirmation Order shall enjoin from and after the Effective Date the prosecution, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability released or to be released pursuant to this Section 11.6.

11.7  INDENTURE TRUSTEE.    Notwithstanding the provisions of Sections 6.1.2(g) regarding the termination and cancellation of the Old Notes Indenture, the Old Notes Indentures shall continue in effect to the extent necessary to allow the Old Indenture Trustee to receive and make distributions as a Disbursing Agent pursuant to the Plan on account of Old Note Claims, to maintain the validity of the Indenture Trustee Charging Lien provided for thereunder, to enforce Indenture Trustee Claims provided for thereunder and to enforce any indemnification rights provided for thereunder.

ARTICLE XII

RETENTION OF JURISDICTION

12.1  SCOPE OF JURISDICTION.    Pursuant to Sections 1334 and 157 of Title 28 of the United States Code, from and after the Confirmation Date, the Bankruptcy Court shall retain and have jurisdiction of all matters arising in, arising under, and related to the Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

12.1.1  To hear and determine any and all adversary proceedings, applications or contested matters pending on the Effective Date or brought after the Effective Date;

12.1.2  To hear and determine any and all applications for substantial contribution and for compensation and reimbursement of expenses filed by Professional Persons;

12.1.3  To hear and determine Rejection Claims, disputes arising from the assumption and assignment of executory contracts and unexpired leases, and Disputed Claims which are Impaired Claims or which are held by Holders of Unimpaired Claims who have filed proofs of their Claims in accordance with Section 8.1;

12.1.4  To hear and determine, pursuant to the provisions of Section 505 of the Bankruptcy Code, all issues related to the liability of Broadband for any tax incurred prior to the Effective Date;

12.1.5  To enforce the provisions of the Plan and to determine any and all disputes arising under the Plan;

12.1.6  To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated;

12.1.7  To modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

12.1.8  To enter such orders as may be necessary or appropriate in furtherance of consummation and implementation of the Plan; and

12.1.9  To enter an order closing the Case.

12.2  FAILURE OF THE BANKRUPTCY COURT TO EXERCISE JURISDICTION.    If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under or related to the Case, including the matters set forth in Section 12.1 of the Plan, this Article XII shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1  COMPLIANCE WITH TAX REQUIREMENTS.    In connection with the Plan, Broadband and Reorganized Broadband, as the case may be, and the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements. Creditors may be required to provide certain tax information as a condition to receipt of distributions pursuant to the Plan.

13.2  COMPLIANCE WITH ALL APPLICABLE LAWS.    If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, Broadband or Reorganized Broadband, as the case may be, shall comply with such law, rule, regulation, or order; provided, however, that nothing contained herein shall require such compliance by Broadband or Reorganized Broadband, as the case may be, where the legality or applicability of any such requirement is being contested in good faith in appropriate proceedings by Broadband or Reorganized Broadband, as the case may be, and, if appropriate, for which an adequate reserve has been set aside on the books of Broadband or Reorganized Broadband, as the case may be.

13.3  DISCHARGE OF OLD INDENTURE TRUSTEE.    Subsequent to the performance of the Old Notes Indenture Trustee or its agents, of its duties and obligations under the provisions of the Plan and the Confirmation Order, if any, and under the terms of such Old Indenture, such Old Indenture Trustee and its agents shall be relieved, discharged and released from all obligations, claims, rights, demands and causes of action associated with or arising from such Old Indenture. The Confirmation Order shall enjoin from and after the Effective Date the prosecution, whether directly, derivately or otherwise, of any claim, debt, right, cause of action or liability released or to be released pursuant to this Section 13.3.

13.4  PAYMENT OF STATUTORY FEES.    All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

13.5  POST-CONFIRMATION DATE FEES AND EXPENSES OF PROFESSIONAL PERSONS.    After the Confirmation Date, Broadband, and after the Effective Date, Reorganized Broadband shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court (except as may be required by Section 1129(a)(4) of the Bankruptcy Code), pay the reasonable fees and reasonable expenses of the Professional Persons related to implementation and consummation of the Plan; provided that no such fees and expenses shall be paid except upon receipt by Broadband or Reorganized Broadband, as may be applicable, of a detailed written invoice from the Professional Person seeking compensation and expense reimbursement and provided further, that any such party may, within ten (10) days after receipt of an invoice for fees and expenses, request that the Bankruptcy Court determine the reasonableness of such fees and expenses. After the Confirmation Date, Broadband, and after the Effective Date, Reorganized Broadband, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court (except as may be required by Section 1129(a)(4) of the Bankruptcy Court), pay the reasonable fees and reasonable expenses of the Old Indenture Trustee and its Professional Persons related to the implementation and consummation of the Plan; provided that no such fees and expenses shall be paid except upon receipt by Broadband or Reorganized Broadband, as may be applicable, of a detailed written invoice evidencing the incurrence by the Old Indenture Trustee of such fees or expenses and provided further that Broadband or Reorganized Broadband, as the case may be, may, within ten (10) days after receipt of an invoice for fees and expenses, request the Bankruptcy Court to determine the reasonableness of such fees and expenses.

13.6  BINDING EFFECT.    The Plan shall be binding upon and inure to the benefit of Broadband, the Holders of Claims, the Holders of Interests, and their respective successors and assigns; provided that if the Plan is not confirmed, the Plan shall be deemed null and void and nothing contained herein shall be deemed (a) to constitute a waiver or release of any Claims by Broadband or any other Entity, (b) to prejudice in any manner the rights of Broadband or any other Entity, or (c) to constitute any admission by Broadband or any other Entity.

13.7  GOVERNING LAW.    Unless an applicable rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or the Delaware General Corporation Law, the

internal laws of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Case, except as may otherwise be provided in such agreements, documents, and instruments.

13.8  FILING OF ADDITIONAL DOCUMENTS.    On or before the conclusion of the Confirmation Hearing, Broadband shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

13.9  AMENDMENTS AND MODIFICATIONS.    The Proponents may, in accordance with Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, after hearing on notice to the Old Indenture Trustee and such other Entities as are entitled to such notice pursuant to Bankruptcy Rule 3019, amend or modify the Plan prior to the entry of the Confirmation Order.

13.10  REVOCATION.    Broadband reserves the right to revoke and withdraw the Plan prior to Confirmation. If Broadband revokes or withdraws the Plan pursuant to this Section 13.10, then the Plan shall be deemed null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims or other rights by or against Broadband or any Entity in any further proceedings involving Broadband or otherwise.

13.11  SEVERABILITY.    Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any other provisions of the Plan.

13.12  NOTICES.    All notices, requests, or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been given when personally delivered by hand, or deposited in any general or branch post office of the United States Postal service, or received by telex or telecopier; provided that the Old Indenture Trustee shall give any required notices to the Holders of Old Notes in accordance with the terms of the Old Indentures. Notices, requests and demands for payments shall be addressed and sent, postage prepaid, or delivered as follows:

(a)  in the case of notices, requests, or demands for payments to Broadband or Reorganized Broadband, at 1241 O.G. Skinner Drive, West Point, Georgia 31833, Attn: General Counsel, or at any other address designated by Broadband by notice to each Holder of a Claim or Interest, with copies to Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, Atlanta, Georgia 30309, Attn: Ronald E. Barab, Esq.

(b) in the case of notices, requests or demands for payment to Knology, at 1241 O.G. Skinner Drive, West Point, Georgia 31833, Attn: General Counsel, or at any other address designated by Knology by notice to each Holder of a Claim or Interest, with copies to Alston & Bird, LLP, One Atlantic Center, 1201 W. Peachtree Street, N.E., Atlanta, Georgia 30309, Attn: Christopher Strickland, Esq.; and

(c)  in the case of notices to Holders of Claims or Interests, at the last known address according to Broadband’s or Reorganized Broadband’s books and records, or at any other address designated by a Holder of a Claim or Interest, by notice to Broadband or Reorganized Broadband; provided that any notice of change of address shall be effective only upon receipt. In addition, all notices to the Holders of Old Note Claims shall also be given to the Old Indenture Trustee; and

(d) in the case of notices to the Committee, to the Committee c/o Houlihan Lokey Howard & Zukin Capital, 685 Third Avenue, 15th Floor, New York, New York 10017, Attn: Saul E. Burian/Oscar A. Mockridge, with copies to Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, Attn: Thomas R. Kreller, Esq.

13.13  DE MINIMIS DISTRIBUTIONS.    Notwithstanding any provision to the contrary contained herein, after the initial distribution to Holders of Old Notes and other Creditors under the Plan, no distribution of less than twenty-five dollars ($25) in Cash or less than five (5) shares of New Equity Securities shall be made to any Holder of an Allowed Claim, unless such Holder shall have-requested such distribution in writing from Reorganized Broadband before the fifth anniversary of the Confirmation Date. Such undistributed amount will be retained by Reorganized Broadband or, in the case of undistributed New Equity Securities, retained by Knology and cancelled.

Dated:                                                                  , 2002
Atlanta, Georgia

Respectfully submitted,

KNOLOGY BROADBAND, INC.

By:

      Its:

KNOLOGY, INC.

By:

      Its:

OF COUNSEL:

RONALD E. BARAB
BARBARA ELLIS-MONRO
SMITH, GAMBRELL & RUSSELL
Suite 3100, Promenade II 1230 Peachtree Street
Atlanta, Georgia 30309 404/815-3500
(404) 815-3573

Attorneys for Knology Broadband, Inc.,
Debtor and Debtor in Possession

CHRISTOPHER STRICKLAND
ALSTON & BIRD
One Atlantic Center
1201 W. Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 881-7000

Attorneys for Knology, Inc.

EXHIBIT A To Joint Plan of Reorganization

SCHEDULE OF PLAN DOCUMENTS

1.	Knology Amended and Restated Certificate of Incorporation	Exh. G. to Offering Circular

2.	Broadband Amended and Restated Certificate of Incorporation	See Section 6.3.1 of Plan for terms

3.	New Notes Indenture	See pages 174-221 of Offering Circular for terms

4.	Stockholders Agreement Amendment	Exh. C. to Offering Circular

5.	Stockholder Joinder Agreement	Exh. D. to Offering Circular

6.	Wachovia Term Sheet	Annex C-1 to Exh. H Offering Circular

7.	Amended and Restated Wachovia Guaranty	See Wachovia Term Sheet for terms

8.	Amended and Restated Wachovia Security Documents	See Wachovia Term Sheet for terms

9.	Limited Broadband/CoBank Guaranty	See Section 1.1.67 of Plan and p.102-103 of Offering Circular for terms

10.	Equity Commitment Agreement	See Section 1.1.37 for terms

11.	Disbursing Agreement	See Section 1.1.30 for terms

EXHIBIT G

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KNOLOGY, INC.

1    NAME

The name of the corporation is Knology, Inc. (the “Corporation”).

2    REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3    PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended (the “DGCL”). The Corporation shall have all power necessary or helpful to engage in such acts or activities.

4    CAPITAL STOCK

4.1    Authorized Shares.

This Corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock,” “Non-Voting Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation has authority to issue is 424,000,000 shares, each with a par value of $0.01 per share, consisting of:

(a)    One hundred and ninety-nine million (199,000,000) shares of Preferred Stock (“Preferred Stock”);

(b)    Two hundred million (200,000,000) shares of Common Stock (“Common Stock”); and

(c)    Twenty-five million (25,000,000) shares of Non-Voting Common Stock (“Non-Voting Common Stock”).

The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote (irrespective of the right to vote thereupon as a class that the holders of the shares of any such class would otherwise be entitled to under Section 242(b)(2) of the DGCL).

4.2    Common Stock.

4.2.1    Dividend Rights.

Holders of Common Stock shall be entitled to receive dividends and distributions when, as and if declared by the Board of Directors out of funds legally available therefor whether in the form of cash, property or securities of the Corporation, ratably on a per share basis. The Board of Directors shall declare dividends and distributions with respect to the Common Stock when, as and if and in the same amount as declared by the Board of Directors with respect to the Non-Voting Common Stock. The rights of the holders of Common Stock to receive dividends are subject to any provisions of any Preferred Stock then outstanding.

4.2.2    Voting Rights.

Except as otherwise provided below (and elsewhere in this Article Four with respect to the Preferred Stock) or as otherwise required by applicable law, the holders of Common Stock shall vote as a single class on all matters to be voted on by the stockholders of the Corporation.

4.2.3    Liquidation.

Subject to the provisions of any Preferred Stock then outstanding, the holders of Common Stock shall be entitled to participate with holders of Non-Voting Common Stock ratably on a per share basis in all distributions to the holders of Common Stock and Non-Voting Common Stock in any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”).

4.3    Non-Voting Common Stock.

4.3.1    Dividend Rights.

Holders of Non-Voting Common Stock shall be entitled to receive dividends and distributions when, as and if declared by the Board of Directors out of funds legally available therefor whether in the form of cash, property or securities of the Corporation, ratably on a per share basis. The Board of Directors shall declare dividends and distributions with respect to the Non-Voting Common Stock when, as and if and in the same amount as declared by the Board of Directors with respect to the Common Stock. The rights of the holders of Non-Voting Common Stock to receive dividends are subject to any provisions of any Preferred Stock then outstanding.

4.3.2    Voting Rights.

Except as otherwise required by applicable law, the holders of Non-Voting Common Stock shall not have any voting rights with respect to matters voted on by the stockholders of the Corporation.

4.3.3    Liquidation.

Subject to the provisions of any Preferred Stock then outstanding, the holders of Non-Voting Common Stock shall be entitled to participate ratably with holders of Common Stock on a per share basis in all distributions to the holders of Non-Voting Common Stock and Common Stock in any Liquidation Event.

4.4    Preferred Stock.

The Board of Directors expressly is authorized, subject to limitations prescribed by the DGCL and the provisions of this Amended and Restated Certificate of Incorporation (this “Certificate”), to provide (by resolution and by filing a certificate of designations pursuant to the DGCL) for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

(a)    the number of shares constituting that series and the distinctive designation of that series;

(b)    the dividend rate (if any) on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)    whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)    whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)    whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)    whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)    the rights of the shares of that series in the event of a Liquidation Event, and the relative rights of priority, if any, of payment of shares of that series; and

(h)    any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

4.5    Designation of Series Preferred Stock.

The Corporation shall have, as of the date hereof, five series of Preferred Stock consisting of:

(a)    Fifty-six million (56,000,000) of the authorized shares of Preferred Stock which are hereby designated “Series A Preferred Stock” (the “Series A Preferred”);

(b)    Twenty-one million one hundred and eighty thousand one hundred and thirty-one (21,180,131) of the authorized shares of Preferred Stock which are hereby designated “Series B Preferred Stock” (the “Series B Preferred”);

(c)    Sixty million (60,000,000) of the authorized shares of Preferred Stock which are hereby designated “Series C Preferred Stock” (the “Series C Preferred”);

(d)    Thirty-four million (34,000,000) of the authorized shares of Preferred Stock which are hereby designated “Series D Preferred Stock” (the “Series D Preferred”); and

(e)    Twenty-five million (25,000,000) of the authorized shares of Preferred Stock which are hereby designated “Series E Preferred Stock” (the “Series E Preferred”).

Together, the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall hereinafter be referred to as the “Series Preferred.” The rights, preferences, privileges, restrictions and other matters relating to Series Preferred are as follows:

4.5.1    Dividend Rights.

Holders of the Series Preferred on a pari passu basis but prior and in preference to the holders of the Common Stock and Non-Voting Common Stock, shall be entitled to receive dividends and distributions, whether in the form of cash, securities or other property, when, as and if declared by the Board of Directors, out of funds legally available therefor at the same amount as dividends and distributions declared with respect to the Common Stock and Non-Voting Common Stock treating each share of Series Preferred as being equal to the number of shares of Common Stock or Non-Voting Common Stock into which such share of Series Preferred is then convertible (pursuant to Section 4.5.4 below). In the event that the Corporation declares any dividend or distribution, the Series Preferred shall be entitled to payment in full of such dividend or distribution prior to the payment of such dividend or distribution with respect to the holders of Common Stock or Non-Voting Common Stock.

4.5.2    Voting Rights.

(a)    Generally.    Except as otherwise provided herein or as required by law, the Series Preferred, other than the Series E Preferred, shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series Preferred are convertible (pursuant to Section 4.5.4 below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

(b)    Series B Preferred Board Seats.

(i)    In addition to the other rights specified in this Section 4.5.2, the holders of a majority of the outstanding shares of Series B Preferred, voting as a separate class (the “Series B Required Holders”), shall at all times have the special and exclusive right to elect two directors to the Board of Directors (the “Series B Directors”). In any election of directors by the holders of Series B Preferred pursuant to this Section 4.5.2(b), each holder of Series B Preferred shall be entitled to one vote for each share of Series B Preferred held. The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 4.5.2(b).

(ii)    The special and exclusive voting rights of the holders of Series B Preferred contained in this Section 4.5.2(b) may be exercised either at a special meeting of the holders of Series B Preferred called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting.

(iii)    Each director to be elected pursuant to this Section 4.5.2(b) shall serve for a term extending from the date of such director’s election and qualification until the next annual meeting of stockholders of the Corporation and until such director’s successor shall have been elected and qualified.

(iv)    If at any time any directorship to be filled by the holders of Series B Preferred pursuant to this Section 4.5.2(b) has been vacant for a period of ten days, the Secretary of the Corporation shall, upon the written request of any holder of such Series B Preferred, call a special meeting of the holders of the Series B Preferred for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the Bylaws. If such meeting shall not be called by the Secretary of the Corporation within ten days after personal service of such written request on him or her, then any holder of Series B Preferred may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place specified in such notice. Any holder of Series B Preferred so designated shall have access to the stock books of the Corporation relating to Series B Preferred for the purpose of calling a meeting of the stockholders pursuant to these provisions.

(v)    At any meeting held for the purpose of electing directors as provided in this Section 4.5.2(b), the presence, in person or by proxy, of the holders of record of shares representing at least a majority of the voting power of the Series B Preferred then outstanding shall be required to constitute a quorum of the Series B Preferred for such election.

(vi)    Any Series B Director may be removed from office at any time, with or without cause by the affirmative vote of the Series B Required Holders.

(vii)    A vacancy in any directorship to be elected by the holders of the Series B Preferred pursuant to this Section 4.5.2(b) may be filled only by the remaining Series B Director, if applicable, or by vote or written consent in lieu of a meeting of the Series B Required Holders.

4.5.3    Liquidation.

(a)    Upon any Liquidation Event, before any distribution or payment shall be made to the holders of any other equity security of the Corporation, the holders of Series D Preferred and Series E Preferred, on a pari passu basis, shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series D Preferred and Series E Preferred equal to the greater of (1) one dollar and eighty-seven cents ($1.87) (the “Series D Issue Price” and the “Series E Issue Price”), or (2) the amount the holder would have received had the holder’s shares of Series D Preferred or Series E Preferred been converted into Common Stock or Non-Voting Common Stock, as applicable, immediately before a Liquidation Event (the “Series D Liquidation Value” and the “Series E Liquidation Value”). If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Series D Preferred and Series E Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4.5.3(a), then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of the Series D Preferred and Series E Preferred based upon the aggregate of the Series D Liquidation Value and Series E Liquidation Value (plus all accrued and unpaid dividends) in proportion to the full amounts to which they would otherwise be entitled. To the extent that a combination of cash and other property is to be distributed to the equity holders of the Corporation upon any Liquidation Event, the available cash shall be first distributed to the holders of the Series D Preferred and Series E Preferred prior to any distribution of cash to the holders of any other equity security of the Corporation.

(b)    Upon any Liquidation Event, after the indefeasible payment of the Series D Liquidation Value and the Series E Liquidation Value as set forth in Section 4.5.3(a) above and before any distribution or payment shall be made to the holders of any other equity security of the Corporation, the holders of Series B Preferred and Series C Preferred, on a pari passu basis, shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series B Preferred and Series C Preferred equal to the greater of (1) the applicable Issue Price (as defined below), or (2) the amount the holder would have received had the holder’s shares of Series B Preferred or Series C Preferred, as applicable, been converted into Common Stock immediately before a Liquidation Event (the “Series B Liquidation Value” or “Series C Liquidation Value,” as applicable). The “Issue Price” for the Series B Preferred is four dollars and seventy-five cents ($4.75) (the “Series B Issue Price”) and for the Series C Preferred is three dollars ($3.00) (the “Series C Issue Price”). If upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Series B Preferred and Series C Preferred, after the indefeasible payment of the aggregate Series D Liquidation Value and the Series E Liquidation Value, are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4.5.3(b), then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series B Preferred and Series C Preferred, after the indefeasible payment of the Series D Liquidation Value and the Series E Liquidation Value, based upon the aggregate of the Series B Liquidation Value and Series C Liquidation Value (plus all accrued and unpaid dividends) in proportion to the full amounts to which they would otherwise be respectively entitled. To the extent that a combination of cash and other property is to be distributed to the equity holders of the Corporation upon any Liquidation Event, the available cash, after the indefeasible payment of the Series D Liquidation Value and the Series E Liquidation Value, shall be distributed to the holders of the Series B Preferred and Series C Preferred prior to any distribution of cash to the holders of any other equity security of the Corporation.

(c)    After the indefeasible payment of the aggregate Series D Liquidation Value, Series E Liquidation Value, Series B Liquidation Value and Series C Liquidation Value as set forth in Section 4.5.3(a) and Section 4.5.3(b) above, upon any Liquidation Event, before any distribution or payment shall be made to the holders of any other equity security of the Corporation, the holders of the Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A Preferred equal to the greater of (1) four dollars and seventy-five cents ($4.75) (the “Series A Issue Price”), or (2) the amount the holder would have received had the holder’s shares of Series A Preferred been converted into Common Stock immediately before a Liquidation Event (the “Series A Liquidation Value”). If, upon any such Liquidation Event, the Corporation’s assets to be distributed among the holders of the Series A Preferred, after the indefeasible payment of the aggregate Series D Liquidation Value, Series E Liquidation Value, Series B Liquidation Value and Series C Liquidation Value, are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4.5.3(c), then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series A Preferred, after the indefeasible payment of the aggregate Series

D Liquidation Value, Series E Liquidation Value, Series B Liquidation Value and Series C Liquidation Value, based upon the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends) in proportion to the full amounts to which they would otherwise be respectively entitled. To the extent that a combination of cash and other property is to be distributed to the equity holders of the Corporation upon a Liquidation Event, the Corporation shall, after the indefeasible payment in cash of the aggregate Series D Liquidation Value, Series E Liquidation Value, Series B Liquidation Value and Series C Liquidation Value, as set forth in Section 4.5.3(a) and Section 4.5.3(b) above, pay any remaining available cash to the holders of the Series A Preferred prior to any distribution of cash to the holders of any other equity security of the Corporation.

(d)    After the indefeasible payment of the aggregate Series A Liquidation Value, Series B Liquidation Value, Series C Liquidation Value, Series D Liquidation Value and Series E Liquidation Value, as set forth in Section 4.5.3(a), Section 4.5.3(b) and Section 4.5.3(c) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of Common Stock and Non-Voting Common Stock. The holders of the Series Preferred shall be entitled to participate in distributions to holders of the Common Stock and the Non-Voting Common Stock such that, after giving effect to all distributions pursuant to Section 4.5.3(a), Section 4.5.3(b) and Section 4.5.3(c) above, the holders of the Series Preferred receive aggregate distributions equal to the greater of the applicable Series Preferred Liquidation Value or the amounts that such holders would have received if the Series Preferred had been converted into Common Stock or Non-Voting Common Stock, as applicable, immediately prior to such Liquidation Event.

4.5.4    Conversion of the Series Preferred.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock or Non-Voting Common Stock, as applicable:

(a)    Optional Conversion.    Subject to and in compliance with the provisions of this Section 4.5.4, any share of Series Preferred, other than Series E Preferred, may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred, other than Series E Preferred, shall be entitled upon conversion shall be the product obtained by multiplying the applicable Conversion Rate then in effect (calculated as provided in Section 4.5.4(b)) by the number of shares of Series Preferred being converted. Subject to and in compliance with the provisions of this Section 4.5.4, any share of Series E Preferred may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Non-Voting Common Stock. The number of shares of Non-Voting Common Stock to which a holder of Series E Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series E Conversion Rate then in effect (calculated as provided in this Section 4.5.4) by the number of shares of Series E Preferred being converted.

(b)    Conversion Rates.    The Conversion Rate in effect at any time for conversion of the Series Preferred (collectively, the “Series Preferred Conversion Rates”) shall be as set forth below.

(i)    The Series A Conversion Rate shall be 1.0371, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred (the “Series A Conversion Rate”).

(ii) The Series B Conversion Rate shall be 1.4865, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series B Preferred (the “Series B Conversion Rate”).

(iii) The Series C Conversion Rate shall be one, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series C Preferred (the “Series C Conversion Rate”).

(iv) The Series D Conversion Rate shall be one, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series D Preferred (the “Series D Conversion Rate”).

(v)    The Series E Conversion Rate shall be one, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series E Preferred (the “Series E Conversion Rate”).

(c)    Stock Splits and Combinations.    If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series Preferred, other than Series E Preferred, then the Series Preferred Conversion Rates, other than the Series E Conversion Rate, in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the Series Preferred Conversion Rates, other than the Series E Conversion Rate, in effect immediately before the combination shall be proportionately increased. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Non-Voting Common Stock without a corresponding subdivision of the Series E Preferred, then the Series E Conversion Rate in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Non-Voting Common Stock into a smaller number of shares, the Series E Conversion Rate in effect immediately before the combination shall be proportionately increased. Any adjustments under this Section 4.5.4(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d)    Reclassification, Exchange and Substitution.    If, at any time or from time to time, the Common Stock issuable upon conversion of the Series Preferred, other than the Series E Preferred, is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.5.4), in any such event each holder of Series Preferred, other than the Series E Preferred, shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred, other than the Series E Preferred, could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof. If, at any time or from time to time, the Non-Voting Common Stock issuable upon conversion of the Series E Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.5.4), in any such event each holder of Series E Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Non-Voting Common Stock into which such shares of Series E Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

(e)    Reorganizations, Mergers; Consolidations or Sales of Assets.    If, at any time or from time to time, there is (i) a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4.5.4) or (ii) a consolidation or merger (other than where the Corporation is the continuing corporation after such consolidation or merger and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) (each a “Reorganization”), as a part of such Reorganization provision shall be made so that the holders of the Series Preferred, other than the Series E Preferred, shall thereafter be entitled to receive upon conversion of the Series Preferred, other than the Series E Preferred, the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5.4 with respect to the rights of the holders of the Series Preferred, other than the Series E Preferred, after the Reorganization to the end that the provisions of this Section 4.5.4 (including adjustment of the Series Preferred Conversion Rates, other than the Series E Preferred Conversion Rate, then in effect and the number of shares issuable upon conversion of the Series Preferred, other than the Series E Preferred) shall be applicable after that event and be as nearly equivalent as practicable. If, at any time or from time to time, there is a Reorganization of the Non-Voting Common Stock, as a

part of such Reorganization provision shall be made so that the holders of the Series E Preferred shall thereafter be entitled to receive upon conversion of the Series E Preferred the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Non-Voting Common Stock deliverable upon conversion would have been entitled in connection with such Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5.4 with respect to the rights of the holders of the Series E Preferred after the Reorganization to the end that the provisions of this Section 4.5.4 (including adjustment of the Series E Preferred Conversion Rate then in effect and the number of shares issuable upon conversion of the Series E Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(f)    Certificate of Adjustment.    In each case of an adjustment or readjustment of a Series Preferred Conversion Rate, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the affected Series Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(g)    Notices of Record Date.    Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any sale or other disposition of all or substantially all of the assets of the Corporation, or any Liquidation Event, the Corporation shall mail to each holder of Series Preferred at least 20 days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger or Liquidation Event is expected to become effective and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock and Non-Voting Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock and Non-Voting Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger or Liquidation Event.

(h)    Automatic Conversion Upon Public Offering.    Each share of Series Preferred, other than Series E Preferred, shall automatically be converted into shares of Common Stock, based on the applicable Series Preferred Conversion Rate then in effect, and each share of Series E Preferred shall automatically be converted into shares of Non-Voting Common Stock based on the Series E Conversion Rate then in effect, in each case immediately upon the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Common Stock is listed for quotation on the Nasdaq National Market, the Nasdaq Small Cap Market or on a national securities exchange (a “Qualified Public Offering”). Upon such automatic conversion, all declared but unpaid dividends, if any, shall be paid in accordance with Section 4.5.4(i)(ii).

(i)    Mechanics of Conversion.

(i)    Optional Conversion.    Each holder of Series Preferred who desires to convert the same into shares of Common Stock or Non-Voting Common Stock, as applicable, pursuant to this Section 4.5.4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Corporation shall promptly (i) issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock or Non-Voting Common Stock, as applicable, to which such holder is entitled, (ii) pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock or Non-Voting Common Stock, as applicable, (at the fair market value of the Common Stock or Non-Voting Common Stock, as applicable, as determined by the Board of Directors as of the date of such conversion), any declared but unpaid dividends on the shares of Series Preferred being converted and (iii) if less than all of the shares of Series Preferred represented by the surrendered certificates are being converted, reissue certificates representing the balance of the number of shares of Series Preferred not being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock or Non-Voting Common Stock, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock or Non-Voting Common Stock, as applicable, on such date.

(ii)    Automatic Conversion.    Upon the occurrence of a Qualified Public Offering, the outstanding shares of Series Preferred shall be converted into Common Stock or Non-Voting Common Stock, as applicable, automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided however that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock or Non-Voting Common Stock, as applicable, issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series Preferred at the office of the Corporation or any transfer agent for Series Preferred there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock or Non-Voting Common Stock, as applicable, into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock or Non-Voting Common Stock, as applicable, (at the fair market value of the Common Stock or Non-Voting Common Stock, as applicable, as determined by the Board as of the date of such conversion) or, at the option of the Corporation, a combination of both cash and Common Stock or Non-Voting Common Stock, as applicable, all declared and unpaid dividends on the shares of Series Preferred which are automatically converted. Until surrendered as provided above, each certificate formerly representing shares of Series Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock or Non-Voting Common Stock, as applicable, resulting from such automatic conversion.

(j)    Fractional Shares.    No fractional shares of Common Stock or Non-Voting Common Stock shall be issued upon conversion of the Series Preferred. All shares of Common Stock or Non-Voting Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of the Common Stock or Non-Voting Common Stock, as applicable, as determined in good faith by the Board on the date of conversion.

(k)    Reservation of Common Stock and Non-Voting Common Stock Issuable Upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares sufficient to effect the exercise of options or other rights to purchase shares of Common Stock issuable to employees, directors or consultants of the Corporation pursuant to incentive compensation plans of the Corporation, which have been approved and adopted by the Corporation’s Board of Directors, which shares shall not exceed 12% of the Common Stock outstanding on a fully diluted, as-converted basis as of the date of this Certificate (“Reserved Employee Stock”), as well as such number of its shares of Common Stock and Non-Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series Preferred. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock into shares of Common Stock as set forth in Section 4.5.5. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to satisfy the needs of Reserved Employee Stock, to effect the conversion of all then-outstanding shares of Series Preferred, other than the Series E Preferred, and to effect the conversion of all then-outstanding shares of Non-Voting Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

If at any time the number of authorized but unissued shares of Non-Voting Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series E Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Non-Voting Common Stock to such number of shares as shall be sufficient for such purpose.

(l)    Status of Shares of Series Preferred.    All shares of Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be deemed authorized but unissued shares.

4.5.5    Conversion of the Non-Voting Stock to Voting Stock.

(a)    Conversion Event.    Shares of Non-Voting Common Stock shall automatically be converted into shares of Common Stock, at a conversion rate of one (the “Non-Voting Common Conversion Rate”), immediately upon the transfer of such shares of Non-Voting Common Stock by SCANA Communications Holdings, Inc. or one of its affiliates (collectively, “SCANA”) to any person other than SCANA (a “SCANA Non-Affiliate”). Shares of Series E Preferred Stock shall automatically be converted into shares of Series D Preferred Stock, at a conversion rate of one (the “Series E/Series D Conversion Rate”), immediately upon the transfer of such shares of Series E Preferred Stock by SCANA to any SCANA Non-Affiliate.

(b)    Mechanics of Conversion.    Upon the transfer of shares of Non-Voting Common Stock or Series E Preferred Stock, as applicable, by SCANA to a SCANA Non-Affiliate, such shares of Non-Voting Common Stock or Series E Preferred Stock, as applicable, shall be converted into Common Stock or Series D Preferred Stock, as applicable, automatically without any further action by SCANA or the SCANA Non-Affiliate receiving such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided however that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock or Series D Preferred Stock, as applicable, issuable upon such conversion unless the certificates evidencing such shares of Non-Voting Common Stock or Series E Preferred Stock, as applicable, are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by the SCANA Non-Affiliate of the certificates formerly representing shares of Non-Voting Common Stock or Series E Preferred Stock, as applicable, at the office of the Corporation or any transfer agent for the Non-Voting Common Stock or the Series E Preferred Stock, as applicable, there shall be issued and delivered to such SCANA Non-Affiliate promptly at such office and in the name of the SCANA Non-Affiliate transferee as shown on such surrendered certificate or certificates duly endorsed by SCANA to such SCANA Non-Affiliate, a certificate or certificates for the number of shares of Common Stock or Series D Preferred Stock, as applicable, into which the shares of Non-Voting Common Stock or Series E Preferred Stock, as applicable, surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock or Series D Preferred Stock, as applicable (at the fair market value of the Common Stock or Series D Preferred Stock, as applicable, as determined by the Board as of the date of such conversion), or, at the option of the Corporation, a combination of both cash and Common Stock or Series D Preferred Stock, as applicable, all declared and unpaid dividends on the shares of Non-Voting Common Stock or Series E Preferred Stock, as applicable, which are automatically converted. Until surrendered as provided above, each certificate formerly representing shares of Non-Voting Common Stock or Series E Preferred Stock, as applicable, shall be deemed for all corporate purposes to represent the number of shares of Common Stock or Series D Preferred Stock, as applicable, resulting from such automatic conversion.

(c)    Maintenance of Conversion Rates.

(i)    If at any time the Common Stock issuable upon conversion of the Series Preferred, other than the Series E Preferred is adjusted in the manner set forth in Section 4.5.4(c) without a corresponding adjustment to the Non-Voting Common Stock, the Corporation will make a corresponding adjustment to the Non-Voting Common Stock. If at any time the Common Stock issuable upon conversion of the Series Preferred, other than the Series E Preferred is racapitalized, reclassified, or otherwise changed into the same or a different number of shares of any class or classes of stock in the manner set forth in Section 4.5.4(d) without a corresponding change to the Non-Voting Common Stock, the Corporation will make a corresponding change to the Non-Voting Common Stock; provided that the class or classes of stock into which the Non-Voting Common Stock is changed shall be non-voting stock. If at any time there is a Reorganization of the Common Stock without a corresponding Reorganization of the Non-Voting Common Stock, the corporation shall effect a corresponding Reorganization of the Non-Voting Common Stock; provided that if the Non-Voting Common Stock is converted into a class or classes stock, such class or classes of stock shall be non-voting stock.

(ii)    If at any time the Non-Voting Common Stock issuable upon conversion of the Series E Preferred is adjusted in the manner set forth in Section 4.5.4(c) without a corresponding adjustment to the Common Stock, the Corporation will make a corresponding adjustment to the Common Stock. If at any time the Non-Voting Common Stock issuable upon conversion of the Series E Preferred is racapitalized, reclassified, or otherwise changed into the same or a different number of shares of any class or classes of stock in the manner set forth in Section 4.5.4(d) without a corresponding change to the Common Stock, the Corporation will make a corresponding change to the Common Stock; provided that the class or classes of stock into which the Common Stock is changed shall be voting stock. If at any time there is a Reorganization of the Non-Voting Common Stock without a corresponding Reorganization of the Common Stock the corporation shall effect a corresponding Reorganization of the Common Stock; provided that if the Common Stock is converted into a class or classes stock, such the class or classes of stock shall be voting stock.

4.6    General Provisions.

4.6.1    Notices.

Any notice required by the provisions of this Certificate shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

4.6.2    Amendment and Waiver

(a)    In addition to any other vote or consent required herein or by law: (i) no amendment, modification or waiver of any of the terms or provisions of the Series A Preferred shall be binding or effective without the prior approval of the holders of a majority of the outstanding shares of Series A Preferred, voting as a separate class (the “Series A Required Holders”), and no change in the terms thereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior approval of the Series A Required Holders; (ii) no amendment, modification or waiver of any of the terms or provisions of the Series B Preferred shall be binding or effective without the prior approval of the Series B Required Holders, and no change in the terms thereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior approval of the Series B Required Holders; (iii) no amendment, modification or waiver of any of the terms or provisions of the Series C Preferred shall be binding or effective without the prior approval of the holders of a majority of the outstanding shares of Series C Preferred, voting as a separate class (the “Series C Required Holders”), and no change in the terms thereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior approval of the Series C Required Holders; (iv) no amendment, modification or waiver of any of the terms or provisions of the Series D Preferred shall be binding or effective without the prior approval of the holders of a majority of the outstanding shares of Series D Preferred, voting as a separate class (the “Series D Required Holders”), and no change in the terms thereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior approval of the Series D Required Holders; and (v) no amendment, modification or waiver of any of the terms or provisions of the Series E Preferred shall be binding or effective without the prior approval of the holders of a majority of the outstanding shares of Series E Preferred, voting as a separate class (the “Series E Required Holders”), and no change in the terms thereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior approval of the Series E Required Holders. Any amendment, modification or waiver of any of the terms or provisions of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, approved by the Series A Required Holders, Series B Required Holders, Series C Required Holders, Series D Required Holders or Series E Required Holders, as applicable, whether prospective or retroactively effective, shall be binding upon all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable.

(b)    The rights, preferences and privileges of the Series E Preferred shall not be amended by the Corporation such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series E Preferred in a manner more favorable in any material respect than the holders of the Series D Preferred, unless, in each such case, the terms of the Series D Preferred are also amended so as to give holders of Series D Preferred the same rights, preferences and privileges. The rights, preferences and privileges of the Series D Preferred shall not be amended by the Corporation such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series D Preferred in a manner more favorable in any material respect than the holders of the Series E Preferred, unless, in each such case, the terms of the Series E Preferred are also amended so as to give holders of Series E Preferred the same rights, preferences and privileges. The terms of the Series A Preferred, Series B Preferred and Series C Preferred shall not be amended such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series A Preferred, Series B Preferred or Series C Preferred in a manner more favorable in any material respect than the holders of the Series D Preferred or the Series E Preferred, unless, in each such case, the terms of the Series D Preferred and the Series E Preferred are amended so as to give holders of Series D Preferred and the Series E Preferred the same rights, preferences and privileges. The terms of the Series D Preferred and Series E Preferred shall not be amended such that the amendment has the effect of establishing rights, preferences and privileges benefiting holders of the Series D Preferred or Series E Preferred in a manner more favorable in any material respect than the holders of the Series A Preferred, Series B Preferred and Series C Preferred, unless, in each such case, the terms of the Series A Preferred, Series B Preferred and Series C Preferred are amended so as to give holders of Series A Preferred, Series B Preferred and Series C Preferred the same rights, preferences and privileges.

4.6.3    Registration of Transfer.

The Corporation shall keep at its principal office (or shall appoint a transfer agent which shall keep) a register for the registration of the Preferred Stock, Non-Voting Common Stock and Common Stock. Upon the surrender of any certificate representing Preferred Stock, Non-Voting Common Stock or Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (or cause to be executed and delivered, in each case at the Corporation’ s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The Corporation shall not close its books against the transfer of shares of Common Stock, Non-Voting Common Stock or Preferred Stock in any manner which would interfere with the timely conversion of any shares of Common Stock, Non-Voting Common Stock or Preferred Stock.

4.6.4    Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, Non-Voting Common Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

4.6.5    Payment of Taxes.

The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock or Non-Voting Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or Non-Voting Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

4.6.6    No Dilution or Impairment.

The Corporation shall not amend this Certificate, as amended, or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

4.7    Redemption.

Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the good faith judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the DGCL or any other applicable provision of law, to the extent, and only to the extent, necessary to prevent the loss or secure the reinstatement of any material license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

4.7.1    Redemption Price.

The redemption price of the shares to be redeemed pursuant to this Section 4.7.1 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by one or more Disqualified Holders (as defined herein) within one year of the Redemption Date (as defined herein), the greater of (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares. The redemption price shall be payable on the Redemption Date.

4.7.2    Form of Payment.

At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof; provided that if a Disqualified Holder objects to payment in the form of Redemption Securities within 20 days of the proposed Redemption Date, such Disqualified Holder shall be paid in cash.

4.7.3    Selection of Redemption Share.

If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors.

4.7.4    Notice of Redemption Date.

At least 30 days’ prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates formerly representing the shares redeemed.

4.7.5    Termination of Rights.

From and after the Redemption Date, provided that the redemption price therefor has been tendered by the Corporation, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption.

4.7.6    Definitions.

For purposes of this Section 4.7:

“Disqualified Holder” shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, is more likely than not to result, in the good faith judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

“Fair Market Value” of a share of the Corporation’s stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 4.7.4; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; provided that if the Disqualified Holder challenges the good faith determination of the Board of Directors, the dispute shall be resolved by an investment banking firm of recognized national standing selected by the Disqualified Holder and acceptable to the Corporation, the fees of such investment banker to be borne by the Disqualified Holder.

“Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the Nasdaq National Market of The Nasdaq Stock Market, Inc. or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.7.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Section 4.7.4, at least equal to the price required to be paid pursuant to Section 4.7.1 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions).

5    BOARD OF DIRECTORS

5.1    Classification.

            5.1.1    Except as otherwise provided in this Certificate or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by the Board of Directors of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately by series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time by the Board of Directors to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 2001 annual meeting of stockholders, each initial director in Class II shall hold office for a term expiring at the 2003 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 2002 annual meeting of stockholders. Elections of directors need not be by written ballot.

            5.1.2    Notwithstanding the foregoing provisions of this Section 5.1, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director’s earlier death, resignation or removal. Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

5.2    Removal.

Except as otherwise provided pursuant to the provisions of this Certificate or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of not less than 66 2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to any meeting of stockholders where the removal of directors prior to expiration of their term in office will be considered, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled in accordance with Section 5.3 hereof.

5.3    Vacancies and Change of Authorized Number.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may only be filled by a vote of the majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. In the event that one or more directors resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect not earlier than the date on which such resignation or resignations shall become effective. Notwithstanding the foregoing, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Certificate, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof in office, or by a sole remaining director so elected. Each director chosen in accordance with this Section 5.3 shall hold office until the next election of the class for which such director shall have been chosen, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

5.4    Directors Elected by Holders of Preferred Stock.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to Section 5.1 unless expressly provided by this Certificate or the certificate of designations applicable thereto.

5.5    Limitation of Liability.

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director: (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (c) for liability under Section 174 of the DGCL; or (d) for any transaction from which the director received any improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation’s directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL. Any repeal or modification of this Section 5.5 shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

6    INDEMNIFICATION

6.1    Authorization of Indemnification

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such Proceeding in advance of its final disposition; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

6.2    Right of Claimant To Bring Action Against the Corporation

If a claim under Section 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the DGCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the DGCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

6.3    Non-Exclusivity

The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.4    Survival of Indemnification

The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

6.5    Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

7    SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders may be called at any time but only by (a) the chairman of the board of the Corporation or (b) a majority of the directors in office, although less than a quorum. The business which shall be conducted at any special meeting of the stockholders shall: (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board of Directors, or (c) be brought before the meeting by the presiding officer of the meeting provided that a majority of the directors then in office have approved, on the record, that such business be conducted at the meeting.

8    AMENDMENT OF CERTIFICATE OF INCORPORATION

Notwithstanding any other provisions of this Certificate or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws), the affirmative vote of 75% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Section 5, Section 6 or Section 7 hereof, and this Section 8. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law.

9    AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws. Notwithstanding any other provisions of this Certificate or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws), in order for the stockholders of the Corporation to amend or repeal the Bylaws, the affirmative vote of 75% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required.

10    DURATION

The Corporation is to have perpetual existence.

11    CORPORATE ACTION OUTSIDE OF DELAWARE

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

EXHIBIT H

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT, dated as of July 11, 2002, is entered into by and among:

(a)	Knology, Inc. (“Knology”), a Delaware corporation;

(b)	Knology Broadband, Inc. (formerly Knology Holdings, Inc.) (“Broadband”), a Delaware corporation;

(c)	Valley Telephone Co., Inc. (“Valley”), an Alabama corporation;

(d)	SCANA Communications Holdings, Inc. (“SCANA”), a Delaware corporation;

(e)
The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership (collectively, the “Burton Partnerships” and each individually a “Burton Partnership”), each a Wyoming limited partnership;

(f)	ITC Telecom Ventures, Inc. (“ITC”), a Delaware corporation;

(g)	Wachovia Bank, National Association (“Wachovia”), a national banking association;

(h)	CoBank, ACB (“CoBank” and, collectively with Wachovia, the “Banks”);

(i)
the undersigned holders of the capital stock of Knology identified as “Other Stockholders” on Schedule A to this Agreement on the date of this Agreement and each other holder of the capital stock of Knology that executes a counterpart signature page to this Agreement after the date of this Agreement, as provided in Section 29 (collectively, the “Other Stockholders” and each individually an “Other Stockholder”; SCANA, the Burton Partnerships, ITC and the Other Stockholders are collectively referred to as the “Stockholders” and each individually as a “Stockholder”);

(j)
the undersigned beneficial owners (or investment managers or advisors for the beneficial owners) of the Old Notes identified as “Other Noteholders” on Schedule B to this Agreement on the date of this Agreement and each other beneficial owner (or investment managers or advisors for the beneficial owners) of Old Notes that executes a counterpart signature page to this Agreement after the date of this Agreement as provided in Section 29 (collectively, the “Other Noteholders,” and each, individually, an “Other Noteholder”; SCANA, the Burton Partnerships and the Other Noteholders are collectively referred to as the “Noteholders” and each individually as a “Noteholder”); and

(k)	the undersigned subsidiaries of Broadband who have become parties to this Agreement as provided in Section 35.

For purposes hereof, all references in this Agreement to Noteholders, Stockholders or parties that are “signatories to this Agreement” shall mean, as of any date of determination, those Noteholders, Stockholders or parties, as the case may be, who executed and delivered this Agreement as an original signatory on or before the date of this Agreement, together with those additional Noteholders, Stockholders or parties, as the case may be, who after the date of this Agreement but, on or before such date of determination, become party to this Agreement by executing and delivering counterpart signature pages as provided in Section 29. After the date of this Agreement, when Other Stockholders and Other Noteholders become signatories to this Agreement, Schedule A and Schedule B to this Agreement, as applicable, shall be updated to include the shares of Knology’s capital stock or the Old Notes, as applicable, held by such Other Stockholder or Other Noteholder.

RECITALS:

Knology, Broadband, Valley, Wachovia, CoBank, the Stockholders, and the Noteholders have engaged in good faith negotiations with the objective of restructuring the debt and equity capital structures of Knology and its subsidiaries (the “Restructuring”), substantially as set forth in the Restructuring Term Sheet (as defined below) and the Bank Term Sheets (as defined below) and the Bank Loan Documents (as defined below), which set forth the terms and conditions of (i) the Exchange Offer, (ii) the Pre-Packaged Plan (as defined below), (iii) the Consent Solicitation and the Old Indenture Amendments, (iv) the consensual modification of the Wachovia Credit Facility (as defined below), (v) the consensual modification of the CoBank Credit Facility (as defined below), (vi) the Charter Amendment, (vii) the Private Placement, and (viii) the Stockholders Agreement Amendment.

Knology, Broadband, Valley, Wachovia, CoBank, the Stockholders, and the Noteholders desire that Knology conduct the Exchange Offer as soon as practicable on the terms described in the Restructuring Term Sheet to accomplish the Restructuring, or, if necessary under the terms of the Restructuring Term Sheet, that Broadband commence a case under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Georgia to accomplish the Restructuring through the confirmation of the Pre-Packaged Plan (the “Pre-Packaged Proceeding”).

Therefore, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties signatory to this Agreement hereby agrees as follows:

1.    Definitions.

As used in this Agreement, the terms defined in this Agreement shall have the meaning ascribed to such terms in this Agreement, terms defined in the Restructuring Term Sheet unless otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Restructuring Term Sheet, and the following terms shall have the following meanings:

“Agreement” means this Agreement, including the Schedules, Annexes and Exhibits hereto (including any agreements incorporated herein or therein), all of which are incorporated by reference herein.

“Bank Term Sheets” means, collectively, the CoBank Term Sheet attached hereto as Annex B-1 (the “CoBank Term Sheet”) and the Wachovia Term Sheet attached hereto as Annex C-1 (the “Wachovia Term Sheet”), which set forth the material terms and conditions of the consensual modification to the CoBank Credit Facility and the Wachovia Credit Facility, respectively, and which summarize generally the terms and conditions of the CoBank Loan Documents and the Wachovia Loan Documents, respectively.

“Bank Loan Documents” means, collectively, (i) the CoBank Loan Documents attached hereto as Annex B-2 (the “CoBank Loan Documents”), which are the definitive operative documents to be executed and delivered by the parties thereto to effect the consensual modification of the CoBank Credit Facility, and (ii) the Wachovia Loan Documents listed in Annex C-2 (the “Wachovia Loan Documents”), which will reflect the terms set forth in the Wachovia Term Sheet and will be the definitive operative documents to be executed and delivered by the parties thereto to effect the consensual modification of the Wachovia Credit Facility.

“CoBank Credit Facility” means that certain existing $40 million, 10-year senior secured credit facility by and among Globe Communications, Inc., Interstate Telephone Company and Valley, as borrowers, and CoBank, as lender, to be modified and as more particularly described in Annex B-1 attached hereto and the CoBank Loan Documents included in Annex B-2 attached hereto.

“Eligible Offeree” means a holder of Old Notes, other than Valley, that is an “Accredited Investor,” a “qualified institutional buyer” or a person other than a “U.S. Person,” in each case as such terms are defined in the Securities Act.

“Informal Noteholders’ Committee” means the informal committee of beneficial owners of the Old Notes that have negotiated the terms of the Restructuring with Knology, the names and addresses of such beneficial owners and the principal amount at maturity of the Old Notes collectively owned by the committee members being set forth in Schedule C to this Agreement.

“Joinder Agreement” means the agreement to be entered into by and among Knology and each holder of Old Notes who receives New Notes in the Restructuring pursuant to which such holder of Old Notes shall become party to the Stockholders Agreement, dated as of February 7, 2000, as amended as of January 12, 2001, and as it may be further amended as contemplated by the Restructuring Term Sheet, by and among Knology and the other stockholders party thereto.

“Material Adverse Change” means any change in the business or operations of Knology and its subsidiaries, taken as a whole (whether financial or otherwise) that would have a material adverse effect on the ability of Knology, Valley or Broadband, as applicable, to perform fully and punctually its obligations under and in respect of (i) this Agreement and the Restructuring, (ii) the Wachovia Loan Documents, or (iii) the CoBank Loan Documents; provided that the filing of the Pre-Packaged Proceeding shall not constitute a Material Adverse Change.

“Minimum Tender Condition” means there being validly tendered and not withdrawn 100% of the Old Notes held by Eligible Offerees in order to complete the Exchange Offer.

“Old Indenture” means the indenture (as amended, modified or supplemented from time to time), dated as of October 22, 1997, between Broadband, as issuer, and United States Trust Company of New York, a bank and trust company organized under New York law, as indenture trustee.

“Old Indenture Amendments” means an amendment to the Old Indenture, which, among other things, deletes substantially all of the covenants contained in the Old Indenture.

“Old Notes” means the 11 7/8% Senior Discount Notes due 2007 in the aggregate principal amount at maturity of $444.1 million issued by Broadband pursuant to the Old Indenture.

“Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

“Required Noteholders” means (i) the Other Noteholders holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of the Old Notes held by Other Noteholders, and (ii) SCANA.

“Registration Rights Agreement” means the agreement to be entered into by and among Knology and the holders of the Old Notes who tender such Old Notes in the Exchange Offer, pursuant to which Knology has agreed to use best efforts to exchange notes (substantially similar to the New Notes) registered under the Securities Act, for unregistered New Notes issued in the Exchange Offer, as more fully set forth in the Restructuring Term Sheet and to grant certain registration rights to holders of New Notes who are affiliates (within the meaning of Rule 144 under the Securities Act) of Knology.

“Restructuring Term Sheet” means that certain Restructuring Term Sheet attached hereto as Annex A which sets forth the material terms and conditions of the Restructuring.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Committee of the Board of Directors” means the special committee of the Board of Directors of Knology formed to evaluate the Restructuring and consisting of Richard S. Bodman, William Laverack, Jr. and Campbell B. Lanier III.

“Transfer” means to directly or indirectly (i) sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or (ii) enter into an agreement, commitment or other arrangement to sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in, or the act thereof.

“Wachovia Credit Facility” means that certain existing $15,465,000 senior secured credit facility by and among Wachovia, as lender, Broadband, as guarantor, and the subsidiaries of Broadband, as borrowers, to be amended and restated as more particularly described in Annex C-1 attached hereto and the Wachovia Loan Documents included in Annex C-2 attached hereto.

2.    Agreement to Complete the Restructuring.

Subject to the terms and conditions of this Agreement, the parties to this Agreement agree to use reasonable efforts to complete the Restructuring through the Exchange Offer, the Consent Solicitation, the execution and delivery of the CoBank Loan Documents, the Wachovia Loan Documents, the Charter Amendment, the Private Placement and the Stockholders Agreement Amendment, as each is described in the Restructuring Term Sheet, the CoBank Term Sheet and the Wachovia Term Sheet; or, alternatively, if the Minimum Tender Condition is not satisfied or waived or Knology is otherwise not able to consummate the Exchange Offer but the required consents of holders of Old Notes, Wachovia and Knology are received to confirm the Pre-Packaged Plan, then through the Pre-Packaged Plan in accordance with the terms of the Restructuring Term Sheet, the CoBank Term Sheet and the Wachovia Term Sheet. Notwithstanding the foregoing, (a) neither Wachovia nor any affiliate thereof shall have (i) any obligation to provide any financing or arrange any financing other than the Wachovia Credit Facility or (ii) to provide any further advances under the Wachovia Credit Facility as in effect on the date hereof, (b) neither CoBank nor any affiliate thereof shall have any obligation to provide any financing or arrange any financing other than the CoBank Credit Facility, and (c) neither ITC nor SCANA nor any of their respective affiliates shall have any obligation to provide any financing or arrange any financing (including, without limitation, any financing contemplated by Section 14 hereof) other than the New Notes and the payment of the purchase price for the Private Placement Shares in exchange for delivery of such Private Placement Shares at the consummation of the Exchange Offer or pursuant to the Pre-Packaged Plan, as applicable. Moreover, the obligations of all parties hereunder are several and not joint nor joint and several and no party hereto shall be responsible for the failure of any other party hereto to perform its obligations hereunder.

3.    Knology’s and Broadband’s Obligations to Support the Restructuring.

(a)    Knology and Broadband agree to use their respective best efforts to commence the Exchange Offer by July 19, 2002 and to use their respective best efforts to complete the same within 30 business days of the date of commencement of the Exchange Offer in accordance with the terms set forth in the Restructuring Term Sheet, the CoBank Term Sheet and the Wachovia Term Sheet.

(b)    Knology agrees that it will not waive the Minimum Tender Condition without the consent of the Special Committee of the Board of Directors and the Required Noteholders.

(c)    If all of the conditions to the Exchange Offer cannot be satisfied and/or waived by October 2, 2002, but the required consents of holders of Old Notes, Wachovia and Knology are received to confirm the Pre-Packaged Plan, then on such date (or such later date as the Required Noteholders and each Bank may agree), Broadband shall file the Pre-Packaged Proceeding and seek confirmation of the Pre-Packaged Plan.

(d)    Neither Knology nor Broadband shall, without the prior written consent of the Required Noteholders and each Bank: (i) initiate any exchange offer for Old Notes except the Exchange Offer described in the Restructuring Term Sheet; or (ii) otherwise seek to restructure Knology or Broadband except through the Restructuring in accordance with the Restructuring Term Sheet.

(e)    Subject to the terms and conditions set forth in this Agreement, Knology and Broadband shall perform all their respective obligations hereunder and under the Restructuring Term Sheet, the CoBank Term Sheet and the Wachovia Term Sheet, including:

(i)    submitting the Charter Amendment for adoption by Knology’s stockholders, recommending its adoption, and submitting the adopted Charter Amendment to the Secretary of State of the State of Delaware in connection with and conditioned upon the consummation of the Restructuring;

(ii)    consummating the Private Placement in connection with and conditioned upon the consummation of Restructuring on the terms set forth in the Restructuring Term Sheet;

(iii)    using all reasonable efforts to, and to cause the subsidiaries of Knology and Broadband to, consummate the consensual modification of the Wachovia Credit Facility and the consensual modification of the CoBank Credit Facility, in each case in connection with and conditioned upon the consummation of Restructuring on the terms set forth in the Restructuring Term Sheet, the CoBank Term Sheet, the Wachovia Term Sheet, and the CoBank Loan Documents and the Wachovia Loan Documents.

(f)    Knology and Broadband further agree that they will not object to, or otherwise commence any proceeding to oppose, the Restructuring and shall not take any action that is inconsistent with, or that would unreasonably delay the consummation of, the Restructuring.

4.    Valley’s Obligations to Support the Restructuring.

(a)    Subject to the terms and conditions set forth in this Agreement, Valley agrees with Knology, Broadband, CoBank, Wachovia and each Noteholder to: (i) tender for cancellation all of the Old Notes held by Valley at the closing of the Exchange Offer in consideration for receipt from Broadband of a limited guaranty of the CoBank Credit Facility; (ii) within ten business days following the commencement of the Exchange Offer, vote to accept the Pre-Packaged Plan and (iii) vote to reject any plan of reorganization for Broadband that does not contain the terms of the Restructuring substantially as set forth in the Restructuring Term Sheet.

(b)    Valley may not revoke or withdraw the tender for cancellation of the Old Notes held by Valley.

(c)    Valley agrees that (i) it will not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Old Notes other than the Exchange Offer; and (ii) it will permit public disclosure, including in a press release, of the contents of this Agreement, including, but not limited to, the commitments given in this Section 4.

(d)    Valley further agrees that it will not object to, or otherwise commence any proceeding to oppose, the Restructuring and shall not take any action that is inconsistent with, or that would unreasonably delay the consummation of, the Restructuring.

(e)    Valley further agrees that any Old Notes acquired by Valley following the date of this Agreement shall be subject to the terms hereof and shall be subject to the same treatment in the Restructuring as the Old Notes held by Valley as of the date hereof.

5.    Noteholders’ Obligations to Support the Restructuring.    Subject to the terms and conditions set forth in this Agreement, including paragraph 5(g):

(a)    Each Noteholder agrees with Knology, Broadband, Valley, CoBank, Wachovia and each other Noteholder, in connection with and conditioned upon consummation of the Restructuring upon the terms set forth in the Restructuring Term Sheet, to: (i) use its reasonable efforts to tender its Old Notes pursuant to and in accordance with the Exchange Offer and the other terms and conditions of the Restructuring Term Sheet within ten business days following the commencement of the Exchange Offer but in no event later than five business days prior to the original expiration date of the Exchange Offer; (ii) grant its consent pursuant to the Consent Solicitation and agree to the Old Indenture Amendments; (iii) use its reasonable efforts to vote to accept the Pre-Packaged Plan within ten business days following the commencement of the Exchange Offer but in no event later than five business days prior to the original expiration date of the Exchange Offer; (iv) support and otherwise consent to the restructuring and amendment of the CoBank Credit Facility and the Wachovia Credit Facility in accordance with the CoBank Term

Sheet, the Wachovia Term Sheet, and the CoBank Loan Documents and the Wachovia Loan Documents; and (v) vote to reject any plan of reorganization for Broadband or Knology that does not contain the terms of the Restructuring substantially as set forth in the Restructuring Term Sheet. Each Noteholder acknowledges that by tendering its Old Notes in the Exchange Offer, it will be deemed to have delivered the consents required in the Consent Solicitation for the Old Indenture Amendments, and to have executed the Joinder Agreement and the Registration Rights Agreement, all as more fully described in the Restructuring Term Sheet.

(b)    Each of the Other Noteholders hereby agrees that it shall not Transfer any of the Old Notes unless the transferee agrees in writing to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page of this Agreement and such Noteholder provides a copy of such executed signature page to the Noteholders’ counsel and Knology’s counsel as set forth in this Agreement. Any Transfer of the Old Notes that does not comply with the foregoing shall be deemed ineffective to Transfer any right to accept or reject the Exchange Offer, to consent to the Old Indenture Amendments, or to accept the Pre-Packaged Plan, which right shall remain with and be exercised only by the purported transferor.

(c)    Each of Valley, SCANA and the Burton Partnerships hereby agrees that it shall not Transfer any of the Old Notes. Any Transfer of the Old Notes in violation of the foregoing shall be deemed ineffective to Transfer any right to accept or reject the Exchange Offer, to consent to the Old Indenture Amendments, or to accept the Pre-Packaged Plan, which right shall remain with and be exercised only by the purported transferor.

(d)    No Noteholder may revoke or withdraw any tender made by such Noteholder of such Noteholder’s Old Notes pursuant to the Exchange Offer or revoke or modify any consent thereby delivered by such Noteholder pursuant to the Consent Solicitation.

(e)    Each Noteholder agrees that (i) it will not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Old Notes other than the Exchange Offer; (ii) it will use its reasonable and appropriate efforts to cause the Informal Noteholders’ Committee to take all actions deemed advisable in order to cause the consummation of the Exchange Offer; and (iii) it will permit public disclosure, including in a press release, of the contents of this Agreement, including, but not limited to, the commitments given in this Section 5 and the Restructuring Term Sheet, but not including information with respect to such Noteholder’s specific ownership of Old Notes.

(f)    Each Noteholder further agrees that it will not object to, or otherwise commence any proceeding to oppose, the Restructuring and shall not take any action that is inconsistent with, or that would unreasonably delay the consummation of, the Restructuring.

(g)    Nothing in this Agreement shall be deemed to prevent any Noteholder from taking any action that it is obligated to take in the performance of any fiduciary or similar duty which the Noteholder owes to any other Person, including any duties that may arise as a result of any Noteholder’s appointment to any committee in the Pre-Packaged Proceeding or any other bankruptcy or insolvency proceeding.

(h)    Each Noteholder acknowledges and agrees with Knology, Broadband, Valley and each other Noteholder that the principal amount of the New Notes and the number of shares of New Preferred Stock to be received by each of SCANA and the Burton Partnerships in the Restructuring in exchange for each Old Note that each of SCANA and the Burton Partnerships owns, as set forth in the Restructuring Term Sheet, will be different from the principal amount of the New Notes and the number of shares of New Preferred Stock to be received by each Other Noteholder in the Restructuring in exchange for each Old Note each Other Noteholder owns, as set forth in the Restructuring Term Sheet.

(i)    Each Noteholder further agrees that any Old Notes acquired by such Noteholder following the date of this Agreement shall be subject to the terms and conditions of this Agreement and shall be subject to the same treatment in the Restructuring as the Old Notes held by such Noteholder as of the date hereof.

6.    Stockholders’ Obligations to Support the Restructuring.

(a)    Subject to the terms and conditions set forth in this Agreement, the Stockholders agree, with each other Stockholder and with the Noteholders, in connection with and conditioned upon consummation of the Restructuring upon the terms set forth in the Restructuring Term Sheet, at every meeting of the stockholders of Knology called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Knology, to vote in favor of the adoption of the Charter Amendment. Subject to the terms and conditions set forth in this Agreement, the Stockholders agree, in connection with and conditioned upon consummation of the Restructuring upon the terms set forth in the Restructuring Term Sheet, to (i) execute the Stockholders Agreement Amendment, and (ii) waive any preemptive rights they may have pursuant to the Stockholders Agreement or otherwise with respect to the Private Placement, the Exchange Offer or the Pre-Packaged Plan.

(b)    Subject to the terms and conditions set forth in this Agreement:

(i)    Each of the Other Stockholders and ITC hereby agrees that it shall not Transfer any of the shares of Knology’s capital stock unless (w) such Stockholder provides written notice, at the addresses set forth in Section 22, of the Transfer to the Noteholders’ counsel and Knology’s counsel; (x) such notice identifies the transferee, identifies the number of shares of Knology’s capital stock that is subject to the Transfer and confirms that the transferee has agreed to be bound by all of the terms and conditions of this Agreement; (y) the transferee agrees in writing to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page of this Agreement; and (z) such Stockholder provides a copy of such executed signature page to the Noteholders’ counsel and Knology’s counsel as set forth in this Agreement; provided, however, that in the event the shares of Knology’s capital stock held by ITC are distributed to the stockholders of ITC Holding Company, Inc. on a pro rata basis, then ITC shall be able to effect such Transfer so long as ITC complies with (w), (x), (y) and (z) above with respect to the transferees receiving in the aggregate at least 75% of the shares so distributed. Any Transfer of the shares of Knology’s capital stock that does not comply with the foregoing shall be ineffective.

(ii)    Each of SCANA and the Burton Partnerships hereby agrees that it shall not Transfer any of the shares of Knology’s capital stock.

(c)    Each Stockholder further agrees that it will not object to, or otherwise commence any proceeding to oppose, the Restructuring and shall not take any action that is inconsistent with, or that would unreasonably delay the consummation of, the Restructuring.

(d)    Nothing in this Agreement shall be deemed to prevent any Stockholder from taking any action that it is obligated to take in the performance of any fiduciary or similar duty which the Stockholder owes to any other Person, including any duties that may arise as a result of any Stockholder’s appointment to any committee in the Pre-Packaged Proceeding or any other bankruptcy or insolvency proceeding.

7.    Obligations with Respect to CoBank Credit Facility

(a)    Subject to the terms and conditions of this Agreement, simultaneously with the consummation of the Exchange Offer, or upon effectiveness of the Pre-Packaged Plan, CoBank and the other applicable parties thereto shall consummate the consensual modification of the CoBank Credit Facility on the terms set forth in the CoBank Term Sheet and shall execute the CoBank Loan Documents. Further, the parties to the CoBank Loan Documents shall use all reasonable efforts to satisfy all conditions precedent to the effectiveness of the CoBank Loan Documents including the execution and delivery of all required certificates, opinions, and all other closing conditions. Further, the parties to the CoBank Loan Documents shall execute such other security or other closing documents, and take such further actions, as may be reasonably requested by CoBank to give further effect or otherwise implement the consensual modification of the CoBank Credit Facility as contemplated by the CoBank Term Sheet.

(b)    CoBank agrees that it shall not Transfer any of its right, title or interest in and to the CoBank Credit Facility unless (w) CoBank provides written notice, to the address set forth in Section 22, of the Transfer to Knology; (x) such notice identifies the transferee, identifies the portion of the CoBank Credit Facility that is subject to the Transfer and confirms that the transferee has agreed to be bound by all of the terms and conditions of this Agreement; (y) the transferee agrees in writing to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page of this Agreement; and (z) CoBank provides a copy of such executed signature page to Knology; provided that nothing herein shall prohibit CoBank from pledging or assigning all or any portion of the CoBank Credit Facility to any Federal Reserve Bank in accordance with applicable law or in connection with any financing by CoBank. Any Transfer of the CoBank Credit Facility that does not comply with the foregoing shall be deemed ineffective to Transfer any interest in the CoBank Credit Facility and any right to accept or reject the Exchange Offer, to consent to the modification of the CoBank Loan Document, or to accept the Pre-Packaged Plan, which right shall remain with and be exercised only by the purported transferor.

(c)    CoBank agrees that (i) it will not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate, any other tender offer, settlement offer or exchange offer for the Old Notes other than the Exchange Offer or any other modification or amendment to the CoBank Credit Facility other than pursuant to the CoBank Term Sheets and the CoBank Loan Document and (ii) it will permit the public disclosure, including a press release, of the contents of this Agreement, including, but not limited to, the commitments in this Section 7 and the contents of the CoBank Term Sheet.

(d)    CoBank agrees that it will not object to, or otherwise commence any proceeding to oppose, the Restructuring and shall not take any action that is inconsistent with, or that would unreasonably delay the consummation of, the Restructuring.

(e)    Nothing in this Agreement shall be deemed to prevent CoBank from taking any action that it is obligated to take in the performance of any fiduciary or similar duty which CoBank owes to any other Person.

8.    Obligations with Respect to Wachovia Credit Facility.

(a)    Subject to the terms and conditions of this Agreement, simultaneously with the consummation of the Exchange Offer, or upon effectiveness of the Pre-Packaged Plan, Wachovia and the other applicable parties thereto shall consummate the consensual modification of the Wachovia Credit Facility on the terms set forth in the Wachovia Term Sheet and shall execute the Wachovia Loan Documents. Further, the parties to the Wachovia Loan Documents shall use all reasonable efforts to satisfy all conditions precedent to the effectiveness of the Wachovia Loan Documents including the execution and delivery of all required certificates, opinions, and all other closing conditions. Further, the parties to the Wachovia Loan Documents shall execute such other security or other closing documents, and take such further actions, as may be reasonably requested by Wachovia to give further effect or otherwise implement the consensual modification of the Wachovia Credit Facility as contemplated by the Wachovia Term Sheet.

(b)    Wachovia agrees that it shall not Transfer any of its right, title or interest in and to the Wachovia Credit Facility, respectively, unless (w) Wachovia provides written notice, to the address set forth in Section 22, of the Transfer to Knology; (x) such notice identifies the transferee, identifies the portion of the Wachovia Credit Facility that is subject to the Transfer and confirms that the transferee has agreed to be bound by all of the terms and conditions of this Agreement; (y) the transferee agrees in writing to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page of this Agreement; and (z) Wachovia provides a copy of such executed signature page to Knology; provided that nothing herein shall prohibit Wachovia from pledging or assigning all or any portion of the Wachovia Credit Facility, as applicable, to any Federal Reserve Bank in accordance with applicable law. Any Transfer of the Wachovia Credit Facility that does not comply with the foregoing shall be deemed ineffective to Transfer any interest in the Wachovia Credit Facility as the case may be, and any right to accept or reject the Exchange Offer, to consent to the modification of the Wachovia Loan Documents, or to accept the Pre-Packaged Plan, which right shall remain with and be exercised only by the purported transferor.

(c)    Wachovia agrees that (i) it will not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate, any other tender offer, settlement offer or exchange offer for the Old Notes other than the Exchange Offer or any other modification or amendment to the Wachovia Credit Facility other than pursuant to the Wachovia Term Sheet and the Wachovia Loan Documents and (ii) it will not object to the public disclosure, including a press release, of the contents of this Agreement, including, but not limited to, the commitments in this Section 8 and the contents of the Wachovia Term Sheet.

(d)    Wachovia agrees that it will not object to, or otherwise commence any proceeding to oppose, the Restructuring and shall not take any action that is inconsistent with, or that would unreasonably delay the consummation of, the Restructuring.

(e)    Nothing in this Agreement shall be deemed to prevent Wachovia from taking any action that it is obligated to take in the performance of any fiduciary or similar duty which such Person owes to any other Person, including any duties that may arise as a result of Wachovia’s appointment to any committee in the Pre-Packaged Proceeding.

(f)    By executing this Agreement, Wachovia agrees to temporarily waive compliance by Broadband and its subsidiaries with the financial covenants set forth in Section 9.4(a) and Section 9.4(b) of the Wachovia Credit Facility for the periods ending June 30, 2002 and September 30, 2002 (the “Temporary Waiver”). The Temporary Waiver shall immediately expire and be of no further force or effect if this Agreement is terminated as provided in Section 13. Upon the expiration of the Temporary Waiver, Wachovia shall have and shall be permitted to exercise any rights and remedies under the Wachovia Credit Facility or under applicable law with respect to any breach of Section 9.4(a) or Section 9.4(b) of the Wachovia Credit Facility that occurred during the Temporary Waiver. The agreements of Wachovia in this Agreement are not, and should not be construed either (i) as a commitment or any other undertaking or expression of any willingness to engage in any other waiver, amendment, modification or other change to any provision of the Wachovia Credit Facility (including, without limitation, any extension of the maturity date thereof) other than the amendment and restatement described in the preceding three sentences and in the Wachovia Term Sheet or (b) to prejudice any rights or remedies that Wachovia, as Lender, may now have or may have in the future under or in connection with the Wachovia Credit Facility or the other Loan Documents (as defined in the Wachovia Credit Facility).

9.    Obligations of All Parties to Support the Restructuring.    Subject to the terms and conditions of this Agreement, simultaneously with the consummation of the Exchange Offer, or upon effectiveness of the Pre-Packaged Plan, the applicable parties thereto agree as follows:

(a)    Subject to Section 2 of this Agreement, each party to this Agreement agrees that so long as it is the legal owner or beneficial owner of all or any portion of either a referenced “claim” or referenced “interest” within the meaning of 11 U.S.C. §§101, et seq. (each a “Claim”), it will: (i) take all reasonable steps to support the Pre-Packaged Plan, defend the adequacy of pre-petition disclosure and solicitation procedures in connection with the Pre-Packaged Plan, the Exchange Offer, the CoBank Term Sheet, the Wachovia Term Sheet, the CoBank Loan Documents and the Wachovia Loan Documents and, to the extent necessary, support the adequacy of any post-petition disclosure statement that may be required by the bankruptcy court and circulated in connection herewith or therewith; (ii) support confirmation of the Pre-Packaged Plan including, but not limited to, filing the appropriate pleadings and taking such other actions as Broadband may reasonably request to obtain confirmation of the Pre-Packaged Plan and the execution of the CoBank Loan Documents and the Wachovia Loan Documents in connection therewith; (iii) from and after the date hereof, not agree to, consent to, provide any support to, participate in the formulation of, or vote for any plan of reorganization or liquidation of Knology or Broadband, other than the Pre-Packaged Plan; and (iv) agree to permit disclosure in the Pre-Packaged Plan or any document ancillary thereto (hereinafter a “Reorganization Document”) or any necessary filings by Knology or Broadband with the Securities and Exchange Commission (the “Commission”) of the contents of this Agreement (excluding information with respect to any Noteholder’s specific ownership of Old Notes).

(b)    Each party to this Agreement agrees that so long as it is a holder of all or any portion of a Claim, it shall not object to or otherwise commence any proceeding to oppose or alter the Pre-Packaged Plan or any other Reorganization Document and shall not take any action which is inconsistent with, or that would unreasonably delay or impede approval or confirmation of the Pre-Packaged Plan or any of the Reorganization Documents.

Without limiting the generality of the foregoing, no party may directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of any of Knology or Broadband that could reasonably be expected to prevent, delay or impede the confirmation of the Pre-Packaged Plan or approval of any Reorganization Document.

(c)    In furtherance of paragraphs 9(a) and (b) above, no party hereto, either prior to or during the pendency of the Pre-Packaged Proceeding, shall challenge or contest the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the CoBank Credit Facility or the Wachovia Credit Facility or any CoBank Loan Document or any Wachovia Loan Document or any term or condition thereof and no party shall, either prior to or during the pendency of the Pre-Packaged Proceeding, seek to alter, amend or supplement any CoBank Loan Document or any Wachovia Loan Document without the prior written consent of CoBank and/or Wachovia, as applicable. Further, no party hereto, either prior to or during the pendency of the Pre-Packaged Proceeding, shall challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien or security interest in favor of CoBank and/or Wachovia or any lien or security interest granted to CoBank and/or Wachovia pursuant to the CoBank Loan Documents or the Wachovia Loan Documents.

(d)    Each of CoBank and Wachovia agree that, notwithstanding anything contained in the existing documents and instruments evidencing the CoBank Credit Facility and the Wachovia Credit Facility or in the Bank Loan Documents to the contrary, the filing by Broadband of the Pre-Packaged Proceeding alone shall not constitute a “material adverse change” (or like phrase) thereunder and in and of itself shall not in any event give rise to the ability of CoBank and/or Wachovia, as the case may be, to accelerate the indebtedness evidenced thereby or cease making advances thereunder; provided, however, except as expressly provided otherwise in this Agreement, this Agreement shall not otherwise interfere with the enforcement or administration by CoBank of the CoBank Credit Facility. In reliance upon the representations, warranties and covenants of Knology and Broadband contained in this Agreement, and subject to the terms and conditions of this Agreement, (i) Wachovia agrees to forbear from exercising its rights and remedies under the Wachovia Credit Facility and related loan documents or applicable law in respect of or arising out of any “Default” (as defined in the Wachovia Credit Facility) or “Event of Default” (as defined in the Wachovia Credit Facility) arising under (A) Section 12.1(a) of the credit agreement evidencing the Wachovia Credit Facility resulting from the failure, if any, of Broadband and its subsidiaries to repay the Wachovia Credit Facility in full on November 15, 2002 so long as Broadband and its subsidiaries continue to pay interest in accordance with the terms of the Wachovia Credit Facility or (B) Section 12.1(j) of the credit agreement evidencing the Wachovia Credit Facility resulting from the filing by Broadband of the Pre-Packaged Proceeding (any such “Default” or “Event of Default” described in the foregoing clauses (A) and (B), a “Forbearance Default”) subject to the terms and conditions of this Agreement until this Agreement is terminated provided in Section 13. If this Agreement is terminated as provided in Section 13, the agreement of Wachovia to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Wachovia to exercise such rights and remedies immediately; provided however, that nothing herein shall be construed as a waiver by Knology or Broadband of any right it may have as a “debtor” under the Pre-Packaged Proceeding or other bankruptcy proceeding. The parties hereto agree and acknowledge that Wachovia has not waived, is not by this Agreement waiving, and has no intention of waiving, any “Defaults” or “Events of Default” which have occurred and may be continuing on the date hereof or any “Defaults” or “Events of Default” (including any Forbearance Default) which may occur after the date hereof, and Wachovia has not agreed to forbear with respect to any of its rights or remedies concerning any “Default” or “Event of Default” (other than, prior to the termination of this Agreement as provided in Section 13, any Forbearance Default to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Moreover, subject to the provisions of this Section 9(d) (solely with respect to any Forbearance Default), Wachovia reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Wachovia Credit Facility and the related loan documents and applicable law as a result of any “Default” or “Event of Default” which may have occurred and be continuing on the date hereof or any “Default” or “Event of Default” which may occur after the date hereof, and Wachovia has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies; provided, however, that as of the date of this Agreement, Wachovia has no knowledge that any “Default” or “Event of Default” exists. Without limiting the generality of the foregoing, the neither Knology nor any subsidiary thereof (including Broadband and its subsidiaries) will claim that any prior action or course of conduct by the Wachovia constitutes an agreement or obligation to continue such action or course of conduct in the future. Nothing in this Agreement shall be construed as an amendment to the Wachovia Credit Facility or any related loan document and, conversely, nothing in this Agreement should constitute a waiver of any rights Broadband or Knology may have as a “debtor” in the Pre-Packaged Proceeding or any other bankruptcy proceeding. The Wachovia Credit Facility and the related loan documents are in full force and effect, and shall remain in full force and effect unless and until an agreement modifying such documents is executed and delivered by the applicable parties, and then only to the extent such agreement actually modifies such documents.

10.    Obligations of SCANA and ITC to Participate in the Private Placement.

(a)    Subject to the terms and conditions set forth in this Agreement, SCANA agrees to subscribe for and purchase 6,500,000 shares of Knology’s Series C Preferred Stock at $3.00 per share in the Private Placement.

(b) Subject to the terms and conditions set forth in this Agreement, ITC agrees to subscribe for and purchase 6,500,000 shares of Knology’s Series C Preferred Stock at $3.00 per share in the Private Placement.

11.    Effectiveness of this Agreement.

The effectiveness of this Agreement, and the respective obligations of the parties under this Agreement, are conditioned upon the receipt of the consent and signature of Knology, Broadband, Valley, SCANA, the Burton Partnerships, ITC, the Banks, the Other Stockholders and Other Noteholders holding 60% of the aggregate principal amount at maturity of the Old Notes held by holders of Old Notes, other than Valley, SCANA or the Burton Partnerships.

12.    Amendments to the Restructuring.

Knology shall not alter the material terms of the Restructuring without the prior written consent of the Required Noteholders, the Banks, J. H. Whitney IV, L.P. and Blackstone CCC Capital Partners L.P., except that Knology may amend the terms of the Exchange Offer to: (i) extend the expiration date of the Exchange Offer to any date not later than September 30, 2002, if at the time of any such extension the conditions to closing set forth in the Exchange Offer shall not have been satisfied or waived as provided in this Agreement; and (ii) comply with any legal requirement binding on Knology, Broadband, Valley or their respective officers, directors or stockholders; provided that any amendment made pursuant to this clause (ii) that is a material alteration of the terms of the Restructuring must be approved by the Required Noteholders.

13.    Termination of Agreement.

Notwithstanding anything to the contrary set forth in this Agreement, unless the Restructuring has been consummated as provided in this Agreement, this Agreement and all of the obligations and undertakings of the various parties set forth in this Agreement shall terminate and expire upon the earliest to occur of: (i) October 2, 2002 (provided that if a Pre-Packaged Proceeding is filed as set forth in Section 3(c), such date shall be December 31, 2002); (ii) written notice from the Other Noteholders of the vote to terminate this Agreement by Other Noteholders holding, beneficially or of record, at least 75% in aggregate principal amount at maturity of the Old Notes held by Other Noteholders upon the occurrence of a Material Adverse Change; (iii) written notice from Wachovia of its intent to terminate this Agreement upon the occurrence of a Material Adverse Change; (iv) written notice from CoBank of its intent to terminate this Agreement upon the occurrence of a Material Adverse Change; (v) written notice from ITC or SCANA of its intent to terminate this Agreement upon the occurrence of a Material Adverse Change; (vi) a material alteration by Knology of the terms of the Restructuring not permitted under Section 12; (vii) a material breach by Knology, Broadband or Valley of their respective obligations, representation or warranties under this Agreement; (viii) the day preceding the filing of any bankruptcy or insolvency proceeding involving Broadband or Knology other than the Pre-Packaged Proceeding contemplated by this Agreement; (ix) the occurrence of any “Default” or “Event of Default” (as defined in the Wachovia Credit Facility) other than a Forbearance Default under the Wachovia Credit Facility; (x) the occurrence of any “Default” or “Event of Default” (as defined in the CoBank Credit Facility); (xi) failure to satisfy the conditions precedent described in the Wachovia Term Sheet by October 2, 2002 (or, if a Pre-Packaged Proceeding is filed as set forth in Section 3(c), December 31,

2002); (xii) the failure of the Bankruptcy Court to permit (on a post-petition basis) Broadband and its subsidiaries to make and receive intercompany advances in accordance with the DIP Financing and the Cash Collateral Order; and (xiii) the failure of Knology to advance funds to Broadband upon Broadband’s request as provided Section 14 of this Agreement.

14.    Pre-Closing Funding; Debtor-in-Possession Financing.

(a)    All parties hereto agree that, prior to the consummation of the Exchange Offer, Broadband may continue borrowing, and Knology will, upon Broadband’s request, continue making advances of up to $10.0 million of additional loans pursuant to, and under the terms and conditions of, that certain Subordinated Intercompany Credit Agreement Promissory Note, dated January 1, 2002, executed and delivered by Broadband in favor of Knology (the “Intercompany Loan Facility” and together with all pledge agreements, security agreements, guaranty agreements, mortgages and deeds to secure debt delivered by Broadband or any subsidiary thereof in connection with the Intercompany Loan Facility, collectively, the “Intercompany Loan Facility Documents”), the terms of which are summarized in Annex D attached hereto. To fund the Intercompany Loan Facility, at any time prior to, in the case of the Exchange Offer, October 2, 2002, or, in the case of a Pre-Packaged Proceeding, December 31, 2002, Knology may (i) request, and ITC may (but shall not be obligated to) provide either an advance on the Private Placement in the form of debt issued to ITC or (ii) obtain bridge financing from a third-party lender (in either case, the “Bridge Financing”). As collateral security for the obligations of Knology under any such interim funding arrangement, ITC or such third-party lender may obtain a collateral assignment of the Intercompany Loan Facility and the collateral security of Knology granted by Broadband in connection therewith; provided that any such assignee of the Intercompany Loan Facility Documents shall expressly agree in writing to be subordinated to the Wachovia Credit Facility pursuant to the terms of the Subordination Agreement (as defined below). Upon consummation of the Exchange Offer or effectiveness of Pre-Packaged Plan, (i) all indebtedness and obligations of Broadband under the Intercompany Loan Facility, and all liens and security interests granted by Broadband and its subsidiaries in favor of Knology thereunder (whether assigned to any other party as described herein or otherwise), shall be automatically discharged, extinguished and released in consideration for receipt from Broadband of a limited guaranty of the CoBank Credit Facility and (ii) all indebtedness and obligations of Knology under the Bridge Financing will be either (x) in the event the Bridge Financing was provided by ITC, automatically converted into Private Placement Shares or (y) in the event the Bridge Financing is provided by a third-party lender, repaid in full on the date of the consummation of the Exchange Offer or effectiveness of Pre-Packaged Plan with a portion of the proceeds of the Private Placement.

(b)    In the event Broadband commences the Pre-Packaged Proceeding, Broadband may continue to obtain financing from Knology pursuant to the Intercompany Loan Facility without any modification or amendment, except that such financing shall now constitute debtor-in-possession financing (the “DIP Financing”). Each party hereto hereby consents to the DIP Financing and no party hereto shall seek to amend the terms of the DIP Financing or seek to prohibit Broadband from obtaining the DIP Financing on the terms and conditions set forth on Annex D. Knology, or an assignee thereof pursuant to the Bridge Financing, acknowledges that the DIP Financing shall continue to be subordinated to the Wachovia Credit Facility pursuant to the terms of that certain Intercreditor and Subordination Agreement dated as of January 1, 2002 (the “Subordination Agreement”) by and among Broadband, Knology and Wachovia, as Administrative Agent and that the DIP Financing shall constitute “Junior KNOLOGY Debt” for purposes of the Subordination Agreement (which such acknowledgement by any lender not a party to this Agreement shall be evidenced by writing). By entering into this Agreement, Wachovia has consented to the exercise by Knology of its voting rights referred to in Section 4.1 of the Subordination Agreement in a manner consistent with the terms of this Agreement unless and until this Agreement is terminated as provided in Section 13. Upon the effectiveness of the Pre-Packaged Plan, (i) all indebtedness and obligations of Broadband under the Intercompany Loan Facility, and all liens and security interests granted by Broadband and its subsidiaries in favor of Knology thereunder (whether assigned to any other party as described herein or otherwise), shall be automatically discharged, extinguished and released in consideration for receipt from Broadband of a limited guaranty of the CoBank Credit Facility and (ii) all indebtedness and obligations of Knology under the Bridge Financing will be either (x) in the event the Bridge Financing was provided by ITC, automatically be converted into Private Placement Shares or (y) in the event the Bridge Financing is provided by a third-party lender, repaid in full on the date of the consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan with a portion of the proceeds of the Private Placement.

(c)    Immediately upon the filing of the Pre-Packaged Proceeding, Broadband shall seek to obtain, and no party hereto shall object to the entry of, a cash collateral order (the “Cash Collateral Order”) which will permit Broadband to use cash collateral of the Wachovia Credit Facility and the Intercompany Loan Facility to fund the operational requirements of Broadband and the subsidiaries of Broadband in accordance with the projections attached to the Cash Collateral Order; provided, however, that (i) the projections attached to the Cash Collateral Order shall be prepared using the good faith business judgment of Broadband in a manner consistent with past practice and shall be in form and substance reasonably satisfactory to Wachovia, (ii) such Cash Collateral Order shall contain other customary terms and conditions and shall otherwise be in form and substance satisfactory to the parties hereto and (iii) the Cash Collateral Order shall not expressly find, and Wachovia’s consent to its entry shall not be deemed Wachovia’s agreement, that the terms and conditions of the Cash Collateral Order provide “adequate protection” of Wachovia’s interest in the cash collateral.

15.    Representations and Warranties.

(a)    Each of the signatories to this Agreement represents and warrants to the other signatories to this Agreement that:

(i)    if an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)    the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part;

(iii)    the execution, delivery and performance by it of this Agreement do not and shall not (A) violate any provision of law, rule or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its affiliates is a party or under its certificate of incorporation, bylaws or other governing instruments;

(iv)    the execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Federal, state or other governmental authority or regulatory body, except such filings as may be necessary or required for disclosure by the Securities and Exchange Commission;

(v)    this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with the Agreement’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(vi)    it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.

(b) Each of the Other Noteholders further represents and warrants to the other signatories to this Agreement that:

(i)    as of the date of this Agreement, such Other Noteholder is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, the principal amount at maturity of the Old Notes, as represented to the financial advisor and counsel to the Informal Noteholders Committee with the power and authority to vote and dispose of such Old Notes;

(ii)    such Other Noteholder has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information necessary for such Noteholder to decide to tender its Old Notes pursuant to the Exchange Offer and to accept the proposed terms of the Pre-Packaged Plan as set forth in the Restructuring Term Sheet;

(iii)    such Other Noteholder is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act; and

(iv)    as of the date of this Agreement, such Other Noteholder does not owe any fiduciary or similar duty to any other Person that would prevent it from taking any action required of it under this Agreement.

(c) Each of SCANA and the Burton Partnerships further represents to the other signatories to this Agreement that:

(i)    as of the date of this Agreement it is the owner of that amount of Old Notes set forth on its signature page to this Agreement with the power and authority to vote and dispose of such Old Notes;

(ii)    it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information necessary for it to decide to tender for cancellation all of the Old Notes it holds pursuant to the Restructuring and to accept the proposed terms of the Pre-Packaged Plan as set forth in the Restructuring Term Sheet;

(iii)    it is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act; and

(iv)    as of the date of this Agreement, it does not owe any fiduciary or similar duty to any other Person that would prevent it from taking any action required of it under this Agreement.

(d) Each of the Stockholders further represents and warrants to the other signatories to this Agreement that:

(i)    as of the date of this Agreement, such Stockholder is the beneficial owner of all of the shares of Knology’s capital stock identified on its signature page to this Agreement; and

(ii)    as of the date of this Agreement, it does not owe any fiduciary or similar duty to any other Person that would prevent it from taking any action required of it under this Agreement.;

(iii)    it is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act.

(e)    Valley further represents and warrants to the other signatories to this Agreement that:

(i)    as of the date of this Agreement, it is the owner of all of the outstanding capital stock of Broadband and the owner of that amount of Old Notes set forth on its signature page to this Agreement;

(ii)    it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information necessary for it to decide to tender for cancellation all of the Old Notes it holds pursuant to the Restructuring and to accept the proposed terms of the Pre-Packaged Plan as set forth in the Restructuring Term Sheet;

(iii)    it is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act; and

(iv)    as of the date of this Agreement, it does not owe any fiduciary or similar duty to any other Person that would prevent it from taking any action required of it under this Agreement.

(f)    Each of CoBank and Wachovia further represents and warrants to the other signatories to this Agreement that:

(i)    as of the date of this Agreement, it is the owner of all the outstanding indebtedness owing under the CoBank Credit Facility and Wachovia Credit Facility, respectively;

(ii)    it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information necessary for it to decide to enter into this Agreement pursuant to the Restructuring and to accept the Pre-Packaged Plan;

(iii)    it is an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act; and

(iv)    as of the date of this Agreement, it does not owe any fiduciary or similar duty to any other Person that would prevent it from taking any action required of it under this Agreement.

(g)    Broadband further represents and warrants to the other signatories to this Agreement that (i) that each of the representations and warranties set forth in the Wachovia Credit Facility is true and correct as of the date hereof as if fully set forth herein (other than representations and warranties which speak as of a specific date pursuant to the terms thereof, which representations and warranties shall have been true and correct as of such specific dates) and that as of the date hereof no “Default” or “Event of Default” (as defined in the Wachovia Credit Facility) has occurred and is continuing under the Wachovia Credit Facility as of the date hereof and (ii) that each of the representations and warranties set forth in the CoBank Credit Facility is true and correct as of the date hereof as if fully set forth herein (other than representations and warranties which speak as of a specific date pursuant to the terms thereof, which representations and warranties shall have been true and correct as of such specific dates) and that as of the date hereof no “Default” or “Event of Default” (as defined therein in the CoBank Credit Facility) has occurred and is continuing under the CoBank Credit Facility as of the date hereof.

16.    Preparation of Restructuring Documents.

Notwithstanding anything to the contrary contained in this Agreement, the obligations of the signatories to this Agreement shall be subject to the preparation of definitive documents (in form and substance reasonably satisfactory to each of the parties hereto and their respective counsel) relating to the transactions contemplated by this Agreement, including, without limitation, the documents relating to the Exchange Offer, the Pre-Packaged Plan, the Consent Solicitation, the Old Indenture Amendments, the Cash Collateral Order, and each Reorganization Document, which documents shall be in all respects consistent with this Agreement (including the Restructuring Term Sheet, the CoBank Term Sheet and the Wachovia Term Sheet). Without limiting the generality of the foregoing, the obligations of SCANA and ITC referred to in Section 10 shall be conditioned upon the execution and delivery by Knology and SCANA and Knology and ITC, respectively, of such documents as are customary for transactions such as the investments referred to in Section 10, including, without limitation, a stock purchase agreement containing customary representations, warranties, covenants and closing conditions, including, without limitation, as a condition to SCANA’s and ITC’s respective obligations to close, the consummation of the other transactions contemplated by the Restructuring Term Sheet, the CoBank Term Sheet and the Wachovia Term Sheet on substantially the same terms set forth therein.

17.    Good Faith.

Each of the signatories to this Agreement agrees to cooperate in good faith with each other to facilitate the performance by the parties of their respective obligations hereunder and the purposes of this Agreement. Each of the signatories to this Agreement further agrees to negotiate the Reorganization Documents in good faith and, in any event, in all respects consistent with the Restructuring Term Sheet.

18.    Amendments and Modifications.

Except as otherwise expressly provided in this Agreement, this Agreement shall not be amended, modified or supplemented, except in writing signed by Knology, Broadband, Valley, the Banks, the Stockholders and the Required Noteholders.

19.    No Waiver.

Each of the signatories to this Agreement expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair or restrict the ability of any party to this Agreement to protect and preserve all of its rights, remedies and interests, including, without limitation, with respect to its claims against and interests in Knology or Broadband.

20.    Further Assurances.

Each of the signatories to this Agreement hereby further covenants and agrees to execute and deliver all further documents, agreements and take all further action that may be reasonably necessary or desirable, or that Knology may reasonably request, in order to enforce and effectively implement the terms and conditions of this Agreement.

21.    Complete Agreement.

This Agreement, including the Schedules, Annexes and Exhibits hereto, constitutes the complete agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties to this Agreement. In the event that any provision of this Lock-Up Agreement conflicts with the Schedules, Annexes or Exhibits hereto, the provisions of this Lock-Up Agreement shall be controlling.

22.    Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, or (b) mailed by first class, registered or certified mail, postage prepaid, or (c) transmitted by overnight courier, or (d) transmitted by telecopy, and in each case, if to Knology or Valley, at the address set forth below:

Knology, Inc.
1241 O.G. Skinner Drive
West Point, GA 31833
Telephone: (706) 634-2663
Fax: (706) 645-0148
Attention: Chad S. Wachter, General Counsel

with a copy to Knology’s and Valley’s counsel:

Alston & Bird LLP
601 Pennsylvania Avenue, NW
North Building, 10th Floor
Washington, DC 20004
Telephone: (202) 756-3000
Fax: (202) 756-3333
Attention: David E. Brown, Jr.

if to Broadband, at the addresses set forth below:

Knology Broadband, Inc.
1241 O.G. Skinner Drive
West Point, GA 31833
Telephone: (706) 634-2663
Fax: (706) 645-0148
Attention: Chad S. Wachter, General Counsel

with a copy to Broadband’s counsel:

Smith, Gambrell & Russell
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, GA 30309
Telephone: (404) 815-3500
Fax: (404) 815-3509
Attention: Ronald E. Barab

if to SCANA the Burton Partnerships, ITC, the Other Stockholders, Wachovia or CoBank, to the address set forth on the applicable signature pages to this Agreement; and

if to an Other Noteholder, to the address set forth on the signature pages to this Agreement, with a copy to the Other Noteholders’ counsel:

Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street
30th Floor
Los Angeles, CA 90017
Telephone: (213) 892-4377
Fax: (213) 629-5063
Attention: Deborah Ruosch and Thomas Kreller

Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

23.    Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Georgia as such laws are applied to agreements between Georgia residents entered into and performed entirely in Georgia, except that the General Corporation Law of the State of Delaware shall govern as to matters of stockholder approval and other corporate matters.

24.    Jurisdiction.

By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought (a) in the United States Bankruptcy Court for the Northern District of Georgia if Knology has commenced a case under Chapter 11 of the Bankruptcy Code or (b) in a federal or state court of competent jurisdiction in the State of Georgia if Knology has not commenced a case under Chapter 11 of the Bankruptcy Code. By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably accepts and submits itself to the jurisdiction of the United States Bankruptcy Court for the Northern District of Georgia or a court of competent jurisdiction in the State of Georgia, as applicable under the preceding sentence, with respect to any such action, suit or proceeding.

25.    Consent to Service of Process.

Each party to this Agreement irrevocably consents to service of process by mail at the address listed with the signature of each such party on the signature pages to this Agreement. Each party agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of each of the other parties to this Agreement.

26.    Specific Performance.

It is understood and agreed by each of the signatories to this Agreement that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as remedy for any such breach.

27.    Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

28.    Successors and Assigns.

This Agreement is intended to bind and inure to the benefit of the parties to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the undersigned parties under this Agreement are, in all respects, several and not joint.

29.    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart. Any Other Stockholder or Other Noteholder may become party to this Agreement on or after the date of this Agreement by executing a signature page to this Agreement.

30.    No Third-Party Beneficiaries.

Unless expressly stated in this Agreement, this Agreement shall be solely for the benefit of the parties to this Agreement, and no other Person or entity shall be a third-party beneficiary hereof.

31.    No Solicitations.

This Agreement is not intended to be, and each party to this Agreement acknowledges that it is not, a solicitation of the acceptance or rejection of any Pre-Packaged Plan of reorganization for Knology pursuant to Section 1125 of the Bankruptcy Code.

32.    Consideration.

It is hereby acknowledged by each of the parties that no consideration (other than the obligations of the other parties under this Agreement) shall be due or paid to the parties for their agreement to support the Pre-Packaged Plan in accordance with the terms and conditions of this Agreement, other than Broadband’s agreement to use reasonable efforts to obtain approval of confirmation of the Pre-Packaged Plan in accordance with the terms and conditions of this Agreement. The parties hereto agree and acknowledge that this Section 32 shall not limit the right of Wachovia and CoBank to receive, nor the obligation of Knology, Broadband or Valley, as applicable, to pay, the reasonable and customary fees and expenses previously agreed to in connection with the agreement of Wachovia to commit to provide the Wachovia Credit Facility in accordance with the terms of the Wachovia Term Sheet or the agreement of CoBank to commit to provide the CoBank Credit Facility in accordance with the terms of the CoBank Term Sheet.

33.    Independent Due Diligence and Decision-Making.

(a)    Each of the parties hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of Knology and Broadband.

(b)    Each of the Noteholders and the Stockholders acknowledges that all documents, records and books pertaining to Knology and Broadband requested by such Noteholders and Stockholders have been made available for inspection by it, its attorneys, financial advisors and accountants, and that it understands that all such documents, books and records will continue to be made available to it and its attorneys, financial advisors and accountants for inspection upon reasonable notice, during reasonable business hours, at Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424. Each of the Noteholders and the Stockholders and their respective advisors have had a reasonable opportunity to ask questions of and receive answers from the officers of Knology and Broadband, or a person or persons acting on their behalf, concerning Knology and Broadband and the terms and conditions of the offering of the Restructuring, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of Knology and Broadband, necessary to confirm the accuracy of the information provided by, or on behalf of, Knology and Broadband. All such questions have been answered to the full satisfaction of such Noteholder or such Stockholder, as applicable.

(c)    Each of the Noteholders and the Stockholders has such knowledge and experience in financial and business matters as to enable it (i) to utilize the information made available to it in connection with the Restructuring, (ii) to evaluate the merits and risks associated with the Restructuring, and (iii) to make an informed decision with respect thereto.

(d)    Each of the Noteholders and the Stockholders has the capacity to protect its own interests in connection with the Restructuring and has obtained, in such Noteholder’s and such Stockholder’s judgment, sufficient information relating to Knology and Broadband and their businesses to evaluate the merits and risks of this investment.

(e)    Each of the Noteholders and the Stockholders understands that (i) neither the New Notes, the Series C Preferred Stock to be issued in the Private Placement or the New Preferred Stock to be issued in the Restructuring, nor the common stock or non-voting common stock issuable upon conversion of the Series C Preferred Stock and the New Preferred Stock, have been registered under the Securities Act or any applicable state securities laws in reliance upon exemptions from the registration provisions of such laws, (ii) the New Notes, the shares of Series C Preferred Stock and the shares of New Preferred Stock must be held by such Noteholder or Stockholder, as applicable indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws, or an exemption from such registration is available, and the New Notes and the certificates representing the shares of Series C Preferred Stock and the New Preferred Stock will be legended to reflect such restrictions, (iii) other than as set forth in the Registration Rights Agreement with respect to the New Notes and the Stockholders Agreement with respect to the Series C Preferred Stock and the New Preferred Stock, Knology is under no obligation, and has no current intention, to register the New Notes, the Series C Preferred Stock or the New Preferred Stock, or the common stock or non-voting common stock issuable upon conversion of the Series C Preferred Stock or the New Preferred Stock, on such Noteholder’s or Stockholder’s behalf, as applicable or to assist such Noteholder or Stockholder in complying with any exemption from registration, and (iv) the officers of Knology will rely upon the representations and warranties made by each Noteholder and each Stockholder in this Agreement in order to establish such exemptions from the registration provisions of the Securities Act and any applicable state securities laws.

(f)    Each of the Noteholders and each of the Stockholders acknowledges that there is no assurance that any exemption from registration under the Securities Act or applicable state securities laws will be available to it to transfer the New Notes, the shares of Series C Preferred Stock, the shares of New Preferred Stock or the common stock issuable upon conversion of the Series C Preferred Stock or the New Preferred Stock and that, even if available, such exemptions may not allow such Noteholder or such Stockholder to transfer all or any portion of such New Notes or such shares under the circumstances, in the amounts or at the times such Noteholder or such Stockholder might propose.

(g)    Each of the Noteholders and each of the Stockholders understands that any and all financial forecasts provided by, or on behalf of, Knology or Broadband are based on various estimates and assumptions of the officers of Knology and Broadband and their respective advisors and are subject to the caveats set forth in such materials.

34.    Public Disclosures.    Prior to the issuance of any public disclosures regarding the Restructuring, including those referred to in Sections 4(c), 5(d), 7(c) and 8(c), Knology and Broadband shall consult with the Banks, the Noteholders and the Stockholders as to the form and substance of such public disclosures materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 34 shall be deemed to prohibit Knology or Broadband from making any disclosure which their respective counsels deem necessary or advisable in order to satisfy their respective disclosure obligations imposed by law.

35.    Subsidiary Acknowledgement.    Each subsidiary of Broadband hereby acknowledges and consents to the terms of this Agreement and confirms that its respective obligations under any Guaranty (as defined in the Wachovia Credit Facility) and the other Loan Documents (as defined in the Wachovia Credit Facility) shall remain in full force and effect notwithstanding the restructuring of the Wachovia Credit Facility in accordance with the terms of the Wachovia Term Sheet, whether pursuant to the Exchange Offer or the Pre-Packaged proceeding.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

KNOLOGY, INC.

By:	/s/ RODGER L. JOHNSON
Name: Rodger L. Johnson Title: President and CEO

KNOLOGY BROADBAND, INC.

By:	/s/ RODGER L. JOHNSON
Name: Rodger L. Johnson Title: President and CEO

VALLEY TELEPHONE COMPANY, INC.

By:	/s/ RODGER L. JOHNSON
Name: Rodger L. Johnson Title: President and CEO

Principal Amount of Old Notes: $64,206,000

KNOLOGY OF COLUMBUS, INC.
KNOLOGY OF MONTGOMERY, INC.
KNOLOGY OF PANAMA CITY, INC.
KNOLOGY OF AUGUSTA, INC.
KNOLOGY OF CHARLESTON, INC.
KNOLOGY OF HUNTSVILLE, INC.
KNOLOGY OF SOUTH CAROLINA, INC.
KNOLOGY OF ALABAMA, INC.
KNOLOGY OF FLORIDA, INC.
KNOLOGY OF TENNESSEE, INC.
KNOLOGY OF GEORGIA, INC.

By:	/s/ RODGER L. JOHNSON
Name: Rodger L. Johnson Title: President and CEO

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

SCANA COMMUNICATIONS HOLDINGS, INC.

By:	/s/ PETER J. WINNINGTON
Name: Peter J. Winnington Title: Assistant Secretary/Assistant Treasurer Address: 300 Delaware Avenue Suite 510 Wilmington, DE 19801

Principal Amount of Old Notes: $ 118,071,000

Number of Shares of:
Series A Preferred Stock    7,234,721
Series B Preferred Stock
Series C Preferred Stock    8,333,333
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

THE BURTON PARTNERSHIP, LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
Name: Donald W. Burton Title: Address: 565 Pine Drive Jackson, Wyoming 83001-4643

Principal Amount of Old Notes: $ 3,125,000

Number of Shares of:
Series A Preferred Stock    29,446
Series B Preferred Stock    52,631
Series C Preferred Stock    166,667
Common Stock

THE BURTON PARTNERSHIP (QP), LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
Name: Donald W. Burton Title: Address: 565 Pine Drive Jackson, Wyoming 83001-4643

Principal Amount of Old Notes: $9,375,000

Number of Shares of:
Series A Preferred Stock    88,338
Series B Preferred Stock    157,895
Series C Preferred Stock    500,000
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

ITC TELECOM VENTURES, INC.

By:	/s/ WILLIAM H. SCOTT, III
Name: William H. Scott, III Title: President Address: 3300 20th Avenue Valley, Alabama 36854

Number of Shares of:
Series A Preferred Stock
Series B Preferred Stock
Series C Preferred Stock    8,333,333
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ FRANKLIN M. WESSINGER
Name: Franklin M. Wessinger Title: Managing Director Address: 301 South College Street Charlotte, NC 28288-0760

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

COBANK, ACB

By:	/s/ RICK FREEMAN
Rick Freeman Vice President Address: 900 Circle 75 Parkway Suite 1400 Atlanta, Georgia 30339

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

J. H. WHITNEY IV, L.P.

By:    J. H. WHITNEY EQUITY PARTNERS IV, L.L.C.,
          Its General Partner

By:	/s/ WILLIAM LAVERACK, JR.
William Laverack, Jr. Managing Member Address: c/o Whitney & Co. 177 Broad Street, 15th Floor Stamford, CT 06901

Number of Shares of:
Series A Preferred Stock
Series B Preferred Stock    8,421,053
Series C Preferred Stock    3,333,333
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:    BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.,
          Its General Partner

By:	/s/ BRET PEARLMAN
Bret Pearlman Managing Member Address: 345 Park Avenue, 31st Floor New York, New York 10154

Number of Shares of:
Series A Preferred Stock
Series B Preferred Stock    5,029,244
Series C Preferred Stock    2,123,459
Common Stock

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:    BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.,
          Its General Partner

By:	/s/ BRET PEARLMAN
Bret Pearlman Managing Member 345 Park Avenue, 31st Floor New York, New York 10154

Number of Shares of:
Series A Preferred Stock
Series B Preferred Stock    907,598
Series C Preferred Stock    383,208
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:    BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C.,
          Its General Partner

By:	/s/ BRET PEARLMAN
Bret Pearlman Managing Member 345 Park Avenue, 31st Floor New York, New York 10154

Number of Shares of:
Series A Preferred Stock
Series B Preferred Stock    378,947
Series C Preferred Stock    160,000
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

SOUTH ATLANTIC VENTURE FUND II, LIMITED PARTNERSHIP

By:    SOUTH ATLANTIC VENTURE PARTNERS II, LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
Donald W. Burton Managing Partner Address: 614 W. Bay Street Tampa, Florida 33606

Number of Shares of:
Series A Preferred Stock    206,674
Series B Preferred Stock
Series C Preferred Stock
Common Stock

SOUTH ATLANTIC VENTURE FUND III, LIMITED PARTNERSHIP

By:    SOUTH ATLANTIC VENTURE PARTNERS III, LIMITED PARTNERSHIP

By:	/s/ DONALD W. BURTON
Donald W. Burton Managing Partner Address: 614 W. Bay Street Tampa, Florida 33606

Number of Shares of:
Series A Preferred Stock    1,685,251
Series B Preferred Stock
Series C Preferred Stock
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

SOUTH ATLANTIC PRIVATE EQUITY FUND IV, LIMITED PARTNERSHIP

By:    SOUTH ATLANTIC PRIVATE EQUITY PARTNERS IV, INC.,
          Its General Partner

By:	/s/ DONALD W. BURTON
Donald W. Burton Chairman and Managing Director Address: 614 W. Bay Street Tampa, Florida 33606

Number of Shares of:
Series A Preferred Stock    592,268
Series B Preferred Stock    663,158
Series C Preferred Stock    280,000
Common Stock

SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP

By:    SOUTH ATLANTIC PRIVATE EQUITY PARTNERS IV, INC.,
          Its General Partner

By:	/s/ DONALD W. BURTON
Donald W. Burton Chairman and Managing Director Address: 614 W. Bay Street Tampa, Florida 33606

Number of Shares of:
Series A Preferred Stock    872,250
Series B Preferred Stock    915,789
Series C Preferred Stock    386,667
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

By:	/s/ CAMPBELL B. LANIER III
Campbell B. Lanier III Address: 3300 20th Avenue Valley, Alabama 36854

Number of Shares of:
Series A Preferred Stock    8,920,794
Series B Preferred Stock
Series C Preferred Stock    333,333
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

AT&T VENTURE FUND II, LP

By:    VENTURE MANAGEMENT LLC
          Its General Partner

By:	/s/ RICHARD S. BODMAN
Richard S. Bodman Manager Address: 2 Wisconsin Circle Suite 610 Chevy Chase, Maryland 20815

Number of Shares of:
Series A Preferred Stock    2,931,600
Series B Preferred Stock    185,684
Series C Preferred Stock
Common Stock

SPECIAL PARTNERS FUND INTERNATIONAL, LP

By:    VENTURE MANAGEMENT III LLC
          Its General Partner

By:	/s/ RICHARD S. BODMAN
Richard S. Bodman Manager Address: 2 Wisconsin Circle Suite 610 Chevy Chase, Maryland 20815

Number of Shares of:
Series A Preferred Stock    856,800
Series B Preferred Stock    182,059
Series C Preferred Stock
Common Stock

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

SATELLITE ASSET MANAGEMENT

By:	/s/ MATTHEW HECKLER
Name: Matthew Heckler Title: Address: 10 East 50th Street New York, NY 10022

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

BLACKROCK FINANCIAL MANAGEMENT, INC., as
Investment Advisor to various accounts holding or beneficially owning the Securities

By:	/s/ DENNIS M. SCHANEY
Name: Dennis M. Schaney Title: Managing Director Address: BlackRock 40 East 52nd Street New York, NY 10022 Attention: Mark Glass Facsimile: (212) 754-8756

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

BOND STREET CAPITAL, L.L.C.

By:	/s/ SAM S. KIM
Name: Sam S. Kim Title: Managing Member Address: Bond Street Investors, L.L.C. 700 Palisade Avenue Englewood Cliffs, NJ 07052 Attention: Sam Kim Facsimile: (201) 567-5055

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

MORGAN STANLEY INVESTMENT MANAGEMENT, as
Investment Advisor to various accounts holding or beneficially owning the Securities

By:	/s/ DEANNA L. LOUGHNANE
Name: Deanna L. Loughnane Title: Executive Director Address: Morgan Stanley Investment Management 1 Tower Bridge 100 Front Street West Conshiohocken, PA 19428

[Signature Page to Knology Lock-Up Agreement dated as of July 11, 2002]

LAZARD DEBT RECOVERY MASTER ACCOUNT, L.P.

By:    LAZARD DEBT RECOVERY MANAGEMENT, LLC, its
          investment adviser

By:	/s/ DAVID L. TASHJIAN
Name: David L. Tashjian Title: Managing Director Address: 30 Rockefeller Plaza, 48th Floor New York, NY 10020 Attention: Ivan Nedds Facsimile: (212) 632-6655

Schedule A

Stockholders

Stockholder	Series A	Series B	Series C
SCANA Communications Holdings, Inc.	7,234,721		8,333,333
The Burton Partnership, Limited Partnership	117,784	52,631	166,667
The Burton Partnership (QP), Limited Partnership		157,895	500,000
ITC Telecom Ventures, Inc.			8,333,333

Other Stockholders:
J. H. Whitney IV, L.P.		8,421,053	3,333,333
Blackstone CCC Capital Partners L.P.		5,029,244	2,123,459
Blackstone CCC Offshore Capital Partners L.P.		907,598	383,208
Blackstone Family Limited Investment Partnership III L.P.		378,947	160,000
South Atlantic Venture Fund II, Limited Partnership	206,674
South Atlantic Venture Fund III, Limited Partnership	1,685,251
South Atlantic Private Equity Fund IV, Limited Partnership	592,268	663,158	280,000
South Atlantic Private Equity Fund IV (QP), Limited Partnership	872,250	915,789	386,667
Campbell B. Lanier III	8,920,794		333,333
AT&T Venture Fund II, LP	2,931,600	185,684
Special Partners Fund International, LP	856,800	182,059
Total	23,418,142	16,894,058	24,333,333

Schedule B

Noteholders

SCANA Communications Holdings, Inc.
The Burton Partnership, Limited Partnership
The Burton Partnership (QP), Limited Partnership

Other Noteholders:

Satellite Asset Management
BlackRock Financial Management, Inc.
Bond Street Capital, L.L.C.
Morgan Stanley Investment Management
Lazard Debt Recovery Master Account, L.P.

Schedule C

Members of the Informal Noteholders’ Committee and Aggregate
Principal Amount of Old Notes Held

Satellite Asset Management
10 East 50th Street
New York, NY 10022

BlackRock Financial Management, Inc.
40 East 52nd Street
New York, NY 10022
Attention: Mark Glass
Facsimile: (212) 754-8756

Bond Street Capital, L.L.C.
Bond Street Investors, L.L.C.
700 Palisade Avenue
Englewood Cliffs, NJ 07052
Attention: Sam Kim
Facsimile: (201) 567-5055

Morgan Stanley Investment Management
1 Tower Bridge
100 Front Street
West Conshiohocken, PA 19428

Lazard Debt Recovery Master Account, L.P.
30 Rockefeller Plaza, 48th Floor
New York, NY 10020
Attention: Ivan Nedds
Facsimile: (212) 632-6655

Aggregate Principal Amount of Old Notes Held by the Members of the Informal Noteholders’ Committee:	$157,656,000

KNOLOGY, INC.

RESTRUCTURING TERM SHEET

Annex A

Restructuring Term Sheet

Purpose
The purpose of the recapitalization plan is to effect a reorganization of the capital structure of Knology, Inc. (“Knology”) and its subsidiaries (collectively, the “Company”) via a debt-for-debt-and-equity exchange offer and consent solicitation, a restructuring of certain credit facilities and certain outstanding equity securities and certain related transactions and/or consents described herein and contemplated hereby, with a view to enable the Company to continue as an adequately capitalized going concern. Accordingly, the recapitalization plan is designed to ensure the Company’s long-term financial stability and economic viability for the benefit of all stakeholders.

Transaction
The Company proposes to exchange (the “Exchange Offer”) the 11 7/8% Senior Discount Notes due 2007 (the “Old Notes”) issued by Knology Broadband, Inc. (formerly Knology Holdings, Inc.) (“Broadband”) for 12% Senior Unsecured Notes due 2009 issued by Knology (the “New Notes”) and shares of a new Series D non-cumulative, convertible preferred stock (the “New Series D Preferred Stock”) or shares of a new Series E non-cumulative, non-voting convertible preferred stock (“New Series E Preferred Stock”) to be issued by Knology (the New Series D Preferred Stock together with New Series E Preferred Stock are collectively referred to as “New Preferred Stock”). As with Knology’s existing Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Existing Preferred Stock”), the New Preferred Stock would not have a stated maturity date and would share ratably, on an as-converted basis, in any dividends declared on Knology’s Common Stock.

Concurrently with consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan (as defined below) as applicable, (1) the Amended and Restated Certificate of Incorporation of Knology will be amended to authorize the New Preferred Stock and a new class of Non-Voting Common Stock, to increase the authorized shares of Common Stock and to amend the terms of the Existing Preferred Stock as described below and as set forth in Exhibit A hereto (the “Charter Amendment”); (2) the existing Stockholders Agreement will be amended in certain respects described below (the “Stockholders Agreement Amendment”); and (3) subject to the terms and conditions of the Lock-Up Agreement to which this Restructuring Term Sheet is attached, certain existing Knology stockholders will contribute approximately $39.0 million in cash (the “Private Placement”) in exchange for Series C Preferred Stock (the “Private Placement Shares”).

Also concurrently with consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, certain of the Company’s secured credit facilities will be restructured as described further herein.

The outstanding debt issued pursuant to the intercompany loan facility

KNOLOGY, INC.

RESTRUCTURING TERM SHEET

between Knology and Broadband will be extinguished and forgiven.

Old Notes Outstanding	Of the $444.1 million face amount of Old Notes that are currently outstanding:

•	$64.2 million are held by Valley Telephone Co., Inc., a subsidiary of Knology (“Valley”).

•
$130.6 million are held by SCANA Communications Holdings, Inc., The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership (collectively the “Affiliated Holders”).

•	$249.3 million are held by holders other than Valley and the Affiliated Holders (collectively the “Non-Affiliated Holders”).

Implementation
The Exchange Offer will be conducted as a private placement, pursuant to Rule 506 under the Securities Act and under the Section 4(2) exemption, to be consummated no later than September 30, 2002. Concurrently with the Exchange Offer, Broadband will conduct a consent solicitation (the “Consent Solicitation”) to remove substantially all covenants in the Old Indenture governing the Old Notes (the “Old Indenture Amendments”). In addition, approval of the stockholders of Knology will be required to effect the Charter Amendment, Stockholders Agreement Amendment, Exchange Offer and Private Placement.

Consummation of the Exchange Offer will be conditioned upon the satisfaction of the Minimum Tender Condition (as defined in the Lock-Up Agreement); provided that Knology can waive the Minimum Tender Condition only with the approval of (i) a special committee of Knology’s board of directors, (ii) Other Noteholders (as defined in the Lock-Up Agreement) holding beneficially or of record at least 75% in aggregate principal amount at maturity of the Old Notes held by the Other Noteholders and (iii) SCANA.

The Company intends to prepare a pre-packaged plan of reorganization in bankruptcy as an alternative means of effecting the reorganization of the Company’s capital structure upon the terms set forth in this Restructuring Term Sheet (the “Pre-Packaged Plan”) in the event the conditions to consummation of the Exchange Offer are not met, including tenders of a requisite amount of the Old Notes. The Pre-Packaged Plan will be reflected in a proposed plan of reorganization of Broadband. In addition to the Consent Solicitation, the Company will also be soliciting the votes of the holders of the Old Notes to accept the Pre-Packaged Plan.

Non-Affiliated Holders who collectively hold at least 60% in principal amount at maturity of Old Notes held by the Non-Affiliated Holders, all Affiliated Holders and Valley will enter into the Lock-Up Agreement with the Company pursuant to which they will agree (subject to the terms and conditions of the Lock-Up Agreement), among other things, to tender their Old Notes, to consent to the Old Indenture Amendments, to accept the Pre-Packaged Plan, and not to transfer their Old Notes prior to the earlier of consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan except to the extent the transferee agrees to be bound by the Lock-Up Agreement and any consents or votes already

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submitted by such Holder prior to such transfer.

The Lock-Up Agreement will also be executed by: (a) Wachovia and CoBank reflecting their agreement (subject to the terms and conditions of the Lock-Up Agreement) to restructure their respective credit facilities as contemplated herein and in the Lock-Up Agreement and to accept the Pre-Packaged Plan; (b) existing stockholders reflecting their agreement (subject to the terms and conditions of the Lock-Up Agreement) to vote in favor of, or otherwise consent to, all matters set forth in the Lock-Up Agreement requiring stockholder approval pursuant to applicable law or otherwise, including voting in favor of or otherwise consenting to the Charter Amendment and the Stockholders Agreement Amendment and generally not to transfer their shares of voting stock prior to the termination of the Lock-Up Agreement except to the extent the transferee agrees to be bound by the Lock-Up Agreement and any consents or votes already submitted by such stockholder prior to such transfer; and (c) the new equity investors reflecting their support for the restructuring described herein and their commitments to participate in the Private Placement (subject to the terms and conditions of the Lock-Up Agreement).

Conditions to Closing of Exchange Offer
The obligations of the Affiliated Holders and the Non-Affiliated Holders pursuant to the Lock-Up Agreement will be conditioned on the satisfaction of each of the following conditions: (a) Knology’s charter shall be amended to provide that up to 12% of the outstanding Common Stock of Knology (as of the date of consummation of the Exchange Offer) on an as-converted basis (after giving effect to the Exchange Offer and the Private Placement) will be reserved for management options, and Knology will commit to reprice management options, but the other terms and conditions of the existing option arrangements will remain substantially the same (the repricing shall be effected through a cancellation of the existing options and, after six months and one day following such cancellation, grants of options for the same number of shares at the then-current fair market price of the Common Stock), (b) the Wachovia and CoBank credit facilities shall be restructured on terms and conditions as set forth in the Bank Term Sheets (as defined in the Lock-Up Agreement), and (c) the Company shall use its best efforts to consummate the Exchange Offer no later than September 30, 2002 or, as provided in the Lock-Up Agreement, shall use its best efforts to file the Pre-Packaged Plan no later than October 2, 2002, in each case unless extended as allowed under the Lock-Up Agreement.

The obligations of the parties under the Lock-Up Agreement shall be subject to other terms and conditions more fully described in the Lock-Up Agreement.

Exchange Offer Consideration
In the aggregate Knology will issue in the Exchange Offer $193.5 million of New Notes and shares of New Preferred Stock equal to 19.3% of Knology’s issued and outstanding Common Stock as of the date of consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, on an as-converted basis, after giving effect to the issuance of the New Preferred Stock in the Exchange Offer or pursuant to the Pre-Packaged Plan and the issuance of Series C

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Preferred Stock in the Private Placement, but without giving effect to outstanding options and warrants to purchase equity securities of Knology issued prior to July 1, 2002. Based upon the principal amounts of Old Notes held by Non-Affiliated Holders, Affiliated Holders and Valley as set forth above, upon consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable:

(1) the Non-Affiliated Holders (and SCANA, in respect of Old Notes in excess of $115.1 million held by SCANA or any of its affiliates) will collectively receive:

•	$148 million in aggregate principal amount of New Notes; and

•
New Series D Preferred Stock (or Series E Preferred Stock in the case of SCANA) representing 5.0% of Knology’s issued and outstanding Common Stock, on the date of consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, on an as-converted basis after giving effect to the Exchange Offer or the Pre-Packaged Plan, as applicable, and the Private Placement, not inclusive of any remaining fees payable to the financial advisor to the Informal Noteholders Committee relating to the Exchange Offer and related transactions.

(2) the Affiliated Holders (other than in respect of Old Notes in excess of $115.1 million held by SCANA or any of its affiliates) will collectively receive:

•	$45.5 million in aggregate principal amount of New Notes; and

•
New Preferred Stock representing 14.3% of Knology’s issued and outstanding Common Stock, on the date of consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, on an as-converted basis after giving effect to the Exchange Offer or the Pre-Packaged Plan, as applicable, and the Private Placement. SCANA will receive New Series E Preferred Stock and the Burton Partnerships will receive New Series D Preferred Stock.

(3) Valley will surrender the Old Notes held by it to be cancelled in consideration for receipt from Broadband of a limited guaranty of the CoBank Credit Facility.

Private Placement Consideration
Concurrently with the consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, in exchange for the $39.0 million in cash to be paid by the new equity investors in the Private Placement, Knology will issue the Private Placement Shares at an issuance price of $3.00 per share.

Terms of New Preferred Stock and Treatment of Existing Preferred Stock, Common Stock, Options and Other Equity Related Securities
As mentioned above, Knology’s Existing Preferred Stock will remain outstanding after consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, and consummation of the Private Placement, but pursuant to the Charter Amendment:

(1) the New Preferred Stock will have an absolute liquidation preference ($1.87 per share) over the Existing Preferred Stock. The New Series D Preferred Stock and the New Series E Preferred Stock will rank pari passu with respect to liquidation preference. The Series B and Series C

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Preferred Stock will retain a liquidation preference over the Series A Preferred Stock;

(2) the New Series D Preferred Stock will vote together with the Common Stock and not as a separate class, except as specified herein or as otherwise required by law;

(3) the anti-dilution rights currently in effect for the holders of Existing Preferred Stock will be waived with respect to the Private Placement and the Exchange Offer and such anti-dilution rights will be eliminated for all subsequent issuances of Common Stock equivalents (including the New Preferred Stock) other than stock splits, stock dividends or other similar transactions;

(4) the separate voting rights of holders of Existing Preferred Stock for all matters (other than alterations or changes to the powers, preferences, or special rights of such series) will be eliminated; and

(5) the definition of Qualified Public Offering will be amended to delete the minimum public offering prices and offering size.

Except as set forth in (1) above, the New Preferred Stock will be identical in every respect to the Existing Preferred Stock (as amended by the Charter Amendment), except the New Preferred Stock will have (1) an initial conversion ratio of 1:1 and (2) a per share liquidation preference of $1.87 per share and the New Series E Preferred Stock will be non-voting and will be convertible into Non-Voting Common Stock (which will be indistinguishable from the Common Stock except for the absence of voting rights). The New Series E Preferred Stock will be converted into Series D Preferred Stock, and the Non-Voting Common Stock will be converted into Common Stock, when transferred by SCANA or one of its affiliates to a person other than SCANA or one of its affiliates. The holders of the Existing Preferred Stock, as well as the holders of Knology’s Common Stock, options and other equity rights, will be diluted as to their economic ownership percentage as a result of the Private Placement and the Exchange Offer. The Charter Amendment shall provide that the terms of the New Series E Preferred Stock shall not be amended such that the amendment has the effect of establishing rights and benefiting holders of such New Series E Preferred Stock in a manner more favorable in any material respect than the holders of the New Series D Preferred Stock, unless, in each such case, the terms of the New Series D Preferred Stock are amended so as to give holders of New Series D Preferred Stock the same rights and benefits. The Charter Amendment shall provide that the terms of the Existing Preferred Stock shall not be amended such that the amendment has the effect of establishing rights and benefiting holders of such Existing Preferred Stock in a manner more favorable in any material respect than the holders of the New Preferred Stock, unless, in each such case, the terms of the New Preferred Stock are amended so as to give holders of New Preferred Stock the same rights and benefits.

Pursuant to the Stockholders Agreement Amendment, the Stockholders Agreement will be amended to conform the definition of Qualified Public Offering to the Charter Amendment definition.

Proposed Terms of the New Notes	Issuer
Knology

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Guarantor(s)

None

Initial Face Amount

$193.5 million

Interest

For the first 18 months following consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, Knology shall pay interest semiannually either (at Knology’s option with respect to any such semiannual period): (a) in cash at the rate of 11% per annum; or (b) in-kind at the rate of 13% per annum. Following the initial 18-month period, Knology shall pay interest in cash at the rate of 12% per annum, payable semiannually.

Maturity

Seventh year anniversary of the consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable.

Optional Redemption

Redeemable at the option of Knology at any time after consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, at a premium to the face of the then-outstanding New Notes equal to: (a) if redeemed prior to the first anniversary of the date of issuance, 102%; (b) if redeemed after the first anniversary of the date of issuance and prior to the second anniversary of the date of issuance, 101%; and (c) if redeemed any time after the second anniversary of the date of issuance, 100% (plus, in each case, accrued and unpaid interest to the date of redemption).

Ranking

The New Notes will be senior unsecured obligations and will rank senior in right of payment to all existing and future funded indebtedness of Knology and pari passu with all trade payables incurred in the ordinary course of business. The New Notes will rank pari passu with the guarantee of Knology under the CoBank credit facility.

Change of Control

Upon a change of control, holders of the New Notes may require the Company to repurchase the New Notes at a repurchase price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest to the date of purchase.

Asset Sales

The Company will be required to apply all net proceeds of asset sales (excluding the sales of customer premises equipment) made by it or any of its subsidiaries in excess of $1.0 million annually either to (a) reinvest such proceeds in the Company’s or any of its subsidiaries’ businesses within one year, or (b) if such proceeds are not reinvested within one year, permanently reduce senior debt or make an offer to repurchase New Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon.

Covenants

•
Standard covenants to be negotiated, including payment of New Notes; maintenance of office or agency; existence; payment of taxes and other claims; maintenance of property and insurance; notice of defaults; compliance certificates; SEC reports and reports to New Note holders; waiver of stay, extension or usury laws; limitation on sale-leaseback transactions; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on the issuance and sale of capital stock of subsidiaries; limitation on issuances of guarantees by subsidiaries; limitation on transactions with stockholders and affiliates; limitation on liens.

•	Additional covenants will contain the following restrictions:

(a)
Knology shall not incur any indebtedness other than guarantees of (x) the CoBank credit facility and any permitted refinancing thereof, (y) any refinancing of the Wachovia credit facility and (z) other indebtedness permitted to be incurred by subsidiaries after the closing date. The subsidiaries of Knology may not incur any indebtedness other than (i) indebtedness under the Wachovia and CoBank credit facilities and amendments and replacements thereof in an amount not to exceed $55.5 million less any permanent reductions thereof required pursuant to the terms of the indenture governing the New Notes, (ii) $20 million of purchase money debt and capital leases to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets, which purchase money debt and capital leases shall be without recourse to any entity other than the subsidiary incurring such indebtedness, provided that no more than $10 million of the $20 million may be debt incurred other than in connection with government financing incurred by a subsidiary of Knology: (A) whose only assets shall be those acquired in connection with the government financing; and (B) which government financing shall be without recourse to any entity other than such subsidiary; and (iii) permitted refinancing indebtedness of debt outstanding on the date of issuance of the New Notes or permitted to be incurred pursuant to the terms of the indenture governing the New Notes. During the pendency of the Exchange Offer or Pre-Packaged Proceeding (as defined in the Lock-Up Agreement), as applicable, Knology will provide Broadband, upon Broadband’s request, with up to $10 million of additional financing through the existing $34.5 million intercompany loan facility with Knology (the “Intercompany Loan Facility”) on the existing terms and conditions. To fund this financing, at any time prior to, in the case of the Exchange Offer, October 2, 2002, or, in the case of a Pre-Packaged Proceeding, December 31, 2002, Knology may obtain either an advance on the Private Placement in the form of debt issued to ITC or bridge financing from a third-party lender. As collateral security for the obligations of Knology under such interim funding arrangement, ITC or such third-party lender may obtain a collateral assignment of the Intercompany Loan Facility and the collateral security of Knology granted by Broadband in connection therewith; it being understood, however, that the Intercompany Loan Facility and such collateral granted by Broadband in favor of Knology will continue to be subordinated to the Wachovia credit facility pursuant to the Subordination Agreement (as defined in the Lock-Up Agreement). Upon consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, (i) all indebtedness and obligations of Broadband under the Intercompany Loan Facility, and all liens and security interests granted by Broadband and its subsidiaries in favor of Knology thereunder (whether assigned to any other party as described herein or otherwise), shall be automatically discharged, extinguished and released in consideration for receipt from Broadband of a limited guaranty of the CoBank Credit Facility and (ii) all indebtedness and obligations of Knology under the Bridge Financing will be either (x) in the event the Bridge Financing was provided by ITC, automatically converted into Private Placement Shares on a dollar-for-dollar basis or (y) in the event the Bridge Financing is provided by a third-party lender, repaid in full on the date of the consummation of the Exchange Offer or the effectiveness of the Pre-Packaged Plan, as applicable, with a portion of the proceeds of the Private Placement.

(b)
Knology and its subsidiaries existing on the date of issuance of the New Notes shall apply revenues generated from their respective operations only to fund operating expenses and reasonable capital expenditures of Knology and its subsidiaries and to permanently reduce the outstanding senior debt of the Company under the Wachovia credit facility or CoBank credit facility, as applicable, and New Notes pursuant to the provisions of clause (c) below; any such permanent reductions to be made in a manner consistent with the Wachovia credit facility and CoBank credit facility. Notwithstanding the foregoing, proceeds from the sale of equity securities of Knology (other than mandatorily redeemable stock) may be used for any purpose.

(c)
At any time that Knology and its subsidiaries collectively have cash balances or cash equivalents in excess of $50 million after giving effect to the Exchange Offer and Private Placement (excluding proceeds from the issuance of equity securities other than redeemable stock), Knology and its subsidiaries shall apply such excess cash—in a manner consistent with the Wachovia credit facility and CoBank credit facility: first to repay and permanently reduce senior debt under the Wachovia credit facility or CoBank credit facility, as applicable, and then after all such senior debt has been paid in full and any commitment in respect thereof terminated to purchase the New Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon. (d) Knology and its subsidiaries may not make capital expenditures for the operations of Knology of Knoxville in excess of the amounts set forth in the “Maximum as Defined by Covenant” column on Schedule A hereto per year plus any amounts that the Company would have been permitted to expend in previous years pursuant to the “Budgeted Amounts” column on Schedule A that have not been so expended; provided, however, Knology and its subsidiaries may not make network construction buildout capital expenditures for the operations of Knology of Knoxville in excess of the amounts set forth in the “Maximum as Defined by Covenant” column on Schedule B hereto per year plus any amounts that the Company would have been permitted to expend in previous years pursuant to the “Budgeted Amounts” column on Schedule B that have not been so expended; provided, further, that proceeds from the sale of equity securities of Knology (other than mandatorily

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redeemable stock) shall not be subject to the limitations contained herein.

(e) No restricted payments or investments in non-wholly owned subsidiaries or subsidiaries that do not exist on the date of issuance of the New Notes may be made by Knology other than (i) exchanges of capital stock (other than redeemable stock) for indebtedness, (ii) investments of proceeds from the sale of equity securities of Knology (other than redeemable stock) that are made in subsidiaries acquired or formed following the date of the issuance of the New Notes, (iii) investments in wholly owned subsidiaries that provide services in other markets in an amount up to $1.5 million annually (plus any amounts that the Company would have been permitted to expend in previous years that have not been so expended) and (iv) restricted payments that are otherwise permitted pursuant to the terms of the indenture governing the New Notes including any restricted payments that, in the good faith judgment of the board of directors of Knology, are necessary to prevent the loss or secure the renewal of licenses or franchises that are necessary for the conduct of business of Knology or the applicable subsidiary.

(f) Knology shall not permit any of its executive officers to serve as an executive officer or full-time employee of any Person (other than Knology or any Subsidiary thereof) that engages in the same or competing line of business as is conducted by Knology and its Subsidiaries in the locations it conducts business as of the date of the issuance of the New Notes, including the provision of telephone, internet or cable television services.

(g) Upon consummation of the Exchange Offer or effectiveness of the Pre-Packaged Plan, as applicable, the holders of New Notes (other than SCANA and the Burton Partnerships) shall have the right to nominate one independent director to the board of directors of Knology (provided that such director shall be reasonably acceptable to Knology’s Board of Directors and SCANA). Such director shall serve for one three-year term and shall be removable only for cause. Upon the removal for cause, resignation, disability or death of such director, Knology’s Board of Directors shall be entitled to designate a replacement independent director.

Registration Rights
Subsequent to the consummation of the Exchange Offer, the Company shall (a) file a registration statement with respect to the New Notes no later than 40 days after the consummation of the Exchange Offer, (b) cause such registration statement to be declared effective no later than 105 days following the consummation of the Exchange Offer and (c) complete a registered exchange offer of registered New Notes for the privately placed New Notes no later than 145 days after the consummation of the Exchange Offer. In the event that such registration statement has not been filed on or prior to 40 days after the consummation of the Exchange Offer or declared effective on or prior to 105 days after the consummation of the Exchange Offer or the registered exchange pursuant to such registration statement has not been consummated on or prior to 145 days after the consummation of the Exchange Offer (each, a “Registration Default”), then the interest rate on the New Notes will increase by an amount equal to 0.25% per annum for each 60 day period such Registration Default continues, with a maximum

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increase on such interest rate of 2.50% per annum.

Additionally, holders of Old Notes who receive shares of New Preferred Stock in the Exchange Offer or pursuant to the Pre-Packaged Plan will become party to Knology’s Stockholders Agreement, which provides for demand and piggyback registration rights with respect to the underlying shares of Knology’s Common Stock, and pursuant to the Stockholders Agreement Amendment, the Stockholders Agreement shall be amended to give holders of New Preferred Stock the same registration rights with respect to the Common Stock (and, if applicable, Non-Voting Common Stock) as the holders of the Existing Preferred Stock currently have with respect to Common Stock.

If the Restructuring is effected through the Pre-Packaged Proceeding, the issuance of the New Notes or New Preferred Stock under the Pre-Packaged Plan will be made pursuant to Section 1145 of the Bankruptcy Code and, therefore, will not be restricted as to transfer. Such Pre-Packaged Plan will incorporate the terms of the New Notes and the New Preferred Stock as set forth in this Restructuring Term Sheet and the Lock-Up Agreement.

Knology shall enter into an agreement providing that, to the extent that New Notes are held by an affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) of Knology, such holder shall be entitled to require Knology to file a registration statement covering resales of the registered New Notes held by such affiliate for so long as such holder remains an affiliate, subject to customary blackout rights.

Cosale Rights
The Stockholders Agreement shall be amended by the Stockholders Agreement Amendment to provide that, for five years after the consummation of the Restructuring each Non-Affiliated Holder, or transferee thereof, who then holds the New Series D Preferred Stock shall have the right to participate pro rata on an as-converted basis, on substantially the same terms, in any sale (in one transaction or a series of related transactions) of Common Stock or Preferred Stock representing more than 20% of the outstanding shares of Common Stock of Knology on an as-converted basis by one or more Significant Stockholders (as defined in the Stockholders Agreement) (collectively, the “Transferring Holders”) to any unaffiliated third party; provided however, that if the consideration to be received by the Transferring Holders in such sale consists of capital stock, bonds or other securities, either in whole or in part, only Non-Affiliated Holders, or transferees thereof, that are accredited investors at the time of the sale to the unaffiliated third party shall have the right to participate in such sale with the Transferring Holders.

Bank Credit Facilities
The Wachovia credit facility will be amended as previously described in the term sheet attached to the Lock-up Agreement as Annex C-1 and the CoBank credit facility will be amended as previously described in the term sheet attached to the Lockup Agreement as Annex B-1.

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SCHEDULE A

CAPITAL EXPENDITURE COVENANT—KNOLOGY OF KNOXVILLE

	Budgeted Amounts	Maximum as Defined by Covenant
6 Months Ending Dec. 31, 2002	$9,307,400	$9,307,400
12 Months Ending Dec. 31, 2003	$13,396,000	$15,405,400
12 Months Ending Dec. 31, 2004	$12,359,000	$14,212,850
12 Months Ending Dec. 31, 2005	$3,387,000	$5,080,500
12 Months Ending Dec. 31, 2006	$3,379,000	$5,068,500
12 Months Ending Dec. 31, 2007	$3,391,000	$5,086,500
12 Months Ending Dec. 31, 2008	$3,424,000	$5,136,000
12 Months Ending Dec. 31, 2009	$3,479,000	$5,218,500

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SCHEDULE B

NETWORK CONSTRUCTION BUILDOUT CAPITAL EXPENDITURE COVENANT—KNOLOGY OF KNOXVILLE

	Budgeted Amounts	Maximum as Defined by Covenant
6 Months Ending Dec. 31, 2002	$8,000,000	$8,000,000
12 Months Ending Dec. 31, 2003	$10,000,000	$11,000,000
12 Months Ending Dec. 31, 2004	$8,943,000	$9,837,300
12 Months Ending Dec. 31, 2005	$1,000,000	$1,000,000
12 Months Ending Dec. 31, 2006	$1,000,000	$1,000,000
12 Months Ending Dec. 31, 2007	$1,000,000	$1,000,000
12 Months Ending Dec. 31, 2008	$1,000,000	$1,000,000
12 Months Ending Dec. 31, 2009	$1,000,000	$1,000,000

Exhibit A

Charter Amendment

See Exhibit G to Offering Circular

Annex B-1

CoBank Term Sheet

The following sets forth, in summary form, the principal terms and conditions of an amended and restated $40 million 10-year senior secured credit facility by and among Globe Communications, Inc., Interstate Telephone Company and Valley Telephone Co., Inc. (“Valley” and all of the foregoing collectively referred to as the “Borrowers”) and CoBank, ACB (the “Lender”). The definitive documents evidencing the amended and restated CoBank Credit Facility are attached hereto as Exhibit A-1. The Amended and Restated First Supplement to the Master Loan Agreement, dated as of June 6, 2002, by and among the Borrowers and the Lender has been executed by the parties thereto. The Amendment Letters, dated June 6, 2002 and July 3, 2002, by and among the Borrowers, the Lender and Knology, Inc. have been executed by the parties thereto. Pursuant to that certain Lock-Up Agreement dated as of July 11, 2002, by and among Knology, Inc., Valley, the Lender, Wachovia Bank, National Association and certain other parties thereto, the remaining definitive documents evidencing the amended and restated CoBank Credit Facility will be executed by parties thereto simultaneously upon the consummation of the Exchange Offer or pursuant to the Pre-Packaged Plan.

BORROWERS:	Consistent with the Existing Agreement (as defined below), Globe Communications, Inc., Interstate Telephone Company and Valley

GUARANTORS:	(i) Unlimited guaranty from Knology, Inc. (“Knology”) that is secured by a pledge of the capital stock of the Borrowers

(ii) An unsecured guaranty from Knology Broadband, Inc. (“Broadband”) that is limited in an amount equal to $22.8 million and that is subordinated to the Wachovia Credit Facility

(iii) An unlimited guaranty from Knology of Knoxville, Inc. (“Knoxville”) that is secured by a lien and security interest in substantially all of the assets of Knoxville

LENDER:	CoBank, ACB

EXISTING AGREEMENT:
The Master Loan Agreement, dated as of June 29, 2001, and the Amended and Restated First Supplement to the Master Loan Agreement, dated as of June 6, 2002, each by and among the Borrowers and the Lender. The Amended and Restated First Supplement to Master Loan Agreement has been amended and restated in substantially the form of Exhibit A-1 hereof.

FACILITY:
Initially, $40 million; $1,050,000 subfacility for letters of credit. Loans and letters of credit may be drawn during the period from the date hereof through December 31, 2002. However, on June 30, 2002 and September 30, 2002, the facility will be permanently reduced by $787,984 and $802,759 respectively. As of the date hereof, $32,482,110 has been drawn under the facility. On December 31, 2002, no additional advances may be borrowed and any then outstanding advances shall be repaid in accordance with the amortization schedule attached hereto as Exhibit A-2.

COLLATERAL:	The obligations of the Borrowers under the CoBank Credit Facility will be secured by:

(i) the existing first priority lien and security interest in substantially all of the assets of the Borrowers will continue;

(ii) a first priority lien and security interest in substantially all of the assets of Knoxville;

(iii) the existing pledge by Knology of all of the outstanding capital stock of the Borrowers will continue; and

(iv) the guaranties referenced above

CoBank will release its lien on the Old Notes and permit their discharge and release by Valley

AMORTIZATION:	The facility will mature on April 20, 2011 and will amortize pursuant to the amortization schedule set forth in Exhibit A-2 hereto

INTEREST:
The Borrower’s option of (a) the Variable Rate (as defined in the Existing Agreement), (b) LIBOR plus an applicable margin pricing grid based on the Borrowers’ Total Leverage Ratio (range from 1.50% to 3.00%) and (c) a Quoted Rate Option

MANDATORY PREPAYMENTS:	Required upon certain casualties or other asset dispositions

OPTIONAL PREPAYMENTS:
The CoBank Credit Facility may be prepaid at any time without penalty or premium; provided that prepayment of LIBOR loans or Quoted Rate loans prior to the end of the applicable interest period is subject to the payment of a funding loss surcharge and for the Quoted Rate loans, a surcharge of 0.50%

FINANCIAL COVENANTS:	Total Leverage Ratio relating to the Borrowers:

Date	Leverage Ratio
Closing to 12/31/02	5.0 : 1.0
01/01/03 to 12/31/03	4.5 : 1.0
01/01/04 to 12/31/04	4.0 : 1.0
01/01/05 and thereafter	3.5 : 1.0

The Total Leverage Ratio applies only to the Borrowers and its subsidiaries (other than Broadband and its subsidiaries)

Debt Service Coverage Ratio relating to the Borrowers and their subsidiaries (other than Broadband and its subsidiaries) of 1.25-to-1.00 for each quarter during which the CoBank Credit Facility is outstanding.

AFFIRMATIVE/NEGATIVE COVENANTS:
Pursuant to the Existing Agreement, there exists a set of affirmative and negative covenants customary to a transaction of this type. However, pursuant to the amendment and restatement of the First Supplement, the covenant regarding Restricted Payments has been amended to permit the making of a dividend by the Borrowers to Knology of the proceeds of loans borrowed under the CoBank facility, subject to the fulfillment of certain conditions set forth therein. Knology may use such dividend for general corporate purposes including the funding of Knoxville. Pursuant to the July 3, 2002 Amendment Letter, the Borrowers are permitted to make dividends to Knology, Inc. prior to completion of the Restructuring in an amount not to exceed $7.0 million. The affirmative and negative covenants shall apply only to the Borrowers and their subsidiaries (other than Broadband and its subsidiaries)

EVENTS OF DEFAULT:	Customary for a loan transaction of this nature. The events of default apply only to the Borrowers and their subsidiaries (other than Broadband and its subsidiaries)

CONDITIONS PRECEDENT:
Customary for a loan transaction of this nature including, but not limited to, the execution of the definitive documentation set forth on Exhibit A-1, delivery of various officer’s certificates and legal opinions, satisfactory lien search results, accuracy of representations and warranties

Exhibit A-1

Definitive Loan Documents

[See Annex B-2 to Lock-Up Agreement]

Exhibit A-2

AMORTIZATION SCHEDULE

Principal Payment Date	Amount
January 20, 2003	$817,811
April 20, 2003	833,145
July 20, 2003	848,766
October 20, 2003	864,680
January 20, 2004	880,893
April 20, 2004	897,410
July 20, 2004	914,236
October 20, 2004	931,378
January 20, 2005	948,842
April 20, 2005	966,632
July 20, 2005	984,757
October 20, 2005	1,003,221
January 20, 2006	1,022,031
April 20, 2006	1,041,194
July 20, 2006	1,060,717
October 20, 2006	1,080,605
January 20, 2007	1,100,867
April 20, 2007	1,121,508
July 20, 2007	1,142,536
October 20, 2007	1,163,959
January 20, 2008	1,185,783
April 20, 2008	1,208,016
July 20, 2008	1,230,667
October 20, 2008	1,253,742
January 20, 2009	1,277,249
April 20, 2009	1,301,198
July 20, 2009	1,325,595
October 20, 2009	1,350,450
January 20, 2010	1,375,771
April 20, 2010	1,401,567
July 20, 2010	1,427,846
October 20, 2010	1,454,618
January 20, 2011	1,481,892
April 20, 2011	1,509,675

Total	$38,409,257

Annex B-2

CoBank Loan Documents

Intentionally Omitted.

Annex C-1

Wachovia Term Sheet

KNOLOGY BROADBAND, INC.
SUMMARY OF PROPOSED TERMS AND CONDITIONS
AMENDMENT AND RESTATEMENT

July 11, 2002

The terms and conditions outlined herein are not intended to be inclusive, but rather set forth the material terms of the definitive documentation.

BORROWERS:
Consistent with the Existing Agreement (as defined below)—all of the existing and hereafter formed or acquired subsidiaries (collectively, the “Borrowers”) of KNOLOGY Broadband, Inc. (“Broadband” and collectively with the Borrowers, the “Credit Parties”).

GUARANTOR:	Broadband.

ADMINISTRATIVE AGENT:	Wachovia Bank, National Association (“Wachovia” or the “Administrative Agent”) will act as the sole and exclusive administrative agent.

EXISTING AGREEMENT:
Credit Agreement dated as of December 22, 1998 (as amended prior to the date hereof, as amended hereby and as further amended, restated, supplemented or otherwise modified prior to the date hereof) by and among the Borrowers, the Guarantor, the lenders party thereto and the Administrative Agent.

FACILITY:	A $15,465,000 million revolving credit facility (the “Facility”)

SECURITY:
The obligations of (a) the Borrowers under the Facility will be secured by a first priority perfected lien on all assets of the Borrowers, and (b) Broadband as Guarantor will be secured by a first priority perfected lien on all assets of Broadband, in each case on the same terms applicable to the Existing Facility.

MATURITY/ AMORTIZATION:
The Facility shall mature on the date (the “Maturity Date”) that is four (4) years from the date of closing of the Amendment and Restatement, with mandatory quarterly reductions in the aggregate commitment of the Lenders as set forth below.

	Quarter End	Amount of Reduction
2004	Quarter 3	$773,250.00
	Quarter 4	$773,250.00
2005	Quarter 1	$1,546,500.00
	Quarter 2	$1,933,125.00
	Quarter 3	$2,319,750.00
	Quarter 4	$2,706,375.00
2006	Quarter 1	$2,706,375.00
	Quarter 2	$2,706,375.00

To the extent not previously repaid, all outstanding principal, accrued and unpaid interest and accrued and fees and expenses shall be immediately due and payable on the Maturity Date.

INTEREST PAYMENTS:	Interest on the Facility will be due and payable quarterly in arrears.

INTEREST RATE OPTIONS:
The Borrowers’ option of (a) the Base Rate (as defined in the Existing Facility) plus an Applicable Base Rate Margin, and (b) the LIBOR Rate (as defined in the Existing Agreement) plus an Applicable LIBOR Rate Margin.

Prior to the Stage Two Effective Date (as defined below), the Applicable Base Rate Margin shall be 4.00% and the Applicable LIBOR Rate Margin shall be 5.00%. Thereafter, the Applicable Base Rate Margin and the Applicable LIBOR Rate Margin shall be determined pursuant to the performance pricing grid (based on a leverage ratio of funded debt (including any amounts related to the CoBank Guaranty (as defined below)) to LTM EBITDA) attached hereto as Exhibit I.

MANDATORY PREPAYMENTS:
The Facility will include prepayments with 100% of the net cash proceeds of (a) asset sales, (b) issuance of debt, (c) issuance of equity of Broadband or any subsidiary thereof (excluding equity issuances to the existing shareholders of Broadband in the form of additional paid in or contributed capital), (d) insurance and condemnation recoveries, and (e) commencing with fiscal year 2004, fifty percent (50%) of annual Excess Cash Flow (as defined on Exhibit II hereto).

OPTIONAL PREPAYMENTS:	The Facility may be prepaid at any time without penalty; provided that prepayment of LIBOR Rate Loans prior to the end of the applicable Interest Period is subject to payment of any funding losses.

FINANCIAL COVENANTS:	Financial covenants customary for facilities of this nature, and consistent with the financial covenants set forth in the Existing Facility, and including, but not limited to:

Stage One Financial Covenants:

(1)  Minimum Revenue:    As of the end of any fiscal quarter prior to the Stage Two Effective Date, the Credit Parties will not permit their total revenue (before discounts and allowances) for such fiscal quarter to be less than the minimum amount for such fiscal quarter end as set forth below:

Quarter End	Minimum Revenue
June 30, 2002	$25,500,000
September 30, 2002	$27,000,000

(2)  Minimum Liquidity: From the Closing Date through the end of any fiscal quarter prior to the Stage Two Effective Date, the Credit Parties shall not permit the aggregate amount of all unrestricted cash and cash equivalents of the Credit Parties, which such cash and cash equivalents are immediately available for the repayment of debt under the Facility to be less than $2,000,000.

Stage Two Financial Covenants:

(1)  Maximum Leverage Ratio:    As of the fiscal quarter ending on the Stage Two Effective Date and each fiscal quarter end thereafter, the Credit Parties shall not permit the ratio of (a) consolidated total funded debt (including any amounts related to the CoBank Guaranty (as defined below)) as of such fiscal quarter end to (b) EBITDA for the four consecutive fiscal quarters ending on or immediately prior to such date to exceed the corresponding ratio set forth below:

Quarter End	Maximum Leverage Ratio
December 31, 2002	2.75 to 1.00
March 31, 2003	2.25 to 1.00
June 30, 2003	2.00 to 1.00
September 30, 2003	1.75 to 1.00
December 31, 2003	1.50 to 1.00
March 31, 2004	1.50 to 1.00
June 30, 2004	1.50 to 1.00
September 30, 2004	1.50 to 1.00
December 31, 2004	1.50 to 1.00
March 31, 2005	1.50 to 1.00
June 30, 2005	1.50 to 1.00
September 30, 2005	1.50 to 1.00
December 31, 2005	1.50 to 1.00
March 31, 2006	1.50 to 1.00
June 30, 2006	1.50 to 1.00

(2)  Minimum Quarterly EBITDA:    As of the fiscal quarter ending on the Stage Two Effective Date and each fiscal quarter end prior to the fiscal quarter ending June 30, 2004, the Credit Parties shall not permit the amount of EBITDA for the single fiscal quarter ending on or immediately prior to such date to be less than the corresponding amount set forth below:

Quarter End	Minimum Quarterly EBITDA
December 31, 2002	$5,000,000
March 31, 2003	$5,300,000
June 30, 2003	$6,600,000
September 30, 2003	$8,000,000
December 31, 2003	$9,300,000
March 31, 2004	$10,800,000

(3)  Minimum Debt Service Coverage Ratio:    As of the fiscal quarter ending on June 30, 2004 and each fiscal quarter end thereafter, the Credit Parties shall not permit the ratio of (a) the sum of (i) EBITDA for the four consecutive fiscal quarters ending on or immediately prior to such date less (ii) taxes added back to EBITDA pursuant to the definition thereof to (b) Debt Service to be less than the corresponding ratio set forth below:

64

Quarter End	Minimum Debt Service Coverage Ratio
June 30, 2004	1.25 to 1.00
September 30, 2004	1.25 to 1.00
December 31, 2004	1.50 to 1.00
March 31, 2005	1.50 to 1.00
June 30, 2005	1.50 to 1.00
September 30, 2005	1.50 to 1.00
December 31, 2005	1.50 to 1.00
March 31, 2006	1.50 to 1.00
June 30, 2006	1.50 to 1.00

Notwithstanding the foregoing, for purposes of calculating the Minimum Debt Service Coverage Ratio as of the fiscal quarters ending June 30, 2004 and September 30, 2004, the amount of the Permitted Exchange Note Distribution shall be annualized by multiplying the actual amount of such Permitted Exchange Note Distributions by two (2).

(4) Minimum Liquidity:

(a)    From the Stage Two Effective Date (as defined below) and each fiscal quarter end thereafter through December 31, 2004, the Credit Parties shall not permit the aggregate amount of all unrestricted cash and cash equivalents of the Credit Parties, which such cash and cash equivalents are immediately available for the repayment of debt under the Facility to be less than $2,000,000; and

(b)    From January 1, 2005 and each fiscal quarter end thereafter, the Credit Parties shall not permit the aggregate amount of all unrestricted cash and cash equivalents of the Credit Parties, which such cash and cash equivalents are immediately available for the repayment of debt under the Facility to be less than $5,000,000

The foregoing financial covenants shall be subject to certain step-ups or step-downs (as applicable) to be determined by the Administrative Agent.

NEGATIVE COVENANTS:
Negative covenants customary for facilities of this nature (including prohibition on more restrictive agreements (and limitations on indebtedness other than the Facility, the CoBank Guaranty and other permitted indebtedness agreed to by the Lenders)), in addition, the following negative covenants will be amended in the following manner:

Limitations on Guaranty Obligations:    The Credit Parties shall be permitted to guaranty certain existing indebtedness of the subsidiaries of KNOLOGY, Inc. (other than Broadband and its subsidiaries) in favor of CoBank (such guaranty obligations, the “CoBank Guaranty”); provided that (a) the amount of the CoBank Guaranty shall be limited to $22.8 million, the amount necessary to fund the Note Cancellation, (b) the terms and conditions (including, without limitation, the subordination provisions applicable thereto) of the CoBank Guaranty are satisfactory to the Administrative Agent, and (c) no default or event of default has occurred and is continuing.

RESTRICTED PAYMENTS:
The existing limitations on restricted payments set forth in the Existing Agreement shall remain in full force and effect, including the provisions that permit the Borrowers to pay dividends or other distributions to Broadband solely to enable Broadband (or its direct or indirect corporate parents ) to make scheduled interest payments on Broadband’s existing Senior Discount Notes (including, without limitation, the Exchange Notes, as defined below); provided, that no such dividends or distributions shall be permitted if any event of default (other than a event of default arising solely from a breach of a representation or warranty) has occurred and is continuing; provided further, that unless an event of default consisting of (X) the failure to pay any obligations under the Facility when due, (Y) an bankruptcy or insolvency of Broadband, or (Z) a loss of material license or government authorization has occurred and is continuing, the limitation on Restricted Payments shall not prevent the Borrowers from making the dividends or distributions described above for more than 180 days in any consecutive 360 day period.

SUBORDINATION PROVISIONS:
Subordination provisions applicable to the CoBank Guaranty:    Consistent with the terms of the existing Intercreditor and Subordination Agreement, dated as of January 1, 2002, by and among Broadband, the Administrative Agent and KNOLOGY, Inc., and including without limitation, the agreement by CoBank (in such capacity, the “Subordinated Creditor”) that (a) the CoBank Guaranty is and shall be subordinate in right of order and payment to the indefeasible payment in full in cash of the Facility and the termination of all commitments thereunder the Credit Agreement, (b) the Subordinated Creditor shall not accelerate, demand, sue for, commence any collection or enforcement action or exercise any remedy with respect to the CoBank Guaranty until after the indefeasible payment in full in cash of the Facility and the termination of all commitments thereunder, and (c) the Subordinated Creditor shall not be entitled to receive any payment, either directly or indirectly, on account of the CoBank Guaranty until after the indefeasible payment in full in cash of the Facility and the termination of all commitments thereunder.

In furtherance of the foregoing, in the event that, notwithstanding such agreements, any payment received by the Subordinated Creditor in violation of such agreements shall be segregated and held in trust for the benefit of and shall be promptly paid over to, the Administrative Agent for the ratable benefit of itself and the Lenders.

CONDITIONS PRECEDENT:
Customary for Amendments and Restatements of this nature, including, but not limited to, credit documentation satisfactory to the Administrative Agent; legal opinions and other closing documentation satisfactory to the Administrative Agent; payment of all fees referred to in the Side Letter of even date and all outstanding fees and expenses of counsel to the Administrative Agent; consummation of the Recapitalization (as defined below); and the conversion of all existing intercompany debt between any Credit Party and KNOLOGY, Inc. and any of its subsidiaries (other than Broadband and its subsidiaries) in to Qualifying Equity (as defined below).

“Qualifying Equity” means equity which (a) is not redeemable for cash, (b) is not convertible into or exchangeable for debt and (c) does not permit any payment of cash dividends at any time prior to the date that is one hundred eighty one (181) days following the date on which all of the Borrowers’

Obligations under the Facility have been indefeasibly paid in full and all commitments thereunder terminated.

RECAPITALIZATION:	The “Recapitalization” shall mean the proposed recapitalization transaction of KNOLOGY, Inc., and certain of its subsidiaries, including, without limitation, the following transactions:

(1)
Existing holders of Broadband’s existing Senior Discount Notes ($444.1mm face) exchange such notes for: (a) $193,500,000 Senior Unsecured Notes: 12% coupon notes of KNOLOGY, Inc. (the “Exchange Notes”), which shall provide for the option to make interest payments in kind (the “PIK Option”) during any payment period occurring during the first eighteen (18) months after the closing of the Amendment and Restatement (the “PIK Option Period”); provided that for any payment period with respect to which the PIK Option has not been exercised, the interest rate applicable to the Exchange Notes for such payment period during the PIK Period shall be reduced to eleven percent (11%), and (b) equity for 19.3% of KNOLOGY, Inc., in each case on terms and conditions set forth in the Exchange Offer Term Sheet attached hereto as Exhibit III; provided that any material modifications, additions, or supplements to the Exchange Offer Term Sheet shall be subject to the prior approval of the Administrative Agent in its sole discretion;

(2)	Receipt by KNOLOGY, Inc. of net cash proceeds of at least $39 million of equity issuances on the terms and conditions set forth in the Exchange Offer Term Sheet; and

(3)	Broadband’s existing Senior Discount Notes owned by Valley Telephone Company, Inc. are cancelled (the “Note Cancellation”).

AMENDMENT AND RESTATEMENT FEE:	As set forth in the Side Letter of even date.

COUNSEL TO ADMINISTRATIVE AGENT:	Kennedy Covington Lobdell & Hickman, L.L.P.

MISCELLANEOUS:
This summary of terms and conditions does not purport to summarize all the conditions, representations, warranties and other provisions which would be contained in definitive documentation for the Amendment and Restatement contemplated hereby. Terms of the Existing Agreement not specifically identified for amendment herein shall remain in full force and effect.

EXHIBIT I

Pricing Grid

The Applicable Margin will be determined according to the following grid by reference to the Leverage Ratio, with each change in the Applicable Margin to be effective 10 days after delivery to the Administrative Agent of quarterly or annual financial statements and a compliance certificate showing the Leverage Ratio as of the last day of the fiscal quarter most recently ended.

Tier	Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Loans
I	Greater than or equal to 2.00 to 1.00	4.00%	5.00%
II	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	3.50%	4.50%
III	Less than 1.50 to 1.00	3.00%	4.00%

Notwithstanding the foregoing, the initial Applicable Margin will be set at 5.00% for LIBOR Loans and 4.00% for Base Rate Loans until the Stage Two Effective Date. If at any time the Borrower shall have failed to deliver the financial statements and a covenant compliance certificate as required by the definitive credit documentation, or if at any time an event of default shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such statements and certificate are required to have been delivered (or the date of occurrence of such event of default, as the case may be) to the date on which the same shall have been delivered (or such event of default cured or waived, as the case may be), the Applicable Margin percentage shall be set at Tier I (notwithstanding the actual Leverage Ratio).

EXHIBIT II

Definitions

“Debt Service” means, for any Credit Party, for any period, the sum of the following determined on a Consolidated basis, without duplication, for such Credit Party and its Subsidiaries in accordance with generally accepted accounting principles, (a) the aggregate amount of all principal and interest payments in respect of senior debt (to included debt under the Facility and any other debt that ranks pari passu with such debt) during such period plus (b) the aggregate amount of all Permitted Exchange Note Distributions during such period.

“EBITDA” means, for any Credit Party, for any period, the sum of the following determined on a Consolidated basis, without duplication, for such Credit Party and its Subsidiaries in accordance with generally accepted accounting principles: (a) net income for such period (excluding any gains or losses from the sale of assets) plus (b) the sum of the following to the extent deducted in determining net income: (i) income and franchise taxes and real, personal, and intangible property taxes, (ii) Interest Expense (excluding all Permitted Exchange Note Distributions), and (iii) amortization, depreciation and other non-cash charges less (c) interest income and any extraordinary gains plus (d) extraordinary losses approved by the Administrative Agent in its sole discretion.

“Excess Cash Flow” means, for any period of determination determined in accordance with generally accepted accounting principles, the sum of (a) EBITDA of the Credit Parties and their Subsidiaries for such period, minus (b) income taxes (to the extent such taxes are paid in cash) and Interest Expense paid in cash and deducted in the determination of net income for such period, minus (c) all principal payments (whether scheduled payments or optional prepayments, but excluding mandatory prepayments) made in respect of debt during such period, minus (d) all capital expenditures net of the proceeds of debt used to fund such capital expenditures, plus or minus, as applicable, (e) the net change in the working capital of the Credit Parties and their Subsidiaries during such period minus (f) cash consideration paid for permitted acquisitions net of the proceeds of any debt used to fund any such cash consideration.

“Interest Expense” means, with respect to the Credit Parties and their Subsidiaries for any period, the sum of (a) the gross interest expense (including, without limitation, interest expense attributable to capital leases and all net payment obligations pursuant to hedging agreements) of the Credit Parties and their Subsidiaries plus (b) the amount of any Permitted Exchange Note Distribution during such period, all determined for such period on a Consolidated basis, without duplication, in accordance with generally accepted accounting principles.

“Permitted Exchange Note Distribution” means any dividend or distribution for the benefit of the Parent made by the Guarantor directly to the Trustee under the Exchange Notes in order to fund the payment of scheduled interest payments on the Exchange Notes which are due and payable or will become due and payable at the time of such dividend or distribution.

“Stage Two Effective Date” shall mean the fiscal quarter ending December 31, 2002.

EXHIBIT III

Exchange Offer Term Sheet

[See Annex A to Lock-Up Agreement]

Annex C-2

Wachovia Loan Documents

Amended and Restated Credit Agreement (including schedules and exhibits and the guaranty of Broadband)

Notes
Reaffirmation Agreement (including all schedules and exhibits)

Collateral Agreement from each of Broadband and its Subsidiaries

Secretary Certificates and other Closing Certificates

UCC-1 Financing Statements

Confirmation of Title Insurance

Deeds of Trust, Mortgages and other applicable real property collateral documents

Such other agreements, documents and instruments as are in good faith requested by Wachovia and are consistent with the Wachovia Term Sheet

Annex D

Summary of Intercompany Loan Facility/DIP Financing

Lender:	Knology, Inc. (the “Lender”)

Borrower:	Knology Broadband, Inc. (“Broadband”)

Guarantors:	Subsidiaries of Broadband

Facility:
$ 34.5 million secured subordinated revolving facility; amounts outstanding under the pre-petition Knology/ Broadband facility as of the petition date will be included in determining availability under the DIP Facility; the facility will be uncommitted and will be made at the discretion of the Lender. As of the date of the Lock-Up Agreement, $13,024,127.66 million of advances are outstanding thereunder.

Collateral:	Second-priority lien and security interest junior to the lien and security interest of Wachovia under the Wachovia Credit Facility in substantially all of the assets of Borrower and Guarantors.

Interest Rate:	LIBOR plus 5.00%; pursuant to Subordination Agreement, interest shall accrue but shall not be payable until the payment in full of the Wachovia Credit Facility.

Maturity:	Payable in full in a single installment on the later to occur of (i): November 15, 2003 or (ii) the date one year after the termination date of the Wachovia Credit Facility.

Subordination:
This facility will be subordinated to the Wachovia Credit Facility pursuant to the terms of that certain Intercreditor and Subordination Agreement dated as of January 1, 2002 by and among the Lender, the Borrower and Wachovia, as Administrative Agent. Among other provisions under the Subordination Agreement, the Borrower may not pay, and the Lender may not accept or receive, any payment of principal or interest until the payment in full in cash of the Wachovia Credit Facility.

Exhibit I
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (as defined below) by and among Knology, Inc., a Delaware corporation (the “Company”) and the investors (the “Investors” and each an “Investor”) in the 12% Senior Notes due 2009 of the Company (the “Notes”).

The Investors are receiving the Notes pursuant to either (i) the consensual exchange (the “Exchange Offer”) of the 11 7/8% Senior Discount Notes due 2007 (the “Old Notes”) of Knology Broadband, Inc. (“Broadband”) for Notes and shares of Series D preferred stock, par value $.01 per share, of the Company (“Series D Preferred Stock”) and Series E preferred stock, par value $.01 per share, of the Company (“Series E Preferred Stock” and collectively with the Series D Preferred Stock, the “New Preferred Stock”) or (ii) the exchange of the Old Notes for Notes and New Preferred Stock pursuant to confirmation and effectiveness of a prepackaged plan of reorganization in bankruptcy (the “Prepackaged Plan”), in each case as described in greater detail in the Offering Circular and Solicitation Statement, dated July 25, 2002 (including any amendments or supplements thereto, the “Offering Circular”). The date of the completion of the Exchange Offer is referred to as the “Exchange Offer Closing Date” and the effectiveness of the Prepackaged Plan is referred to herein as the “Prepackaged Plan Closing Date.” The Notes will be issued pursuant to an Indenture (the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”). As an inducement to holders of Old Notes to tender the Old Notes for exchange in the Exchange Offer or to vote for acceptance of the Prepackaged Plan, the Company agrees with the Investors, for the benefit of the Investors and the holders of the Securities (as defined below) (such Investors and other holders, including Houlihan Lokey Howard & Zukin Capital, collectively the “Holders”), as follows:

1.  Registered Exchange Offer.    Unless not permitted by applicable law (after the Company has complied with the ultimate paragraph of this Section 1), the Company shall prepare and, not later than 40 days (such 40th day being the “Filing Deadline”) after the Exchange Offer Closing Date, file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of debt securities of the Company issued under the Indenture, identical in all material respects to the Notes and registered under the Securities Act (the “Exchange Securities”). The Company shall (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act within 105 days after the Exchange Offer Closing Date (such 105th day being the “Effectiveness Deadline”) and (ii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”) and thereafter until such time as the Company has issued Exchange Securities in exchange for all Transfer Restricted Securities that have been properly tendered for exchange during the Exchange Offer Registration Period. The Notes and the Exchange Securities are herein collectively called the “Securities.”

If the Company commences the Registered Exchange Offer, the Company (i) will be entitled to consummate the Registered Exchange Offer no earlier than 20 business days after such commencement (provided that the Company has accepted all the Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) will be required to consummate the Registered Exchange Offer no later than 145 days after the Exchange Offer Closing Date (such 145th day being the “Consummation Deadline”).

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Notes for Exchange Securities (assuming that such Holder (i) is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, (ii) acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and (iii) is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, each Holder which is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

The Company shall keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

In connection with the Registered Exchange Offer, the Company shall:

(a)  mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)  utilize the services of a depositary for the Registered Exchange Offer with an address in The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)  otherwise comply with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(x)  accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

(y)  deliver to the Trustee for cancellation all the Notes so accepted for exchange; and

(z)  cause the Trustee to authenticate and deliver promptly to each Holder of the Notes a principal amount of Exchange Securities equal in principal amount to the Notes of such Holder so accepted for exchange.

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If, following the date hereof, there has been announced a change in Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company will seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer. The Company will pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company will take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including, without limitation, (i) participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Registered Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

2.  Shelf Registration.    If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) for any reason the Registered Exchange Offer is required but is not consummated by the 145th day after the Exchange Offer Closing Date, (iii) any Investor so requests with respect to Notes not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer, (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities in the Registered Exchange Offer and any such Holder so requests, (v) such Holder may not resell or otherwise transfer the Exchange Securities acquired by it in the Registered Exchange Offer without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate for such resales by such Holder, and such Holder so requests, (vi) such Holder is an Exchanging Dealer and owns Notes acquired directly from the Company or an affiliate of the Company, and such Holder so requests or (vii) any Holder is an affiliate of the Company and any such Holder so requests, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through

(vii) occur, including in the case of clauses (iii), (iv), (v), (vi) or (vii) the receipt of the required notice, being a “Trigger Date”):

(a)  The Company shall promptly (but in no event more than 40 days after the Trigger Date) file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective no later than 105 days after the Trigger Date a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof (in the case of clauses (iii), (iv), (v), (vi) or (vii), however, only those Transfer Restricted Securities held by Investors or Holders delivering the applicable notice) from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, that no Holder (other than an Investor) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto, (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof), or (iii) in the case of Securities held by any affiliate of the Company, are no longer control securities (within the meaning of Rule 144 under the Securities Act, or any successor rule thereof). Subject to the provisions of Section 6(b) hereof, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c)  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall (i) cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission, (ii) ensure that the Shelf Registration Statement and any amendments thereto do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) ensure that any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus, does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

3.  Registration Procedures.    In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a) the Company shall prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Exchanging Dealer);

(b) The Company shall use its best efforts to register or qualify the Transfer Restricted Securities under all applicable state securities or “blue sky” laws of such jurisdiction as any Holder of Transfer Restricted Securities covered by a Registration Statement and each underwriter of an underwritten offering of Transfer Restricted Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(b), or (ii) take any action which would submit it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(c)  The Company shall (i) furnish to each Investor and each Holder making any request pursuant to clauses (iii), (iv) or (v) of Section 2 hereof, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and the Company shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as any such Investor or Holder reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Investor or Holder, include the information required by Items 507 or 508 of Regulation S–K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to such Investors, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker–dealer that is the beneficial owner (as defined in Rule 13d–3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker–dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Investors based upon advice of counsel, represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

(d)  The Company shall give written notice to the Investors, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)  when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)  of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(e)  The Company shall make every reasonable effort to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(f)  The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)  The Company shall deliver to each Investor, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Investor, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)  Prior to any public offering of the Securities pursuant to any Registration Statement the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)  The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)  Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Investors, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Investors, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Investors, the Holders of the Securities and any known Participating Broker–Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(g).

(k)  Not later than the effective date of the applicable Registration Statement, the Company will provide CUSIP numbers for the Notes or the Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Notes or the Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

(l)  The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)  The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)  The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may (i) exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request and (ii) shall not be obligated to pay Additional Interest on such Securities to such Holder from the date of such failure until such time that the Holder provides the required information.

(o)  The Company shall enter into such customary agreements (including, if requested, subject to the terms of Section 8 below, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration; provided, that the Company shall not be required to affect more than one underwritten offering in any 12-month period.

(p)  In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by one counsel designated by and on behalf of such Holders as described in Section 4 hereof and only after execution of a Confidentiality Agreement reasonably satisfactory to the Company.

(q)  In the case of any underwritten offering conducted pursuant to the Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters thereof and dated, in the case of the initial opinion, the later of the effective date of such Shelf Registration Statement or the date such underwriting agreement is executed by the Company (it being agreed that the matters to be covered by such opinion shall include the due incorporation and good standing of the Company and its subsidiaries, if applicable; the qualification of the Company and its subsidiaries, if applicable, to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries, if applicable; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(m) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post–effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities; and (iii) to the extent reasonably available, its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)  If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities, the Company shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Securities; in no event shall the Notes be marked as paid or otherwise satisfied.

(s)  In the event that any broker–dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker–dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(t)  The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4.  Registration Expenses.    (a)  All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

(i)  all registration and filing fees and expenses;

(ii)  all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)  all expenses of printing (including printing certificates for the Securities to be issued in the Registered Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone;

(iv)  all fees and disbursements of counsel for the Company;

(v)  all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system if required pursuant hereto; and

(vi)  all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b)  In connection with any Registration Statement required by this Agreement, the Company will reimburse the Investors and the Holders of Transfer Restricted Securities who are tendering Notes in the Registered Exchange Offer and/or selling or reselling Securities pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Milbank, Tweed, Hadley & McCloy LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

5.  Indemnification.    (a)  The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)  Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of the Securities pursuant to such Registration Statement. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c)  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party to the extent not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)  The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6.  Additional Interest Under Certain Circumstances.    (a)  Additional interest (the “Additional Interest”) with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a “Registration Default”):

(i)  the Exchange Offer Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

(ii)  the Exchange Offer Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the Effectiveness Deadline;

(iii)  the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline; or

(iv)  any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable (except as set forth in subsection (b) of this Section 6) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (the “Additional Interest Rate”) for each 60-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 60-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 2.50% per annum.

(b)  A Registration Default referred to in Section 6(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration

Default has occurred solely as a result of (x) the filing of a post–effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 40 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)  Any amounts of Additional Interest due pursuant to Section 6(a) will be payable in cash on the regular interest payment dates, but only with respect to the Securities to which such Registration Default applies. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Securities to which such Registration Default applies and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d)  “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been exchanged by a person other than an affiliate of the Company or by broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

7.  Rules 144 and 144A.    The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Holders upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.  Underwritten Registrations.    If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering; provided, that such Managing Underwriters shall be reasonably acceptable to the Company. The Holders of any Transfer Restricted Securities offered pursuant to any underwritten offering shall bear the expense of any underwriters’ or brokers’ discounts or commissions with respect to such Transfer Restricted Securities.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.  Miscellaneous.

(a)  Remedies.    The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Investors or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Investor or Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance in which a remedy at law would be adequate.

(b)  No Inconsistent Agreements.    The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)  Amendments and Waivers.    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

(d)  Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)  if to an Investor or to a Holder of the Securities, at the most current address given by such Investor or Holder to the Company.

(2)  if to the Company, at its address as follows:

Knology, Inc.
1241 O. G. Skinner Drive
West Point, GA 31833
Fax No.: (706) 645-1446
Attention: General Counsel

with a copy to:

Alston & Bird LLP
601 Pennsylvania Avenue, NW
North Building, 10th Floor
Washington, DC 20004
Fax No: (202) 756-3333
Attention: David E. Brown, Jr.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e)  Third Party Beneficiaries.    The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Investors, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f)  Successors and Assigns.    This Agreement shall be binding upon the Company and its successors and assigns.

(g)  Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each Investor acquiring Notes in the Exchange Offer shall become party to this Agreement by virtue of such Investor’s execution of the Letter of Transmittal delivered with the Offering Circular, unless such Investor has indicated in the Letter of Transmittal that such Investor declines to become party to this Agreement.

(h)  Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(j)  Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)  Securities Held by the Company.    Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

KNOLOGY, INC.

By:
 Name:
 Title:

The Investors

By:

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 , 2003, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)	In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

☐  CHECK HERE IF YOU ARE A BROKER–DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker–dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Manually signed facsimile copies of the Letter of Transmittal and Ballots will be accepted. The Letter of Transmittal, certificates for Old Notes, Ballots and any other required documents should be sent or delivered by each holder of Old Notes or such holder’s broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of its addresses set for the below.

The Exchange Agent for the Recapitalization Plan and the Voting Agent for the solicitation of votes on acceptance of the Prepackaged Plan is:

Wilmington Trust Company

By Mail:	By Overnight Delivery:	By Hand Delivery:

DC-1615 Reorg Services PO Box 8861 Wilmington, DE 19899-8861 Attn: Corporate Trust Reorg Services	1100 North Market St. Wilmington, DE 19890-1615 Attn: Corporate Trust Reorg Services	(9:00 a.m. –5:00 p.m.) New York City Time 1100 North Market St. Wilmington, DE 19890-1615 Attn: Corporate Trust Reorg Services

Facsimile Transmission:
(302) 636-4145

Confirm receipt of Facsimile
by Telephone:
(302) 636-6472

Questions and requests for assistance or for additional copies of this Offering Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery or Ballots may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Recapitalization Plan or the Prepackaged Plan.

The Information Agent for the Recapitalization Plan and the solicitation of votes of acceptance on the Prepackaged Plan is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
(800) 322-2885 (Toll Free)

The Dealer Manager for the Recapitalization Plan and the solicitation of votes of acceptance on the Prepackaged Plan is:

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3829
(212) 538-0653 (Call Collect)